As filed with the Securities and Exchange Commission on September 30, 1998
                                             Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                               Patriot Bank Corp.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                        6712                       23-2820537
-------------------------        -----------------              ----------------
(State or other jurisdic-        (Primary Standard              (I.R.S. Employer
tion of incorporation or         Industrial Class-              Identification
organization)                    ification Code                 No.)
                                 Number)

                            High and Hanover Streets
                          Pottstown, Pennsylvania 19464
                                 (610) 323-1500
               ---------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Joseph W. Major
                      President and Chief Executive Officer
                               Patriot Bank Corp.
                            High and Hanover Streets
                          Pottstown, Pennsylvania 19464
                                 (610) 323-1500
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                   ------------------------------------------

                            First Lehigh Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

      Pennsylvania                       6712                     23-2218479
-------------------------          -----------------           -----------------
(State or other jurisdic-          (Primary Standard           (I.R.S. Employer
tion of incorporation or           Industrial Class-           Identification
organization)                      ification Code              No.)
                                   Number)

                                 1620 Pond Road
                          Allentown, Pennsylvania 18104
                                 (610) 398-6660
               ---------------------------------------------------
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 Wilbur R. Roat
                      President and Chief Executive Officer
                            First Lehigh Corporation
                                 1620 Pond Road
                          Allentown, Pennsylvania 18104
                                 (610) 398-6660
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                   ------------------------------------------

                    To be consolidated into a new Pennsylvania corporation known as Patriot Bank Corp.

with a copy to:                               with a copy to:


Jeffrey P. Waldron, Esquire                   Kathleen M. Shay, Esquire
Stevens & Lee                                 Duane, Morris & Heckscher LLP
111 North Sixth Street                        4200 One Liberty Place
P.O. Box 679                                  Philadelphia, PA  19103-7396
Reading, PA  19603

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of        Amount to be       Proposed     Proposed     Amount of
each class      registered (1)     maximum      maximum      registra-
of secur-                          offering     aggregate    tion fee (2)
ities to be                        price per    offering
registered                         unit         price
--------------------------------------------------------------------------------

Common Stock,     7,691,771         Not           Not
no par value      shares            applicable    applicable    $26,422

--------------------------------------------------------------------------------

(1) Based on the maximum number of shares of common stock of Patriot Bank Corp., a new Pennsylvania corporation to be formed upon the filing of the articles of consolidation (the "Holding Company"), that may be issued in connection with the proposed consolidation (the "Consolidation") of Patriot Bank Corp. ("Patriot") and First Lehigh Corporation ("First Lehigh"), and the conversion of all outstanding shares of common stock and preferred stock of Patriot and First Lehigh (other than dissenting shares under Pennsylvania law and shares directly or indirectly owned by Patriot or First Lehigh) into shares of common stock of the Holding Company. In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the agreement relating to the Consolidation.

(2) Estimated solely for purposes of calculating the registration fee. Computed in accordance with Rule 457(f)(1), on the basis of (i) the closing sale price of the common stock of Patriot on September 24, 1998 of $12.50 with respect to 5,333,336 shares of Patriot common stock to be exchanged in the Consolidation and unexercised options to purchase 644,391 shares of Patriot common stock, and (ii) the average of the bid and asked prices of the common stock of First Lehigh on September 24, 1998 of $4.6875 with respect to 3,495,963 shares of First Lehigh common stock and shares of First Lehigh preferred stock to be exchanged in the Consolidation and unexercised options to purchase 60,000 shares of First Lehigh common stock.

                           --------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                       [Letterhead of Patriot Bank Corp.]

                               PATRIOT BANK CORP.
                            High and Hanover Streets
                          Pottstown, Pennsylvania 19464

                                November __, 1998



Dear Shareholder:

         You are cordially invited to attend a special meeting of the shareholders (the "Patriot Special Meeting") of Patriot Bank Corp. ("Patriot") which will be held at __________________________________________________,
Pottstown, Pennsylvania, at 3:00 p.m., local time, on December __, 1998.

         At the Patriot Special Meeting, shareholders will be asked to approve and adopt the Agreement and Plan of Consolidation (the "Agreement") dated as of July 28, 1998, by and between First Lehigh Corporation ("First Lehigh") providing for the consolidation (the "Consolidation") of Patriot and First Lehigh into Patriot Bank Corp., a Pennsylvania corporation to be formed upon completion of the Consolidation (the "Holding Company") and the conversion of each outstanding share of common stock of Patriot (other than any shares directly or indirectly owned by Patriot or First Lehigh) into 1.0 share of common stock of the Holding Company, all as more fully described in the accompanying Proxy Statement/Prospectus. Completion of the Consolidation is subject to certain conditions, including the approval of the Agreement by the shareholders of Patriot and First Lehigh and the approval of the Consolidation by various regulatory agencies.

         The accompanying Proxy Statement/Prospectus and its Annexes contain important information concerning the Consolidation. Please read all of these materials carefully.

         The Board of Directors of Patriot has carefully considered and unanimously approved the Agreement and believes that the Consolidation is in the best interests of Patriot and its Shareholders. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AGREEMENT.

         Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Patriot Special Meeting, the Board of Directors of Patriot urges you to complete, sign, date and return the enclosed Proxy Card promptly in the enclosed postage-paid envelope. This will not prevent you from voting in person at the Patriot Special Meeting but will ensure that your vote is counted if you are unable to attend.

         Thank you very much for your continued interest and support. We look forward to seeing you at the Patriot Special Meeting.

                                           Sincerely,



                                           Joseph W. Major
                                           President and Chief Executive Officer

                               PATRIOT BANK CORP.
                            High and Hanover Streets
                          Pottstown, Pennsylvania 19464
                                 (610) 323-1500

                              --------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                         To Be Held on December __, 1998



         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (including any adjournment or postponement, the "Patriot Special Meeting") of PATRIOT BANK CORP. ("Patriot") will be held at __________________________________, Pottstown, Pennsylvania, at 3:00 p.m., local time, on December __, 1998, to consider the following matters, all as more fully described in the accompanying Joint Proxy Statement/Prospectus:

          1. To consider and vote upon the Agreement and Plan of Consolidation (the "Agreement") dated as of July 28, 1998, by and between Patriot and First Lehigh Corporation ("First Lehigh"), pursuant to which Patriot and First Lehigh will be consolidated (the "Consolidation") into Patriot Bank Corp., a Pennsylvania corporation to be formed upon completion of the Consolidation (the "Holding Company"). The Agreement provides that (a) each Patriot shareholder will receive, for each outstanding share of the common stock of Patriot held by such person, 1.0 share of the common stock of the Holding Company, and (b) if the average value of a share of Patriot common stock, determined in accordance with the Agreement over a twenty trading day period immediately preceding the effective date of the Consolidation (the "Patriot Market Value"), is between $14.71 and $17.97, then each First Lehigh shareholder will receive, for each outstanding share of the common stock of First Lehigh and each share of Senior Preferred Stock of First Lehigh held by such person, .428 shares of the common stock of the Holding Company, and each First Lehigh shareholder will receive, for each outstanding share of Series A Preferred Stock held by such person, .342 shares of the common stock of the Holding Company. If the Patriot Market Value is less than $14.71, then each share of First Lehigh common stock and Senior Preferred Stock will be converted into such number of shares as is equal to $6.30 divided by the Patriot Market Value and each share of Series A Preferred Stock will be converted into such number of shares as is equal to $5.04 divided by the Patriot Market Value; provided that if the Patriot Market Value is less than $13.07, then Patriot can elect to have each share of First Lehigh common stock and Senior Preferred Stock converted into .482 shares of Holding Company common stock and each share of Series A Preferred Stock will be converted into .38562 shares of Holding Company common stock. If the Patriot Market Value is greater than $17.97, then each share of First Lehigh common stock and Senior Preferred Stock will be converted into such number of shares as is equal to $7.69 divided by the Patriot Market Value and each share of Series A Preferred Stock will be converted into such number of shares as is equal to $6.15 divided by the Patriot Market Value. First Lehigh has the right to terminate the Agreement if the Patriot Market Value is less than $12.26.

          2. To vote on adjournment of the Patriot Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Patriot Special Meeting to approve the Agreement.

          3. To consider such other matters as may properly be brought before the Patriot Special Meeting.

         The Board of Directors of Patriot has fixed the close of business on ____________, 1998, as the record date for determining shareholders entitled to notice of, and to vote at, the Patriot Special Meeting.

         The Board of Directors of Patriot believes that the Consolidation is fair to and in the best interests of Patriot and its shareholders and recommends that shareholders vote "FOR" approval of the Agreement.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE PATRIOT SPECIAL MEETING, THE BOARD OF DIRECTORS OF PATRIOT URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE PATRIOT SPECIAL MEETING BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND.

         PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                                        By order of the Board of Directors


                                        Paulette A. Strunk
                                        Secretary


Pottstown, Pennsylvania
November __, 1998

                          [LETTERHEAD OF FIRST LEHIGH]

                                November __, 1998


Dear Shareholder:

         You are cordially invited to attend a special meeting of shareholders (the "First Lehigh Special Meeting") of First Lehigh Corporation ("First Lehigh") to be held on _________________, December __, 1998, at 11:00 a.m., local time, at ______________________________, Allentown, Pennsylvania.

         At the First Lehigh Special Meeting, shareholders will be asked to consider and vote upon the adoption and approval Agreement and Plan of Consolidation dated as of July 28, 1998 (the "Agreement"), by and between First Lehigh and Patriot Bank Corp. ("Patriot"), providing for (a) the consolidation (the "Consolidation") of Patriot and First Lehigh into Patriot Bank Corp., a Pennsylvania corporation to be formed upon completion of the Consolidation (the "Holding Company"), (b) the conversion of each outstanding share of common stock, Senior Preferred Stock, and Series A Preferred Stock of First Lehigh (other than any dissenting shares under Pennsylvania law and shares directly or indirectly owned by Patriot or First Lehigh) into shares of common stock of the Holding Company, all as more fully described in the accompanying Proxy Statement/Prospectus. The Holding Company will pay cash to First Lehigh shareholders in lieu of issuing fractional shares of common stock of the Holding Company. Completion of the Consolidation is subject to certain conditions, including the approval of the Agreement by the shareholders of First Lehigh and Patriot and the approval of the Consolidation by various regulatory agencies.

         The accompanying Proxy Statement/Prospectus and its Annexes contain important information concerning the Consolidation. Please read all of these materials carefully.

         The Board of Directors of First Lehigh has carefully considered and unanimously approved the Agreement after considering various factors, including the fairness opinion of Danielson Associates Inc., First Lehigh's financial advisor, and believes that the Consolidation is fair to and in the best interests of First Lehigh and its shareholders. ACCORDINGLY, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE AGREEMENT.

         Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the First Lehigh Special Meeting, the Board of Directors of First Lehigh urges you to complete, sign, date and return the enclosed Proxy Card promptly in the enclosed postage-paid envelope. This will not prevent you from voting in person at the First Lehigh Special Meeting but will ensure that your vote is counted if you are unable to attend.

         Thank you very much for your continued interest and support. We look forward to seeing you at the First Lehigh Special Meeting.

                                         Sincerely yours,


                                         Wilbur R. Roat,
                                         President and Chief Executive Officer

                            FIRST LEHIGH CORPORATION
                                 1620 Pond Road
                          Allentown, Pennsylvania 18104
                              --------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                         To Be Held on December __, 1998
                              --------------------

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (including any adjournment or postponement, the "First Lehigh Special Meeting") of First Lehigh Corporation ("First Lehigh"), a Pennsylvania corporation, will be held on _______________, December __, 1998, at 11:00 a.m., local time, at
_____________________, Allentown, Pennsylvania, to consider and vote upon the following matters, all as more fully described in the accompanying Joint Proxy Statement/Prospectus:

         1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Consolidation (the "Agreement") dated as of June 28, 1998, by and between Patriot Bank Corp. ("Patriot"), and First Lehigh, a copy of which is attached as Annex A to the Joint Proxy Statement/Prospectus accompanying this Notice, which contemplates that, among other things, (a) Patriot and First Lehigh will be consolidated (the "Consolidation") into Patriot Bank Corp., a Pennsylvania corporation to be formed upon completion of the Consolidation (the "Holding Company"), (b) if the average value of a share of Patriot common stock, determined in accordance with the Agreement, over a twenty trading day period immediately preceding the effective date of the Consolidation (the "Patriot Market Value") is greater than or equal to $14.71 and less than or equal to $17.97, then each First Lehigh shareholder will receive for each outstanding share of the common stock and Senior Preferred Stock of First Lehigh held by such person .428 shares of the common stock of the Holding Company, and each First Lehigh shareholder will receive for each outstanding share of Series A Preferred Stock of First Lehigh held by such person .342 shares of the common stock of the Holding Company and (c) each Patriot shareholder will receive for each outstanding share of the common stock of Patriot held by such person 1.0 shares of the common stock of the Holding Company. If the Patriot Market Value is less than $14.71, then each share of First Lehigh common stock and Senior Preferred Stock will be converted into such number of shares as is equal to $6.30 divided by the Patriot Market Value and each share of Series A Preferred Stock will be converted into such number of shares as is equal to $5.04 divided by the Patriot Market Value; provided that if the Patriot Market Value is less than $13.07, then Patriot can elect to have each share of First Lehigh common stock and Senior Preferred Stock converted into .482 shares of Holding Company common stock and each share of

Series A Preferred Stock converted into .38562 shares of Holding Company stock; provided further, however, that if the Patriot Market Value is less than $12.26, First Lehigh has the right to terminate the Agreement prior to the effective date of the Consolidation. If the Patriot Market Value is greater than $17.97, then each share of First Lehigh common stock and Senior Preferred Stock will be converted into such number of shares as is equal to $7.69 divided by the Patriot Market Value and each share of Series A Preferred Stock will be converted into such number of shares as is equal to $6.15 divided by the Patriot Market Value.

         2. The adjournment of the First Lehigh Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the First Lehigh Special Meeting to approve and adopt the Agreement.

         3. The transaction of such other business as may properly be brought before the First Lehigh Special Meeting.

         The Board of Directors of First Lehigh has fixed the close of business on __________, 1998 as the record date for determining shareholders entitled to notice of, and to vote at, the First Lehigh Special Meeting. Approval of the Agreement will require (i) the affirmative vote of the holders of at least 80% of the outstanding shares of First Lehigh Common Stock, (ii) the affirmative vote of the holders of at least 80% of the outstanding shares of the Series A Preferred Stock and (iii) the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of the Senior Preferred Stock.

         The Board of Directors of First Lehigh has carefully considered the terms of the Agreement and has unanimously concluded that such terms are fair and believes that the Consolidation is fair to and in the best interests of First Lehigh and its shareholders and recommends that shareholders vote "FOR" approval and adoption of the Agreement.

         YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND THE FIRST LEHIGH SPECIAL MEETING, THE BOARD OF DIRECTORS OF FIRST LEHIGH URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE FIRST LEHIGH SPECIAL MEETING BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOU ARE UNABLE TO ATTEND.

         PLEASE DO NOT SEND IN ANY CERTIFICATES FOR YOUR SHARES AT THIS TIME.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            ------------------------------,
                                            Secretary

Allentown, Pennsylvania
November __, 1998

--------------------------------------------------------------------------------

                 PATRIOT BANK CORP. and FIRST LEHIGH CORPORATION

                              JOINT PROXY STATEMENT
                              --------------------
                                   PROSPECTUS
                              ---------------------

--------------------------------------------------------------------------------

         This Joint Proxy Statement/Prospectus is being furnished to shareholders of Patriot Bank Corp., a Delaware corporation ("Patriot"), and to shareholders of First Lehigh Corporation, a Pennsylvania corporation ("First Lehigh"), in connection with the solicitation of proxies by the respective Boards of Directors of Patriot and First Lehigh for use at the Special Meeting of Shareholders of Patriot (including any adjournments or postponements thereof, the "Patriot Special Meeting") and the Special Meeting of Shareholders of First Lehigh (including any adjournments or postponements thereof, the "First Lehigh Special Meeting" and, together with the Patriot Special Meeting, the "Meetings") to be held on December __, 1998.

         This Proxy Statement/Prospectus relates to an Agreement and Plan of Consolidation (the "Agreement") dated as of July 28, 1998, by and between Patriot and First Lehigh, pursuant to which Patriot and First Lehigh will be consolidated (the "Consolidation") into Patriot Bank Corp., a Pennsylvania corporation to be formed upon completion of the Consolidation (the "Holding Company"). In the Consolidation, (a) each share of common stock, par value $0.01 per share, of Patriot (the "Patriot Common Stock"), other than any shares directly or indirectly owned by Patriot or First Lehigh other than in a fiduciary capacity that are beneficially owned by third parties or as a result of debts previously contracted ("Excluded Shares"), will be converted into and become the right to receive 1.0 shares of the common stock of the Holding Company, (b) each share of common stock, par value $0.01 per share, of First Lehigh (the "First Lehigh Common Stock") and each share of Senior Preferred Stock, par value $0.01 per share, of First Lehigh (the "Senior Preferred Stock"), other than (i) any dissenting shares under Pennsylvania law ("Dissenting Shares"), and (ii) Excluded Shares, will be converted into and become the right to receive .428 shares of the common stock of the Holding Company, and (d) each share of Series A Preferred Stock, par value $0.01 per share, of First Lehigh (the "Series A Preferred Stock"), other than Dissenting Shares and Excluded Shares, will be converted into and become the right to receive .342 shares of the Common Stock of the Holding Company; provided that the average value of a share of Patriot Common Stock, determined in accordance with the Agreement, over a twenty trading day period immediately preceding the effective date (the "Closing Date") of the Consolidation (the "Patriot Market

Value") is greater than or equal to $14.71 and less than or equal to $17.97. If the Patriot Market Value is less than $14.71, then each share of First Lehigh Common Stock and Senior Preferred Stock will be converted into such number of shares as is equal to $6.30 divided by the Patriot Market Value and each share of Series A Preferred Stock will be converted into such number of shares as is equal to $5.04 divided by the Patriot Market Value; provided that if the Patriot Market Value is less than $13.07, then Patriot can elect to have each share of First Lehigh Common Stock and Senior Preferred Stock converted into .482 shares of Holding Company Common Stock and each share of Series A Preferred Stock converted into .38562 shares of Holding Company Common Stock. If the Patriot Market Value is greater than $17.97, then each share of First Lehigh Common Stock and Senior Preferred Stock will be converted into such number of shares as is equal to $7.69 divided by the Patriot Market Value and each share of Series A Preferred Stock converted into such number of shares as is equal to $6.15 divided by the Patriot Market Value. First Lehigh has the right to terminate the Agreement if the Patriot Market Value is less than $12.26.

         Upon completion of the Consolidation, the former holders of First Lehigh Common Stock, Senior Preferred Stock, and Series A Preferred Stock will hold approximately 22% of the issued and outstanding Holding Company Common Stock (as defined below) and the former holders of Patriot Common Stock will hold approximately 78% of the issued and outstanding Holding Company Common Stock. The Senior Preferred Stock and the Series A Preferred Stock are collectively referred to herein as the "First Lehigh Preferred Stock."

         The Patriot Common Stock is traded on the NASDAQ National Market under the symbol "PBIX." The First Lehigh Common Stock is quoted on the NASD OTC Bulletin Board under the symbol "FLHI." On July 28, 1998, the last business day prior to the public announcement of the Agreement, the last reported sales prices for Patriot Common Stock and First Lehigh Common Stock were $15.50 and $7.25 per share, respectively. On September 25, 1998, such prices were $12.25 and $4.875 per share, respectively.

         This Proxy Statement/Prospectus constitutes both the proxy statement of each of Patriot and First Lehigh relating to (i) the solicitation of proxies by their respective Boards of Directors for use at the Meetings to be held for the purpose of considering and voting upon a proposal to approve and adopt the Agreement and (ii) the prospectus of the Holding Company with respect to up to a maximum of 7,691,771 shares of common stock, no par value, of the Holding Company (the "Holding Company Common Stock") to be issued to shareholders of Patriot and First Lehigh in the Consolidation. The number of shares of Holding Company Common Stock into which shares (other than any Dissenting Shares and Excluded Shares) of Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock will be converted in the Consolidation will be further adjusted to prevent dilution in the event of stock splits, reclassifications or other similar events. The Holding Company will pay cash to Patriot and First Lehigh shareholders in lieu of issuing fractional shares of Holding Company Common Stock.

         This Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed to the respective shareholders of Patriot and First Lehigh on or about November __, 1998.

         THE SHARES OF HOLDING COMPANY COMMON STOCK OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF HOLDING COMPANY COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                ----------------

         The date of this Proxy Statement/Prospectus is November __, 1998.

                                Table of Contents
                                -----------------

AVAILABLE INFORMATION...........................................................        1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................        2

SUMMARY  .......................................................................        5
         The Companies..........................................................        5
         The Meetings...........................................................        8
         The Consolidation......................................................       13
         Management and Operations of the Holding Company After the
                  Consolidation.................................................       19
         Exchange of Certificates...............................................       20
         Standstill Agreement with James L. Leuthe..............................       20
         Certain Related Transactions...........................................       21
         Interests of Certain Persons in the Consolidation......................       22
         Comparative Per Common Share Data......................................       22

SELECTED FINANCIAL DATA.........................................................       26

PRO FORMA COMBINED FINANCIAL INFORMATION........................................       30
         Pro Forma Unaudited Combined Condensed Balance Sheet as of
                  June 30, 1998.................................................       31
         Pro Forma Unaudited Combined Condensed Statements of Income for
                  the Six Months Ended June 30, 1998 and
                  the Year Ended December 31, 1997..............................       34

THE MEETINGS....................................................................       36
         Date, Time and Place...................................................       36
         Matters To Be Considered at the Special Meetings.......................       36
         Votes Required.........................................................       36
         Voting of Proxies......................................................       40
         Revocability of Proxies................................................       42
         Record Date; Stock Entitled to Vote; Quorum............................       42
         Solicitation of Proxies................................................       43

THE CONSOLIDATION...............................................................       44
         Background of and Reasons for the Consolidation; Recommendations
                  of the Boards of Directors....................................       44
         Terms of the Consolidation.............................................       48
         Opinions of Financial Advisors ........................................       50
         Effective Date of the Consolidation....................................       59
         Exchange of Stock Certificates.........................................       60
         Conditions to the Consolidation........................................       61
         Regulatory Approvals...................................................       63
         Representations and Warranties.........................................       65
         Business Pending the Consolidation.....................................       66
         Dividends..............................................................       69
         No Solicitation of Transactions........................................       70
         Amendment; Extension and Waivers.......................................       70
         Termination; Effect of Termination.....................................       71
         Management and Operations of the Holding Company after the
                  Consolidation.................................................       72
         Employee Benefits......................................................       73
         Accounting Treatment...................................................       73
         Certain Federal Income Tax Consequences................................       74
         Expenses ..............................................................       75
         Resale of Holding Company Common Stock.................................       75
         Dissenters' Rights.....................................................       76

INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION...............................       80
         Stock Options..........................................................       80
         Standstill Agreement Between Patriot and James L. Leuthe...............       81

                                      (i)


         Indemnification; Directors and Officers Insurance......................       82
         Continued Employment...................................................       83
         Employment Agreements..................................................       83
         Change in Control Agreements...........................................       85
         Pension Plans..........................................................       85

CERTAIN RELATED TRANSACTIONS....................................................       85
         Stock Option Agreement.................................................       85

DESCRIPTION OF THE HOLDING COMPANY..............................................       89
         General  ..............................................................       89
         Board and Management...................................................       89
         Remuneration of Directors and Officers.................................       91
         Directors and Management of Subsidiaries...............................       91
         Authorized Capital Stock...............................................       91
         Market for Holding Company Common Stock and Dividends..................       93
         Pennsylvania Anti-Takeover Provisions..................................       94

COMPARISON OF RIGHTS OF SHAREHOLDERS OF PATRIOT, FIRST LEHIGH, AND THE
         HOLDING COMPANY........................................................       95
         Directors..............................................................       96
         Shareholder Meetings...................................................       99
         Action by Shareholders Without a Meeting...............................      100
         Antitakeover Provisions................................................      101
         Required Shareholder Vote..............................................      103

DESCRIPTION OF PATRIOT..........................................................      110
         Recent Developments....................................................      110
         Business ..............................................................      110
         Management's Discussion and Analysis of Financial Condition and
                  Results of Operations.........................................      122
         Management.............................................................      166
         Security Ownership of Certain Beneficial Owners and Management.........      166
         Executive Compensation.................................................      169
         Incentive Plan.........................................................      170
         Supplemental Retirement Plan...........................................      171
         Transactions With Certain Related Persons..............................      171
         Directors' Fees........................................................      172
         Incentive Plan.........................................................      172
         Market Price of and Dividends on Patriot Common Stock and Related
                  Shareholder Matters...........................................      172

DESCRIPTION OF FIRST LEHIGH.....................................................      174
         Business ..............................................................      174
         Management's Discussion and Analysis of Financial Condition and
                  Results of Operations.........................................      193
         Management.............................................................      232
         Security Ownership of Certain Beneficial Owners and Management.........      236
         Market Price of and Dividends on First Lehigh Stock and Related
                  Matters.......................................................      238

ADJOURNMENT.....................................................................      240

INDEMNIFICATION.................................................................      241

EXPERTS  .......................................................................      241

LEGAL MATTERS...................................................................      242

OTHER MATTERS...................................................................      242

FINANCIAL STATEMENTS OF PATRIOT.................................................      S-1

FINANCIAL STATEMENTS OF FIRST LEHIGH............................................      T-1



ANNEXES

A.    Agreement and Plan of Consolidation between
      Patriot and First Lehigh, dated as of July 28, 1998.......................      A-1

B.    Stock Option Agreement between Patriot and First Lehigh,
      dated July 28, 1998.......................................................      B-1

C.    Standstill Agreement between Patriot and James L. Leuthe,
      dated July 28, 1998 ......................................................      C-1

D.    Opinion of Janney Montgomery Scott Inc....................................      D-1

E.    Opinion of Danielson Associates Inc.......................................      E-1

F.    Sections 1930 and 1571-1580 of the Pennsylvania
      Business Corporation Law of 1988, as amended..............................      F-1

                                      (iii)

         No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus, or incorporated by reference herein, in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Patriot or First Lehigh. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of Patriot or First Lehigh since the date hereof or that the information herein is correct as of any time subsequent to its date.

         All information concerning Patriot and its subsidiaries contained herein, incorporated herein by reference or supplied herewith, has been furnished by Patriot, and all information concerning First Lehigh and its subsidiaries contained herein, incorporated herein by reference or supplied herewith, has been furnished by First Lehigh.

                              AVAILABLE INFORMATION

         Patriot is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). First Lehigh is subject to the information requirements of Section 15(d) of the Exchange Act and, in accordance therewith, files certain reports with the Commission. The reports, proxy statements and other information filed by Patriot and First Lehigh with the Commission can be inspected and copied at the offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048, and Citicorp Center, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, and from the web site that the Commission maintains at http://www.sec.gov

         Patriot and First Lehigh have filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Holding Company Common Stock to be issued pursuant to the Agreement. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated in this Proxy Statement/Prospectus by reference or supplied herewith as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by Patriot (File No. 0-26744) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

         1. Patriot's Annual Report on Form 10-K for the year ended December 31, 1997.

         2. Patriot's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         3.       Patriot's Quarterly Report on Form 10-Q for the
                  Quarter ended June 30, 1998.

         4. Patriot's Current Report on Form 8-K filed March 4, 1998, as amended by Form 8-KA filed March 24, 1998.

         5.       Patriot's Current Report on Form 8-K filed June 4, 1998.

         6.       Patriot's Current Report on Form 8-K filed August 13, 1998.

         The following documents filed with the Commission by First Lehigh (File No. 33-71712) pursuant to the Exchange Act are incorporated by reference in this Proxy Statement/Prospectus:

         1. First Lehigh's Annual Report on Form 10-KSB for the year ended December 31, 1997.

         2. First Lehigh's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

         3. First Lehigh's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998.

         4.       First Lehigh's Current Report on Form 8-K filed
                  August 6, 1998.

         In addition, all documents filed by Patriot and First Lehigh pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the date of the Meetings shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the dates of filing of such documents or reports. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON WRITTEN OR ORAL REQUEST. DOCUMENTS RELATING TO PATRIOT MAY BE REQUESTED FROM PATRIOT BANK CORP., HIGH AND HANOVER STREETS, POTTSTOWN, PENNSYLVANIA 19464 (TELEPHONE NUMBER (610) 323-1500), ATTENTION: DIANE DAVIDHEISER. DOCUMENTS RELATING TO FIRST LEHIGH MAY BE REQUESTED FROM FIRST LEHIGH CORPORATION, 1620 POND ROAD, ALLENTOWN, PENNSYLVANIA 18104 (TELEPHONE NUMBER (610) 398-6660),
ATTENTION: ___________________. IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE APPLICABLE MEETING, REQUESTS SHOULD BE RECEIVED BY _______ __, 1998.

         This Joint Proxy Statement/Prospectus (including the information incorporated herein by reference) contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of the Holding Company, Patriot, and First Lehigh, including: (i) statements relating to the cost savings estimated to result from the Consolidation, (ii) statements relating to revenues estimated to result from the Consolidation, and (iii) statements preceded by, followed by, or that include the words "believes," "expects," anticipates," "estimates," or similar expressions. See "Summary," "Pro Forma Combined Financial Information," "The Consolidation--Background of and Reasons for the Consolidation; Recommendations of the Boards of Directors--and Opinions of Financial Advisors." These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (a) expected cost savings from the Consolidation may not be fully realized or realized within the expected time frame; (b) revenues following the Consolidation may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the Consolidation may be greater than expected; (c) competitive pressures among depository and other financial institutions may increase significantly; (d) costs or difficulties related to the integration of the businesses of Patriot and First Lehigh may be greater than expected; (e) changes in the interest rate environment may reduce margins; (f) general economic or business conditions, either nationally or in Pennsylvania, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (g) legislative or regulatory changes may adversely affect the business in which the Holding Company will be engaged, and (h) changes may occur in the securities markets.

                                     SUMMARY

         The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and in the documents incorporated herein by reference. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement/Prospectus and the Annexes hereto. A copy of the Agreement (including exhibits thereto) is set forth in Annex A to this Proxy Statement/Prospectus and reference is made thereto for a complete description of the terms of the Consolidation. Shareholders of Patriot and First Lehigh are urged to read carefully this entire Proxy Statement/Prospectus, including the Annexes hereto.

The Companies

         Patriot

         Patriot Bank Corp. ("Patriot") is a Delaware corporation and is the holding company for Patriot Bank ("Patriot Bank") and Patriot Investment Company ("PIC"). Patriot is a bank holding company and is subject to regulation by the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC") and the Securities and Exchange Commission (the "Commission").

         Patriot Bank was originally chartered in 1938. In 1991, Patriot Bank's predecessor converted from a federally-chartered mutual savings bank to a Pennsylvania-chartered mutual savings bank and changed its name to Patriot Savings Bank. In August 1995, Patriot Bank converted from a Pennsylvania-chartered mutual savings bank to a federally-chartered mutual savings bank. On December 1, 1995, Patriot acquired Patriot Bank as part of Patriot Bank's conversion from a mutual to stock form of ownership (the "Conversion"). In connection with the Conversion, the bank changed its name to Patriot Bank. On May 23, 1997, Patriot Bank converted to a Pennsylvania-chartered commercial bank. Patriot Bank conducts business through its network of 13 community banking offices located in Montgomery, Berks, Lehigh, Northampton and Chester Counties, Pennsylvania. The Bank's deposits are insured up to the maximum allowable by the Savings Association Insurance Fund ("SAIF") administered by the FDIC. At June 30, 1998, Patriot Bank had total assets of $640.3 million, deposits of $365.6 million and stockholders' equity of $35.7 million.

         Patriot Bank is a community-oriented financial services provider whose business primarily consists of attracting retail deposits from the general public and small businesses and originating commercial, consumer, and mortgage loans in its market area. In addition to its lending activities. Patriot Bank also invests in investment and mortgage-backed securities. Patriot Bank uses advances from the Federal Home Loan Bank of Pittsburgh ("FHLB") and repurchase agreements as sources of funds.

         Patriot Bank's revenues are derived principally from interest on loans, interest on investment and mortgage-backed securities and other fees and service charges. Patriot Bank's primary sources of funds are deposits, FHLB advances, repurchase agreements, interest on loans, investment and mortgage-backed securities and principal repayments.

         PIC is a Delaware investment corporation that was incorporated by Patriot on September 10, 1996. Its primary business consists of maintaining an investment portfolio. At June 30, 1998, PIC had total assets of $245.4 million, liabilities of $210.6 million, and stockholder's equity of $34.8 million.

         On September 16, 1998 Patriot entered into an agreement to purchase all of the outstanding capital stock of Keystone Financial Leasing, Inc. ("KFL"), a small ticket leasing company having approximately $40 million in assets as of June 30, 1998. KFL is a wholly owned subsidiary of Keystone Bank, N.A. The agreement provides that Patriot is to pay $6,585,000 in cash at closing and further cash consideration based on future revenues of KFL. Patriot intends to merge KFL into Patriot Commercial Leasing Company, a wholly owned subsidiary of Patriot Bank. The acquisition is subject to approval of various regulatory agencies and will be treated as a purchase for financial accounting purposes. Patriot expects the transaction to close near the end of 1998.

         The principal executive offices of Patriot are located at High and Hanover Streets, Pottstown, Pennsylvania 19464, and its telephone number is
(610) 323-1500. For further information concerning Patriot and its subsidiaries, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "PATRIOT SELECTED FINANCIAL DATA" and "DESCRIPTION OF PATRIOT."

         First Lehigh

         First Lehigh Corporation (the "First Lehigh") was incorporated under Pennsylvania law in 1982 and is registered as a bank holding company. First Lehigh provides financial and managerial resources and services to, and coordinates and evaluates the activities of, First Lehigh Bank ("First Lehigh Bank") and its subsidiaries. First Lehigh Bank provides a wide range of financial services, principally to consumers and small- to medium-size businesses in the Lehigh Valley area of Pennsylvania.

         As of June 30, 1998, the Company had total assets of $111.4 million, total deposits of $95.1 million, and total stockholders' equity of $14.4 million.

         In recent years, the financial condition, results of operations and business of First Lehigh and First Lehigh Bank have been adversely affected by certain adverse markets for real estate and economic conditions during the early 1990's. First Lehigh and First Lehigh Bank have also consented to certain regulatory agreements that have established certain requirements, including an increased regulatory capital requirement for First Lehigh Bank, generally intended to enhance the financial condition and operations of First Lehigh and First Lehigh Bank.

         First Lehigh Bank, which was established in 1923, engages in a full-service commercial banking business, including accepting time and demand deposits, making secured and unsecured commercial and consumer loans, financing commercial transactions, and making construction and mortgage loans. Its deposits are insured by the FDIC to the extent provided by law. First Lehigh Bank is a Pennsylvania banking institution under the supervision of the Pennsylvania Department of Banking (the "Department") and the FDIC.

         First Lehigh Bank maintains its principal executive offices in Allentown, Lehigh County, Pennsylvania, with five banking offices located in Pennsylvania. First Lehigh Bank's five branches are located in Walnutport and Cherryville, Northampton County, Allentown and Bethlehem, Lehigh County.

         The principal executive offices of First Lehigh are located at 1620 Pond Road, Allentown, Pennsylvania 18104 and its telephone number is
(610) 398-6660. For additional information concerning First Lehigh, see "AVAILABLE INFORMATION," "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "FIRST LEHIGH SELECTED FINANCIAL DATA" and "DESCRIPTION OF FIRST LEHIGH."

The Meetings

         General

         The Patriot Special Meeting will be held at _________________, Pottstown, Pennsylvania, at 3:00 p.m., local time, on December __, 1998.

         The First Lehigh Special Meeting will be held at ______________________ _________________________________, Allentown, Pennsylvania, at 11:00 a.m., local time, on ________________, December __, 1998.

         Record Dates

         The record date for the Patriot Special Meeting is ______________, 1998 (the "Patriot Record Date"). The record date for the First Lehigh Special Meeting is ________________, 1998 (the "First Lehigh Record Date"). Only shareholders of record at the close of business on the Patriot Record Date or the First Lehigh Record Date, as applicable, will be entitled to receive notice of, and to vote at, the Meetings.

         Matters to be Considered at the Meetings

         Patriot. At the Patriot Special Meeting, holders of Patriot Common Stock will consider and vote upon a proposal to approve and adopt the Agreement, which is attached as Annex A to this Proxy Statement/Prospectus and incorporated herein by reference. In addition, shareholders of Patriot are being asked to approve a proposal to adjourn the Patriot Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the Patriot Special Meeting to approve the Agreement (the "Patriot Adjournment Proposal"). Shareholders will also consider and vote upon any other matter that may properly come before the Patriot Special Meeting.

         First Lehigh. At the First Lehigh Special Meeting, holders of First Lehigh Common Stock, Senior Preferred Stock, and Series A Preferred Stock will consider and vote upon a proposal to approve and adopt the Agreement attached as Annex A to this Proxy Statement/Prospectus and incorporated herein by reference. In addition, shareholders of First Lehigh are being asked to approve a proposal to adjourn the First Lehigh Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the First Lehigh Special Meeting to approve the Agreement (the "First Lehigh Adjournment Proposal"). Shareholders will also consider and vote upon any other matter that may properly come before the First Lehigh Special Meeting.

         See "THE MEETINGS -- Matters to be Considered at the Meetings."

         Votes Required

         Patriot. Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the Patriot Record Date must be represented in person or by proxy at the Patriot Special Meeting for a quorum to be present for purposes of voting on the Agreement, the Patriot Adjournment Proposal and any other matter to be considered at the Patriot Special Meeting. The approval and adoption of the Agreement will require the affirmative vote, in person or by proxy, of the holders of at least a majority of the outstanding shares of Patriot Common Stock. The approval of the Patriot Adjournment Proposal will require the affirmative vote, in person or by proxy, of a majority of votes which all shareholders are entitled to cast at the Patriot Special Meeting. Each holder of shares of Patriot Common Stock outstanding on the Patriot Record Date will be entitled to one vote for each share held of record at the Patriot Special Meeting. On the Patriot Record Date, directors and executive officers of Patriot owned approximately ____________ shares of Patriot Common Stock, or approximately _____% of the then outstanding shares of Patriot Common Stock. Management of Patriot is not aware of any person or entity owning 5% or more of Patriot Common Stock, except the following persons:


                   Name and Address of         Amount and Nature of    Percent
Title of Class     Beneficial Owner            Beneficial Ownership    of Class
--------------     ----------------            --------------------    --------
Common Stock       Patriot Bank                      551,767(1)          10.1%
                   Employee Stock Ownership
                   Plan ("ESOP")
                   High and Hanover Streets
                   Pottstown, PA  19464

Common Stock       Peter B. Cannell & Co., Inc.      430,985(2)           7.9%
                   645 Madison Avenue
                   New York, NY  10022

Common Stock       Brandes Investment                374,725(3)           6.9%
                   12750 High Bluff Drive
                   San Diego, CA  92130

--------------
(1) Shares of Common Stock were acquired by the ESOP in the conversion. The ESOP Committee of the Board of Directors administers the ESOP. CoreStates Financial Corp., as successor to Meridian Trust Company, has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At June 30, 1998, 114,706 shares had been allocated under the ESOP and 437,061 shares remain unallocated. With respect to unallocated shares, such unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(2)      Based upon an amendment to Schedule 13G filed on January 28, 1998.

(3)      Based upon an amendment to Schedule 13G filed on February 10, 1998.

         First Lehigh. Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the First Lehigh Record Date must be represented in person or by proxy at the First Lehigh Special Meeting for a quorum to be present for purposes of voting on the Agreement, the First Lehigh Adjournment Proposal and any other matter to be considered at the First Lehigh Special Meeting. The approval and adoption of the Agreement will require the affirmative vote of the holders of at least 80% of the outstanding shares of First Lehigh Common Stock, the affirmative vote of 80% of the outstanding shares of the Series A Preferred Stock, and the affirmative vote of the holders of 66 2/3% of the outstanding shares of Senior Preferred Stock. Holders of a majority of the outstanding shares of the First Lehigh Common Stock, a majority of the outstanding shares of the Senior Preferred Stock and a majority of the outstanding shares of Series A Preferred Stock must be present, in person or by proxy, at the First Lehigh Special Meeting for a quorum to be present. The approval of the First Lehigh Adjournment Proposal will require the affirmative vote of a majority of votes cast, in person or by proxy, at the First Lehigh Special Meeting by holders of First Lehigh Common Stock and First Lehigh Preferred Stock voting together as one class.

         Each holder of shares of First Lehigh Common Stock and Senior Preferred Stock outstanding on the First Lehigh Record Date will be entitled to one vote for each share held of record at the First Lehigh Special Meeting. Each holder of shares of Series A Preferred Stock outstanding on the First Lehigh Record Date will be entitled to 3.6 votes for each share held of record on the First Lehigh Record Date. Each of the directors and each of the executive officers of First Lehigh have agreed to vote all shares of First Lehigh Common Stock and Preferred Stock that they own on the First Lehigh Record Date in favor of the approval and adoption of the Agreement. See "THE CONSOLIDATION -- Background of and Reasons for the Consolidation; Recommendations of the Boards of Directors -- Background of the Consolidation," for information concerning the approval of the Agreement and recommendation by the First Lehigh Board of Directors. On the First Lehigh Record Date, such directors and executive officers of First Lehigh owned approximately __________ shares of First Lehigh Common Stock, or approximately ____% of the then outstanding shares of First Lehigh Common Stock, __________ shares of Series A Preferred Stock, or approximately ____% of the then outstanding shares of Series A Preferred Stock, and _________ shares of Senior Preferred Stock, or approximately ____% of the then outstanding shares of Senior Preferred Stock.

         Management of First Lehigh is not aware of any person or entity owning 5% or more of the outstanding shares of First Lehigh Common Stock, Series A Preferred Stock, or Senior Preferred Stock, except for the following persons:


Senior                                                                      Percent of                             Percent of
Preferred                                  Percent of      Series A         Outstanding           Senior           Outstanding
Stock                                      Outstanding     Preferred        Series A              Preferred        Senior Preferred
Beneficially              Common Stock     Common Stock    Stock            Preferred Stock       Stock            Stock
Name and Address          Beneficially     Beneficially    Beneficially     Beneficially          Beneficially     Beneficially
Owned                     Owned(1)         Owned(1)        Owned            Owned                 Owned            Owned
----------------          ------------     ------------    ------------     ---------------       ------------     ----------------
James L. Leuthe(3)        1,223,780(2)       51.2%        420,000(3)         61.6%                        --            --
1620 Pond Road
Allentown, PA  18104

Frank Henry                 125,000           6.1              --              --                         --            --
P.O. Box 1007
Wilkes-Barre, PA  18773

John H. McKeever            132,800(4)        6.3          50,000             7.3                         --            --
1112 Walnut Drive
Danielsville, PA  18038

Robert B. Colfer            100,000           4.8          50,000             7.3                         --            --
845 W. Wyoming Street
Allentown, PA  18015

A. John May                  42,560           2.0          51,500(5)          7.6                         --            --
4200 One Liberty Place
Philadelphia, PA  19103

                                       11

Financial East, L.P.         40,000           1.9          50,000             7.3                         --            --
4200 One Liberty Place
Philadelphia, PA  19103

------------------

(1) Includes the number of shares of Common Stock that such persons have the right to acquire upon conversion of the Series A Preferred Stock and the Senior Preferred Stock. The number of shares of Common Stock that
        Mr. Leuthe, Mr. McKeever, Mr. Colfer, Mr. May and Financial East, L.P. have the right to acquire upon conversion of the Series A Preferred Stock is 336,000 shares, 40,000 shares, 40,000 shares, 41,200 shares and 40,000 shares, respectively. The Series A Preferred Stock is convertible at the option of each holder into First Lehigh Common Stock at any time on the following basis: (i) on or before March 31, 1996, each share of Series A Preferred Stock is convertible at the rate of .8 of a share of First Lehigh Common Stock for each share of Series A Preferred Stock and (ii) after March 31, 1996, each share of Series A Preferred Stock is convertible at the rate of .72 of a share of First Lehigh Common Stock for each share of Series A Preferred Stock.
        However, the Board of Directors of First Lehigh has approved an amendment to First Lehigh's Articles of Incorporation that would retain the .8 conversion rate until March 1999 subject to shareholder approval, and the share amounts and percentages included in the above table are based upon the .8 per share conversion rate. The Senior Preferred Stock is currently convertible at the option of each holder into First Lehigh Common Stock at any time at the rate of one share of First Lehigh Common Stock for each share of Senior Preferred Stock.

(2) Includes 10,000 shares owned by Mr. Leuthe's wife and 145,640 shares owned by Mr. Leuthe's children and 18,000 shares owned by corporations of which Mr. Leuthe is the controlling shareholder. Mr. Leuthe disclaims beneficial ownership of 12,400 shares of Common Stock held in certain trusts for the benefit of his children that are included in this total.

(3)     Includes 20,000 shares owned by Mr. Leuthe's children.

(4)     Of these shares, 600 shares are owned by Mr. McKeever's wife.

(5) These shares consist of 50,000 shares owned by Financial East, L.P., a limited partnership of which Mr. May is the general partner, and 1,500 shares owned by Mash & Co., a general partnership of which Mr. May is a general partner. Mr. May disclaims beneficial ownership of 36,471 shares owned by Financial East, L.P. and 900 shares owned by Mash & Co.

         Mr. Leuthe has agreed to vote, or cause to be voted, all shares of First Lehigh capital stock owned by him in favor of the Agreement and has granted an irrevocable proxy to vote such shares to Patriot's Board of Directors. See "INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION."

         See "THE MEETINGS -- Votes Required."

         Voting and Revocation of Proxies

         Shares represented by all properly executed proxies received in time for the Meetings will be voted at such Meetings in the manner specified therein by the holders thereof. In the case of Patriot, properly executed proxies that do not contain voting instructions will be voted in favor of the Agreement and in favor of the Patriot Adjournment Proposal. In the case of First Lehigh, properly executed proxies that do not contain voting instructions will be voted in favor of the Agreement and in favor of the First Lehigh Adjournment Proposal.

         The grant of a proxy on the enclosed Patriot or First Lehigh form does not preclude a Patriot shareholder or a First Lehigh shareholder from voting in person. A Patriot shareholder or a First Lehigh shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Patriot (in the case of a Patriot shareholder) or the Secretary of First Lehigh (in the case of a First Lehigh shareholder) a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date or by appearing at the applicable Meeting and voting in person at such Meeting. Attendance at the applicable Meeting will not, in and of itself, constitute revocation of a proxy.

         See "THE MEETINGS -- Voting of Proxies" and "Revocability of Proxies."

The Consolidation

         Terms of the Consolidation

         On the date the Articles of Consolidation are filed with the Pennsylvania Department of State and the Delaware Department of State, which will be the Closing Date (the "Effective Date"), (a) each outstanding share of Patriot Common Stock (other than any Excluded Shares) will be automatically converted into, and become a right to receive, 1.0 shares of Holding Company Common Stock (the "Patriot Exchange Ratio"), and (b) each outstanding share of First Lehigh Common Stock and Senior Preferred Stock (other than any

Dissenting Shares and Excluded Shares) will be automatically converted into, and become a right to receive, .428 shares of Holding Company Common Stock, and each outstanding share of Series A Preferred Stock (other than any Dissenting Shares and Excluded Shares) will be automatically converted into, and become a right to receive, .342 shares of Holding Company Common Stock; provided that the average value of a share of Patriot Common Stock, determined in accordance with the Agreement, over a twenty trading day period immediately preceding the Effective Date (the "Patriot Market Value") is between $14.71 and $17.97. If the Patriot Market Value is less than $14.71, then each share of First Lehigh Common Stock and Senior Preferred Stock will be converted into such number of shares as is equal to $6.30 divided by the Patriot Market Value and each share of Series A Preferred Stock will be converted into such number of shares as is equal to $5.04 divided by the Patriot Market Value; provided that if the Patriot Market Value is less than $13.07, then Patriot can elect to have each share of First Lehigh Common Stock and Senior Preferred Stock converted into .482 shares of Holding Company Common Stock and each share of Series A Preferred Stock converted into .38562 shares of Holding Company Common Stock. If the Patriot Market Value is greater than $17.97, then each share of First Lehigh Common Stock and Senior Preferred Stock will be converted into such number of shares as is equal to $7.69 divided by the Patriot Market Value and each share of Series A Preferred Stock will be converted into such number of shares as is equal to $6.15 divided by the Patriot Market Value. The ratios at which shares of First Lehigh Common Stock, Senior Preferred Stock, and Series A Preferred Stock are converted into shares of Holding Company Common Stock are referred to herein as the "First Lehigh Common Exchange Ratio" and the "Series A Preferred Exchange Ratio." First Lehigh has the right to terminate the Agreement if the Patriot Market Value is less than $12.26.

         The Patriot Exchange Ratio, the First Lehigh Common Exchange Ratio, and the Series A Preferred Exchange Ratio will be subject to adjustment to prevent dilution in the event of additional stock splits, reclassifications or other similar events.

         The Holding Company will in all events pay cash to First Lehigh shareholders in lieu of issuing fractional shares of Holding Company Common Stock.

         In connection with the Consolidation, all outstanding options to purchase shares of Patriot Common Stock and First Lehigh Common Stock issued under Patriot's and First Lehigh's preexisting stock option plans, whether or not exercisable, generally will be converted on the Effective Date into options to acquire that number of shares of Holding Company Common Stock equal to the number of shares covered by the option multiplied by the Patriot Exchange Ratio or the First Lehigh Common Exchange Ratio, as the case may be, and the exercise price for a whole share of Holding Company Common Stock shall be the stated exercise price for such option divided by the Patriot Exchange Ratio or the First Lehigh Common Exchange Ratio, as the case may be, such shares to be issuable upon exercise in accordance with the terms of the respective plans and grant agreements of Patriot and First Lehigh under which they were issued. See "THE CONSOLIDATION -- Terms of the Consolidation."

         The Effective Date will be the fifth business day following satisfaction or waiver, to the extent permitted under the Agreement, of the conditions to the consummation of the Consolidation as specified in the Agreement or such other date as Patriot and First Lehigh may mutually agree. See "THE CONSOLIDATION -- Effective Date."

         Dividends

         The Agreement permits First Lehigh to pay required dividends on its outstanding Senior Preferred Stock and Series A Preferred Stock and requires First Lehigh to pay all dividends in arrears on its Series A Preferred Stock prior to the Effective Date. Under the terms of the Agreement, First Lehigh is prohibited from paying dividends on its Common Stock. The Agreement contains no restrictions on Patriot's right to pay cash dividends. See "THE CONSOLIDATION -- Dividends."

         Dissenters' Rights

         Under Section 1930 and Chapter 15, Subchapter D, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), holders of First Lehigh Common Stock or First Lehigh Preferred Stock who properly file with First Lehigh a written notice of intention to dissent will have the right to obtain a cash payment for the "fair value" of their shares (excluding any element of value arising in anticipation of the Consolidation). In order to exercise such rights, First Lehigh shareholders must comply with the procedural requirements of Chapter 15, Subchapter D, of the BCL, a description of which is provided in "THE CONSOLIDATION -- Dissenters' Rights" and the full text of which is attached to this Proxy Statement/Prospectus as Annex F. Such "fair value" would be determined in judicial proceedings, the result of which cannot be predicted. Failure to take any of the steps required under Chapter 15, Subchapter D, of the BCL on a timely basis may result in the loss of dissenters' rights.

         Patriot shareholders do not have dissenters' rights under the Delaware General Corporation Law (the "DGCL").

         See "THE CONSOLIDATION -- Dissenters' Rights" and "COMPARISON OF RIGHTS OF SHAREHOLDERS OF PATRIOT, FIRST LEHIGH, AND THE HOLDING COMPANY -- Dissenters' Rights."

         Accounting Treatment and Certain Federal Income Tax Consequences

         The Consolidation will be treated as a purchase for financial accounting purposes and is expected to constitute a tax-free reorganization for federal income tax purposes. It is a condition to completion of the Consolidation that Patriot and First Lehigh each receive an opinion from Patriot's counsel that the Consolidation will constitute a tax-free reorganization for federal income tax purposes. If, for any reason, Patriot and First Lehigh cannot obtain an opinion that the consolidation will constitute a tax-free reorganization for federal income tax purposes, then either Patriot or First Lehigh could terminate this Agreement or both Patriot and First Lehigh could elect to waive this condition. If the parties elected to waive this condition, any vote of the shareholders of Patriot and First Lehigh approving the Consolidation would be resolicited. As of the date of the Proxy Statement/Prospectus, Patriot and First Lehigh each has no reason to believe that Patriot's counsel will be unable to deliver such opinion.

         See "THE CONSOLIDATION -- Certain Federal Income Tax Consequences," "-- Accounting Treatment" and "-- Conditions to the Merger."

         Recommendations of Boards of Directors

         Patriot. The Board of Directors of Patriot believes that the terms of the Consolidation are fair and in the best interests of Patriot and its shareholders and has approved the Agreement. The Board of Directors of Patriot unanimously recommends that the shareholders of Patriot approve the Agreement.

         First Lehigh. The Board of Directors of First Lehigh believes that the terms of the Consolidation are fair and in the best interests of First Lehigh and its shareholders and has approved the Agreement. The Board of Directors of First Lehigh unanimously recommends that the shareholders of First Lehigh approve and adopt the Agreement.

         See "THE CONSOLIDATION -- Background of and Reasons for the Consolidation; Recommendations of the Boards of Directors."

         Opinions of Financial Advisor

         Janney Montgomery Scott Inc. ("JMS") has delivered its oral opinion as of July 28, 1998, and its written opinion as of the date of this Proxy Statement/Prospectus, to the Board of Directors of Patriot that, as of the respective dates of such opinions, and subject to the assumptions and considerations set forth therein, the Patriot Exchange Ratio is fair from a financial point of view to the holders of Patriot Common Stock. A copy of the opinion of JMS, dated the date of this Proxy Statement/Prospectus, is attached hereto as Annex D.

         Danielson Associates Inc. ("Danielson Associates") has delivered its written opinion dated July 27, 1998, to the Board of Directors of First Lehigh that subject to the assumptions and considerations set forth therein, the financial terms of the Patriot offer were fair from a financial point of view to First Lehigh and the holders of First Lehigh Common Stock and First Lehigh Preferred Stock. A copy of the opinion of Danielson Associates is attached hereto as Annex E.

         For information on the assumptions made, matters considered and limits of the reviews by JMS and Danielson, see "THE CONSOLIDATION -- Opinions of the Financial Advisors."

         Conditions to the Consolidation; Regulatory Approvals

         The obligations of Patriot and First Lehigh to complete the Consolidation are subject to various conditions usual and customary in transactions similar to the Consolidation, including, without limitation, that
(i) the Consolidation qualify as a tax-free reorganization for federal income tax purposes, (ii) the approval of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act (the "BHCA"), which is anticipated to be received in ________________ 1998, (iii) the approval of the Department under the Pennsylvania Banking Code of 1965 (the "Banking Code") which is anticipated to be received in _________ 1998, and (iv) approvals of the shareholders of both Patriot and First Lehigh are obtained. In addition, it is a condition to closing that the FDIC consent in writing to the Standstill Agreement between James L. Leuthe and Patriot. No assurance can be given that all such conditions will be met, including receipt of all required approvals or the timing or conditions of such approvals. See "THE CONSOLIDATION -- Conditions to the Consolidation." Application has been made to obtain required regulatory approvals. See "THE CONSOLIDATION -- Regulatory Approvals."

         Termination; Effect of Termination

         The Agreement may be terminated at any time prior to the Effective Date by mutual written consent of Patriot and First Lehigh or by either party if (i) the other party, in any material respect, breaches any representation, warranty, covenant or understanding contained in the Agreement which would have a Material Adverse Effect (as defined in the Agreement) on the breaching party, and such breach has not been cured by the earlier of thirty days from the date written notice of such breach was given to such party committing the breach or the Effective Date, unless on the Effective Date such breach no longer causes a Material Adverse Effect, (ii) the Effective Date of the Consolidation shall not have occurred on or before March 31, 1999, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate the Agreement to perform or observe in any material respect its agreements required to be performed or observed by such party on or before the Effective Date or (iii) either party has received a final unappealable administrative order from a regulatory authority whose approval or consent has been requested that such approval or consent will not be granted or will not be granted absent the imposition of terms and conditions which would have a Material Adverse Effect on the Holding Company, unless such occurrence shall be due to the failure of the party seeking to terminate the Agreement or perform or observe in any material respect its agreements set forth therein required to be performed or observed by such party on or before the Effective Date.

         First Lehigh may terminate the Agreement in the event that the Patriot Market Value is less than $12.26.

         The Agreement may be terminated by either the Board of Directors of Patriot or the Board of Directors of First Lehigh if their respective shareholders shall have not approved this Agreement by the requisite vote; provided, however, that neither Patriot nor First Lehigh will have the right to terminate the Agreement if prior to such shareholder vote the Board of Directors of the party whose shareholders failed to approve the Agreement shall have otherwise withdrawn, modified or changed in a manner adverse to the other party its approval or recommendation of the Agreement and the transactions contemplated thereby.

         See "THE CONSOLIDATION -- Termination; Effect of Termination."

         Comparison of Shareholder Rights

         Patriot is a Delaware corporation subject to the provisions of the DGCL, and First Lehigh is a Pennsylvania corporation subject to the provisions of the BCL. Upon completion of the Consolidation, shareholders of Patriot and First Lehigh will become shareholders of the Holding Company, and their rights as such will be governed by the BCL and also by the Holding Company's Articles of Incorporation and Bylaws. The rights of shareholders of the Holding Company are different in certain respects from the rights of shareholders of Patriot and First Lehigh. The most significant of these differences include certain provisions of the Holding Company's Articles of Incorporation designed to deter a nonnegotiated attempt to obtain control of the Holding Company. See "DESCRIPTION OF THE HOLDING COMPANY" and "COMPARISON OF THE RIGHTS OF SHAREHOLDERS OF PATRIOT, FIRST LEHIGH, AND THE HOLDING COMPANY."

Management and Operations of the Holding Company After the Consolidation

         The initial Board of Directors of the Holding Company will consist of seven members, all of whom will be the present Directors of Patriot. For information concerning the persons who have been designated to be members of the Board of Directors of the Holding Company, See "DESCRIPTION OF THE HOLDING COMPANY -- Board and Management." James B. Elliot, the Chairman of the Board, and Joseph W. Major, the President and Chief Executive Officer of Patriot, will be the Chairman of the Board of Directors and President and Chief Executive Officer of the Holding Company, respectively.

         On the Effective Date, the executive officers of the Holding Company will be as follows:

         James B. Elliot          -       Chairman

         Joseph W. Major          -       President and Chief Executive Officer

         Richard A. Elko          -       Executive Vice President and Chief
                                          Financial Officer

         The Board of Directors and executive officers of Patriot Bank in office immediately prior to completion of the Consolidation will remain as Patriot Bank's Board of Directors and executive officers.

         See "THE CONSOLIDATION -- Management and Operations after the Consolidation" and "-- Employee Benefits."

Exchange of Certificates

         After the Effective Date, the Holding Company will send to Patriot and First Lehigh shareholders transmittal materials for use in effecting the exchange of their certificates representing whole shares of Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock for certificates representing shares of Holding Company Common Stock. The Holding Company will pay holders of Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock cash in lieu of issuing fractional shares of Holding Company Common Stock. See "THE CONSOLIDATION -- Exchange of Patriot and First Lehigh Stock Certificates."

Standstill Agreement with James L. Leuthe

         Patriot and James L. Leuthe entered into a standstill agreement dated July 28, 1998 (the "Standstill Agreement") pursuant to which Mr. Leuthe has granted to the Board of Directors of Patriot an irrevocable proxy to vote all shares of First Lehigh capital stock owned by him. Following completion of the Consolidation, Mr. Leuthe has agreed to grant to the Board of Directors of the Holding Company an irrevocable proxy to vote all shares of Holding Company Common Stock owned by him. In addition, Mr. Leuthe has agreed not to sell any capital stock of First Lehigh owned by him prior to completion of the Consolidation and to vote, or cause to be voted, all First Lehigh capital stock owned by him in favor of the Consolidation.

         Mr. Leuthe has agreed to place in escrow certain of the shares of the Holding Company Common Stock into which his First Lehigh capital stock will be converted, cash, or other securities as security for the performance of Mr. Leuthe's obligations under the Standstill Agreement. In addition, Mr. Leuthe has agreed to place additional shares of Holding Company Common Stock, cash, or other securities in escrow to secure any obligation which may be determined by the FDIC or any other state or federal regulatory authority to be owed to First Lehigh, First Lehigh Bank, or their successors as a result of a determination that Mr. Leuthe was not entitled to indemnification or advancement of expenses in connection with proceedings relating to his duties as an officer or director of First Lehigh.

         Certain provisions of the Standstill Agreement expire June 30, 2013. A copy of the Standstill Agreement is attached as Annex C to this Proxy Statement/Prospectus and incorporated herein by reference. This summary of the Standstill Agreement is qualified in its entirety by reference thereto.

Certain Related Transactions

         As a condition to Patriot entering into the Agreement, First Lehigh granted Patriot an option (the "Patriot Option") under certain circumstances to purchase up to 410,000 shares of First Lehigh Common Stock (or such greater number of shares of First Lehigh Common Stock as shall represent 19.9% of the then outstanding First Lehigh Common Stock without giving effect to the shares issuable under the Patriot Option) at a purchase price of $7.00 per share pursuant to a Stock Option Agreement dated July 28, 1998 (the "Patriot Option Agreement"), a copy of which is included as Annex B to this Proxy Statement/Prospectus. The Patriot Option may be exercised by Patriot only upon the occurrence of specified events that have the potential for a third party to effect an acquisition of control of First Lehigh prior to the termination of the Agreement. None of such triggering events has occurred as of the date hereof. Acquisitions of shares of First Lehigh Common Stock pursuant to an exercise of the Patriot Option would be subject to prior regulatory approval under certain circumstances.

         The Patriot Option Agreement provides that Patriot may require, under certain circumstances, First Lehigh to repurchase the Patriot Option and all shares of First Lehigh Common Stock purchased by Patriot pursuant to the Patriot Option on the terms and conditions set forth in the Patriot Option Agreement. First Lehigh's repurchase of the Patriot Option or First Lehigh's repurchase of any of the shares of First Lehigh Common Stock purchased by Patriot pursuant to the Patriot Option may have the effect of precluding a potential acquiror of First Lehigh from accounting for the acquisition of First Lehigh as a pooling of interests for financial accounting purposes for a certain period of time. See "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement."

         The directors and executive officers of First Lehigh have agreed to vote their respective shares of Patriot Common Stock and First Lehigh Common Stock in favor of the Agreement. All the directors and executive officers of First Lehigh have agreed to certain restrictions with respect to their First Lehigh shares which are intended to ensure compliance with applicable securities laws. See "THE CONSOLIDATION -- Matters to be Considered at the Meetings." A copy of the form of letter agreement executed by the directors and executive officers of First Lehigh is included as Exhibit 1-A to the Agreement attached hereto as Annex A.

         The Patriot Stock Option Agreement, the Standstill Agreement between Patriot and James L. Leuthe and the agreement of First Lehigh's directors and executive officers to vote in favor of the

Consolidation are intended to increase the likelihood that the Consolidation will be consummated in accordance with the terms of the Agreement and may have the effect of discouraging competing offers to the Consolidation. See "CERTAIN RELATED TRANSACTIONS -- Stock Option Agreement" and "INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION -- Standstill Agreement between Patriot and James
L. Leuthe."

Interests of Certain Persons in the Consolidation

         Certain directors and executive officers of Patriot are the holders of stock options to acquire Patriot Common Stock, which will be converted into options to acquire Holding Company Common Stock. Wilbur R. Roat, the President and Chief Executive Officer of First Lehigh, is the holder of stock options to acquire First Lehigh Common Stock, which will be converted into options to acquire Holding Company Common Stock. The value of Holding Company options, if any, will be dependent on the value of Holding Company Common Stock which cannot be predicted at this time. The directors and executive officers of Patriot will become the directors and executive officers of the Holding Company on the Effective Date.

         The Agreement provides that, except for James L. Leuthe as provided in the Standstill Agreement, the Holding Company will indemnify and insure after the Effective Date persons who served as directors and officers of Patriot and First Lehigh or their respective subsidiaries. See "THE CONSOLIDATION -- Management and Operations of the Holding Company" and "INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION."

Comparative Per Common Share Data

         The following table sets forth certain unaudited comparative per share data relating to book value per common share, cash dividends declared per common share and earnings per share (i) on an historical basis for Patriot and First Lehigh, (ii) on a pro forma basis per share of Patriot Common Stock to reflect completion of the Consolidation, assuming the Consolidation was effective for the periods presented, and (iii) on a pro forma basis per share of First Lehigh Common Stock to reflect completion of the Consolidation, assuming the Consolidation was effective for the periods presented. The pro forma information has been prepared giving effect to the Consolidation using the purchase accounting method assuming the Consolidation was effective for the periods presented. For a description of the effect of purchase accounting, see "THE CONSOLIDATION -- Accounting Treatment." The following pro forma per share data assume a Patriot Exchange Ratio of 1.0 share of Holding Company Common Stock for each share of Patriot Common Stock and a

First Lehigh Common Exchange Ratio of .428 shares of Holding Company Common Stock for each share of First Lehigh Common Stock and Senior Preferred Stock, and a Series A Preferred Exchange Ratio of .342 shares of Holding Company Common Stock for each share of Series A Preferred Stock. This information should be read in conjunction with the consolidated financial statements of Patriot and First Lehigh, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus or incorporated by reference herein, and the other financial data appearing elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "FINANCIAL STATEMENTS OF PATRIOT," "FINANCIAL STATEMENTS OF FIRST LEHIGH," "SELECTED FINANCIAL DATA" and "PRO FORMA COMBINED FINANCIAL DATA."

         The following information is not necessarily indicative of the results of operations of future periods or future combined financial position of the Holding Company.

                                     At or for
                                   the six months        At or for the year
Book Value Per Common Share:     ended June 30, 1998   ended December 31, 1997
---------------------------      -------------------   -----------------------
Historical:
  Patriot . . . . . . . . . . . .  .     $9.83                     $9.77
  First Lehigh. . . . . . . . . .  .      4.19                      4.19

Pro Forma:
  Patriot and First Lehigh Combined.
    Patriot(1). . . . . . . . . . . .    11.42                     11.39
    First Lehigh(2) . . . . . . . . .     4.89                      4.88

Cash Dividends Declared Per Common Share:

Historical:

  Patriot . . . . . . . . . . . .   .     0.13                      0.24
  First Lehigh. . . . . . . . . . . .     0.00                      0.00

Pro Forma:
  Patriot(3). . . . . . . . . . . . .     0.13                      0.24
  First Lehigh(4) . . . . . . . . . .     0.06                      0.10


Earnings Per Share(7):

Historical:
  Patriot
    Basic . . . . . . . . . . . . . .     0.39                      0.62
    Diluted . . . . . . . . . . . . .     0.37                      0.59
  First Lehigh
    Basic . . . . . . . . . . . . . .     0.03                      1.28
    Diluted . . . . . . . . . . . . .     0.03                      0.86

Pro Forma:
    Patriot(5)
      Basic . . . . . . . . . . . . .     0.25                      0.62
      Diluted . . . . . . . . . . . .     0.23                      0.59
    First Lehigh(6)
      Basic . . . . . . . . . . . . .     0.11                      0.27
      Diluted . . . . . . . . . . . .     0.10                      0.25
------------------

(1) Pro forma book value per share of Patriot Common Stock was calculated by dividing total pro forma combined shareholders' equity amounts by 6,307,000 shares at June 30, 1998 and 6,258,000 shares at December 31, 1997, multiplied by the Patriot Exchange Ratio of 1.0 share of Holding Company Common Stock for each share of Patriot Common Stock.

(2) Pro forma book value per share of First Lehigh Common Stock was calculated by dividing total pro forma book value per share by the First Lehigh Common Exchange Ratio of .428.

(3) Patriot pro forma dividends per share represent historical dividends paid by Patriot multiplied by the Patriot Exchange Ratio of 1.0.

(4) First Lehigh pro forma dividends per share represent historical dividends paid by Patriot multiplied by the First Lehigh Common Exchange Ratio of .428.

(5) Patriot pro forma earnings per share represents historical net income for Patriot and First Lehigh combined on the assumption that Patriot and First Lehigh had been combined for the periods presented on a purchase accounting basis, divided by the pro forma weighted average number of shares of Holding Company Common Stock which would have been outstanding following completion of the Consolidation multiplied by the Patriot Exchange Ratio of 1.0.

(6) First Lehigh pro forma earnings per share represents historical net income for Patriot and First Lehigh combined on the assumption that Patriot and First Lehigh had been combined for the periods presented on a purchase accounting basis, divided by the pro forma weighted average number of shares of Holding Company Common Stock which would have been outstanding following completion of the Consolidation multiplied by the First Lehigh Common Exchange Ratio of .428.

(7) Earnings per share amounts have been computed in accordance with the provisions of FASB Statement No. 128, Earnings Per Share.

                             SELECTED FINANCIAL DATA

         The following tables set forth (i) certain historical consolidated summary financial data for Patriot, and (ii) certain historical consolidated summary financial data for First Lehigh. These data are derived from, and should be read in conjunction with, among other things, the consolidated financial statements of Patriot and the consolidated financial statements of First Lehigh, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus or incorporated by reference herein, and the pro forma combined financial information, including the notes thereto, appearing elsewhere in this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "FINANCIAL STATEMENTS OF PATRIOT," "FINANCIAL STATEMENTS OF FIRST LEHIGH," "PRO FORMA COMBINED FINANCIAL INFORMATION" and "SUMMARY - Comparative per Common Share Data."


                         PATRIOT SELECTED FINANCIAL DATA

                                           At or for
                                            the Six
                                          Months Ended                            At or for the
                                            June 30,                         Year Ended December 31,
                                       ------------------  --------------------------------------------------------
                                         1998      1997      1997       1996         1995        1994        1993
                                       --------  --------  --------   --------     --------    --------    --------
                                                             (Dollars in thousands, except per share data)
Selected Operating Data:
Interest income ..................     $ 30,691  $ 21,644  $ 50,249   $ 29,594     $ 17,168    $ 15,498    $ 17,361
Interest expense .................       22,287    14,527    35,807     17,502        9,549       8,125       9,628
                                       --------  --------  --------   --------     --------    --------    --------
Net interest income before provision
  for possible loan losses .......        8,404     7,117    14,442     12,092        7,619       7,373       7,733
Provision for possible loan losses          550       225       915        305           60          56           1
                                       --------  --------  --------   --------     --------    --------    --------
Net interest income after provision
  for possible loan losses .......        7,854     6,892    13,527     11,787        7,559       7,317       7,732
Non-interest income ..............        2,196       481     2,330        637          518         674       1,496
Non-interest expense .............        7,484     4,894    11,158      9,198        6,151       6,090       5,451
                                       --------  --------  --------   --------     --------    --------    --------
Income before income taxes .......        2,566     2,479     4,699      3,226        1,926       1,901       3,777
Income taxes .....................          598       832     1,326      1,251          734         717       1,460
                                       --------  --------  --------   --------     --------    --------    --------
Net income .......................      $ 1,968  $ 1,647   $  3,373   $  1,975     $  1,192    $  1,184    $  2,317
                                       ========  ========  ========   ========     ========    ========    ========
Per Share Data:(11)
Earnings per share(2)
  Basic ..........................     $   0.39  $   0.28  $   0.62   $   0.31
  Diluted ........................         0.37      0.27      0.59       0.31
Cash dividends declared
  per share(2) ...................         0.13      0.11  $   0.24   $   0.14
Book value per share(2)(3) .......         9.93      9.15      9.57       8.92         8.59

Selected Financial Condition Data:
Total assets .....................     $876,303  $699,015  $851,500   $529,165     $268,869    $221,035    $221,895
Investment and mortgage-backed
  securities available for
  sale(1) ........................      337,989   259,056   343,125    159,148       47,646      33,025          --
Investment and mortgage-backed
  securities held to maturity (1).       48,454    69,134    62,516     72,710        3,917       8,669      34,436
Loans receivable .................      463,434   345,286   422,209    280,184      194,250     168,974     161,529
Allowance for possible loan
  losses .........................       (2,817)   (2,041)   (2,512)    (1,830)      (1,702)     (1,720)     (1,665)
Deposits .........................      365,604   283,331   289,528    239,514      201,618     189,938     198,876
Borrowings .......................      454,176   342,415   508,301    231,595       10,000      10,000       2,000

Stockholders' equity .............       47,270    49,501    46,533     53,117       54,110      17,868      17,517

Performance Ratios(4):
Return on average assets .........         0.46%     0.55%     0.49%      0.48%        0.50%       0.54%       0.99%
Return on average equity .........         8.35      6.77      7.22       3.71         5.40        6.59       13.61
Average interest rate spread(5) ..         1.96      2.36      2.10       2.95         3.29        3.33        3.31
Net interest margin(6) ...........         2.01      2.39      2.14       3.01         3.39        3.45        3.43
Average interest-earning assets to
  average interest-bearing
  liabilities ....................       104.42    106.67    104.90     113.69       109.20      107.16      106.9
Total non-interest expense to
  average assets(10)..............         1.73%     1.63%     1.56%      1.93%        2.65%       2.75%       2.34%
Dividend payout ratio(2) .........        36.31     41.52     40.31      45.91           --          --          --

Asset Quality Ratios(9):
Allowance for possible loan losses
  as a percentage of loans
  receivable .....................         0.60%     0.59%     0.59%      0.65%        0.88%       1.01%       1.02%
Allowance for possible loan losses
  as a percentage of non-performing
  loans(5) .......................       444.32    223.38    225.90     321.94       292.94      234.94      190.94
Non-performing loans as a
  percentage of loans receivable..         0.14      0.21      0.26       0.20         0.30        0.43         .53

Non-performing assets as a per-
  centage of total assets(5) .....         0.09%     0.13%     0.15%      0.12%        0.29%       0.45%       0.64%
Net charge-offs as a percentage
  of average loans, net ..........         0.06%     0.01%     0.07%      0.08%        0.05%         --%      (0.12)%

Regulatory Capital Ratios(7):
Tier 1 capital to average
  assets(8) .....................          6.54%     9.59%     7.90%        --           --          --          --
Tier 1 capital to tangible
  assets(8) .....................            --        --        --       9.92%       20.14%       8.46%       7.89%
Total risk adjusted capital to
  risk adjusted assets(8) ......          15.29     16.66     12.92      20.28        34.27       13.98       13.61
Tier 1 capital to risk-adjusted
  assets(8) ......................        13.69     17.93     14.54      20.98        35.35       15.33       14.90
Leverage ratio(7)(8) .............
Total capital to risk-weighted
  assets(7) ......................        15.29     16.66     12.92      20.28        34.27       13.98       13.61

----------------

 (1) Patriot has classified its investment and mortgage-backed securities as held to maturity or "available for sale" since fiscal 1994 when it adopted Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities.

 (2) Patriot completed its initial public offering on December 1, 1995. Therefore, earnings per share and dividend payout ratio are not applicable for years prior to 1996.

 (3) Special charge representing the special deposit insurance assessment levied against all SAIF member financial institutions by the FDIC to recapitalize its SAIF fund.

 (4) All ratios are based on average monthly balances, annualized for interim periods, during the indicated periods. Return on average assets and return on average equity are calculated before the cumulative effect of change in method of accounting for income taxes.

 (5) The average interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing assets.

 (6) The net interest margin represents net interest income as a percent of average interest-earning assets.

 (7) For definitions and further information relating to regulatory capital requirements, see footnote 10 of the consolidated financial statements.

 (8) Regulatory capital ratios for 1996 and years prior are calculated under OTS guidelines, 1998 and 1997 ratios are calculated using FDIC guidelines due to Patriot's conversion to a state chartered commercial bank.

 (9) Non-performing assets consist of non-performing loans and real estate owned ("REO"). Non-performing loans consist of non-accrual and accruing loans 90 days or more overdue, while REO consists of real estate acquired through foreclosure and real estate acquired by acceptance of a deed in lieu of foreclosure.

(10) Calculated prior to special charge.

(11) Earnings per share for prior periods have been restated to reflect the effect of May 14, 1998 5 for 4 stock split.

                      FIRST LEHIGH SELECTED FINANCIAL DATA


                                            At or for the
                                              Six Months
                                            Ended June 30,            At or for the Year Ended December 31,
                                         -------------------   ---------------------------------------------------
                                           1998       1997       1997       1996       1995       1994       1993
                                         --------   --------   --------   --------   --------   --------   -------
                                                       (Dollars in thousands, except per share data)
Interest income ......................   $  3,751   $  3,966   $  7,806   $  7,679   $  7,038   $  6,508   $ 7,150
Interest expense .....................      1,800      1,793      3,713      3,651      3,554      2,939     3,455
                                         --------   --------   --------   --------   --------   --------   -------
Net interest income ..................      1,951      2,173      4,093      4,028      3,484      3,569     3,695
Provision for loan losses ............        150         90      1,003       (367)       250         25     1,106
Other income .........................        543      1,982      5,290      3,553      2,249      1,455     4,107
Other expenses .......................      2,050      2,109      5,377      5,803      5,399      5,475     6,577
                                         --------   --------   --------   --------   --------   --------   -------
  Income before income taxes .........        294      1,956      3,003      2,145         84       (476)      119
Income taxes .........................          0          0          0          0          0          0       (30)
                                         --------   --------   --------   --------   --------   --------   -------
  Net income .........................   $    294   $  1,956   $  3,003   $  2,145   $     84   $   (476)  $   149
                                         ========   ========   ========   ========   ========   ========   =======
Per Share Data(1):
  Net income (basic)(2)...............       0.03       0.87       1.28       0.86      (0.18)     (0.38)    (0.05)
  Net income (diluted)(2).............       0.03       0.56       0.86       0.63      (0.18)     (0.38)    (0.05)
  Cash dividends .....................         --         --         --         --         --         --        --
  Book value .........................       3.92       3.54       3.86       3.06       2.64       2.27      2.53
  Market price .......................       6.625      4.875      7.00       4.50       4.50       4.25      3.00
Cash dividends .......................         --         --         --         --         --         --        --
Total assets .........................    111,496    112,489    108,719    110,280    103,398    102,373    96,583
Total deposits .......................     95,064     97,959     92,146     95,939     92,312     89,113    88,638
Total equity .........................     14,407     13,359     14,450     12,010     10,233      8,537     7,001
Key ratios:
  Return on average assets (ROA)......       0.53       3.53       2.70       1.99       0.08      (0.48)     0.14
  Return on average stockholders'
    equity (ROE) .....................       4.04      30.62      22.32      18.89       0.87      (6.07)     2.21
  Dividend payout ....................         --         --         --         --         --         --        --
  Average equity to average assets ...      13.19      11.54      12.12      10.53       9.37       7.91      6.33

----------

(1) Per share information has been restated to reflect stock splits and stock dividends issued through December 31, 1997.

(2) Earnings per share amounts have been computed in accordance with the provisions of FASB Statement No. 128, Earnings Per Share.

                    PRO FORMA COMBINED FINANCIAL INFORMATION

     The following tables set forth selected unaudited pro forma financial data reflecting the Consolidation.

     The pro forma information has been prepared assuming that shareholders of Patriot will receive in the Consolidation 1.0 share of Holding Company Common Stock for each share of Patriot Common Stock they own, and shareholders of First Lehigh will receive .428 shares of Holding Company Common Stock for each share of First Lehigh Common Stock and Senior Preferred Stock they own, and .342 shares of Holding Company Common Stock for each share of Series A Preferred Stock they own. See "THE CONSOLIDATION -- Terms of the Consolidation."

     The pro forma financial information included in this Proxy
Statement/Prospectus is presented for illustrative purposes only. Such pro forma financial information does not necessarily reflect what the actual results of the Holding Company would be following completion of the Consolidation.

     The following pro forma information does not give effect to any potential cost savings or potential revenue enhancements that may be realized or incurred as a result of the Consolidation. See "THE CONSOLIDATION -- Management and Operations of the Holding Company After the Consolidation."

Pro Forma Unaudited Combined Condensed Balance Sheet as of June 30, 1998

     The following unaudited pro forma combined condensed balance sheet information reflects (i) the historical consolidated balance sheets of Patriot and First Lehigh as of June 30, 1998 and (ii) the pro forma combined condensed balance sheet of the Holding Company as of such date, after giving effect to the Consolidation. The Consolidation has been reflected as a purchase effective as of June 30, 1998. The unaudited information should be read in conjunction with the historical consolidated financial statements of Patriot and First Lehigh, including the notes thereto, appearing elsewhere in, or incorporated by reference into, this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "FINANCIAL STATEMENTS OF FIRST LEHIGH," and "FINANCIAL STATEMENTS OF PATRIOT."

              PRO FORMA UNAUDITED COMBINED CONDENSED BALANCE SHEET
                               AS OF JUNE 30, 1998
                                 (In thousands)

                                                    Pro        Holding
                                        First      Forma       Company              Pro Forma
                             Patriot    Lehigh   Adjustments  Combined      KFL    Adjustments    Combined
                             --------   -------  -----------  --------     ------  -----------   ----------
Cash and cash equivalents    $ 10,691  $  8,022  $  (832)(1)  $ 17,881    $  (376)  $(6,585)(10) $   10,920
Investments and mortgage-
  backed securities           386,443    34,135    9,230 (2)   429,808                              429,808
Loans held for sale             2,802       210                  3,012                                3,012
Loans                         463,434    62,181  (11,374)(3)   514,241     40,940     1,576(11)     556,757
Allowance for loan losses      (2,817)   (1,819)                (4,636)      (849)                   (5,485)
Goodwill and other
  tangible assets                                 14,505 (4)    14,505                  462(12)      14,967
Foreclosed assets                 179     2,193   (2,193)(5)       179                                  179
Other assets                   15,571     6,574    1,709 (6)    23,854        542                    24,396
                             --------  --------  -------       --------   -------   -------      ----------

  Total assets               $876,303  $111,496  $11,045      $998,844    $40,257   $(4,547)     $1,034,554
                             ========  ========  =======      ========    =======   =======      ==========

Deposits                     $365,604  $ 95,064  $  (311)(7)  $460,357                           $  460,357
Borrowings                    435,728     1,137        0       436,865     31,875                   468,740
Trust Preferred Securities     18,448         0        0        18,448                               18,448
Other liabilities               9,253       888    1,000(8)     11,141      3,735       100(13)      14,976
                             --------  --------  -------      --------    -------   -------      ----------

  Total liabilities          $829,033  $ 97,089  $   689      $926,811    $35,610       100         962,521

  Total stockholders'
     equity                    47,270    14,407   10,356(9)     72,033      4,647    (4,647)(14)     72,033

Total liabilities and
  stockholders' equity       $876,303  $111,496  $11,045      $998,844    $40,257   $(4,547)     $1,034,554
                             ========  ========  =======      ========    =======   =======      ==========


----------------------------

(1)  Payment of First Lehigh dividends in arrears.

(2) Investment of proceeds from disposition of certain First Lehigh loans and foreclosed assets.

(3) Sale of $12,017,000 of First Lehigh's performing and non-performing loans pursuant to an accelerated disposition plan and valuation adjustment of $643,000 on First Lehigh's loans based upon yield and maturity as compared to similar loans.

(4) New goodwill of $9,865,000 and core deposit intangible of $4,640,000 resulting from First Lehigh acquisition.

(5)  Sale of First Lehigh's foreclosed assets.

(6) Deferred tax assets resulting from loss on sale of loans and foreclosed assets, valuation adjustment on loans and deposits and certain transaction costs.

(7) Valuation adjustment on First Lehigh's time deposits based upon yield and maturity as compared to similar deposits.

(8)  Liability for estimated transaction costs.

(9) Elimination of First Lehigh's existing capitalization and issuance of 1,496,000 shares of Patriot common stock.

(10) Cash purchase price for KFL.

(11) Valuation adjustment on KFL's leases based upon yield and maturity as compared to similar leases.

(12) New goodwill resulting from KFL acquisition.

(13) Liability for estimated transaction costs.

(14) Elimination of KFL's existing capitalization.

Pro Forma Unaudited Combined Condensed Statements of Income for the Year Ended December 31, 1997 and the Six Months Ended June 30, 1998

     The following unaudited pro forma combined condensed statements of income reflect the historical consolidated statements of income of Patriot and First Lehigh, as indicated below, for each period presented and the pro forma combined condensed statements of income of the Holding Company, after giving effect to the Consolidation. The Consolidation has been reflected as a purchase. See "THE CONSOLIDATION -- Accounting Treatment." The pro forma combined condensed statements of income do not give effect to any potential cost savings, revenue enhancements. The pro forma combined condensed statements of income for the year ended December 31, 1997 and for the six months ended June 30, 1998 were prepared on the assumption that the consolidation had been completed as of the beginning of the applicable period. The unaudited information should be read in conjunction with the historical consolidated financial statements of Patriot and First Lehigh, including the notes thereto, appearing elsewhere in, or incorporated by reference into, this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," "FINANCIAL STATEMENTS OF FIRST LEHIGH," and "FINANCIAL STATEMENTS OF PATRIOT."

             PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                      (In thousands, except per share data)



                                     First    Pro Forma   Pro Forma         Pro Forma
                           Patriot   Lehigh  Adjustments   Combined  KFL   Adjustments  Combined
                           -------  -------  -----------  --------  ------ -----------  --------
Interest income ........   $30,691  $ 3,751   $(192)(a)   $34,250   $2,364  $ (498)(e)  $36,116
Interest expense .......    22,287    1,800     (81)(b)    24,006      791               24,797
                           -------  -------   -----       -------   ------              ------
Net interest income ....     8,404    1,951    (111)       10,244    1,573    (498)      11,319
Provision for loan             550      150                   700      150                  850
 losses.................
Other income ...........     2,196      543                 2,739       67                2,806
Other expenses .........     7,484    2,050     470(c)     10,004      687      15(f)    10,706
                            ------  -------   -----       -------    -----  ------       ------
Income before income         2,566      294    (581)        2,279      803    (513)       2,569
 taxes..................
Income taxes ...........       598        0      67           665      282    (175)(g)      772
                           -------  -------   -----       -------    -----   -----       ------
Net income .............   $ 1,968  $   294   $(648)(d)   $ 1,614   $  521  $ (338)      $1,797
                           =======  =======   =====       =======   ======  ======       ======

Basic earnings per share   $  0.39                        $  0.25                         $0.28

Diluted earnings per share $  0.37                        $  0.23                         $0.26


---------------------

(a) Adjustment to interest income for sale of performing loans, investment of proceeds from sale of loans and foreclosed assets, amortization of valuation adjustment on loans and payment of dividends in arrears.

(b) Amortization of valuation adjustment on deposit.

(c) Amortization of core deposit intangible over its estimated life in accordance with core deposit analysis and amortization of goodwill on a straight line basis over 20 years.

(d) Tax expense on First Lehigh's actual pretax income and taxable pro forma adjustments at 34%.

(e) Amortization of valuation adjustment on leases and reduction of interest income resulting from payment of cash purchase price.

(f) Amortization of goodwill on a straight line basis over 15 years.

(g) Tax benefit on all adjustments at 34%.

             PRO FORMA UNAUDITED COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      (In thousands, except per share data)



                                            First   Pro Forma    Pro Forma          Pro Forma
                                  Patriot  Lehigh  Adjustments    Combined   KFL   Adjustments  Combined
                                  -------  ------- -----------   --------- ------  -----------  --------
Interest income .........         $50,249  $ 7,806 $  (384)(a)   $57,671   $4,119  $ (996)(e)  $60,794
Interest expense ........          35,807    3,713    (161)(b)    39,359    1,366               40,725
                                  -------  ------- -------       -------   ------              -------
Net interest income .....          14,442    4,093    (223)       18,312    2,753    (996)      20,069
Provision for loan                    915    1,003                 1,918      300                2,218
 losses..................
Other income ............           2,330    5,290                 7,620      210                7,830
Other expenses ..........          11,158    5,377     940 (c)    17,475    1,253      31 (f)   18,759
                                  -------   ------ -------       -------   ------  ------      -------
Income before income                4,699    3,003  (1,163)        6,539    1,410  (1,027)       6,922
 taxes..................
Income taxes ...........            1,326        -     945 (d)     2,271      496    (349)(g)    2,418
                                  -------   ------ -------       -------   ------  ------      -------
Net income .............          $ 3,373  $ 3,003  (2,108)      $ 4,268   $  914  $ (678)     $ 4,504
                                   ======   ======  ======        ======    =====   =====      =======

Basic earnings per share(h)        $ 0.62                         $ 0.62                         $0.65

Diluted earnings per share(h)      $ 0.59                         $ 0.59                         $0.62


---------------------

(a) Adjustment to interest income for sale of performing loans, investment of proceeds from sale of loans and foreclosed assets, amortization of valuation adjustment on loans and payment of dividends in arrears.

(b) Amortization of valuation adjustment on deposit.

(c) Amortization of core deposit intangible over its estimated life in accordance with core deposit analysis and amortization of goodwill on a straight line basis over 20 years.

(d) Tax expense on First Lehigh's actual pretax income and taxable pro forma adjustments at 34%.

(e) Amortization of valuation adjustment on leases and reduction of interest income resulting from payment of cash purchase price.

(f) Amortization of goodwill on a straight line basis over 15 years.

(g) Tax benefit on all adjustments at 34%.

(h) Earnings per share for prior periods have been restated to reflect the effect of the May 14, 1998 5 for 4 stock split.

                                  THE MEETINGS

Date, Time and Place

         Patriot. The Patriot Special Meeting will be held at
___________________________________, Pottstown, Pennsylvania, at 3:00 p.m.,
local time on ________________, December __, 1998.

         First Lehigh. The First Lehigh Special Meeting will be held at ________________________________, Allentown, Pennsylvania, at 11:00 a.m. local time, on __________, December __, 1998.

Matters To Be Considered at the Special Meetings

         Patriot. At the Patriot Special Meeting, holders of Patriot Common Stock will be asked to consider and vote upon the approval and adoption of the Agreement and the approval of the Patriot Adjournment Proposal. Shareholders may also consider and vote upon such other matters as may properly be brought before the Patriot Special Meeting.

         The Board of Directors of Patriot has approved the Agreement and recommends a vote FOR approval and adoption of the Agreement. The Board of Directors has also approved, and recommends a vote FOR approval of, the Patriot Adjournment Proposal.

         First Lehigh. At the First Lehigh Special Meeting, holders of First Lehigh Common Stock, Senior Preferred Stock, and Series A Preferred Stock will be asked to consider and vote upon the approval and adoption of the Agreement and the approval of the First Lehigh Adjournment Proposal. Shareholders may also consider such other matters as may properly be brought before the First Lehigh Special Meeting.

         The Board of Directors of First Lehigh has approved the Agreement and recommends a vote FOR approval and adoption of the Agreement. The Board of Directors has also approved, and recommends a vote FOR approval of, the First Lehigh Adjournment Proposal.

Votes Required

         Patriot. Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the Patriot Record Date must be represented in person or by proxy at the Patriot Special Meeting for a quorum to be present for purposes of voting on the Agreement, the Patriot

Adjournment Proposal and any other matter to be considered at the Patriot Special Meeting. The approval and adoption of the Agreement will require the affirmative vote, in person or by proxy, of the holders of at least a majority of the outstanding shares of Patriot Common Stock. The approval of the Patriot Adjournment Proposal will require the affirmative vote, in person or by proxy, of a majority of votes cast at the Patriot Special Meeting. Each holder of shares of Patriot Common Stock outstanding on the Patriot Record Date will be entitled to one vote for each share held of record at the Patriot Special Meeting. On the Patriot Record Date, directors and executive officers of Patriot owned approximately _______ shares of Patriot Common Stock, or approximately _______% of the then outstanding shares of Patriot Common Stock. Management of Patriot is not aware of any person or entity owning 5% or more of Patriot Common Stock, except the following persons:

                 Name and Address of           Amount and Nature of   Percent
Title of Class   Beneficial Owner              Beneficial Ownership   of Class
--------------   ----------------              --------------------   --------
Common Stock     Patriot Bank                      551,767(1)         10.1%
                 Employee Stock Ownership
                 Plan ("ESOP")
                 High and Hanover Streets
                 Pottstown, PA  19464

Common Stock     Peter B. Cannell & Co., Inc.      430,985(2)          7.9%
                 645 Madison Avenue
                 New York, NY  10022

Common Stock     Brandes Investment                374,725(3)          6.9%
                 12750 High Bluff Drive
                 San Diego, CA  92130

----------------------

(1) Shares of Common Stock were acquired by the ESOP in the conversion. The ESOP Committee of the Board of Directors administers the ESOP. CoreStates Financial Corp., as successor to Meridian Trust Company, has been appointed as the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At September 15, 1998, 114,706 shares had been allocated under the ESOP and 437,061 shares remain unallocated. With respect to unallocated shares, such unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(2)     Based upon an amendment to Schedule 13G filed on January 28, 1998.

(3)     Based upon an amendment to Schedule 13G filed on February 10, 1998.


        First Lehigh. Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the First Lehigh Record Date must be represented in person or by proxy at the First Lehigh Special Meeting for a quorum to be present for purposes of voting on the Agreement, the First Lehigh Adjournment Proposal and any other matter to be considered at the First Lehigh Special Meeting. In addition, holders of a majority of the outstanding shares of the Senior Preferred Stock and a majority of the outstanding shares of Series A Preferred Stock must be present, in person or by proxy, at the First Lehigh Special Meeting for a quorum to be present. The approval and adoption of the Agreement will require the affirmative vote of the holders of at least 80% of the outstanding shares of First Lehigh Common Stock, the affirmative vote of the holders of at least 80% of the outstanding shares of the Series A Preferred Stock and the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of Senior Preferred Stock. The approval of the First Lehigh Adjournment Proposal will require the affirmative vote of a majority of votes cast, in person or by proxy, at the First Lehigh Special Meeting by holders of First Lehigh Common Stock and Series A Preferred Stock voting together as a class.

         Each holder of shares of First Lehigh Common Stock and Senior Preferred Stock outstanding on the First Lehigh Record Date will be entitled to one vote for each share held of record at the First Lehigh Special Meeting. Each holder of Series A Preferred Stock outstanding on the First Lehigh Record Date will be entitled to 3.6 votes for each share held of record on the First Lehigh Record Date. All of the directors and each of the executive officers of First Lehigh have agreed to vote all shares of First Lehigh capital stock that they own on the First Lehigh Record Date in favor of the approval and adoption of the Agreement. On the First Lehigh Record Date, directors and executive officers of First Lehigh owned approximately _______ shares of First Lehigh Common Stock, or approximately _____% of the then outstanding shares of First Lehigh Common Stock, approximately _____ shares of Series A Preferred Stock, or approximately ____% of the then outstanding shares of Series A Preferred Stock, and approximately _____ shares of Senior Preferred Stock, or approximately _____% of the then outstanding shares of Senior Preferred Stock.

         Management of First Lehigh is not aware of any person or entity owning 5% or more of the outstanding shares of First Lehigh Common Stock, except for the following persons:




    Senior                                                               Percent of                                  Percent of
   Preferred                               Percent of      Series A      Outstanding               Senior            Outstanding
     Stock                                Outstanding     Preferred        Series A              Preferred        Senior Preferred
  Beneficially            Common Stock   Common Stock       Stock       Preferred Stock            Stock                Stock
     Owned                Beneficially   Beneficially    Beneficially   Beneficially            Beneficially         Beneficially
Name and Address            Owned(1)       Owned(1)         Owned           Owned                   Owned               Owned
----------------          ------------   ------------    ------------   ---------------         ------------     ----------------
Owned
James L. Leuthe(3)        1,223,780(2)       51.2%       420,000(3)        61.6%                         --            --
1620 Pond Road
Allentown, PA  18104

Frank Henry                 125,000           6.1             --            --                           --            --
P.O. Box 1007
Wilkes-Barre, PA  18773

John H. McKeever            132,800(4)        6.3         50,000            7.3                          --            --
1112 Walnut Drive
Danielsville, PA  18038

Robert B. Colfer            100,000           4.8         50,000            7.3                          --            --
845 W. Wyoming Street
Allentown, PA  18015

A. John May                  42,560           2.0         51,500(5)         7.6                          --            --
4200 One Liberty Place
Philadelphia, PA  19103

Financial East, L.P.         40,000           1.9         50,000            7.3                          --            --
4200 One Liberty Place
Philadelphia, PA  19103

------------------

(1) Includes the number of shares of Common Stock that such persons have the right to acquire upon conversion of the Series A Preferred Stock and the Senior Preferred Stock. The number of shares of Common Stock that
        Mr. Leuthe, Mr. McKeever, Mr. Colfer, Mr. May and Financial East, L.P. have the right to acquire upon conversion of the Series A Preferred Stock is 336,000 shares, 40,000 shares, 40,000 shares, 41,200 shares and 40,000 shares, respectively. The Series A Preferred Stock is convertible at the option of each holder into First Lehigh Common Stock at any time on the following basis: (i) on or before March 31, 1996, each share of Series A Preferred Stock is convertible at the rate of .8 of a share of First Lehigh Common Stock for each share of Series A Preferred Stock and (ii) after March 31, 1996, each share of Series A Preferred Stock is convertible at the rate of .72 of a share of First

        Lehigh Common Stock for each share of Series A Preferred Stock.
        However, the Board of Directors of First Lehigh has approved an amendment to First Lehigh's Articles of Incorporation that would retain the .8 conversion rate until March 1999 subject to shareholder approval, and the share amounts and percentages included in the above table are based upon the .8 per share conversion rate. The Senior Preferred Stock is currently convertible at the option of each holder into First Lehigh Common Stock at any time at the rate of one share of First Lehigh Common Stock for each share of Senior Preferred Stock.

(2) Includes 10,000 shares owned by Mr. Leuthe's wife and 145,640 shares owned by Mr. Leuthe's children and 18,000 shares owned by corporations of which Mr. Leuthe is the controlling shareholder. Mr. Leuthe disclaims beneficial ownership of 12,400 shares of Common Stock held in certain trusts for the benefit of his children that are included in this total.

(3)     Includes 20,000 shares owned by Mr. Leuthe's children.

(4)     Of these shares, 600 shares are owned by Mr. McKeever's wife.

(5) These shares consist of 50,000 shares owned by Financial East, L.P., a limited partnership of which Mr. May is the general partner, and 1,500 shares owned by Mash & Co., a general partnership of which Mr. May is a general partner. Mr. May disclaims beneficial ownership of 36,471 shares owned by Financial East, L.P. and 900 shares owned by Mash & Co.

         Mr. Leuthe has agreed to vote, or cause to be voted, all shares of First Lehigh capital stock owned by him for the Agreement and has granted an irrevocable proxy to vote such shares to Patriot's Board of Directors. See "INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION."

Voting of Proxies

         Shares represented by all properly executed proxies received in time for the Meetings will be voted at such Meetings in the manner specified therein by the holders thereof. In the case of Patriot, properly executed proxies that do not contain voting instructions will be voted in favor of the Agreement and in favor of the Patriot Adjournment Proposal. In the case of First Lehigh, properly executed proxies that do not contain voting instructions will be voted in favor of the Agreement and in favor of the First Lehigh Adjournment Proposal.

         Patriot and First Lehigh each intend to count shares of Patriot Common Stock, First Lehigh Common Stock, Senior Preferred Stock, or Series A Preferred Stock, as the case may be, present in person at the Meetings but not voting, and shares of Patriot Common Stock, First Lehigh Common Stock, Senior Preferred Stock, or Series A Preferred Stock, as the case may be, for which they have received proxies but with respect to which holders of shares have abstained on any matter, as present at the Meetings for purposes of determining the presence or absence of a quorum for the transaction of business.

         The abstention from voting with respect to any proposal by any shareholder who is present in person or by proxy at the Patriot Special Meeting or the First Lehigh Special Meeting will not constitute or be counted as a "vote" cast for purposes of the Patriot Special Meeting or the First Lehigh Special Meeting, respectively. Because the approval of the Agreement at the Patriot Special Meeting will require the affirmative vote, in person or by proxy, of the holders of at least a majority of the outstanding shares of Patriot Common Stock, an abstention with respect to the Agreement will have the same effect as a vote against the Agreement. Because the approval of the Agreement at the First Lehigh Special Meeting will require the affirmative vote of at least 80% of the outstanding shares of First Lehigh Common Stock, at least 80% of the outstanding shares of the Series A Preferred Stock, and at least
66 2/3% of the outstanding shares of Senior Preferred Stock at the First Lehigh Special Meeting, an abstention by a holder of First Lehigh Common Stock or a holder of First Lehigh Preferred Stock with respect to the Agreement will have the same effect (except for dissenters' rights) as a vote against the Agreement. Because approval of the First Lehigh Adjournment Proposal at the First Lehigh Special Meeting requires the affirmative vote of a majority of all votes cast by the shareholders of First Lehigh entitled to vote thereon, an abstention by holders of First Lehigh Preferred Stock will have no effect on the voting on such proposal by such holders at the Meeting.

         Under the applicable rules of the New York Stock Exchange and the National Association of Securities Dealers, Inc. ("NASD"), brokers and/or members, as the case may be, who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to the approval and adoption of the Agreement or the respective Adjournment Proposals in the absence of specific instructions from such customers ("broker non-votes"). Broker non-votes also will not constitute or be counted as "votes" cast for purposes of the Patriot Special Meeting or the First Lehigh Special Meeting. Therefore, a broker non-vote will have the same effect as a vote against the Agreement at the

Patriot Special Meeting. Similarly, a broker non-vote with respect to shares of First Lehigh Common Stock or First Lehigh Preferred Stock will have the same effect as a vote against the Agreement.

         It is not expected that any matter other than those referred to herein will be brought before either of the Meetings. If, however, other matters are properly presented for a vote, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Revocability of Proxies

         The grant of a proxy on the enclosed Patriot or First Lehigh form does not preclude a Patriot shareholder or a First Lehigh shareholder from voting in person. A Patriot shareholder or a First Lehigh shareholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of Patriot (in the case of a Patriot shareholder) or the Secretary of First Lehigh (in the case of a First Lehigh shareholder) a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date or by appearing at the applicable Meeting and voting in person at such Meeting. Attendance at the applicable Meeting will not, in and of itself, constitute revocation of a proxy.

Record Date; Stock Entitled to Vote; Quorum

         Patriot. Only holders of record of Patriot Common Stock on the Patriot Record Date will be entitled to notice of, and to vote at, the Patriot Special Meeting. On the Patriot Record Date, _______ shares of Patriot Common Stock were issued and outstanding and held by approximately _______ holders of record.

         Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the Patriot Record Date must be represented in person or by proxy at the Patriot Special Meeting in order for a quorum to be present for purposes of voting on approval of the Agreement and the Patriot Adjournment Proposal.

         First Lehigh. Only holders of record of First Lehigh Common Stock, Senior Preferred Stock, or Series A Preferred Stock on the First Lehigh Record Date will be entitled to notice of, and to vote at, the First Lehigh Special Meeting. On the First Lehigh Record Date, _______ shares of First Lehigh Common Stock were issued and outstanding and held by approximately _______ holders of record, ______ shares of Senior Preferred Stock were issued and outstanding and held by approximately ______ holders of record, and ______ shares of Series A Preferred Stock were issued and outstanding and held by approximately ______ holders of record.

         Shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the First Lehigh Record Date must be represented in person or by proxy at the First Lehigh Special Meeting in order for a quorum to be present for purposes of voting on approval and adoption of the Agreement and approval of the First Lehigh Adjournment Proposal.

Solicitation of Proxies

         Each of Patriot and First Lehigh will bear the cost of the solicitation of proxies from its own shareholders, except that Patriot and First Lehigh will share equally the cost of printing and mailing this Proxy Statement/Prospectus. In addition to solicitation by mail, the directors, officers and employees of each of Patriot and First Lehigh and their subsidiaries may solicit proxies from shareholders of such company by telephone or telegram or in person without compensation other than reimbursement for their actual expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Patriot and First Lehigh will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

         PATRIOT AND FIRST LEHIGH SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. AS DESCRIBED BELOW UNDER THE CAPTION "THE CONSOLIDATION -- EXCHANGE OF PATRIOT COMMON STOCK AND FIRST LEHIGH COMMON STOCK CERTIFICATES," EACH PATRIOT AND FIRST LEHIGH SHAREHOLDER WILL BE PROVIDED WITH MATERIALS FOR EXCHANGING SHARES OF PATRIOT COMMON STOCK, FIRST LEHIGH COMMON STOCK, SENIOR PREFERRED STOCK, AND SERIES A PREFERRED STOCK AS PROMPTLY AS PRACTICABLE AFTER THE EFFECTIVE DATE.

                                THE CONSOLIDATION

Background of and Reasons for the Consolidation; Recommendations of the Boards of Directors

         Background of the Consolidation

         Since 1987, First Lehigh and First Lehigh Bank have been subject to several regulatory orders and agreements of the FDIC, the Department and the FRB. In addition, in 1995, the FDIC sought and obtained the removal of the former president of First Lehigh and First Lehigh Bank and, since 1995, the FDIC sought the removal of Mr. Leuthe as chairman of First Lehigh, which culminated in a final decision of the FDIC Board dated June 26, 1998 to prohibit Mr. Leuthe from future participation in the affairs of any federally-insured financial institution, including his removal as an officer and director of First Lehigh.

         Because of the existence of enforcement proceedings, the Board of Directors of First Lehigh periodically evaluated the sale of the Company. To that end, the Presidents of First Lehigh Bank and Patriot, Messrs. Roat and Major, met on September 26, 1997 to discuss an acquisition by Patriot of First Lehigh. Subsequent to that initial meeting, a number of discussions ensued between Messrs. Roat and Major about a possible combination. As a result of these discussions, on November 11, 1997, Patriot made a preliminary nonbinding offer to First Lehigh that was subject to further due diligence. On November 19, 1997, Messrs. Roat and Major met to discuss Patriot's preliminary offer. Subsequent to this meeting, Patriot submitted to First Lehigh a due diligence information request list. However, based on ongoing discussions among the members of the Board of Directors of First Lehigh, First Lehigh elected not to proceed with further discussions and negotiations terminated.

         On January 12, 1998, Mr. Roat again met with Mr. Major and delivered to Mr. Major an investment summary prepared by Keefe, Bruyette & Woods Incorporated. Over the next three months, numerous discussions regarding a possible combination occurred. During this period Messrs. Roat and Major regularly updated their respective Boards of Directors as to the status of negotiations. On April 2, 1998, Patriot submitted a written nonbinding offer to the First Lehigh Board of Directors. At the invitation of the First Lehigh Board of Directors, Mr. Major met with the First Lehigh Board to discuss Patriot's proposal. On May 4, 1998, the First Lehigh Board of Directors voted to table consideration of the Patriot offer because of Patriot's requirements regarding the execution by Mr. Leuthe of a standstill agreement, including escrow provisions. On May 7, 1998, Patriot formally rescinded its offer.

         On May 13, 1998, the First Lehigh Board of Directors authorized Mr. Roat to contact Mr. Major to reopen discussions. Over the next month additional discussions occurred that resulted in Patriot submitting another written, nonbinding offer to First Lehigh on July 7, 1998. This offer was amended on July 8, 1998 and was contingent upon completion of additional due diligence. On July 8, 1998, the First Lehigh Board of Directors unanimously accepted Patriot's nonbinding offer and authorized negotiation of the terms of a definitive agreement. Counsel for the parties thereafter began negotiation of a definitive agreement. On July 15, 1998, the Patriot Mergers and Acquisitions Committee approved the acquisition subject to completion of due diligence. Patriot performed due diligence from July 20 through July 25, 1998. On July 23, 1998, the First Lehigh Board of Directors approved the Consolidation subject to negotiation of the terms of a final definitive agreement. Negotiations with respect to the Agreement were completed over the next five days and, on July 28, 1998, the Patriot Board of Directors met and approved the transaction after which the parties executed the Agreement and related documents.

         Reasons for the Consolidation

         Patriot's Reasons for the Consolidation

         In determining whether to enter into the Agreement, Patriot's Board of Directors considered a number of factors, including the following: (i) the financial condition, operating results and future prospects of Patriot and First Lehigh, (ii) historical pro forma financial information on the Consolidation, including among other things, pro forma book value and earnings per share information, dilution analysis and a capital ratio impact information, (iii) a comparison of the Consolidation to other comparable financial institution mergers, based on, among other things, multiples of book value and earnings,
(iv) the opinion of JMS as to the fairness of the Patriot Exchange Ratio to Patriot from a financial point of view, and (v) the natural geographic market extension represented by the First Lehigh franchise.

         In approving the Consolidation, the Patriot Board did not specifically identify any one factor or group of factors being more significant than any other factor in the decision making process, although individual directors may have given one or more factors more weight than other factors. The emphasis of the Patriot Board's discussion in considering the transaction, however, was on the financial aspects of the transaction, particularly (i) the immediate pro forma earnings per share and return on equity accretion to Patriot shareholders and the further potential accretion in light of potential revenue enhancements and cost savings resulting from the Consolidation, (ii) the ability to further expand Patriot's market penetration into the Lehigh Valley, (iii) the fact that the addition of First Lehigh's assets will help accelerate Patriot's conversion to a commercial bank with an increased commercial loan portfolio and increased deposit base, (iv) the ability to increase Patriot's capital base, thereby reducing Patriot's balance sheet leverage and increasing its operating flexibility, (v) perceived opportunities to enhance Holding Company revenues and reduce Holding Company operating expenses following the consolidation, and (vi) the increase in number of outstanding shares of capital stock of the Holding Company and the resulting increased market capitalization and liquidity for the Holding Company's stock.

         First Lehigh's Reasons for the Consolidation

         In determining whether to enter into the Agreement, First Lehigh's Board of Directors considered a number of factors, including the following: (i) the financial condition, operating results and future prospects of First Lehigh and Patriot; (ii) historical and pro forma financial information on the Consolidation, (iii) a comparison of the Consolidation to other comparable financial institution mergers, based on, among other things, multiples of book value and earnings, (iv) the opinion of Danielson Associates Inc. as to the fairness of the exchange ratio to First Lehigh Shareholders from a financial point of view, (v) a review of Patriot's asset/liability structure, (vi) the operating and marketing philosophy of Patriot compared to First Lehigh and (vii) the future operating prospects of Patriot as an active competitive financial institution in the Lehigh Valley market.

         Approval of the Consolidation by the First Lehigh Board was not based on any single factor but rather a series of benefits to be derived by shareholders, customers and employees. The Board considered Patriot's ability to profitably service the First Lehigh customer base with an expanded product line in comparison to current First Lehigh products and recognized an immediate advantage, upon consolidation and data processing systems conversion, that would accrue to customers. Also, Patriot has made significant investment in data processing systems and organizational infrastructure which First Lehigh's management had identified as areas in which it would be required to invest substantial financial resources in the immediate future to remain competitive and profitable. Third, Patriot is in a growth mode which First Lehigh's management believes may provide opportunities for First Lehigh's employees. First Lehigh's management also believes that the Consolidation will result in a larger company with an increased number of outstanding shares of capital stock of the Holding Company with increased market capitalization and liquidity to shareholders for the Holding Company's stock.

         The foregoing discussion of the information and factors considered by the First Lehigh Board of Directors is not intended to be exhaustive but is believed to include all material factors considered by the First Lehigh Board of Directors. In reaching its determination to approve and recommend the Consolidation, the First Lehigh Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the Consolidation and the other transactions contemplated by the Agreement, considering, among other things, the matters discussed above and the opinions of Danielson referred to above, the First Lehigh Board of Directors (with all directors present and no directors absent) approved and adopted the Agreement and the transactions contemplated thereby, including First Lehigh Stock Option Agreement, by a unanimous vote, as being in the best interests of First Lehigh and its shareholders.

         Recommendation of the Patriot Board of Directors

         The Board of Directors of Patriot believes that the terms of the Consolidation are fair to, and in the best interests of, Patriot and its shareholders and has approved the Agreement. The Board of Directors of Patriot unanimously recommends that the shareholders of Patriot approve the Agreement.

         Recommendation of the First Lehigh Board of Directors

         The Board of Directors of First Lehigh believes that the terms of the Consolidation are fair to, and in the best interests of, First Lehigh and its shareholders and has approved the Agreement. The Board of Directors of First Lehigh unanimously recommends that the shareholders of First Lehigh approve and adopt the Agreement. See "-- Background of and reasons for the Consolidation; Recommendations of the Board of Directors -- Background of the Consolidation" for information concerning the approval of the Agreement and recommendation by the First Lehigh Board of Directors.

Terms of the Consolidation

         Upon completion of the Consolidation, the separate legal existence of each of Patriot and First Lehigh will cease. All property, rights, powers, duties, obligations, debts and liabilities of Patriot and First Lehigh will automatically be taken and deemed to be transferred to and vested in the Holding Company, in accordance with Pennsylvania law. The Holding Company, as the surviving corporation, will be governed by the Articles of Incorporation and Bylaws of the Holding Company. The Articles of Incorporation and Bylaws of the Holding Company are set forth as Exhibits A and B, respectively, to the Articles of Consolidation which will be filed with the Pennsylvania Department of State and the Delaware Secretary of State on the Effective Date and which are set forth as Exhibit 4 to the Agreement attached as Annex A to this Proxy Statement/Prospectus. For a description of the differences between Patriot's Articles of Incorporation and Bylaws and the Holding Company's Articles of Incorporation and Bylaws, and between First Lehigh's Articles of Incorporation and Bylaws and the Holding Company's Articles of Incorporation and Bylaws, see "COMPARISON OF SHAREHOLDER RIGHTS."

         At the Effective Date of the Consolidation, each outstanding share of Patriot Common Stock (other than any Excluded Shares) will be automatically converted into, and become a right to receive, 1.0 shares of Holding Company Common Stock (the "Patriot Exchange Ratio"), and (b) each outstanding share of First Lehigh Common Stock and Senior Preferred Stock (other than any Dissenting Shares and Excluded Shares) will be automatically converted into, and become a right to receive, .428 shares of Holding Company Common Stock, and each outstanding share of Series A Preferred Stock (other than any Dissenting Shares and Excluded Shares) will be automatically converted into, and become a right to receive, .342 shares of Holding Company Common Stock; provided that the average value of a share of Patriot Common Stock, determined in accordance with the Agreement, over a twenty trading day period immediately preceding the Effective Date (the "Patriot Market Value") is between $14.71 and $17.97. If the Patriot Market Value is less than $14.71, then each share of First Lehigh Common Stock and Senior Preferred Stock will be converted into such number of shares as is equal to $6.30 divided by the Patriot Market Value and each share of Series A Preferred Stock will be converted into such number of shares as is equal to $5.04 divided by the Patriot Market Value; provided that if the Patriot Market Value is less than $13.07, then Patriot can elect to have each share of First Lehigh Common Stock and Senior Preferred Stock converted into .482 shares of Holding Company Common Stock and each share of Series A Preferred Stock converted into .38562 shares of Holding Company Common Stock. If the Patriot Market Value is greater than $17.97, then each share of First Lehigh Common Stock and Senior Preferred Stock will be converted into such number of shares as is equal to $7.69 divided by the

Patriot Market Value and each share of Series A Preferred Stock will be converted into such number of shares as is equal to $6.15 divided by the Patriot Market Value. The ratios at which shares of First Lehigh Common Stock, Senior Preferred Stock, and Series A Preferred Stock are converted into shares of Holding Company Common Stock are referred to herein as the "First Lehigh Common Exchange Ratio" and the "Series A Preferred Exchange Ratio." First Lehigh has the right to terminate the Agreement if the Patriot Market Value is less than $12.26.


         The Patriot Exchange Ratio, the First Lehigh Exchange Ratio, and the Series A Preferred Exchange Ratio will be subject to adjustment to prevent dilution in the event of additional stock splits, reclassifications or other similar events.

         The Holding Company will in all events pay cash to Patriot and First Lehigh shareholders in lieu of issuing fractional shares of Holding Company Common Stock.

         As of the Patriot Record Date, directors and executive officers of Patriot and/or Patriot Bank held options to purchase an aggregate of _______ shares of Patriot Common Stock which had been granted pursuant to Patriot's stock option plans (the "Patriot Options"). As of the First Lehigh Record Date, Wilbur R. Roat, President and Chief Executive Officer of First Lehigh and First Lehigh Bank, held options to purchase an aggregate of 60,000 shares of First Lehigh Common Stock which had been granted pursuant to First Lehigh's stock option plans (the "First Lehigh Options"). On the Effective Date, each Patriot Option and First Lehigh Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of Patriot Common Stock or First Lehigh Common Stock, as the case may be, and shall be converted automatically into an option to purchase shares of Holding Company Common Stock, and the Holding Company shall assume each Patriot Option and First Lehigh Option, in accordance with the terms of the applicable Patriot and First Lehigh stock option plan and stock option agreement by which it is evidenced, except that from and after the Effective Date, (i) the Holding Company and its Board of Directors or a duly authorized committee thereof shall be substituted for Patriot, First Lehigh and their respective Boards of Directors or duly authorized committees thereof administering such Patriot or First Lehigh stock option plan, as the case may be, (ii) each Patriot Option and First Lehigh Option assumed by the Holding Company may be exercised solely for shares of Holding Company Common Stock, (iii) the number of shares of Holding Company Common Stock subject to any Patriot Option or First Lehigh Option shall be equal to the number of shares of Patriot Common Stock or First Lehigh Common Stock subject to such Patriot Option or First Lehigh Option, as the case may be, immediately prior to the Effective Date multiplied by the Patriot Exchange Ratio or the First Lehigh Common Exchange Ratio, as the case may be, provided that any fractional shares of Holding Company Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Patriot Option or First Lehigh Option, as the case may be, shall be adjusted by dividing the per share exercise price under each such Option by the Patriot Exchange Ratio or the First Lehigh Common Exchange Ratio, as the case may be, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii) and (iv) of the preceding sentence, each Patriot Option and First Lehigh Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

         The Holding Company Common Stock and cash to be received by the holders of Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock in lieu of fractional interests in Holding Company Common Stock (including the holders of Patriot Options and First Lehigh Options to acquire Patriot Common Stock and First Lehigh Common Stock, respectively) in exchange for each share (other than any Dissenting Shares and Excluded Shares) of Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock (including shares subject to options) are referred to herein as the "Consideration."

Opinions of Financial Advisors

         Opinion of Patriot's Financial Advisor

         Patriot has retained Janney Montgomery Scott ("JMS") to render a fairness opinion in connection with the Consolidation. JMS has rendered opinions that, based upon and subject to the various considerations set forth therein, as of July 28, 1998, and as of the date of this Proxy Statement/ Prospectus, that the First Lehigh Exchange Ratios are fair, from a financial point of view, to the holders of Patriot Common Stock.

         The full text of JMS' opinion as of the date thereof, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex D to this Proxy Statement/Prospectus, is incorporated herein by reference, and should be read in its entirety in connection with this Proxy Statement/Prospectus. The summary of the opinion of JMS set forth herein is qualified in its entirety by reference to the full text of such opinion attached as Annex D to this Proxy Statement/Prospectus (the "Proxy Opinion"). The Proxy Opinion of JMS is directed only to the First

Lehigh Exchange Ratios and does not constitute a recommendation to any holder of Patriot Common Stock as to how such shareholder should vote at the Patriot Special Meeting.

         JMS was selected to render its opinions based upon its qualifications, expertise and experience. JMS has knowledge of, and experience with, Pennsylvania banking markets and banking organizations operating in those markets and was selected by Patriot because of its knowledge of, experience with, and reputation in the financial services industry. In addition, JMS co-managed a private offering of trust preferred securities for Patriot in June 1997.

         On July 28, 1998, the Patriot Board of Directors approved the Agreement and JMS delivered an oral opinion (the "Preliminary Opinion") to the Patriot Board of Directors stating that, as of such date, the First Lehigh Exchange Ratios (which were determined by the Board of Directors at arm's- length negotiations with First Lehigh) were fair to the holders of Patriot Common Stock from a financial point of view. JMS reached the same opinion as of the date of this Proxy Statement/Prospectus.

         In connection with rendering its Proxy Opinion, JMS, among other things: (i) reviewed the historical financial performances, current financial positions and general prospects of Patriot and First Lehigh, (ii) reviewed the Agreement, (iii) reviewed the Registration Statement on Form S-4, (iv) reviewed and analyzed historical market prices and trading activity of Patriot and First Lehigh, (v) reviewed publicly-available information such as annual reports, SEC filings and research reports; (vi) considered the terms and conditions of the proposed Consolidation between Patriot and First Lehigh as compared with the terms and conditions of comparable bank mergers and acquisitions, (vii) discussed with certain members of Patriot's and First Lehigh's senior management the strategic aspects of the Consolidation, including estimated potential cost savings and revenue enhancements; (viii) compared the respective results of operations for Patriot and First Lehigh with those of certain publicly-traded companies which were deemed relevant to Patriot and First Lehigh; (ix) considered the pro forma effects of the Consolidation on Patriot's earnings per share, book value per share, tangible book value per share, and cash dividends per share of Patriot; and (x) conducted such other financial analyses, studies and investigations as JMS deemed appropriate.

         JMS relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by and discussed with it for purposes of its opinions. With respect to Patriot's and

First Lehigh's financial forecasts reviewed by JMS in rendering its opinion, JMS assumed that such financial forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Patriot and First Lehigh as to the future financial performance of Patriot and First Lehigh. JMS did not make an independent evaluation or appraisal of the assets (including loans) or liabilities of Patriot or First Lehigh nor was it furnished with any such appraisal. JMS also did not independently verify and has relied on and assumed that all allowances for loan and lease losses set forth in the balance sheets of Patriot and First Lehigh were adequate and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements.

         The following is a summary of selected analyses prepared and analyzed by JMS in connection with its Preliminary and Proxy Opinions but does not purport to be a complete description of the analyses undertaken by JMS. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to a partial analysis or summary description. JMS believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying the Preliminary and Proxy Opinions. In performing its analyses, JMS made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of Patriot, First Lehigh and JMS. Any estimates contained in JMS' analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Because such estimates are inherently subject to uncertainty, neither Patriot or JMS assumes responsibility if future results or actual values are materially different from these estimates.

         Comparison of Stock Price Performance. JMS compared the relative stock price performance of Patriot, First Lehigh and the NASD Bank Stock Index from January 1, 1997 through July 24, 1998. Patriot's stock price for that period exceeded the performance of the NASD Bank Stock Index. In comparison, First Lehigh's stock price for that period lagged the NASD Bank Stock Index.

         Analysis of County Deposit Market Share. JMS examined the deposit market shares for the periods ended June 30, 1997, June 30, 1996 and June 30, 1995 for both Patriot and First Lehigh in the counties where First Lehigh

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

maintains deposit-taking facilities. JMS reviewed total county market share and compared them to other insured deposit-taking institutions in such counties. JMS also reviewed deposit growth rates over that period for both Patriot and First Lehigh and compared them to other insured deposit-taking institutions in such counties.

         Comparable Company Analysis. JMS compared selected financial and operating data for First Lehigh with those of a peer group of selected banks and bank holding companies located in Pennsylvania and New Jersey with assets less than $250 million (the "First Lehigh Peer Group"). The analysis compared price per share as a multiple of latest twelve month earnings per share, price per share as a percentage of estimated 1998 earnings per share, price per share as a percentage of tangible book value per share, dividend yield, equity as a percentage of assets, nonperforming assets plus loans 90 days past due as a percentage of assets, loan loss reserves as a percentage of nonperforming assets plus loans 90 days past due, return on average assets, return on average equity and efficiency ratios.

         In addition, JMS also compared selected financial and operating data for Patriot with those of a peer group of selected bank and bank holding companies located in Pennsylvania and New Jersey with assets between $500 million and $1.0 billion (the "Patriot Peer Group"). The analysis compared price per share as a multiple of latest twelve month earnings per share, price per share as a percentage of estimated 1998 earnings per share, price per share as a percentage of tangible book value per share, dividend yield, equity as a percentage of assets, nonperforming assets plus loans 90 days past due as a percentage of assets, loan loss reserves as a percentage of nonperforming assets plus loans 90 days past due, return on average assets, return on average equity and efficiency ratios.

         Pro Forma Merger Analysis. JMS analyzed, using projections provided by Patriot and First Lehigh, certain pro forma effects resulting from the Consolidation based on the First Lehigh Exchange Ratios. JMS examined the Consolidation as if the transaction closed on December 31, 1998 (including assumptions regarding estimated potential revenue enhancements and estimated potential cost savings). The principal conclusions were that the Consolidation would have a significantly positive impact on the earnings per share, return on assets and return on equity of Patriot and negative impact on the tangible book value per share.

         Analysis of Selected Merger and Acquisition Transactions. JMS analyzed certain financial aspects of selected mergers and acquisitions of banks and bank holding companies with assets between $50 million and $200 million announced since January 1, 1998. The analysis compared equity as a percentage of assets, return on average assets, return on average equity, and nonperforming assets as a percentage of assets. The analysis also compared the imputed transaction value per share as a percentage of book value per share, the imputed transaction value per share per share as a percentage of tangible book value per share, the imputed transaction value per share as a multiple of the latest twelve months of earnings per share, the imputed transaction value as a percentage of deposits, the imputed transaction value as a percentage of assets and the tangible book premium as a percentage of core deposits. In summary, the analysis indicated that the value to be offered by Patriot to the shareholders of First Lehigh compared favorably to the value offered in the transactions described herein.

         Discounted Dividend Analyses. Using discounted dividend analyses, JMS estimated the present value of the future dividend streams that First Lehigh could produce on a stand-alone basis over a five-year period under different assumptions, if First Lehigh performed in accordance with various earnings growth forecasts. JMS also estimated the terminal value for First Lehigh's Common Stock after the five year period by applying a range of earnings multiples from 15 to 19 times First Lehigh's terminal year earnings. The range of multiples used reflected a variety of scenarios regarding the growth and profitability prospects of First Lehigh. The dividend streams and terminal values were then discounted to present value using discount rates ranging from 10% to 15%, reflecting different assumptions regarding the rates of return required by holders or prospective buyers of First Lehigh's Common Stock.

         In reaching its opinion as to fairness, none of the analyses performed by JMS was assigned a greater significance by JMS than any other. As a result of its consideration of the aggregate of all factors present and analyses performed, JMS reached the conclusion, and opined, that the First Lehigh Exchange Ratios, as set forth in the Agreement, are fair from a financial point of view to holders of Patriot Common Stock.

         In connection with delivering its Proxy Opinion, JMS updated certain analyses described above to reflect current market conditions and events occurring since the date of the Agreement. Such reviews and updates led JMS to conclude that it was not necessary to change the conclusions it had reached in connection with rendering the Preliminary Opinion.

         JMS, as part of its investment banking business, is regularly engaged in the valuation of assets, securities and companies in connection with various types of asset and security transactions, including mergers, acquisitions, private placements, and valuation for various other purposes and in the determination of adequate consideration in such transactions.

         The Proxy Opinion of JMS was based solely upon the information available to it and the economic, market and other circumstances as they existed as of the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing its Proxy Opinion. JMS has not undertaken to reaffirm and revise its Proxy Opinion or otherwise comment upon any events occurring after the date hereof.

         In delivering its Preliminary Opinion and Proxy Opinion, JMS assumed that in the course of obtaining the necessary regulatory and governmental approvals for the Consolidation, no restrictions will be imposed on the Holding Company that would have a material adverse effect on the contemplated benefits of the Consolidation. JMS also assumed that there would not occur any change in applicable law or regulation that would cause a material adverse change in the prospects or operations of Patriot and First Lehigh after the Consolidation.

         Pursuant to the terms of the engagement letter dated July 28, 1998, Patriot paid JMS $25,000 upon the issuance of the Preliminary Opinion. In addition, Patriot has also agreed to pay JMS $50,000 upon the issuance of the Proxy Opinion to reimburse JMS for its reasonable out-of-pocket expenses. Whether or not the Consolidation is completed, Patriot has agreed to indemnify JMS and certain related persons against certain liabilities relating to or arising out of its engagement.

         THE FOREGOING PROVIDES ONLY A SUMMARY OF THE PROXY OPINION OF JMS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THAT OPINION, WHICH IS SET FORTH AS ANNEX D TO THIS PROXY STATEMENT/PROSPECTUS.

      Opinion of First Lehigh's Financial Advisor

         First Lehigh retained Danielson Associates Inc. ("Danielson Associates") to advise the First Lehigh Board of Directors as to its "fair" sale value and the fairness to its shareholders of the financial terms of the offer to acquire First Lehigh. Danielson Associates is regularly engaged in the valuation of banks, bank holding companies, and thrifts in the connection with mergers, acquisitions, and other securities transactions; and has knowledge of, and experience with, the Pennsylvania banking markets and banking organizations operating in those markets. Danielson Associates was selected by First Lehigh because of its knowledge of, expertise with, and reputation in the financial services industry.

         In such capacity, Danielson Associates reviewed the Agreement with respect to the pricing and other terms and conditions of the Consolidation, but the decision as to accepting the offer was ultimately made by the Board of Directors of First Lehigh. Danielson Associates rendered its oral opinion to the First Lehigh Board of Directors, which it subsequently confirmed in writing, that as of the date of such opinion, the financial terms of the Patriot offer were "fair" to First Lehigh and its shareholders. No limitations were imposed by the First Lehigh Board of Directors upon Danielson Associates with respect to the investigation made or procedures followed by it in arriving at its opinion.

         In arriving at its opinion, Danielson Associates (a) reviewed certain business and financial information relating to First Lehigh and Patriot, including annual reports for the fiscal year ended December 31, 1997 and call report data from 1989 to 1997 including quarterly reports for 1998; (b) discussed the past and current operations, financial condition and prospects of First Lehigh with its senior executives; (c) analyzed the pro forma impact of the merger on Patriot's earnings per share, capitalization, and financial ratios; (d) reviewed the reported prices and trading activity for the First Lehigh and the Patriot Common Stock and compared them to similar bank holding companies; (e) reviewed and compared the financial terms, to the extent publicly available, with comparable transactions; (f) reviewed the Agreement and certain related documents; and (g) considered such other factors as were deemed appropriate.

         Danielson Associates did not obtain any independent appraisal of assets or liabilities of First Lehigh or Patriot or their respective subsidiaries. Further, Danielson Associates did not independently verify the information provided by First Lehigh and assumed the accuracy and completeness of all such information.

         In arriving at its opinion, Danielson Associates performed a variety of financial analyses. Danielson Associates believes that its analyses must be considered as a whole and that consideration of portions of such analyses and the factors considered therein, without considering all the factors and analyses, could create an incomplete view of the analyses and the process underlying Danielson Associates' opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis and summary description.

         In its analyses, Danielson Associates made certain assumptions with respect to industry performance, business and economic conditions, and other matters, many of which were beyond First Lehigh's or Patriot's control.

Any estimates contained in Danielson Associates analyses are not necessarily indicative of the future results of value, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.

         The following is a summary of selected analyses considered by Danielson Associates in connection with its opinion letter.

Pro Forma Merger Analyses

         Danielson Associates analyzed the changes in the amount of earnings and book value represented by the receipt of about $23.4 million at the time of the Agreement for all of the outstanding shares of First Lehigh Common Stock, which will be paid in Patriot common stock. The analysis evaluated, among other things, possible dilution in earnings and capital per share for Patriot Common Stock.

Comparable Companies

         Danielson Associates compared First Lehigh's (a) tangible capital of 13.13% of assets as of March 31, 1998, (b) 4.68% of assets nonperforming as of March 31, 1998, and (c) net operating income of .11% of average assets for the trailing twelve month period ending March 31, 1998, with the medians for selected Pennsylvania banks, which Danielson Associates deemed comparable. These banks included Neffs Bank, New Tripoli Bank, Citizens National Bank of Slatington and Merchants Bank of Bangor. Their medians were (a) tangible capital of 15.36% of assets, (b) 1.05% of assets nonperforming, and (c) net operating income of 2.39% of average assets.

         Danielson Associates also compared Patriot's (a) stock price of July 24, 1998 of 22.7 times adjusted earnings and 155% of book, (b) dividend yield based on trailing four quarters as of June 30, 1998 and stock price as of July 24, 1998 of 1.81%, (b) tangible capital as of June 30, 1998 of 5.39% of assets,
(d) nonperforming assets as of June 30, 1998 equal to .09% of total assets, (e) return on average assets during the trailing four quarters ended June 30, 1998 of .44% and (f) return on average equity during the same period of 8.04%, with the medians for selected banks and bank holding companies that Danielson Associates deemed to be comparable to Patriot. The selected institutions included ESB Financial Corp., Fidelity Bancorp, Inc., First Keystone Financial, Inc., Parkvale Financial Corporation, Progress Financial Corporation, TF Financial Corp. and York Financial Corp. in Pennsylvania; and FMS Financial Corporation, Lakeview Financial Corp., Raritan Bancorp, Inc. and

Statewide Financial Corp. in New Jersey. The comparable medians were (a) stock price of 18.6 times earnings and 170% of book, (b) dividend yield of 1.71%, (c) tangible capital of 6.84% of assets, (d) .47% of assets nonperforming, (e) return on average assets of 1.84% and (f) return on average equity of 11.07%. Danielson Associates also compared other income, expense, and balance sheet information of such companies with similar information about Patriot.

         Furthermore, Danielson Associates compared Patriot to similar performing publicly-traded thrifts and banks in the United States. The comparable thrifts included Commonwealth Bancorp, Inc. of Pennsylvania, Elmira Savings Bank and Haven Bancorp, Inc. of New York, First Federal Savings-East Hartford of Connecticut and Firstfed America Bancorp of Massachusetts. The comparable medians were (a) stock price as of July 24, 1998 equal to 20.8 times adjusted earnings and 140% of book, (b) dividend yield based on trailing four quarters as of June 30, 1998 and stock price as of July 24, 1998 of 1.51%, (c) tangible capital as of June 30, 1998 of 6.77% of assets, (d) nonperforming assets during the trailing four quarters ended June 30, 1998 equal to .36% of total assets, (e) return on average assets during the trailing four quarters ended June 30, 1998 of .58% and (f) return on average equity during the same period of 7.43%.

         The comparable underperforming banks included CB Bancshares, Inc. of Hawaii, CoVest Bancshares, Inc. and Wintrust Financial of Illinois, Fidelity National Corp. of Georgia and Republic Security Financial of Florida. The comparable medians were (a) stock price equal to 33.0 times adjusted earnings and 199% of book, (b) dividend yield of .66%, (c) tangible capital of 8.00% of assets, (d) .83% of assets nonperforming, (3) return on average assets of .54% and (f) return on average equity of 5.92%. Other income, expense, and balance sheet information of such companies was compared with similar information about Patriot by Danielson Associates.

Comparable Transaction Analysis

         Danielson Associates compared the consideration to be paid in the merger to the equity capital of First Lehigh with capital multiples paid in acquisition of banks in Kentucky, Maryland, Ohio, Pennsylvania and West Virginia through the opinion date. Of these, the most applicable recent transactions included Jeff Banks/Regent, HUBCO/Community, ML/Penncore and HUBCO/Security National. At the time Danielson Associates made its analysis, the consideration to be paid in the merger was 158% of First Lehigh's March 31, 1998 book value. This compares to the median multiple of 190% of book value for the comparable acquisitions.

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

Other Analysis

         In addition to performing the analyses summarized below, Danielson Associates also considered the general market for bank and thrift mergers, the historical financial performance of First Lehigh and Patriot, the deposit market shares of both banks, and the general economic conditions and prospects of those banks.

         No company or transaction used in this composite analysis is identical to First Lehigh or Patriot. Accordingly, an analysis of the results of the foregoing is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values of the company or companies to which they are being compared.

         The summary set forth above does not purport to be a complete description of the analyses and procedures performed by Danielson Associates in the course of arriving at its opinions. In payment for its services as the financial advisor to First Lehigh, Danielson Associates has been paid a fee of $15,000.

         The full text of the opinion of Danielson Associates dated as of July 27, 1998, which sets forth assumptions made and matters considered, is attached hereto as Annex E to this Proxy Statement/Prospectus. First Lehigh shareholders are urged to read this opinion in its entirety. Danielson Associates' opinion is directed only to the consideration to be received by First Lehigh shareholders in the Consolidation and does not constitute a recommendation to any First Lehigh shareholder as to how such shareholder should vote at the First Lehigh Meeting.

Effective Date of the Consolidation

         Under the Agreement, the Effective Date will be the date on which Articles of Consolidation are filed with the Pennsylvania Department of State and the Delaware Department of State which will be the same date as the Closing Date. The Closing Date will be the fifth business day following satisfaction or waiver of the conditions to the consummation of the Consolidation as specified in the Agreement or such other date as Patriot and First Lehigh may mutually agree. The parties presently expect that the Effective Date will occur in the first quarter 1999. See " -- Conditions to the Consolidation" herein.

         The Agreement may be terminated by either party if, among other reasons, the Effective Date does not occur on or before March 31, 1999, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate the Agreement to perform or observe in any material respect its agreements required to be performed or observed by such party on or before the Effective Date. See " -- Termination; Effect of Termination."

Exchange of Stock Certificates

         The conversion of Patriot Common Stock and First Lehigh Common Stock and First Lehigh Preferred Stock into Holding Company Common Stock will occur automatically at the Effective Date. As soon as practicable after the Effective Date, the Holding Company, or a transfer agent designated by the Holding Company, in the capacity of exchange agent (the "Exchange Agent"), will send a transmittal form to each Patriot and First Lehigh shareholder of record. The transmittal form will contain instructions with respect to the surrender of certificates representing Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock to be exchanged for Holding Company Common Stock. Under the Agreement, certificates representing shares of Holding Company Common Stock and checks for cash in lieu of fractional interests in shares of Holding Company Common Stock must be mailed to former shareholders of Patriot and First Lehigh as soon as reasonably possible but in no event later than 20 business days following the receipt of certificates representing former shares of Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock duly endorsed.

         PATRIOT AND FIRST LEHIGH SHAREHOLDERS SHOULD NOT FORWARD PATRIOT OR FIRST LEHIGH STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED TRANSMITTAL FORMS. PATRIOT AND FIRST LEHIGH SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

         Until the certificates representing Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock are surrendered for exchange after completion of the Consolidation, holders of such certificates will not receive, and will not be paid dividends on, the Holding Company Common Stock into which such shares have been converted. When such certificates are surrendered, any unpaid dividends will be paid without interest. For all other purposes, however, each certificate which represents shares of Patriot Common Stock, First Lehigh Common Stock, or First Lehigh Preferred Stock outstanding at the Effective Date (other than any Dissenting Shares and Excluded Shares) will be deemed to evidence ownership of and the right to receive the shares of Holding Company Common Stock (and cash in lieu of fractional shares) into which those shares have been converted by virtue of

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

the Consolidation. Neither Patriot, First Lehigh nor the Holding Company will be liable to any holder of shares of Patriot Common Stock, First Lehigh Common Stock, or First Lehigh Preferred Stock for any amount paid in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

         All shares of Holding Company Common Stock issued upon conversion of shares of Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock, subject, however, to the Holding Company's obligation to pay any dividends or make any other distributions with a record date on or prior to the Effective Date, which may have been declared or made by Patriot or First Lehigh on such shares of Patriot Common Stock or First Lehigh Preferred Stock in accordance with the Agreement and which remain unpaid at the Effective Date.

         No fractional shares of Holding Company Common Stock will be issued to any shareholder of First Lehigh upon completion of the Consolidation. For each fractional share that would otherwise be issued in connection with the conversion of the First Lehigh Common Stock and Senior Preferred Stock, the Holding Company will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price of a share of Holding Company Common Stock on the Nasdaq National Market System (the "Holding Company Market Price") on the first day Holding Company Common Stock is traded after the Effective Date. For each fractional share that would otherwise be issued in connection with the conversion of the Series A Preferred Stock, the Holding Company will pay by check an amount equal to the product obtained by multiplying the fractional interest to which such holder would otherwise be entitled by 80% of the Holding Company Market Price on the first day Holding Company Common Stock is traded after the Effective Date.

Conditions to the Consolidation

         The obligations of Patriot and First Lehigh to effect the Consolidation are subject to various conditions, which include the following:

         (a) all action required to be taken by, or on the part of, Patriot and First Lehigh to authorize the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Agreement, shall have been duly and validly taken and Patriot and First Lehigh shall have received certified copies of the resolutions of the other party evidencing such authorizations;

         (b) the obligations and covenants of Patriot and First Lehigh required by the Agreement to be performed by Patriot and First Lehigh at or prior to the Effective Date shall have been duly performed and complied with in all material respects;

         (c) the representations and warranties of Patriot and First Lehigh set forth in the Agreement shall be true and correct, as of the date of the Agreement, and as of the Effective Date as though made on and as of the Effective Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect (see "-- Representations and Warranties");

         (d) Patriot and First Lehigh shall have received all required approvals ("Regulatory Approvals") of regulatory authorities of the Consolidation, without the imposition of any term or condition that would have a Material Adverse Effect on the Holding Company upon completion of the Consolidation and all notice and waiting periods required thereunder shall have expired or been terminated (see "-- Regulatory Approvals");

         (e) there shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated by the Agreement;

         (f) Patriot and First Lehigh shall each have received an opinion of Stevens & Lee that, among other things, the Consolidation will be treated for federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code (see "-- Certain Federal Income Tax Consequences");

         (g) All accrued but unpaid dividends in arrears with respect to the First Lehigh Series A Preferred Stock shall have been paid;

         (h) the Agreement shall have been approved by the shareholders of First Lehigh and Patriot by such vote as is required under the BCL, the DGCL, their respective Articles of Incorporation, Bylaws and applicable Nasdaq requirements; and

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         (i) the Holding Company Common Stock shall be approved for quotation on the Nasdaq Stock Market National Market System.

         In addition to the foregoing conditions, the obligation of Patriot to effect the consolidation are subject to satisfaction of each of the following conditions:

         (a) No adjustment shall have occurred with respect to the conversion rights of any holder of the Senior Preferred Stock or the Series A Preferred Stock;

         (b) Each regulatory agreement to which First Lehigh is a party shall have been terminated by the applicable regulatory authority;

         (c) The FDIC shall have consented in writing to the terms of the Standstill Agreement between Patriot and James L. Leuthe; and

         (d) Mr. Leuthe shall have complied with all terms of the Standstill Agreement to be complied with prior to or concurrently with completion of the Consolidation and all outstanding indebtedness of Mr. Leuthe to First Lehigh Bank shall have been repaid in full.

         In addition to the foregoing, the obligations of each party to the Agreement are conditioned on other conditions which are customary for transactions of the type contemplated by the Agreement.

         Except for the requirements of shareholder approval, Regulatory Approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the Agreement, each of the conditions described above may be waived in the manner and to the extent described in " -- Amendment; Waivers" herein. Neither Patriot nor First Lehigh, however, anticipates waiving the conditions that it receive an opinion of counsel that provides, among other things, that the Consolidation will be treated as a "reorganization" within the meaning of Section 368(a) of the Code. If for any reason, Patriot and First Lehigh cannot obtain an opinion of counsel that the consolidation will be treated as a "reorganization" within the meaning of Section 368(a) of the Code and Patriot and First Lehigh waive receipt of such an opinion as a condition of closing, then any vote of the shareholders of Patriot and First Lehigh approving the Consolidation would be resolicited.

Regulatory Approvals

         The Consolidation is subject to prior approval of the FRB under Section 3 of the BHCA and regulations of the FRB thereunder. An application for approval of the Consolidation was filed with the FRB on or about _________________, 1998. In evaluating an application under the BHCA, the FRB shall take into

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consideration the financial and managerial resources and future prospects of the parties involved, and the resulting company and the convenience and needs of the community to be served. Consideration of the managerial resources of a company shall include consideration of the competence, experience and integrity of the directors, officers and principal shareholders of the company. Before approving an application, the FRB shall request from the U.S. Department of Justice and consider any report rendered within 30 days on the competitive factors involved. The FRB may not approve any proposed transaction (i) which would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize the banking business in any part of the United States, (ii) which in any section of the country may have the effect of substantially lessening competition or tending to create a monopoly or which in any other manner would be in restraint of trade, unless the FRB finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the proposed transaction in meeting the convenience and needs of the community to be served.

         In addition, the FRB has the responsibility by statute and regulation to review the performance of all involved institutions in meeting their responsibilities under the Community Reinvestment Act ("CRA"), which includes the record of performance of the existing institutions in meeting the credit needs of the entire community including low- and moderate-income neighborhoods. Patriot Bank and First Lehigh Bank received ratings of "satisfactory" in their last CRA examinations.

         Patriot and First Lehigh anticipate receipt of the FRB approval in _________________. However, there can be no assurance that the FRB will approve the Consolidation, and, if approved, there can be no assurance as to the date of such approval or conditions of such approval. The Consolidation may not be consummated until 30 days (15 days if the Attorney General does not object) after the date of the FRB approval, during which time the U.S. Department of Justice has the opportunity to challenge the Consolidation on antitrust grounds. The commencement of an antitrust action by the U.S. Department of Justice would stay the effectiveness of FRB approval unless a court specifically orders otherwise. In reviewing the Consolidation, the U.S. Department of Justice could analyze the Consolidation's effect on competition differently than the FRB, and thus it is possible that the U.S. Department of Justice could reach a different conclusion than the FRB regarding the Consolidation's competitive effects.

         The Consolidation also is subject to prior approval of the Department under the Banking Code.

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

An application for approval of the Consolidation was filed with the Department on ______________, 1998. In evaluating an application under the Banking Code, the Department applies criteria similar to the criteria utilized by the FRB under the BHC. Patriot and First Lehigh anticipate receipt of Department approval in _________________. However, there can be no assurance that the Department will approve the Consolidation, and, if approved there can be no assurance as to the date of such approval or conditions of such approval.

Representations and Warranties

         The Agreement contains customary representations and warranties relating to, among other things, (a) the corporate organization of Patriot and its subsidiaries and First Lehigh and its subsidiaries; (b) the capital structures of Patriot and First Lehigh; (c) the due authorization, execution, delivery, performance and enforceability of the Agreement; (d) consents or approvals of Regulatory Authorities or third parties necessary to complete the Consolidation; (e) the consistency of financial statements with generally accepted accounting principles and, where appropriate, applicable regulatory accounting principles; (f) the absence of material adverse changes, since March 31, 1998, in the consolidated assets, business, financial condition or results of operations of Patriot or First Lehigh; (g) the filing of tax returns and payment of taxes; (h) the absence of undisclosed material pending or threatened litigation; (i) compliance with applicable laws and regulations; (j) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (k) the quality of title to assets and properties; (l) the maintenance of adequate insurance; (m) the absence of undisclosed brokers' or finders' fees; (n) the absence of material environmental violations, actions or liabilities; (o) the consistency of the allowance for loan losses with generally accepted accounting principles and all applicable regulatory criteria; (p) the accuracy of information supplied by Patriot and First Lehigh in connection with the Registration Statement on Form S-4 filed with the Commission in connection with the issuance of Holding Company Common Stock in the Consolidation, this Proxy Statement/Prospectus and all applications filed with regulatory authorities for approval of the Consolidation; (q) documents filed with the Commission and the accuracy of information contained therein; (r) the validity and binding nature of loans reflected as assets in the financial statements of First Lehigh and Patriot; (s) transactions with affiliates; (t) the absence of any undisclosed contract, agreement, plan or arrangement; and (u) the accuracy of representations set forth in the Agreement.

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

Business Pending the Consolidation

         Pursuant to the Agreement, Patriot and First Lehigh have each agreed to use their reasonable good faith efforts to preserve their business organizations intact, to maintain good relationships with employees and to preserve the goodwill of customers and others with whom business relationships exist. In addition, Patriot and First Lehigh have each agreed in the Agreement to conduct its business and to engage in transactions, including extensions of credit, only in the ordinary course of business, consistent with past practice, except as otherwise required by the Agreement or with the written consent of the other party.

         In addition, First Lehigh has agreed in the Agreement that prior to the Effective Date, except as otherwise consented to or approved by Patriot or as otherwise permitted or required by the Agreement, it will not, and will not permit any of its subsidiaries to, without the written consent of the other party, among other things:

         (a) amend or change any provision of its Articles of Incorporation, Charter or Bylaws;

         (b) change the number of authorized or issued shares of its capital stock or issue any shares or issue or grant any option or similar rights with respect to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) First Lehigh may issue up to an aggregate of 60,000 shares of First Lehigh Common Stock upon the valid exercise of First Lehigh Options, (B) First Lehigh may issue shares of First Lehigh Common Stock upon the conversion of any outstanding shares of Senior Preferred Stock or Series A Preferred Stock, (C) First Lehigh may issue shares of First Lehigh Common Stock pursuant to the Patriot Stock Option Agreement, (D) First Lehigh may pay required dividends on the outstanding Senior Preferred Stock and Series A Preferred Stock, and (E) First Lehigh may pay the cumulative dividends in arrears on the Series A Preferred Stock.

         (c) grant any severance or termination pay to, or, enter into any new or amend any existing employment agreement with, or increase the compensation of, any employee, officer or director;

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

         (d) merge or consolidate any subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office;

         (e) sell or otherwise dispose of the capital stock or sell or otherwise dispose of any of its assets or the assets of any subsidiary other than in the ordinary course of business consistent with past practice; subject any of its assets to a lien, pledge, security interest or other encumbrance (other than in connection with government deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in FHLB advances and "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

         (f) take any action which would result in any of its representations and warranties set forth in the Agreement becoming untrue as of any date after the date hereof except as otherwise contemplated or permitted by the Agreement, or in any of the conditions set forth in the Agreement not being satisfied, except in each case as may be required by applicable law;

         (g) change any method, practice or principle of accounting, except as may be required from time to time by generally accepted accounting principles (without regard to any optional early adoption date) or any regulatory authority;

         (h) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which it or any subsidiary is a party, other than in the ordinary course of business consistent with past practice;

         (i) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of the Agreement, or, except as required by law and except as

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otherwise set forth in the Agreement, materially amend any existing plan or arrangement;

         (j) purchase any security for its investment portfolio;

         (k) amend or otherwise modify the underwriting and other lending guidelines and policies in effect as of the date of the Agreement or otherwise fail to conduct its lending activities in the ordinary course of business consistent with past practice;

         (l) enter into, renew, extend or modify any other transaction with any affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations;

         (m) change any deposit or loan rates or enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement;

         (n) take any action that would give rise to a right of payment to any individual under any employment agreement;

         (o) take any action that would preclude the Consolidation from qualifying as a reorganization within the meaning of Section 368 of the Code; or

         (p) agree to do any of the foregoing.

         First Lehigh has agreed in the Agreement, among other things, (i) to permit Patriot, if Patriot elects to do so, at Patriot's own expense, to cause a "phase I environmental audit" to be performed at any physical site owned or occupied by it or any of its subsidiaries; (ii) if requested by Patriot and at Patriot's expense, to cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 71, and to issue their report on such financial statements; (iii) if requested by Patriot, to use its reasonable best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to it or any subsidiary of First Lehigh on terms and conditions mutually acceptable to each party; (iv) to provide to Patriot, on a monthly basis, a written list of nonperforming assets; (v) to submit the Agreement to its shareholders for approval at a special meeting to be held as soon as practicable; (vi) to confer, at the request of the other party, on a

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

monthly basis prior to the Effective Date regarding each party's financial condition, operations and business matters relating to the completion of the Consolidation; (vii) to provide to Patriot copies of the minutes of any meeting of the Board of Directors of First Lehigh and its subsidiaries, and of any of its committees or of any senior management committee; (viii) to prepare all applications for, and use their reasonable best efforts to obtain, all required Regulatory Approvals; (ix) subject to the terms of the Agreement, to take all actions necessary to complete the transactions contemplated by the Agreement;
(x) to maintain, and cause their respective subsidiaries to maintain, adequate insurance; (xi) to maintain accurate books and records; (xii) to file all tax returns and pay all taxes when due; (xiii) to agree upon the form and substance of any press release or public disclosure related to the Agreement and the Consolidation; and (xiv) to deliver to the other copies of all securities documents when filed.

         In addition to the foregoing provisions, First Lehigh has agreed to list its headquarters located at 1620 Pond Road, Allentown, Pennsylvania for sale.

Dividends

         The Agreement permits First Lehigh to pay required dividends on the outstanding shares of Senior Preferred Stock and Series A Preferred Stock. The Agreement contains no restrictions on Patriot's right to pay cash dividends.

         The Holding Company presently intends to pay an annual dividend of $.28 per share of Holding Company Common Stock. However, the timing and amount of future dividends, if any, will depend upon earnings, capital levels, cash requirements, the financial condition of the Holding Company and Patriot Bank, applicable government regulations and policies and other factors deemed relevant by the Holding Company's Board of Directors, including the amount of dividends payable to the Holding Company by Patriot Bank.

         The principal source of income and cash flow of the Holding Company, including cash flow to pay dividends on the Holding Company Common Stock, is dividends from Patriot Bank. Various federal and state laws, regulations and policies limit the ability of the Patriot Bank to pay dividends to the Holding Company. For certain limitations on Patriot Bank's ability to pay dividends to the Holding Company, see "DESCRIPTION OF Patriot - Business-Supervision and Regulation."

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

No Solicitation of Transactions

         The Agreement provides that First Lehigh shall not, and shall not authorize or permit any of its directors, officers, employees or agents, to directly or indirectly (i) respond to, solicit, initiate or encourage any inquiries relating to, or the making of any proposal which relates to, an Acquisition Transaction (as defined below), (ii) recommend or endorse an Acquisition Transaction, (iii) participate in any discussions or negotiations regarding an Acquisition Transaction, (iv) provide any third party (other than the other party to the Agreement or an affiliate of such party) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction or (v) enter into an agreement with any other party with respect to an Acquisition Transaction. First Lehigh has agreed to notify Patriot orally (within one day) and in writing (as promptly as practicable) if any inquiries or proposals relating to an Acquisition Transaction are received or any such negotiations or discussions are sought to be initiated or continued. "Acquisition Transaction" means one of the following transactions with a party other than Patriot: (i) a merger or consolidation, or any similar transaction,
(ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of First Lehigh or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of a substantial interest in any class or series of First Lehigh's equity securities (other than as permitted under the Agreement) or their subsidiaries.

Amendment; Extension and Waivers

         Subject to applicable law, at any time prior to the consummation of the transactions contemplated by the Agreement, Patriot and First Lehigh may (a) amend the Agreement, (b) extend the time for the performance of any of the obligations or other acts of Patriot and First Lehigh required in the Agreement,
(c) waive any inaccuracies in the representations and warranties contained in the Agreement or in any document delivered pursuant to the Agreement, or (d) waive compliance with any of the agreements or conditions contained in the Agreement, except for the requirements of shareholder approval, Regulatory Approvals and the absence of any order, decree, or injunction preventing the transactions contemplated by the Agreement; provided, however, that any amendment, extension or waiver granted or executed after shareholders of First Lehigh and Patriot have approved the Agreement shall not modify either the amount or the form of consideration to be provided to holders of Patriot Common Stock, First Lehigh Common Stock, or First Lehigh Preferred Stock upon consummation of the Consolidation, change any terms of the Articles of Incorporation of the Holding Company, or otherwise materially

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

adversely affect the shareholders of Patriot or First Lehigh without the approval of such shareholders. In particular, if for any reason, Patriot and First Lehigh cannot obtain an opinion of counsel that the consolidation will be treated as a "reorganization" within the meaning of Section 368(a) of the Code and Patriot and First Lehigh waive receipt of such an opinion as a condition of closing, then any vote of the shareholders of Patriot and First Lehigh approving the Consolidation would be resolicited.

Termination; Effect of Termination

         The Agreement may be terminated at any time prior to the Effective Date by mutual written consent of Patriot and First Lehigh or by either party if (i) the other party, in any material respect, breaches any representation, warranty, covenant or understanding contained in the Agreement which would have a Material Adverse Effect (as defined in the Agreement) on the breaching party, and such breach has not been cured by the earlier of thirty days from the date written notice of such breach was given to such party committing the breach or the Effective Date unless on the Effective Date such breach no longer causes a Material Adverse Effect, (ii) the Effective Date of the Consolidation shall not have occurred by on or before March 31, 1999, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate the Agreement to perform or observe in any material respect its agreements required to be performed or observed by such party on or before the Effective Date or
(iii) either party has received a final unappealable administrative order from a regulatory authority whose approval or consent has been requested that such approval or consent will not be granted or will not be granted absent the imposition of terms and conditions which would have a Material Adverse Effect on the Holding Company, unless such occurrence shall be due to the failure of the party seeking to terminate the Agreement or perform or observe in any material respect its agreements set forth therein required to be performed or observed by such party on or before the Effective Date.

         First Lehigh may terminate the Agreement in the event that the Patriot Market Value is less than $12.26.

         The Agreement may be terminated by either the Board of Directors of Patriot or the Board of Directors of First Lehigh if their shareholders shall have not approved this Agreement by the requisite vote; provided, however, that neither Patriot nor First Lehigh will have a right to terminate the Agreement if prior to such shareholder vote the Board of Directors of the party whose shareholders failed to approve the Agreement shall have withdrawn,

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

modified or changed in a manner adverse to the other party its approval or recommendation of the Agreement and the transactions contemplated thereby.

         In the event of termination of the Agreement by either Patriot or First Lehigh, the Agreement will be void, except as otherwise provided in the Agreement and there will be no liability on the part of Patriot or First Lehigh other than (i) the liability arising out of any uncured willful breach of any covenant or other agreement contained in the Agreement, any fraudulent breach of a representation or warranty contained in the Agreement, or (ii) any obligation or liability arising under the Patriot Stock Option Agreement.

Management and Operations of the Holding Company after the Consolidation

         Directors and Executive Officers

         The initial Board of Directors of the Holding Company will consist of 7 members, all of whom will be designated by the Board of Directors of Patriot. For information concerning the persons who have been designated to be members of the Board of Directors of the Holding Company, see "DESCRIPTION OF THE HOLDING COMPANY -- Board and Management." James B. Elliot will be the Chairman of the Board of Directors of the Holding Company and Joseph W. Major will be the President and Chief Executive Officer of the Holding Company.

         On the Effective Date, the executive officers of the Holding Company will be as follows:

         James B. Elliot          -       Chairman

         Joseph W. Major          -       President and Chief Executive Officer

         Richard A. Elko          -       Executive Vice President and Chief
                                          Financial Officer

         The Board of Directors and executive officers of Patriot Bank in office immediately prior to completion of the Consolidation will remain as Patriot Bank's Board of Directors and executive officers.

         Holding Company

         Patriot and First Lehigh expect the Holding Company to achieve certain cost savings and operating synergies as a result of the Consolidation. These costs savings and operating synergies are anticipated to aggregate approximately 8% to 11% of Patriot's and First Lehigh's aggregate recurring

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operating expenses, and are expected to be substantially realized within 18 months following the Effective Date. Patriot and First Lehigh expect the cost savings and operating synergies will be realized primarily as the result of the elimination of duplicative administrative and back office functions. Because of the uncertainties inherent in consolidating two financial institutions, changes in the regulatory environment and changes in economic conditions, no assurances can be given that any particular level of cost savings will be realized, that any such cost savings will be realized over the time period currently anticipated or that such cost savings will not be offset to some degree by increases in other expenses, including expenses relating to consolidating the two companies.

         The Banks

         Following the Effective Date, First Lehigh Bank will be merged with and into Patriot Bank, with Patriot Bank as the surviving institution. The executive officers and directors of Patriot Bank immediately prior to such merger will remain as the executive officers and directors of Patriot Bank after such merger. Patriot Bank intends to convert all of First Lehigh's branches to Patriot Bank's operating systems.

Employee Benefits

         On the Effective Date, the fringe benefit, employee pension and welfare benefit plans of Patriot will become the fringe benefit, employee pension and welfare benefit plans of the Holding Company. The employee pension and welfare benefit plans of First Lehigh (as well as any other plan of First Lehigh providing for benefits not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), may, at the Holding Company's election and subject to the requirements of the Code and other applicable laws, continue to be maintained separately or consolidated, frozen, or terminated. Through the Effective Date, First Lehigh may not grant further benefits or awards under any First Lehigh plan to employees or directors, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, and performance shares.

Accounting Treatment

         The Consolidation will be accounted for using the purchase method of accounting. In general, the purchase method accounts for a business combination as the acquisition of one company by another. Purchase accounting requires that the purchase price and costs of the acquisition be allocated to all of the assets acquired and liabilities assumed, based on their fair value. If the purchase price exceeds the fair value of the purchased company's net assets the excess is recorded as goodwill, and the goodwill will be amortized over its estimated life. Earnings or losses of the purchased company are included in the buyer's financial statements prospectively from the consummation date of the acquisition. See "UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION."

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


Certain Federal Income Tax Consequences

         Completion of the Consolidation is conditioned upon there being delivered to Patriot and First Lehigh an opinion of Stevens & Lee, P.C., counsel to Patriot, that for federal income tax purposes, under current law, assuming that the Consolidation and related transactions will take place as described in the Agreement, among other things, the Consolidation will constitute a reorganization within the meaning of Section 368(a) of the Code, and Patriot and First Lehigh will each be a party to the reorganization within the meaning of
Section 368(b) of the Code.

         In that case, in the opinion of Stevens & Lee, P.C., the following would be the material federal income tax consequences of the Merger:

            (i) no gain or loss will be recognized by Patriot or First Lehigh in the Consolidation;

            (ii) no gain or loss will be recognized by holders of shares of Patriot Common Stock, First Lehigh Common Stock, or First Lehigh Preferred Stock upon their receipt of Holding Company Common Stock in exchange for their Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock except that shareholders who receive cash proceeds for fractional interests in Holding Company Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to their fractional share interests, and such gain or loss will constitute capital gain or loss if their Patriot Common Stock, First Lehigh Common Stock, or First Lehigh Preferred Stock is held as a capital asset at the Effective Date;

            (iii) the tax basis of the shares of Holding Company Common Stock (including fractional share interests) received by the shareholders of Patriot and First Lehigh will be the same as the tax basis of their respective shares of Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock exchanged therefor; and

            (iv) the holding period of the Holding Company Common Stock in the hands of the Patriot and First Lehigh shareholders will include the holding period of their Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock exchanged therefor, provided such Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock is held as a capital asset at the Effective Date.


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


         Under the Agreement, the condition that Stevens & Lee, P.C. deliver the opinions described above can be waived by Patriot and First Lehigh, respectively. However, in the event that the delivery of such opinion of counsel is waived, or such opinion would otherwise set forth tax consequences materially different to a shareholder than those described above, Patriot and First Lehigh intend to resolicit proxies.

         THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER, AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THE DISCUSSION. THE DISCUSSION IS NOT A COMPLETE DESCRIPTION OF ALL THE FEDERAL INCOME TAX CONSEQUENCES OF THE CONSOLIDATION AND, IN PARTICULAR, DOES NOT ADDRESS TAX CONSIDERATIONS THAT May AFFECT THE TREATMENT OF SHAREHOLDERS WHO ACQUIRED THEIR PATRIOT COMMON STOCK OR FIRST LEHIGH COMMON STOCK PURSUANT TO THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION, OR SHAREHOLDERS WHICH ARE EXEMPT ORGANIZATIONS OR WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES. EACH SHAREHOLDER'S INDIVIDUAL CIRCUMSTANCES May AFFECT THE TAX CONSEQUENCES OF THE CONSOLIDATION TO SUCH SHAREHOLDER. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES OF THE CONSOLIDATION UNDER APPLICABLE STATE, LOCAL, OR FOREIGN LAWS. ACCORDINGLY, EACH PATRIOT AND FIRST LEHIGH SHAREHOLDER IS ADVISED TO CONSULT A TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE CONSOLIDATION TO SUCH SHAREHOLDER.

Expenses

         Patriot and First Lehigh will each pay all costs and expenses incurred by it in connection with the transactions contemplated by the Agreement, including fees and expenses of financial consultants, accountants and legal counsel, except that the cost of printing and mailing this Proxy
Statement/Prospectus will be shared equally by Patriot and First Lehigh.

Resale of Holding Company Common Stock

         The Holding Company Common Stock issued pursuant to the Consolidation will be freely transferable under the Securities Act except for shares issued to any shareholder of Patriot or First Lehigh who may be deemed to be an "affiliate" of Patriot or First Lehigh for purposes of Rule 145 under the Securities Act or an affiliate of the Holding Company for purposes of Rule 144 promulgated under the Securities Act (each an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% shareholders) who control, are controlled by or are under common control


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


with (i) Patriot or First Lehigh at the time of the Meetings or (ii) the Holding Company at or after the Effective Date.

         Rules 144 and 145 will restrict the sale of Holding Company Common Stock received in the Consolidation by Affiliates and certain of their family members and related interests. Generally, during the year following the Effective Date, those persons who are Affiliates of Patriot or First Lehigh at the time of the Meetings, provided they are not Affiliates of the Holding Company at or following the Effective Date, may publicly resell any Holding Company Common Stock received by them in the Consolidation, subject to certain limitations as to, among other things, the amount of the Holding Company Common Stock sold by them in any three-month period and as to the manner of sale. After the one year period, such Affiliates may resell their shares without such restriction so long as there is adequate current public information with respect to the Holding Company as required by Rule 144. Persons who are Affiliates of the Holding Company after the Effective Date may publicly resell the Holding Company Common Stock received by them in the Consolidation subject to similar limitations and subject to certain filing requirements specified in Rule 144.

         The ability of Affiliates to resell shares of Holding Company Common Stock received in the Consolidation under Rule 144 or Rule 145 as summarized herein generally will be subject to the Holding Company's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell Holding Company Common Stock received in the Consolidation pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act regulations requirements. This Proxy Statement/Prospectus does not cover any resales of Holding Company Common Stock received by persons who may be deemed to be Affiliates.

         Each director and executive officer of Patriot and First Lehigh has entered into an agreement with First Lehigh and Patriot, respectively, providing that, as an affiliate, he or she will not transfer any Holding Company Common Stock received in the Consolidation except in compliance with the Securities Act.

Dissenters' Rights

         Pursuant to the BCL, shareholders of First Lehigh have the right to dissent from the Consolidation, and to obtain payment of the "fair value" (as defined therein) of their First Lehigh Preferred Stock or First Lehigh Common Stock, as the case may be, if the Consolidation is consummated. The


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term "fair value" means the value of First Lehigh Preferred Stock or First
Lehigh Common Stock immediately before completion of the Consolidation, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the Consolidation.

         The following summary of the steps to be taken if the right to dissent is to be exercised is qualified in its entirety by the full text of Section 1930 and Subchapter D of Chapter 15 of the BCL, which are attached as Annex F to this Proxy Statement/Prospectus. Each step must be taken in the indicated order and in strict compliance with the applicable provisions of the statute in order to perfect dissenters' rights. The failure of any shareholder to comply with the aforesaid steps will result in the shareholder receiving the consideration contemplated by the Agreement. See "THE CONSOLIDATION -- Terms of the Consolidation." Any shareholder of First Lehigh who contemplates exercising the right to dissent is urged to read carefully the provisions of Section 1930 and Subchapter D of Chapter 15 of the BCL.

         Any written notice or demand which is required in connection with the exercise of dissenters' rights, whether before or after the Effective Date, must be sent to 1620 Pond Road, Allentown, Pennsylvania 18104 (Attention: John H. McKeever, Secretary).

         A shareholder who wishes to dissent must file with First Lehigh prior to the vote of shareholders on the Consolidation at the First Lehigh Special Meeting a written notice of intention to demand that he be paid the fair value for his shares of First Lehigh Preferred Stock or First Lehigh Common Stock, as the case may be, if the Consolidation is effected, must effect no change in the beneficial ownership of his First Lehigh Preferred Stock or First Lehigh Common Stock, as the case may be, from the date of such filing through the Effective Date, and must refrain from voting his First Lehigh Preferred Stock or First Lehigh Common Stock, as the case may be, to approve the Consolidation. Neither a proxy nor a vote against approval of the Consolidation will constitute the necessary written notice of intention to dissent. A beneficial owner of First Lehigh Preferred Stock or First Lehigh Common Stock whose shares are held of record in "street name" by a brokerage firm or other nominee must obtain the written consent of such record holder to such beneficial owner's exercise of dissenters' rights and must submit such consent to First Lehigh no later than the time of the filing of his notice of intention to dissent.

         If the Consolidation is approved by the required vote of Patriot's and First Lehigh's shareholders at the Meetings, First Lehigh will mail a notice to all dissenters who gave due notice of intention to demand payment


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and who refrained from voting in favor of the Consolidation. The notice will state where and when a demand for payment must be sent and certificates for First Lehigh Preferred Stock and First Lehigh Common Stock must be deposited in order to obtain payment, and will include a form for demanding payment and a copy of Subchapter D of Chapter 15 of the BCL. The time set for receipt of the demand for payment and deposit of stock certificates will not be less than 30 days from the date of mailing of the notice.

         A shareholder who fails to timely demand payment or fails to timely deposit stock certificates, as required by First Lehigh's notice will not have any right to receive payment of the fair value of his First Lehigh Preferred Stock or First Lehigh Common Stock, as the case may be.

         Promptly after completion of the Consolidation, or upon timely receipt of demand for payment if the Consolidation already has been completed, the Holding Company will either remit to dissenters who have made demand and have deposited their stock certificates the amount that the Holding Company, as successor to Patriot and First Lehigh, estimates to be the fair value of the First Lehigh Preferred Stock and First Lehigh Common Stock or give written notice that no such remittance is being made. The remittance or notice will be accompanied by (i) a closing balance sheet and an income statement of First Lehigh for a fiscal year ending not more than 16 months before the date of remittance, together with the latest available interim financial statements,
(ii) a statement of the Holding Company's estimate of the fair value of the First Lehigh Preferred Stock or First Lehigh Common Stock, as the case may be, and (iii) notice of the right of the dissenter to demand payment or supplemental payment under the BCL, as the case may be, accompanied by a copy of Subchapter D of Chapter 15 of the BCL. If the Holding Company does not remit the estimated fair value for shares with respect to which demand for payment has been made and stock certificates have been deposited, then the Holding Company will return any certificates that have been deposited. Returned certificates, and any certificates subsequently issued in exchange therefor, will be marked to record the fact that demand for payment has been made. Transferees of shares so marked shall not acquire any rights in First Lehigh or the Holding Company other than those rights held by the original dissenter after such dissenter demanded payment of fair value.

         If a dissenter believes that the amount stated or remitted by the Holding Company is less than the fair value of the First Lehigh Preferred Stock or First Lehigh Common Stock, he may send the Holding Company his own estimate of the fair value of the First Lehigh Preferred Stock or First Lehigh Common Stock, as the case may be, which shall be deemed to be a demand for payment of the amount of the deficiency. If the Holding Company remits


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payment of its estimated value of a dissenter's First Lehigh Preferred Stock or
First Lehigh Common Stock, as the case may be, and the dissenter does not file his own estimate within 30 days after the mailing by the Holding Company of its remittance, the dissenter will be entitled to no more than the amount remitted to him by the Holding Company.

         Within 60 days after the latest to occur of completion of the Consolidation, timely receipt by First Lehigh or the Holding Company, as the case may be, of any demands for payment, or timely receipt by First Lehigh or the Holding Company, as the case may be, of any estimates by dissenters of fair value, if any demands for payment remain unsettled, First Lehigh or the Holding Company, as the case may be, may file, in the case of the Holding Company, in the Court of Common Pleas of Montgomery County or, in the case of First Lehigh, in the Court of Common Pleas of Lehigh County, an application requesting that the fair value of the First Lehigh Preferred Stock or First Lehigh Common Stock be determined by the Court. In such case, all dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares, and a copy of the application shall be served on each such dissenter.

         If First Lehigh or the Holding Company, as the case may be, were to fail to file such an application, then any dissenter, on behalf of all dissenters who have made a demand and who have not settled their claim against First Lehigh or the Holding Company, as successor, may file an application in the name of First Lehigh or the Holding Company, as successor, at any time within the 30-day period after the expiration of the 60-day period and request that the fair value be determined by the Court. The fair value determined by the Court may, but need not, equal the dissenters' estimates of fair value. If no dissenter files such an application, then each dissenter entitled to do so shall be paid First Lehigh's or the Holding Company's, as the case may be, estimate of the fair value of the First Lehigh Preferred Stock or First Lehigh Common Stock, as the case may be, and no more, and may bring an action to recover any amount not previously remitted, plus interest at a rate the Court finds fair and equitable.

         First Lehigh and/or the Holding Company, as the case may be, intend to negotiate in good faith with any dissenting shareholder. If after negotiation, a claim cannot be settled, then First Lehigh and/or the Holding Company, as successor, intends to file an application requesting that the fair value of the First Lehigh Preferred Stock or First Lehigh Common Stock, as the case may be, be determined by the Court.


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         Holders of Patriot Common Stock do not have dissenters' rights with respect to the proposals to be voted on at the Patriot Special Meeting.

                INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION

         Certain members of the management and Boards of Directors of Patriot, First Lehigh and their respective subsidiaries may be deemed to have interests in the Consolidation in addition to their interests, if any, in Patriot Common Stock, First Lehigh Common Stock, or First Lehigh Preferred Stock. The Patriot and First Lehigh Boards of Directors were aware of these factors and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.

Stock Options

         As of the Patriot Record Date, the directors and executive officers of Patriot beneficially own approximately _______ shares of Patriot Common Stock and Patriot Options to purchase _______ shares of Patriot Common Stock. On the Effective Date, each Patriot Option, whether or not such Patriot Option is exercisable on the Effective Date, shall be converted on the Effective Date into and become an option to acquire that number of shares of Holding Company Common Stock equal to the number of shares of Patriot Common Stock covered by the Patriot Option multiplied by the Patriot Exchange Ratio, at an exercise price equal to the present stated exercise price of such option divided by the Patriot Exchange Ratio. Shares issuable upon the exercise of such options to acquire Holding Company Common Stock shall be issuable in accordance with the terms of the respective plans and grant agreements of Patriot under which they were issued.

         As of the First Lehigh Record Date, the directors and executive officers of First Lehigh beneficially own approximately _______ shares of First Lehigh Common Stock, ______ shares of Senior Preferred Stock, ______ shares of Series A Preferred Stock, and First Lehigh Options to purchase _______ shares of First Lehigh Common Stock. On the Effective Date, each First Lehigh Option, whether or not such First Lehigh Option is exercisable on the Effective Date, shall be converted on the Effective Date into and become an option to acquire that number of shares of Holding Company Common Stock equal to the number of shares of First Lehigh Common Stock covered by the First Lehigh Option multiplied by the First Lehigh Common Exchange Ratio, at an exercise price equal to the present stated exercise price of such option divided by the First Lehigh Common Exchange Ratio. Shares issuable upon the exercise of such options to acquire Holding Company Common Stock shall be


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


issuable in accordance with the terms of the respective plans and grant agreements of First Lehigh under which they were issued.

         The value of the Holding Company options, if any, will be dependent on the value of Holding Company Common Stock which cannot be predicted at this time.

Standstill Agreement Between Patriot and James L. Leuthe

         Patriot and James L. Leuthe entered into a standstill agreement dated July 28, 1998 (the "Standstill Agreement") pursuant to which Mr. Leuthe has granted to the Board of Directors of Patriot an irrevocable proxy to vote all shares of First Lehigh Common Stock and First Lehigh Preferred Stock owned by him. Following completion of the Consolidation, Mr. Leuthe has agreed to grant to the Board of Directors of the Holding Company an irrevocable proxy to vote all shares of Holding Company Common Stock owned by him. In addition, Mr. Leuthe has agreed not to sell any capital stock of First Lehigh owned by him prior to completion of the Consolidation and to vote, or cause to be voted, all First Lehigh Common Stock and First Lehigh Preferred Stock owned by him in favor of the Consolidation.

         Mr. Leuthe has agreed to place in escrow certain of the shares of the Holding Company Common Stock into which his First Lehigh capital stock will be converted, cash, or other securities with a value of $700,000 as security for the performance of Mr. Leuthe's obligations under the Standstill Agreement. In addition, Mr. Leuthe has agreed to place additional shares of Holding Company Common Stock, cash, or other securities with a value of $430,000 in escrow to secure any obligation which may be determined by the FDIC or any other state or federal regulatory authority to be owed to First Lehigh, First Lehigh Bank, or their successors as a result of a determination that Mr. Leuthe was not entitled to indemnification or advancement of expenses in connection with proceedings relating to his duties as an officer or director of First Lehigh.

         Mr. Leuthe has granted Patriot a first option to purchase any shares of Holding Company Common Stock that he may wish to sell, except for open market sales through a broker designated by the Holding Company. The aggregate amount of any such open market sales may not exceed 20,000 shares in any calendar quarter. Mr. Leuthe has also waived any right to indemnification he may have under the articles of incorporation or bylaws of First Lehigh or the laws of the Commonwealth of Pennsylvania except for claims or liability relating solely to the Agreement and the transactions contemplated by the Agreement.


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         Certain provisions of the Standstill Agreement expire June 30, 2013. A copy of the Standstill Agreement is attached as Annex C to this Proxy Statement/Prospectus and incorporated herein by reference. This summary of the Standstill Agreement is qualified in its entirety by reference thereto.

Indemnification; Directors and Officers Insurance

         Patriot and First Lehigh have agreed in the Agreement that, except as provided in the Standstill Agreement, on or after the Effective Date, the Holding Company shall indemnify, defend and hold harmless all prior and then-existing directors, officers and employees of Patriot, First Lehigh and their respective subsidiaries against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the approval of the Holding Company) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Patriot, First Lehigh or their respective subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Agreement or the transactions contemplated by the Agreement, to the same extent as such officer, director or employee would be indemnified by Patriot, First Lehigh or their respective subsidiaries as of July 28, 1998, including the right to advancement of expenses, provided, however, that any such officer, director or employee may not be indemnified by the Holding Company if such indemnification is prohibited by applicable law.

         Patriot and First Lehigh have agreed in the Agreement that the Holding Company will maintain a directors' and officers' liability insurance policy providing coverage amounts not less than the greater of coverage amounts provided under the Patriot or First Lehigh directors' and officers' liability insurance policy and on terms generally no less favorable, including Patriot's or First Lehigh's existing policy if it meets the foregoing standard. The Holding Company's directors' and officers' insurance policy will cover for a period of at least six years after the Effective Date persons who are currently covered by the Patriot and First Lehigh insurance policies, except that the Holding Company shall have no obligation to provide insurance coverage for Mr. Leuthe with respect to certain matters.


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Continued Employment

         The initial Board of Directors of the Holding Company will consist of 7 members, all of whom will be designated by the Board of Directors of Patriot. For information concerning the persons who have been designated to be members of the Board of Directors of the Holding Company, see "DESCRIPTION OF THE HOLDING COMPANY -- Board and Management." James B. Elliot will be the Chairman of the Board of Directors of the Holding Company and Joseph W. Major will be the President and Chief Executive Officer of the Holding Company.

         On the Effective Date, the executive officers of the Holding Company will be as follows:

         James B. Elliot        -       Chairman

         Joseph W. Major        -       President and Chief Executive Officer

         Richard A. Elko        -       Executive Vice President and Chief
                                        Financial Officer

         The Board of Directors and executive officers of Patriot Bank in office immediately prior to completion of the Consolidation will remain as Patriot Bank's Board of Directors and executive officers.

Employment Agreements

         Patriot and Patriot Bank have entered into employment agreements with Messrs. Major and Elko, (individually, the "Executive"). These employment agreements are intended to ensure that Patriot will be able to maintain a stable and competent management base. The continued success of Patriot depends to a significant degree on the skills and competence of Messrs. Major and Elko.

         The employment agreements provide for a five-year term for Messrs. Major and Elko. The Patriot Bank employment agreements provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the agreement for an additional year so that the remaining term shall be five years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The terms of the Patriot employment agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Patriot. The agreements provide that the Executive's base salary will be reviewed annually. The current base salaries for


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Messrs. Major and Elko are $200,000 and $117,500, respectively. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel. The agreements provide for termination by Patriot Bank or Patriot for cause as defined in the agreements at any time. In the event Patriot Bank or Patriot chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from Patriot Bank and Patriot upon: (i) failure to re-elect the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities;
(iii) a relocation of the Executive's principal place of employment by more than 20 miles; (iv) a material reduction in the benefits and perquisites provided to the Executive; (v) liquidation or dissolution of Patriot Bank or Patriot; or
(vi) a breach of the agreement by Patriot Bank or Patriot, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of Patriot Bank or Patriot during the remaining term of the agreement. Patriot Bank and Patriot would also continue and pay for the Executive's life, health and disability coverage for the remaining term of the Agreement.

         Under the agreements, if voluntary or involuntary termination follows a change in control of Patriot Bank or Patriot, the Executive or, in the event of the Executive's death, his beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining term of the agreement; or (ii) five times the average of the five preceding taxable years' annual compensation. Patriot Bank and Patriot would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement. Based solely on the Compensation reported in the Summary Compensation Table for 1997 and excluding any benefits under any employee plan which may be payable, following a change in control and termination of employment Messrs. Major and Elko would receive approximately $1,134,177, and $828,245, respectively, in severance payments in addition to other non-cash benefits provided for under the agreements.

         Payments under the agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank. Under the agreements Patriot and Patriot Bank have


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agreed to pay to the Executive such additional amount, if any, as is necessary, after the deduction of any applicable taxes, to pay any such excise tax imposed on the Executive.

         Payments to the Executive under Patriot Bank's agreement will be guaranteed by Patriot in the event that payments or benefits are not paid by Patriot Bank. Payment under Patriot's agreement would be made by Patriot. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreements shall be paid by Patriot Bank or Patriot, respectively, if the Executive is successful pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that Patriot Bank and Patriot shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

Change in Control Agreements

         For a description of the rights of Messrs. Major and Elko in connection with a change in control of Patriot or Patriot Bank, see "INTERESTS OF CERTAIN PERSONS IN THE CONSOLIDATION -- Employment Agreements."

Pension Plans

         Following the Consolidation, the employee benefit plans of Patriot will become the plans of the Holding Company. Those employees of First Lehigh and First Lehigh Bank who become employees of Patriot or any of its subsidiaries will be eligible to become participants in the Holding Company's employee benefit and pension plans. Patriot intends to grant such employees credit for past service with First Lehigh and its subsidiaries for purposes of vesting and participation in such employee benefit and pension plans. Patriot will study whether to freeze, terminate, merge or otherwise consolidate First Lehigh's plans with the Patriot plans.

                          CERTAIN RELATED TRANSACTIONS

Stock Option Agreement

         Concurrently with the execution and delivery of the Agreement, and as a condition and inducement thereto, Patriot and First Lehigh entered into the Patriot Stock Option Agreement pursuant to which First Lehigh granted Patriot an option to purchase up to 410,000 shares of First Lehigh Common Stock (or such greater number of shares of First Lehigh Common Stock as shall


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represent 19.9% of the then outstanding First Lehigh Common Stock) at a price per share of $7.00.

         The following is a summary of the material provisions of the Patriot Stock Option Agreement, which is attached as Annex B to this Proxy Statement/Prospectus and is incorporated herein by reference. The following summary is qualified in its entirety by reference to the Stock Option Agreement.

         The option is exercisable, in whole or in part, at any time or one or more times, or from time to time upon the occurrence of a Triggering Event (as defined below), provided that (i) Patriot is not, on the date of exercise, in material breach of the agreements or covenants contained in the Agreement or the Stock Option Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the option issued by any court of competent jurisdiction in the United States shall be in effect on the date of exercise, upon or after the occurrence of a Triggering Event.

         The term "Triggering Event" means the occurrence of any of the following events:

            (i) a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder), other than Patriot or an affiliate of Patriot, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of the common stock of First Lehigh (excluding any shares eligible to be reported on Schedule 13G of the Commission); or

            (ii) a person or group, other than Patriot or an affiliate of Patriot, enters into an agreement or letter of intent or memorandum of understanding with First Lehigh or First Lehigh shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, such an agreement or letter of intent or memorandum of understanding, pursuant to which such person or group or any affiliate of such person or group would (i) merge or consolidate, or enter into any similar transaction, with First Lehigh, (ii) acquire all or substantially all of the assets or liabilities of First Lehigh or all or substantially all of the assets or liabilities of First Lehigh Bank (or any successor subsidiary), or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of


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      First Lehigh's common stock (excluding any shares eligible to be reported on Schedule 13G of the Commission) or the then outstanding shares of common stock of First Lehigh Bank.

         The option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Date, (B) termination of the Agreement in accordance with the terms thereof prior to the occurrence of a Triggering Event or a Preliminary Triggering Event (as such term is hereinafter defined), other than a termination of the Agreement due to an uncured material breach of any material covenant, undertaking or representation of warranty, contained in the Agreement which would have a Material Adverse Effect, unless in the case of termination by First Lehigh due to such breach, the termination is as a result of a willful breach of the Agreement by Patriot (a termination due to an uncured material breach of any material covenant, undertaking or representation of warranty, contained in the Agreement which would have a Material Adverse Effect, except a termination by First Lehigh as a result of a willful breach by Patriot, being referred to herein as a "Default Termination"),
(C) 18 months after the termination of the Agreement by First Lehigh pursuant to a Default Termination, or (D) 18 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Triggering Event or a Preliminary Triggering Event; and provided, further, that any purchase of shares upon exercise of the option shall be subject to compliance with applicable securities and banking laws.

         The term "Preliminary Triggering Event" means the occurrence of any of the following events:

            (i) a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder), other than Patriot or an affiliate of Patriot, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 10% or more of the then outstanding shares of common stock of First Lehigh (excluding any shares eligible to be reported on Schedule 13G of the Commission);

            (ii) a person or group, other than Patriot or an affiliate of Patriot, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for (i) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of First Lehigh or all or substantially all the assets or liabilities of First Lehigh Bank or any other business combination involving First Lehigh or First Lehigh Bank,


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


      or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of common stock of First Lehigh or the then outstanding shares of common stock of First Lehigh Bank (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 30 days prior to the meeting of shareholders of First Lehigh called to vote on the Consolidation, First Lehigh's shareholders fail to approve the Consolidation by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been cancelled; or

            (iii) the Board of Directors of First Lehigh (A) fails to recommend the Consolidation, (B) recommends an Acquisition Transaction, or (C) has withdrawn or modified in a manner adverse to Patriot the recommendation of the Board of Directors of First Lehigh with respect to the Agreement and thereafter First Lehigh's shareholders fail to approve the Consolidation by the vote required by law at the meeting of shareholders called for such purpose or such meeting is not scheduled or is cancelled without the written consent of Patriot; or

            (iv) a person or group, other than Patriot or an affiliate of Patriot, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, First Lehigh shall have breached any representation, warranty, covenant or obligation contained in the Agreement and such breach would entitle Patriot to terminate the Agreement as a Default Termination (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Consolidation pursuant to the Agreement).

         The term "Publicly Withdrawn" means an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over First Lehigh or in soliciting or inducing any other person (other than Patriot or an affiliate of Patriot) to do so.

         The Stock Option Agreement provides that Patriot may require, under certain circumstances, First Lehigh to repurchase the option and all shares of Common Stock of First Lehigh purchased by Patriot pursuant to the option on the terms and conditions set forth in the Stock Option Agreement. First Lehigh's repurchase of the option or First Lehigh's repurchase of any of the shares of Common Stock of First Lehigh purchased by Patriot pursuant to


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the option could have the effect of precluding a potential acquiror of First
Lehigh from accounting for the acquisition of First Lehigh as a pooling of interests for financial accounting purposes.

         In the event of any change in common stock of First Lehigh by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, the number and kind of shares issuable pursuant to the option will be adjusted appropriately.

         The Stock Option Agreement provides for certain registration rights with respect to shares of common stock issuable upon exercise of the option.

         The Stock Option Agreement, together with (i) First Lehigh's agreement to not solicit other transactions relating to the acquisition of First Lehigh by a third party (see "THE CONSOLIDATION -- No Solicitation of Transactions"), and
(ii) the agreement of each of the directors and executive officers of First Lehigh to vote their shares of First Lehigh Common Stock and Preferred Stock in favor of the Agreement, are intended to increase the likelihood that the Consolidation will be completed in accordance with the terms of the Agreement and may have the effect of discouraging competing offers to the Consolidation.

                       DESCRIPTION OF THE HOLDING COMPANY

General

         Upon the Effective Date of the Consolidation, the Holding Company will succeed to all the business, properties and assets, and become subject to all of the debts, obligations and liabilities, of both Patriot and First Lehigh. The Holding Company's sole business will be to act as a holding company for the present subsidiaries of Patriot and First Lehigh, the principal subsidiary being Patriot Bank.

Board and Management

         The business and affairs of the Holding Company will be managed by a Board of Directors which will initially consist of 7 members, all of whom are the present directors of Patriot. The Board is divided into three classes. The term of office of each director will be three years, except that (i) the term of office of the initial Class I directors will expire at the first annual meeting of shareholders after the Effective Date, (ii) the term of office of the initial Class II directors will expire at the second annual meeting of shareholders after the Effective Date, and (iii) the term of office


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of the initial Class III directors will expire at the third annual meeting of shareholders after the Effective Date.

         The 7 persons to serve as the initial directors of the Holding Company, each of whom is presently a director of Patriot, are listed below. Each such individual has indicated a willingness to serve as a director of the Holding Company if the Consolidation is effected. If, prior to the Effective Date, any such individual is unable or unwilling to serve as a director of the Holding Company, the Board of Directors of Patriot shall designate another person to serve in such person's stead.

                                               Year First Elected
                                                 a Director of
         Class and Name                             Patriot
         --------------                        ------------------

Class I      Leonard A. Huff                          1951
             James A. Bentley, Jr.                    1998

Class II     John H. Diehl                            1981
             Samuel N. Landis                         1988
             Joseph W. Major                          1990

Class III    James B. Elliott                         1992
             Larry V. Thren                           1990


         The initial officers of the Holding Company have been designated, and will serve at the pleasure of the Board of Directors of the Holding Company. These persons, together with their current positions and positions in the Holding Company, are listed below. If, prior to the Effective Date of the Consolidation, any such designated individual is unable or unwilling to serve in such capacity, the Board of Directors of Patriot shall designate another person to serve in such person's stead.

                                                Position with
   Name and Present Position                 The Holding Company
   -------------------------                 -------------------

James B. Elliot                              Chairman
  Chairman of Patriot

Joseph W. Major,                             President and Chief
  President and Chief Executive              Executive Officer
  Officer of Patriot

Richard A. Elko,                             Executive Vice
  Executive Vice President and               President and Chief
  Chief Financial Officer                    Financial Officer
  of Patriot

         For additional information regarding the executive officers of Patriot and First Lehigh, see "DESCRIPTION OF PATRIOT - Management" and "DESCRIPTION OF First Lehigh - Management."


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Remuneration of Directors and Officers

         The total aggregate remuneration of the directors and officers of the Holding Company in such capacities will be approximately equivalent to the remuneration paid to directors and executive officers at companies that will be peer companies to the Holding Company. Patriot and First Lehigh anticipate that Holding Company directors will receive an annual retainer of $16,000, and an additional fee ranging from $2,000 to $6,000 for the chairman of certain committees. For information as to the remuneration of the directors and officers of Patriot and First Lehigh, see "DESCRIPTION OF PATRIOT - Executive Compensation" and "DESCRIPTION OF FIRST LEHIGH - Executive Compensation."

Directors and Management of Subsidiaries

         Patriot Bank and First Lehigh Bank, the existing banking subsidiaries of Patriot and First Lehigh, respectively, will merge on the Effective Date with Patriot Bank as the survivor. Patriot Bank will operate substantially as it is presently operated, with substantially the same management, except that the Consolidation will permit management to seek ways in which it can realize cost savings by consolidating functions.

Authorized Capital Stock

         The authorized capital stock of the Holding Company will consist of 20,000,000 shares of common stock, no par value, and 5,000,000 shares of preferred stock. Set forth below is a brief outline of certain material information concerning such authorized stock. This summary outline is qualified by reference to the express terms of the Articles of Incorporation of the Holding Company which are attached hereto as Exhibit A to the Articles of Consolidation attached as Exhibit 4 to the Agreement which is attached as Annex A.

     Preferred Stock

         The preferred stock of the Holding Company may, in the discretion of the Holding Company Board of Directors, be issued, from time to time, as a class without series or, if so determined by the Board of Directors, either in whole or in part, in one or more series. The Board of Directors will have the power to determine the par value, voting rights, designations, preferences and other rights, and the qualifications, limitations and restrictions thereof, of the preferred stock.


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     Common Stock

         Each share of the Holding Company Common Stock will have the same relative rights and will be identical in all respects with every other share of the Holding Company Common Stock. The holders of the Holding Company will possess exclusive voting rights in the Holding Company, except to the extent that shares of preferred stock issued in the future may have voting rights, if any. Each holder of shares of the Holding Company Common Stock will be entitled to one vote for each share held of record on all matters submitted to a vote of holders of shares of Holding Company Common Stock. Holders of Holding Company Common Stock will not be entitled to cumulate their votes for election of directors.

     Dividends

         The Holding Company may, from time to time, declare dividends to the holders of Holding Company Common Stock, who will be entitled to share equally in any such dividends.

     Liquidation

         In the event of a liquidation, dissolution or winding up of the Holding Company, each holder of shares of Holding Company Common Stock would be entitled to receive, after payment of all debts and liabilities of the Holding Company, a pro rata portion of all assets of the Holding Company available for distribution to holders of Holding Company Common Stock. If any preferred stock is issued, the holders thereof may have a priority in liquidation or dissolution over the holders of the Holding Company Common Stock.

     Other Characteristics

         Holders of the Holding Company Common Stock will not have preemptive rights with respect to any additional shares of Holding Company Common Stock that may be issued. The Holding Company Common Stock is not subject to call for redemption, and the outstanding shares of Holding Company stock, when issued and upon receipt by the Holding Company of the full purchase price therefor, will be fully paid and nonassessable.

         For a description of a comparison of the rights of shareholders of Patriot and the Holding Company and of First Lehigh and the Holding Company, see "- Comparison of Shareholder Rights of Patriot, First Lehigh, and the Holding Company."


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Market for Holding Company Common Stock and Dividends

         The Holding Company will not have issued any capital stock prior to the Effective Date of the Consolidation. Consequently, there is no established market for the Holding Company Common Stock. The Holding Company Common Stock has been approved for quotation on the Nasdaq Stock Market National Market System under the symbol "PBIX" upon completion of the Consolidation.

         Managements of both Patriot and First Lehigh believe that those firms which presently make and maintain a market in Patriot Common Stock and First Lehigh Common Stock will make and maintain a market in Holding Company Common Stock after the Effective Date. Because the Holding Company will be larger and have a greater number of shares of common stock outstanding than either Patriot or First Lehigh on an individual basis, the managements of Patriot and First Lehigh believe that it is reasonable to expect that an active and liquid market for Holding Company Common Stock will develop and continue. The development of a public market having the desirable characteristics of depth, liquidity and orderliness, however, depends upon the presence in the marketplace of a sufficient number of willing buyers and sellers at any given time, over which neither the Holding Company nor any market maker has any control. Accordingly, there can be no assurance that an established and liquid market for Holding Company Common Stock will develop, or if one develops, that it will continue.

         The Holding Company presently intends to pay an annual dividend of $.28 per share of Holding Company Common Stock. However, the timing and amount of future dividends, if any, will depend upon earnings, capital levels, cash requirements, the financial condition of the Holding Company and Patriot Bank, applicable government regulations and policies and other factors deemed relevant by the Holding Company's Board of Directors, including the amount of dividends payable to the Holding Company by Patriot Bank.

         The principal source of income and cash flow of the Holding Company, including cash flow to pay dividends on the Holding Company Common Stock, is dividends from Patriot Bank. Various federal and state laws, regulations and policies limit the ability of Patriot Bank to pay dividends to the Holding Company. For certain limitations on Patriot Bank's ability to pay dividends to the Holding Company, see "DESCRIPTION OF PATRIOT - Business-Supervision and Regulation" and Note 18 to the Financial Statements of Patriot.


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Pennsylvania Anti-Takeover Provisions

         The Holding Company will be subject to various provisions of the BCL which are triggered, in general, if any person or group acquires, or discloses an intent to acquire, 20% or more of the voting power of a covered corporation, other than pursuant to a registered firm commitment underwriting or, in certain cases, pursuant to the approving vote of the Holding Company's Board of Directors. The relevant provisions are contained in Subchapters 25E-H of the BCL.

         Subchapter 25E of the BCL (relating to control transactions) provides that if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium. Subchapter 25F of the BCL (relating to business combinations) delays for five years and imposes conditions upon "business combinations" between an "interested shareholder" and the corporation. The term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes. For this purpose, an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares.

         Subchapter 25G of the BCL (relating to control share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the "disinterested" shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of the shares to the issuer. Even if shareholder approval is obtained, the corporation is also subject to Subchapters 25I and J of the BCL. Subchapter 25I provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J prohibits the abrogation of certain labor contracts prior to their stated date of expiration.

         Subchapter 25H of the BCL (relating to disgorgement) applies in the event that (i) any person or group publicly discloses that the person or group may acquire control of the corporation or (ii) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the


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corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto.

         Subchapters 25E-H of the BCL contain a wide variety of transactional and status exemptions, exclusions and safe harbors. Upon completion of the Consolidation, the Holding Company will be subject to the provisions of Subchapters 25E through J. Such action can be reversed under certain circumstances.

         In addition, the fiduciary duty standards applicable to the Board of Directors of the Holding Company under the BCL and certain provisions of the Holding Company's Articles of Incorporation and Bylaws may have the effect of deterring or discouraging, among other things, a nonnegotiated tender or exchange offer for the Holding Company Common Stock, a proxy contest for control of the Holding Company, the assumption of control of the Holding Company by a holder of a large block of the Holding Company's Common Stock and the removal of the Holding Company's management. For a description of a comparison of the rights of shareholder of Patriot and the Holding Company and of First Lehigh and the Holding Company, see "- Comparison of Shareholder rights of Patriot, First Lehigh and the Holding Company."

COMPARISON OF RIGHTS OF SHAREHOLDERS OF PATRIOT, FIRST LEHIGH, AND THE HOLDING COMPANY

         At the Effective Date, shareholders of Patriot and First Lehigh automatically will become shareholders of the Holding Company, and their rights as shareholders will be determined by the BCL and by the Holding Company's Articles of Incorporation and Bylaws. The following is a summary of material differences between the rights of holders of Holding Company Common Stock and the rights of holders of Patriot Common Stock and First Lehigh Common Stock. These differences arise from various provisions of the Articles of Incorporation and Bylaws of the Holding Company and the Articles of Incorporation and Bylaws of Patriot and First Lehigh, respectively, and differences between the BCL and DGCL.

         This summary does not purport to be a complete statement of the respective rights of Patriot shareholders and First Lehigh shareholders under the applicable Pennsylvania law, their respective Articles of Incorporation or Bylaws or a comprehensive comparison with the rights of the Holding Company's shareholders under the applicable Pennsylvania law, the Holding Company's Articles of Incorporation and the Holding Company's Bylaws, or a complete description of the specific provisions referred to herein. This summary is not meant to be relied upon as an exhaustive list or a detailed description of


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the provisions discussed and is qualified in its entirety by reference to the
BCL, the DGCL, and the governing corporate instruments of Patriot, First Lehigh and the Holding Company. Copies of such governing corporate instruments of Patriot, First Lehigh and the Holding Company are available, without charge, to any person, including any beneficial owner to whom this Proxy Statement/Prospectus is delivered, by following the instructions listed under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "AVAILABLE INFORMATION."

Directors

     Removal

         Pursuant to the Holding Company's Articles of Incorporation, the Holding Company's directors may be removed from office by a vote of shareholders if the votes of shareholders cast in favor of the resolution for the removal of such director constitute at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors.

         Under Patriot's Articles of Incorporation, directors may be removed from office only for cause and only by the affirmative vote of the holders of not less than eighty percent (80%) of the total votes of all shares of Patriot eligible to be cast by shareholders.

         First Lehigh's Bylaws provide that any director, the Board of Directors, or a class of the board may be removed at any time with or without cause by the vote of a majority of the votes cast by shareholders present at the meeting, in person or by proxy.

     Nomination

         Shareholders of the Holding Company, First Lehigh, and Patriot, pursuant to their respective Bylaws, are required to submit to their respective companies, in writing and in advance, any nomination of a candidate for election as a director. Additionally, each requires the notification to include certain background information regarding the proposed nominee.

         The Holding Company's Bylaws provide that such nominations generally must be submitted to the secretary of the Holding Company in writing not later than the close of business on the ninetieth (90th) day immediately preceding the date of the annual meeting of shareholders.


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         Patriot's Bylaws provide that its shareholders must submit written nominations to the Secretary of Patriot not less than ninety (90) days prior to the date of any meeting of shareholders called for the election of directors. If less than one hundred (100) days prior disclosure of the date of the meeting is given, then the nomination must be received by the close of business on the tenth day following the date on which such disclosure was made.

         First Lehigh's Bylaws provide that its shareholders must submit to the Secretary of First Lehigh certain specified information about any nominee for the Board of Directors not later than 120 days prior to the first anniversary of the preceding annual meeting of shareholders.

     Election of Directors

         The Holding Company's Articles of Incorporation and Bylaws provide that its Board of Directors shall be composed of not less than five (5) nor more than twenty-five (25) directors, the number of which may be determined by the Board of Directors. The Holding Company Board of Directors is divided into three classes, each serving three-year terms, so that approximately one-third of the directors are elected at each annual meeting of shareholders; however, the initial term of each class is less than three years to provide staggered years for the election of each class of directors. Unless waived by the Board of Directors, a person must have been a shareholder of record of the Holding Company for a period of time equal to the lesser of three (3) years or, the time elapsed since the consolidation of Patriot and First Lehigh into the Holding Company in order to qualify for election as a director of the Holding Company.

         Patriot's Bylaws provide that the Board of Directors of Patriot shall be fixed by a resolution of the Board of Directors. The number of Directors may be increased or decreased by resolution of the Board of Directors. Presently, the Board of Directors is composed of seven (7) members. The Board of Directors of Patriot is divided into three (3) staggered classes, each serving three
(3)-year terms, so that approximately one-third (1/3) of the directors are elected at each annual meeting of shareholders.

         First Lehigh's Bylaws provide that the Board of Directors of First Lehigh shall be determined by the Board of Directors from time to time. Presently, the Board of Directors is composed of eight (8) members. The Board of Directors of First Lehigh is divided into four (4) staggered classes, each serving three-year terms, so that approximately one-third (1/3) of the


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directors are elected at each annual meeting of shareholders. The directors need not be residents of the Commonwealth of Pennsylvania or stockholders of First Lehigh. A majority of all directors at a regular meeting of the board of directors may increase the total number of directors, and may designate the class of any new director.

     Cumulative Voting

         Neither the Holding Company's, Patriot's nor First Lehigh's shareholders are permitted to cumulate votes in the election of directors.

     Limited Liability

         As permitted by the BCL, First Lehigh's and the Holding Company's Bylaws provide that directors are not personally liable for any action taken or any failure to take any action unless the director breached or failed to perform the duties of his or her office as set forth under Pennsylvania law and such breach or failure constitutes self-dealing, willful misconduct or recklessness; provided, however, that there is no such elimination of liability arising under any criminal statute or with respect to the payment of taxes pursuant to local, state or federal law.

         As permitted under the DGCL, Patriot's Articles of Incorporation provide that directors are not personally liable for monetary damages for breach of fiduciary duty as a director; provided, however, there is no such elimination of liability for (i) any breach of a director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which the director derived an improper personal benefit, or
(iv) any payment of a dividend or purchase or redemption of stock by the corporation that was impermissible under the DGCL.

     Indemnification

         The Bylaws of the Holding Company and First Lehigh each provide for indemnification of current and former directors, officers and agents for certain litigation-related liabilities and expenses to the maximum extent provided by Pennsylvania law.

         As provided in the BCL, current and former directors, officers, employees and agents of the Holding Company and First Lehigh are entitled to indemnification (i) in third party actions if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best


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interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, (ii) in derivative actions if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         The DGCL provides that each director and officer of Patriot may be indemnified by Patriot against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of Patriot if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of Patriot and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of Patriot, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Patriot unless a court determines otherwise.

         Patriot's Articles of Incorporation provide that each officer and director of Patriot who is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of Patriot shall be indemnified and held harmless by Patriot to the fullest extent authorized by the DGCL.

Shareholder Meetings

         Special meetings of the Holding Company's shareholders may be called at any time by the Board of Directors. The Holding Company's shareholders are not entitled to call a special meeting, except as specifically provided by law.

         The Holding Company's bylaws require a shareholder entitled to vote for the election of directors to submit written notice of any matter desired to be placed on the agenda of an annual meeting of shareholders not less than ninety
(90) days prior to any annual meeting of shareholders. If shareholders receive less than twenty-one (21) days' notice of the meeting, then such notice must be sent to the Secretary of the Holding Company not later than the close of the seventh day following the day on which notice of


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the meeting was mailed to shareholders. Each notice must provide a brief description of the business desired to be brought before the annual meeting.

         Special meetings of Patriot shareholders may be called at any time by a majority of the Board of Directors. Written notice of the meeting stating the place, date, hour and purpose must be mailed at least ten days before the meeting to each shareholder entitled to vote at the meeting.

         The annual meeting of the shareholders of Patriot for the election of Directors must be held no later than thirteen (13) months after the date of the last annual meeting of shareholders. Written notice of the meeting stating the place, date and hour must be mailed at least ten days before the meeting to each shareholder entitled to vote at the meeting.

         Special meetings of First Lehigh shareholders may be called by the Chairman, the President, the Board of Directors, or shareholders entitled to cast at least one-fifth (1/5) of the votes which all shareholders are entitled to cast at the particular meeting. It is the duty of the Secretary of First Lehigh to fix the date of the special meeting, which must be less than sixty
(60) days after receipt of the request for a special meeting. If the secretary refuses to set a date, the person calling the meeting may do so. Business transacted at all special meetings is confined to that stated in the call and matters germane thereto, unless all shareholders entitled to vote are present and consent. Written notice of special meetings must be given to each shareholder entitled to vote at the meeting at least ten (10) days before such meeting to consider a fundamental change (such as merger, amendment to the articles of incorporation, or voluntary dissolution) and at least five (5) days for any other purpose.

Action by Shareholders Without a Meeting

         The Holding Company's Articles of Incorporation provide that no action required or permitted to be taken at any annual or special meeting of the Holding Company's shareholders may be taken without a meeting, and the power of the Holding Company's shareholders to consent in writing to action without a meeting is expressly denied.

         Patriot's Articles of Incorporation provide that no action required or permitted to be taken at any annual or special meeting of Patriot's shareholders may be taken without a meeting, and the power of Patriot's shareholders to consent in writing to action without a meeting is expressly denied.


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         First Lehigh's Bylaws allow shareholders of First Lehigh to act without a meeting if a consent in writing setting forth the action so taken shall be signed by shareholders who would be entitled to cast the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote were present and voting. Such written consent must be filed with the Secretary of First Lehigh.

Antitakeover Provisions

         The Holding Company is subject to the provisions of Subchapters 25E through 25J of the BCL. For a description of Subchapters 25E through 25J, see "DESCRIPTION OF THE HOLDING COMPANY - Pennsylvania Antitakeover Provisions." First Lehigh is not subject to the provisions of Subchapters 25E through 25J of the BCL. The provisions of First Lehigh's articles of incorporation and bylaws creating a classified board of directors and requiring the affirmative vote of holders of 80% of the outstanding shares of First Lehigh Common Stock to approve any merger have "antitakeover" effects. See "COMPARISON OF RIGHTS OF SHAREHOLDERS OF PATRIOT, FIRST LEHIGH, AND THE HOLDING COMPANY."

     Restrictions in Patriot's Certificate of Incorporation and Bylaws

         A number of provisions of Patriot's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Company's Certificate of Incorporation and Bylaws relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect.

     Limitation on Voting Rights

         The Certificate of Incorporation of Patriot provides that in no event shall any record owner of any outstanding Patriot Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Patriot Common Stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Securities Exchange Act of 1934, and includes shares beneficially owned by such person or any of his affiliates (as defined in the Certificate of Incorporation), shares which such person or his affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person


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and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by the ESOP or directors, officers and employees of Patriot Bank or Patriot or shares that are subject revocable proxy and that are not otherwise beneficially owned, or deemed by Patriot to be beneficially owned, by such person and his affiliates. The Certificate of Incorporation of Patriot further provides that this provision limiting voting rights may only be amended upon the vote of 80% of the outstanding shares of voting stock (after giving effect to the limitation on voting rights).

     Stockholder Vote Required to Approve Business Combinations with Principal Stockholders

         The Certificate of Incorporation requires the approval of the holders of at least 80% of Patriot's outstanding shares of voting stock to approve certain "Business Combinations," as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of Common Stock of Patriot and any other affected class of stock. Under the Certificate of Incorporation, at least 80% approval of stockholders is required in connection with any transaction involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of Patriot's Board of Directors who are unaffiliated with the Interested Stockholder and were directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the stockholders a fair price in consideration for their shares, in which case, if a stockholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term "Interested Stockholder" is defined to include any individual, corporation, partnership or other entity (other than Patriot or its subsidiary) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of Patriot. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include (i) any merger or consolidation of Patriot or any of its subsidiaries with or into any Interested Stockholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Stockholder, (ii) any sale, lease, exchange, mortgage, transfer or other disposition to or with any Interested Stockholder or Affiliate of 25% or more of the assets of Patriot or combined assets of Patriot and its subsidiary;
(iii) the issuance or transfer to any Interested Stockholder or its Affiliate by Patriot (or any


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subsidiary) of any securities of Patriot in exchange for any assets, cash or securities the value of which equals or exceeds 25% of the fair market value of the Patriot Common Stock; (iv) the adoption of any plan for the liquidation or dissolution of Patriot proposed by or on behalf of any Interested Stockholder or Affiliate thereof; and (v) any reclassification of securities, recapitalization, merger or consolidation of Patriot which has the effect of increasing the proportionate share of Patriot Common Stock or any class of equity or convertible securities of Patriot owned directly or indirectly by an Interested Stockholder or Affiliate thereof.

     Section 203 of the Delaware Corporation Law

         Section 203 of the DGCL prevents an "interested stockholder" (defined in Section 203 of the DGCL, generally, as a person owning 15% or more of a corporation's outstanding voting stock), from engaging in a "business combination" (as defined in Section 203 of the DGCL) with a publicly held Delaware corporation for three years following the date such person became an interested stockholder, unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the corporation and shares owned by certain employee stock plans); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

Required Shareholder Vote

     General

         The Holding Company's Articles of Incorporation and First Lehigh's Bylaws both provide that holders of common stock entitled to vote at a meeting of shareholders are entitled to one vote for each share of common stock owned of record. First Lehigh's Articles of Incorporation provide that holders of Series A Preferred Stock are entitled to such number of votes for each share of Series A Preferred Stock held as is equal to five (5) times the number of shares of First Lehigh Common Stock into which each share of Series A


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Preferred may be converted. Except as otherwise provided under the BCL or First
Lehigh's Articles of Incorporation, holders of Senior Preferred Stock have no voting rights. Pursuant to the provisions of the DGCL, holders of Patriot Common Stock are entitled to one vote for each share of common stock owned of record.

     Fundamental Changes

         The Holding Company's Articles of Incorporation require that a plan of merger, consolidation, share exchange, division, conversion, asset transfer (in respect of a sale, lease, exchange or other disposition of all, or substantially all, the assets of the Holding Company) or any transaction similar to the foregoing must be approved by the affirmative vote of at least 80 percent (80%) of votes cast by shareholders entitled to vote, and if any class of shares is entitled to vote as a separate class, the affirmative vote of shareholders entitled to cast at least a majority of the votes cast by the outstanding shares of any such class. The Holding Company may voluntarily completely liquidate and/or dissolve only in accordance with all applicable laws and only if the proposed liquidation and/or dissolution is approved by the affirmative vote of shareholders entitled to cast at least 80 percent (80%) of the votes which all shareholders are entitled to cast. The above provisions do not apply to any transaction which is approved in advance by seventy-five percent (75%) of the members of the board of directors of the Holding Company, at a meeting duly called and held.

         Patriot's Articles of Incorporation require that a merger, consolidation, liquidation or dissolution of Patriot or any action that would result in the sale or other disposition of all, or substantially all, of the assets of Patriot with any person who beneficially owns 10% or more of the votes entitled to be cast, must be approved by the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of Patriot Common Stock.

         First Lehigh's Articles of Incorporation require that a plan of merger, consolidation, share exchange, liquidation or dissolution of First Lehigh, or any action that would result in the sale or other disposition of all, or substantially all, of the assets of First Lehigh, be approved by the affirmative vote of holders of at least eighty percent (80%) of the outstanding shares of First Lehigh Common Stock.

         In addition, if the rights of the Series A Preferred Stock or the Senior Preferred Stock will be affected by such transaction, then such transaction must be approved by the affirmative vote of a majority, and in


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some cases a super majority, of the shares voted by such class, voting separately as a class.

     Amendment of Articles of Incorporation

         The Holding Company's Articles of Incorporation provide the Holding Company with the right to amend, alter, change or repeal any provision in its Articles of Incorporation now or hereafter prescribed by statute, however, the Holding Company's Articles of Incorporation also contain various provisions that require a super majority vote of shareholders to amend or repeal particular sections of such Articles. Amendment or repeal of the provisions of the Holding Company's Articles of Incorporation relating to noncumulative voting, the classification of directors, the acquisition of voting control, the requirement of holding meetings for shareholder action, tender offer, merger, consolidation or similar transaction all require (i) the affirmative vote of eighty percent (80%) of the shares entitled to vote or (ii) the affirmative vote of eighty percent (80%) of the members of the Holding Company's Board of Directors and the affirmative vote of shareholders entitled to cast at least a majority of votes which all shareholders are entitled to cast.

         Patriot's Articles of Incorporation require the affirmative vote of eighty percent (80%) of the outstanding shares of Patriot Common Stock to amend provisions relating to (i) the limits on voting rights of stockholders owning 10% or more of Patriot's Common Stock, (ii) powers of the Board of Directors,
(iii) the power of shareholders and the Board of Directors to amend bylaws, and
(iv) business combinations with interested shareholders.

         Except for amendments to First Lehigh's Articles relating to rights of holders of First Lehigh Preferred Stock, amendments to First Lehigh's Articles of Incorporation must be approved by the holders of at least a majority of the votes cast by all shareholders entitled to vote thereon.

     Amendment of Bylaws

         The authority to amend or repeal the Holding Company's Bylaws is vested in the Holding Company's Board of Directors, subject always to the power of the shareholders of the Holding Company to change such action by the affirmative vote of shareholders entitled to cast at least sixty-six and two-thirds percent (66-2/3%) of the Holding Company's total voting power, except that any amendment to decrease director indemnification or increase the exposure to liability for directors shall require the affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the entire Board of Directors or


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


shareholders entitled to cast at least seventy-five percent (75%) of the votes that all shareholders are entitled to cast.

         Patriot's Bylaws may be altered, amended or repealed by the affirmative vote of the holders of eighty percent (80%) of the outstanding shares of Patriot Common Stock at any regular or special meeting duly convened after notice to the shareholders of that purpose, or by a majority vote of the members of the Board of Directors at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the holders of eighty percent (80%) of the outstanding shares of Patriot Common Stock.

         Except for amendments to the sections providing limited liability of and indemnification of directors and officers and as provided in the BCL, First Lehigh's Bylaws may be altered, amended or repealed by a vote of the majority of the Board of Directors of First Lehigh present at any regular or special meeting regularly called. However, the power of the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws.

     Mandatory Tender Offer Provision

         The Holding Company's Articles of Incorporation provide that if any corporation, person, entity or group becomes the beneficial owner of capital stock having the right to cast in the aggregate twenty-five percent (25%) or more of all votes entitled to be cast by all issued and outstanding shares of capital stock entitled to vote, such corporation, person, entity or group shall, within thirty (30) days thereafter offer to purchase all shares of capital stock of the Holding Company issued, outstanding and entitled to vote, at a price per share equal to the highest price paid for each respective class or series of capital stock of the Holding Company purchased by such corporation, person, entity or group within the preceding twelve months. If such person, entity, corporation or group did not purchase any shares of a particular class or series of capital stock of the Holding Company within the preceding twelve (12) months, such offer to purchase shall be at a price per share equal to the fair market value of such class or series of capital stock on the date on which such corporation, person, entity or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Holding Company having the right to cast in the aggregate twenty-five percent (25%) or more of all votes entitled to be cast by all issued and outstanding capital stock of the Holding Company. Such offer shall provide that the purchase price for such shares shall be payable in cash. These provisions are


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inapplicable if eighty percent (80%) or more of the Holding Company's Board of
Directors approves in advance the acquisition of beneficial ownership by such corporation, person, entity or group, of shares of capital stock of the Holding Company having the right to cast in the aggregate twenty-five percent (25%) or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Holding Company. The provisions provided in the Holding Company's Articles of Incorporation are to be in addition to and not in lieu of any rights granted under Subchapter 25E of the BCL. However, if the provisions of the Holding Company's Articles of Incorporation addressing mandatory tender offers and Subchapter E of the BCL are both applicable, the price per share to be paid for shares of capital stock of the Holding Company issued, outstanding and entitled to vote shall be the higher of the price per share determined in accordance with the Holding Company's Articles of Incorporation addressing mandatory tender offers or the price per share determined in accordance with the provisions of Subchapter 25E of the BCL.

         Subchapter 25E of the BCL also provides that following any acquisition by a person or group of more than twenty percent (20%) of a publicly-held corporation's voting stock, the remaining shareholders have the right to receive payment, in cash, for their shares from such person or group of an amount equal to the "fair value" of their shares, including a proportionate amount for any control premium. The Holding Company is subject to Subchapter 25E of the BCL. See "DESCRIPTION OF THE HOLDING COMPANY -- Antitakeover Provisions."

     Dissenters' Rights

         Under the BCL, a shareholder of a corporation is generally entitled to receive payment of the fair value of such shareholder's shares if such shareholder duly exercises its dissenters' rights with respect to a plan of merger or consolidation, share exchange, asset transfer, division or conversion to which such corporation is a party, unless the shares are (i) listed on a national securities exchange or (ii) held of record by more than 2,000 shareholders. The foregoing market exceptions do not apply, and dissenters' rights generally are available in respect of, (i) shares that are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares, (ii) shares of any preferred or special class unless the shareholders of the class are entitled to vote on the plan and such class vote is required for the adoption of the plan or to effectuate the transaction and (iii) shares which under the plan are treated differently from shares of the same class or series and which are not entitled to vote as a special class under


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BCL Section 1906(c). The BCL allows a corporation to provide dissenters' rights notwithstanding the statutory exceptions, but neither the Holding Company's, nor First Lehigh's Articles of Incorporation or Bylaws require such optional dissenters' rights. Under the BCL, if a plan of merger or consolidation, share exchange, asset transfer, division or conversion is adopted by the directors only, without any shareholder approvals required, the shareholders have no statutory dissenters' rights in respect of the plan other than optional dissenters' rights, if any.

         Holders of Patriot Common Stock do not have dissenters' rights under the DGCL.

     Dividends

         Under the BCL, a corporation may pay dividends unless, after giving effect thereto, (i) the corporation would be unable to pay its debts as they become due in the usual course of its business or (ii) the total assets of the corporation would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time as of which the distribution is measured, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

         Under the DGCL, a corporation may only pay dividends out of its surplus.

     Voluntary Dissolution

         The Holding Company's Articles of Incorporation and Bylaws are silent regarding voluntary dissolution. Under the BCL, if the Board of Directors of a Pennsylvania corporation recommends that the corporation be dissolved and directs that the question be submitted to a vote at a meeting of shareholders, the corporation may be dissolved upon the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon and, if any class of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class vote.

         First Lehigh's Articles of Incorporation require that any dissolution of the corporation be approved by the holders of 80% of the outstanding shares of First Lehigh Common Stock.

         Patriot's Articles of Incorporation and Bylaws are silent regarding voluntary dissolution, except where such dissolution would result in


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a sale of assets to a person beneficially owning 10% or more of the outstanding voting power of Patriot. Under the DGCL, no dissolution of Patriot is valid unless first approved by the Board of Directors and by the holders of a majority of the outstanding shares of Patriot Common Stock.

     Preemptive Rights

         Holders of Holding Company Common Stock, Patriot Common Stock, First Lehigh Common Stock, and First Lehigh Preferred Stock are not entitled to preemptive rights.


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                             DESCRIPTION OF PATRIOT

Recent Developments

          On September 16, 1998 Patriot entered into an agreement to purchase all of the outstanding capital stock of Keystone Financial Leasing, Inc. ("KFL"), a small ticket leasing company with approximately $40 million in assets at June 30, 1998. KFL is a wholly owned subsidiary of Keystone Bank, N.A. The agreement provides that Patriot is to pay $6,585,000 in cash at closing and further cash consideration based on future revenues of KFL. Patriot intends to merge KFL into Patriot Commercial Leasing Company, a wholly owned subsidiary of Patriot Bank. The acquisition is subject to approval of various regulatory agencies and will be treated as a purchase for financial accounting purposes. Patriot expects the transaction to close near the end of 1998.

Business

     General

         Patriot is a Delaware corporation and is the holding company for Patriot Bank and Patriot Investment Company ("PIC"). Patriot is a bank holding company and is subject to regulation by the FRB, the FDIC and the Commission. The Company's executive offices are located at the administrative offices of the Bank at High and Hanover Streets, Pottstown, Pennsylvania 19464.

         Patriot Bank was originally chartered in 1938. In 1991, Patriot Bank's predecessor converted from a federally-chartered mutual savings bank to a Pennsylvania-chartered mutual savings bank and changed its name to Patriot Savings Bank. In August 1995, Patriot Bank converted from a Pennsylvania-chartered mutual savings bank to a federally-chartered mutual savings bank. On December 1, 1995, Patriot acquired Patriot Bank as part of Patriot Bank's conversion from a mutual to stock form of ownership (the "Conversion"). In connection with the Conversion, the bank's name was changed to Patriot Bank. On May 23, 1997, Patriot Bank converted to a Pennsylvania-chartered commercial bank. Patriot Bank conducts business through its network of 13 community banking offices located in Montgomery, Berks, Lehigh, Northampton and Chester Counties, Pennsylvania. Patriot Bank's deposits are insured up to the maximum allowable by the SAIF administered by the FDIC. At June 30, 1998, Patriot Bank had total assets of

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$640.3 million, deposits of $365.6 million and stockholders' equity of $35.7 million.

         Patriot Bank is a community-oriented financial services provider whose business primarily consists of attracting retail deposits from the general public and small businesses and originating commercial, consumer, and mortgage loans in its market area. In addition to its lending activities, Patriot Bank also invests in investment and mortgage-backed securities. Patriot Bank uses advances from the FHLB and repurchase agreements as sources of funds.

          Patriot Bank's revenues are derived principally from interest on loans, interest on investment and mortgage-backed securities and other fees and service charges. Patriot Bank's primary sources of funds are deposits, FHLB advances, repurchase agreements, interest on loans and investment and mortgage-backed securities and principal repayments.

          PIC is a Delaware investment corporation that was incorporated by Patriot on September 10, 1996. Its primary business consists of maintaining an investment portfolio. At June 30, 1998, PIC had total assets of $245.4 million, liabilities of $210.6 million, and stockholder's equity of $34.8 million.

    Market Area and Competition

          Patriot is located approximately 45 miles northwest of Philadelphia, Pennsylvania and its market consists primarily of Montgomery, Berks, Lehigh, Northampton, Bucks, and Chester counties, Pennsylvania. The segment of the markets served by Patriot is primarily industrially oriented and demographically is comprised of middle income and upper income households.

          Patriot faces significant competition both in originating loans and attracting deposits. Patriot's competitors are other financial services providers operating within its primary market area, some of which are larger and have greater financial resources than Patriot. Patriot's competition for loans and deposits comes principally from commercial banks, savings and loan associations, savings banks, credit unions, and mortgage banking companies (some of which are subsidiaries of major financial institutions). In addition, Patriot faces increasing competition for deposits from non-bank institutions such as brokerage firms and insurance firms with products such as money market funds, mutual funds and annuities. Competition may increase as a result of the continuing reduction in the effective restrictions on interstate operations of financial institutions.

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          Management considers Patriot's reputation for financial strength, superior customer service, convenience and product offerings as a competitive advantage in attracting and retaining customers.

    Subsidiary Activities

          Patriot has two wholly-owned subsidiaries: The Bank and PIC. The Bank has three wholly-owned subsidiaries: Marathon Management Company, Inc. ("Marathon"), Patriot Financial Center, Inc. ("PBFC"), and Patriot Commercial Leasing Co., Inc. ("PCLC"). Marathon provides title insurance services through a joint venture partnership. At June 30, 1998, Marathon had total assets of $165,000. PBFC markets certain nondeposit investment products. At June 30, 1998, PBFC had total assets of $40,000. PCLC is a commercial leasing company. At June 30, 1998, PCLC had total assets of $2.0 million.

    Personnel

          As of June 30, 1998, the Bank had 127 full-time and 25 part-time employees, none of whom was covered by a collective bargaining agreement. Management believes that the Bank has good relations with its employees and there are no pending or threatened labor disputes with its employees.

    Regulation and Supervision

         General. Patriot, as a bank holding company, is required to file certain reports with, and otherwise comply with the rules and regulations of the FRB under the BHCA. In addition, the activities of Pennsylvania-chartered commercial banks, such as Patriot Bank, are governed by the Banking Code and the Federal Deposit Insurance Act ("FDI Act").

         Patriot Bank is subject to extensive regulation, examination and supervision by the Department, as its primary regulator, and the FDIC, as the deposit insurer. Patriot Bank is a member of the FHLB System and its deposit accounts are insured up to applicable limits by the SAIF managed by the FDIC. Patriot Bank must file reports with the Department and the FDIC concerning its activities and financial condition in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with, or acquisitions of, other banking institutions. The Department and/or the FDIC conduct periodic examinations to test Patriot Bank's safety and soundness and compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of the insurance fund and depositors.

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

The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the FRB, the FDIC or the Congress, could have a material adverse impact on Patriot, Patriot Bank and their operations. Certain of the regulatory requirements applicable to Patriot Bank and to Patriot are referred to below or elsewhere herein. The description of statutory provisions and regulations applicable to banking institutions and their holding companies set forth in this Proxy Statement/Prospectus does not purport to be a complete description of such statutes and regulations and their effects on Patriot Bank and Patriot.

          Holding Company Regulation. Patriot is a bank holding company registered under the BHCA. As a bank holding company, Patriot's activities and those of Patriot Bank are limited to the business of banking and activities closely related or incidental to banking.

          The BHCA prohibits a bank holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another banking institution or holding company thereof, without prior written approval of the FRB; acquiring or retaining, with certain exceptions, more than 5% of a nonsubsidiary company engaged in activities other than those permitted by the BHCA; or acquiring or retaining control of a depository institution that is not insured by the FDIC.

          Under FRB policy, a bank holding company is expected to act as a source of financial strength to its subsidiary bank and to commit resources to support the bank, i.e., to downstream funds to the bank. This support may be required at times when, absent such policy, the bank holding company might not otherwise provide such support. Any capital loans by a bank holding company to its subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of the bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of its subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

          Capital Requirements. The FRB adopted risk-based capital guidelines for bank holding companies, such as Patriot. The required minimum ratio of total capital to risk-weighted assets (including off-balance sheet activities, such as standby letters of credit) is 8.0%. At least half of the total capital is required to be "Tier 1 capital," consisting principally of

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

common stockholders' equity, noncumulative perpetual preferred stock and minority interests in the equity accounts of consolidated subsidiaries, less goodwill. The remainder ("Tier 2 capital") may consist of a limited amount of subordinated debt and intermediate-term preferred stock, certain hybrid capital instruments and other debt securities, perpetual preferred stock, and a limited amount of the general loan loss allowance.

          In addition to the risk-based capital guidelines, the FRB established minimum leverage ratio (Tier 1 capital to average total assets) guidelines for bank holding companies. These guidelines provide for a minimum leverage ratio of 3% for those bank holding companies which have the highest regulatory examination ratings and are not contemplating or experiencing significant growth or expansion. All other bank holding companies are required to maintain a leverage ratio of at least 1% to 2% above the 3% stated minimum. Patriot is in compliance with these guidelines. Patriot Bank is subject to similar capital requirements also adopted by the FRB.

          The risk-based capital standards are required to take adequate account of interest rate risk, concentration of credit risk and the risks of non-traditional activities.

          Under the FRB prompt corrective action regulations, the FRB is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of undercapitalization. Generally, a bank holding company is considered "well capitalized" if its ratio of total capital to risk-weighted assets is at least 10%, its ratio of Tier I (core) capital to risk-weighted assets is at least 6%, its ratio of core capital to total assets is at least 5%, and it is not subject to any order or directive by the FRB to meet a specific capital level. A bank holding company generally is considered "adequately capitalized" if its ratio of total capital to risk-weighted assets is at least 8%, its ratio of Tier I (core) capital to risk-weighted assets is at least 4%, and its ratio of core capital to total assets is at least 4% (3% if the institution receives the highest CAMEL rating). A bank holding company that has lower ratios of capital are categorized as "undercapitalized," "significantly under capitalized," or "critically undercapitalized." Subject to a narrow exception, the banking regulator is required to appoint a receiver or conservator for an institution that is "critically undercapitalized." The regulation also provides that a capital restoration plan must be filed with the FRB within 45 days of the date a bank receives notice that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions become immediately applicable to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The FRB could also take any one of a number of discretionary supervisory actions, including the issuance of a capital directive and the replacement of senior executive officers and directors. At June 30, 1998, Patriot was "well capitalized."

          Insurance of Deposit Accounts. Deposits of the Bank are presently insured by the SAIF. Both the SAIF and the Bank Insurance Fund ("BIF"), (the deposit insurance fund that covers most commercial bank deposits), are statutorily required to maintain a 1.25% of insured reserve deposits ratio. Both the BIF and the SAIF currently exceed the 1.25% ratio. Therefore, most institutions, including Patriot Bank, presently pay no deposit insurance premiums. The FDIC must assess deposit insurance premiums if the 1.25% ratio is not met, and may impose premiums on undercapitalized or unsafe institutions.

          While most banks do not pay deposit insurance, all institutions are assessed for payment of the FICO bonds. Through 1999, BIF deposits are assessed for FICO payments at a rate that is one-fifth of the rate assessed on SAIF deposits. Full pro rata sharing of the FICO payments between BIF and SAIF members will occur on the earlier of January 1, 2000 or the date the BIF and SAIF are merged. The FDIC resets the FICO assessment rate every six months. The current annual rate is 1.26 basis points for BIF deposits, and 6.3 basis points for SAIF deposits.

          Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC. The management of Patriot Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

          Loans to One Borrower. Applicable regulations limit the dollar amount of loans that the Bank may have outstanding to any one borrower, or group of affiliated borrowers, to 15% of the capital and surplus of Patriot Bank. As of June 30, 1998, this limitation was equal to $5.4 million. There are exceptions from the limitation for certain secured loans, depending upon the amount and type of collateral. At June 30, 1998, the aggregate outstanding loans and commitments to Patriot Bank's largest borrower was $1.6 million.

         Limitation on Capital Distributions. Dividend payments by Patriot Bank to the Company are subject to the Banking Code, the Federal Reserve Act, and the FDI Act. Under the Banking Code, no dividends may be paid except from "accumulated net earnings" (generally, undivided profits). Under the FDI Act, no dividends may be paid by an insured bank if the bank is in arrears in the payment of any insurance assessment due to the FDIC. Under current banking laws, Patriot Bank would be limited to approximately $20.8 million of dividends in 1998 plus an additional amount equal to Patriot Bank's net profit from June 30, 1998, up to the date of any such dividend declaration.


          State and federal regulatory authorities have adopted standards for the maintenance of adequate levels of capital by banks. Adherence to such standards further limits the ability of Patriot Bank to pay dividends to Patriot.

          Interstate Banking. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Law"), amended various federal banking laws to provide for nationwide interstate banking, interstate bank mergers and interstate branching. The interstate banking provisions allow for the acquisition by a bank holding company of a bank located in another state.

          Interstate bank mergers and branch purchase and assumption transactions were allowed effective June 1, 1997; however, states were permitted to "opt-out" of the merger and purchase and assumption provisions by enacting a law which specifically prohibited such interstate transactions. States could have, in the alternative, enacted legislation to allow interstate merger and purchase and assumption transactions prior to June 1, 1997. States could also enact legislation to allow for de novo interstate branching by out of state banks. In July 1995, Pennsylvania adopted "opt-in" legislation which allows such transactions.

          Transactions with Related Parties. Patriot Bank's authority to engage in transactions with related parties or "affiliates" (e.g., any company that controls or is under common control with an institution, including the Company and its non-savings institution subsidiaries) is limited by Sections 23A and 23B of the Federal Reserve Act. Section 23A limits the aggregate amount of covered transactions with any individual affiliate to 10% of the capital and surplus of Patriot Bank. The aggregate amount of covered transactions with all affiliates is limited to 20% of Patriot Bank's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in Section 23A and the

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

purchase of low quality assets from affiliates is generally prohibited. Section 23B generally provides that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, banks are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no bank may purchase the securities of any affiliate other than a subsidiary.

          Patriot Bank's authority to extend credit to executive officers, directors and 10% shareholders ("insiders"), as well as entities such persons control, is governed by Sections 22(g) and 22(h) of the Federal Reserve Act and Regulation O thereunder. Among other things, such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and to not involve more than the normal risk of repayment. Recent legislation created an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. Regulation O also places individual and aggregate limits on the amount of loans Patriot Bank may make to insiders based, in part, on Patriot Bank's capital position and requires certain board approval procedures to be followed.

          Enforcement. Under the FDI Act, the FDIC has primary enforcement responsibility over state nonmember banks and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to removal of officers and/or directors to institution of receivership, conservatorship or termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially egregious cases. Federal law also establishes criminal penalties for certain violations.

          Standards for Safety and Soundness. The federal banking agencies have adopted Interagency Guidelines Prescribing Standards for Safety and Soundness ("Guidelines") and a final rule to implement safety and soundness standards required under the FDI Act. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The

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

standards set forth in the Guidelines address internal controls and information systems; internal audit system; credit underwriting; loan documentation; interest rate risk exposure; asset growth; and compensation, fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the FDI Act. The final rule establishes deadlines for the submission and review of such safety and soundness compliance plans when such plans are required.

         Federal Reserve System. FRB regulations require savings institutions to maintain non-interest earning reserves against their transaction accounts (primarily NOW and regular checking accounts). During fiscal 1998, the FRB regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $47.8 million or less (subject to adjustment by the FRB) the reserve requirement is 3%; and for accounts aggregating greater than $47.8 million, the reserve requirement is $1.434 million plus 10% (subject to adjustment by the FRB between 8% and 14%) against that portion of total transaction accounts in excess of $47.8 million. The first $4.7 million of otherwise reservable balances (subject to adjustments by the FRB) were exempted from the reserve requirements. Patriot Bank is in compliance with the foregoing requirements. The balances maintained to meet the reserve requirements imposed by the FRB may be used to satisfy liquidity requirements imposed by the FDIC.

    Federal and State Taxation

    Federal Taxation

          General. Patriot and its subsidiaries report their income on a consolidated basis using the accrual method of accounting, and are subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly Patriot Bank's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Patriot. Patriot is currently subject to a maximum federal income tax rate of 35%.

          Bad Debt Reserves. As a commercial bank, Patriot Bank is permitted to recognize bad debt expense based on actual experience. Prior to its conversion to a commercial bank in May 1997, Patriot Bank was a thrift institution. For fiscal years beginning prior to December 31, 1995, thrift institutions which

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

qualified under certain definitional tests and other conditions of the Code were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans (generally secured by interests in real property improved or to be improved) under (i) the Percentage of Taxable Income Method (the "PTI Method") or (ii) the Experience Method. The reserve for nonqualifying loans was computed using the Experience Method.

          The Small Business Job Protection Act of 1996 (the "1996 Act") requires savings institutions to recapture (i.e., take into income) certain portions of their accumulated bad debt reserves. The 1996 Act repeals the reserve method of accounting for bad debts effective for tax years beginning after 1995. Thrift institutions that would be treated as small banks are allowed to utilize the Experience Method applicable to such institutions, while thrift institutions that are treated as large banks (those generally exceeding $500 million in assets) are required to use only the specific charge-off method. Thus, the PTI Method of accounting for bad debts is no longer available for any financial institution.

          A thrift institution required to change its method of computing reserves for bad debts will treat such change as a change in method of accounting, initiated by the taxpayer, and having been made with the consent of the IRS. Any Section 481(a) adjustment required to be taken into income with respect to such change generally will be taken into income ratably over a six-taxable year period, beginning with the first taxable year beginning after 1995, subject to the residential loan requirement.

          Under the residential loan requirement provision, the recapture required by the 1996 Act will be suspended for each of two successive taxable years, beginning with Patriot Bank's current taxable year, in which Patriot Bank originates a minimum of certain residential loans based upon the average of the principal amounts of such loans made by Patriot Bank during its six taxable years preceding its current taxable year.

          Under the 1996 Act, for its current and future taxable years, Patriot Bank is permitted to make additions to its tax bad debt reserves. Since Patriot Bank's tax bad debt reserves as of December 31, 1995 did not exceed its tax bad debt reserves as of December 31, 1987, it is not required to recapture any income.

          Distributions. Under the 1996 Act, if Patriot Bank makes "non-dividend distributions" to Patriot, such distributions will be considered to have been made from Patriot Bank's unrecaptured tax bad debt reserves (including the balance of its reserves as of December 31, 1987) to the extent thereof, and then from the Bank's supplemental reserve for losses on loans, to the extent thereof, and an amount based on the amount distributed (but not in excess of the amount of such reserves) will be included in Patriot Bank's income. Non-dividend distributions include distributions in excess of Patriot Bank's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Patriot Bank's current or accumulated earnings and profits will not be so included in Patriot Bank's income.

          The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if Patriot Bank makes a non-dividend distribution to Patriot, approximately one and one-half times the amount of such distribution (but not in excess of the amount of such reserves) would be includable in income for federal income tax purposes, assuming a 35% federal corporate income tax rate. Patriot Bank does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

          Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. The excess of the tax bad debt reserve deduction using the percentage of taxable income method over the deduction that would have been allowable under the experience method is treated as a preference item for purposes of computing the AMTI. Only 90% of AMTI can be offset by net operating loss carryovers. AMTI is increased by an amount equal to 75% of the amount by which Patriot Bank's adjusted current earnings exceeds its AMTI (determined without regard to this preference and prior to reduction for net operating losses). In addition, for taxable years beginning after December 31, 1986 and before January 1, 1996, an environmental tax of .12% of the excess of AMTI (with certain modifications) over $2.0 million is imposed on corporations, including Patriot Bank, whether or not an Alternative Minimum Tax ("AMT") is paid. Patriot Bank does not expect to be subject to the AMT, and is not currently subject to the environmental tax liability.

          Dividends Received Deduction and Other Matters. Patriot may exclude from its income 100% of dividends received from Patriot Bank as a member of the same affiliated group of corporations. The corporate dividends received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Company and Patriot Bank will not file a consolidated tax return, except that if the Company owns more than 20% of the stock of a corporation distributing a dividend, 80% of any dividends received may be deducted.

    State Taxation

          Commonwealth of Pennsylvania. Prior to Patriot Bank's conversion to a Pennsylvania chartered commercial bank, Patriot Bank was subject to the Mutual Thrift Institutions Tax ("MTIT"), an excise tax imposed on certain financial institutions (including savings institutions having capital stock) for the privilege of doing business in Pennsylvania. The MTIT equals 11.5% of an institution's "annual taxable net income" determined in accordance with generally accepted accounting principles with certain modifications. Financial institutions subject to the MTIT are exempt from all other corporate taxes imposed by Pennsylvania.

          Patriot Bank is now subject to a "Bank Shares Tax" which is imposed on every bank having capital stock located within Pennsylvania. The Bank Shares Tax is based on the value of the bank's shares as of the preceding January 1st. The taxable amount is computed by adding the book value of capital stock paid in, the book value of the surplus and the book value of undivided profits, and then deducting from that total an amount equal to the percentage that the book value of the bank's federal obligations and state obligations bears to the book value of the bank's total assets. This value is calculated on the basis of the current year and the preceding five years, but, if a bank has not been in existence for six years, the taxable amount is computed by adding the value for the number of years that the bank has been in existence and dividing the resulting sum by that number of years. The Bank Shares Tax rate is 1.25% of the taxable amount. Banks subject to the Bank Shares Tax are exempt from all other corporate taxes imposed by Pennsylvania.

          Corporations doing business in Pennsylvania and not subject to the MTIT or Bank Shares Tax are subject to Pennsylvania Corporate Net Income Tax ("CNIT"). The CNIT is an annual excise tax and is measured by the Corporation's taxable income as determined under the Code. When a domestic or foreign corporation's entire business is not transacted wholly within Pennsylvania, such taxable income must allocated and apportioned to determine that portion subject to the CNIT. The CNIT rate is 9.99%. Pennsylvania also subjects such corporations to the Pennsylvania Capital Stock and Franchise Tax.

          At the start of 1997, Patriot Bank was subject to the MTIT. After Patriot Bank's conversion to a Pennsylvania-chartered commercial bank, Patriot

Bank ceased to be subject to the MTIT and Patriot Bank will file its final MTIT return. Patriot Bank is now subject to the Bank Shares Tax. The January 1st share value of Patriot Bank may be averaged to include preceding years if Pennsylvania treats the conversion consistent with a foreign corporation commencing business in Pennsylvania.

          Patriot is subject to the Pennsylvania CNIT and the Pennsylvania Capital Stock and Franchise Tax because it is a foreign corporation doing business in Pennsylvania. Patriot's Pennsylvania CNIT is calculated on an unconsolidated basis and adjusted to reflect the appropriate allocation and apportionment requirements. Patriot is not subject to the MTIT or Bank Shares Tax.

          State of Delaware Taxation. The Delaware Tax Code excludes from Delaware corporate income taxation any corporation which limits its activities to the maintenance and management of intangible investments within the State of Delaware. This exception for Delaware "holding companies" applies to the Company as long as its sole activity in the State of Delaware is the maintenance and management of its subsidiary investments including Patriot Bank and PIC. Patriot is, however, required to file annual reports and pay fees to the State of Delaware. PIC is not subject to Delaware corporate income tax as an investment company.

          Patriot Bank has 13 banking offices, three (3) of which are located in Montgomery County, four (4) of which are located in Berks County, three (3) of which are located in Lehigh County, one (1) of which is located in Northampton County, one (1) which is located in Chester County, and one (1) of which is located in Bucks County, Pennsylvania. Patriot Bank owns 6 and leases 7 of the banking office properties.

Management's Discussion and Analysis of Financial Condition and Results of Operations

          In addition to historical information, this discussion and analysis of Patriot contains forward-looking statements. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. Important factors that might cause such a difference include, but are not limited to, those discussed in the "Management's Discussion and Analysis of Financial Condition and Results of Operations." Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. Patriot undertakes no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date hereof.

          Stock Conversion. Patriot became a publicly owned company on December 1, 1995 when it issued 3,769,125 shares of common stock to the public and raised net proceeds of $36,652,000.

          Stock Dividends. On September 22, 1997 and November 21, 1996 Patriot paid special 20% stock dividends to its shareholders. For comparative purposes, per share amounts, as presented herein, have been adjusted to reflect these stock dividends.

          Stock Split. On April 16, 1998, Patriot announced a 25% stock split. New shares resulting from the stock split were distributed on May 14, 1998 to stockholders of record on May 1, 1998. For comparative purposes, per share amounts as presented herein have been adjusted to reflect this stock split.

          Year 2000 Compliance. Year 2000 issues result from the inability of many computer programs or computerized equipment to accurately calculate, store or use a date after December 31, 1999. Banking, by its nature, is a very data processing intensive industry. These potential shortcomings could result in a system failure or miscalculations causing disruptions of operation, including among other things, a temporary inability to process transactions, track important customer information, provide convenient access to this information, or engage in normal business operations. Pursuant to its strategic business plan, Patriot has made significant investments in new technology over the last two years. As a result of these investments, the primary systems used by Patriot are currently believed to be Year 2000 compliant. With the assistance of a nationally recognized accounting firm, Management has initiated a comprehensive program to analyze, test, and proactively plan for ensuring all of Patriot's systems are year 2000 compliant. It is currently anticipated that certain secondary systems will require modification. Management is also in the process of evaluating significant customer and vendor relationships to assess risks and make appropriate contingency plans.

          Management currently estimates the cost of executing its Year 2000 plan, performing tests, documenting results and making modifications where necessary to be less than $100,000.

    Six Months Ended June 30, 1998 Compared to Six Months Ended June 30, 1997

          General. Patriot reported earnings per share for the six-month period ending June 30, 1998 of $.37 and net income of $1,968,000. This represents an increase of over 32% over earnings per share of $.27 and net income of $1,647,000 for the six-month period ended June 30, 1997. Return on average equity was 8.35%, for the three-month period ended June 30, 1998 compared to 6.77%, for the six-month period ended June 30, 1997.


          Net Interest Income. Net interest income for the six-month period ended June 30, 1998 was $8,404,000 compared to $7,117,000 for the same period in 1997. This increase is primarily due to an increase in average balances as Patriot has grown its assets to more fully utilize its capital. Patriot's net interest margin (net interest income as a percentage of average interest-earning assets) was 2.01% for the six-month period ended June 30, 1998 compared to 2.39% for the same period in 1997. The decrease in margin is primarily due to an increase in the percentage of investment and mortgage-backed securities to total assets.

          Interest on loans was $16,978,000 for the six-month period ended June 30, 1998 compared to $11,848,000 for the same period in 1997. The average balance of loans was $441,511,000 with an average yield of 7.71% for the six-month period ended June 30, 1998 compared to an average balance of $302,311,000 with an average yield of 7.85% for the same period in 1997. The increase in average balance is due to increased origination of commercial and residential mortgage loans. The decrease in average yield is primarily a result of an emphasis placed on shorter term and adjustable-rate mortgage loans many of which are originated with teaser rates.

          Interest on Patriot's investment portfolio (investment and mortgage-backed securities) was $13,534,000 for the six-month period ended June 30, 1998 compared to $9,680,000 for the same period in 1997. The average balance of the investment portfolio was $401,337,000 with an average yield of 6.90% for the six-month period ended June 30, 1998 compared to an average balance of $284,989,000 with an average yield of 6.89% for the same period in 1997. The increase in average balance and the increase in yield was due to the purchase of higher yielding investments to more fully leverage Patriot's capital.

          Interest on total deposits was $8,329,000 for the six-month period ended June 30, 1998 compared to $6,366,000 for the same period in 1997. The average balance of total deposits was $338,672,000 with an average cost of 5.01% for the six-month period ended June 30, 1998 compared to an average balance of

$268,273,000 with an average cost of 4.84% for the same period in 1997. The increase in average balance was the result of aggressive marketing of money market and other transaction-based deposit accounts, the opening of two new community banking offices and an increase in Patriot's jumbo deposit program. The increase in average yield was the result of a higher percentage of jumbo deposits offset somewhat by the emphasis on transaction-based deposit accounts.

          Interest on borrowings was $13,958,000 for the six-month period ended June 30, 1998 compared to $8,161,000 for the same period in 1997. The average balance of borrowings was $477,355,000 with an average cost of 5.89% for the six-month period ended June 30, 1998 compared to an average balance of $286,846,000 with a cost of 5.74% for the same period in 1997. The increase in average balance was due to the use of borrowings to fund the growth in the balance sheet. The increase in the cost of borrowings was the result of extending the maturity of borrowings, an increase in interest rates and the issuance of trust preferred securities.

          Spread Analysis. The following table sets forth Patriot's average balances and the yields on those balances for the six-month periods ended June 30, 1998 and 1997. The yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown, except where noted otherwise. The yields and costs include fees which are considered adjustments to yields.

                                               For the Six Month Period Ended June 30,
                                      ----------------------------------------------------------
                                                 1998                           1997
                                      ----------------------------------------------------------
                                      Average              Yield/    Average              Yield/
                                      Balance   Interest    Rate     Balance   Interest    Rate
                                      -------   --------   ------    -------   --------   ------
                                                            (In thousands)
Assets:
Interest-earning assets:
Interest-earning deposits            $  9,208    $   179    3.92%   $  4,867    $   116    3.67%
Investment and mortgage-
  backed securities(1)                401,337     13,534    6.90     284,989      9,680    6.89
Loans receivable, net(2)              441,511     16,978    7.71     302,311     11,848    7.85

Net interest-earning assets           852,056     30,691    7.29     592,167     21,644    7.35
Non-interest-earning assets            17,418         --      --      13,720         --      --
                                     --------    -------    ----    --------    -------    ----

Total assets                         $869,474    $30,691    7.14    $605,887    $21,644    7.19
                                     ========    =======    ====    ========    =======    ====

Liabilities and Equity:
Interest-bearing liabilities:
Savings deposits                     $113,286    $ 1,620    2.88    $ 88,366    $ 1,198    2.73
Certificates                          225,386      6,709    6.00     176,967      5,168    5.89
                                     --------    -------    ----    --------    -------    ----

Total deposits                        338,672      8,329    5.01     268,273      6,366    4.84
Borrowings                            477,355     13,958    5.89     286,846      8,161    5.74
                                     --------    -------    ----    --------    -------    ----

Total interest-bearing liabilities    816,027     22,287    5.51     555,119     14,527    5.28
Non-interest-bearing liabilities        5,935         --      --       1,675         --      --
                                     --------    -------    ----    --------    -------    ----

Total liabilities                     821,962     22,287    5.47     556,794     14,527    5.26
Equity                                 47,512         --      --      49,093         --      --
                                     --------    -------    ----    --------    -------    ----

Total liabilities and equity         $869,474    $22,287    5.17%   $605,887    $14,527    4.83%
                                     ========    =======    ====    ========    =======    ====

Net interest rate spread(3)                                 1.96%                          2.36%
                                                            ====                           ====

Net interest margin(4)                                      2.01%                          2.39%
Ratio of interest-earning assets
  to interest-bearing liabilities      104.42%                        106.67%


--------------

(1) Includes securities available for sale and held to maturity and unamortized discounts and premiums.

(2) Amount is net of deferred loan fees, loans in process, discounts and premiums, and allowance for possible loan losses and includes non-performing loans for which the accrual of interest has been discontinued.

(3) Net interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and equity.

(4) Net interest margin represents tax-equivalent net interest income divided by average interest-earning assets.

          Rate/Volume Analysis. The following table presents the extent to which net interest income changed due to changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities during the periods indicated. Information is provided in each category with respect to changes attributable to changes in volume (changes in volume multiplied by prior rate), changes in rate (changes in rate multiplied by prior volume) and the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionally to the changes due to volume and the changes due to rate.



                                             Six Month Period Ended June 30, 1998   Year Ended December 31, 1997
                                                 Compared to Six Month Period          Compared to Year Ended
                                                         June 30, 1997                    December 31, 1996
                                             ------------------------------------   ----------------------------

                                                     Increase (Decrease)                 Increase (Decrease)
                                                            Due to                             Due to
                                             ------------------------------------   ----------------------------
                                             Volume          Rate            Net    Volume      Rate       Net
                                             ------          ----            ---    ------      ----       ---
Interest-earning assets:

Interest-earning deposits.................   $   88         $ (25)         $   63   $    81    $  (4)    $    77
Investment and mortgage-backed securities.    3,924           (70)          3,854    11,737      262      11,999
Loans(1)..................................    5,357          (227)          5,130     8,804     (225)      8,579
                                             ------         -----          ------   -------    -----     -------
  Total interest-earning assets...........    9,369          (322)          9,047    20,622       33      20,655
                                             ------         -----          ------   -------    -----     -------

Interest-bearing liabilities:

Deposits..................................    1,792           171           1,963     3,023      487       3,510
Borrowings................................    5,474           323           5,797    14,404      391      14,795
                                             ------         -----          ------   -------    -----     -------
  Total interest-bearing liabilities......    7,266           494           7,760    17,427      878      18,305
                                             ------         -----          ------   -------    -----     -------
Net change in net interest income.........   $2,103         $(816)         $1,287   $ 3,195    $(845)    $ 2,350
                                             ======         =====          ======   =======    =====     =======
---------------
(1) Includes non-accrual loans.





                                             Year Ended December 31, 1996   Year Ended December 31, 1995
                                                Compared to Year Ended         Compared to Year Ended
                                                  December 31, 1995              December 31, 1994
                                              ---------------------------    ----------------------------

                                                  Increase (Decrease)            Increase (Decrease)
                                                        Due to                         Due to
                                             ---------------------------    ----------------------------
                                              Volume    Rate       Net      Volume      Rate        Net
                                              ------    ----       ---      ------      ----        ---
Interest-earning assets:

Interest-earning deposits.................   $   (58)  $ (27)   $   (85)    $ (52)     $   79     $   27
Investment and mortgage-backed securities.     7,894     290      8,184       170         450        620
Loans(1)..................................     4,862    (535)     4,327       754         269      1,023
                                             -------   -----    -------     -----      ------     ------
  Total interest-earning assets...........    12,698    (272)    12,426       872         798      1,670
                                             -------   -----    -------     -----      ------     ------

Interest-bearing liabilities:

Deposits..................................     1,117    (202)       915       300         918      1,218
Borrowings................................     7,103     (65)     7,038       124          82        206
                                             -------   -----    -------     -----      ------     ------
  Total interest-bearing liabilities......     8,220    (267)     7,953       424       1,000      1,424
                                             -------   -----    -------     -----      ------     ------
Net change in net interest income.........   $ 4,478   $  (5)   $ 4,473     $ 448      $ (202)    $  246
                                             =======   =====    =======     =====      ======     ======
---------------
(1) Includes non-accrual loans.


          Provision for Possible Loan Losses. The provision for possible loan losses was $550,000 for the six-month period ended June 30, 1998 compared to $225,000 for the same period in 1997. The increase in the provision is a reflection of the growth of Patriot's loan portfolio and the origination of more commercial and consumer loans offset somewhat by Patriot's asset quality and low level of delinquencies and low level of non-performing assets. At June 30, 1998 Patriot's non-performing assets were .13% of total assets and all loans 30 days or more delinquent were .67% of total loans.

          The following table sets forth the activity in the allowance for possible loan losses for the periods indicated:

                                                     For the Six-Month Period
                                                          Ended June 30,
                                                     ------------------------
                                                        1998          1997
                                                        ----          ----
                                                         (In thousands)

Allowance, beginning of period                         $2,512        $1,830
  Charge-offs:
    Residential                                            50             1
    Commercial                                            183             0
    Home equity and consumer                               91            45
                                                       ------        ------

      Total charge-offs                                   324            46
                                                       ------        ------

  Recoveries:
    Residential                                             1             2
    Commercial                                              0            30
    Home equity and consumer                               78             0
                                                       ------        ------

      Total recoveries                                     79            32
                                                       ------        ------

  Net charge-offs (recoveries)                            245            14
  Provision charged to operations                         550           225
                                                       ------        ------

Allowance, end of period                               $2,817        $2,041
                                                       ======        ======

  Net charge-offs (recoveries) to average loans          0.06%         0.01%

Allowance for loan losses as a percentage of
  period-end total loans                                 0.60%         0.59%

          Non-Interest Income. Total non-interest income was $2,196,000 for the six-month period ended June 30,1998 compared to $481,000 for the same period in 1997. Non-interest income also includes gains recognized on the sale of investment securities available for sale. The increase in other non-interest income was primarily due to an increased emphasis on recurring non-interest income including loan and deposit fees, ATM fees, and mortgage banking gains.

          Non-Interest Expense. Total non-interest expense was $7,484,000 for the six-month period ended June 30, 1998 compared to $4,894,000 for the same period in 1997. The increase in non-interest expense was the result of increased salary and employee benefit costs and occupancy and equipment costs, both related to Patriot's expanded operations. Non-interest expense in the six-month period ended June 30, 1998 also included a special non-recurring pre-tax charge of $961,000 related to the retirement of Patriot's former Chairman. The ratio of recurring non-interest expense to average assets improved to 1.51% for the six-month period ended June 30 1998 compared to 1.63% for the same period in 1997. The improvement in the overhead ratio reflects an emphasis on managing costs.

          Income Tax Provision. The income tax provision was $598,000 for the six-month period ended June 30, 1998 compared to $832,000 for the same period in 1997. The effective tax rate was 23.30% for 1998 compared to 33.56% for 1997. The decrease is a result of the purchase of certain tax exempt investments and a reduction in state income tax due to the conversion of Patriot Bank's charter.

    Financial Condition

          Loan Portfolio. Patriot's primary portfolio loan products are commercial loans, home equity loans on existing owner-occupied residential real estate and fixed-rate and adjustable-rate mortgage loans. Patriot also offers residential construction loans and other consumer loans. At June 30, 1998 Patriot's total loan portfolio was $463,434,000, compared to a total loan portfolio of $422,209,000 at December 31, 1997. The increase in the loan portfolio was the result of aggressive marketing of commercial, consumer and residential mortgage loans. During the six-month period ended June 30, 1998, Patriot originated total loans of $93,528,000, compared to total loans originated of $102,151,000 for the same period in 1997.

          The following table sets forth the composition of Patriot's loan portfolio in dollar amounts and in percentages of the respective portfolios at the dates indicated:



                            At June 30,                    At December 31,
                        -------------------   -----------------------------------------
                                1998                  1997                  1996
                        -------------------   -------------------   -------------------
                                    Percent               Percent               Percent
                         Amount    of Total    Amount    of Total    Amount    of Total
                         ------    --------    ------    --------    ------    --------
                                                                        (In thousands)
Mortgage Portfolio
Residential mortgages   $325,508    69.85%    $294,716    69.41%    $190,849    67.54%
Construction               3,012     0.65        4,039     0.95        3,210     1.14

Consumer Portfolio
Home equity               67,584    14.50       75,439    17.77       72,480    25.65
Other consumer loans       4,172     0.90        3,909     0.92        2,546     0.90

Commercial Portfolio
Commercial                64,743    13.89       46,166    10.87       13,491     4.77
Commercial Leases            963     0.21          334     0.08           --       --
                        --------   ------     --------   ------     --------   ------

Total loans, gross       465,982   100.00%     424,603   100.00%     282,576   100.00%
Deferred loan fees        (2,548)               (2,394)               (2,392)

Allowance for
  loan losses             (2,817)               (2,512)               (1,830)
                        --------              --------              --------

Total loans, net        $460,617              $419,697              $278,354
                        ========              ========              ========





                                                 At December 31,
                        ---------------------------------------------------------------
                                1995                  1994                  1993
                        -------------------   -------------------   -------------------
                                    Percent              Percent               Percent
                         Amount    of Total    Amount    of Total    Amount    of Total
                         ------    --------    ------    --------    ------    --------

Mortgage Portfolio
Residential mortgages   $131,352    66.86%    $108,203     63.41%    $108,116    66.13%
Construction               1,712     0.87          374      0.22           44     0.03

Consumer Portfolio
Home equity               57,969    29.50       56,914     33.35       50,611    30.96
Other consumer loans       2,159     1.10        1,391      0.82          276     0.17

Commercial Portfolio
Commercial                 3,288     1.67        3,760      2.20        4,431     2.71
Commercial Leases             --       --           --        --           --       --
                        --------   ------     --------    ------     --------   ------

Total loans, gross       196,480   100.00%     170,642    100.00%     163,478   100.00%
Deferred loan fees        (2,230)               (1,668)                (1,949)

Allowance for
  loan losses             (1,702)               (1,720)                (1,665)
                        --------              --------               --------

Total loans, net        $192,548              $167,254               $159,864
                        ========              ========               ========


Note: Certain prior year figures have been reclassified to conform with the current year presentation.

          Loan Maturity. The following table sets forth the maturity schedule for the Company's loan portfolio (excluding residential real estate and consumer loans):

                                        Amounts at June 30, 1998, Maturing
                                   -------------------------------------------
                                              after one
                                    in one      year
                                   year or     through    after five
                                     less    five years      years      Total
                                   -------   ----------   ----------    -----
                                                 (in thousands)
Loan Maturity Schedule
Commercial loans................   $14,401     $14,370      $32,744    $61,515
Residential construction loans..        46         218        2,748      3,012
Other construction loans .......     3,228           0            0      3,228
                                   -------     -------      -------    -------

  Total.........................   $17,675     $14,588      $35,492    $67,755
                                   =======     =======      =======    =======

Fixed rates.....................   $ 8,913     $14,442      $35,192    $58,547
Adjustable rates................     8,762         146          300      9,208
                                   -------     -------      -------    -------

  Total.........................   $17,675     $14,588      $35,492    $67,755
                                   =======     =======      =======    =======


          Credit Quality. Management and the Board of Directors perform a monthly review of all delinquent loans. The procedures taken by Patriot with respect to delinquencies vary depending on the nature of the loan and period of delinquency. When a borrower fails to make a required payment on a loan, Patriot takes a number of steps to have the borrower cure the delinquency and restore the loan to current status.

          Patriot's Asset/Loan Review Committee reviews and classifies Patriot's assets periodically and at least quarterly and reports the results of its review to the Board of Directors. Patriot classifies assets in accordance with applicable regulations and management guidelines.

          Patriot generally requires appraisals on an annual basis on foreclosed properties and, to the extent necessary, properties deemed to be in-substance foreclosures. Patriot generally conducts external inspections on foreclosed properties and properties deemed in-substance foreclosures on at least a quarterly basis.

          Non-Accrual and Past-Due Loans. Patriot accrues interest on all loans until management determines the collection of interest is doubtful. In no event does Patriot continue accruing interest on loans contractually past due 90 days or more. Upon discontinuance of interest accrual, all unpaid accrued interest is reversed. Patriot had no restructured loans within the meaning of the Commission Guide 3 at June 30, 1998.

          The following table sets forth information regarding non-performing assets:


                            At June 30,                 At December 31,
                            -----------    -----------------------------------------
                               1998         1997     1996     1995     1994     1993
                               ----         ----     ----     ----     ----     ----
                                                 (In thousands)
Non-accrual loans:
Residential mortgages         $  450       $  524   $  411   $  494   $  498   $  715
Commercial                        --          128        6       10       16       65
Home equity and consumer         139          125      151       77      215       92
                              ------       ------   ------   ------   ------   ------

Total non-accrual loans
  greater than 90 days           589          777      568      581      729      872

Residential mortgages             45          328       --       --       --       --
Commercial                        --           --       --       --       --       --
Home equity and consumer          --            7       --       --       --       --
                              ------       ------   ------   ------   ------   ------
Total non-accrual loans
  less than 90 days               45          335        0        0        0        0
Total non-performing loans       634        1,112      568      581      729      872

REO                              179          162       74      195      265      548
                              ------       ------   ------   ------   ------   ------

Total non-performing assets   $  813       $1,274   $  642   $  776   $  994   $1,420
                              ======       ======   ======   ======   ======   ======

Allowance for possible loan
  losses as a percent of
  loans receivable              0.60%        0.59%    0.65%    0.88%    1.01%    1.02%
Allowance for possible loan
  losses as a percent of
  total non-performing
  loans                       444.32       225.90   321.94   292.94   235.94   190.94
Non-performing loans as a
  percent of total loans
  receivable                     .14          .26      .20      .30      .43      .53
Non-performing assets as a
  percent of total assets        .09          .15      .12      .29      .45      .64


          Allowance for Possible Loan Losses. The adequacy of the allowance for possible loan losses is based on management's evaluation of the risks inherent in its loan portfolio and the general economy. Management makes a quarterly determination as to an appropriate provision from earnings necessary to maintain an allowance for loan losses that is adequate to cover estimated losses with respect to loans receivable which are deemed probable and estimable based on information currently known to management. The amount charged to earnings is based on several factors, including a continuing review of delinquent, classified and non-accrual loans, large loans, and overall portfolio quality, regular examination and review of the loan portfolio by regulatory authorities, analytical review of loan charge-off experience, delinquency rates, other relevant historical and peer statistical ratios, and management's judgment with respect to local and general economic conditions and their impact on the existing loan portfolio. Although management believes the allowance is adequate to protect against future losses arising out of its existing loan portfolio, actual losses are dependent on future events and, as such, further additions to the allowance may be necessary. Patriot will continue to monitor and modify its allowance for loan losses as conditions dictate.

          The following table sets forth management's allocation of the allowance for possible loan losses at the dates indicated:


                                                                                           At December 31,
                                       At June 30,              --------------------------------------------------------------------
                                           1998                              1997                               1996
                             ---------------------------------  ---------------------------------  ---------------------------------
                                                    Percent of                        Percent of                          Percent of
                                       Percent of    Loans in            Percent of    Loans in             Percent of     Loans in
                                       Allowance       Each              Allowance       Each               Allowance        Each
                                           to        Category                to        Category                 to         Category
                                          Total      to Total              Total       to Total               Total        to Total
                             Amount    Allowance      Loans     Amount   Allowance       Loans     Amount   Allowance       Loans
                             ------    ---------    ----------  ------   ----------   ----------   ------   ----------    ----------
                                                                          (In thousands)
Residential mortgages        $1,328      47.14%       70.50%    $1,253     49.88%       72.24%     $  895     48.87%        69.27%
Commercial                      856      30.39        14.10        629     25.04         8.70         261     14.28          4.18
Home equity and consumer        633      22.47        15.40        630     25.08        19.06         674     36.85         26.55

Total valuation allowances    2,817     100.00%      100.00%     2,512    100.00%      100.00%     $1,830    100.00%       100.00%



                                                                         At December 31,
                             -------------------------------------------------------------------------------------------------------

                                            1995                              1994                               1993
                             ---------------------------------  -------------------------------  -----------------------------------
                                                    Percent of                        Percent of                          Percent of
                                       Percent of    Loans in            Percent of    Loans in             Percent of     Loans in
                                       Allowance       Each              Allowance       Each               Allowance        Each
                                           to        Category                to        Category                 to         Category
                                          Total      to Total              Total       to Total               Total        to Total
                             Amount    Allowance      Loans     Amount   Allowance       Loans     Amount   Allowance       Loans
                             ------    ---------    ----------  ------   ----------   ----------   ------   ----------    ----------
                                                                          (In thousands)
Residential mortgages        $1,265      74.32%       67.73%    $1,212     70.47%       63.63%     $1,193     71.65%        66.16%
Commercial                       33       1.94        1.67          52      3.02         2.2           59      3.54          2.71
Home equity and consumer        404      23.74        30.6         456     26.51        34.17         413     24.81         31.13

Total valuation allowances   $1,702     100.00%     100.00%     $1,720    100.00%      100.00%     $1,665    100.00%       100.00%


          Cash and Cash Equivalents. Cash and cash equivalents at June 30, 1998 were $10,691,000 compared to $9,014,000 at December 31, 1997.

          Investment and Mortgage-Backed Securities. Investment securities consist primarily of U.S. agency securities, mortgage-backed securities which are generally insured or guaranteed by either FHLMC, FNMA or the GNMA and collateralized mortgage obligations.

          Total investment and mortgage-backed securities at June 30, 1998 were $386,443,000 compared to $405,641,000 at December 31, 1997. The decrease in investment and mortgage-backed securities was primarily due to maturities and principal repayments.

          The following table sets forth certain information regarding the amortized cost and market value of investment and mortgage-backed securities at the dates indicated:


                                  At June 30,                                  At December 31,
                              --------------------   ---------------------------------------------------------------
                                      1998                    1997                 1996                   1995
                              --------------------   --------------------   -------------------   ------------------
                              Amortized    Market    Amortized    Market    Amortized   Market    Amortized   Market
                                 Cost       Value      Cost        Value      Cost       Value      Cost       Value
                              ---------    ------    ---------    ------    ---------   ------    ---------   ------
Available for Sale:
  Investment securities:
    U.S. Treasury and
      government agency
      securities               $ 30,067   $ 30,095   $ 19,884    $ 20,086   $  5,023   $  4,990    $ 7,105    $ 7,175
    Corporate securities         21,600     22,386     17,493      18,767         --         --      1,019      1,046
    Equity securities            54,570     58,573     48,168      52,553     23,797     24,492      1,914      1,914

  Mortgage-backed securities:
      FHLMC                       8,582      8,744     11,287      11,501     14,582     14,709     12,179     12,258
      FNMA                       16,616     16,683     20,163      20,254     25,118     25,124     17,709     17,755
      GNMA                       10,050     10,268     12,592      12,871     14,498     14,751      5,463      5,539

  Collateralized mortgage
    obligations:
      FHLMC                      66,076     66,749     75,085      75,784     37,928     37,639      1,964      1,959
      FNMA                      113,717    113,513    118,778     118,844     31,654     31,502         --         --
      Other                      10,895     10,978     12,522      12,465      5,976      5,941         --         --
                               --------   --------   --------    --------   --------   --------    -------    -------

  Total investment and
    mortgage-backed
    securities available for
    sale                       $332,173   $337,989   $335,972    $343,125   $158,576   $159,148    $47,353    $47,646
                               ========   ========   ========    ========   ========   ========    =======    =======


Held to Maturity:
  Investment securities:
    U.S. Treasury and
      government agency
      securities (MUNIs)       $  1,035   $  1,037   $  1,035    $  1,034   $  1,911   $  1,892    $ 2,414    $ 2,397
    Corporate securities          1,502      1,542      1,502       1,544      2,506      2,533      1,503      1,566

  Collateralized mortgage
    obligations:
      FHLMC                       1,470      1,481      1,801       1,804         --         --         --         --
      FNMA                        8,600      8,714      9,775       9,887         --         --         --         --
      Other                      35,847     36,107     48,403      48,548     68,293     68,297         --         --
                               --------   --------   --------    --------   --------   --------    -------     ------

  Total investment and
    mortgage-backed
    securities held to
    maturity                   $ 48,454   $ 48,881   $ 62,516    $ 62,817   $ 72,710   $ 72,722    $ 3,917    $ 3,963
                               ========   ========   ========    ========   ========   ========    =======    =======

          The following table sets forth certain information regarding the carrying value, weighted average yield and contractual maturities of the Company's investment and mortgage-backed securities as of June 30, 1998.


                                                                    More than one year   More than five years
                                               One Year or less       to five years          to ten years
                                             -------------------    ------------------   --------------------
                                                        Weighted              Weighted              Weighted
                                             Carrying   Average    Carrying   Average    Carrying   Average
                                               Value     Yield       Value     Yield       Value     Yield
                                             --------   --------   --------   --------   --------   --------
                                                                                              (In thousands)
Available for Sale:
  Investment securities:
    U.S. Treasury and government securities.  $    --      --%     $     --       --%     $ 1,695     6.54%
    Corporate securities....................       --      --            --       --%          --       --%
    Equity securities.......................       --      --%           --       --%          --       --%
  Mortgage-backed securities:
    FHLMC...................................    1,317    6.66%        2,971     6.63%         738     6.15%
    FNMA....................................    2,601    6.45%        4,334     6.45%       3,772     6.56%
    GNMA....................................      179    7.07%          748     6.85%       1,220     6.78%
  Collateralized mortgage obligations:
    FHLMC...................................    1,518    6.49%       20,228     6.79%      14,110     6.77%
    FNMA....................................    5,485    6.79%       38,050     6.81%      58,233     6.84%
    Other...................................    1,907    6.64%        8,961     6.68%         110     6.79%
      Total available for sale..............  $13,007    6.66%     $ 75,292     6.76%     $79,878     6.80%

Held to Maturity:
  Investment securities:
    U.S. Treasury and government securities.      135    5.90%          650     5.60%         250     5.30%
    Corporate securities....................       --      --%        1,502     6.92%          --       --%
  Collateralized mortgage obligations:
    FHLMC...................................    1,470    6.71%           --       --%          --       --%
    FNMA....................................      866    6.71%        5,259     6.71%       2,475     6.71%
    Other...................................   14,802    6.52%       20,252     6.98%         793     7.66%
      Total held to maturity................  $17,273    6.54%     $ 27,663     6.89%      $3,518     6.82%

      Total investment securities...........  $30,280    6.59%     $102,954     6.80%     $83,396     6.80%





                                              More than ten years    No stated maturity          Total
                                             --------------------   -------------------   -------------------
                                                         Weighted              Weighted              Weighted
                                              Carrying   Average    Carrying   Average    Carrying   Average
                                                Value     Yield       Value     Yield      Value      Yield
                                             ---------   --------   --------   --------   --------   ------

Available for Sale:
  Investment securities:
    U.S. Treasury and government securities.  $ 28,400    7.12%          --       --      $ 30,095    7.09%
    Corporate securities....................    22,386    8.60%          --       --        22,386    8.60%
    Equity securities.......................        --      --%     $58,573     6.25%       58,573    6.25%
  Mortgage-backed securities:
    FHLMC...................................     3,718    5.91%          --       --         8,744    6.29%
    FNMA....................................     5,976    6.45%          --       --        16,683    6.47%
    GNMA....................................     8,121    6.76%          --       --        10,268    6.77%
  Collateralized mortgage obligations:
    FHLMC...................................    30,893    6.79%          --       --        66,749    6.78%
    FNMA....................................    11,745    6.76%          --       --       113,513    6.82%
    Other...................................        --      --%          --       --        10,978    6.67%
      Total available for sale..............  $111,239    7.19%     $58,573     6.25%     $337,989    6.82%

Held to Maturity:
  Investment securities:
    U.S. Treasury and government securities.        --      --%          --       --         1,035    5.57%
    Corporate securities....................        --      --%          --       --         1,502    6.92%
  Collateralized mortgage obligations:
    FHLMC...................................        --      --%          --       --         1,470    6.71%
    FNMA....................................        --      --%          --       --         8,600    6.71%
    Other...................................        --      --%          --       --        35,847    6.81%
      Total held to maturity................  $     --      --%     $    --       --%     $ 48,454    6.76%

      Total investment securities...........  $111,240    7.19%     $58,573     6.25%     $386,443    6.81%

                                       136

          Patriot accounts for its investment securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires management to classify investments in equity securities that have readily determinable fair values and all investments in debt securities as either held to maturity and reported at amortized cost, available for sale and reported at fair value with unrealized gains and losses reported in a separate component of stockholders' equity, or trading securities and reported at fair value with unrealized gains and losses included in earnings.

          On November 15, 1995, the Financial Accounting Standards Board issued a special report entitled "A Guide to Implementation of Statement No. 115 on Accounting for Certain Investments in Debt and Equity Securities." This guide allows enterprises to reassess the appropriateness of the classification of all securities held. Based on this special report, Patriot reclassified $6,000,000 of securities from held to maturity to available for sale. The transfer was made at fair value and resulted in an estimated unrealized loss of $59,000 and a decrease in stockholders' equity of $39,000 based on current market values.

          The following table represents the securities of single issuers (other than the obligation of the United States and its political subdivisions, agencies and corporations) having an aggregate book value in excess of 10% of Patriot's stockholder's equity which were held at 6-30-98:

                                               At June 30, 1998
                                         ---------------------------
                                                (In thousands)
                 Issuer                  Carrying Value   Fair Value
                 ------                  --------------   ----------
      Capstead Securities Corp. IV           $ 5,691        $ 5,749
      GE Capital MTG Services, Inc.          $ 6,587        $ 6,649
      5.00% FHLMC Preferred Stock            $ 4,929        $ 5,000
      6.125% FHLMC Preferred Stock           $10,027        $10,430
      6.14% FHLMC Preferred Stock            $20,000        $21,200
      FHLB Stock                             $13,760        $13,760


          Other Assets. Premises and equipment at June 30, 1998 was $8,647,000 compared to $8,542,000 at December 31, 1997. Accrued interest receivable at June 30, 1998 was $4,512,000 compared to $4,119,000 at December 31, 1997. The increase is consistent with the growth in the loan and investment portfolios. Real estate owned at June 30, 1998 was $179,000 compared to $162,000 at December 31, 1997. Other assets at June 30, 1998 were $2,412,000 compared to $230,000 at December 31, 1997. The increase is primarily due to timing of cash receipts associated with investment and mortgage loan activity.

          Deposits. Deposits are primarily attracted from within Patriot's market area through the offering of various deposit instruments, including NOW accounts, money market accounts, savings accounts, certificates of deposit and retirement savings plans. Patriot also attracts jumbo certificates of deposit.

          Total deposits at June 30, 1998 were $365,604,000 compared to $289,528,000 at December 31, 1997. The increase in balance was the result of aggressive marketing of money market accounts and other transaction-based deposit accounts as well as an increase in Patriot's jumbo deposit program.

          The following table sets forth the distribution of average deposit accounts for the periods indicated and the weighted average yield on each category of deposit presented:


                               For the Six Month Period
                                    Ended June 30,                           For the Year Ended December 31,
                           -------------------------------   ---------------------------------------------------------------
                                         1998                             1997                             1996
                           -------------------------------   ------------------------------   ------------------------------
                                        Percent                          Percent                          Percent
                                       of Total   Weighted              of Total   Weighted              of Total   Weighted
                            Average     Average    Average    Average    Average    Average    Average    Average    Average
                            Balance    Deposits     Yield     Balance   Deposits     Yield     Balance   Deposits     Yield
                            -------    --------   --------    -------   --------   --------    -------   --------   --------
Money market deposits...   $ 57,560      17.19%     4.45%    $ 42,425     15.38%     4.29%    $ 33,829     15.49%     4.02%
Passbook deposits.......     24,379       7.28      2.40       27,149      9.84      2.61       27,444     12.57      2.38
Now deposits............     16,986       5.07      0.69       18,399      6.67      0.55       17,502      8.02      0.58
Demand deposits.........     10,576       3.16        --        5,929      2.15        --        3,579      1.64        --
Certificates of Deposit.    225,385      67.30      6.00      181,909     65.96      5.92      136,010     62.28      5.72
                           --------     ------      ----     --------    ------      ----     --------    ------      ----
  Total.................   $334,886     100.00%     5.01%    $275,811    100.00%     4.86%    $218,364    100.00%     4.53%
                           ========     ======      ====     ========    ======      ====     ========    ======      ====

          At June 30, 1998, the Company had $99,731,000 in certificate of deposit accounts in amounts of $100,000 or more maturing as follows:

               Maturity Period                           Amount
               ---------------                           ------
               Three months or less...............      $ 4,840
               Over three through six months......        5,844
               Over six through 12 months.........       29,933
               Over 12 months.....................       59,114
                                                        -------

               Total............................        $99,731
                                                        =======

          Borrowings. Patriot utilizes borrowings as a source of funds for its asset growth and its asset/liability management. Patriot is eligible to obtain advances from the FHLB upon the security of the FHLB common stock it owns and certain of its residential mortgages and mortgage-backed securities, provided certain standards related to creditworthiness have been met. Patriot may also utilize repurchase agreements to meet its liquidity needs. FHLB advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB will advance to member institutions fluctuates from time to time in accordance with the policies of the FHLB.

          Total borrowings at June 30, 1998 were $456,176,000 compared to $508,301,000 at December 31, 1997. The decrease in borrowings was due to funding provided by the increase in deposit balances.

          The following table presents certain information regarding borrowed funds:


                                     At June 30,                            At December 31,
                                 ------------------   -----------------------------------------------------------
                                        1998                 1997                 1996                 1995
                                 ------------------   ------------------   ------------------   -----------------
                                            Average              Average              Average             Average
                                  Balance     Rate     Balance     Rate     Balance     Rate    Balance     Rate
                                                                  (In thousands)

Borrowings                       $220,391     5.56%   $275,200     5.78%   $210,000     5.64%   $10,000     5.82%
Repurchase Agreements             215,337     5.68     214,684     5.89      21,595     6.22         --       --
Trust Preferred                    18,448    10.80      18,417    10.80          --       --
                                 --------    -----    --------    -----    --------     ----

  Total borrowings outstanding   $454,176     5.83%   $508,301     6.01%   $231,595     5.69%   $10,000     5.82%
                                 ========    =====    ========    =====    ========    =====    =======     ====

Short-term                       $268,528     5.75%   $385,684     5.84%   $145,595     5.73%   $10,000     5.82%
Long-term                         185,648     5.95     122,617     6.55      86,000     5.65         --       --
                                 --------    -----    --------    -----    --------    -----    -------     ----

  Total borrowings outstanding   $454,176     5.83%   $508,301     6.01%   $231,595     5.69%   $10,000     5.82%
                                 ========    =====    ========    =====    ========    =====    =======     ====

          Stockholders' Equity. Total stockholders' equity was $47,270,000 at June 30, 1998 compared to $46,533,000 at December 31, 1997. The increase in balance is primarily due to income earned offset by dividends paid to stockholders'.

     Liquidity and Capital Resources

         Liquidity. Patriot's primary sources of funds are deposits, principal and interest payments on loans, principal and interest payments on investment and mortgage-backed securities, FHLB advances and repurchase agreements. While maturities and scheduled amortization of loans and investment and mortgage-backed securities are predictable sources of funds, deposit inflows and loan and mortgage-backed security prepayments are greatly influenced by economic conditions, general interest rates and competition. Therefore, Patriot manages its balance sheet to provide adequate liquidity based upon various economic, interest rate and competitive assumptions and in light of profitability measures.

         During the six-month period ended June 30, 1998, significant liquidity was provided by operations, deposit growth and long-term borrowings. Maturities and sales of investment and mortgage-backed securities also provided significant liquidity during the six-month period ended June 30, 1998. The funds provided by these activities were invested in new loans, investment and mortgage-backed securities, and the repayment of short-term borrowings.

         Capital Resources. FDIC regulations currently require companies to maintain a minimum leverage capital ratio of not less than 3% of tier 1 capital to total adjusted assets and not less than 4% of risk-adjusted assets, and a minimum risk-based capital ratio (based upon credit risk) of not less than 8%. The FDIC requires a minimum leverage capital requirement of 3% for institutions rated composite 1 under the CAMEL rating system. For all other institutions, the minimum leverage capital requirement is 3% plus at least an additional 100 to 200 basis points.

         At June 30, 1998, Patriot Bank's and Bank Corp.'s capital ratios exceeded all requirements to be considered well capitalized. The following table sets forth the capital ratios of Patriot Bank Corp., Patriot Bank and the current regulatory requirements at June 30, 1998:


                                                                          To Be                  To Be
                                                Actual             Adequacy Capitalized     Well Capitalized
                                            ----------------       --------------------     ----------------
                                            Amount     Ratio       Amount         Ratio     Amount     Ratio
                                            ------     -----       ------         -----     ------     -----
                                                                   As of June 30, 1998
                                            ----------------------------------------------------------------
Total capital (to risk weighted assets)

Patriot Bank Corp.                         $ 64,749    15.29%      $33,882          8%     $43,352      10%
Patriot                                      37,526    10.38%       28,918          8%      36,148      10%

Tier I capital (to risk-weighted assets)

Patriot Bank Corp.                           57,979    13.69%       16,940          4%      25,411       6%
Patriot                                      34,710     9.60%       14,459          4%      21,689       6%

Tier I capital (to average assets)

Patriot Bank Corp.                           57,979     6.54%       35,472          4%      44,340       5%
Patriot                                      34,710     5.82%       23,843          4%      29,803       5%

     Management of Interest Rate Risk

         The principal objective of Patriot's interest rate risk management function is to evaluate the interest rate risk included in certain on and off balance sheet accounts, determine the level of risk appropriate given Patriot's business focus, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with Board approved guidelines. Through such management, Patriot seeks to reduce the vulnerability of its net interest income to changes in interest rates. Patriot monitors its interest rate risk as such risk relates to its operating strategies. Patriot's Board of Directors has established an Asset/Liability Committee comprised of senior management, which is responsible for reviewing its asset/liability and interest rate position and making decisions involving asset/liability considerations. The Asset/Liability Committee meets regularly and reports trends and Patriot's interest rate risk position to the Board of Directors.


         The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, therefore, a negative gap theoretically would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap position would theoretically tend to result in an increase in net interest income while a positive gap would tend to affect net interest income adversely.

         Patriot pursues several actions designed to control its level of interest rate risk. These actions include increasing the percentage of the loan portfolio consisting of short-term and adjustable-rate loans through increased originations of these loans, acquiring short-term and adjustable-rate mortgage-backed securities, and undertaking to lengthen the maturities of deposits and borrowings. At June 30, 1998, Patriot's total interest-bearing liabilities maturing or repricing within one year exceeded its total net interest-earning assets maturing or repricing in the same time period by $84,340,000 representing a one-year cumulative "gap," as defined above, as a percentage of total assets of negative 9.62%.

         The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at June 30, 1998, which are anticipated, based upon certain assumptions, to reprice or mature in each of the future time periods shown. Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at June 30, 1998, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within a six-month period and subsequent selected time intervals. The loan amounts in the table reflect principal balances expected to be repaid and/or repriced as a result of contractual amortization and anticipated prepayments of adjustable-rate loans and fixed-rate loans, and as a result of contractual rate adjustments on adjustable-rate loans.


                                                                   At June 30, 1998
                                 ------------------------------------------------------------------------------------
                                  3 Months   3 Months to   6 Months to   1 Year to   3 Years to   More than
                                  or Less      6 Months       1 Year      3 Years      5 Years     5 Years      Total
                                 ---------   -----------   -----------   ---------   ----------   ---------   -------
                                                                (In thousands)
Interest earning assets(1):

Interest earning deposits        $    117     $     --      $     --     $     --      $    --     $     --   $    117
Investment and mortgage-
  backed securities, net(2)(5)    168,198       13,052        29,528       46,964       21,691      107,010    386,443
Loans receivable, net(3)(5)        75,054       37,117        53,472      138,793       70,183       88,801    463,420
                                 --------     --------      --------     --------      -------     --------   --------

Total interest-earning assets     243,369       50,169        83,000      185,757       91,874      195,811    849,980

Non-interest-earning assets            --           --            --           --           --       26,323     26,323
                                 --------     --------      --------     --------      -------     --------   --------

Total assets                      243,369       50,169        83,000      185,757       91,874      222,134    876,303
                                 --------     --------      --------     --------      -------     --------   --------

Interest-bearing liabilities:

Money market and passbook
  savings accounts(6)              10,825       10,825        21,651       17,845        4,890       22,765     88,802
Demand and NOW accounts(6)            317          317           634        2,536        2,536       24,088     30,427
Certificates of deposit            35,100       25,074        87,606       85,743        3,322        9,530    246,375
Borrowings                        253,528       10,000         5,000        2,000            0      183,648    454,176
                                 --------     --------      --------     --------      -------     --------   --------

Total interest-bearing
  liabilities                     299,770       46,216       114,891      108,124       10,748      240,031    819,780

Non-interest-bearing
  liabilities                                                                                         9,253      9,253
Equity                                 --           --            --           --           --       47,270     47,270
                                 --------     --------      --------     --------      -------     --------   --------

Total liabilities and equity      299,770       46,216       114,891      108,124       10,748      296,554    876,303
                                 --------     --------      --------     --------      -------     --------   --------

Interest sensitivity gap(4)      $(56,401)    $  3,953      $(31,891)    $ 77,633      $81,127     $(74,420)  $     --
                                 ========     ========      ========     ========      =======     ========   ========

Cumulative interest
 sensitivity gap                 $(56,401)    $(52,449)     $(84,340)    $(6,707)      $74,420     $     --
                                 ========     ========      ========     =======       =======     ========

Cumulative interest sensitivity
  gap as a percent of total
  assets                            (6.44)%      (5.99)%       (9.62)%     (0.77)%        8.49%          --%

Cumulative interest-earning
  assets as a percent of
  cumulative interest-bearing
  liabilities                       81.19%       84.84%        81.70%      98.82%       112.84%      103.68%

----------

(1) Interest-earning assets are included in the period in which the balances are expected to be repaid and/or repriced as a result of anticipated prepayments, scheduled rate adjustments, and contractual maturities.

(2) Includes investment and mortgage-backed securities available for sale and held to maturity.

(3) For purposes of the gap analysis, loans receivable includes non-performing loans and is reduced for the allowance for possible loan losses, and unamortized discounts and deferred loan fees.

(4) Interest sensitivity gap represents the difference between total interest-earning assets and total interest-bearing liabilities.

(5) Annual prepayment rates for loans and mortgage-backed securities range from 12% to 39%.

(6) Money market and savings accounts, and NOW accounts are assumed to have decay rates between 4% and 76% annually and have been estimated based upon a historic analysis of core deposit trends.

         In addition to gap analysis, Patriot utilizes income simulation modeling in measuring its interest rate risk and managing its interest rate sensitivity. Income simulation considers not only the impact of changing market interest rates on forecasted net interest income, but also other factors such as yield curve relationships, the volume and mix of assets and liabilities, customer preferences and general market conditions.

         Through the use of income simulation modeling Patriot has calculated an estimate of net interest income for the twelve month period ending June 30, 1998 based upon the assets, liabilities and off-balance sheet financial instruments in existence at June 10, 1998. Patriot has also estimated changes to that estimated net interest income based upon immediate and sustained changes in interest rates ("rate shocks"). Rate shocks assume that all interest rates increase or decrease on the first day of the period modeled and remain at that level for the entire period. The following table reflects the estimated percentage change in estimated net interest income for the twelve month period ending June 31, 1999.

         Rate shock to interest rates               % change
         ----------------------------               --------
                    2.0%                             (17.2)%
                    1.0%                              (7.8)%
                   (1.0)%                              2.6%
                   (2.0)%                              5.3%

         Patriot's management believes that the assumptions utilized in evaluating Patriot's estimated net interest income are reasonable; however, the interest rate sensitivity of Patriot's assets, liabilities and off-balance sheet financial instruments as well as the estimated effect of changes in interest rates on estimated net interest income could vary substantially if different assumptions are used or actual experience differs from the experience on which the assumptions were based.

         The following table presents selected quarterly consolidated financial data:


                                                          Three Months Ended
                                   -----------------------------------------------------------------
                                   June 30,  March 31,    Dec. 31,  Sept. 30,    June 30,  March 31,
                                     1998      1998        1997       1997         1997      1997
                                   --------  ---------    --------  ---------    --------  ---------
Total interest income              $15,571    $15,119     $14,860    $13,746     $11,323    $10,320
Total interest expense              11,364     10,923      11,138     10,143       7,730      6,796
                                   -------    -------     -------    -------     -------    -------

Net interest income                  4,207      4,196       3,722      3,603       3,593      3,524
Provision for possible loan loss       300        250         455        235         120        105
                                   -------    -------     -------    -------     -------    -------

Net interest income after
  provision for possible
  loan losses                        3,907      3,946       3,267      3,368       3,473      3,419
Other income                         1,532        664       1,274        575         256        225
Other expenses                       4,131      3,353       3,405      2,859       2,521      2,373
                                   -------    -------     -------    -------     -------    -------

Income before income taxes           1,308      1,257       1,136      1,084       1,208      1,271
Income tax provision                   300        298         242        253         370        461
                                   -------    -------     -------    -------     -------    -------

Net income                         $ 1,008    $   959     $   894    $   831     $   838    $   810
                                   =======    =======     =======    =======     =======    =======

Earnings per share                   0.189      0.180       0.173      0.146       0.140      0.134
Dividends per share                  0.068      0.060       0.063      0.062       0.058      0.055


Note: Earnings per share for prior periods have been restated to reflect the effect of the May 14, 1998 5 for 4 stock split.


                                      145


                                                  Three Months Ended
                                      --------------------------------------------
                                      Dec. 31,   Sept. 30,   June 30,    March 31,
                                        1996       1996        1996        1996
                                      --------   ---------   --------    ---------
Total interest income                  $9,102     $ 8,424     $6,862      $5,206
Total interest expense                  5,855       5,194      3,867       2,586
                                       ------     -------     ------      ------

Net interest income                     3,247       3,230      2,995       2,620
Provision for possible loan loss          100          90         80          35
                                       ------     -------     ------      ------

Net interest income after
  provision for possible
  loan losses                           3,147       3,140      2,915       2,585
Other income                              257         128        131         121
Other expenses                          2,145       3,381      1,928       1,744
                                       ------     -------     ------      ------

Income before income taxes              1,259        (113)     1,118         962
Income tax provision                      452         (20)       440         379
                                       ------     -------     ------      ------

Net income                             $  807     $   (93)    $  678      $  583
                                       ======     =======     ======      ======

Earnings per share                      0.126      (0.017)     0.106       0.094
Dividends per share                     0.054       0.045      0.034       0.010

Note: Earnings per share for prior periods have been restated to reflect the effect of the May 14, 1998 5 for 4 stock split.

1997 Compared to 1996

         Summary. For the year ended December 31, 1997, Patriot reported net income of $3,373,000 or $.74 per share compared to net income of $1,975,000 or $.39 per share for the year ended December 31, 1996. This represents an increase in net income of 71% and an increase in earnings per share of 90%. Return on average equity was 7.22% for 1997 compared to 3.71% for 1996.

         The 1996 results include a special after-tax charge of $836,000 ($1,338,000 before-tax) representing the special deposit insurance assessment levied against all SAIF member financial institutions by the FDIC to recapitalize its SAIF fund. Excluding the special charge, Patriot reported net income of $2,811,000 or $.55 per share for 1996.

         Charter Conversion. On May 22, 1997, Patriot Bank completed its conversion from a federally chartered savings bank to a state chartered commercial bank. The charter conversion had no significant impact on the financial condition or results of operation of Patriot.

         Capital Transactions. On June 5, 1997 Patriot issued $19 million of 10.30% trust preferred securities. The trust preferred securities, subject to certain limitations, qualify as tier 1 capital for regulatory purposes. During 1997 Patriot repurchased a total of 1,042,000 shares of its common stock at a total cost of $13,554,000.

         Deposit Sale. On November 21, 1997, Patriot completed the sale of $10,350,000 of deposits and a branch office. Patriot received a 7.5% premium on the deposits and recognized a net gain of $885,000.

         Net Interest Income. Net interest income for 1997 was $14,442,000 compared to $12,092,000 in 1996. This represents an increase of 19% and is primarily due to an increase in average balances. Average balances increased throughout 1997 as Patriot grew its assets to more fully utilize the capital raised in the stock conversion. Much of Patriot's asset growth resulted from the origination of commercial, consumer and mortgage loans. Additionally, Patriot purchased investment and mortgage-backed securities. Most of the investment and mortgage-backed securities purchased either have short average lives (five years or less) or have adjustable rates. Patriot's asset growth was funded through deposit growth and borrowings.

         As a result of these growth strategies the stock repurchases and the issuance of the trust preferred securities. Patriot's net interest margin

(net interest income as a percentage of average interest-earning assets) decreased as anticipated to 2.14% from 3.01% in 1996. Interest on loans was $27,008,000 for 1997 compared to $18,429,000 for 1996. The average balance of loans was $348,186,000 with an average yield of 7.76% compared to an average balance of $234,726,000 with an average yield of 7.85% for 1996. The increase in average balance is due to an emphasis placed on commercial loans, residential mortgage loans and home equity loans during 1997. The decrease in average yield is primarily a result of an emphasis on short-term and adjustable-rate loans many of which are originated with teaser rates.

         Interest on Patriot's investment portfolio (investment and mortgage-backed securities) was $23,048,000 for 1997 compared to $11,409,000 in 1996. The average balance of the investment portfolio was $336,718,000 with an average yield of 6.96% for 1997 compared to an average balance of $165,159,000 with an average yield of 6.69% for 1996. The increase in average balance and the increase in average yield was due to the purchase of higher yielding investment and mortgage-backed securities. The majority of securities purchased in 1997 were adjustable rate collateralized mortgage obligations with interest rates tied to one month LIBOR.

         Interest on total deposits was $13,405,000 for 1997 compared to $9,895,000 for 1996. The average balance of total deposits was $275,811,000 with an average cost of 4.86% for 1997 compared to an average balance of $218,364,000 with an average cost of 4.53% for 1996. The increase in average balance was the result of aggressive marketing of money market and other transaction-based deposit accounts, the opening of two new community banking offices and an increase in Patriot's jumbo deposit program offset somewhat by the deposit sale. The increase in average yield was the result of a higher percentage of jumbo deposits offset by the emphasis on transaction-based deposit accounts.

         Interests on borrowings was $22,402,000 in 1997 compared to $7,607,000 in 1996. The average balance of borrowings was $382,357,000 with an average cost of 5.86% for 1997 compared to an average balance of $136,200,000 with an average cost of 5.57% for 1996. The increase in average balance was due to the use of borrowings to fund the growth in the balance sheet. The increase in average cost was due to higher balances of long-term borrowings and due to the issuance of the trust preferred securities.

         Spread Analysis. The following table sets forth Patriot's average balances and the yields on those balances for the years ended December 31, 1997, 1996 and 1995. The yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods shown, except where noted otherwise. The yields and costs include fees which are considered adjustments to yields.


                                                                   For the Year Ended December 31,
                                  --------------------------------------------------------------------------------------------------
                                               1997                              1996                              1995
                                  -----------------------------    -------------------------------    ------------------------------
                                  Average                Yield/    Average                  Yield/    Average                 Yield/
                                  Balance    Interest     Rate     Balance     Interest      Rate     Balance     Interest     Rate
                                  -------    --------    ------    -------     --------     ------    -------     --------    ------
                                                                              (In thousands)
Assets:

Interest-earning assets:
Interest-earning deposits ...    $  5,522     $   193     3.49%   $  3,207      $   116      3.62%   $  4,719      $   201     4.26%
Investment and mortgage-
  backed securities(1) ......     336,718      23,048     6.96     165,159       11,049      6.69      46,802        2,865     6.12
Loans receivable, net(2) ....     348,186      27,008     7.76     234,726       18,429      7.85     173,020       14,102     8.15
                                 --------     -------     ----    --------      -------      ----    --------      -------     ----
Net interest-earning assets .     690,426      50,249     7.34     403,092       29,594      7.34     224,541       17,168     7.65
Non-interest-earning assets .      16,635          --       --       7,018           --        --       7,248           --       --
                                 --------     -------     ----    --------      -------      ----    --------      -------     ----
Total assets ................    $707,061     $50,249     7.16    $410,110      $29,594      7.22    $231,789      $17,168     7.41
                                 ========     =======     ====    ========      =======      ====    ========      =======     ====
Liabilities and Equity:

Interest-bearing liabilities:
Savings deposits ............    $ 93,902     $ 2,632     2.80    $ 82,354      $ 2,120      2.57    $ 78,004      $ 2,083     0.03
Certificates Of Deposits ....     181,909      10,773     5.92     136,010        7,775      5.72     118,494        6,897     5.82
                                 --------     -------     ----    --------      -------      ----    --------      -------     ----
Total deposits ..............     275,811      13,405     4.86     218,364        9,895      4.53     196,498        8,980     4.57
Borrowings(3) ...............     382,357      22,402     5.86     136,200        7,607      5.57       9,126          569     6.23
                                 --------     -------     ----    --------      -------      ----    --------      -------     ----
Total interest-bearing
  liabilities ...............     658,168      35,807     5.44     354,564       17,502      4.94     205,624        9,549     4.64
Non-interest-bearing
  liabilities ...............       2,188          --       --       2,300           --        --       4,069           --       --
                                 --------     -------     ----    --------      -------      ----    --------      -------     ----
Total liabilities ...........     660,356      35,807     5.42     356,864       17,502      4.90     209,693        9,549     4.55
Equity ......................      46,705          --       --      53,246           --        --      22,096           --       --
                                 --------     -------     ----    --------      -------      ----    --------      -------     ----
Total liabilities and
  equity ....................    $707,061      35,807     5.06    $410,110      $17,502      4.27    $231,789      $ 9,549     4.12
                                 ========     =======     ====    ========      =======      ====    ========      =======     ====

Net interest rate spread(4)                               2.10%                              2.95%                             3.29%
                                                          ====                               ====                              ====

Net interest margin(5)                                    2.14%                              3.01%                             3.39%
Ratio of interest-earning
  assets to interest-bearing
  liabilities                      104.90%                         113.69%                            109.20%

----------

(1) Includes securities available for sale and held to maturity and unamortized discounts and premiums.

(2) Amount is net of deferred loan fees, loans in process, discounts and premiums, and allowance for possible loan losses and includes loans held for sale and non-performing loans for which the accrual of interest has been discontinued.

(3)      Includes short-term, long-term, and trust preferred securities.

(4) Net interest rate spread represents the difference between the average yield on total assets and the average cost of total liabilities and equity.

(5) Net interest margin represents tax-equivalent net interest income divided by average interest-earning assets.

         Rate/Volume Analysis. The following table presents the extent to which net interest income changed due to changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities during the periods indicated. Information is provided in each category with respect to changes attributable to changes in rate (changes in rate multiplied by prior volume), and the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionally to the changes due to volume and the changes due to rate.


                                                   Year Ended December 31, 1997         Year Ended December 31, 1996
                                                      Compared to Year Ended               Compared to Year Ended
                                                        December 31, 1996                    December 31, 1995
                                                  ------------------------------       -------------------------------
                                                       Increase (Decrease)                   Increase (Decrease)
                                                              Due to                                Due to
                                                  ------------------------------       -------------------------------
                                                   Volume      Rate        Net          Volume       Rate        Net
                                                  -------     -----      -------       -------      -----      -------
                                                                               (In Thousands)
Interest-earning assets:
Interest-earning deposits                         $    81     $  (4)     $    77       $   (58)     $ (27)     $   (85)
Investment and mortgage-backed securities          11,737       262       11,999         7,894        290        8,184
Loans(1)                                            8,804      (225)       8,579         4,862       (535)       4,327
                                                  -------     -----      -------       -------      -----      -------
Total interest-earning assets                      20,622        33       20,655        12,698       (272)      12,426
                                                  -------     -----      -------       -------      -----      -------

Interest-bearing liabilities:
Deposits                                            3,023       487        3,510         1,117       (202)         915
Borrowings                                         14,404       391       14,795         7,103        (65)       7,038
                                                  -------     -----      -------       -------      -----      -------

Total interest-bearing liabilities                 17,427       878       18,305         8,220       (267)       7,953
                                                  -------     -----      -------       -------      -----      -------

Net change in net interest income                 $ 3,195     $(845)     $ 2,350       $ 4,478      $  (5)     $ 4,473
                                                  =======     =====      =======        ======      =====      =======

----------

(1) Includes non-accrual loans.

         Provision for Possible Loan Losses. The provision for possible loan losses was $915,000 for 1997 compared to $305,000 for 1996. The increase in the provision is a reflection of the growth of Patriot's loan portfolio and the origination of more commercial and consumer loans. See "Credit Quality" for a detailed discussion of Patriot's asset quality.

         The following table sets forth the activity in the allowance for possible loan losses for the years indicated:

                                    At or for the Year Ended December 31,
                                  ------------------------------------------
                                   1997     1996     1995     1994     1993
                                  ------   ------   ------   ------   ------
                                               (In thousands)

Allowance, beginning of year      $1,830   $1,702   $1,720   $1,665   $1,450
Charge-offs:
   Residential                        17       13       76       --        3
   Commercial                         --       98       --       --       --
   Home equity and consumer          259       66        5        5       --
                                  ------   ------   ------   ------   ------
   Total charge-offs                 276      177       81        5        3
                                  ------   ------   ------   ------   ------

Recoveries:
   Residential                         2       --       --       --       --
   Commercial                         31       --       --       --      217
   Home equity and consumer           10       --        3        4       --
                                  ------   ------   ------   ------   ------
   Total recoveries                   43       --        3        4      217
                                  ------   ------   ------   ------   ------

Net charge-offs (recoveries)         233      177       78        1     (214)
Provision charged to operations      915      305       60       56        1
                                  ------   ------   ------   ------   ------

Allowance, end of year            $2,512   $1,830   $1,702   $1,720   $1,665
                                  ======   ======   ======   ======   ======
Net charge-offs (recoveries)
to average loans                     .07%     .08%     .05%      --%    (.12)%
Allowance for possible loan losses
as a percentage of
year-end total loans                 .59%     .65%     .88%    1.01%    1.02%


         Non-Interest Income. Total non-interest income was $2,330,000 for 1997 compared to $637,000 for 1996. The increase was primarily due to an increased emphasis on recurring non-interest income including loan and deposit fees, ATM fees and mortgage banking gains. Non-interest income in 1997 also includes a gain of $885,000 recognized from the deposit sale and net gains of $438,000 associated with the sale of investment securities.

         Non-Interest Expense. Total non-interest expense was $11,158,000 for 1997 compared to $9,198,000 for 1996. The increase in non-interest expense was the result of increased salary and employee benefit costs and occupancy and equipment costs, both related to Patriot's expanded operations. Non-interest expense in 1996 also includes the special charge of $1,338,000 for the special deposit insurance assessment levied against all SAIF member financial institutions by the FDIC to recapitalize its SAIF fund. The ratio of non-interest expense to average assets improved to 1.56% for 1997 compared to 1.93% for 1996 (excluding the special charge). The improvement in the overhead ratio reflects the growth of Patriot while maintaining an emphasis on managing costs.

         Income Tax Provision. The income tax provision was $1,326,000 for 1997 compared to $1,251,000 for 1996. The effective tax rate was 28.22% for 1997 compared to 38.78% for 1996. The decrease in the effective tax rate is the result of Patriot's tax planning strategies which include investments in tax-exempt securities. Also, prior to Patriot Bank's charter conversion, it was subject to state income taxes. Patriot Bank's state tax expense is no longer based on income and is now considered a non-interest expense.

FINANCIAL CONDITION

         Loan Portfolio. Patriot's primary loan products are commercial, home equity loans on existing owner-occupied residential real estate, and fixed-rate and adjustable-rate mortgage loans. Patriot also offers residential construction loans and other consumer loans.

         Commercial Lending. Patriot originates commercial loans with an emphasis on small businesses, professionals and entrepreneurs within Patriot's local markets. Most of Patriot's commercial loan relationships have exposure of $500,000 or less. Commercial loans are generally secured by real estate and personal guarantees.

         Consumer Lending. Patriot offers variable rate (based upon prime rate) home equity lines of credit which extend credit lines based on an applicant's income and equity in their home. These lines are generally secured by single-family, owner-occupied residential properties. Patriot also offers fixed-rate home equity loans which are generally secured by single-family, owner-occupied residential properties. These loans are generally originated with terms from 1 to 15 years. Patriot also offers a variety of other consumer loans, which primarily consist of installment loans secured by automobiles, student loans, credit cards and other loans secured by deposit accounts.

         Mortgage Lending. Patriot offers both fixed-rate and adjustable-rate mortgage loans secured by one- to four-family residences, primarily owner-occupied, located in Patriot's primary market area. Patriot generally underwrites its first mortgage loans in accordance with underwriting standards set by the Federal Home Loan Mortgage Corp. (FHLMC) and the Federal National Mortgage Association (FNMA). Patriot also offers construction loans to qualified borrowers for the construction of one- to four-family residences in Patriot's market area. These loans are underwritten in accordance with the same standards as Patriot's mortgages on existing properties, except the loans generally provide for disbursement in stages during a construction period of up to 12 months, during which period the borrower is required to make monthly payments of accrued interest on the outstanding loan balance.

         At December 31, 1997, Patriot's total loan portfolio was $422,209,000 compared to a total loan portfolio of $280,184,000 at December 31, 1996. The increase in the loan portfolio was the result of aggressive marketing of commercial loans, home equity loans and residential mortgage loans. During 1997, Patriot originated total loans of $279,422,000 compared to total loans originated in 1996 of $130,674,000.

         The following table sets forth the maturity schedule for Patriot's loan portfolio (excluding residential real estate and consumer loans):

                                      Amounts at December 31, 1997, Maturing
                                   --------------------------------------------
                                                 after
                                      in        one year
                                   one year     through      after
                                   or less     five years  five years    Total
                                   --------    ----------  ----------   -------
                                                (in thousands)

Loan Maturity Schedule:
Commercial loans                    $13,974      $18,941     $4,042     $36,957
Residential construction loans           37          158      2,254       2,449
Other construction loans              1,446          144         --       1,590
                                    -------      -------     ------     -------
   Total                            $15,457      $19,243     $6,296     $40,996
                                    =======      =======     ======     =======
   Fixed rates                      $ 7,483      $18,691     $6,296     $32,470
   Adjustable rates                   7,974          552         --       8,526
                                    -------      -------     ------     -------
   Total                            $15,457      $19,243     $6,296     $40,996
                                    =======      =======     ======     =======

         Credit Quality. Management and the Board of Directors perform a monthly review of all delinquent loans. The procedures taken by Patriot with respect to delinquencies vary depending on the nature of the loan and period of delinquency. When a borrower fails to make a required payment on a loan, Patriot takes a number of steps to have the borrower cure the delinquency and restore the loan to current status.

         Patriot's Asset/Loan Review Committee reviews and classifies Patriot's assets monthly and reports the results of its review to the Board of Directors. Patriot classifies assets in accordance with applicable regulations and management guidelines.

         Patriot generally requires appraisals on an annual basis on foreclosed properties and, to the extent necessary, properties deemed to be in-substance foreclosures. Patriot generally conducts inspections on foreclosed properties and properties deemed in-substance foreclosures on at least a quarterly basis.

         Non-Accrual and Past-Due Loans. Patriot accrues interest on all loans until management determines that the collection of interest is doubtful. In no event does Patriot continue accruing interest on loans contractually past due 90 days or more. Upon discontinuance of interest accrual, all unpaid accrued interest is reversed. Patriot had no restructured loans within the meaning of SFAS No. 15 and no potential problem loans within the meaning of the Commission Guide 3 at December 31, 1997.

         Allowance for Possible Loan Losses. The adequacy of the allowance for possible loan losses is based on management's evaluation of the risks inherent in its loan portfolio and the general economy. Management makes a quarterly determination as to an appropriate provision from earnings necessary to maintain an allowance for loan losses that is adequate to cover estimated losses with respect to loans receivable which are deemed probable and estimable based on information currently known to management. The amount charged to earnings is based upon several factors, including a continuing review of delinquent, classified and non-accrual loans, large loans, and overall portfolio quality, regular examination and review of the loan portfolio by regulatory authorities, analytical review of loan charge-off experience, delinquency rates, other relevant historical and peer statistical ratios, and management's judgment with respect to local and general economic conditions and their impact on the existing loan portfolio. Although management believes the allowance is adequate to protect against future losses arising out of its existing loan portfolio, actual losses are dependent on future events and, as such, further additions to the allowance may be necessary. Patriot will continue to monitor and modify its allowance for loan losses as conditions dictate.

         Cash and Cash Equivalents. Cash and cash equivalents at December 31, 1997 were $9,014,000 compared to $6,853,000 at December 31, 1996. The increase in cash and cash equivalents was primarily due to cash needed to support two additional community banking offices opened in 1997 and the increased activity associated with servicing commercial customers.

         Investment and Mortgage-Backed Securities. Investment securities consist of US Treasury and government agency securities, corporate debt and equity securities. Mortgage-backed securities consist of securities generally insured by either the FHLMC, FNMA or the Government National Mortgage Association (GNMA). Collateralized mortgage obligations consist of securities issued by the FHLMC, FNMA or private issuers.

         Total investment and mortgage-backed securities at December 31, 1997 were $405,641,000 compared to $231,858,000 at December 31, 1996. The increase in investment and mortgage-backed securities was due to the purchase of investment and mortgage-backed securities pursuant to Patriot's growth strategy. The majority of securities purchased in 1997 were adjustable rate collateralized mortgage obligations with interest rates tied to one month LIBOR.

         The following table sets forth certain information regarding the carrying value, weighted average yield and contractual maturities of Patriot's investment and mortgage-backed securities as of December 31, 1997.


                                                                     More than                More than
                                                                      one year                five years              More than
                                           One year or less        to five years             to ten years             ten years
                                         -------------------    ---------------------     -------------------    -------------------
                                         Weighted                Weighted                 Weighted               Weighted
                                         Carrying    Average     Carrying      Average    Carrying    Average    Carrying    Average
                                           Value      Yield        Value        Yield       Value      Yield       Value      Yield
                                         --------    -------     --------      -------    --------    -------    --------    -------
                                                                                            (in thousands)
Available for sale:
Investment securities:
   U.S. Treasury and
   government securities                 $    --        --%      $ 2,753        2.83%     $ 1,858      2.83%     $15,475      2.83%
   Corporate securities                       --        --            --          --           --        --       18,767      9.36
   Equity securities                          --        --            --          --           --        --           --        --

Mortgage-backed securities:
   FHLMC                                   1,460      7.42         4,240         7.42          876      7.42        4,925     7.42
   FNMA                                    2,516      7.41         5,769         7.41        4,172      7.41        7,797     7.41
   GNMA                                      207      6.72           905         6.72        1,452      6.72       10,307     6.72

Collateralized mortgage obligations:
   FHLMC                                   8,581      7.08        17,057         7.08       13,123      7.08       37,023     7.08
   FNMA                                    1,596      7.20        56,219         7.20       56,474      7.20        4,555     7.20
   Other                                   1,679      6.40         7,896         6.40        2,890      6.40           --       --
                                         -------      ----       -------         ----      -------      ----      -------     ----
Total available for sale                 $16,039      7.10%      $94,839         7.01%     $80,845      7.06%     $98,849     6.86%
                                         =======      ====       =======         ====      =======      ====      =======     ====

Held to maturity:
Investment securities:
   U.S Treasury and
     government securities               $   135      5.57%      $   650         5.57%     $   250      5.57%     $    --       --%
   Corporate securities                       --        --         1,502         6.96           --        --           --       --
   Equity securities                          --        --            --           --           --        --           --       --

Collateralized mortgage obligations:
   FHLMC                                     392      6.00         1,409         6.00           --        --           --       --
   FNMA                                    1,013      7.00         4,838         7.00        3,924      7.00           --       --
   Other                                  11,188      7.07        32,009         7.07        5,206      7.07           --       --
                                         -------      ----       -------         ----      -------      ----      -------     ----
Total available for sale                 $12,728      7.02%      $40,408         7.00%     $ 9,380      7.00%     $    --       --%
                                         =======      ====       =======         ====      =======      ====      =======     ====


                                      155



                                                  No stated
                                                   maturity                 Total
                                             -------------------    --------------------
                                             Weighted               Weighted
                                             Carrying    Average    Carrying     Average
                                               Value      Yield       Value       Yield
                                             --------    -------    --------     -------
                                                          (In thousands)
Available for sale:
Investment securities:
   U.S. Treasury and
   government securities                     $    --        --%     $ 20,086     2.83%
   Corporate securities                           --        --        18,767     9.36
   Equity securities                          52,553      6.20        52,553     6.20

Mortgage-backed securities:
   FHLMC                                          --        --        11,501     7.42
   FNMA                                           --        --        20,254     7.41
   GNMA                                           --        --        12,871     6,72

Collateralized mortgage obligations:
   FHLMC                                          --        --        75,784     7.08
   FNMA                                           --        --       118,844     7.20
   Other                                          --        --        12,465     6.40
                                             -------      ----      --------     ----
Total available for sale                     $52,553      6.20%     $343,125     6.86%
                                             =======      ====      ========     ====

Held to maturity:
Investment securities:
   U.S Treasury and
     government securities                   $    --        --%     $  1,035     5.57%
   Corporate securities                           --        --         1,502     6.96
   Equity securities                              --        --            --       --

Collateralized mortgage obligations:
   FHLMC                                          --        --         1,801     6.00
   FNMA                                           --        --         9,775     7.00
   Other                                          --        --        48,403     7.07
                                             -------      ----      --------     ----
Total available for sale                     $    --        --%     $ 62,516     7.00%
                                             =======      ====      ========     ====

         Patriot accounts for its investment securities in accordance with SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires management to classify investments in equity securities that have readily determinable fair values and all investments in debt securities as either held to maturity and reported at amortized cost, available for sale and reported at fair value with unrealized gains and losses reported in a separate component of stockholders' equity, or trading securities and reported at fair value with unrealized gains and losses included in earnings.

         In November 1995, the Financial Accounting Standards Board issued a special report entitled "A Guide to Implementation of Statement No. 115 on Accounting for Certain Investments in Debt and Equity Securities." This guide allows enterprises to reassess the appropriateness of the classification of all securities held. Based on this special report, Patriot reclassified $6,000,000 of securities from held to maturity to available for sale. The transfer was made at fair value and resulted in an estimated unrealized loss of $59,000 and a decrease in stockholders' equity of $39,000 based on current market values.

         The following table represents the securities of single issuers (other than obligations of the United States and its political subdivisions, agencies and corporations) having an aggregate book value in excess of 10% of Patriot's stockholder's equity which were held at 12-31-97:

                                                   At December 31, 1997
                                             ----------------------------------
Issuer                                       Carrying Value          Fair Value
------                                       --------------          ----------
                                                        (in thousands)
FHLMC Preferred Stock                          $31,299                $31,299
FHLB Stock                                      13,760                 13,760
Capstead Securities Corp. IV                     6,055                  6,079
CMC Securities Corporation II                    6,377                  6,441
GE Capital MTG. Services, Inc.                   7,500                  7,500
Commerce Capital Trust                           5,276                  5,276
Securitized Asset Sales, Inc.                  $ 4,853                $ 4,853


         Other Assets. Premises and equipment at December 31, 1997 were $8,542,000 compared to $7,724,000 at December 31, 1996. The increase was due to the opening of two new banking offices, and investments in technology. Accrued interest receivable at December 31, 1997 was $4,119,000 compared to $2,649,000 at December 31, 1996. The increase is consistent with the growth in the loan and investment portfolios. Real estate owned at December 31, 1997 was $162,000 compared to $74,000 at December 31, 1996.

         Deposits. Deposits are generally attracted from within Patriot's primary market area through the offering of various deposit instruments, including NOW accounts, money market accounts, savings accounts, certificates of deposit and retirement savings plans. Patriot also solicits jumbo deposits from various sources.

         Total deposits at December 31, 1997 were $289,528,000 compared to $239,514,000 at December 31, 1996. The increase in balance was the result of aggressive marketing of money market and other transaction-based deposit accounts, the opening of two new community banking offices and an increase in Patriot's jumbo deposit program.

         At December 31, 1997, Patriot had $41,788,000 in certificate of deposit accounts in amounts of $100,000 or more maturing as follows:

                Maturity Period                                         Amount
                ---------------                                         ------

         Three months or less.......................................   $   942
         Over three through six months..............................     1,806
         Over six through 12 months.................................     4,712
         Over 12 months.............................................    34,328
                                                                       -------
                 Total...............................................   41,788
                                                                       =======

         Borrowings. Patriot utilizes borrowings as a source of funds for its growth strategy and its asset/liability management. Patriot is eligible to obtain advances from the FHLB upon the security of the FHLB common stock it owns and certain of its residential mortgages and mortgage-backed securities, provided certain standards related to creditworthiness have been met. FHLB advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB will advance to member institutions fluctuates from time to time in accordance with the policies of the FHLB. Patriot also uses repurchase agreements as a funding source. Repurchase agreements are generally short-term obligations collateralized by government agency securities.

         Stockholders' Equity. Total stockholders' equity was $46,533,000 at December 31, 1997 compared to $53,117,000 at December 31, 1996. The decrease was a result of the repurchase of common stock and cash dividends paid offset somewhat by the retention of earnings and an increase in the net unrealized gain on investment and mortgage-backed securities available for sale.

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity. Patriot's primary sources of funds are deposits, principal and interest payments on loans, principal and interest payments on investment and mortgage-backed securities, FHLB advances and repurchase agreements. While maturities and scheduled amortization of loans and investment and mortgage-backed securities are predictable sources of funds, deposit inflows and loan and mortgage-backed security prepayments are greatly influenced by economic conditions, general interest rates and competition. Therefore, Patriot manages its balance sheet to provide adequate liquidity based upon various economic, interest rate and competitive assumptions and in light of profitability measures.

         During 1997, significant liquidity was provided by financing activities, particularly FHLB advances, repurchase agreements and the trust preferred securities, as well as by deposit growth. Maturities of investment and mortgage-backed securities also provided significant liquidity during 1997. The funds provided by these activities were invested in new loans and investment and mortgage-backed securities, and funded the sale of deposits and the repurchase of Patriot's common stock.

         At December 31, 1997, Patriot had outstanding loan commitments of $49,663,000. Patriot anticipates that it will have sufficient funds available to meet its loan origination commitments. Certificates of deposit which are scheduled to mature in one year or less from December 31, 1997 totaled $91,399,000. Based upon historical experience, Patriot expects that substantially all of the maturing certificates of deposit will be retained at maturity.

         Capital Resources. FDIC regulations currently require companies to maintain a minimum leverage capital ratio of not less than 3% of tier 1 capital to total adjusted assets and not less than 4% of risk-adjusted assets, and a minimum risk-based capital ratio (based upon credit risk) of not less than 8%. The FDIC requires a minimum leverage capital requirement of 3% for institutions rated composite 1 under the CAMEL rating system. For all other institutions, the minimum leverage capital requirement is 3% plus at least an additional 100 to 200 basis points.

         At December 31, 1997, Patriot Bank's and Patriot's capital ratios exceeded all well capitalized required ratios. The following table sets forth the capital ratios of Patriot, Patriot Bank and the current regulatory requirements at December 31, 1997:

                                                                                                       To Be Well
                                                                             For Capital           Capitalized Under
                                                      Actual              Adequacy Purposes      Prompt Corrective Action
                                                 -----------------        -----------------      ------------------------
                                                 Amount      Ratio          Amount    Ratio       Amount        Ratio
                                                 ------      -----          ------    -----       ------        -----
As of December 31, 1997
    Total capital (to risk weighted assets)

     Patriot                                    $62,807     14.54%         $34,567     8%         $43,208        10%
     Patriot Bank                                44,100     10.77%          32,748     8%          40,936        10%

     Tier I capital (to risk-weighted assets)

     Patriot                                     55,837     12.92%          17,283     4%          25,925         6%
     Patriot Bank                                41,588     10.16%          16,374     4%          24,561         6%

      Tier I capital (to average assets)

     Patriot                                     55,837      7.90%          28,282     4%          35,353         5%
     Patriot Bank                                41,588      6.12%          27,204     4%          34,005         5%

Management of Interest Rate Risk

         The principal objective of Patriot's interest rate risk management function is to evaluate the interest rate risk included in certain on and off balance sheet accounts, determine the level of risk appropriate given Patriot's business focus, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with Board approved guidelines. Through such management, Patriot seeks to reduce the vulnerability of its net interest income to changes in interest rates. Patriot monitors its interest rate risk as such risk relates to its operating strategies. Patriot's Board of Directors has established an Asset/Liability Committee comprised of senior management, which is responsible for reviewing its asset/liability and interest rate position and making decisions involving asset/liability considerations. The Asset/Liability Committee meets regularly and reports trends and Patriot's interest rate risk position to the Board of Directors.

         The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. During a period of rising interest rates, therefore, a negative gap theoretically would tend to adversely affect net interest income, while a positive gap would tend to result in an increase in net interest income. Conversely, during a period of falling interest rates, a negative gap position would theoretically tend to result in an increase in net interest income while a positive gap would tend to affect net interest income adversely.

         Patriot pursues several actions designed to control its level of interest rate risk. These actions include increasing the percentage of the loan portfolio consisting of short-term and adjustable-rate loans through increased originations of these loans, acquiring short-term and adjustable-rate mortgage-backed securities, and undertaking to lengthen the maturities of deposits and borrowings. At December 31, 1997, Patriot's total interest-bearing liabilities maturing or repricing within one year exceeded its total net interest-earning assets maturing or repricing in the same time period by $111,213,000 representing a one-year cumulative "gap," as defined above, as a percentage of total assets of negative 13.06%.

         The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 1997, which are anticipated, based upon certain assumptions, to reprice or mature in each of the future time periods shown. Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at December 31, 1997, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within a three-month period and subsequent selected time intervals. The loan amounts in the table reflect principal balances expected to be repaid and/or repriced as a result of contractual amortization and anticipated prepayments of adjustable-rate loans and fixed-rate loans, and as a result of contractual rate adjustments on adjustable-rate loans.

                                                                   At December 31, 1997
                                      ------------------------------------------------------------------------------------
                                      3 Months     3 Months to   6 Months to   1 Year to   3 Years to   More than
                                      or Less        6 Months      1 Year       3 Years      5 Years     5 Years     Total
                                      --------     -----------   -----------   ---------   ----------   ---------    -----
                                                                        (In thousands)
Interest earning assets(1):
Interest earning deposits           $   6,417      $      --     $       --     $      --  $      --    $      --   $  6,417
Investment and mortgage-backed
  securities, net(2)(5)               203,471         12,472         17,242        35,116     33,820      103,520    405,641
Loans receivable, net(3)(5)            54,791         29,865         71,878        97,005     57,143      113,110    423,792
                                    ---------      ---------     ----------     ---------  ---------    ---------   --------

Total interest-earning assets         264,679         42,337         89,120       132,121     90,963      216,630    835,850

Non-interest-earning assets                --             --             --            --         --       15,650     15,650
                                    ---------      ---------     ----------     ---------  ---------    ---------   --------

Total assets                          264,679         42,337         89,120       132,121     90,963      232,280    851,500
                                    ---------      ---------     ----------     ---------  ---------    ---------   --------

Interest-bearing liabilities:

Money market and passbook savings
  accounts(6)                           8,407          8,407         16,813        14,810      4,928       22,841     76,206
Demand and NOW accounts(6)                292            292            584         2,335      2,335       22,187     28,025
Certificate of deposit                 17,538         25,317         44,015        87,006      3,540        7,881    185,297
Borrowings                            375,684             --         10,000        19,000     85,000       18,617    508,301
                                    ---------      ---------      ---------     ---------  ---------     --------   --------

Total interest-bearing
  liabilities                         401,921         34,016         71,412       123,151     95,803       71,526    797,829
Non-interest-bearing liabilities                                                                            7,138      7,138
Equity                                     --             --             --            --         --       46,533     46,533
                                    ---------      ---------      ---------     ---------  ---------     --------   --------

Total liabilities and equity          401,921         34,016         71,412       123,151     95,803      125,197    851,500
                                    ---------      ---------      ---------     ---------  ---------     --------   --------

Interest sensitivity gap(4)         $(137,242)     $   8,321      $  17,708     $   8,970  $  (4,840)    $107,083   $     --
                                    =========      =========      =========     =========  =========     ========   ========

Cumulative interest sensitivity
  gap                               $(137,242)     $(128,921)     $(111,213)   $ (102,243) $(107,083)    $     --
                                    =========      =========      =========    ==========   =========    ========

Cumulative interest sensitivity
  gap as a percent of total
  assets                               (16.12)%       (15.14)%       (13.06)%     (12.01)%    (12.58)%         --%

Cumulative interest-earning assets
  as a percent of cumulative
  interest-bearing liabilities          65.85 %        70.43 %        78.08 %      83.78 %     85.26 %     104.77%

-----------------

(1) Interest-earning assets are included in the period in which the balances are expected to be repaid and/or repriced as a result of anticipated prepayments, scheduled rate adjustments, and contractual maturities.

(2) Includes investment and mortgage-backed securities available for sale and held to maturity.

(3) For purposes of the gap analysis, loans receivable includes non-performing loans and is reduced for the allowance for possible loan losses, and unamortized discounts and deferred loan fees.

(4) Interest sensitivity gap represents the difference between total interest-earning assets and total interest-bearing liabilities.

(5) Annual prepayment rates for loans and mortgage-backed securities range from 12% to 30%.

(6) Money market and savings accounts, and NOW accounts are assumed to have decay rates between 4% and 76% annually and have been estimated based upon a historic analysis of core deposit trends.

         In addition to gap analysis, Patriot utilizes income simulation modeling in measuring its interest rate risk and managing its interest rate sensitivity. Income simulation considers not only the impact of changing market interest rates on forecasted net interest income, but also other factors such as yield curve relationships, the volume and mix of assets and liabilities, customer preferences and general market conditions.

         Through the use of income simulation modeling Patriot has calculated an estimate of net interest income for the year ending December 31, 1998 based upon the assets, liabilities and off-balance sheet financial instruments in existence at December 31, 1997. Patriot has also estimated changes to that estimated net interest income based upon immediate and sustained changes in interest rates ("rate shocks"). Rate shocks assume that all interest rates increase or decrease on the first day of the period modeled and remain at that level for the entire period. The following table reflects the estimated percentage change in estimated net interest income for the year ending December 31, 1998.

         Rate shock to interest rates                         % change
         ----------------------------                         --------

                     +2%                                       (12.1%)
                     +1%                                        (5.5%)
                     -1%                                         5.3%
                     -2%                                        11.5%


         Patriot's management believes that the assumptions utilized in evaluating Patriot's estimated net interest income are reasonable; however, the interest rate sensitivity of Patriot's assets, liabilities and off-balance sheet financial instruments as well as the estimated effect of changes in interest rates on estimated net interest income could vary substantially if different assumptions are used or actual experience differs from the experience on which the assumptions were based.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

         General. Patriot reported net income of $1,975,000 or $.39 per share for the year ended December 31, 1996. This represents an increase of 66% over net income of $1,192,000 in 1995. Return on average equity was 3.71%, for 1996 compared to 5.40%, for 1995.

         Net Interest Income. Net interest income for 1996 was $12,092,000 compared to $7,619,000 in 1995. This represents an increase of 58% and is primarily due to an increase in average balances. Patriot's average interest rate spread (the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities) was 2.44% in 1996 compared to 3.01% in 1995.

         Interest on loans was $18,429,000 for 1996 compared to $14,102,000 for 1995. The average balance of loans was $234,726,000 with an average yield of 7.85% compared to an average balance of $173,020,000 with an average yield of 8.15% for 1995. The increase in average balance is due to the origination of residential mortgage loans and home equity loans and to a lesser extent, commercial loans. The decrease in average yield is primarily a result of an emphasis on short-term and adjustable-rate loans.

         Interest on investment and mortgage-backed securities was $11,049,000 for 1996 compared to $2,865,000 in 1995. The average balance of the investment portfolio was $165,159,000 with an average yield of 6.69% for 1996 compared to an average balance of $46,802,000 with an average yield of 6.12% for 1995. The increase in average balance and the increase in average yield was due to the purchase of investment and mortgage-backed securities.

         Interest on total deposits was $9,895,000 for 1996 compared to $8,980,000 for 1995. The average balance of total deposits was $218,364,000 with an average cost of 4.53% for 1996 compared to an average balance of $196,498,000 with an average cost of 4.57% for 1995. The increase in average balance was the result of aggressive marketing of time and transaction-based deposit accounts. The opening of three new community banking offices and the introduction of a jumbo deposit program late in 1996. The decrease in average yield was the result of an emphasis placed on transaction-based deposit accounts and lower rates offered on time deposits.

         Interest on borrowings was $7,607,000 in 1996 compared to $569,000 in 1995. The average balance of borrowings was $136,200,000 with an average cost of 5.57% for 1996 compared to an average balance of $9,126,000 with an average cost of 6.23% for 1995. The increase in average balance was due to the use of borrowings to fund the growth in the balance sheet. The decrease in average cost was due to higher balances of short-term borrowings.

         Provision for Possible Loan Losses. The provision for possible loan losses was $305,000 for 1996 compared to $60,000 for 1995. The increase in the provision is a reflection of the growth of Patriot's loan portfolio and the origination of commercial and consumer loans.

         Non-interest Income. Total non-interest income was $637,000 for 1995 compared to $518,000 for 1995. The increase was primarily due to mortgage banking gains recognized in 1996 and less of a net loss on the sale of investment and mortgage-backed securities in 1996 than in 1995, offset somewhat by less of a net gain on the disposition of real estate acquired through foreclosure.

         Non-interest Expense. Total non-interest expense was $9,198,000 for 1996 compared to $6,151,000 for 1995. The increase in non-interest expense was the result of increased salary and employee benefit costs and occupancy and equipment costs, both related to Patriot's expanded operations. Non-interest expense in 1996 also includes the special charge of $1,338,000 for the special deposit insurance assessment levied against all SAIF member financial institutions by the FDIC to recapitalize its SAIF fund.

         Income Tax Provision. The income tax provision was $1,251,000 for 1996 compared to $734,000 for 1995. The effective tax rate was 38.78% for 1996 compared to 38.11% for 1995.

Management

         The following sets forth information concerning Patriot's executive officers.

Name                          Age           Title
----                          ---           -----
James B. Elliott ............. 57           Chairman of the Board

Joseph W. Major .............. 42           President and Chief Executive
                                            Officer of Patriot and Patriot Bank

Richard A. Elko .............. 37           Executive Vice President and Chief
                                            Financial Officer of Patriot and
                                            Patriot Bank

         James B. Elliott. Mr. Elliott has been Chairman of the Board of Patriot since July 1998.

         Joseph W. Major. Mr. Major has been President and Chief Executive Officer of Patriot and Patriot Bank since July 1998. Prior thereto, Mr. Major was President and Chief Operating Officer of Patriot Bank since September 1995 and Chief Executive Officer of Patriot Bank since April 1997. Prior to his appointment at Patriot and Patriot Bank, Mr. Major was a partner in the law firm of Mauger and Major.

         Richard A. Elko. Mr. Elko has been Executive Vice President and Chief Financial Officer of Patriot and Patriot Bank since January 1996. Prior to his appointment at Patriot and Patriot Bank, Mr. Elko was Corporate Controller at Sovereign Bancorp, Inc.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of the Record Date, the names of the directors and Named Executive Officers (as defined below) of Patriot as well as their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each director became a director of Patriot Bank, and the year in which their terms as director of Patriot expire. The table also sets forth the amount of Patriot Common Stock and the percent thereof beneficially owned by each director and Named Executive Officer and all directors and executive officers as a group as of the Record Date.

                                                                                              Shares of
                                                                             Expiration      Common Stock
Name and Principal Occupation                                   Director     of Term as      Beneficially         Percent
at Present and for Past Five Years                       Age    Since(1)      Director     Owned(2)(3)(4)(5)     of Class
----------------------------------                       ---    --------     ----------    -----------------     --------
Larry V. Thren                                            55      1992           2001
  Vice President of Human Resources and Support
  Services, Pottstown Memorial Medical Center
  since 1988

James B. Elliot                                           57      1990           2001                                *
  Principal, Stratecon, Inc.

James A. Bentley, Jr.                                     39      1997           1999
Principal, Bentley Graphic Communications, Inc.

Leonard A. Huff                                           87      1951           1999                                *
  Retired industrial superintendent

John H. Diehl                                             80      1981           2000
  Retired insurance broker

Samuel N. Landis                                          73      1988           2000
  Retired general contractor

Joseph W. Major                                           42      1990           2000
  President and Chief Operating Officer of Patriot
  since September 1995, President and
  Chief Executive Officer of Patriot Bank since
  April 1997 and prior thereto President and Chief
  Operating Officer of Patriot Bank since September
  1995. Prior to his appointment at the Company and
  the Bank, Mr. Major was a partner in the law firm
  of Mauger & Major.

NAMED EXECUTIVE OFFICER WHO
IS NOT A DIRECTOR

Richard A. Elko                                           37        --             --                                *
  Executive Vice President and Chief Financial Officer
  of Patriot and Patriot Bank since January 1966.
  Prior to his appointment at Patriot and Patriot
  Bank, Mr. Elko was Corporate Controller at
  Sovereign Bancorp, Inc.

Stock Ownership of all Directors and                      --        --             --
  Executive Officers as a Group (10 persons)

-------------------
*Represents less than one percent of the outstanding Common Stock.

(1) Includes years of service as a director of Patriot's predecessor, Patriot Bank.

(2) Each person effectively exercises sole (or shares with spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).

(3) Includes 1,809 vested shares awarded to each outside director and 9,045 and 2,400 vested shares awarded to Messrs. Major and Elko, respectively, under the Patriot Bank Corp. 1996 Stock-Based Incentive Plan (the "Incentive Plan"). Stock Awards granted under the Incentive Plan vest in five equal annual installments commencing on June 7, 1997, the first anniversary of the effective date of the stock award.

(4) Does not include 21,710 shares subject to options granted to each outside director and 108,551 and 65,130 shares subject to options granted to Messrs. Major and Elko, respectively, under the Incentive Plan. All options granted under the Incentive Plan become exercisable in five equal annual installments commencing on June 7, 1997, the first anniversary of the effective date of the grant.

(5) Does not include unvested stock awards granted under the Incentive Plan which the holder has the right to vote. Under the Incentive Plan, 8,683 shares have been awarded to each outside director which have not yet vested, and 43,419 and 11,520 shares have been awarded to Messrs. Major and Elko, respectively, which have not yet vested.

(6) Does not include a total of 145,926 unvested shares awarded under the Incentive Plan as to which voting may be directed.

Executive Compensation

         The following table shows, for the years ended December 31, 1997, 1996 and 1995, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, and Executive Vice President and Chief Financial Officer of the Company ("Named Executive Officers").

                                               Annual Compensation                     Awards        Payouts
                                      -----------------------------------------------------------------------------------
                                                                Other      Restricted                            All
                                                                Annual       Stock                  LTIP        Other
Name and Principal                      Salary       Bonus   Compensation   Awards       Options   Payouts   Compensation
Position (1)                Year        ($)(2)        ($)      ($)(3)       ($)(4)       (#)(5)    ($)(6)        ($)(7)
------------------          ----      --------      -------  ------------  ----------    -------   -------   ------------

Gary N. Gieringer,          1997      $208,308      $67,298       --            --            --       --      $56,876
Chairman of the Board,      1996      $165,539      $72,436       --      $487,614      $113,074       --      $26,554
Chief Executive Officer     1997      $158,650      $30,000       --            --            --       --      $ 4,620
and Director

Joseph W. Major             1997      $147,788      $79,047       --            --            --       --      $43,014
President, Chief            1996      $105,385      $82,696       --      $487,614      $113,074       --      $22,226
Operating Officer           1995      $ 32,256      $12,500       --            --            --       --           --
and Director

Richard A. Elko             1997      $110,000      $55,649       --            --            --       --      $17,472
Executive Vice              1996      $ 95,457      $52,218       --      $129,375      $ 67,843       --           --
President and Chief         1995            --           --       --            --            --       --           --
Financial Officer

-------------------

(1) Mr. Gieringer served as President, Chief Executive Officer and Director of the Bank from 1987 until August 1995. In August 1995, Mr. Gieringer was appointed as Chairman of the Board and Chief Executive Officer. Mr. Major was appointed as President and Chief Operating Officer in August 1995. Mr. Elko was appointed as Executive Vice President and Chief Financial Officer in January 1996.

(2) Includes compensation deferred at the election of Messrs. Gieringer, Major, and Elko through the Company's 401(k) Plan.

(3) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the last year, (b) payments of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.

(4) Pursuant to the Incentive Plan, Messrs. Gieringer, Major and Elko were awarded 54,274, 54,274 and 14,400 shares (as adjusted by subsequent stock dividends) of Common Stock, respectively, in fiscal 1996 which had a market value on June 7, 1996, the date of grant, of $487,614, $487,614 and $129,375. Stock Awards granted under the Incentive Plan vest in five equal annual installments on each anniversary of the effective date of the stock award. As of December 31, 1997, the market value of the

     54,274, 54,274 and 14,400 shares was $1,153,323, $1,153,323 and $306,000, respectively.

(5) Includes shares subject to options granted to Messrs. Gieringer, Major and Elko under the Stock Option Plan. All options granted under the Incentive Plan become exercisable in five equal annual installments on each anniversary of the effective date of the grant.

(6) For 1997, 1996, and 1995, the Company had no long-term incentive plans in existence. Accordingly, there were no payments or awards under any long-term incentive plan.

(7) Includes 2,133, 1,583, and 531 shares allocated to Messrs. Gieringer, Major, and Elko, respectively, for fiscal 1997 pursuant to the ESOP with a market value of $45,326, $33,639 and $11,284, respectively, and allocations of 1,624 shares to Mr. Gieringer ($21,924 market value) and 1,588 shares to Mr. Major ($21,438 market value) for fiscal 1996 pursuant to the ESOP. Includes $11,550, $9,375 and $6,188 in matching and discretionary contributions by the Company to the Company's 401(k) plan during 1997 for Messrs. Gieringer, Major, and Elko, respectively. Such contributions for Messrs. Gieringer and Major were $4,620 and $788, respectively, for 1996.

Incentive Plan

         On June 7, 1996, the stockholders approved the Patriot Bank Corp. 1996 Stock-Based Incentive Plan ("Incentive Plan") under which all employees of the Company are eligible to receive awards. The Company maintains the Incentive Plan which provides discretionary awards to officers and key employees as determined by a committee of non-employee directors. No options were granted under the Incentive Plan to the Named Executive Officers for fiscal 1997.

         The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers at December 31, 1997. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such options and the closing sale price of the Common Stock at December 31, 1997.

                        Fiscal Year-End Option/SAR Values

                                                        Value of
                       Number of Securities            Unexercised
                      Underlying Unexercised          In-the-Money
                        Options/SARs at               Option/SARs at
                       Fiscal Year End(#)            Fiscal Year End($)
                      ----------------------         ------------------
    Name          Exercisable Unexercisable(1)  Exercisable Unexercisable(2)
    ----          ---------------------------   ----------- ----------------

Gary N. Gieringer   27,137        108,551        $332,971      $1,331,921

Joseph W. Major     27,137        108,551        $332,971      $1,331,921

Richard A. Elko     16,282         65,130        $199,780      $  799,145


(1) The options in this table have an exercise price of $8.98 and become exercisable at an annual rate of 20% beginning June 7, 1997. The options will expire ten (10) years from the date of grant.

(2) Based on market value of the underlying stock at the fiscal year end, minus the exercise price. The market price on December 31, 1997 was $21.25.

Supplemental Retirement Plan

         The Company maintains a non-qualified Supplemental Retirement Plan for the benefit of certain executive officers and directors. The Supplemental Retirement Plan ("SRP") has been adopted by the Company to provide supplemental retirement benefits to selected executives and directors of the Company. Benefits under the SRP vest on a seven year schedule subject to acceleration upon a change in control. The SRP provides a defined benefit payable in fifteen annual installments of an amount which is determined at the discretion of the Board. The participants under the SRP as determined by the Personnel Compensation/Benefits Committee are Messrs. Gieringer, Major, Elliott and Thren. The SRP provides for an early start to payment of the installments in the event of disability, death prior to retirement, retirement or a change in control. The SRP is unfunded for purposes of its tax treatment, however, the Company has entered into certain life insurance contracts, the proceeds of which could be used to fund the SRP in the future.


Transactions With Certain Related Persons

         The Company's current policy provides that all loans made by the Company to its directors and officers are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

Directors' Fees

         Non-employee directors are currently paid an annual retainer of $16,000, plus an additional fee ranging from $2,000 to $6,000 to the chairman of certain committees.

Incentive Plan

         On June 7, 1996, stockholders approved the Patriot Bank Corp 1996 Stock-Based Incentive Plan, under which all directors who are not also employees of the Company are eligible to receive stock awards and options to purchase Common Stock. Under the Incentive Plan, each outside director was granted non-statutory options to purchase 27,137 shares of common stock at an exercise price of $8.98, which was the fair market value of shares on the effective date of the grant, as adjusted for subsequent stock splits. Options become exercisable in five (5) equal annual installments commencing one year from the effective date of the grant.

Market Price of and Dividends on Patriot Common Stock and Related Shareholder Matters

         Patriot's Common stock is traded in the over-the-counter market and is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") National Market System under the symbol "PBIX." At October __, 1998, the total number of holders of record of Patriot's common stock was approximately ____.

         The following table sets forth the high and low bid and asked information of Patriot's common stock to the extent available as reported by NASDAQ. Such prices have been adjusted to reflect all stock dividends paid during 1996 and 1997 and the first three quarters of 1998.

                          1996                                                1997
          --------------------------------------------------------------------------------------------
                Bid                   Asked                           Bid                   Asked
          ---------------        ---------------                 --------------        ---------------
Qtr       High        Low        High        Low       Qtr       High       Low        High        Low
---       ----        ---        ----        ---       ---       ----       ---        ----        ---
1st      7 5/64      6 13/16    7 7/32      7 5/64     1st     10 43/64    8 37/64   11 1/4      9
2nd      7 5/32      6 15/16    7 19/64     7 5/64     2nd     11 37/64    9 1/2     11 59/64    9 53/64
3rd      8 17/64     7 5/64     8 13/32     7 5/32     3rd     14 51/64   11 37/64   15 19/64    11 53/64
4th      9 3/32      8 1/16     9 15/64     8 17/64    4th     16 19/32   13 13/64   17          13 13/32

                           1998
          --------------------------------------
               Bid                    Asked
          --------------          --------------
Qtr       High       Low          High       Low
---       ----       ---          ----       ---
1st     16 1/2     13 13/32     16 51/64   13 51/64
2nd     17         13 13/64     17 1/4     13 19/32
3rd     16         11  3/4      16 1/4     12 1/8


         The bid quotations reflect interdealer quotations, do not include retail mark ups, mark downs or commissions, and may not necessarily represent actual transactions. The bid information as stated is, to the knowledge of management of Patriot, the best approximate value at the time indicated.

         Dividends on Patriot's common stock are generally payable in February, May, August, and November.

         Set forth below are the cash dividends paid by Patriot during 1996 and 1997 and the first three quarters of 1998. Such dividends have been adjusted to reflect all stock dividends paid during such years.

                    1998              1997              1996
                ---------------------------------------------

First Quarter       $.060             $.055             $.010
Second Quarter      $.068             $.058             $.034
Third Quarter       $.070             $.062             $.045
Fourth Quarter                        $.063             $.054

         For information on the ability of Patriot to pay dividends on the Patriot Common Stock following execution of the Agreement, see "THE CONSOLIDATION - Dividends." For certain limitations on the ability of Patriot Bank to pay dividends to Patriot, see "DESCRIPTION OF Patriot - Business Supervision and Regulation."

         The Holding Company presently intends to pay an annual dividend of $.28 per share of Holding Company Common Stock. However, the timing and amount of future dividends, if any, will depend upon earnings, capital levels, cash requirements, the financial condition of the Holding Company and Patriot Bank, applicable government regulations and policies and other factors deemed relevant by the Holding Company's Board of Directors, including the amount of dividends payable to the Holding Company by Patriot Bank.

         The principal source of income and cash flow of the Holding Company, including cash flow to pay dividends on the Holding Company Common Stock, is dividends from Patriot Bank. Various federal and state laws, regulations and policies limit the ability of Patriot Bank to pay dividends to the Holding Company. For certain limitations on Patriot Bank's ability to pay dividends to the Holding Company, see "DESCRIPTION OF Patriot - Business-Supervision and Regulation" and Note 18 to the Financial Statements of Patriot.

                           DESCRIPTION OF FIRST LEHIGH

Business

         First Lehigh was incorporated under Pennsylvania law in 1982 and is registered as a bank holding company under the BHCA. First Lehigh provides financial and managerial resources and services to, and coordinates and evaluates the activities of, First Lehigh Bank and its subsidiaries. Through First Lehigh Bank, First Lehigh provides a wide range of financial services, principally to consumers and small- to medium-size businesses in the Lehigh Valley area of Pennsylvania.

         As of June 30, 1998, First Lehigh had total assets of $111.5 million, stockholders' equity of $14.4 million and total deposits of $95.1 million.

         In recent years, the financial condition, results of operations and business of First Lehigh and First Lehigh Bank have been adversely affected by the adverse markets for real estate and economic conditions in its market areas during the early 1990's. First Lehigh and First Lehigh Bank have also consented to certain regulatory agreements that have established certain requirements, including an increased regulatory capital requirement for First Lehigh Bank, generally intended to enhance the financial condition and operations of First Lehigh and First Lehigh Bank.

         First Lehigh Bank experienced financial difficulties in the early 1990's that resulted from problems in loan administration and controls and inadequacies in First Lehigh Bank's internal loan review functions. In order to take steps to correct such problems, First Lehigh Bank has initiated numerous actions.

         First Lehigh Bank has improved its loan files by updating old loan files with current cash flow analyses and by obtaining new appraisals on older credits. Management of First Lehigh Bank reviews all loans having a principal balance in excess of $100,000 on an annual basis to determine whether the allowance for loan losses is adequate. First Lehigh Bank has also allocated additional staff to conduct such loan reviews. First Lehigh Bank strengthened underwriting policies by reducing collateral emphasis, by setting new minimums for cash flow coverage of debt service and by increasing loan to value ratios. First Lehigh Bank has significantly reduced its exposure to certain types of lending, primarily loans to builder/developers, by curtailing lending to new customers in the real estate development business and by reducing exposure to existing customers in the real estate business.

         It is First Lehigh Bank's policy for appraisals of properties held as Foreclosed Assets to be periodically updated. First Lehigh Bank has improved the appraisal process by pre-qualifying all appraisers from prepared lists of those appraisers who are acceptable to First Lehigh Bank, with respect to which First Lehigh Bank has been assisted by new certification requirements for appraisers under state law.

         First Lehigh Bank has improved its record keeping functions by adding better controls, formalizing written policies and internal loan grading by grading all loans over $100,000, assigning a risk rating to each loan and adjusting loan loss reserves to match the internal loan grading.

         First Lehigh Bank, which was established in 1923, engages in a full-service commercial banking business, including accepting time and demand deposits, making secured and unsecured commercial and consumer loans, financing commercial transactions and making construction and mortgage loans. Its deposits are insured by the FDIC to the extent provided by law. First Lehigh Bank is a Pennsylvania banking institution under the supervision of the Department and the FDIC.

         First Lehigh Bank maintains its principal executive offices in Allentown, Lehigh County, Pennsylvania, with five banking offices located in Pennsylvania. First Lehigh Bank's five branches are located in Walnutport and Cherryville, Northampton County, Allentown and Bethlehem, Lehigh County. In January 1997, First Lehigh Bank received permission from the Department to open a branch in Allentown, Lehigh County. In October 1997, First Lehigh Bank sold $6.82 million of deposits of its Quakertown Branch to Quakertown National Bank and closed its Quakertown Branch.

     Lending Activity

         First Lehigh Bank offers consumer and commercial loans to customers and prospective customers. Commercial loans are for working capital lines of credit, term loans to purchase equipment, fixtures or furniture, commercial mortgages to finance investment properties and commercial mortgages to acquire business-owner occupied properties. First Lehigh Bank writes loans at variable interest rates or at fixed interest rates with balloon maturities. Commercial lines of credit are usually reviewed on an annual basis while term loans and mortgages usually mature within a five-to-seven-year period. First Lehigh Bank makes commercial loans to a wide variety of service, retail, distribution and manufacturing companies. In the past First Lehigh Bank has had a concentration of loans to real estate developers/speculators; however, First Lehigh Bank continues to significantly reduce this concentration.

         In general, First Lehigh Bank requires collateral on all commercial loans in the form of real estate, either residential or commercial, cash, marketable securities, accounts receivable, inventory, equipment or other fixed assets. First Lehigh Bank generally does not make loans based primarily on the accounts receivable or inventory of a business. In general, First Lehigh Bank maintains a loan-to-value ratio of not greater than 75% (except higher amounts would be available for the most creditworthy customers) on real estate taken as collateral. First Lehigh Bank will accept a second or third lien position on real estate assuming that the overall loan-to-value ratio is not greater than 75% and that prior liens are not excessive in relation to First Lehigh Bank's loan.

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

         Commercial mortgages that have an adjustable rate feature are based upon the base interest rate of First Lehigh Bank and, in general, do not have interest rate caps or floors. First Lehigh Bank does not offer negative amortization loans. As structured, adjustable rate commercial mortgages of First Lehigh Bank are not anticipated to present increased prepayment risks, increased default risks or, in periods of rising interest rates, increased risks that loan rates may lag behind First Lehigh Bank's funding costs to a material extent.

         In addition to commercial loans, First Lehigh Bank makes personal loans to consumers and individuals. These loans include "bridge loans" to acquire a residential property when the existing home remains unsold and installment loans for the purchase of automobiles, debt consolidation or other personal purposes. First Lehigh Bank makes residential first mortgage loans for the acquisition of homes and refinancings of mortgages in First Lehigh Bank's primary market area. First Lehigh Bank offers adjustable rate residential mortgages. In general, First Lehigh Bank will lend up to 80% of the value of a borrower's home, less any prior liens. The borrower must demonstrate the financial ability to service the loan and must have an acceptable credit repayment history. Management of First Lehigh Bank believes that these types of loans present no undue risks or lending concentrations.

         Secured loans up to $50,000 may be approved by the individual loan officer. Loans in excess of $150,000 must be approved by the full Board of Directors of First Lehigh Bank. Loans between $50,000 and $150,000 are approved by the officers' loan committee and reported to the full Board of Directors of First Lehigh Bank. All loans approved by the officers' loan committee are reported to the full Board of Directors of First Lehigh Bank on a monthly basis.

     Non-Banking Subsidiaries

         First Lehigh has a 90% ownership interest in a corporation which is a general partner of a limited partnership. This partnership owns real estate that is leased to First Lehigh Bank. Also, First Lehigh has six other indirect subsidiaries that are wholly owned by First Lehigh Bank. These subsidiaries primarily own real estate that is leased to First Lehigh Bank.

     Competition

         First Lehigh Bank competes actively with other Lehigh Valley area commercial banks, many of which have assets substantially greater than those of First Lehigh Bank, as well as with major banking and financial institutions

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headquartered elsewhere. First Lehigh Bank is generally competitive with other financial institutions in the service area with respect to interest rates paid on time and savings deposits, service charges on deposit accounts and interest rates charged on loans.

     Supervision and Regulation

         Bank holding companies and banks are extensively regulated under both federal and state law. The following discussion encompasses the material statutory and regulatory provisions that affect First Lehigh and First Lehigh Bank. To the extent that the following information describes statutory and regulatory provisions, it is qualified in its entirety by reference to the particular statutory and regulatory provisions.

         Bank Holding Companies. First Lehigh is registered as a "bank holding company" under the BHCA. As a bank holding company, First Lehigh is subject to regulation by the FRB and is required to file with the FRB an annual report and such additional information as the BHCA may require pursuant to the BHCA. The FRB will also make examinations of First Lehigh and its subsidiaries. The FRB has the authority to issue cease-and-desist orders against a bank holding company and its non-bank subsidiaries if the FRB determines that their actions constitute a serious risk to the financial safety, soundness or stability of the bank holding company's subsidiary bank or a violation of law. The order may require the bank holding company and its non-bank subsidiaries to cease the activity or may require the bank holding company to divest itself of the non-bank subsidiary or subsidiaries.

         A bank holding company is prohibited under the BHCA from, among other things, engaging in or acquiring direct or indirect control of more than 5% of the voting shares of any company engaged in non-banking activities unless the FRB, by order or regulation, has found such activities to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In making determinations, the FRB considers whether the performance of these activities by a bank holding company would offer benefits to the public that outweigh possible adverse effects. Activities found permissible as activities properly incident to banking include, among others: operating a mortgage, finance, credit card or factoring company; performing certain data processing operations; providing investment and financial advice; acting as insurance agent or underwriter for certain types of credit-related insurance; leasing personal property on a full-payout, nonoperating basis; and, subject to certain limitations, providing certain discount brokerage services for customers.

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         FRB approval may be required before First Lehigh or its non-bank subsidiaries, if any, may begin to engage in any such activities and before any such businesses may be acquired. The FRB is empowered to differentiate between activities that are initiated by a bank holding company or a subsidiary and activities commenced by acquisition of a going concern. Further, under the BHCA and the FRB's regulations, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of credit or provision of any property or services. The so-called anti-tie-in provisions state generally that a bank may not extend credit, lease or sell property or furnish any service to a customer on the condition that the customer obtain or provide additional credit or service from or to the bank, its bank holding company or any other subsidiary of its bank holding company, or on the condition that the customer not obtain other credit or service from a competitor of the bank, its bank holding company or any subsidiary of its bank holding company.

         The BHCA requires the prior approval of the FRB in any case where a bank holding company proposes to acquire direct or indirect ownership or control of more than 5% of any class of voting securities of any bank (unless it owns a majority of such bank's voting shares) or to merge or consolidate with any other bank holding company. The BHCA further provides that the FRB shall not approve any such acquisition, merger or consolidation that would have anticompetitive effects. The BHCA prohibits a bank holding company from acquiring a bank located in another state unless such acquisition is specifically authorized by the statutory laws of the state in which such bank is located. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Banking Act") provides that, among other things, substantially all state barriers to the acquisition of out-of-state bank holding companies are eliminated.

         Source of Strength Policy. Under the FRB's "source of strength" policy, First Lehigh is expected to act as a source of financial strength to the Bank and to commit resources to support First Lehigh Bank in circumstances in which it might not do so absent such policy. The legality and scope of this policy of the FRB is unclear in light of recent judicial precedent. Nevertheless, First Lehigh has sought to act as a source of strength to First Lehigh Bank in recent periods and will continue to seek to act as a source of strength to First Lehigh Bank.

         Banks. First Lehigh Bank is a Pennsylvania-chartered bank subject to the supervision of, and is regularly examined by, the FDIC and the Department.

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         As a state-chartered commercial bank, First Lehigh Bank is subject to the applicable provisions of the Pennsylvania Banking Code and the regulations of the Department adopted thereunder. First Lehigh Bank derives its lending and investment powers from these laws, and is subject to examination from time to time by the Department.

         The Banking Code provides for extensive regulation of First Lehigh Bank's business, including limitations on the amount of interest it may charge on various loans, limitations on the amount of credit it may extend to any one customer and limitations on its ownership of shares of stock in certain entities, including banks and trust companies. The Banking Code prohibits any person from acquiring more than 10% of any class of outstanding stock of any bank (5% of any such class if the bank had net operating loss carryforwards, as defined in the Code, in excess of 20% of the bank's total stockholders' equity), without the prior approval by the Department. Exempted from prior approval by the Department are acquisitions of shares of stock of a bank by such bank or a person who controls the bank and acquisitions of shares of stock of a bank through a merger or consolidation approved by the Department or the U.S. Comptroller of the Currency. Approval of the Department is required for amendments to the Articles of Incorporation of First Lehigh Bank. The Banking Code regulates the establishment of branch offices and sets minimum capital stock and surplus requirements. Under the Banking Code, banks are permitted to operate branch offices statewide.

         First Lehigh Bank is subject to certain restrictions under Pennsylvania law relating to the declaration and payment of dividends. Dividends may be declared and paid only out of accumulated net earnings (undivided profits). Where surplus is less than 50% of the amount of First Lehigh Bank's capital (defined as par value multiplied by the number of shares outstanding), no dividend may be paid or declared without the prior approval of the Department until surplus is equal to 50% of the total amount of capital. Where surplus is equal to or greater than 50% but less than 100% of capital, until such time as surplus equals capital, First Lehigh Bank must transfer at least 10% of its net earnings to surplus prior to the declaration of a dividend. The Department has the power to issue orders prohibiting the payment of dividends where such payment is deemed to be an unsafe or unsound banking practice.

         First Lehigh Bank is a member of the FDIC and, therefore, is subject to additional regulation by that agency. The FDIC must approve the establishment of new branch offices. Any insured bank that does not operate in accordance with, or conform to, FDIC regulations, policies and directives may be sanctioned for noncompliance. Dividend payments by a bank are

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generally prohibited where the bank is in default of its FDIC assessments.
Moreover, the FDIC has the power to issue orders prohibiting the payment of dividends where such payment is deemed to be an unsafe or unsound banking practice. First Lehigh Bank is subject to examinations from time to time by the FDIC. First Lehigh Bank is not a member of the Federal Reserve System.

         The FRB has adopted a regulation pursuant to the Change in Bank Control Act of 1978, which, subject to certain exceptions, requires persons who intend to acquire control of a bank or bank holding company to give at least 60 days' prior written notice to the FRB. Control for the purpose of this regulation exists when the acquiring party obtains voting control of at least 25% of any class of a bank's voting securities. Subject to rebuttal, control is presumed to exist when the acquiring party obtains voting control of at least 10% of any class of a bank's voting securities if (i) securities issued by the bank are registered pursuant to Section 12 of the Exchange Act, or (ii) following the acquisition, there would be no holder of that class of the bank's voting securities with holdings larger than that of the acquiring party. The Change in Bank Control Act of 1978 and the regulations promulgated thereunder authorize the FRB to disapprove any such acquisition on certain specified grounds.

         Although the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA") pertains primarily to thrift depository institutions (such as savings and loan associations), certain of FIRREA's provisions may now or in the future affect First Lehigh Bank. In particular, were First Lehigh Bank in the future to seek to acquire and own a single thrift institution (although First Lehigh Bank does not currently plan to do so), FIRREA would permit such acquisition free from interstate banking laws. In addition, FIRREA imposes certain "cross-guarantee" provisions which are applicable to First Lehigh Bank. Under FIRREA, all commonly controlled insured depository institutions are liable to the FDIC for any loss the FDIC incurs in connection with defaults of or assistance granted to their affiliated depository institutions. Under such "cross-guarantee" arrangements, each depository institution subsidiary could be subject to claims for amounts the FDIC actually loses in connection with the operation of or assistance granted to an affiliated depository institution in the event it were ultimately to be taken over by the FDIC.

         Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), financial institutions are subject to increased regulatory scrutiny and must comply with certain operational, managerial and compensation standards. Under FDICIA, institutions must be classified in one of five defined categories (well capitalized, adequately capitalized,

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undercapitalized, significantly undercapitalized and critically undercapitalized). In the event an institution's capital deteriorates to the "undercapitalized" category or below, FDICIA prescribes an increasing amount of regulatory intervention, including the institution by a bank of a capital restoration plan, a performance guarantee of the plan by a parent institution and the placement of a hold on increases in assets, number of branches or lines of business. If capital has reached the significantly or critically undercapitalized levels, further material restrictions can be imposed, including restrictions on interest payable on accounts, dismissal of management and (in critically undercapitalized situations) appointment of a receiver. Critically undercapitalized institutions may not, beginning 60 days after becoming critically undercapitalized, make any payment of principal or interest on their subordinated debt. A well capitalized institution may be reclassified as adequately capitalized, and an adequately capitalized institution or an undercapitalized institution may be forced to comply with certain supervisory actions as if it were in the next lower capital category (except that a significantly undercapitalized institution may not be reclassified as critically undercapitalized where the institution is deemed to be engaging in unsafe or unsound practices or has received and not corrected a less than satisfactory examination report rating for asset quality, management, earnings or liquidity). All but well capitalized institutions are prohibited from accepting brokered deposits without prior regulatory approval.

         FDICIA also requires the regulators to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality and executive compensation and permits regulatory action against a financial institution that does not satisfy such standards.

         Furthermore, FDICIA and its implementing regulations require all insured depository institutions, except those with total assets of less than $500 million, to conduct periodic audits and to establish audit committees of their boards of directors. FDICIA also requires all depository institutions to undergo an annual regulatory examination.

         Restrictions on Transactions with Affiliates and Insiders. First Lehigh Bank, as an FDIC-insured, state-chartered, nonmember bank, is also subject to the restrictions of Sections 23A, 23B, 22(g) and 22(h) of the Federal Reserve Act and Regulation O adopted by the FRB. Section 23A requires that loans or extensions of credit to an affiliate, purchases of securities issued by an affiliate, purchases of assets from an affiliate (except as may be exempted by order or regulation), the acceptance of securities issued by an affiliate as collateral and the issuance of a guarantee, acceptance or letter

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of credit on behalf of an affiliate (collectively, "covered transactions") be on terms and conditions consistent with safe and sound banking practices, and imposes quantitative restrictions on the amount of and collateralization requirements on such transactions. Section 23B requires that all covered transactions and certain other transactions, including the sale of securities or other assets to an affiliate and the payment of money or the furnishing of services to an affiliate, be on terms comparable to those prevailing for similar transactions with nonaffiliates.

         Sections 22(g) and 22(h) of the Federal Reserve Act impose similar limitations on loans and extensions of credit from First Lehigh Bank to its and First Lehigh's executive officers, directors and principal shareholders and any of their related interests. The limitations restrict the terms and aggregate amount of such transactions. Regulation O implements the provisions of Sections 22(g) and 22(h) and requires maintenance of records of such transactions by First Lehigh Bank and regular reporting of such transactions by insiders. The FDIC also requires First Lehigh Bank, upon request, to disclose publicly loans and extensions of credit to insiders in excess of certain amounts.

         Limitation on Activities of FDIC-Insured, State-Chartered Banks. The FDI Act as amended by FDICIA, generally limits the activities and equity investments of an FDIC-insured, state-chartered bank, such as First Lehigh Bank, to those that are permissible for national banks, unless the FDIC has determined that an activity would not pose a significant risk to the deposit insurance fund and the bank is, and continues to be, in compliance with applicable capital standards.

         FDIC Insurance. The Deposit Insurance Funds Act of 1996 (the "Deposit Act") was enacted on September 29, 1996. The Deposit Act changes payment terms for First Lehigh Bank's payments into the BIF of the FDIC.

         The law provides that BIF assessments must be set at a rate equal to one-fifth of the SAIF rates for 1997, 1998 and 1999. After 1999, all FDIC-insured institutions will pay the same risk-adjusted rates.

         The FDIC may terminate the deposit insurance of any insured depository institution, including First Lehigh Bank, if it determines after a hearing that the institution or its Board of Directors has engaged or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation or order of or any condition imposed by the FDIC. It also may suspend deposit

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insurance temporarily during the hearing process for the permanent termination of insurance if the institution has no tangible capital under applicable regulations or capital guidelines.

         Governmental Monetary Policy. Bank profitability is principally dependent upon interest rate differentials. In general, the difference between the interest paid by a bank on its deposits and other borrowings and the interest received by a bank on loans and securities held in its investment portfolio comprise the major portion of a bank's earnings. Thus, the earnings and growth of First Lehigh Bank will be subject to the influence of general economic conditions and the monetary and fiscal policies of the United States Government and its agencies, including the Comptroller of the Currency, the FRB and the FDIC. An important function of the FRB is to regulate the money supply, credit conditions and interest rates in order to mitigate recessionary and inflationary pressures. Among the instruments of monetary policy used to implement these objectives are open market transactions in United States Government securities and changes in reserve requirements against bank deposits. These instruments are used in varying combinations to influence overall growth and distribution of credit, bank loans, investment and deposits. Their use may also affect interest rates charged on loans or paid on deposits.

         The FRB requires all depository institutions, such as First Lehigh Bank, to maintain reserves against their net transaction accounts (primarily NOW, Super NOW and checking accounts) and non-personal time deposits. For 1998, reserves of 3% must be maintained against net transaction accounts of $47.8 million or less, and reserves of 10% must be maintained against net transaction accounts in excess of $47.8 million. No reserves are currently required against non-personal time deposits. The balances maintained to meet the reserve requirements imposed by the FRB may be used to satisfy applicable liquidity requirements. Because required reserves must be maintained in the form of vault cash or a noninterest-bearing account at a Federal Reserve Bank, however, the effect of the reserve requirements is to reduce an institution's interest-earning assets.

         The monetary policies and regulations of the United States Government and its agencies have had a significant effect on the operations of commercial banks in the past and are expected to continue to do so in the future. The effects of such policies upon the future business, earnings and growth of First Lehigh Bank cannot be predicted.

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         Interstate Banking Legislation. The Interstate Banking Act allows federal regulators to approve mergers between adequately capitalized banks from different states regardless of whether the transaction is prohibited under any state law, unless one of the banks' home states has enacted a law expressly prohibiting out-of-state mergers before June 1997. This act also allows a state to permit out-of-state banks to establish and operate new branches in this state. The Commonwealth of Pennsylvania has "opted in" to this interstate merger provision. Therefore, the prior requirement that interstate acquisitions would only be permitted when another state had "reciprocal" legislation that allowed acquisitions by Pennsylvania-based bank holding companies has been eliminated. The new Pennsylvania legislation, however, retained the requirement that an acquisition of a Pennsylvania institution by a Pennsylvania or a non-Pennsylvania-based holding company must be approved by the Department.

         As of June 30, 1998, First Lehigh and its subsidiaries had 56 employees, including 49 full-time employees. First Lehigh provides a variety of employment benefits and considers its relationships with its employees to be satisfactory.

Properties

         The principal executive offices of First Lehigh and First Lehigh Bank consist of 7,190 square feet of space in an office building located in Allentown, Pennsylvania. First Lehigh Bank leases this office building from a non-banking subsidiary of First Lehigh under a lease expiring in October 2010 providing for an average monthly rental payment of $22,920 and $23,339 for 1997 and 1998, respectively. The rent for the remaining years of the lease may be adjusted based on increases in the Consumer Price Index or changes in the cost of debt service to First Lehigh Bank as master lessee. First Lehigh Bank subleases a portion of the building to a third party under a lease expiring in December 2000 providing for monthly rental payments of $8,633. The sublessee has the right to extend the lease for a five-year period at monthly rental payment of $10,359. First Lehigh Bank has subleased another portion of the building to two parties and has achieved substantial occupancy, which reduces its carrying costs. The property is encumbered by a mortgage with an outstanding balance of $2,103,000. First Lehigh Bank is a participant in this mortgage to the extent of $1,051,000. Pursuant to the Agreement, First Lehigh has listed this property for sale.

         First Lehigh Bank leases the Walnutport branch building from a subsidiary pursuant to an open-ended oral lease, which provide for monthly rental payment of $2,000. The Cherryville branch building is owned directly by First Lehigh Bank. There are no mortgages or other encumbrances on these

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properties. First Lehigh Bank leases the Allentown and Bethlehem branch buildings from third parties. The Bethlehem lease will expire in August 1999 and provides for monthly rental payments of $2,479. The Allentown lease will expire in April 2000 and provides for monthly rental payments of $3,440. The branches range in size from approximately 2,500 to 4,000 square feet with the average size being approximately 3,300 square feet. The Quakertown property owned by a subsidiary of First Lehigh Bank is listed for sale with a real estate agent.

         First Lehigh considers its and First Lehigh Bank's offices, branches and equipment to be modern, well-maintained and adequate for their operations.

Legal Proceedings

         Summary of Regulatory Enforcement Actions to Which First Lehigh and First Lehigh Bank are Subject

         First Lehigh and First Lehigh Bank are subject to and have consented to the following regulatory orders and agreements: (i) effective February 28, 1996, First Lehigh and First Lehigh Bank entered into an Administrative Order (the "Pennsylvania Order") with the Department, which replaced an earlier order entered into in 1993; (ii) on April 29, 1996, First Lehigh Bank entered into a Memorandum of Understanding (the "Memorandum of Understanding") with the FDIC, which has replaced two cease and desist orders dating from October 1987 and June 1992; and (iii) in January 1991, First Lehigh consented to a written agreement (the "Federal Reserve Agreement") with the Federal Reserve Bank of Philadelphia (the "Federal Reserve Bank") and the Department.

         The following is a discussion of the material terms and provisions of the Pennsylvania Order, the Memorandum of Understanding and the Federal Reserve Agreement.

         The Pennsylvania Order

         Capital Requirements and Dividend Restrictions

         Under the terms of the Pennsylvania Order, First Lehigh Bank is required to maintain, at all times, a minimum Tier I capital equal to or greater than 6.5% of First Lehigh Bank's adjusted total assets, plus a fully-funded loan loss reserve. First Lehigh Bank must provide the Department, with a quarterly report detailing the maintenance of a 6.5% Tier I capital ratio

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and a fully-funded loan loss reserve. As of December 31, 1997, First Lehigh
Bank's Tier I capital ratio was 12.58%. First Lehigh Bank is required to maintain a formal program to review the adequacy of First Lehigh Bank's allowance for loan and lease losses. First Lehigh Bank may not declare or pay any cash dividend without the prior written approval of the Department and the Regional Director of the FDIC.

         Credit Limitations and Restrictions

         The following credit limitations and restrictions were imposed under the Pennsylvania Order: (i) First Lehigh Bank may not grant, extend, renew, alter or restructure any loan or other extension of credit without first obtaining and analyzing all relevant credit information, as well as taking all necessary steps to properly value and perfect its interests in collateral, where applicable; (ii) First Lehigh Bank may not extend, directly or indirectly, any new or additional credit (which for the purposes of the Pennsylvania Order, includes the granting of renewals or extensions, or the capitalizing of accrued interest) to, or for the benefit of, any borrower who is obligated in any manner to First Lehigh Bank on any extension of credit, or portion thereof, which has been charged off the books of First Lehigh Bank, in whole or in part, or to any affiliate or related interest of, or other person or entity associated with, any such borrower, as long as any portion of such extension of credit, whether or not the portion was charged off, remains uncollected. The provisions of clause
(ii) above do not apply to the advance ment of funds by First Lehigh Bank for the sole purpose of maintaining or protecting First Lehigh Bank's real estate collateral if the failure to extend such credit would otherwise be substantially detrimental to the best interests of First Lehigh Bank; (iii) First Lehigh Bank may not extend, directly or indirectly, any new or additional credit to, or for the benefit of, any borrower who is obligated in any manner to First Lehigh Bank on any loan or other extension of credit that has been adversely classified, in whole or in part, by the Department in the report of examination dated as of June 30, 1995, or as a result of any subsequent examination of First Lehigh Bank by the Department or the FDIC, or to any affiliate or related interest of, or other person or entity associated with any such borrower ("classified borrower"), as long as such loan or other extension of credit remains classified or uncollected. This clause (iii) does not prohibit First Lehigh Bank from renewing all or any part of an extension of credit to a classified borrower who is not subject to the prohibitions of clause (ii), after collection in cash of interest due on the entire extension of credit. The prohibitions of clause (iii) do not apply to any extension of credit to a classified borrower who is not subject to the prohibitions of clause (ii) above, if First Lehigh Bank's failure to extend further credit to a classified borrower would be

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substantially detrimental to the best interests of the Bank, which determination must be evidenced in writing in the applicable loan files; and (iv) First Lehigh Bank must comply fully and at all times with the provisions of section 1415 of the Banking Code of 1965, as amended, relating to loans to executive officers and directors.

         Performance Objectives

         The following performance objectives were also stated in the Pennsylvania Order: (i) First Lehigh Bank was required to reduce the level of nonaccrual loans to total gross loans noted in the Report of Examination as of June 30, 1995, to no more than 7% by August 26, 1996, and further reduce such ratio to no more than 4% by November 24, 1996 and 2% by February 22, 1997; and
(ii) First Lehigh Bank was required to reduce the level of classified assets as of June 30, 1995, to no more than 100% of Tier I capital and reserve for loan and lease losses by August 26, 1996, and further reduce such ratio to 75% by November 24, 1996 and 50% by February 22, 1997.

         Reporting and Other Requirements

         Other affirmative measures required to be taken by First Lehigh Bank under the Pennsylvania Order are as follows: (i) First Lehigh Bank is required to submit quarterly progress reports, no later than 30 days following the last day of each calendar quarter; (ii) First Lehigh Bank must comply with all state and federal laws that relate to the operation of First Lehigh Bank; (iii) First Lehigh Bank must have and retain qualified management, must notify the Secretary of Banking in writing of any resignations and/or terminations of any members of its Board of Directors and/or any of its senior executive officers and must obtain prior written approval from the Department for any new Directors or senior executive officers; (iv) and First Lehigh Bank must maintain a written investment policy in a form and manner acceptable to the Secretary of Banking, as determined at subsequent examinations or visitations.

         Status of Compliance with the Pennsylvania Order

         First Lehigh believes that it and First Lehigh Bank are substantially in compliance with the Pennsylvania Order. The Pennsylvania Order requires First Lehigh Bank to reduce the level of nonaccrual loans to total gross loans noted in the report of examination as of June 30, 1995, to no more than 2% by February 22, 1997. As of December 31, 1997, this ratio was 2.12%, and as of February 28, 1998, this ratio was 2.07%. Additionally, the Order requires First Lehigh Bank to reduce the level of classified assets as of June 30, 1995, to no more than 50% of Tier I capital and the reserve for

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loan and lease losses by February 22, 1997, with further reductions thereafter.
As of December 31, 1997, this ratio was 23.68%, and as of February 28, 1998, this ratio was 21.21%. The Pennsylvania Order also contains a provision requiring First Lehigh Bank to maintain, at all times, a minimum Tier I capital equal to or greater than 6.5% of First Lehigh Bank's adjusted total assets, plus a fully-funded loan loss reserve. As of December 31, 1997 this ratio was 12.58% and First Lehigh Bank's loan loss reserve was fully funded.

         The Memorandum of Understanding

         Capital Requirements and Dividend Restrictions

         The Memorandum of Understanding requires First Lehigh Bank to maintain its Tier I capital at an amount equal to or greater than 6.0% of First Lehigh Bank's adjusted total assets. During the term of the Memorandum of Understanding, First Lehigh Bank may not declare or pay dividends without the prior written approval of the FDIC, which declarations and payments must be made in accordance with applicable laws and regulations, and may be made only if after such payments the ratio of Tier I capital to adjusted total assets will be not less than 6.0%.

         Credit Limitations and Restrictions

         Under the terms of the Memorandum of Understanding, First Lehigh Bank is prohibited from extending credit, either directly or indirectly, to or for the benefit of any borrower who is obligated in any manner to First Lehigh Bank on any extension of credit, or portion thereof, which has been charged off the books of First Lehigh Bank. First Lehigh Bank is also prohibited from extending credit to, or for the benefit of, any borrower who is obligated in any manner to First Lehigh Bank on any extension of credit that has been classified, in whole or in part, as a result of the examination of First Lehigh Bank as of June 30, 1995. These prohibitions will not apply if First Lehigh Bank determines that failure to extend further credit would be substantially detrimental to the institution.

         Reporting and Other Requirements

         First Lehigh Bank was required to charge-off assets classified as "Loss" or "Doubtful" as of June 30, 1995 by May 9, 1996, and, within 30 days of receipt of future FDIC Reports of Examination, charge-off assets classified "Loss" or "Doubtful." First Lehigh Bank was required to submit a Classified Asset Reduction Plan to the FDIC by May 29, 1996. Also, First Lehigh Bank was

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required (i) to adopt a method of computing the balance of its allowance for loan and lease losses that gives consideration to the volume and composition of the loan portfolio; (ii) to adopt and implement a written earnings plan and
(iii) to revise, adopt and implement written lending and investment policies in a form and manner acceptable to the FDIC as determined at subsequent examinations. First Lehigh Bank is required to review the adequacy of the loan loss allowance quarterly and submit progress reports to the Regional Director of the FDIC detailing the form, content and manner of any actions taken to secure compliance with the Memorandum of Understanding on a quarterly basis. First Lehigh Bank is in compliance with these requirements of the Memorandum of Understanding.

         Status of Compliance with the Memorandum of Understanding

         First Lehigh Bank is currently in compliance with the requirements of the Memorandum of Understanding. As of December 31, 1997 First Lehigh Bank's Tier I capital ratio was 12.58%, which is greater than the 6.0% ratio required by the Memorandum of Understanding. First Lehigh Bank has made necessary charge-offs and revised and adopted its credit and investment policies. The earnings improvement plan required has been prepared and submitted.

         The Federal Reserve Agreement

         Requirements and Dividend Restrictions

         Under the Federal Reserve Agreement, First Lehigh is subject to the following requirements: (i) the Board of Directors of First Lehigh was required to establish a compliance committee consisting of three directors who were not officers or principal shareholders of First Lehigh, which would be responsible for monitoring and coordinating First Lehigh's adherence to the Federal Reserve Agreement and submit quarterly progress reports to First Lehigh's Board of Directors; (ii) First Lehigh is not permitted to declare or pay any dividends without the prior written approval of the Federal Reserve Bank and the Department; (iii) the Board of Directors of First Lehigh was required to conduct a review of the functions and performance of the officers of First Lehigh and First Lehigh Bank and forward its written findings and conclusions along with a written description of proposed management or operational changes; (iv) First Lehigh was required to submit a capital plan; (v) First Lehigh is not permitted to redeem or repurchase its outstanding preferred and common stock without 30 days prior written notice to the Federal Reserve Bank and the Department; (vi) First Lehigh may not incur any additional debt without the written approval of the Federal Reserve Bank and the Department; (vii) First Lehigh was required to develop written procedures to strengthen and maintain in a satisfactory manner its records and audit functions; and (viii) First Lehigh and First Lehigh Bank are required to submit quarterly reports to the Federal Reserve Bank and the Department.

         Status of Compliance with the Federal Reserve Agreement

         According to information received from the Federal Reserve Bank, First Lehigh believes that it is currently in substantial compliance with the Federal Reserve Agreement.

Consequences of Failure to Comply with the Regulatory Orders

         Failure to comply with the Pennsylvania Order, the Memorandum of Understanding, the Federal Reserve Agreement or any other regulatory agreement or order, as well as future regulatory determinations, could result in additional enforcement actions, restrictions on the operations of First Lehigh and First Lehigh Bank and civil monetary penalties, among other things. For example, if First Lehigh or First Lehigh Bank does not comply with any of the terms of any order or agreement, the respective regulatory authority may petition the appropriate court for an order to enforce the terms thereof. If willful noncompliance were to continue, the Department could seek to take possession of the business and property of First Lehigh Bank, subject to providing notice and the holding of a hearing with the concurrence of the Pennsylvania Attorney General, or the FDIC could seek to terminate the deposit insurance of First Lehigh Bank.

Other Legal Proceedings

         In December 1997, a settlement was reached involving ongoing litigation centered on a partnership, in which First Lehigh was a limited partner. This litigation was commenced in March 1992 in the court of Common Pleas of Lehigh County, Pennsylvania. The partnership owned the Pond Road building which housed the administrative offices of the Bank as well as a branch office. As part of this litigation settlement, First Lehigh received $184,000 representing a $47,000 general partnership interest and a cash settlement of $137,000. The entire $184,000 has been included in other income. The general partnership interest received as part of the settlement, combined with First Lehigh's interest already owned, aggregated more than a 50% ownership interest as a general partner. Since First Lehigh has a majority of the general partnership interest, it is required under generally accepted accounting principles to include in its 1997 financial statements all of the accounts of this previously unconsolidated subsidiary.

         On June 23, 1995, the FDIC issued a Notice of Intention to Prohibit from Further Participation and a Notice of Assessment of Civil Money Penalties, Findings of Fact and Conclusions of Law, Order to Pay and Notice of Hearing (collectively, the "Notice") against James L. Leuthe, Chairman of the Board and Chief Executive Officer of First Lehigh, and against Harold R. Marvin, Jr., formerly the President of First Lehigh and of First Lehigh Bank. Mr. Marvin resigned as President and as director of both First Lehigh and First Lehigh Bank in 1993. The FDIC and Mr. Marvin have reached and consummated a settlement in this matter. The settlement does not assess any monetary damages or penalties against Mr. Marvin and prohibits Mr. Marvin from participating in any manner in the conduct of the affairs of any financial institution or organization without the approval of the FDIC and the appropriate federal financial institution regulatory agency.

         The Notice directed to Mr. Leuthe initiated administrative proceedings in which the FDIC, as a result of transactions occurring prior to 1993, is seeking to prohibit Mr. Leuthe from further participation in the conduct of the affairs of any bank insured by the FDIC or any other federally insured depository institution, without the prior approval of the FDIC and the appropriate federal financial institution regulatory agency. The allegations of the FDIC are substantially the same as those which formed the basis of the Stipulation of Settlement with and Administrative Order of the Department, which First Lehigh and First Lehigh Bank entered into in March 1993. The FDIC also sought to impose civil monetary penalties of $500,000 against Mr. Leuthe. Mr. Leuthe has denied wrongdoing and is defending these actions.

         Neither First Lehigh nor First Lehigh Bank is a party to these proceedings.

         On February 13, 1998, the administrative law judge of the FDIC issued a decision recommending the prohibition of Mr. Leuthe from future participation in the affairs of any federally insured financial institution and the assessment of a civil monetary penalty in the sum of $250,000 against Mr. Leuthe. On March 13, 1998, Mr. Leuthe filed exceptions to the recommended decision with a supporting Memorandum of Law and Request for Oral Argument. Those exceptions were heard by the full FDIC Board of Directors. On June 26, 1998, the FDIC Board of Directors affirmed the decision of the administrative law judge. Mr. Leuthe has appealed the decision of the FDIC Board of Directors.

         Under both First Lehigh's and First Lehigh Bank's Bylaws, First Lehigh and First Lehigh Bank are required to indemnify Mr. Leuthe in connection with the administrative proceedings brought against him by reason of the fact that he is or was an officer and director of First Lehigh Bank. However, Mr. Leuthe is required to reimburse First Lehigh and/or First Lehigh Bank for all expenses incurred or advanced by First Lehigh or First Lehigh Bank in connection with such events if a court ultimately determines that the alleged actions or omissions of Mr. Leuthe constituted willful misconduct or recklessness. While it is difficult to determine the amount of indemnification in this case, First Lehigh believes at this time that the amount will not materially and adversely affect First Lehigh's financial condition. See "Interests of Certain Persons in the Consolidation -- Standstill Agreement Between Patriot and James L. Leuthe."


         First Lehigh carries Director's and Officer's Liability Insurance coverage, and it initially submitted a claim for reimbursement of its expenses in connection with these proceedings. First Lehigh's insurance carrier responded by disputing coverage, raising, among other things, the position that the insurance carrier did not receive timely notice of the proceedings. First Lehigh disputes the insurance carrier's position, and has recently instituted a suit against the carrier in the Court of Common Pleas for Lehigh County to litigate this coverage issue.

Management's Discussion and Analysis of Financial Condition and Results of Operations

         Comparison of Six Months Ended June 30, 1998 to Six Months Ended June 30, 1997

         Net Income

         Net Income for the first six months of 1998 was $294,000 as compared to $1.956 million for the same period in 1997. Net interest income after the provision for loan losses declined $282,000, of which $197,000 was for interest and fees on loans resulting from a decrease in the average loan balance of $4.158 million during the first six months of 1998 as compared to the same period 1997. The provision for loan losses increased $60,000 from $90,000 for 1997 to $150,000 for the first six months of 1998 based on management's continued evaluation of the loan portfolio. Other income decreased $1.439 million for the first six months in 1998 as compared to the first six months of 1997 primarily due to lower trading securities gains of $1.342 million, lower gains from the sale of foreclosed assets of $26,000 during the six months ended June 30, 1998 and a nonrecurring sale of a real estate investment during the corresponding period of 1997 of $183,000.

         The profit performance for financial institutions is generally measured by the Return on Average Assets ("ROA") and the Return on Average

Equity ("ROE"). On an annualized basis First Lehigh Bank's ROA was 0.53% for the first six months of 1998 as compared to 3.53% for the first six months of 1997. The ROE was 4.04% for the first half of 1998 as compared to 30.62% in 1997.

         Net Interest Income

         Net interest income is the difference between interest income and fees on earning assets and interest expense on deposits and borrowed funds. The principal components of earning assets are loans and investment securities. The primary sources used to fund these assets were deposits, borrowed funds and capital.

         During the first half of 1998, interest and fee income on loans declined $197,000, or 6.66%, mostly attributable to decrease in the average loan balance of $4.158 million, or 6.53%. During the first six months of 1998, approximately $4.0 million in larger loans were repaid, a significant portion of which were previously troubled credits. Also, First Lehigh Bank had approximately $5.0 million of originations which were in process; $1.0 million in loans were settled but not funded while $4.0 million in loans were pending approval. The yield on loans decreased one basis point to 9.28% during the first half of 1998 as compared to the same period in 1997.

         Interest and dividend income on investment securities decreased $150,000, or 15.63%, in the first half of 1998 compared to the same period in 1997, mostly due to $2.207 million reduction in average balance of investment securities. The majority of this reduction in the 1998 period was an increase of $2.140 million of debt securities which were prematurely called by the issuers and the sale of $2.0 million of investment securities sold in order to fund the deposit sale of the Quakertown branch in October 1997. First Lehigh continues to reinvest its available cash in accordance with its investment policies and purchased $5.999 million of debt securities in the first half of 1998 as compared to no activity for the same period in 1997. Mitigating the above decrease was an increase in the average balance of overnight funds of $4.886 million during the first six months of 1998 resulting in an increase of interest earned of $131,000 as compared to the same period in 1997.

         Interest expense of deposits declined $16,000, or 0.91%, in the first six months of 1998 compared to the first six months of 1997. The average balance for deposits declined $2.291 million during the first half of 1998 as compared to the same period in 1997, primarily attributable to $6.82 million sale of deposits of the Quakertown branch to the Quakertown National Bank on October 30, 1997, and mitigated in part by a new super NOW deposit account of a regional nonprofit organization which maintained an average balance of $1.67 million for the first six months of 1998. The average balance on savings deposits declined $222,000; however, average cost increased 4 basis points attributable to special rates extended to the aforementioned deposit account. The average balance on time deposits decreased $2.069 million; however, there was an increase of 14 basis points which was consistent with regional trends on time deposits.

         For the first six months of 1998, as compared to the same period in 1997, the average yield on interest-earning assets declined 33 basis points, while the cost of interest-bearing liabilities increased 11 basis points, resulting in a net decrease in the interest rate spread of 44 basis points. The net yield on earning assets declined 39 basis points during the first half of 1998 compared to the first half of 1997. Of the $222,000 decline in net interest income in the first six months of 1998 as compared to the first half of 1997, a decline of $106,000 was attributable to reduced volume in average balances and a decline of $116,000 was due to interest rate changes.

         Distribution of Interest-Earning Assets and Interest-Bearing
         Liabilities:

         Interest Rates and Interest Differential

         The following tables set forth, for the periods indicated, information regarding: (a) the average balances of asset and liability categories; (b) the total dollar amount of interest income from interest from interest-earning assets (including mortgage loan origination fees representing yield adjustments) and the resulting average yields; (c) the total dollar amount of interest expense on interest-bearing liabilities and resulting average costs; (d) net interest income; (e) interest rate spread; (f) net interest margin on interest-earning assets; and (g) the ratio of average interest-earning assets to average interest-bearing liabilities. Average balances are based on daily balances.

                                              For the Six Months ended June 30,
                              ----------------------------------------------------------------
                                            1998                              1997
                              -------------------------------   -------------------------------
                              Average               Average     Average               Average
                              Balance   Interest   Yield/Rate   Balance   Interest   Yield/Rate
                              -------   --------   ----------   -------   --------   ----------
                                                       (in thousands)
INTEREST-EARNING ASSETS:
Loans (1)                     $59,561    $2,763       9.28%     $63,719    $2,960       9.29%
Investment securities          28,902       810       5.61       31,109       960       6.17
Bank time deposits                 34         1       5.88            0         0       0.00
Overnight funds                 6,576       177       5.39        1,690        46       5.44
                              -------    ------     ------      -------    ------     ------
Total interest-earning assets $95,073    $3,751       7.89%     $96,518    $3,966       8.22%
                              =======    ------     ------      =======    ------     ------

INTEREST-BEARING LIABILITIES:
Saving deposits               $35,616    $  483       2.73%     $35,838    $  478       2.69%
Time deposits                  47,588     1,268       5.37       49,657     1,289       5.23
Other borrowed funds                0         0       0.00          506        15       5.90
Long-term debt                  1,176        49       8.29          245        11       8.93
                              -------    ------     ------      -------    ------     ------
Total interest-bearing
  liabilities                 $84,380    $1,800       4.30%     $86,246    $1,793       4.19%
                              =======    ------     ------      =======    ------     ------

NET INTEREST INCOME                      $1,951                            $2,173
                                         ======                            ======

INTEREST RATE SPREAD                                  3.59%                             4.03%
                                                    ======                            ======

NET INTEREST MARGIN ON
  INTEREST-EARNING ASSETS(2)                          4.11%                             4.50%
                                                    ======                            ======

RATIO OF AVERAGE INTEREST-
  EARNING ASSETS TO AVERAGE
  INTEREST-BEARING
  LIABILITIES                  112.67%                           111.91%
                               ======                            ======

------------------

(1) For the purpose of these computations, nonaccrual loans are not included in the daily average loan amounts outstanding.

(2) Annualized net interest income divided by average interest-earning assets.

                                              For the Six Months ended June 30,
                              -----------------------------------------------------------------
                                            1997                              1996
                              -------------------------------   -------------------------------
                              Average               Average     Average               Average
                              Balance   Interest   Yield/Rate   Balance   Interest   Yield/Rate
                              -------   --------   ----------   -------   --------   ----------
                                                        (in thousands)
INTEREST-EARNING ASSETS:
Loans (1)                     $63,719    $2,960       9.29%     $57,029    $2,748       9.64%
Investment securities          31,109       960       6.17       30,330       911       6.01
Overnight funds                 1,690        46       5.44        2,156        58       5.38
                              -------    ------     ------      -------    ------     ------
Total interest-earning assets $96,518    $3,966       8.22%     $89,515    $3,717       8.31%
                              =======    ------     ------      =======    ------     ------

INTEREST-BEARING
  LIABILITIES:
Saving deposits               $35,838    $  478       2.69%     $35,854    $  496       2.78%
Time deposits                  49,657     1,289       5.23       47,917     1,267       5.32
Other borrowed funds              506        15       5.90          608        17       5.53
Long-term debt                    245        11       8.93          354        16       8.94
                              -------    ------     ------      -------    ------     ------
Total interest-bearing
  liabilities                 $86,246    $1,793       4.19%     $84,733    $1,796       4.26%
                              =======    ------     ------      =======    ------     ------

NET INTEREST INCOME                      $2,173                            $1,921
                                         ======                            ======

INTEREST RATE SPREAD                                  4.03%                             4.05%
                                                    ======                            ======

NET INTEREST MARGIN ON
  INTEREST-EARNING ASSETS(2)                          4.50%                             4.29%
                                                    ======                            ======

RATIO OF AVERAGE INTEREST-
  EARNING ASSETS TO AVERAGE
  INTEREST-BEARING
  LIABILITIES                  111.91%                           105.64%
                               ======                            ======

------------------

(1) For the purpose of these computations, nonaccrual loans are not included in the daily average loan amounts outstanding.

(2) Annualized net interest income divided by average interest-earning assets.

         Analysis of the Effect of Volume and Rate Changes in Interest Income and Interest Expense:

          The following table presents the extent to which net interest income changed due to changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities during the periods indicated. Information provided in each category with respect to changes attributable to changes in volume (changes in volume multiplied by prior rate), changes attributable to changes in rates (changes in rate multiplied by prior volume) and the net change. The change in interest income and interest expense attributable to the combined impact of both volume and rate has been allocated proportionately to the changes due to volume and the changes due to rate.


                             For the Six Months Ended     For the Six Months Ended
                              June 30, 1998 vs. 1997       June 30, 1997 vs. 1996
                            Increase (Decrease) Due to   Increase (Decrease) Due to
                            --------------------------   --------------------------
                            Volume     Rate      Total   Volume     Rate      Total
                            ------     ----      -----   ------     ----      -----
                                                 (in thousands)
INTEREST-EARNING ASSETS:
Loans                       $(237)    $  40     $(197)    $322     $(110)     $212
Investment securities         (71)      (79)     (150)      34        15        49
Bank time deposits              1         0         1        0         0         0
Overnight funds               134        (3)      131      (13)        1       (12)
                            -----     -----     -----     ----     -----      ----

Total interest-earning
  assets                    $(173)    $ (42)    $(215)    $343     $ (94)     $249
                            -----     -----     -----     ----     -----      ----

INTEREST-BEARING
  LIABILITIES:
Savings deposits            $  (7)    $  12     $   5     $  2     $ (20)     $(18)
Time deposits                 (92)       71       (21)      63       (41)       22
Other borrowed funds           (8)       (7)      (15)      (5)        3        (2)
Long-term debt                 40        (2)       38       (5)        0        (5)
                            -----     -----     -----     ----     -----      ----

Total interest-bearing
  liabilities               $ (67)    $  74     $   7     $ 55     $ (58)     $ (3)
                            -----     -----     -----     ----     -----      ----

CHANGE IN NET INTEREST
  INCOME                    $(106)    $(116)    $(222)    $288     $ (36)     $252
                            =====     =====     =====     ====     =====      ====


    Other Income

          Total other income declined $1.439 million during the first half of 1998 as compared to the same period in 1997, mostly attributable to lower gains of $1.342 million recognized on its trading securities portfolio. First Lehigh's trading security portfolio, consisting mainly of bank holding company equities, was $9.825 million at June 30, 1998. These trading securities are carried at fair value and include the unrealized gains on losses in the statement of operations. During the first half of 1998, the financial services sector has not continued the significant increases in its share prices as it had throughout 1997. Management will continue to closely monitor its investment portfolio to position the portfolio against future fluctuations in the stock market. A downturn in the overall market or financial services sector could result in future trading securities losses.

          Also contributing to the decrease were nonrecurring gains in 1997 on the sale of real estate investments of $183,000. In December 1997, First Lehigh received the controlling interest of a real estate partnership and was required under generally accepted accounting principles to include all of the accounts within its consolidated totals as compared to the previously utilized equity method. Rental income received from this real estate partnership amounted to $92,000 during the first half of 1998.

    Other Expenses

          Other expenses decreased $59,000, or 2.80%, during the first half of 1998 as compared to the same period in 1997. Salaries and benefits increased $111,000, or 15.44%, in the first six months of 1998 as a result of the new branch opening during the second quarter 1997 and additional staffing in branch administration and the credit and collection departments. First Lehigh Bank's FDIC insurance premiums declined $66,000, or 76.74%, the result of an improvement in First Lehigh Bank's risk classification effective July 1, 1997. In addition, foreclosed asset expenses decreased $58,000, or 35.80% during the first six months of 1998 as compared to the same period in 1997 due to lower operating costs.

    Provision for Loan Losses

          The allowance for loan losses was $1.819 million at June 30, 1998, compared to $1.586 million at December 31, 1997. The allowance equaled 2.92% of loans at June 30, 1998, as compared to 2.45% at December 31, 1997.

          The adequacy of the allowance for loan losses is measured monthly by an adequacy test. The adequacy test includes an evaluation of all loans which have been classified (other loans especially mentioned, substandard, doubtful, loss) by internal loan review, regulatory examination, monitoring of delinquency and other pertinent factors. Allocations are determined by an in depth review of each individual credit based on its potential future loss. The value of tangible collateral and/or guarantees is determined as well as the borrower's ability and willingness to repay. This value, as measured against the loan balance, is used in determining the allowance allocation for collateral-dependent loans. Additionally, First Lehigh Bank considers the suggested guidelines of its regulatory agencies when completing the analysis of the institution's allowance for loan losses. The guidelines suggest the utilization of minimum percentages of 15%, 50%, and 100% for use in determining general allowances for loans classified as substandard, doubtful and loss, respectively. These requirements are a measurement only and do not constitute a specific allowance placed against any specifically identified loan. Total loans outstanding, net of substandard, doubtful and loss are given an estimated allowance requirement to absorb future losses. These loans are performing loans, well secured, or loans secured by cash, cash equivalents or marketable securities. Although it would appear that little or no allowance allocations would apply to these loans, allowances need to be made based on historical charge-offs and possibility of error regarding the perfection of First Lehigh Bank's interest and other issues unforeseen to management. Additionally, First Lehigh Bank conducts an annual review of all credits in excess of $100,000 or more, which demonstrates any recent delinquency characteristics or other weaknesses, to assure the adequacy of the allowance and provision for loan losses.

          At monthly meetings, the Credit Administration Committee is presented with the adequacy test of the allowance for loan losses that contains information relative to both specific credits and the total portfolio in general. The information is used to determine the adjustment needed for the allowance to be properly stated. In establishing the adjustment required, management considers a variety of factors, including, but not limited to, general economic factors and potential losses from significant borrowers. First Lehigh Bank continues to strengthen its underwriting process and internal loan review process by implementing stringent analytical standards in the loan approval and review procedures.

          At June 30, 1998, based on management's evaluation as outlined above, the amount charged to operating expense for the provision for loan losses was $150,000 compared to $90,000 charged at June 30, 1997.

          The following table sets forth a reconciliation of the allowance for loan losses and illustrates the charge-offs and recoveries by major loan category for the period ended June 30, 1998 (in thousands):


Beginning Balance, January 1, 1998.....................   $1,586
                                                          ------
Charge-offs:
  Commercial, financial and agricultural...............       --
  Real estate - construction...........................       27
  Real estate - mortgage...............................      130
  Installment loans to individuals.....................      216
                                                          ------
Total charge-offs......................................      373
                                                          ------
Recoveries:
  Commercial, financial and agricultural...............       23
  Real estate - construction...........................       99
  Real estate - mortgage...............................      289
  Installment loans to individuals.....................       45
                                                          ------
Total recoveries.......................................      456
                                                          ------
Net charge-offs........................................      (83)
                                                          ------
Provision for loan losses..............................      150
                                                          ------
Ending Balance, June 30, 1998..........................   $1,819
                                                          ======

Ratio of net recoveries to average loans outstanding...     0.14%

    Financial Condition

          At June 30, 1998, First Lehigh's total assets were $111.50 million as compared to $108.72 million at December 31, 1997, representing an increase of $2.78 million, or 2.55%, which is mostly attributable to $2.92 million growth in its deposits since December 31, 1997.

    Loans

          Net loans decreased $2.458 million, or 3.91%, from $62.820 million at December 31, 1997 to $60.362 million at June 30, 1998. There were two key items which attributed to the change in the loan portfolio for the first six months of 1998. First, First Lehigh Bank experienced payoffs of several large commercial loans in the first half of 1998 including approximately $4.0 million of previously identified problem loans. Second, mitigating the above decrease, at June 30, 1998, approximately $5.0 million of new loan originations were pending; $1.0 million were approved waiting for settlements, while $4.0 million were pending final review and approvals.

          Most categories of loans, as outlined below, declined at June 30, 1998 as compared to December 31, 1997, except for residential real estate loans which increased $2.724 million during the first half of 1998, mostly attributable to the purchase of $2.0 million of residential real estate loans in February 1998 and $2.1 million of home equity loan originations the result of a special promotion by First Lehigh Bank in the second quarter of 1998. The change in the composition of loans at June 30, 1998 as compared to December 31, 1997 is as follows: Real estate construction loans declined $1.624 million, or 35.15%; Commercial real estate decreased $976,000, or 5.28%; Consumer loans declined $2.205 million or 16.25%; Commercial loans declined $144,000, or 4.22%; while Residential real estate loans increased $2.724 million, or 11.20%.

          The following table sets forth the maturity and repricing schedule of the loan portfolio at June 30, 1998 (in thousands):

                                      After one   After
                            Within   but within   five      Non-
                           One year  five years   years    Accrual     Total
                           --------  ----------   ------   -------     -----
Maturity Schedule:
  Commercial..............  $ 1,342    $   998   $   608   $    --    $ 2,948
  Real estate-
    construction..........    1,536        687       773        --      2,996
  Real estate-mortgage....    5,666     19,059    17,536        --     42,261
  Consumer, net...........    1,283      8,660     1,334        --     11,277
  Nonaccrual loans........       --         --        --     2,699      2,699
                            -------    -------   -------    ------    -------
Total.....................  $ 9,827    $29,404   $20,251    $2,699    $62,181
                            =======    =======   =======    ======    =======

Repricing Schedule(1):
  Fixed rate loans........  $11,418    $27,556   $ 6,871    $   --    $45,845
  Floating rate loans.....   13,607         30        --        --     13,637
  Nonaccrual loans........       --         --        --     2,699      2,699
                            -------    -------   -------    ------    -------
Total.....................  $25,025    $27,586   $ 6,871    $2,699    $62,181
                            =======    =======   =======    ======    =======
------------------
(1) Data for repricing schedule by loan categories is not available.

    Investment Securities

          The primary objectives of First Lehigh Bank's investment strategy are to provide and maintain a level of liquidity, to generate a favorable return on investments without incurring undue interest rate and credit risk and to promote the First Lehigh Bank's lending activities.

          The largest sector of the investment portfolio remains securities of U.S. Government agencies and corporations, which totaled $19.45 million (amortized costs) at June 30, 1998, or 80.30% of total investment securities. Included in the above are $2.078 million mortgage-backed products, mostly consisting of collateralized mortgage obligations ("CMO") and real estate mortgage investment conduits ("REMIC").

          The available-for-sale securities increased $2.32 million, or 12.95%, from $17.91 million at December 31, 1997 to $20.23 million at June 30, 1998. First Lehigh, after evaluating its cash position, purchased $6.0 million of bonds throughout the first six months of 1998. The increase in the cash position was generated by operations, in particular an increase in deposits, as well as $3.48 million of bonds which were prematurely called by their issuers.

          At the present time, First Lehigh does not engage in the use of derivative investment products as a mean to hedge the risks in its investment, loan or deposit portfolio.

    Deposits

          First Lehigh Bank continues to offer a variety of deposit accounts with a range of interest rates and term options. The deposits consist primarily of checking, savings, super now, money market and certificates of deposit. Fluctuation within its deposit base are influenced by competition, economic conditions and changes in current rates.

          Total deposits increased $2.918 million from $92.146 million at December 31, 1997 to $95.064 million at June 30, 1998, primarily the result of a new super now account received from a regional nonprofit organization. During the second quarter of 1998, the average balance maintained by this depositor amounted to $2.110 million. Management believes that this depositor will maintain an average balance of at least $1.5 million throughout the second half of 1998. At June 30, 1998, noninterest-bearing deposits decreased $715,000, while interest-bearing deposits increased $3.633 million as compared to December 31, 1997. As a percentage of total deposits, savings, club accounts and interest-bearing demand deposits represented 38.72% at June 30, 1998 as compared to 36.43% at December 31, 1997.

          The following table sets forth maturities of time deposits of $100,000 or more at June 30, 1998 and December 31, 1997.

                                          June 30,   December 31,
                                            1998         1997
                                          --------   ------------
                                               (in thousands)

Three months or less....................   $1,471       $2,124
Over three months through twelve months.    4,386        2,641
Over one year through five years........    1,801        2,528
Over five years.........................        0            0
                                           ------       ------
  TOTAL.................................   $7,658       $7,293
                                           ======       ======

    Nonperforming Assets

          Nonperforming assets include nonperforming loans and foreclosed assets held for sale. Nonperforming loans consist of impaired and other loans, with respect to which the principal, interest, or both, is 90 or more days past due, and loans that have been placed on nonaccrual. When loans are placed on nonaccrual status, income from the current period is reversed from current earnings and interest from prior periods is charged to the allowance for loan losses. Similarly, consumer loans are considered nonaccrual if the collateral is insufficient to recover the principal or are charged-off if deemed to be uncollectible. Foreclosed assets consist of assets acquired through foreclosure or real estate acquired by acceptance of a deed in lieu of foreclosure.

          The following table represents nonperforming assets of First Lehigh Bank at June 30, 1998 and December 31, 1997.

                                          June 30,   December 31,
                                            1998         1997
                                          --------   ------------
                                               (in thousands)

Impaired loans.........................    $2,699       $3,364
Other loans past due 90 days or more...       870          421
                                           ------       ------
  Total nonperforming loans............     3,569        3,785

Foreclosed assets held for sale........     2,193        1,597
                                           ------       ------
  Total nonperforming assets...........    $5,762       $5,382
                                           ======       ======

Nonperforming loans as a percentage of
  loans (net of unearned interest).....      5.74%        5.88%

Nonperforming assets as a percentage
  of assets............................      5.17%        4.95%


          Impaired loans declined $665,000 at June 30, 1998 as compared to December 31, 1997. The net decrease resulted in reductions as follows: $936,000, was transferred from impaired loans to foreclosed assets, $519,000 was repaid by the borrowers, $342,000 has returned to accrual status and $132,000 was charged off to the provision. Impaired loans were increased by $1.264 million of loans that were transferred to nonaccrual status. The transfer of impaired loans to foreclosed assets is expected to continue for several quarters as management actively pursues the litigation/foreclosure actions towards completion in anticipation of the ultimate disposal of these nonperforming assets. Real estate loans represent $2.285 million of the impaired loan total, while loans to consumer and commercial borrowers represent the balance of $90,000 and $324,000, respectively.

          Loans past due 90 days or more increased $449,000 from $421,000 at December 31, 1997 to $870,000 at June 30, 1998. All delinquent loans are reviewed by management on a weekly basis with regard to legal proceedings and collection efforts. Of the delinquent loans, 92.41% are secured by real estate, 5.40% are loans to commercial borrowers and a small fraction are loans to consumers.

          Foreclosed assets held for sale increased $596,000 from $1.597 million at December 31, 1997 to $2.193 million at June 30, 1998 primarily the result of the transfer of $936,000 from impaired loans.

          The following table sets forth the total of commercial and investment properties at June 30, 1998, all of which are currently in litigation and/or foreclosure.

Commercial/Investment Properties:
  Impaired and over 90 days.........................   $1,322,236
  Foreclosed assets held for sale...................      684,799
                                                       ----------
    Total...........................................   $2,007,035
                                                       ==========


          The following table sets forth the total of residential properties to be foreclosed upon and liquidated at June 30, 1998, including properties currently owned that are listed for sale. All litigation and foreclosure proceedings in the nonaccrual and over 90-day category are being actively pursued.

Residential:
  Impaired and over 90 days.........................   $1,138,251
  Foreclosed assets held for sale...................    1,164,553
                                                       ----------
    Total...........................................   $2,302,804
                                                       ==========


          The following table sets forth the total of land developments and building lots to be foreclosed upon and liquidated at June 30, 1998, including land developments and building lots currently owned and listed for sale. All litigation and foreclosure proceedings in the nonaccrual and over 90-day category are being actively pursued.

Land Development/Building Lots:
  Impaired and over 90 days.........................   $  344,779
  Foreclosed assets held for sale...................      273,323
                                                       ----------
    Total...........................................   $  618,102
                                                       ==========


          The following table sets forth the total of loans in litigation that are not secured by real estate at June 30, 1998.

Secured by Other Than Real Estate:
  Impaired and over 90 days.........................   $  485,468
                                                       ==========


          The following table sets forth the total of assets that are listed as nonperforming, but which are under agreements that provide a yield at or in excess of current market rates at June 30, 1998.

Performing/Nonperforming Assets:
  Impaired and over 90 days.........................   $  218,350
                                                       ==========


          The following table sets forth the total of assets that are under agreement or are being paid off with the settlement dates to take place in the third quarter of 1998.

Assets Under Agreement or Payoffs:
  Impaired & over 90 days...........................   $   60,000
  Foreclosed assets held for sale...................       70,525
                                                       ----------
    Total...........................................   $  130,525
                                                       ==========

          At June 30, 1998, there were no loans, other than those classified as nonperforming loans, where known information about borrowers' possible credit problems causes management to have serious doubts as to the borrowers' ability to comply with the current loan repayment terms.

          For 1998, management has established a goal to dispose of $4.0 million of gross classified and/or nonperforming assets. As of June 30, 1998, the gross reduction in classified and/or nonperforming assets was $583,000; however, during the first half ended June 30, 1998, $768,000 was added to classified and/or nonperforming assets, resulting in a net increase in classified and/or nonperforming assets of $185,000. Management continues to evaluate all available options to liquidate these assets and remains committed to moving toward its 1998 goal. Although, the net change during the first half of 1998 adversely affected management's goals for 1998, First Lehigh Bank remains in compliance at June 30, 1998 with the regulatory requirements pertaining to classified assets as discussed in "DESCRIPTION OF FIRST LEHIGH -- Business," and committed to reach its goal for the balance of 1998.

    Liquidity and Funds Management

          Liquidity management is intended to ensure that adequate funds will be available to meet anticipated and unanticipated deposit withdrawals, debt servicing payments, investment commitments, commercial and consumer loan demand and ongoing operating expenses. Funding sources include principal repayments on loans and investments, sales of assets, growth in core deposits, short and long-term borrowings and repurchase agreements. While regular loan payments are a predictable source of funds, the sale of loans and investment securities, deposit flows and loan prepayments are significantly influenced by general economic conditions, the level of interest rates and competition. First Lehigh manages its balance sheet to provide adequate liquidity based on various economic, interest rate and competitive assumptions and in light of profitability measures.

          At June 30, 1998, First Lehigh maintained $8.022 million in cash and cash equivalents in the form of cash and due from banks (after reserve requirements). In addition, First Lehigh had $20.227 million in securities available-for-sale representing 18.14% of total assets at June 30, 1998.

          First Lehigh considers its primary source of liquidity to be its core deposit base and continues to promote the acquisition of deposits through its branch offices. At June 30, 1998, approximately 78.39% of First Lehigh's assets were funded by core deposits acquired within its market area. An additional

12.92% of the assets were funded by First Lehigh's equity. These two components provide a substantial and stable source of funds.

          First Lehigh paid cash dividends to the holders of the Senior Preferred Stock and Series A Preferred Stock during the first half of 1998 and 1997. There were no dividends paid to its common stockholders for the period in 1998 or 1997.

                          Date
  Class of Stock          Paid        Current   Arrears    Total
  --------------          ----        -------   -------    -----
June 30, 1998
-------------
Senior Preferred    February 4, 1998  $56,272     ---    $ 56,272
Senior Preferred    May 5, 1998       $56,085     ---    $ 56,085

Series A Preferred  February 4, 1998  $55,498  $110,995  $166,493
Series A Preferred  May 5, 1998       $55,498  $110,995  $166,493

June 30, 1997
-------------
Senior Preferred    May 12, 1997      $56,273  $237,542  $293,815
Series A Preferred      ---             ---       ---      None

          In addition, on June 23, 1998, First Lehigh's Board of Directors declared a dividend on both the Senior Preferred Stock and Series A Preferred Stock to holders of record on June 23, 1998. This declaration included an aggregate of $55,889 on its Senior Preferred Stock for the second quarter of 1998 and an aggregate of $166,493 on its Series A Preferred Stock, which represented the second quarter 1998 dividend of $55,498 and $110,995 for dividend in arrears. After payment of the $166,493, $721,471 remains in arrears on the Series A Preferred Stock as of June 30, 1998.

          First Lehigh Bank is subject to certain restrictions under Pennsylvania law relating to the declaration and payment of dividends. Dividends may be declared and paid only out of accumulated net earnings (undivided profits). Where surplus is less than 50% of the amount of First Lehigh Bank's capital (defined as par value multiplied by the number of shares outstanding), no dividend may be paid or declared without the prior approval of the Department until surplus is equal to 50% of the total amount of capital. Where surplus is equal to or greater than 50% but less than 100% of capital, until such time as surplus equals capital, First Lehigh Bank must transfer at least 10% of its net earnings to surplus prior to the declaration of a dividend. The Department has the power to issue orders prohibiting the payment of dividends where such payment is deemed to be an unsafe or unsound banking practice. First Lehigh's ability to pay dividends is also impacted by the regulatory orders and agreements to which it and First Lehigh Bank are subject.

          For the six months ended June 30, 1998, cash and cash equivalents decreased $59,000 as compared to $625,000 increase for the same period in 1997. Changes in cash are measured by changes in three major classifications of cash flows known as operating, investing and financing activities.

          Cash flows from operating activities decreased $1.590 million during the six months ended June 30, 1998, mostly attributable to a decrease in net income of $1.662 million and increased net activity in trading securities of $2.254 million.

          Cash flows from investing activities declined $865,000 during the six months ended June 30, 1998 as compared to the same period in 1997. During the first six months of 1998, $5.999 million of securities were purchased to replace $3.766 million of debt instruments that were prematurely called by the issuers, an increase of $2.140 million over the same period in 1997. Also, net proceeds from sale of foreclosed assets decreased $777,000 during the first half of 1998 as compared to the same period in 1997 as management continues to evaluate all possibilities in liquidating the foreclosed asset portfolio. Finally, mitigating these decreases was an increase in proceeds received from loans as First Lehigh Bank experienced several large loan repayments in the first half of 1998.

          Cash flows from financing activities increased $2.396 million during the first half of 1998, due to an increase in deposits of $2.918 million primarily the result of a new account for a not-for-profit organization which has maintained an average balance of $1.666 million in 1998. Also in 1997, First Lehigh repaid a repurchase agreement which was outstanding at December 31, 1996 in the amount of $1.150 million.

    Interest Rate Sensitivity

          Interest rate sensitivity management involves the matching of maturity and repricing dates of interest-earning assets and interest-bearing liabilities to help insure First Lehigh's earnings against extreme fluctuations in interest rates.

          The effect of interest rate changes on First Lehigh's assets and liabilities may be analyzed by monitoring First Lehigh's interest rate sensitivity gap ("GAP"). An asset or liability is said to be interest-rate sensitive within a specific time period if it will mature or reprice within a given time period. The interest rate sensitivity GAP is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. A positive GAP (asset sensitive) indicates that more assets reprice during a given period compared to liabilities, while a negative GAP (liability sensitive) has the opposite effect.

          First Lehigh's principal financial objective is to achieve long-term profitability while managing its exposure to fluctuations in interest rates. This is accomplished through the measurement of the relationship between interest rate sensitive assets and interest rate sensitive liabilities. The goal of maintaining a reasonable balance between interest rate sensitive assets and interest rate sensitive liabilities is accomplished through First Lehigh's asset/liability management program.

          At June 30, 1998 First Lehigh Bank has a negative interest sensitive GAP of $7.478 million, or 7.52% of total interest-earning assets which have been adjusted for the depreciation on securities available-for-sale. The effect of this GAP position provides a negative mismatch of assets and liabilities which exposes First Lehigh Bank to interest rate risk during a period of rising interest rates. A significant item contributing to the short-term negative gap is $17.07 million of interest-bearing demand and saving deposits which do not have contractual maturities and are not as rate sensitive as time deposits. However, the ability to reprice still exists, and, therefore, they have been included in the shortest repricing time frame.

          The following table sets forth First Lehigh's interest sensitivity GAP position at June 30, 1998:


                                                       June 30, 1998
                              -------------------------------------------------------------
                                          6 Months
                              6 Months      to 1       1 to 2     2 to 5    Over 5
                               or less      Year       Years      Years     Years     Total
                              --------    -------      ------     ------    ------    -----
                                                      (in thousands)
Interest-earning assets:
  Investment securities(1)     $16,553   $    688    $  1,124    $ 1,756   $19,880   $40,001
  Loans (2)                     17,667      7,358       7,619     19,967     6,871    59,482
                               -------   --------    --------    -------   -------   -------
    TOTAL                      $34,220   $  8,046    $  8,743    $21,723   $26,751   $99,483
                               -------   --------    --------    -------   -------   -------

Interest-bearing liabilities:
  Demand-interest bearing      $15,838   $   --      $   --      $  --     $  --     $15,838
  Savings and clubs(3)           1,228        716       1,432      4,296    13,295    20,967
  Time                          12,369     19,436      11,537      4,374      --      47,716
  Long-term debt                   132         25          53        927      --       1,137
                               -------   --------    --------    -------   -------   -------
    TOTAL                      $29,567   $ 20,177    $ 13,022    $ 9,597   $13,295   $85,658
                               -------   --------    --------    -------   -------   -------
GAP                            $ 4,653   $(12,131)   $ (4,279)   $12,126   $13,456   $13,825
                               -------   --------    --------    -------   -------   -------
Cumulative GAP                 $ 4,653   $ (7,478)   $(11,757)   $   369   $13,825   $13,825
                               =======   ========    ========    =======   =======   =======

------------------

(1) Includes average pay downs based on the stress test for collateralized mortgage obligation securities, equity securities categorized as trading securities and $5.866 million investment in overnight funds.

(2) Includes estimated scheduled maturities of the fixed rate loans ignoring any potential rollover at maturity. Excludes nonaccrual loans of $2.699 million.

(3) Assumes that 7% of the savings deposits are repriceable each year based on the previous five years' historical activity.

    Capital

          The adequacy of First Lehigh's capital is reviewed on an ongoing basis with reference to size, composition and quality of First Lehigh's resources. An adequate capital base is important for continued growth and expansion in addition to providing an added protection against unexpected losses.

          As required by the federal banking regulatory authorities, new guidelines have been adopted to measure capital adequacy. Under the guidelines, certain minimum ratios are required for core capital and total capital as a percentage of risk-weighted assets and other off balance sheet instruments. For First Lehigh Bank, Tier I capital consists of shareholders' equity less intangible assets, and Tier II capital includes the allowable portion of the allowance for loan losses, currently limited to 1.25% of risk-weighted assets.

          The following table sets forth the capital ratios of First Lehigh Bank as of June 30, 1998 and 1997.

                                                     June 30,
                                    Regulatory    ---------------
                                   Requirements    1998     1997
                                   ------------   ------   ------
Leverage ratio:
  Tier I (core capital) ratio...       4.0%*      12.39%   11.73%
Risk-based capital ratios:
  Tier I capital/risk-weighted..       4.0%       18.14%   16.06%
  Tier I and Tier II capital/
    Risk-weighted assets........       8.0%       19.40%   17.32%

------------------

* The Department requires First Lehigh Bank to maintain a minimum Tier I leverage capital ratio of at least 6.5% under the terms of the Administrative Order.

    The Deposit Act

          The Deposit Act was enacted on September 29, 1996. The Deposit Act changes payment terms for First Lehigh Bank's payments into the BIF.

          Beginning in 1997, BIF assessments were used for the first time to help pay off the $780 million annual interest payments on $8 billion in "FICO" bonds issued in the 1980s as part of the federal government's savings and loan bailout. The law provides that BIF assessments must be set at a rate equal to one-fifth of the SAIF rates for 1997, 1998 and 1999. After 1999, all FDIC-insured institutions will pay the same risk-adjusted rates.

          First Lehigh Bank estimates that its annual cost for BIF assessment will be less than $13,000 based on June 30, 1998 deposit levels and based on available rate information. However, the FDIC may increase the projected rates at any time.

                              1997 Compared to 1996

    Overview

          First Lehigh's total assets were $108.72 million at December 31, 1997, a decrease of $1.56 million from December 31, 1996. The decrease in assets resulted from the liquidation of a portion of available-for-sale securities to fund the sale of $6.82 million of deposits of the Quakertown branch to the Quakertown National Bank on October 30, 1997, an overall decline in nonconsumer loan originations along with several large commercial loan repayments during the fourth quarter of 1997.

          First Lehigh reported net income of $3.003 million, or $0.86 per share, diluted, for 1997 as compared to $2.145 million, or $0.63 per share, diluted, for 1996. The majority of the net income was attributable to trading securities gains in 1997, while the litigation Settlement, as defined below, was the primary source in 1996. Without the income from security gains and litigation settlements, First Lehigh would have incurred a loss from operations of $894,000 in 1997, as compared to a loss of $833,000 for 1996.

          During 1997, First Lehigh Bank continued its program to dispose of foreclosed assets by aggressively marketing its foreclosed asset portfolio and reinvesting the proceeds from these sales into performing assets. The foreclosed assets held for sale decreased $3.253 million from $4.850 million in 1996 to $1.597 million in 1997.

          In January 1996, First Lehigh Bank instituted a new consumer loan program, pursuant to which it signed agreements with several auto dealers to originate their dealer paper. First Lehigh Bank incurred unanticipated losses during the second half of 1997, when First Lehigh Bank, based on its internal investigation, charged off $484,000 of installment loans. First Lehigh Bank provided an additional provision of $440,000 to its allowance for loan loss reserve to facilitate this charge off. Furthermore, First Lehigh Bank's management concluded after conducting a detailed analysis of the indirect paper portfolio that its net yield before these losses was comparable to other consumer loan portfolios with lesser degree of risk. Therefore, effective August 1997, First Lehigh Bank discontinued this auto dealer program. First Lehigh Bank has added two additional employees within its credit and collection department to continually monitor and work this segment of this loan portfolio to provide against future losses.

          In December 1997, a settlement was reached involving ongoing litigation centered on a partnership, in which First Lehigh was a limited partner. The partnership owned the Pond Road building which housed the administrative offices of First Lehigh Bank as well as a branch office. As part of this litigation settlement, First Lehigh received $184,000 representing a $47,000 general partnership interest and a cash settlement of $137,000. The entire $184,000 has been included in other income. The general partnership interest received as part of the settlement, combined with First Lehigh's interest already owned, aggregated more than a 50% ownership interest as a general partner. Since First Lehigh Bank has a majority of the general partnership interests, it is required under generally accepted accounting principles to include in its 1997 financial statements all of the accounts of this previously unconsolidated subsidiary.

    Comparison Between 1997 and 1996 Net Income

    Net Income

          In 1997, First Lehigh recorded net income of $3,003,000 as compared to $2,145,000 in 1996, an increase of $858,000, or 40%. Net interest income increased $65,000 in 1997 mostly due to an increase in the average balance of the loan portfolio mitigated by an increase in interest paid on long-term debt. The 1997 provision for loan losses amounted to $1,003,000 as compared to a $367,000 credit recorded for 1996, primarily the result of a large recovery recorded during the second quarter of 1996. Other income increased $1,737,000 during 1997 as compared to 1996 due to several significant items: gains recognized on investment securities increased $2.274 million consistent with the performance of the stock market; a gain of $478,000 was recognized on the sale of deposits of its Quakertown branch on October 30, 1997; an increase in rental income of $190,000 due to inclusion of a previously unconsolidated subsidiary and the above mitigated by a decrease in settlements from litigations of $1,355,000 as compared to 1996, when First Lehigh recorded $1,539,000 as other income resulting from a litigation settlement (the "Settlement") with respect to a large impaired loan. Other expenses declined $426,000, or 7.34% in 1997 as compared to 1996, mostly as the result of decreased legal expenses pertaining to FDIC litigation involving First Lehigh's Chairman and CEO and First Lehigh Bank's former president.

          On an annualized basis First Lehigh Bank's ROA was 2.70% in 1997 as compared to 1.99% in 1996. The ROE was 22.32% in 1997 compared to 18.89% in 1996.

    Net Interest Income

          Net interest income is the difference between interest income and fees on earning assets and interest expense on deposits and borrowed funds. The principal components of earning assets are loans and investment securities, while the primary sources used to fund these assets were deposits, borrowed funds and capital.

          During 1997, interest and fee income on loans increased $151,000, or 2.66%, compared to 1996, mostly due to increased average loan balance of $3.52 million, or 5.91%. The average loan balance has continually grown since the first quarter of 1996 when First Lehigh Bank instituted a consumer loan program initiative which was directed to the local auto dealers and their credit-worthy customers. Also, the yield on the loan portfolio decreased 29 basis points to 9.23% during 1997 as compared to 9.52% in 1996. The decrease in the interest yield was partly attributable to the reversal of $135,000 as compared to $76,000 being recovered in 1996, of accrued interest income on problem loans. First Lehigh's policy is to discontinue accruing interest when it appears that the borrower may be unable to meet payments as they become due.

          Interest expense on deposits remained static at approximately $3.58 million for 1997 and 1996. The average balance of deposits decreased $809,000 in 1997 as compared to 1996. The average balance of time deposits increased $1.40 million in 1997 while the average cost fluctuated slightly downward from 5.29% to 5.26%, while the average balance of savings deposits decreased $593,000 with a 1997 average cost down 9 basis points from 2.77% to 2.68%. The overall decrease in deposits was the result of the sale of the deposits of the Quakertown Branch on October 30, 1997 offset by several deposit promotions throughout the year aimed at increasing First Lehigh Bank's market share, in particular its time deposits.

          Interest expense on long-term debt increased $78,000 in 1997 as compared to 1996, directly attributable to inclusion in the 1997 consolidated financial statements of a mortgage and related interest expense of a previously unconsolidated subsidiary.

          For 1997, the average yield on interest-earning assets decreased 15 basis points, while the cost of interest-bearing liabilities increased 1 basis point, resulting in a net decrease in the interest rate spread of 16 basis points. The net yield on interest-earning assets also decreased 8 basis points.

    Distribution of Interest-Earning Assets and Interest-Bearing Liabilities:

    Interest Rates and Interest Differential

          The following tables set forth, for the periods indicated, information regarding: (a) the average balances of asset and liability categories; (b) the total dollar amount of interest income from interest-earning assets (including mortgage loan origination fees representing yield adjustments) and the resulting average yields; (c) the total dollar amount of interest expense on interest-bearing liabilities and resulting average costs; (d) net interest income; (e) interest rate spread; (f) net interest margin on interest-earning assets; and (g) the ratio of average interest-earning assets to average interest-bearing liabilities. Average balances are based on daily balances.


                                                           For the Year ended December 31,
                                                                     (in thousands)
                                    -------------------------------------------------------------------
                                                  1997                             1996
                                    ---------------------------------   -------------------------------
                                    Average                  Average    Average                Average
                                    Balance     Interest   Yield/Rate   Balance   Interest   Yield/Rate
                                    -------     --------   ----------   -------   --------   ----------
INTEREST-EARNING ASSETS:

Loans(1)                            $63,109       $5,824     9.23%      $59,585    $5,673       9.52%
Investment securities                29,867        1,814     6.07%       31,162     1,901       6.10%
Overnight funds                       3,044          168     5.52%        1,969       105       5.33%
                                    -------       ------     ----       -------    ------       ----
Total interest-earning assets       $96,020       $7,806     8.13%      $92,716    $7,679       8.28%
                                    =======       ======     ====       =======    ======       ====

INTEREST-BEARING
  LIABILITIES:

Saving deposits                     35,495        $  950     2.68%      $36,088    $1,001       2.77%
Time deposits                       49,944         2,629     5.26%       48,542     2,570       5.29%
Other borrowed funds                   404            26     6.44%          849        50       5.89%
Long-term debt                       1,291           108     8.37%          327        30       9.17%
                                    ------        ------     ----       -------    ------       ----
Total interest-bearing              $87,134       $3,713     4.26%      $85,806    $3,651       4.25%
  liabilities                       =======       ------     ----       =======    ------       ----

NET INTEREST INCOME                               $4,093                           $4,028
                                                  ======                           ======
INTEREST RATE SPREAD                                         3.87%                              4.03%
                                                             ====                               ====

NET INTEREST MARGIN ON
INTEREST-EARNING ASSETS(2)                                   4.26%                              4.34%
                                                             ====                               ====

RATIO OF AVERAGE INTEREST-
EARNING ASSETS TO AVERAGE
INTEREST-BEARING LIABILITIES        110.20%                             108.05%
                                    ======                              ======


(1) For the purpose of these computations, nonaccrual loans are not included in the daily average loan amounts outstanding.

(2) Net interest income divided by average interest-earning assets.


                                                           For the Year ended December 31,
                                                                     (in thousands)
                                    -------------------------------------------------------------------
                                                  1996                             1995
                                    ---------------------------------   -------------------------------
                                    Average                  Average    Average                Average
                                    Balance     Interest   Yield/Rate   Balance   Interest   Yield/Rate
                                    -------     --------   ----------   -------   --------   ----------
INTEREST-EARNING ASSETS:

Loans(1)                            $59,585       $5,673     9.52%      $53,276    $5,131       9.63%
Investment securities                31,162        1,901     6.10%       29,880     1,746       5.84%
Overnight funds                       1,969          105     5.33%        2,741       161       5.87%
                                    -------       ------     ----       -------    ------       ----
Total interest-earning assets       $92,716       $7,679     8.28%      $85,897    $7,038       8.19%
                                    =======       ======     ====       =======    ======       ====
INTEREST-BEARING
  LIABILITIES:

Saving deposits                     $36,088       $1,001     2.77%      $35,781    $1,068       2.98%
Time deposits                        48,542        2,570     5.29%       46,652     2,402       5.15%
Other borrowed funds                    849           50     5.89%          629        42       6.68%
Long-term debt                          327           30     9.17%          436        42       9.63%
                                    -------       ------     ----       -------    ------       ----

Total interest-bearing              $85,806       $3,651     4.25%      $83,498    $3,554       4.26%
  liabilities                       =======       ------     ----       =======    ------       ----

NET INTEREST INCOME                               $4,028                           $3,484
                                                  ======                           ======
INTEREST RATE SPREAD                                         4.03%                              3.93%
                                                             ====                               ====

NET INTEREST MARGIN ON
INTEREST-EARNING ASSETS(2)                                   4.34%                              4.06%
                                                             ====                               ====

RATIO OF AVERAGE INTEREST-EARNING
ASSETS TO AVERAGE INTEREST-BEARING
LIABILITIES                         108.05%                             102.87%
                                    ======                              ======


(1) For the purpose of these computations, nonaccrual loans are not included in the daily average loan amounts outstanding.

(2) Net interest income divided by average interest-earning assets.

    Analysis of the Effect of Volume and Rate Changes in Interest Income and Interest Expense:

          The following table presents the extent to which net interest income changed due to changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities during the periods indicated. Information provided in each category with respect to changes attributable to changes in volume (changes in volume multiplied by prior rate), changes attributable to changes in rates (changes in rate multiplied by prior volume) and the net change. The change in interest income and interest expense attributable to the combined impact of both volume and rate has been allocated proportionately to the changes due to volume and the changes due to rate.


                                         For the Year Ended          For the Year Ended
                                         December 31, 1997           December 31, 1996
                                         vs. 1996 Increase           vs. 1995 Increase
                                         (Decrease) Due to           (Decrease) Due to
                                       -----------------------------------------------------
                                       Volume    Rate     Total    Volume     Rate     Total
                                       ------    ----     -----    ------     ----     -----
INTEREST-EARNING ASSETS:                                  (in thousands)

Loans                                   $337     $(186)     $151     $598     $(56)     $542
Investment securities                    (69)      (18)      (87)      77       78       155
Overnight funds                           59         4        63      (42)     (14)      (56)
                                        ----     -----      ----     ----     ----      ----

Total interest-earning assets           $327     $(200)     $127     $633     $  8      $641
                                        ----     -----      ----     ----     ----      ----

INTEREST-BEARING LIABILITIES:

Savings deposits                        $(22)    $ (29)     $(51)    $  5     $(72)     $(67)
Time deposits                             71       (12)       59       65      103       168
Other borrowed funds                     (28)        4       (24)      13       (5)        8
Long-term debt                            81        (3)       78      (11)      (1)      (12)
                                        ----     -----      ----    ----     ----      ----

Total interest-bearing liabilities      $102     $ (40)     $ 62     $ 72     $ 25      $ 97
                                        ----     -----      ----     ----     ----      ----

CHANGE IN NET INTEREST INCOME           $225     $(160)     $ 65     $561     $(17)     $544
                                        ====     =====      ====     ====     ====      ====


    Other Income

          Total other income increased $1.737 million, or 48.89%, during 1997 as compared to 1996. There were several major factors which contributed to changes in the composition of other income between 1997 and 1996. First, the most significant part of other income were gains recognized by First Lehigh on its security portfolio represented $3.713 million and $1.439 million in 1997 and 1996, respectively. Of the $2.274 million increase in investment securities gains, $1.483 million represented realized gains on equity securities. Throughout 1997, management has evaluated its trading securities portfolio and has sold those securities which represented significant appreciation. First Lehigh's trading securities are carried at fair value and consist principally of common stock of bank holding companies. Management continues to closely monitor its investment portfolio to position the portfolio against future fluctuations in the stock market. A downturn in the overall market could result in future trading securities losses.

          In 1997, First Lehigh recorded a gain of $478,000 representing the premium on the deposits of its Quakertown Branch which were sold on October 30, 1997 to Quakertown National Bank. Also, on December 19, 1997, First Lehigh acquired, through a litigation settlement, the controlling interest of a real estate partnership. Prior to this settlement, First Lehigh was allowed to record the yearly activity under the equity method. However once the controlling interest was acquired late in 1997, First Lehigh was required to include all of the activity of the partnership in its consolidated financial statements. As such the $190,000 increase in rental income was the result of inclusion of this previously unconsolidated partnership as required for 1997. In 1997, First Lehigh also sold certain parcels of real estate it previously acquired at a gain of $183,000, an increase, as compared to 1996, of $130,000. Mitigating all of the above increases was a decrease in litigation settlements of $1.355 million. In 1996, First Lehigh received $1.539 million from the Settlement of an impaired loan which had been in protracted litigation, while in 1997 it received $184,000 attributable to settlement of litigation, pertaining to a real estate investment partnership as mentioned above.

    Other Expenses

          Overall, other expenses declined $426,000, or 7.34%, during 1997 as compared to 1996. The most significant change was attributable to a $506,000, or 21.83%, decrease in expenses classified as other. Within this category, legal and professional fees, mostly attributable to litigation by the FDIC against First Lehigh's former Chairman and Chief Executive Officer and First Lehigh Bank's former president, decreased $612,000. Since a significant portion of the casework and expenses for this litigation was performed in 1996, minimal expenses were incurred in 1997. First Lehigh's former Chairman is now appealing the FDIC's ruling in this matter. Other decreases included a rate reduction of $50,000, or 32.05%, of the FDIC insurance premium due to an improvement in First Lehigh Bank's risk classification from a 1C to a 1B and the decrease in amortization expense of $64,000 due to certain assets which were previously acquired in a branch purchase were fully amortized in 1996. The above decreases were mitigated by increases in 1997 of $148,000, or 9.97%, in salaries and employees benefits due to additional employees being hired for the new Pond Road branch and two employees added to the credit and collection department, computer service fee of $80,000 due to outsourcing First Lehigh Bank's check processing and data entry operations and increased advertising and promotional expenses of $63,000 incurred for an advertising campaign aimed at promoting First Lehigh Bank within the local community.

    Provision for Loan Losses

          The allowance for loan losses was $1.586 million at December 31, 1997, compared to $1.624 million at December 31, 1996. The allowance equaled 2.51% of loans at December 31, 1997, as compared to 2.46% at December 31, 1996.

          The adequacy of the allowance for loan losses is measured monthly by an adequacy test. The adequacy test includes an evaluation of all loans which have been classified (other loans especially mentioned, substandard, doubtful, loss) by internal loan review, regulatory examination, monitoring of delinquency and other pertinent factors. Allocations are determined by an in-depth review of each individual credit based on its potential future loss. The value of tangible collateral and/or guarantees is determined as well as the borrower's ability and willingness to repay. This value, as measured against the loan balance, is used in determining the allowance allocation for collateral-dependent loans. Additionally, First Lehigh Bank considers the suggested guidelines of its regulatory agencies when completing the analysis of the institution's allowance for loan losses. The guidelines suggest the utilization of minimum percentages of 15%, 50%, and 100% for use in determining general allowances for loans classified as substandard, doubtful and loss, respectively. These requirements are a measurement only and do not constitute a specific allowance placed against any specifically identified loan. Total loans outstanding, net of substandard, doubtful, and loss are given an estimated allowance requirement to absorb future losses. These loans are performing loans, well secured, or loans secured by cash, cash equivalents or marketable securities. Although it would appear that little or no allowance allocations would apply to these loans, allowances need to be made based on historical charge-offs and possibility of human error regarding the perfection of First Lehigh Bank's interest and other issues unforeseen to management. Additionally, First Lehigh Bank conducts an annual review of all credits in excess of $100,000 or more, which demonstrates any recent delinquency characteristics or other weaknesses, to assure the adequacy of the allowance and provision for loan losses.

          At monthly meetings, the Credit Administration Committee is presented with the adequacy test of the allowance for loan losses that contains information relative to both specific credits and the total portfolio in general. The information is used to determine the adjustment needed for the allowance to be properly stated. In establishing the adjustment required, management considers a variety of factors, including, but not limited to, general economic factors and potential losses from significant borrowers. First Lehigh Bank continues to strengthen its underwriting process and internal loan review process by implementing stringent analytical standards in the loan approval and review procedures.

          At December 31, 1997, the amount charged to operating expense for the provision for loan losses was $1,003,000 as compared to a credit provision for loan losses of $367,000 in 1996. The increase in the 1997 provision was based on management's evaluation of the loan portfolio as outlined above and also above average losses incurred within the auto segment of the installment loan portfolio. In August 1997, management discontinued the loan program to local auto dealers to reduce First Lehigh Bank's exposure for additional losses. The credit provision in 1996 was mostly due to a significant recovery as part of the litigation Settlement on an impaired loan which occurred in the second quarter of 1996.

                  The following table sets forth a reconciliation of the allowance for loan losses and illustrates the charge-offs and recoveries by major loan category for the period ended December 31, 1997 (in thousands):

      Beginning Balance, January 1, 1997.......................       $1,624
                                                                      ------
      Charge-offs:
         Commercial, financial and agricultural................          105
         Real estate - construction............................           37
         Real estate - mortgage................................          327
         Installment loans to individuals......................          703
         Lease financing.......................................           --
                                                                      ------
      Total charge-offs........................................        1,172
                                                                      ------
      Recoveries:
         Commercial, financial and agricultural..............             24
         Real estate - construction............................           --
         Real estate - mortgage................................           31
         Installment loans to individuals......................           43
         Lease financing.......................................           33
                                                                      ------
      Total recoveries.........................................          131
                                                                      ------
      Net charge-offs..........................................        1,041
                                                                      ------
      Provision for loan losses................................        1,003
                                                                      ------
      Ending Balance, December 31, 1997........................       $1,586
                                                                      ======

      Ratio of net charge-offs to
         average loans outstanding.............................        1.65%


    Financial Condition

          At December 31, 1997, First Lehigh's total assets were $108.72 million, a decrease of $1.56 million from December 31, 1996. This decrease is mostly attributable to $6.82 million sale of deposits of the Quakertown branch to The Quakertown National Bank on October 30, 1997. The above decrease was mitigated by several promotions First Lehigh Bank had aimed at increasing its market share of time deposits and also the opening of its new Pond Road Branch office which accounted for $1.934 million of deposits as of December 31, 1997.

    Loans

          Net loans decreased $1.554 million, from $64.374 million at December 31, 1996 to $62.82 million at December 31, 1997. A portion of the decrease was partly attributable to a $1.051 million loan which was eliminated in consolidation and represented First Lehigh Bank's portion of a loan to a partnership which was previously not required to be included in the consolidated financial statements.

          All categories of loans, as outlined below, declined at December 31, 1997 as compared to December 31, 1996 with the exception of consumer loans which increased 15.35%. The nonconsumer loan portfolio experienced flat originations throughout 1997. Also, in the fourth quarter of 1997, First Lehigh Bank experienced an increase in principal paydowns of $2.864 million as compared to the same period in 1996. Management believes that the decrease in originations and an increase in commercial principal paydowns is a regional trend and is evaluating ways to increase consumer interest. The average balance of the consumer loan portfolio increased $5.856 million from $11.645 million in 1996 to $17.501 million in 1997. As mentioned previously, First Lehigh Bank began an affiliation with several local auto dealers in January 1996 aimed at increasing its installment loan portfolio. In August 1997, management evaluated the performance of this segment of the installment loan portfolio and decided that the overall rate of return on this segment can be achieved in other areas with less risk and therefore terminated this arrangement effective August 1997. The change in the composition of loans at December 31, 1997 as compared to December 31, 1996 is as follows: Real estate construction loans declined $300,000, or 6.10%; Residential real estate loans decreased $1.498 million, or 5.80%; Commercial real estate loans decreased $1.357 million, or 6.84%; Commercial loans declined $243,000, or 6.64%; and Consumer loans increased $1.806 million, or 15.35%.

          The following table sets forth the maturity and repricing schedule of the loan portfolio at December 31, 1997 (in thousands):


                                                After one            After
                                 Within         but within           five              Non-
                                One year        five years           years            Accrual          Total
                                --------        ----------          ------            -------          -----
   Maturity Schedule:

     Commercial                 $ 1,570          $  1,110           $   614           $   --         $ 3,294
     Real estate-
        construction              3,223               669               183               --           4,075
     Real estate-mortgage         8,658            20,322            11,211               --          40,191
     Consumer, net                1,092            11,269             1,121               --          13,482
     Nonaccrual loans                --                --                --            3,364           3,364
                                -------          --------           -------           ------         -------
   Total                        $14,543          $ 33,370           $13,129           $3,364         $64,406
                                =======          ========           =======           ======         =======

   Repricing Schedule (1):

     Fixed rate loans           $14,446          $ 28,834           $ 3,724           $   --         $47,004
     Floating rate loans         12,972               695               371               --          14,038
     Nonaccrual loans                --                --                --            3,364           3,364
                                -------          --------           -------           ------         -------
   Total                        $27,418          $ 29,529           $ 4,095           $3,364         $64,406
                                -------          --------           -------           ------         -------


(1) Data for repricing schedule by loan categories is not available.

    Investment Securities

          The primary objectives of First Lehigh's investment strategy are to provide and maintain a level of liquidity, to generate a favorable return on investments without incurring undue interest rate and credit risk and to promote First Lehigh Bank's lending activities.

          The largest sector of the investment portfolio remains securities of U.S. Government agencies and corporations which total $19.14 million (amortized cost) at December 31, 1997, or 71.07% of total investment securities. Included in the above are $2.331 million mortgage-backed products, mostly consisting of collateralized mortgage obligations ("CMO") and real estate mortgage investment conduits ("REMIC"). Twice a year, stress tests are conducted on these CMOs and REMICs, all of which were passed recently.

          The available-for-sale securities decreased $4.014 million, or 18.31%, from $21.922 million in 1996 to $17.908 million in 1997. Approximately $2.0 million of this decrease was the result of securities sold to fund the sale of the Quakertown Deposits. Also, in 1997 First Lehigh had other sales and maturities of $2.0 million of debt equities which it currently has maintained in a cash position as it evaluates future loan and investment opportunities.

          At the present time, First Lehigh does not engage in the use of derivatives investment products as a means to hedge the risks in its investment, loan or deposit portfolios.

    Deposits and Other Borrowed Funds

          First Lehigh Bank continues to offer a variety of deposit accounts with a range of interest rates and term options. The deposits consist primarily of checking, savings, super now, money market and certificates of deposit. Fluctuations within its deposit base are influenced by competition, economic conditions and changes in current rates. Total deposits at December 31, 1997 declined $3.793 million from $95.939 million at December 31, 1996 to $92.146 million at December 31, 1997, attributable mostly to $6.82 million sale of deposits of the Quakertown branch to the Quakertown National Bank on October 30, 1997. Throughout 1997, First Lehigh Bank offered several promotions aimed at increasing its deposits. In addition to the Pond Road Branch increase, First Lehigh Bank had significant increases in its time deposits at both its Walnutport and Bethlehem branches of $1.131 million and $541,000, respectively. First Lehigh Bank opened its new Pond Road branch on May 23, 1997, and through several promotions had approximately $1.93 million of deposits at December 31, 1997. Overall, the change in the composition of the deposits was an increase in noninterest-bearing deposits of $1.172 million, while interest-bearing deposits declined $4.965 million consisting of savings, club accounts and interest-bearing demand deposits declining $1.779 and time deposits declining $3.186 million. As a percentage of total deposits, savings, club accounts and interest-bearing demand deposits represented 36.43% at December 31, 1997 as compared to 36.85% at December 31, 1996. There were no brokered deposits within First Lehigh's deposit base at December 31, 1997.

          Other borrowed funds, at December 31, 1996 consisted of a $1.20 million repurchase agreement with a brokerage company which was utilized to fund First Lehigh's asset growth, in particular, its installment loan portfolio. During 1997, the outstanding amount was repaid in its entirety.

          The following table sets forth maturities of time deposits of $100,000 or more at December 31, 1997 and 1996.

                                                             December 31,
                                                             ------------
                                                       1997                1996
                                                       ----                ----
                                                            (in thousands)
Three months or less.......................          $2,124              $2,800
Over three months through
       twelve months.......................           2,641               3,312
Over one year through
       five years..........................           2,528               1,640
Over five years............................               0                   0
                                                     ------              ------
TOTAL.....................................           $7,293              $7,752
                                                     ======              =======


    Nonperforming Assets

          Nonperforming assets include nonperforming loans and foreclosed assets held for sale. Nonperforming loans consist of impaired and other loans where the principal, interest, or both, is 90 or more days past due and loans that have been placed on nonaccrual. When loans are placed on nonaccrual status, income from the current period is reversed from current earnings and interest from prior periods is charged to the allowance for loan losses. Similarly, consumer loans are considered nonaccrual if the collateral is insufficient to recover the principal or are charged-off if deemed to be uncollectible. Foreclosed assets consist of assets acquired through foreclosure or real estate acquired by acceptance of a deed in lieu of foreclosure.

          The following table represents nonperforming assets of First Lehigh at December 31, 1997 and 1996.

                                                            December 31,
                                                            ------------
                                                      1997                1996
                                                      ----                ----
                                                           (in thousands)
Impaired loans................................     $ 3,364             $ 2,052
Other loans past due 90 days or more..........         421                 609
                                                   -------             -------
    Total nonperforming loans.................       3,785               2,661

Foreclosed assets held for sale...............       1,597               4,850
                                                   -------             -------
    Total nonperforming assets................     $ 5,382             $ 7,511
                                                   =======             =======

Nonperforming loans as a percentage
    of loans (net of unearned interest).......       5.88%               4.03%

Nonperforming assets as a percentage of
   assets.....................................       4.95%               6.81%


          Impaired loans increased $1.312 million at December 31, 1997 as compared to December 31, 1996. Throughout the year, as problems are identified within the loan portfolio, those credits which are considered beyond the point of restructure are immediately transferred to the impaired loan category for further evaluation. The loans within this category are normally involved in litigation and/or foreclosure. Once a credit is considered impaired, management will try as quickly as possible to remove it from the impaired classification through liquidation, by transferring it to foreclosed assets. During 1997, $2.832 million of loans were transferred to impaired loans as part of managements internal evaluation. Of that amount, $539,000 was transferred to foreclosed assets, $239,000 was charged off to the allowance for loan losses, $181,000 was paid off and $559,000 was returned to accrual status, while the balance of $1.312 million represented the overall increase. Real estate loans represent $3.152 million of impaired loans and loans to consumer and commercial borrowers represent $90,000 and $122,000, respectively.

          Loans past due 90 days or more decreased $188,000 from $609,000 at December 31, 1996 to $421,000 at December 31, 1997. All delinquent loans are reviewed by management on a weekly basis with regard to legal proceedings and collection efforts. Of the delinquent loans, 80.29% are secured by real estate, 11.40% are loans to consumers and 8.31% are to commercial borrowers.

          Foreclosed assets held for sale declined $3.253 million, or 67.07%, at December 31, 1997 compared to December 31, 1996. In 1996, as part of its operating plan, and in order to comply with the Administrative Order of the Department, the Written Agreement of the Federal Reserve Bank and several previous orders which have been replaced by the Memorandum of Understanding, First Lehigh set aggressive goals to begin to liquidate its nonperforming assets. As part of this plan, management set a goal to dispose of $4.50 million of classified assets. At December 31, 1997, the gross reduction in classified assets was $4.622 million, however, after inclusion of the activity for 1997, the overall net reduction was $2.998 million. Although management did not meet its overall goal for 1997, First Lehigh remains in substantial compliance with the regulatory requirements as they pertain to classified assets.

          The following table sets forth the total of commercial and investment properties at December 31, 1997, all of which are currently in litigation and/or foreclosure.

                  Commercial/Investment Properties:
                  Impaired and over 90 days                $1,857,967
                  Foreclosed assets held for sale             301,908
                                                           ----------
                  Total                                    $2,159,875
                                                           ==========

          The following table sets forth the total of residential properties to be foreclosed upon and liquidated at December 31, 1997, including properties currently owned that are listed for sale. All litigation and foreclosure proceedings in the nonaccrual and over 90-day category are being actively pursued.

                  Residential:
                  Impaired and over 90 days                $  683,270
                  Foreclosed assets held for sale             345,779
                                                           ----------
                  Total                                    $1,029,049
                                                           ==========

          The following table sets forth the total of land developments and building lots to be foreclosed upon and liquidated at December 31, 1997, including land developments and building lots currently owned and listed for sale. All litigation and foreclosure proceedings in the nonaccrual and over 90-day category are being actively pursued.

                  Land Development/Building Lots:
                  Impaired and over 90 days                $  416,661
                  Foreclosed assets held for sale             491,573
                                                           ----------
                  Total                                    $  908,234
                                                           ==========

          The following table sets forth the total of loans in litigation that are not secured by real estate at December 31, 1997.

                  Secured by Other Than Real Estate:
                  Impaired and over 90 days                $  547,728
                                                           ==========

          The following table sets forth the total of assets that are listed as nonperforming, but which are under agreements that provide a yield at or in excess of current market rates at December 31, 1997.

                  Performing/Nonperforming Assets:
                  Impaired and over 90 days                $  279,085
                                                           ==========

          The following table sets forth the total of assets that are under agreement or are being paid off with the settlement dates to take place in the first quarter of 1998.

                  Assets Under Agreement:
                  Foreclosed assets held for sale          $  457,686
                                                           ==========

          At December 31, 1997, there were no loans, other than those classified as nonperforming loans, where known information about borrowers' possible credit problems causes management to have serious doubts as to their ability to comply with the current loan repayment terms.

    Liquidity and Funds Management

          Liquidity management is intended to ensure that adequate funds will be available to meet anticipated and unanticipated deposit withdrawals, debt servicing payments, investment commitments, commercial and consumer loan demand and ongoing operating expenses. Funding sources include principal repayments on loans and investments, sales of assets, growth in core deposits, short and long-term borrowings and repurchase agreements. While regular loan payments are a predictable source of funds, the sale of loans and investment securities, deposit flows, and loan prepayments are significantly influenced by general economic conditions and level of interest rates and competition. First Lehigh manages its balance sheet to prove adequate liquidity based on various economic, interest rate and competitive assumptions and in light of profitability measures.

          At December 31, 1997, First Lehigh maintained $7.47 million in cash and cash equivalents in the form of cash and due from banks (after reserve requirements). In addition, First Lehigh had $17.908 million in securities available-for-sale representing 16.47% of total assets at December 31, 1997.

          First Lehigh considers its primary source of liquidity to be its core deposit base and continues to promote the acquisition of deposits through its branch offices. At December 31, 1997, approximately 78.14% of First Lehigh's assets were funded by core deposits acquired within its market area. An additional 13.29% of the assets were funded by First Lehigh's equity. These two components provide a substantial and stable source of funds.

          First Lehigh paid the following cash dividends to its Preferred stockholders during 1997. There were no dividends paid to its common stockholders in 1997.


                                Date
Class of Stock                  Paid                       Current         Arrears         Total
--------------                  ----                       -------         -------         -----
Senior Preferred                May 12, 1997               $56,273        $237,542        $293,815
                                August 12, 1997             56,272             ---          56,272
                                November 1997               56,272             ---          56,272

Series A Preferred              August 12, 1997            $55,498        $110,995        $166,493
                                November 1997               55,498         110,995         166,493

          In addition, on December 17, 1997, First Lehigh's Board of Directors declared a dividend on both the Senior and Series A Preferred to stockholders of record as of December 17, 1997. This declaration included $56,272 due to its Senior Preferred stockholders for the fourth quarter of 1997 and $166,493 due to the Series A Preferred stockholders, which represented the fourth quarter 1997 of $55,498 and $110,995 dividend in arrears. After payment of the $166,493, $943,464 remains in arrears on the Series A Preferred stock through December 31, 1997.

          First Lehigh Bank is subject to certain restrictions under Pennsylvania law relating to the declaration and payment of dividends. Dividends may be declared and paid only out of accumulated net earnings (undivided profits). Where surplus is less than 50% of the amount of the Bank's capital (defined as par value multiplied by the number of shares outstanding), no dividend may be paid or declared without the prior approval of the Department until surplus is equal to 50% of the total amount of capital. Where surplus is equal to or greater than 50% but less than 100% of capital, until such time as surplus equals capital, First Lehigh Bank must transfer at least 10% of its net earnings to surplus prior to the declaration of a dividend. The Department has the power to issue orders prohibiting the payment of dividends where such payment is deemed to be an unsafe or unsound banking practice. First Lehigh's ability to pay dividends is also impacted by regulatory orders and agreements.

          At December 31, 1997, cash and cash equivalents increased $3.461 million from $4.62 million in 1996 to $8.081 million. Contributing to this increase was $3.810 million provided by operating activities as compared to $2.124 million in 1996 and cash utilized in investing and financing activities of $349,000 in 1997 as compared to $2.547 million in 1996. The significant changes in investing cash activity were net proceeds of securities transactions in 1997 of $4.277 million as compared to net purchases of $450,000 in 1996. First Lehigh sold $1.95 million of securities to fund the sale of its Quakertown deposits on October 30, 1997 and also had debt equities of $500,000 prematurely called in December 1997. First Lehigh has decided to maintain a higher than average cash position as it evaluates several loan and other options. Loans decreased $1.526 million, primarily as the result of the discontinuing of the auto segment of the installment loan portfolio in August 1997 and several commercial prepayments in December 1997. Also, as mentioned earlier, First Lehigh continues to aggressively market its foreclosed assets portfolio, increasing proceeds $1.804 million in 1997 as compared to 1996.

          Deposits decreased $7.42 million mostly attributable to the sale of the Quakertown deposits of $6.82 million on October 30, 1997 and related runoff. Other borrowed funds decreased $1.200 million, as First Lehigh repaid its outstanding repurchase agreement at December 31, 1996 which was used in 1996 to fund First Lehigh's installment loan growth. Long-term debt increased $1.051 million, the result of inclusion of a previously unconsolidated subsidiary. Also, in 1997, First Lehigh resumed paying dividends and during the year made dividend payments of $740,000 to its stockholders, consisting of $280,000 of the 1997 amount currently due as well as $460,000 of amounts previously in arrears.

    Interest Rate Sensitivity

          Interest rate sensitivity management involves the matching of maturity and repricing dates of interest-earning assets and interest-bearing liabilities to help insure First Lehigh's earnings against extreme fluctuations in interest rates.

          The effect of interest rate changes on First Lehigh's assets and liabilities may be analyzed by monitoring First Lehigh's interest rate sensitivity GAP. An asset or liability is said to be interest-rate sensitive within a specific time period if it will mature or reprice within a given time period. The interest rate sensitivity GAP is defined as the difference between interest-earning assets and interest-bearing liabilities maturing or repricing within a given time period. A positive GAP (asset sensitive) indicates that more assets reprice during a given period compared to liabilities, while a negative GAP (liability sensitive) has the opposite effect.

          First Lehigh's principal financial objective is to achieve long-term profitability while managing its exposure to fluctuations in interest rates. This is accomplished through the measurement of the relationship between interest rate sensitive assets and interest rate sensitive liabilities. The goal of maintaining a reasonable balance between interest rate sensitive assets and interest rate sensitive liabilities is accomplished through First Lehigh's asset/liability management program.

          At December 31, 1997 First Lehigh has a positive interest sensitive GAP of $1.36 million, or 1.42% of total interest-earning assets which have been adjusted for the depreciation on securities available-for-sale. Under a general assumption, that the general market interest rate changes affect the repricing of assets and liabilities equally, this gap indicates that the effect of an increase in overall market interest rates would result in an increase in the net interest margin, while falling interest rates would cause a decrease in the margin.

          The following table sets forth First Lehigh's interest sensitivity GAP position at December 31, 1997:


                                                                 December 31, 1997
                                        ------------------------------------------------------------------
                                        6 Months    6 Months    1 to 2      2 to 5     Over 5
                                        or less     to 1 Year   Years       Years      Years        Total
                                        --------    ---------   ------      ------     -----        -----
Interest-earning assets:                                           (in thousands)

Investment securities (1)               $13,756     $  533     $ 1,218     $ 3,756     $15,606     $34,869
Loans (2)                                20,774      6,644       9,844      19,685       4,095      61,042
                                        -------     ------     -------     -------     -------     -------

  TOTAL                                 $34,530     $7,177     $11,062     $23,441     $19,701     $95,911
                                        -------     ------     -------     -------     -------     -------

Interest-bearing liabilities:

Demand-interest bearing                 $14,120     $   --     $    --     $    --     $    --     $14,120
Savings and clubs (3)                       675        839       1,350       4,050      12,537      19,451
Time                                     18,158      6,344      17,115       5,700          --      47,317
Long-term debt (4)                          186         24          51         953          --       1,214
                                        -------     ------     -------     -------     -------     -------

  TOTAL                                 $33,139     $7,207     $18,516     $10,703     $12,537     $82,102
                                        -------     ------     -------     -------     -------     -------

GAP                                     $ 1,391     $  (30)    $(7,454)    $12,738     $ 7,164     $13,809
                                        -------     ------     -------     -------     -------     -------

Cumulative GAP                          $ 1,391     $1,361     $(6,093)    $ 6,645     $13,809     $13,809
                                        =======     ======     =======     =======     =======     =======

---------------

(1) Includes average pay downs based on the stress test for collateralized mortgage obligation securities, equity securities categorized as trading securities and $5.305 million investment in overnight funds.

(2) Includes estimated scheduled maturities of the fixed rate loans ignoring any potential rollover at maturity. Excludes nonaccrual loans of $3.364 million.

(3) Assumes that 7% of the savings deposits are repriceable each year based on the previous five years' historical activity.

(4) Includes estimated scheduled payments for mortgage note.


    Market Risk Disclosure

          First Lehigh has evaluated the impact of changes in interest rates on the net interest margin. The assumptions used in the evaluation include all aspects of interest earning assets and interest bearing liabilities. The overall impact in future interest rates changes on these assumptions may vary since a shift in interest rates may provide consumers with an option, for example, a switch from variable to fixed rate products.

          Sensitivity analysis was used to apply +200 and -200 basis point interest rate shocks to First Lehigh Bank's balance sheet and income statement at December 31, 1997. Market Risks for interest rate declines were measured in terms of percent and dollars of forecast net income at risk, while the Market Risk for initial rate increases are measured in terms of percent and dollars of equity value at risk. Equity value at risk determined by comparing the before and after shock market value of portfolio equity. Market value of portfolio equity is the present value of total assets, less the present value of total liabilities.

          Total net income at risk for the period January 1, 1998 to December 31, 1998, given a negative 200 basis point decline in interest rates was 9.51%, or a projected $225,000 decrease in net income. The majority of the decrease was the trading portfolio earnings at risk estimated to be $133,000, while all other earnings at risk were $92,000.

          Equity value risk as of December 31, 1997 was 5.46%, or a $961,000 decrease in the present value of equity, given a 200 basis point increase in interest rates. The present value of the trading portfolio would decrease $19,000, while the combined present value of all other assets and liabilities would decline $942,000.

    Capital

          The adequacy of First Lehigh's capital is reviewed on an ongoing basis with reference to size, composition and quality of First Lehigh's resources. An adequate capital base is important for continued growth and expansion in addition to providing an added protection against unexpected losses.

          As required by the federal banking regulatory authorities, new guidelines have been adopted to measure capital adequacy. Under the guidelines, certain minimum ratios are required for core capital and total capital as a percentage of risk-weighted assets and other off balance sheet instruments. For First Lehigh Bank, Tier I capital consists of shareholders' equity less intangible assets, and Tier II capital includes the allowable portion of the allowance for loan losses, currently limited to 1.25% of risk- weighted assets.

          The following table sets forth the capital ratios of First Lehigh Bank as of December 31, 1997 and 1996.

                                     Regulatory                December 31,
                                    Requirements           1997          1996
                                    ------------           ----          ----
Leverage ratio:
  Tier I (core capital) ratio          4.0% *            12.58%         10.70%
Risk-based capital ratios:
 Tier I capital/risk-weighted          4.0%              18.02%         15.19%
 Tier I and Tier II capital/
      Risk-weighted assets             8.0%              19.28%         16.45%

---------------

* The Department requires First Lehigh Bank to maintain a minimum Tier I leverage capital ratio of at least 6.5% under the terms of the Administrative Order.

    The Deposit Act

          The Deposit Act was enacted on September 29, 1996. The Deposit Act changes payment terms for First Lehigh Bank's payments into the BIF of the FDIC.

          Beginning in 1997, BIF assessments will be used for the first time to help pay off the $780 million annual interest payments on $8 billion in "FICO" bonds issued in the 1980s as part of the federal government's savings and loan bailout. The law provides that BIF assessments must be set at a rate equal to one-fifth of the SAIF rates for 1997, 1998 and 1999. After 1999, all FDIC-insured institutions will pay the same risk-adjusted rates.

          During 1997, First Lehigh Bank incurred $12,100 expense for the BIF of the FDIC.

    "Year 2000" Issues

          During 1997, First Lehigh Bank formed a Technology Task Team which is responsible for year 2000 compliance for First Lehigh Bank. The team members contacted all vendors which they believe would be affected by the millennium change. First Lehigh Bank's computer application servicer has been dealing with the year 2000 issue since May 1997 and is expecting to complete the host phase by September 1998. During the period of October 1998 to March 1999, the servicer will coordinate an end-to-end test which will allow First Lehigh Bank to simulate daily processing on sensitive century dates such as Day 1, first Month-end, first Leap Day, etc. At a minimum, testing will involve bank/branch input to host, production cycles and feedback to the general ledger system, and other key interfaces to facilitate completion of the end-to-end test. Most of other computer related vendors are anticipating to be year 2000 compliant during 1998. First Lehigh Bank's Technology Task Team has inventoried all operating systems, hardware and software and concluded that the majority of personal computers are year 2000 compatible. First Lehigh Bank will replace those computers which are not compliant as necessary. An estimated cost of $50,000 to $75,000 will be incurred by First Lehigh Bank for the year 2000 issue.

Management

          The following table sets forth certain information regarding the executive officers and directors of First Lehigh.

Name                       Age          Position
----                       ---          --------
Wilbur R. Roat             50           President, Chief Executive Officer and
                                        Director

George M. Baltozer         63           Executive Vice President and Chief
                                        Operating Office of First Lehigh Bank

Kashmira K. Lodaya         49           Treasurer of First Lehigh and Vice
                                        President and Controller of First Lehigh
                                        Bank

Stephen M. Alinikoff       53           Director

Peter Barter               82           Director

Robert B. Colfer           55           Director

Vincent Dieter             63           Director

Charles D. Flack, Jr.      43           Director

Harry J. Lentz             88           Director

John H. McKeever           72           Chairman of the Board, Secretary and
                                        Director

          Wilbur R. Roat has served as President, Chief Executive Officer and a director of First Lehigh Bank and as director of First Lehigh since September 1994. In August 1998, Mr. Roat was elected President and Chief Executive Officer of First Lehigh. Prior to joining First Lehigh Bank, Mr. Roat served as President and Chief Executive Officer of St. Edmond's Savings and Loan Association ("St. Edmond's") in Philadelphia, Pennsylvania from March 1992 to August 1994. During his tenure at St. Edmond's, St. Edmond's was a $70 million thrift institution for which Mr. Roat was responsible for recruiting and developing the management team and the development of the institution's initial five-year business plan. Prior thereto, Mr. Roat served in various positions with PSFS/Meritor Financial Group, the most recent of which were as Senior Vice President of Retail Banking for the Philadelphia Savings Fund Society from March 1990 to March 1992 and as Senior Vice President and Chief Administrative Officer of Meritor Financial Group from November 1986 to February 1990.

          George M. Baltozer has served as Executive Vice President and Chief Operating Officer of First Lehigh Bank since January 1991. Mr. Baltozer previously served as President of Dauphin National Bank from October 1985 to December 1990. Mr. Baltozer served as the Acting President of First Lehigh Bank from March 1994 until September 1994.

          Kashmira K. Lodaya has served as Treasurer of First Lehigh since January 1993 and as Vice President and Controller of First Lehigh Bank since February 1996. Ms. Lodaya previously served as Controller of First Lehigh Bank from 1992 to February 1996.

          Stephen M. Alinikoff has served as a director of First Lehigh and First Lehigh Bank since June 1993. During the past five years, Mr. Alinikoff has served as the President and Chief Executive Officer of Security First Group, an independent financial services organization, and as managing principal of First Security Investments, Inc., a registered broker-dealer.

          Peter Barter was elected as director of First Lehigh and First Lehigh Bank on October 24, 1994. Mr. Barter has been the owner of Fernbrook & Co., a sportswear business, for more than 30 years.

          Robert B. Colfer has served as a director of First Lehigh and First Lehigh Bank since 1985. Mr. Colfer has been the President of Keypunch, Inc., a data entry service provider, since 1973.

          Vincent Dieter has served as a director of First Lehigh and First Lehigh Bank since 1972. Mr. Dieter has been the owner of Kern's Machine Shop, Inc., a manufacturer of small machine parts, for over 10 years.

          Charles D. Flack, Jr. was elected as a director of First Lehigh and First Lehigh Bank in August 1993. During the past five years, he has served as Chief Executive Officer of Diamond Manufacturing Co., a perforated metal manufacturer.

          Harry J. Lentz has served as a director of First Lehigh and First Lehigh Bank since 1975. Mr. Lentz is retired and formerly served as the assistant cashier of First Lehigh Bank for over 20 years. He also is retired from service as the Deputy Recorder of Deeds for the Northampton County, Pennsylvania courthouse.

          John H. McKeever was elected Chairman of First Lehigh on July 27, 1998. Mr. McKeever has served as a director of First Lehigh and First Lehigh Bank since 1972 and as Secretary of First Lehigh and First Lehigh Bank for more than five years. He has served as Chairman of the Board of First Lehigh Bank since May 1993. Mr. McKeever is an attorney at law in private practice.

    Executive Compensation

          The following tables contain compensation data with respect to First Lehigh's Chief Executive Officer and each executive officer whose total salary and bonus for 1997 exceeded $100,000.


                                            Summary Compensation Table
                                            --------------------------
                                                                               Long-Term
                                                                              Compensation
                                                                              ------------
                                                                               Securities
Name and Principal                                            Other Annual     Underlying     All Other
     Position            Year     Salary ($)     Bonus($)    Compensation($)   Options(#)  Compensation($)
------------------       ----     ----------     --------    ---------------   ----------  ---------------

James L. Leuthe          1997     $ 90,000(1)    $100,000      $27,706(2)          --             --
Chairman of the Board,   1996      190,000(1)          --       15,921(2)          --             --
Acting President,        1995       30,000(1)          --       15,203(2)          --             --
Chief Executive Officer
and Director of the
Company

Wilbur Roat              1997     $111,635       $  5,000      $ 7,053(3)          --             --
President, Chief         1996      107,500             --        6,257(3)          --             --
Executive Officer and    1995      107,500         12,500        3,675(3)        60,000       $35,503(4)
Director of the Bank
and Director of the
Company


---------------

(1) Inasmuch as Mr. Leuthe was not deemed an employee of First Lehigh, these amounts were paid to Mr. Leuthe as consulting and management fees. Since October 1992, Mr. Leuthe has committed a majority of his time to the restructuring and raising of capital necessary to assure compliance with the regulatory orders and agreements.

(2) Represents the depreciation expense of $9,422 in 1997, $9,423 in 1996 and $9,423 in 1995 with respect to the use by Mr. Leuthe of a vehicle owned by First Lehigh Bank and $607, $664 and $890 paid in insurance premiums with respect to such vehicle in 1997, 1996 and 1995, respectively. The total also includes the depreciation expense of $4,061 in 1997, $4,061 in 1996 and $4,061 in 1995 and insurance premiums of $1,437 in 1997, $707 in 1996 and $829 in 1995 with respect to the use by Mr. Leuthe of a vehicle owned by First Lehigh. For 1997 and 1996, the totals include $2,134 and $1,096, respectively, of a non-cash taxable fringe benefit. The total in 1997 includes an auto lease paid by First Lehigh of $10,045.

(3) Represents the depreciation expense of $3,341 in 1997, $2,824 in 1996 and $2,824 in 1995 and insurance premiums of $706 in 1997, $676 in 1996 and $851 in 1995 with respect to the use by Mr. Roat of a vehicle owned by First Lehigh. For 1997 and 1996 the total includes $3,006 and $2,757, respectively, of a non-cash taxable fringe benefit.

(4) Represents relocation expense paid to Mr. Roat in 1995.

          First Lehigh did not grant stock options to any executive officers in 1997.

               Fiscal Year-End (December 31, 1997) Option Values
               -------------------------------------------------
                                                    Value of
                                  Number of         Unexercised
                                  Unexercised       In-the-Money
                                  Options at        Options at
                                  FY-End (#)        FY-End ($)
                                  -----------       -----------
          Name                    Exercisable       Exercisable
          ----                    -----------       -----------
          James L. Leuthe               --          $     --

          Wilbur R. Roat            60,000(1)       $210,000(2)

---------------

(1) Options to purchase 60,000 shares are exercisable at an exercise price of $3.50 per share.

(2) Value based upon the per share bid price of $7.00 at December 31, 1997.

          First Lehigh has entered into a Severance Compensation Agreement with Mr. Roat that commenced September 1, 1995 and is effective through August 31, 2000. Under this agreement, in the event of a discharge within two years of a change of control of the Bank or First Lehigh, First Lehigh Bank will be obligated (i) to pay to Mr. Roat an amount equal to two times his salary plus bonus for the immediately preceding calendar year prior to such change of control, (ii) to provide life, disability and health insurance coverage for 24 months and (iii) to pay to Mr. Roat an additional amount based upon his benefits under First Lehigh Bank's employee profit sharing plan. Also, at Mr. Roat's request made within six months of such discharge, First Lehigh Bank is obligated to purchase Mr. Roat's principal residence in the Lehigh Valley at its original purchase price.

    Director Compensation

          The nonemployee directors of First Lehigh Bank received fees of $350 for each meeting they attended through May 28, 1997. As of June 1, 1997, all nonemployee directors of First Lehigh Bank received fees of $450 for each meeting attended. All directors of First Lehigh received a fee of $450 for 1997. During 1997, John H. McKeever, a director of First Lehigh and First Lehigh Bank, was paid $15,750 for legal services performed for First Lehigh and First Lehigh Bank. Harry J. Lentz was paid $100 per month for services as an assistant secretary of First Lehigh and First Lehigh Bank in 1997.

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth, as of August 31, 1998, the amount and percentage of First Lehigh'S outstanding Common Stock and Series A Preferred Stock beneficially owned by each director of First Lehigh and by all directors and executive officers of First Lehigh as a group.


                                                                                     Percent of
                                                                                     Outstanding                        Percent of
                                                 Percent of        Series A          Series A          Senior           Outstanding
                                                 Outstanding       Preferred         Preferred         Preferred        Senior
Name and Address            Common Stock         Common Stock      Stock             Stock             Stock            Preferred
of Individual or            Beneficially         Beneficially      Beneficially      Beneficially      Beneficially     Beneficially
Identity of Group           Owned(1)(2)          Owned(2)          Owned(1)          Owned             Owned            Owned
-----------------           ------------         ------------      ------------      ------------      ------------     ------------
Stephen M. Alinikoff(4)        45,846               2.2%                  --             --              6,846             0.76%
Peter Barter                   50,000               2.4                   --             --                 --               --
Robert B. Colfer(3)           100,000               4.8               50,000            7.3%                --               --
Vincent Dieter(5)              13,960                --                   --             --                 --               --
Charles D. Flack, Jr.(6)       86,756               4.2                   --             --             26,756             2.97
Harry J. Lentz                  9,100                --                   --             --                 --               --
John H. McKeever(3)           132,800               6.3               50,000            7.3                 --               --
Wilbur R. Roat(7)              62,000               2.9                   --             --                 --               --
All directors and             454,662              12.8%             100,000           14.6%            33,602             3.73%
executive officers as a
group (10 persons)


--------------

(1) Information furnished by the directors.

(2) Assumes the number of shares of Common Stock that such persons have the right to acquire upon the conversion of the Series A Preferred Stock. Reference is made to "Principal Beneficial Owners" above.

(3) Reference is made to "Principal Beneficial Owners" above.

(4) This total includes 4,250 shares of Common Stock that Mr. Alinikoff's sister has the right to acquire upon the conversion of 4,250 shares of Senior Preferred Stock; 1,591 shares of Common Stock that Mr. Alinikoff's daughter has the right to acquire upon the conversion of 1,591 shares of Senior Preferred Stock; and 1,005 shares of Common Stock that Mr. Alinikoff has the right to acquire upon the conversion of 1,005 shares of Senior Preferred Stock.

(5) These shares are owned jointly with Mr. Dieter's wife.

(6) Of these shares, 50,000 shares are held by Diamond Manufacturing Co., a company of which Mr. Flack is a director, the President and a controlling shareholder, 700 shares are owned by Mr. Flack's wife and 9,300 shares are owned by Mr. Flack's three children. This total also includes an aggregate 26,756 shares of Common Stock that two pension funds of Diamond Manufacturing Co. have the right to acquire upon conversion of 26,756 shares of Senior Preferred Stock.

(7) These shares include 2,000 shares owned jointly with Mr. Roat's wife and 60,000 shares that Mr. Roat has the right to acquire under currently exercisable stock options.

Market Price of and Dividends on First Lehigh Stock and Related Matters

          The First Lehigh Common Stock is the only class of common stock of First Lehigh that is authorized, issued and outstanding. As of August 31, 1998, there were 2,056,140 shares issued and outstanding, held by approximately 128 stockholders of record. The market makers in First Lehigh's Common Stock are Security First Group, F.J. Morrisey & Co., Ryan Beck & Co. and Legg Mason Wood Walker Incorporated. First Lehigh's Common Stock is quoted on the OTC electronic bulletin board. According to information received by First Lehigh from F.J. Morrissey & Co., certain information regarding bid quotations for First Lehigh's Common Stock is as follows: for 1996, (i) at March 31, 1996, bid price $4.75;
(ii) at June 30, 1996, bid price $4.50; (iii) at September 30, 1996, bid price $4.50; and (iv) at December 31, 1996, bid price $4.50; and for 1997, (i) at March 31, 1997, bid price $5.00; (ii) at June 30, 1997, bid price $4.875; (iii)
at September 30, 1997, bid price $5.00; and (iv) at December 31, 1997, bid price $7.00; and for 1998, (i) at March 31, 1998, bid price $6.75; (ii) at June 30,
1998, bid price $6.625; and (iii) at September 30, 1998, bid price $_____. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

          First Lehigh has not paid any dividends on the First Lehigh Common Stock since June 1991. Due to its financial condition, its recent results of operations and regulatory restrictions on the payment of dividends by First Lehigh Bank and First Lehigh, management of First Lehigh currently does not anticipate the resumption of dividend payments on the First Lehigh Common Stock. Also, First Lehigh has accrued and unpaid dividends on its Series A Preferred Stock of $943,464 as of December 31, 1997. Dividends accrue on the Series A Preferred Stock at the rate of $.3255 per share per year. Dividends on the Senior Preferred Stock accrue at the rate of $.25 per share per year. When, as and if declared by the Board of Directors of First Lehigh out of funds legally available for that purpose, dividends are payable to the holders of the Senior Preferred Stock quarterly. Dividends must be declared and paid, or declared and a sum sufficient for payment thereof set aside, on the Senior Preferred Stock before any dividend may be declared or paid on any other capital stock of First

Lehigh. Dividends must be declared and paid, or declared and a sum sufficient for payment thereof set aside, on the Series A Preferred Stock before any dividend may be declared or paid on any other capital stock of First Lehigh other than the Senior Preferred Stock. Under First Lehigh's Articles of Incorporation, the aggregate amount of dividends paid in any calendar year on the Senior Preferred Stock and the Series A Preferred Stock may not exceed the amount of First Lehigh's net income for the preceding calendar year as shown on First Lehigh's audited statement of income for such preceding calendar year.

          Under Pennsylvania law, First Lehigh's Board of Directors may not authorize, and First Lehigh may not make, distributions (including dividends) if either (i) First Lehigh would be unable to pay its debts as they become due in the usual course of its business, or (ii) as determined by the Board of Directors, the total assets of First Lehigh would be less than the sum total of its liabilities plus the amount that would be needed, if First Lehigh were to be dissolved at the time as of which the distribution is measured, to satisfy the preferential rights upon dissolution of the holders of First Lehigh's outstanding Series A Preferred Stock, Senior Preferred Stock and any other shares that may have preferential rights upon dissolution superior to those receiving the distribution.

          Under the Pennsylvania Order, First Lehigh Bank may not declare or pay any cash dividends without prior written approval of the Department and the Regional Director of the FDIC. Certain other provisions under the Banking
Code restrict the ability of First Lehigh Bank to transfer funds to First Lehigh in the form of cash dividends, loans and advances. Under the Federal Reserve Agreement, First Lehigh may not declare or pay any cash dividends without the prior written approval of the Federal Reserve Bank and the Department.

                                   ADJOURNMENT

          In the event that there are not sufficient votes to constitute a quorum or approve the adoption of the Agreement at the time of one or both of the Meetings, such proposal could not be approved unless the Meetings were adjourned in order to permit further solicitation of proxies. In order to allow proxies which have been received by Patriot or First Lehigh, as the case may be, at the time of the applicable Meeting to be voted for such adjournment, if necessary, each of Patriot and First Lehigh has submitted the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration.

          The Boards of Directors of each of Patriot and First Lehigh recommend that shareholders vote their proxies in favor of the Patriot Adjournment Proposal or the First Lehigh Adjournment Proposal, as the case may be, so that their proxies may be used for such purposes in the event it becomes necessary. Properly executed proxies will be voted in favor of the Patriot Adjournment Proposal or the First Lehigh Adjournment Proposal, as the case may be, unless otherwise indicated thereon. If it is necessary to adjourn one or both of the Meetings, no notice of the time and place of the adjourned meeting is required to be given to shareholders other than an announcement of such time and place at the Special Meeting.

                                 INDEMNIFICATION

          Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a Bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless
(1) the director has breached or failed to perform the duties of his office and
(2) the breach or failure to perform constitutes self-dealing willful misconduct or recklessness.

          The Bylaws of the Holding Company provide for (1) indemnification of directors, officers, employees and agents of the Holding Company and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

          Directors and officers also are insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Holding Company.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons of the Holding Company pursuant to the foregoing provisions, or otherwise, the Holding Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     EXPERTS

          The consolidated financial statements of Patriot Bank Corp. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included or incorporated by reference in this Proxy Statement/Prospectus or in the Registration Statement of which this Proxy Statement/Prospectus forms a part have been audited by Grant Thornton LLP, independent certified public accountants, whose report thereon appears herein and elsewhere in the Registration Statement. Such financial statements are included in reliance upon the report of Grant Thornton LLP, given upon the authority of such firm as experts in accounting and auditing.

          The consolidated financial statements of First Lehigh appearing in this Proxy Statement/Prospectus have been audited by Parente, Randolph, Orlando, Carey & Associates, independent accountants, to the extent and for the periods indicated in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

          The validity of the Holding Company Common Stock to be issued in the Consolidation, certain federal income tax consequences of the Consolidation, and certain other legal matters relating to the Consolidation are being passed upon by the law firm of Stevens & Lee, P.C., counsel to Patriot.

          Legal matters in connection with the Consolidation will be passed upon for First Lehigh by Duane, Morris & Heckscher, LLP, Philadelphia, Pennsylvania. Members of Duane, Morris & Heckscher, LLP and their affiliates own 1,400 shares of First Lehigh Common Stock and 51,500 shares of Series A Preferred Stock.

                                  OTHER MATTERS

          As of the date of this Proxy Statement/Prospectus, the Boards of Directors of Patriot and First Lehigh know of no matters which will be presented for consideration at the Meetings other than as set forth in this Proxy Statement/Prospectus. However, if any other matters shall properly come before either of the Meetings or any adjournments thereof and be voted upon, the forms of proxy shall be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

                         FINANCIAL STATEMENTS OF PATRIOT

                                      INDEX

Patriot Bank Corp. and Patriot Bank:

Financial Statements (Audited)
   Independent Auditor's Report ...........................       S-2
Consolidated Balance Sheets - As of December 31, 1997
     and 1996 .............................................       S-3
   Consolidated Statements of Income - For the years ended
     December 31, 1997, 1996 and 1995 .....................       S-4
   Consolidated Statements of Changes in Stockholders'
     Equity - For the years ended
     December 31, 1997, 1996 and 1995 .....................       S-5
   Consolidated Statements of Cash Flows - For the years
       ended December 31, 1997, 1996 and 1995 .............       S-6
   Notes to Consolidated Financial Statements .............       S-7

Financial Statements (Unaudited)
   Consolidated Balance Sheets - As of June 30, 1998
     and December 31, 1997 ................................       S-32
   Consolidated Statements of Income - For the
     six months ended June 30, 1998 and 1997 ..............       S-33
   Consolidated Statements of Changes In Stockholders'
     Equity - For the six months ended June 30, 1998 ......       S-34
   Consolidated Statements of Cash Flows - For the six
       months ended June 30, 1998 and 1997 ................       S-35
   Consolidated Statements of Comprehensive Income - For
       the six months ended June 30, 1998 and 1997 ........       S-36
   Notes to Consolidated Financial Statements .............       S-37

Report of Independent Certified Public Accountants


Board of Directors
Patriot Bank Corp.


We have audited the accompanying consolidated Balance Sheets of Patriot Bank Corp. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of Patriot Bank Corp.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Patriot Bank Corp. and Subsidiaries as of December 31, 1997 and 1996, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

Grant Thornton  LLP
Philadelphia, Pennsylvania
January 21, 1998

Patriot Bank Corp. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

                                                                        December 31,
                                                                     ------------------
                                                                     1997          1996
                                                                     ----          ----

Assets
Cash and due from banks                                           $   2,597    $   1,997
Interest-earning deposits in other financial institutions             6,417        4,856
                                                                  ---------    ---------

Total cash and cash equivalents                                       9,014        6,853

Investment and mortgage-backed securities available for sale        343,125      159,148
Investment and mortgage-backed securities held to maturity
  (market value of $62,817 and $72,722 at December 31,
   1997 and 1996, respectively)                                      62,516       72,710
Loans held for sale                                                   4,095         --
Loans receivable                                                    422,209      280,184
Allowance for possible loan losses                                   (2,512)      (1,830)
Premises and equipment, net                                           8,542        7,724
Accrued interest receivable                                           4,119        2,649
Real estate owned                                                       162           74
Other assets                                                            230        1,653
                                                                  ---------    ---------

Total assets                                                      $ 851,500    $ 529,165
                                                                  =========    =========

Liabilities and stockholders' equity
Deposits                                                          $ 289,528    $ 239,514
FHLB Advances                                                       275,200      210,000
Securities sold under repurchase agreements                         214,684       21,595
Advances from borrowers for taxes and insurance                       3,135        2,499
Guaranteed Preferred Beneficial Interest in the
   Company's subordinated debt                                       18,417         --
Other liabilities                                                     4,003        2,440
                                                                  ---------    ---------

Total liabilities                                                   804,967      476,048
                                                                  ---------    ---------

Preferred stock, $0.01 par value, 2,000,000 shares authorized,
   none issued at December 31, 1997 and 1996, respectively             --           --
Common stock, $0.01 par value, 10,000,000 shares authorized,
   5,626,423 and 4,683,594 shares issued at December 31,
   1997 and 1996, respectively                                           56           47
Additional paid-in capital                                           59,926       49,014
Common stock acquired by ESOP, 349,649 and 308,513
   shares at cost at December 31, 1997 and 1996, respectively        (2,428)      (2,571)
Common stock acquired by MRP, 166,754 and 160,644 shares at
   amortized cost at December 31, 1997 and 1996, respectively        (1,285)      (1,538)
Retained earnings                                                     1,680       10,357
Treasury stock acquired, 1,267,955 and 226,147 shares
   at cost at December 31, 1997 and 1996, respectively              (16,071)      (2,517)
Accumulated Other Comprehensive Income                                4,655          325
                                                                  ---------    ---------

Total stockholders' equity                                           46,533       53,117
                                                                  ---------    ---------

Total liabilities and stockholders' equity                        $ 851,500    $ 529,165
                                                                  =========    =========


The accompanying notes are an integral part of these statements

Patriot Bank Corp. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(in thousands)

                                                                           Year ended December 31,
                                                                  ----------------------------------------
                                                                  1997               1996             1995
                                                                  ----               ----             ----

Interest income
Interest-earning deposits                                        $   193           $   116           $   201
Investment and mortgage-backed securities                         23,048            11,049             2,865
Loans                                                             27,008            18,429            14,102
                                                                 -------           -------           -------

Total interest income                                             50,249            29,594            17,168
                                                                 -------           -------           -------

Interest expense
Deposits                                                          13,405             9,895             8,980
Short-term Borrowings                                             15,648             5,965               569
Long-term Borrowings                                               6,754             1,642                --
                                                                 -------           -------           -------

Total interest expense                                            35,807            17,502             9,549
                                                                 -------           -------           -------

Net interest income before provision for
   possible loan losses                                           14,442            12,092             7,619
Provision for possible loan losses                                   915               305                60
                                                                 -------           -------           -------

Net interest income after
   provision for loan losses                                      13,527            11,787             7,559
                                                                 -------           -------           -------

Non-interest income
Service fees, charges and other operating income                     830               526               519
Gain on the sale of branch deposits and facility                     885
(Loss) Gain on sale of real estate acquired through
   foreclosure                                                        (9)               16                96
Gain (loss) on sale of investment and mortgage-backed
   securities available for sale                                     438               (28)              (97)
Mortgage banking gains                                               186               123                --
                                                                 -------           -------           -------

Total non-interest income                                          2,330               637               518
                                                                 -------           -------           -------

Non-interest expense
Salaries and employee benefits                                     7,048             4,324             3,048
Occupancy and equipment                                            1,952               978               658
Federal deposit insurance premiums                                   132             1,814               439
Data processing                                                      167               373               258
Advertising                                                          551               397               226
Deposit processing                                                   307               253               236
Other operating expenses                                           1,001             1,059             1,286
                                                                 -------           -------           -------

Total non-interest expense                                        11,158             9,198             6,151
                                                                 -------           -------           -------

Income before income taxes                                         4,699             3,226             1,926

Income taxes                                                       1,326             1,251               734
                                                                 -------           -------           -------

Net income                                                        $3,373            $1,975            $1,192
                                                                 =======           =======           =======

Earning per share - basic                                          $0.62             $0.31
                                                                   =====             =====

Earnings per share - diluted                                       $0.59             $0.31
                                                                   =====             =====

Dividends per share                                                $0.24             $0.14
                                                                   =====             =====

        The accompanying notes are an integral part of these statements.

Patriot Bank Corp. and Subsidiaries
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years ended December 31, 1997, 1996 and 1995
(in thousands)



                                                                                                         Accumulated
                                                    Additional                                              Other
                               Number of    Common  paid-in                        Retained   Treasury   Comprehensive
                                 shares      stock  capital    ESOP       MRP      earnings    stock        Income           Total
                               ---------    ------  ---------- ----       ---      --------   --------    -----------        -----


Balance at January 1, 1995          --         --        --        --         --     18,701         --       (833)          17,868

Shares issued upon
  conversion                     3,769         38    36,614        --         --         --         --         --           36,652
Common stock acquired
  by ESOP                         (301)        --        --    (3,015)        --         --         --         --           (3,015)
Release of ESOP shares              30         --        86       301         --         --         --         --              387
Net income                          --         --        --        --         --      1,192         --         --            1,192
Change in unrealized gains
  on securities available
  for sale, net of taxes            --         --        --        --         --         --         --      1,026            1,026
Comprehensive Income
  December 31, 1995                 --         --        --        --         --         --         --         --               --
                                 -----        ---   -------   -------    -------    -------   --------     ------          -------

Balance at December 31, 1995     3,498         38    36,700    (2,714)        --     19,893         --        193           54,110
                                 -----        ---   -------   -------    -------    -------   --------     ------          -------

Common stock issued                134          1     1,731        --         --         --         --         --            1,732
Common stock acquired
  by MRP                          (134)        --        --        --     (1,732)        --         --         --           (1,732)
Amortization of MRP                 --         --        --        --        194         --         --         --              194
Treasury stock purchased          (188)        --        --        --         --         --     (2,517)        --           (2,517)
Stock dividend                     661          8    10,530        --         --    (10,538)        --         --               --
Release of ESOP shares              17         --        53       143         --         --         --         --              196
Net income                          --         --        --        --         --      1,975         --         --            1,975
Change in unrealized gains
  on securities available
  for sale, net of taxes            --         --        --        --         --         --         --        132              132
Comprehensive Income
  December 31, 1996                 --         --        --        --         --         --         --         --               --
Cash dividends paid                 --         --        --        --         --       (973)        --         --             (973)
                                 -----        ---   -------   -------    -------    -------   --------     ------          -------

Balance at December 31, 1996     3,988        $47   $49,014   $(2,571)   $(1,538)   $10,357   $ (2,517)    $  325          $53,117
                                 -----        ---   -------   -------    -------    -------   --------     ------          -------

Common stock issued                  5         --       102        --         --         --         --         --              102
Common stock acquired
  by MRP                            (5)        --        --        --       (102)        --         --         --               --
Treasury stock purchased          (830)        --        --        --         --         --    (13,554)        --          (13,554)
Stock dividend                     631          9    10,654        --         --    (10,654)        --         --               --
Release of MRP                      32         --        --        --        355         --         --         --              355
Release of ESOP shares              21         --       165       143         --         --         --         --              308
Net income                          --         --        --        --         --      3,373         --         --            3,373
Change in unrealized gains
  on securities available
  for sale, net of taxes            --         --        --        --         --         --         --      4,330            4,330
Comprehensive Income
  December 31, 1997                 --         --        --        --         --         --         --         --               --
Cash dividends paid                 --         --        --        --         --     (1,396)        --         --           (1,396)
                                 -----        ---   -------   -------    -------    -------   --------     ------          -------

Balance at December 31, 1997     3,842        $56   $59,926   $(2,428)   $(1,285)   $ 1,680   $(16,071)    $4,655          $46,533
                                 =====        ===   =======   =======   ========    =======   ========     ======          =======




                                   Other
                               Comprehensive
                                  Income
                               -------------


Balance at January 1, 1995          --

Shares issued upon
  conversion                        --
Common stock acquired
  by ESOP                           --
Release of ESOP shares              --
Net income                       1,192
Change in unrealized gains
  on securities available
  for sale, net of taxes         1,026
Comprehensive Income
  December 31, 1995              2,218
                                 -----

Balance at December 31, 1995        --
                                 -----

Common stock issued                 --
Common stock acquired
  by MRP                            --
Amortization of MRP                 --
Treasury stock purchased            --
Stock dividend                      --
Release of ESOP shares              --
Net income                       1,975
Change in unrealized gains
  on securities available
  for sale, net of taxes           132
Comprehensive Income
  December 31, 1996              2,107
Cash dividends paid                 --
                                 -----

Balance at December 31, 1996     $  --
                                 -----

Common stock issued                 --
Common stock acquired
  by MRP                            --
Treasury stock purchased            --
Stock dividend                      --
Release of MRP                      --
Release of ESOP shares              --
Net income                       3,373
Change in unrealized gains
  on securities available
  for sale, net of taxes         4,330
Comprehensive Income
  December 31, 1997              7,703
Cash dividends paid                 --
                                 -----

Balance at December 31, 1997     $  --
                                 =====




The accompanying notes are an integral part of these statements.

Patriot Bank Corp. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

                                                                            Year ended December 31,
                                                                          -----------------------------
                                                                          1997        1996         1995
                                                                          ----        ----         ----

Operating activities
Net Income                                                                 3,373       1,975       1,192
Adjustments to reconcile net income to net cash provided by
   operating activities
        Amortization and accretion of
            Deferred loan origination fees                                  (145)       (464)       (460)
            Premiums and discounts                                           (94)        (39)        (71)
            MRP share                                                        355         194
        Provision for possible loan losses                                   915         305          60
        Release of ESOP shares                                               308         196         387
        (Gain) loss on sale of securities available for sale                (438)         28          97
        Loss (gain) on sale of real estate owned                               9         (16)        (96)
        Gain on sale of deposits and facility                               (885)       --          --
        Depreciation of premises and equipment                               762         259         187
        Mortgage loans originated for sale                               (13,753)       --          --
        Mortgage loans sold                                                9,658        --          --
        Decrease (increase) decrease in deferred income taxes                459        (277)         96
        Increase in accrued interest receivable                           (1,470)     (1,444)        (29)
        Increase in other assets                                          (1,149)        (71)       (315)
        Increase (decrease) in other liabilities                           1,563       1,077         (39)
                                                                        --------    --------    --------

              Net Cash used by operating activities                         (532)      1,723       1,009
                                                                        --------    --------    --------

Investing activities
        Loan originations & principal payments on loans, net            (142,265)    (85,643)    (25,309)
                                                                        --------    --------    --------

        Proceeds from the sale of securities - available for sale          4,280       3,918      10,249
        Proceeds from the maturity of securities - available for sale     26,740      16,784       5,289
        Proceeds from the maturity of securities - held to maturity       10,194       5,625        --
        Purchase of securities - available for sale                     (208,017)   (132,012)    (22,450)
        Purchase of securities - held to maturity                           --       (74,418)     (1,251)
        Proceeds from sale of real estate owned                               50         131         398
        Purchase of premises and equipment                                (1,880)     (4,533)        (95)
        Proceeds from sale of premises and equipment                         300        --          --
                                                                        --------    --------    --------
                 Net cash (used in by investing activities)             (310,598)   (270,148)    (33,169)
                                                                        --------    --------    --------

     Financing activities
             Net increase in deposits                                     60,361      37,896      11,680
             Decrease from sale of deposits                               (9,462)       --          --
             Proceeds from short term borrowings                         171,089     135,595        --
             Proceeds from long term borrowings                           87,200      86,000        --
             Proceeds from trust preferred securities                     18,417        --          --
             Increase (decrease) in advances from borrowers for
                taxes and insurance                                          636         721         (49)
             Net proceeds from stock conversion                             --          --        33,637
             Cash paid for dividends                                      (1,396)       (973)       --
             Purchase of Treasury Stock                                  (13,554)     (2,517)       --
                                                                        --------    --------    --------

     Net cash provided by financing activities                           313,291     256,722      45,268
                                                                        --------    --------    --------

     Net (decrease) increase in cash and cash equivalents                  2,161     (11,703)     13,108

     Cash and cash equivalents at beginning of year                        6,853      18,556       5,448
                                                                        --------    --------    --------

Cash and cash equivalents at end of year                                   9,014       6,853      18,556
                                                                        ========    ========    ========

The accompanying notes are an integral part of these statements.

                      Patriot Bank Corp. and Subsidiaries

          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a description of the significant accounting policies of Patriot Bank Corp. and Subsidiaries (Patriot). Such accounting and reporting policies conform with generally accounting principles and predominant practices within the financial institution industry.

Patriot, through its subsidiaries, offers a broad range of lending, depository and related financial services to small businesses and consumers primarily through 13 community banking offices located in Berks, Bucks, Chester, Montgomery, Northampton and Lehigh counties in Pennsylvania and through direct mail and various electronic and telephonic means.

Patriot Bank principally competes with other banking and financial institutions in its primary market communities. Commercial banks, savings banks, savings and loan associations, credit unions and money market funds actively compete for deposits and loans. Such institutions, as well as consumer finance and insurance companies, may be considered competitors of Patriot with respect to one or more of the services they render.

a. Basis of Financial Presentation

The accompanying financial statements include the accounts of the parent company, Patriot Bank Corp. and its subsidiaries: Patriot Bank and its subsidiaries, Marathon Management Company, Patriot Financial Center, Inc., Patriot Commercial Leasing Company, Inc., and Patriot Investment Company. All material intercompany balances and transactions have been eliminated in consolidation.

In preparing the consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

The principal estimates that are particularly susceptible to significant change in the near term relate to the allowance for possible loan losses, mortgage servicing rights, and other real estate owned.

The evaluation of the adequacy of the allowance for possible loan losses includes, among other factors, an analysis of historical loss rates, by category, applied to current loan totals. However, actual losses may be higher or lower than historical trends, which vary. Actual losses on specified problem loans, which also are provided for in the evaluation, may vary from estimated loss percentages, which are established based upon a limited number of potential loss classifications.

In June 1997, the Financial Accounting Standards Board (FASB) has issued SFAS No. 130, "Reporting of Comprehensive Income", which is effective for years beginning after December 15, 1997. This new standard requires entities presenting a complete set of financial statements to include details of comprehensive income. Comprehensive income consists of net income or loss for the current period and income, expenses, gains, and losses that bypass the income statement and are reported directly in a separate component of equity. These financial statements have been reclassified to reflect the provisions of SFAS No. 130.

Additional Footnote disclosure would have been added to reflect the related tax effects allocated to each component of Other Comprehensive Income as follows (In thousands):



                                        December 31, 1997             December 31, 1996             December 31, 1995
                                    --------------------------    --------------------------   ----------------------------
                                               Tax                           Tax                           Tax
                                    Before   (Expense)  Net of    Before   (Expense)  Net of   Before    (Expense)  Net of
                                     Tax        or       Tax       Tax        or       Tax       Tax        or       Tax
                                    Amount    Benefit   Amount    Amount    Benefit   Amount    Amount    Benefit   Amount
                                    ---------------------------------------------------------------------------------------
Unrealized gains on Securities:
  Unrealized holding gains
   arising during period            7,224     2,456     4,768       121       (41)       80      1,408     (479)       929
  Less: reclassification
   adjustment for gains
   realized in net income            (664)      226      (438)       79       (27)       52        147      (50)        97
                                    ---------------------------------------------------------------------------------------
  Net Unrealized gains              6,560     2,682     4,330       200       (68)      138      1,555      (529)    1,026


In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which is effective for all periods beginning after December 15, 1997. SFAS 131 requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate, and their major customers. Patriot has evaluated SFAS No. 131 and does not foresee a material effect on the presentation of it's financial position or results of operation.

b. Investment and Mortgage-Backed Securities

Patriot classifies its investment and mortgage-backed securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS No. 115, debt securities that Patriot has the intent and ability to hold to maturity are classified as held to maturity and reported at amortized cost. Securities expected to be held for an indefinite period of time are classified as available for sale and are carried at fair value, with unrealized gains and losses reported as a separate component of stockholders' equity, net of estimated income taxes. Securities that are bought and held principally for the purpose of selling are classified as trading and reported at fair value, with unrealized gains and losses included in earnings. Patriot has no securities held for trading. Gains or losses on the sales of securities are recognized at trade date utilizing the specific identification method.

c. Loans held for resale

Loans held for resale consist of residential mortgage loans originated by Patriot. They are recorded at the lower of cost or estimated fair value on an aggregate basis.

d. Loans and Allowance for Possible Loan Losses

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are stated at unpaid principal balances and net of deferred loan origination fees and discounts. Interest is accrued and credited to operations based upon the principal amount of loans outstanding. Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans, adjusted for estimated prepayments based on Patriot's historical prepayment experience.

Management's periodic evaluation of the adequacy of the allowance for possible loan losses is based on Patriot's past loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current economic conditions. Such estimates are susceptible to change, and actual losses on specific loans may vary from estimated losses. The allowance for possible loan losses is increased by charges to income and decreased by charge-offs (net of recoveries).

Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments is reestablished, in which case the loan is returned to accrual status.

On January 1, 1995, Patriot adopted SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118, "Accounting by Creditors for Impairment of a Loan: Income Recognition and Disclosures." SFAS No. 114 requires that a creditor measure impairment based on the present value of expected future cash flows discounted at the loan's effective interest rate, except that as a practical expedient, a creditor may measure impairment based on a loan's observable market price, or the fair value of the collateral if the loan is collateral dependent. Regardless of the measurement method, a creditor must measure impairment based on the fair value of the collateral when the creditor determines that foreclosure is probable. SFAS No. 118 allows creditors to use existing methods for recognizing interest income on impaired loans.

SFAS No. 114, as amended, applies to all loans that are identified for evaluation, uncollateralized as well as collateralized, except large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment. Those loans include residential mortgage, home equity and consumer loans. Patriot's loan portfolio is substantially comprised of residential mortgage, home equity and consumer loans; therefore, the adoption of SFAS No. 114 had no material effect on Patriot's consolidated financial position or results of operations. Patriot's impaired loans at December 31, 1997 and 1996 were not significant.

e. Premises and Equipment

Land is carried at cost. Buildings, leasehold improvements and furniture, fixtures and equipment are carried at cost less accumulated depreciation. Depreciation is provided for by the straight-line method over the estimated useful lives of the assets.

On January 1, 1996, Patriot adopted SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," which provides guidance on when to recognize and how to measure impairment losses of long-lived assets and certain identifiable intangibles and how to value long-lived assets to be disposed of. The adoption of SFAS No. 121 had no material effect on the consolidated financial position or results of operations.

f. Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities

On January 1, 1997 Patriot adopted SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," as amended by SFAS No. 127, which provides accounting guidance on transfers of financial assets, servicing of financial assets and extinguishments of liabilities. Adoption of this new statement did not have a material impact on Patriot's consolidated financial position or results of operations.

g. Employee Benefit Plans

Patriot has certain employee benefit plans covering substantially all employees. Patriot accrues costs as incurred.

On January 1, 1996, Patriot adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which contains a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, the standard permits entities to continue accounting for employee stock options and similar instruments under APB Opinion No. 25, "Accounting for Stock Issued to Employees." Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied. Patriot's employee stock option plan is accounted for under APB Opinion No. 25.

h. Advertising Cost

Patriot expenses advertising costs as incurred.

i. Income Taxes

Deferred income taxes are provided on temporary differences between amounts reported for financial statement and tax purposes in accordance with SFAS No. 109, "Accounting for Income Taxes."

j. Earnings per Shares

In 1997, Patriot adopted the provisions of SFAS No. 128, "Earnings per Share." SFAS 128 eliminates primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common shares by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Prior periods' earnings per share calculations have been restated to reflect the adoption of SFAS No. 128.

k. Statement of Cash Flows

Cash and cash equivalents are defined as cash on hand, cash items in process of collection and amounts due from banks. Interest-earning deposits consist of deposit accounts with the Federal Home Loan Bank (FHLB) of Pittsburgh and deposits with other financial institutions generally having maturities of three months or less. Cash paid for interest on deposits was $13,368,000, $9,888,000 and $8,988,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Cash paid for income taxes was $1,982,000, $1,161,000 and $6,701,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Transfers from loans to real estate owned were $167,000, $31,000, and $218,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Transfers of investment securities from held to maturity to available for sale were $-0-, $-0- and $6,000,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

l. Reclassifications

Certain prior period amounts have been reclassified to conform with the current year's presentation. These reclassifications had no effect on net income.

NOTE 2 - RESTRICTIONS ON CASH AND AMOUNTS DUE FROM DEPOSITORY INSTITUTIONS

Patriot is required to maintain certain average reserve balances as established by the Federal Reserve Board. The amounts of those reserve balances for the reserve computation periods, which included December 31, 1997 and 1996, were $1,583,000 and $456,000, respectively.

NOTE 3 - INVESTMENT AND MORTGAGE-BACKED SECURITIES

The amortized cost and estimated fair value of investment and mortgage-backed securities are as follows:


                                                                1997
                                        ---------------------------------------------------
                                                         Gross        Gross
                                        Amortized     Unrealized    Unrealized   Estimated
                                          cost           Gains         Loss      Fair Value
                                        ---------     ----------    ----------   ----------
                                                       (in thousands)
Available for Sale:
Investment securities:
U.S. Treasury and
   government agency
   securities                           $ 19,884        $  202         $--        $ 20,086
Commerce Bancorp, Inc.                     5,000           276          --           5,276
Other Corporate Securities                12,493           998          --          13,491
FHLMC Stock                               30,031         1,245          --          31,276
FHLB Stock                                13,760            --          --          13,760
Equity securities                          4,377         3,140          --           7,517
Mortgage-backed securities:
FHLMC                                     11,287           214          --          11,501
FNMA                                      20,163           185          94          20,254
GNMA                                      12,592           279          --          12,871
Collateralized mortgage
   obligations:
FHLMC                                     75,085           806         107          75,784
FNMA                                     118,778           503         437         118,844
Securitized Asset Sales, Inc.              4,934            --          81           4,853
GE Capital Mtg. Services, Inc.             7,476            24          --           7,500
Other                                        112            --          --             112
                                        --------        ------        ----        --------
Total investment
   and mortgage-backed
   securities available for sale        $335,972        $7,872        $719        $343,125
                                        ========        ======        ====        ========
Held to Maturity:
Investment securities:
U.S. Treasury and
   government agency
   securities                           $  1,035        $    4        $  5        $  1,034
Corporate securities                       1,502            42          --           1,544
Collateralized mortgage
   obligations:
FHLMC                                      1,801             3          --           1,804
FNMA                                       9,775           112          --           9,887
Capstead Securities Corp. IV               6,055            24          --           6,079
CMC Securities Corporation                 6,377            64          --           6,441
Other                                     35,971           150          93          36,028
                                        --------        ------        ----        --------
Total investment
   and mortgage-backed
   securities held to maturity          $ 62,516        $  399        $ 98        $ 62,817
                                        ========        ======        ====        ========


                                                               1996
                                        ----------------------------------------------------
                                                         Gross        Gross
                                        Amortized      Unrealized   Unrealized    Estimated
                                          cost           Gains        Losses      Fair Value
                                        ---------      ----------   ----------    ----------
                                                          (in thousands)
Available for Sale:
Investment securities:
U.S. Treasury and
   government agency
   securities                           $  5,023           $--        $ 33        $  4,990
Equity securities                         23,797           695          --          24,492
Mortgage-backed securities:
FHLMC                                     14,582           149          22          14,709
FNMA                                      25,118           150         144          25,124
GNMA                                      14,498           253          --          14,751
Collateralized mortgage
   obligations:
FHLMC                                     37,928             7         296          37,639
FNMA                                      31,654            13         165          31,502
Other                                      5,976            --          35           5,941
                                        --------        ------        ----        --------
Total investment
   and mortgage-backed
   securities available for sale        $158,576        $1,267        $695        $159,148
                                        ========        ======        ====        ========
Held to Maturity:
Investment securities:
U.S. Treasury and
   government agency
   securities                           $  1,911           $--        $ 19        $  1,892
Corporate securities                       2,506            27          --           2,533
Collateralized mortgage
   obligations:
Other                                     68,293           281         277          68,297
                                        --------        ------        ----        --------
Total investment
   and mortgage-backed
   securities held to maturity          $ 72,710        $  308        $296        $ 72,722
                                        ========        ======        ====        ========

The amortized cost and estimated fair value of investment and mortgage-backed securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:


                                                       Held to maturity                Available for sale
                                                    -----------------------         ------------------------
                                                    Amortized         Fair          Amortized          Fair
                                                      cost            value           cost             value
                                                    ---------         -----         ---------          -----
                                                                         (in thousands)
Investment and mortgage-backed securities
Due in one year or less                               $12,728         $12,764       $ 16,018         $ 16,039
Due after one year through five years                  40,408          40,603         94,564           94,839
Due after five years through ten years                  9,380           9,450         80,569           80,845
Due after ten years                                      --               --          96,653           98,849
Equity Securities                                        --               --          48,168           52,553
                                                      -------         -------       --------         --------
Total investment and mortgage-backed securities       $62,516         $62,817       $335,972         $343,125
                                                      =======         =======       ========         ========

For purposes of the maturity table, mortgage-backed securities, which are not due at a single maturity date, have been allocated over maturity groupings based on the contractual maturities. The mortgage-backed securities may mature earlier than their contractual maturities because of principal prepayments.

Proceeds from sales of investment and mortgage-backed securities and the realized gross gains and losses from those sales are as follows:


                                        Available for sale          Held to maturity
                                     -----------------------     -----------------------
                                     Year ended December 31,           Year ended
                                     1997            1996          December 31, 1995
                                    ------          ------       -----------------------
                                                (in thousands)
       Proceeds from sales          $4,280          $3,918             $10,249
                                    ======          ======             =======

       Gross realized gains            438          $   75             $    --
       Gross realized losses            --            (103)                (97)
                                    ------          ------             -------
       Net realized gain (loss)      $ 438          $  (28)            $   (97)
                                    ======          ======             =======

On November 15, 1995, the FASB issued a special report entitled "A Guide to Implementation of Statement No. 115 on Accounting for Certain Investments in Debt and Equity Securities." This guide allowed enterprises to reassess the appropriateness of the classification of all securities held. Based on this special report, Patriot reclassified $6,000,000 of securities from held to maturity to available for sale. The transfer was made at fair value and resulted in an estimated unrealized loss of $59,000 and a decrease in stockholders' equity of $39,000 based on current market values.

Securities having an aggregate amortized cost of $335,000, $412,000 and $445,000 were pledged to secure public deposits at December 31, 1997, 1996 and 1995, respectively.

NOTE 4 - LOANS RECEIVABLE

Loans receivable are summarized as follows:

                                                             December 31,
                                                      ------------------------
                                                        1997             1996
                                                      --------        --------
                                                            (in thousands)
Real estate loans
First mortgages secured by one- to four-family
   residences                                         $302,684        $192,518
Home equity and second mortgage                         77,070          72,480
Construction                                             4,039           3,210
Multi-family and commercial                             36,957          11,822
                                                      --------        --------
                                                       420,750         280,030
Consumer loans                                           3,853           2,546
                                                      --------        --------
Total loans receivable                                 424,603         282,576
Less deferred loan origination fees                     (2,394)         (2,392)
                                                      --------        --------
Total loans receivable, net                           $422,209        $280,184
                                                      ========        ========

Activity in the allowance for possible loan losses is summarized as follows:

                                            1997           1996           1995
                                           ------         ------         ------
                                                      (in thousands)

Balance at beginning of year               $1,830         $1,702         $1,720

Provision for possible loan losses            915            305             60
Loans charged off                           (276)           (177)           (81)
Recoveries                                     43             --              3
                                           ------         ------         ------

Balance at end of year                     $2,512         $1,830         $1,702
                                           ======         ======         ======

Non-performing loans, consisting of all loans 90 days past due and certain other loans for which the accrual of interest has been discontinued, were $1,112,000 and $568,000 at December 31, 1997 and 1996, respectively. Interest income that would have been recorded under the original terms of such loans and the interest income actually recognized are summarized as follows:

                                            1997           1996           1995
                                            ----           ----           ----
                                                      (in thousands)
Interest income that would have
  been recorded                              $71           $53            $53
Interest income recognized                   (21)          (17)           (14)
                                             ---           ---            ---

Interest income foregone                     $50           $36            $39
                                             ===           ===            ===

NOTE 5 - PREMISES AND EQUIPMENT

Premises and equipment are summarized as follows:

                                        Estimated
                                       useful lives         1997          1996
                                       ------------       -------       -------
                                                      (in thousands)

Land                                        --            $ 1,255       $ 1,220
Buildings                                  30-40            6,051         5,966
Furniture, fixtures and equipment           3-7             4,059         2,969
Leasehold improvements                      15                655           506
                                            --            -------       -------
                                                           12,020        10,661
     Less accumulated depreciation                         (3,478)       (2,937)
                                                          -------       -------
                                                          $ 8,542       $ 7,724
                                                          =======       =======

NOTE 6 - DEPOSITS

Deposits and their average rates are summarized as follows:


                                                        1997                         1996
                                                --------------------         --------------------
                                                             Average                      Average
                                                Balance       rate           Balance       rate
                                                -------      -------         -------      -------
                                                                 (in thousands)
NOW deposits                                   $ 16,908        0.61%        $ 17,842        0.49%
Money market                                     51,696        4.44           33,411        4.57
Savings accounts                                 24,510        2.38           27,712        2.38
Non-interest-bearing demand                      11,117          --            3,433          --
                                               --------        ----         --------        ----
Total demand, transaction, money market and
savings deposits                                104,231        2.86           82,398        2.76
Certificates of deposit                         185,297        5.87          157,116        5.76
                                               --------       -----         --------        ----
Total                                          $289,528        4.79%        $239,514        4.73%
                                               ========       =====         ========        ====

The aggregate amount of certificates of deposit with minimum denominations of $100,000 or more totaled approximately $41,788,000 and $19,357,000 at December 31, 1997 and 1996, respectively. At December 31, 1997, Patriot has one company who's certificates of deposits totaled approximately $30,490,000.

At December 31, 1997, scheduled maturities of certificates of deposit were as follows:

             1998                                               $ 91,399
             1999                                                 70,384
             2000                                                 10,985
             2001                                                  1,586
             2002                                                  2,048
             Thereafter                                            8,895
                                                                --------
                                                                $185,297
                                                                ========

NOTE 7 - FHLB ADVANCES

a. SHORT TERM Short-term advances from the FHLB have maturities of less than one year. These advances are collateralized by FHLB stock and certain first mortgage loans and mortgage-backed securities. Short-term borrowings are summarized as follows:


                                                                    1997           1996
                                                                  --------       --------
                                                                       (In thousands)
Balance at year-end                                               $171,000       $134,000
Maximum amount outstanding at any month-end during the period     $213,000       $183,500
Average amount outstanding during each period                     $155,042       $106,855
Weighted average interest rate on short-term borrowings               5.76%          5.50%

b. LONG TERM At December 31, 1997 and 1996, long-term advances from the FHLB totaling $104,200 and $76,000 have maturities of one to ten years. These advances are collateralized by FHLB stock and certain first mortgage loans and mortgage-backed securities.

At December 31, 1997, the outstanding long-term borrowings mature as follows (in thousands):

        1998                                                       0
        1999                                                  19,000
        2000                                                       0
        2001                                                       0
        2002                                                  85,000
        Thereafter                                               200
                                                             -------
                                                             104,200
                                                             =======

NOTE 8 - SECURITIES SOLD UNDER REPURCHASE AGREEMENTS

a. SHORT TERM Patriot enters into sales of securities under agreements to repurchase. These transactions are reflected as a liability on the accompanying Consolidated Balance Sheets. The dollar amount of securities underlying the agreements remains in the asset account, although the securities underlying the agreements are delivered to primary dealers who manage the transactions. At December 31, 1997 and 1996, all of the agreements were to repurchase identical securities.

Short-term repurchase agreements generally have maturities of less than one year. These repurchase agreements are collateralized by certain mortgage-backed, agency and corporate securities. Short-term repurchase agreements are summarized as follows:


                                                                         1997           1996
                                                                       --------       -------
                                                                           (In thousands)
Balance at year-end                                                    $214,684       $11,595
Maximum amount outstanding at any month-end during the period          $221,962       $11,595
Average amount outstanding during each period                          $115,593       $   254
Weighted average interest rate on short-term borrowings                    5.77%         6.40%

Mortgage-backed securities underlying the agreements at year-end:
       Carrying value                                                  $227,629       $23,287
       Estimated fair value                                            $227,629       $23,287

b. LONG TERM At December 31, 1997 and 1996 long-term repurchase agreements totalling $0 and $10,000 generally have maturities of one to two years. These repurchase agreements are collateralized by certain mortgage-backed securities.

NOTE 9 - TRUST PREFERRED SECURITIES

On May 29, 1997, Patriot issued $19,000,000 of 10.30% junior subordinated debentures to Patriot Capital Trust I, a Delaware Business Trust, in which Patriot owns all of the common equity. The trust issued $19,000,000 of preferred securities to investors, secured by the junior subordinated debentures and the guarantee of Patriot. Although the junior subordinated debentures will be treated as debt of Patriot, they currently qualify for Tier I capital treatment, subject to certain limitations, under risk-based capital guidelines of the Federal Reserve. The Trust Preferred Securities are callable by the Company on or after July 1, 2007, or earlier in the event the deduction of related interest for federal income taxes is prohibited, treatment as Tier I capital is no longer permitted or certain other contingencies arise. The Trust Preferred Securities must be redeemed upon maturity of the debentures in 2027.

NOTE 10 - EQUITY TRANSACTIONS

On July 28, 1997 Patriot completed a tender offer to purchase 449,537 (539,444 after 20% stock dividend) shares at $18.00 per share.

On August 25, 1997, Patriot announced a 20% stock dividend. The stock distribution was made on September 22, 1997 to stockholders of record on September 8, 1997.

On October 25, 1996, Patriot announced a 20% stock dividend. The stock distribution was made on November 21, 1996 to stockholders of record on November 7, 1996. At December 31, 1997 and 1996 shares outstanding were 4,358,000 and 4,457,000 respectively. All share amounts have been retroactively adjusted for stock dividends.

In July 1995, the Board of Directors of Patriot Bank adopted an overall Plan of Conversion (the Conversion), as amended on August 30, 1995, pursuant to which Patriot Bank converted from a federally chartered mutual savings bank to a federally chartered capital stock savings bank. All of Patriot Bank's outstanding capital stock was acquired by Patriot, a newly organized Delaware corporation which became the holding company for Patriot Bank. The conversion was completed on December 1, 1995 when Patriot issued 3,769,125 (not effected for stock dividends) shares of common stock to the public. The provisions of SFAS No. 128, "Earnings Per Share," are not applicable for the year ended December 31, 1995.

NOTE 11 - BRANCH SALE

On November 21, 1997 Patriot completed the sale of a community banking office and $10,350,000 of deposits form that office at a 7.5% premium Patriot recognized a gain from the sale of the deposits and the physical facility of approximately $885,000

NOTE 12 - INCOME TAXES

Applicable income taxes in the consolidated statements of income are as follows:

                                             1997            1996          1995
                                           -------         -------         ----
                                                      (in thousands)
Current
Federal                                    $ 1,301         $ 1,306         $525
State                                          109             222          113
APIC from Stock Compensation                    55              --           --
                                           -------         -------         ----
Total current                                1,465           1,528          638
                                           =======         =======         ====
Deferred
Federal                                        (39)           (277)          96
State                                         (100)             --           --
                                           -------         -------         ----
Total deferred                                (139)           (277)          96
                                           -------         -------         ----
Applicable income taxes                    $ 1,326         $ 1,251         $734
                                           =======         =======         ====
Effective tax rate                            28.2%           38.8%        38.1%
                                           =======         =======         ====

The income tax provision reconciled to taxes computed at the statutory federal rate is as follows:

                                                   1997        1996        1995
                                                   ----        ----        ----

Federal tax expense at statutory rate              35.0%       35.0%       35.0%
Adjustment resulting from:
State tax, net of federal tax benefit                .8         2.3         3.7
Tax-exempt interest and dividend income            (9.0)       (1.4)       (0.1)
ESOP expense                                        1.2         0.6         1.6
MRP expense                                        (1.2)        1.5          --
Other                                               1.4         0.8        (2.1)
                                                   ----        ----        ----
Income taxes                                       28.2%       38.8%       38.1%
                                                   ====        ====        ====


                                                   1997       1996
                                                   ----       ----
                                                    (in thousands)
Deferred tax assets
Deferred loan fees                              $   184       $288
Allowance for possible loan losses                  854        579
Uncollectible interest                               18         23
Non-qualified pension plan                           14         14
MRP expense                                          66         68
State NOL carryovers                                100         --
Reserves                                             11         --
                                                -------       ----
Total deferred tax assets                       $ 1,247       $972
                                                =======       ====
Deferred tax liabilities
Depreciation                                       $368       $211
Discount accretion                                  134         87
Pension plan                                         --         15
Gain on sale of loans                                48        100
Excess loan servicing fees                           --         --
Unrealized gain on securities
  available for sale                              2,498        228
                                                -------       ----
Total deferred tax liabilities                    3,048        641
                                                -------       ----
Net deferred tax (liability) asset              $(1,801)      $331
                                                =======       ====

Based on management's evaluation of the likelihood of realization, no valuation allowance has been provided against deferred tax benefits.

Prior to 1996, the Bank was permitted to deduct a percentage of its taxable income as an addition to a bad debt reserve for tax purposes regardless of the Bank's charge-off experience. This special deduction was repealed for taxable years following 1995. The Bank is now required to compute its bad debt deductions for tax purposes using the specific charge-off method. At December 31, 1997, 1996, and 1995 the Bank's tax bad debt reserve was approximately $ 4.0 million.

The Bank is not required to recapture its tax bad debt reserve into taxable income as long as the Bank continues to operate as a bank under federal tax law and does not use the reserve to fund dividends or redeem its stock. In accordance with SFAS No. 109, the Bank has not recorded any deferred tax liability on of its tax bad debt reserve. The tax that would be paid were the Bank ultimately required to recapture of the reserve would amount to approximately $1.4 million.

NOTE 13 - EARNINGS PER SHARE

Patriot's calculation of earnings per share in accordance with SFAS No. 128, "Earnings Per Share" is as follows:


                                                    For Year Ended December 31, 1997
                                                -----------------------------------------
                                                 Income           Shares        Per-Share
                                                Numerator     (Denominator)       Amount
                                                ---------     -------------     ---------
Basic EPS
Net Income available to common
   stockholders                                  $3,373          4,350          $0.78

Effect of Dilutive Securities Options                --            204           (.04)
                                                 ------          -----          -----

Diluted EPS
Net income available to common
   stockholders plus assumed conversions         $3,373          4,554          $0.74
                                                 ======          =====          =====

Options to purchase 3,600 shares of common stock at $18.02 were outstanding during the year. They were not included in the computation of diluted EPS because the option exercise price was greater than the average market price.


                                                    For Year Ended December 31, 1996
                                                -----------------------------------------
                                                 Income           Shares        Per-Share
                                                Numerator     (Denominator)       Amount
                                                ---------     -------------     ---------
Basic EPS
Net Income available to common
   stockholders                                   $1,975          5,048          $0.39

Effect of Dilutive Securities Options                 --             61             --
                                                  ------          -----          -----

Diluted EPS
Net income available to common
   stockholders plus assumed conversions          $1,975          5,109          $0.39
                                                  ======          =====          =====

All options at December 31, 1996 had exercise prices less than the average market price, accordingly they have all been included in the above calculation.

As a result of the conversion completed in December 1995, EPS for the year ended December 31, 1995 was not applicable.

NOTE 14 - EMPLOYEE BENEFIT PLANS

a. Pension Plan

Effective December 31, 1996, the Board of Directors approved the termination of Patriot's non-contributory defined benefit pension plan. Previously, the plan covered substantially all full time employees meeting certain eligibility requirements. As a result of this termination, all participating employees became fully vested under the plan. Distributions of the participants' vested benefits took place in the fourth quarter of 1997. Such distributions were in the form of cash payouts and rollovers into Patriot's 401(k) plan. In accordance with SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Pension Plans and for Terminated Benefits", both a settlement and curtailment had occurred. For the year ended December 31, 1997, the loss associated with the settlement and curtailment of this plan was not significant. No gain or loss was recognized for the year ended December 31, 1996.

b. 401(k) Plan

Patriot maintains a 401(k) plan covering all of its employees who have attained age 21 and have completed at least one year of service. Effective January 1, 1997, the 401(k) plan has been amended whereby all eligible employees will receive a contribution to the plan equal to 3% of their base salary prior to January 1, 1997. Subsequent to January 1997 Patriot will contribute 100% of an employee's contribution up to 3% of base salary and 50% of an employee's contribution between 3% and 6% of base salary. Prior to 1997, Patriot contributed 50% of an employee's contribution, up to 6% of salary. Patriot's contributions were $143,000, $35,000 and $32,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

c. Employee Stock Ownership Plan

In 1995, Patriot established an internally leveraged Employee Stock Ownership Plan (ESOP) for eligible employees who have completed one year of service with Patriot or its subsidiaries. In December 1995, the ESOP borrowed $3,015,000 from Patriot to purchase 434,000 (as adjusted for subsequent stock dividends) newly issued shares of common stock. Patriot makes contributions to the ESOP equal to the ESOP's debt service less any dividends received by the ESOP. Any dividends received by the ESOP are used to pay debt service. The ESOP shares are pledged as collateral for its debt. As the debt is repaid, shares are released from collateral and allocated to qualifying employees based on the proportion of debt service paid in the year. Patriot accounts for its ESOP in accordance with Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans." Accordingly, the debt of the ESOP is recorded as debt and the shares pledged as collateral are reported as unearned ESOP shares in the consolidated Balance Sheets. As shares are released from collateral, Patriot reports compensation expense equal to the current market price of the shares, and the allocated shares are included in outstanding shares for earnings per share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest. ESOP compensation expense was $308,000, $194,000 and $387,000 in 1997, 1996 and 1995, respectively. The ESOP shares as of December 31, 1997 were as follows:

         Allocated shares                                      85,000
         Unreleased shares                                    349,000
                                                           ----------
         Total ESOP shares                                    434,000
                                                           ==========
         Fair value of unreleased shares                   $7,395,000
                                                           ==========

d. Stock-Based Compensation

Patriot maintains a Management Recognition Plan (MRP). The MRP provides that up to 217,000 shares of common stock may be granted, at the discretion of the Board, to key directors and officers at no cost to the individuals. Patriot granted 193,000 shares in 1996 and 6,000 (as adjusted for subsequent stock dividends) shares in 1997 in the form of restricted stock payable over five years from the date of grant. The recipients of the restricted stock are entitled to all voting and other stockholder rights, except that the shares, while restricted, may not be sold, pledged or otherwise disposed of and are required to be held in escrow. In the event the recipient terminates association with Patriot for reasons other than death, disability or change in control, the recipient forfeits all rights to the allocated shares under restriction which are canceled and revert to Patriot for reissuance under the plan. Shares acquired by the MRP were newly issued shares and were recorded at the date of award based on the market value of shares. Shares acquired by the MRP, which are shown as a separate component of stockholders' equity, are being amortized to expense over the five-year vesting period. As shares are vested during this five-year period, Patriot records compensation expense equal to the shares being amortized. For the years ended December 31, 1997 and 1996, $355,000 and $194,000 was amortized to expense. At December 31, 1997, 18,000 shares were reserved for future grants under the plan.

Patriot maintains stock option plan. The stock option plan is accounted for under APB Opinion No. 25 and related interpretations. The plan permits the grant of options to employees and directors for up to 542,000 shares of common stock. The options have a term of 10 years and vest over a five-year period. The exercise price of each option equals the market price of Patriot's stock on the date of grant. Accordingly, no compensation cost has been recognized for the plan. Had compensation cost for the plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS No. 123, Patriot's 1997 and 1996 net income and earnings per share would have been reduced to the pro forma amounts indicated below:


                                                1997                                     1996
                                  ------------------------------           --------------------------------
                                  As reported          Pro forma           As reported            Pro forma
                                  -----------         ----------           -----------           ----------
Net income                         $3,373,000         $3,110,000            $1,975,000           $1,841,000
Earnings per share - basic         $     0.78         $     0.72            $     0.39           $     0.36
Earnings per share - diluted       $     0.74         $     0.68            $     0.39           $     0.36

A summary status of Patriot's option plans as of December 31, 1997 and 1996 and the charges during the years ending on those dates is presented below:


                                                    1997                          1996
                                            -----------------------      -------------------------
                                                           Weighted                     Weighted
                                                           Average                      Average
                                             Shares         Price        Shares          Price
                                             ------         -----        ------          -----
Outstanding, beginning of year               510,000        $8.98             --             --
Granted                                        7,000        16.38        510,000          $8.98
                                             -------        -----        -------          -----
Outstanding at year-end                      517,000        $9.08        510,000          $8.98
                                             =======        =====        =======          =====
Options exercisable at year-end              102,000                          --
                                             =======                     =======
Weighted average fair value of
    options granted during the year                         $6.68                         $3.42
                                                            =====                         =====

The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model as follows:

Assumptions:
   Dividend yield                                        2.40%            2.40%
   Expected volatility                                  33.30%           22.90%
   Risk-free interest rate                               6.47%            6.50%

The following table summarizes information about non-qualified options outstanding at December 31, 1997:


                                               Options Outstanding                             Options Exercisable
                             --------------------------------------------------------    ---------------------------------
                                 Number              Weighted                               Number
                             Outstanding at          Average              Weighted       Outstanding at        Weighted
   Range of                   December 31,          Remaining             Average         December 31,         Average
Exercise Prices                   1997           Contractual Life      Exercise Price          1997         Exercise Price
---------------              --------------      ----------------      --------------    --------------     --------------
         $ 8.98                 510,000             8.5 years              $ 8.98           102,000             $ 8.98
$14.74 - $18.02                   7,200             9.5 years              $16.38                --             $16.38

NOTE 15 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATIONS OF CREDIT RISK

Patriot is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers, including commitments to extend credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated Balance Sheets. The contract or notional amounts of those instruments reflect the extent of Patriot's involvement in particular classes of financial instruments.

Patriot's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. Patriot uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Unless noted otherwise, Patriot requires collateral to support financial instruments with credit risk.

The contractual or notional amounts of outstanding loan commitments as of December 31, 1997 are as follows:


                                                                                              Total
                                                   Fixed rate         Variable rate        commitments
                                                   commitments         commitments         outstanding
                                                   -----------        -------------        -----------
                                                                      (in thousands)
Financial instruments whose contract
amounts represent credit risk
Mortgage loans                                        $3,059            $ 1,093             $ 4,152
Consumer and other loans                                 388             21,387              21,775
Commercial lines of credit                                --             20,074              20,074
Construction loans                                     3,662                --                3,662
                                                      ------            -------             -------
                                                      $7,109            $42,554             $49,663
                                                      ======            =======             =======
Financial instruments whose notional
or contract amounts exceed the
amount of the credit risk
Interest rate cap                                         --             50,000              50,000
Interest rate floor                                       --             50,000              50,000

Fees received in connection with these commitments are recognized as income over the life of the commitment or the life of the loan.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Patriot evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by Patriot upon extension of credit, is based on management's credit evaluation of the borrower. Collateral for commitments generally includes residential or other real estate.

NOTE 15 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND CONCENTRATIONS OF CREDIT RISK - (Continued)


Interest rate cap and floor agreements are instruments used by Patriot to manage its interest rate risk. An interest rate cap is an agreement whereby the seller of the cap contractually agrees to pay the buyer the difference between the actual interest rate and strike rate per the cap contract, if the actual rate is higher than the strike rate. An interest rate floor is an agreement whereby the seller of the floor contractually agrees to pay the buyer the difference between the actual interest rate and the strike rate of the floor contract, if the actual rate is lower than the strike rate.

NOTE 16 - COMMITMENTS AND CONTINGENCIES

a. Lease Commitments

Patriot is committed to various operating leases related to branch facilities having initial or remaining terms in excess of one year. The minimum annual rental commitments under these leases outstanding at December 31, 1997 are as follows:

         1998                                    $  206,552
         1999                                       180,000
         2000                                       180,000
         2001                                       196,817
         2002                                       219,600
         Thereafter                               2,042,758
                                                 ----------
                                                  3,025,727
                                                 ==========

Total rental expense for all leases for the year ended December 31, 1997 and 1996 totaled $184,516 and $54,815, respectively. There were no leases in 1995.

b. Other

Patriot is a defendant in various legal actions arising from normal business activities. Management believes that those actions are without merit or that the ultimate liability, if any, resulting from such actions will not have a material adverse effect on Patriot's consolidated financial position or results of operations.

NOTE 17 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of the estimated fair value of Patriot's assets and liabilities considered to be financial instruments. As with most financial institutions, the majority of Patriot's assets and liabilities are considered financial instruments as defined in SFAS No. 107. However, many of such instruments lack an available trading market, as characterized by a willing buyer and seller engaging in an exchange transaction. Also, it is Patriot's general practice and intent to hold the preponderance of its financial instruments to maturity and not to engage in trading or sales activities. Therefore, Patriot has used significant estimates and present value calculations to prepare this disclosure. Changes in the assumptions or methodologies used to estimate fair value may affect the estimated amounts.

Fair values have been estimated using data which management considered the best available. Fair value of financial instruments actively traded in a secondary market has been estimated using quoted market prices. The fair value of loans receivable has been estimated using present value cash flow, discounted at an interest rate that gives effect to estimated prepayment risk and credit loss factors. Fair value of financial instrument liabilities with no stated maturities has been estimated to equal the carrying amount. Fair value of financial instrument liabilities with stated maturities has been estimated using present value cash flow, discounted at a rate approximating current market rates for similar assets and liabilities. The resulting estimated fair values and carrying amounts at December 31, 1997 and 1996, respectively were as follows:


                                                           1997                             1996
                                                -------------------------       -------------------------
                                                Estimated                       Estimated
                                                  fair           Carrying         fair           Carrying
                                                  value           amount          value           amount
                                                ---------        --------       ---------        --------
                                                                     (in thousands)
Financial Assets:
       Cash and cash equivalents                 $  9,014        $  9,014        $  6,853        $  6,853

       Investment and mortgage-backed
         securities available for sale            343,125         343,125         159,148         159,148
       Investment and mortgage-backed
         securities held to maturity               62,817          62,516          72,722          72,710
       Total Loans receivable (net)               426,557         423,792         280,468         278,354
Financial Liabilities:
       Deposits with no stated maturities         104,231         104,231          82,398          82,398
       Deposits with stated maturities            185,532         185,297         158,888         157,116
       Borrowings                                 516,149         508,301         229,947         231,595
Off-balance sheet items
       Commitments to extend credit                49,663          49,663          18,996          18,996
       Caps and floors                                  5             317              --              --

NOTE 18 - REGULATORY MATTERS

On May 22, 1997, Patriot Bank completed its conversion from a federally chartered savings bank to a state chartered commercial bank. Effective with the charter conversion Patriot Bank's regulators changed from the OTS to the State of Pennsylvania and the FDIC. Patriot Bank Corp. is regulated by the Federal Reserve.

Patriot is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possible additional discretionary - actions by regulators that, if undertaken, could have a direct material effect on Patriot's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, Patriot must meet specific capital guidelines that involve quantitative measures of Patriots assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Patriot's capital amounts are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require Patriot to maintain minimum amounts and ratios (set forth in the table below) of total and core capital (as defined in the regulations) to risk-weighted assets, and of core capital to adjusted assets. Management believes, as of December 31, 1997, that Patriot meets all capital adequacy requirements to which it is subject.

As of December 31, 1997, the most recent notification from the Department of Banking of the Commonwealth of Pennsylvania categorized Patriot as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, Patriot must maintain minimum total risk-based, core risk-based and core leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institutions category.


                                                                             Required to be             Required to be
                                                                               Adequately                    Well
                                                   Actual                      Capitalized               Capitalized
                                              -------------------           ----------------       ------------------------
                                               Amount       Ratio            Amount    Ratio        Amount            Ratio
                                              -------       -----           -------    -----       -------            -----
                                                                            (in thousands)
As of December 31, 1997
     Total capital
        (to risk weighted assets)

     Patriot Bank Corp.                       $62,807       14.54%          $34,567     8%         $43,208             10%
     Patriot                                   44,100       10.77%           32,748     8%          40,936             10%

     Tier I capita
        (to risk-weighted assets)

     Patriot Bank Corp.                        55,837       12.92%           17,283     4%          25,925              6%
     Patriot                                   41,588       10.16%           16,374     4%          24,561              6%

     Tier I capital (to average assets)

     Patriot Bank Corp.                        55,837        7.90%           28,282     4%          35,353              5%
     Patriot                                   41,588        6.12%           27,204     4%          34,005              5%

Patriot Bank is subject to regulations of certain regulatory agencies and, accordingly, is periodically examined by such regulatory authorities. As a consequence of the regulation of banking activities, Patriot Bank's operations are susceptible to changes in legislation and regulations.

On September 30, 1996, the Deposit Insurance Funds Act of 1996 (the Funds Act) was signed into law which, among other things, imposed a special one-time assessment on Savings Association Insurance Fund (SAIF) member institutions, including Patriot Bank, to recapitalize the SAIF. As required by the Funds Act, the Federal Deposit Insurance Corporation (FDIC) imposed a special assessment of
65.7 basis points on SAIF assessable deposits held as of March 31, 1995, payable November 27, 1996. The special assessment was recognized as a tax-deductible expense in 1996. Patriot recorded a special after-tax charge of $836,000 ($1,338,000 before-tax) as a result of the FDIC special assessment.

The Funds Act also spreads the obligations for payment of the Financing Corporation (FICO) bonds across all Bank Insurance Fund (BIF) and SAIF members. Beginning on January 1, 1997, BIF deposits will be assessed for FICO payments at a rate of 20% of the rate assessed on SAIF deposits. Based on current estimates by the FDIC, BIF deposits will be assessed a FICO payment of 1.3 basis points, while SAIF deposits will pay an estimated 6.5 basis points on the FICO bonds. Full pro rata sharing of the FICO payments between BIF and SAIF members will occur on the earlier of January 1, 2000 or the date the BIF and SAIF are merged. The Funds Act specifies that the BIF and SAIF will be merged on January 1, 1999, provided the savings associations remain as of that time.

In conformity with Patriot's charter, a "liquidation account" was established for Patriot Bank at the time of its conversion to the stock form of ownership. In the unlikely event of a complete liquidation of Patriot Bank, holders of savings accounts with qualifying deposits, who continue to maintain their savings accounts, would be entitled to a distribution from the "liquidation account" in an amount equal to the then current adjusted savings account balance before any liquidation distribution could be made with respect to capital stock. The balance in the "liquidation account" was $11,487,000 at December 31, 1997. This amount may not be utilized for the payment of cash dividends to the holding company.

For the period ended December 31, 1996 Patriot was regulated by the (OTS) Office of Thrift thus 1996 capital ratios are calculated under OTS guidelines.

The following schedule summarizes the actual capital balances and ratios of Patriot Bank at December 31, 1996:


                                       Tangible          Leverage               Leverage            Risk-based
                                       capital        (core) capital         (core) capital         capital to
                                     to tangible        to tangible         to risk-adjusted       risk-adjusted
                                       assets             assets                 assets               assets
                                     -----------      --------------        ----------------       -------------
                                                                (in thousands)
Regulatory capital                     $32,049           $32,049                $32,049               $33,879
Minimum capital requirement              7,490            14,980                  9,944                19,889
                                       -------           -------                -------               -------
Excess                                 $24,559           $17,069                $22,105               $13,990
                                       =======           =======                =======               =======
Capital ratio                             6.47%            6.47%                  12.89%                13.63%
                                       =======           ======                 =======               =======

NOTE 19 - PARENT COMPANY FINANCIAL INFORMATION

Condensed financial information for Patriot Bank Corp. is as follows:

Condensed Balance Sheets

                                                               December 31,
                                                         ---------------------
                                                           1997          1996
                                                         -------       -------
                                                              (in thousands)
Assets
Cash and cash equivalents                                $    89           $--
Loans to subsidiaries                                        499            --
Investment in subsidiaries                                66,517        53,246
Other assets                                                   3           465
                                                         -------       -------

    Total assets                                         $67,108       $53,711
                                                         =======       =======

Liabilities and stockholders' equity
    Other liabilities                                    $ 2,158       $   594
    Trust Preferred Securities                            18,417            --
    Stockholders' equity                                  46,533        53,117
                                                         -------       -------

    Total liabilities and stockholders' equity           $67,108       $53,711
                                                         =======       =======

Condensed Statements of Income

                                                        Year ended December 31,
                                                        -----------------------
                                                          1997            1996
                                                        -------          ------
                                                            (in thousands)
Interest income                                         $   161          $  824
Other Income                                                  5              --
                                                        -------          ------
       Total Income                                         166             824
Interest expense                                          1,187              --
Other Expense                                               875             531
                                                        -------          ------
   Total Expense                                          2,062             531
Income (loss) before income taxes and undistributed
       earnings of subsidiaries                          (1,896)            293
Income taxes (benefit) expense                             (527)            111
                                                        -------          ------
Income (loss) before undistributed earnings
       of subsidiaries                                   (1,396)            182
Earnings of subsidiaries                                  4,742           1,793
                                                        -------          ------
   Net income                                           $ 3,373          $1,975
                                                        =======          ======

                       Condensed Statements of Cash Flows

                                                           Year ended December 31,
                                                           -----------------------
                                                             1997           1996
                                                           --------       --------
                                                                (in thousands)
Cash flows from operating activities
    Net income                                             $  3,373       $  1,975
    Adjustments to reconcile net income to net cash
       provided by operating activities
       Earnings from subsidiaries                            (4,742)        (1,793)
       Dividends from subsidiaries                           13,615          5,000
       Change in other assets                                   462           (363)
       Change in other liabilities                            1,564            530
       MRP/ESOP Plans                                           663            390
                                                           --------       --------
           Net cash provided by operating activities         14,935          5,739
                                                           --------       --------
    Cash flows from investing activities
       Investment in subsidiary                             (17,814)       (20,581)
       Loans to subsidiary                                     (499)        18,214
                                                           --------       --------
           Net cash used in investing activities            (18,313)        (2,367)
                                                           --------       --------
    Cash flows from financing activities
        Net proceeds from trust preferred securities         18,417             --
        Cash dividends paid to stockholders                  (1,396)          (973)
        Purchase of treasury stock                          (13,554)        (2,517)
                                                           --------       --------
            Net cash provided by financing activities         3,467         (3,490)
                                                           --------       --------
Increase (decrease) in cash and cash equivalents                 89           (118)
Cash and cash equivalents at beginning of year                   --            118
                                                           --------       --------
Cash and cash equivalents at end of year                   $     89       $     --
                                                           ========       ========

                       Patriot Bank Corp. and Subsidiaries
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)


                                                                                       June 30,      December 31,
                                                                                        1998            1997
                                                                                      ---------      ------------
                                                                                     (unaudited)        (note)
Assets
Cash and due from banks                                                               $  10,574       $   2,597
Interest-earning deposits in other financial institutions                                   117           6,417
                                                                                      ---------       ---------
    Total cash and cash equivalents                                                      10,691           9,014
Investment and mortgage-backed securities available for sale                            337,989         343,125
Investment and mortgage-backed securities held to maturity (market value of
     $48,881 and $62,817 at June 30, 1998 and December 31, 1997, respectively)           48,454          62,516
Loans held for sale                                                                       2,802           4,095
Loans and leases receivable, net of allowances for possible
      loss, $2,817 and $2,512 at June 30, 1998
      and December 31, 1997, respectively                                               460,617         419,697
Premises and equipment, net                                                               8,647           8,542
Accrued interest receivable                                                               4,512           4,119
Real estate owned                                                                           179             162
Other assets                                                                              2,412             230
                                                                                      ---------       ---------
     Total assets                                                                     $ 876,303       $ 851,500
                                                                                      =========       =========
Liabilities and stockholders' equity
Deposits                                                                              $ 365,604       $ 289,528
Borrowings                                                                              220,391         275,200
Securities sold under repurchase agreements                                             215,337         214,684
Advances from borrowers for taxes and insurance                                           4,604           3,135
Trust preferred securities                                                               18,448          18,417
Other liabilities                                                                         4,649           4,003
                                                                                      ---------       ---------
       Total liabilities                                                                829,033         804,967
                                                                                      ---------       ---------
Preferred stock, $.01 par value, 2,000,000 shares authorized, none
       issued at June 30, 1998 and December 31, 1997, respectively                           --              --
Common stock, $.01 par value, 10,000,000 shares authorized, 7,028,631
       and 7,033,029 issued at June 30, 1998 and December 31, 1997, respectively             56              56
Additional paid-in capital                                                               60,039          59,926
Common stock acquired by ESOP, 437,061 shares at amortized cost at
      June 30, 1998 and December 31, 1997, respectively                                  (2,356)         (2,428)
Common stock acquired by MRP, 196,013 and 248,604 shares at amortized
      cost at June 30, 1998 and December 31, 1997, respectively                          (1,105)         (1,285)
Retained earnings                                                                         2,921           1,680
Treasury stock acquired, 1,584,944 at cost at June 30, 1998 and
      December 31, 1997, respectively                                                   (16,071)        (16,071)
Accumulated other comprehensive income                                                    3,786           4,655
                                                                                      ---------       ---------
      Total stockholders' equity                                                         47,270          46,533
                                                                                      ---------       ---------
      Total liabilities and stockholders' equity                                      $ 876,303       $ 851,500
                                                                                      =========       =========

The accompanying notes are an integral part of these statements.

Note: The balance sheet at December 31, 1997 is taken from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                       Patriot Bank Corp. and Subsidiaries
                        CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except for share data)


                                                                   Six-Month Period Ended
                                                                          June 30,
                                                                  ------------------------
                                                                    1998            1997
                                                                  --------        --------
                                                                        (unaudited)
Interest income
     Interest-earning deposits                                    $    179        $    116
     Investment and mortgage-backed securities                      13,534           9,680
     Loans                                                          16,978          11,848
                                                                  --------        --------
         Total interest income                                      30,691          21,644
                                                                  --------        --------
Interest expense
     Deposits                                                        8,329           6,366
     Short-term borrowings                                           8,703           2,605
     Long-term borrowings                                            5,255           5,556
                                                                  --------        --------
          Total interest expense                                    22,287          14,527
                                                                  --------        --------
           Net interest income before provision for
                possible loan losses                                 8,404           7,117
     Provision for possible loan losses                                550             225
                                                                  --------        --------
           Net interest income after provision for
                possible loan losses                                 7,854           6,892
                                                                  --------        --------
Non-interest income
     Service fees, charges and other operating income                  572             300
     Loss on sale of real estate acquired through
           foreclosure                                                  --              (9)
     Gain on sale of investment and mortgage-backed
           securities available for sale                             1,419             190
     Mortgage banking gains                                            205              --
                                                                  --------        --------
            Total non-interest income                                2,196             481
                                                                  --------        --------
Non-interest expense
      Salaries and employee benefits                                 4,962           3,100
      Office occupancy and equipment                                 1,001             878
      Professional services                                            328              80
      Federal deposit insurance premiums                                91              47
      Information Services                                              53              90
      Advertising                                                      385             249
      Deposit processing                                               197             137
      Other operating expense                                          467             313
                                                                  --------        --------
              Total non-interest expense                             7,484           4,894
                                                                  --------        --------
              Income before income taxes                             2,566           2,479
       Income taxes                                                    598             832
                                                                  --------        --------
              Net income                                          $  1,968        $  1,647
                                                                  ========        ========
       Earnings per share -- basic                                $   0.39        $   0.28
                                                                  ========        ========
       Earnings per share -- diluted                              $   0.37        $   0.27
                                                                  ========        ========
       Dividends per share                                        $   0.13        $   0.11
                                                                  ========        ========

The accompanying notes are an integral part of these statements.

                      Patriot Bank Corp. and Subsidiaries
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    Six-Month Period Ended June 30, 1998 and
                  Years Ended December 31, 1997, 1996 and 1995
                                 (in thousands)

                                                                                                        Unrealized
                                                                                                           gains
                                                                                                        (losses) on
                                                     Additional                                         securities
                                 Number of  Common     paid-in                     Retained   Treasury  available
                                  shares     stock     capital    ESOP      MRP    earnings     stock    for sale     Total
                                 ---------  ------   ----------   ----      ---    --------   -------- -----------  ---------
Balance at January 1, 1995            --      --          --         --       --    18,701        --         (833)   17,868

Shares issued upon
  conversion                       3,769      38      36,614         --       --        --        --           --    36,652
Common stock acquired
  by ESOP                           (301)     --          --     (3,015)      --        --        --           --    (3,015)
Release of ESOP shares                30      --          86        301       --        --        --           --       387
Change in unrealized gains
  on securities available
  for sale, net of taxes              --      --          --         --       --        --        --        1,026     1,026
Net income                            --      --          --         --       --     1,192        --           --     1,192
                                   -----     ---     -------    -------  -------    ------  --------       ------   -------
Balance at December 31, 1995       3,498      38      36,700     (2,714)      --    19,893        --          193    54,110
Common stock issued                  134       1       1,731         --       --        --        --           --     1,732
Common stock acquired
  by MRP                            (134)     --          --         --   (1,732)       --        --           --    (1,732)
Amortization of MRP                   --      --          --         --      194        --         --           --       194
Treasury stock purchased            (188)     --          --         --       --        --    (2,517)          --    (2,517)
Stock dividend                       661       8      10,530         --       --   (10,538)       --           --        --
Release of ESOP shares                17      --          53        143       --        --        --           --       196
Change in unrealized gains
  on securities available
  for sale, net of taxes              --      --          --         --       --        --        --          132       132
Net income                            --      --          --         --       --     1,975        --           --     1,975
Cash dividends paid                   --      --          --         --       --      (973)       --           --      (973)
                                   -----     ---     -------    -------  -------    ------- ---------      -------  --------
Balance at December 31, 1996       3,988     $47     $49,014    $(2,571) $(1,538)   $10,357   $(2,517)        $325   $53,117
Common stock issued                    5      --         102         --       --        --        --           --       102
Common stock acquired
  by MRP                              (5)     --          --         --     (102)       --        --           --        --
Treasury stock purchased            (830)     --          --         --       --        --   (13,554)          --   (13,554)
Stock dividend                       631       9      10,654         --       --   (10,654)       --           --        --
Release of MRP                        32      --          --         --      355        --        --           --       355
Release of ESOP shares                21      --         165        143       --        --        --           --       308
Change in unrealized gains
  on securities available
  for sale, net of taxes              --      --          --         --       --        --        --        4,330     4,330
Net income                            --      --          --         --       --     3,373        --           --     3,373
Cash dividends paid                   --      --          --         --       --    (1,396)       --           --    (1,396)
                                   -----     ---     -------    -------  -------    ------  --------       ------   -------
Balance at December 31, 1997       3,842     $56     $59,926    $(2,428) $(1,285)   $1,680  $(16,071)      $4,655   $46,533
Stock Split                          961
Release of MRP                        49      --          --         --      181        --        --           --       181
Release of ESOP shares                --      --         114         71       --        --        --           --       185
Change in unrealized gains
  on securities available
  for sale, net of taxes              --      --          --         --       --        --        --         (869)     (869)
Net income                            --      --          --         --       --     1,968        --           --     1,968
Cash dividends paid                   --      --          --         --       --      (727)       --           --      (727)
                                   -----     ---     -------    -------  -------    ------  --------       ------   -------
Balance at June 30, 1998           4,852     $56     $60,040    $(2,357) $(1,105)   $2,921  $(16,071)      $3,786   $47,270
                                   =====     ===     =======    =======  =======    ======  ========       ======   =======


The accompanying notes are an integral part of these statements.

                       Patriot Bank Corp. and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                           Six-Month Period Ended June 30,
                                                                           -------------------------------
                                                                              1998                 1997
                                                                           ---------             ---------
                                                                                     (unaudited)
Operating activities
   Net income                                                              $   1,968             $   1,647
   Adjustments to reconcile net income to net cash used by operating activities
       Amortization and accretion of
          Deferred loan origination fees                                         (47)                 (154)
          Premiums and discounts                                                (387)                  120
          Management recognition plan                                            180                   174
       Provision for possible loan losses                                        550                   225
       Release of ESOP shares                                                    184                   131
       Gain on sale of securities available for sale                          (1,419)                 (190)
       Loss on sale of real estate owned                                          --                     9
       Depreciation of premises and equipment                                    413                   357
       Mortgage loans originated for sale                                    (13,511)                   --
       Mortgage loans sold                                                    14,804                    --
       Increase in deferred income taxes                                        (668)                  (22)
       Increase in accrued interest receivable                                  (393)               (1,344)
       Increase in other assets                                               (1,332)               (9,333)
       Increase (decrease) in other liabilities                                  646                (1,062)
                                                                           ---------             ---------
           Net cash used by operating activities                                 990                (9,442)
                                                                           ---------             ---------
Investing activities
   Loan originations & principal payments on loans, net                      (41,420)              (65,092)
   Proceeds from sale of securities -- available for sale                      5,186                   719
   Proceeds from maturity of securities -- available for sale                 47,307                 4,566
   Proceeds from maturity of securities -- held to maturity                   14,062                 3,576
   Purchases of securities -- available for sale                             (56,407)             (104,151)
   Proceeds from sale of real estate owned                                        --                    30
   Purchase of premises and equipment                                           (518)               (1,372)
                                                                           ---------             ---------
           Net cash used by investing activities                             (21,790)             (161,724)
                                                                           ---------             ---------
Financing activities
   Net increase in deposits                                                   75,891                43,817
   Net (repayments) proceeds from short term borrowings                     (134,156)               85,821
   Proceeds from long term borrowings                                        105,000                25,000
   Repayments of long term borrowings                                        (25,000)                   --
   Proceeds from trust preferred stock                                            --                18,525
   Increase in advances from borrowers
      for taxes and insurance                                                  1,469                 1,234
   Cash paid for dividends                                                      (727)                 (741)
   Purchase of treasury stock                                                     --                (5,462)
                                                                           ---------             ---------
           Net cash provided by financing activities                          22,477               168,194
                                                                           ---------             ---------
           Net increase (decrease) in cash and cash equivalents                1,677                (2,972)
   Cash and cash equivalents at beginning of year                              9,014                 6,853
                                                                           ---------             ---------
   Cash and cash equivalents at end of year                                $  10,691             $   3,881
                                                                           =========             =========

Supplemental disclosures

Cash paid for interest on deposits was $8,321 and $6,335 for the six-month periods ended June 30, 1998 and 1997, respectively. Cash paid for income taxes was $387 and $1,060 for the six-month periods ended June 30, 1998 and 1997, respectively. Transfers from loans to real estate owned were $17 and $139 for the six-month periods ended June 30, 1998 and 1997, respectively.

The accompanying notes are an integral part of these statements.

                       Patriot Bank Corp. and Subsidiaries
                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                 (in thousands)


                                                                          Six-Month Period
                                                                           Ended June 30,
                                                                        --------------------
                                                                         1998          1997
                                                                        ------        ------
Net income                                                              $1,968        $1,647
Other comprehensive income, net of tax
    Unrealized gains (losses) on securities
       Unrealized holding gains (losses) arising during the
         period                                                            550           956
       Less: Reclassification adjustment for gains included
         in net income                                                  (1,419)         (190)
                                                                        ------        ------
Comprehensive income (loss)                                             $1,099        $2,413
                                                                        ======        ======

The accompanying notes are an integral part of these statements.

                       PATRIOT BANK CORP. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

                                  June 30, 1998

NOTE 1 - General

The accompanying financial statements of Patriot Bank Corp. and Subsidiaries ("Patriot") include the accounts of the parent company, Patriot Bank Corp. and its wholly-owned subsidiaries, Patriot Bank and Patriot Investment Company. All material intercompany balances and transactions have been eliminated in consolidation. These financial statements have been prepared in accordance with the instructions for Form 10-Q and therefore do not include certain information or footnotes necessary for the presentation of financial condition, results of operations, and cash flows in conformity with generally accepted accounting principles. However, in the opinion of management, the consolidated financial statements reflect all adjustments (which consist of normal recurring accruals) necessary for a fair presentation of the results for the unaudited periods. The results of operations for the three-month period ended June 30, 1998 are not necessarily indicative of the results which may be expected for the entire year. The consolidated financial statements should be read in conjunction with the annual report on Form 10-K for the year ended December 31, 1997.

                       PATRIOT BANK CORP. AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (unaudited)

                                  June 30, 1998

NOTE 2 - Investment And Mortgage-Backed Securities

The amortized cost and estimated fair value of investment and mortgage-backed securities are as follows:


                                                         June 30, 1998
                                        --------------------------------------------------
                                        Amortized     Unrealized   Unrealized        Fair
                                          cost           gain         loss           value
                                        ---------     ----------   ----------       ------
                                                       (in thousands)
Investment and Mortgage-Backed
  Securities Available for Sale
Investment securities
  U.S. Treasury and
    government agency securities        $ 30,067        $  100        $ 72        $ 30,095
    Corporate securities                  21,600           813          27          22,386
    Equity securities                     54,570         4,003          --          58,573

Mortgage-backed securities
    FHLMC                                  8,582           162          --           8,744
    Fannie Mae                            16,616           168         101          16,683
    GNMA                                  10,050           218          --          10,268

Collateralized mortgage
  obligations
    FHLMC                                 66,076           757          84          66,749
    Fannie Mae                           113,717           364         568         113,513
    Other                                 10,895            83          --          10,978
                                        --------        ------        ----        --------
Total investment and
   mortgage-backed securities
   available for sale                   $332,173        $6,668        $852        $337,989
                                        ========        ======        ====        ========

Investment and Mortgage-Backed
  Securities Held to Maturity
Investment securities
  U.S. Treasury and
    government agency
    securities                          $  1,035        $    5        $  3        $  1,037
  Corporate securities                     1,502            40          --           1,542

Collateralized mortgage
  obligations
    FHLMC                                  1,470            11          --           1,481
    Fannie Mae                             8,600           114          --           8,714
    Other                                 35,847           269           9          36,107
                                        --------        ------        ----        --------
Total investment and
  mortgage-backed securities
  available for sale                    $ 48,454        $  439        $ 12        $ 48,881
                                        ========        ======        ====        ========


                                      S-38



                                                                 December 31, 1997
                                                -------------------------------------------------
                                                Amortized     Unrealized     Unrealized     Fair
                                                   cost      appreciation   depreciation    value
                                                ---------    ------------   ------------    -----
                                                                   (in thousands)
Investment and Mortgage-Backed
  Securities Available for Sale
Investment securities
  U.S. Treasury and
    government agency securities                $ 19,884        $  202          $--       $ 20,086
    Corporate securities                          17,493         1,274           --         18,767
    Equity securities                             48,168         4,385           --         52,553

Mortgage-backed securities
    FHLMC                                         11,287           214           --         11,501
    Fannie Mae                                    20,163           185           94         20,254
    GNMA                                          12,592           279           --         12,871

Collateralized mortgage
  obligations
    FHLMC                                         75,085           806          107         75,784
    Fannie Mae                                   118,778           503          437        118,844
    Other                                         12,522            24           81         12,465
                                                --------        ------         ----       --------
Total investment and
   mortgage-backed securities
   available for sale                           $335,972        $7,872         $719       $343,125
                                                ========        ======         ====       ========

Investment and Mortgage-Backed
  Securities Held to Maturity
Investment securities
  U.S. Treasury and
    government agency
    securities                                  $  1,035        $    4         $  5       $  1,034
  Corporate securities                             1,502            42           --          1,544

Collateralized mortgage
  obligations
    FHLMC                                          1,801             3           --          1,804
    Fannie Mae                                     9,775           112           --          9,887
    Other                                         48,403           238           93         48,548
                                                --------        ------         ----       --------
Total investment and
  mortgage-backed securities
  available for sale                            $ 62,516        $  399         $ 98       $ 62,817
                                                ========        ======         ====       ========

NOTE 3 - Loans and Leases Receivable

Loans and leases receivable are summarized as follows:

                                                   June 30,         December 31,
                                                     1998               1997
                                                  ---------         ------------
                                                         (in thousands)
Residential mortgage portfolio
   Residential mortgages                          $ 325,508          $ 294,716
   Construction                                       3,012              4,039
Consumer portfolio
   Home equity                                       67,584             75,439
   Consumer                                           4,172              3,909
Commercial portfolio
   Commercial                                        64,743             46,166
   Commercial leases                                    963                334
                                                  ---------          ---------

     Total loans and leases receivable              465,982            424,603
     Less deferred origination fees                  (2,548)            (2,394)
     Less allowance for possible losses              (2,817)            (2,512)
                                                  ---------          ---------

     Total loans and leases receivable, net       $ 460,617          $ 419,697
                                                  =========          =========

Note 4 - Deposits

Deposits are summarized as follows:
                                                   June 30,         December 31,
Deposit Type                                         1998               1997
------------                                      ---------         ------------
                                                        (in thousands)

NOW                                               $  16,794          $  16,908

Money market                                         62,370             51,696

Savings accounts                                     24,617             24,510

Non-interest-bearing demand                          15,447             11,117
                                                  ---------           --------

     Total demand, transaction, money
         market and savings deposits                119,228            104,231

Certificates of deposits                            246,376            185,297
                                                  ---------          ---------

     Total deposits                               $ 365,604          $ 289,528
                                                  =========          =========

NOTE 5 - Year 2000 Compliance.

Pursuant to its strategic business plan, Patriot has made significant investments in new technology over the last two years. As a result of these investments, the primary systems used by Patriot are currently Year 2000 compliant. Management has initiated a comprehensive program to analyze and proactively plan for ensuring all of Patriot's systems are year 2000 compliant. It is currently anticipated that certain secondary systems will require modification. The cost of these modifications is expected to be minimal.

NOTE 6 - Disclosures about Segments of an Enterprise and Related Information

In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", which is effective for all periods beginning after December 15, 1997. SFAS 131 requires that public business enterprises report certain information about operating segments in complete sets of financial statements of the enterprise and in condensed financial statements of interim periods issued to shareholders. It also requires that public business enterprises report certain information about their products and services, the geographic areas in which they operate, and their major customers. Patriot has evaluated SFAS No. 131 and has prepared these financial statements in accordance with SFAS No. 131 and the instructions for Form 10-Q.

NOTE 7 - Accounting for Derivative Instruments and Hedging Activities

In June 1998 the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" which is effective for fiscal quarters of fiscal years beginning after June 15, 1999 with early adoption permitted. SFAS 133 establishes accounting and reporting standards for derivative instruments including certain derivative instruments embedded in other contracts, (collectively referred to as derivatives) and for hedging activities. Entities are required to recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and resulting designation. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of certain exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of foreign currency exposures. Patriot has not yet determined the impact, if any, of this Statement, including its provisions for the potential reclassifications of investment securities, on earnings, financial condition or equity.

NOTE 8 - Subsequent Events

On July 28, 1998 Patriot Bank Corp. announced the execution of a Definitive Agreement to acquire First Lehigh Corporation, ("First Lehigh") parent company of First Lehigh Bank. At June 30, 1998 First Lehigh was a $111 million bank holding company with five community banking offices located in Pennsylvania's Lehigh Valley. The terms of the agreement call for Patriot to exchange (I) .428 shares of Patriot common stock for each share of First Lehigh common stock and senior preferred stock and (ii) .342 shares of Patriot common stock for each share of Series A preferred stock. The transaction will be accounted for as a purchase for a total consideration of approximately $24.7 million. Subject to regulatory approval Patriot anticipates the transaction to close at the end of 1998 or early 1999.

                      FINANCIAL STATEMENTS OF FIRST LEHIGH

                                      INDEX

First Lehigh Corporation and First Lehigh Bank:

Financial Statements (Audited)
   Independent Auditor's Report ..........................       T-2
   Consolidated Balance Sheets - As of December 31, 1997
     and 1996 ............................................       T-3
   Consolidated Statement of Income - For the years ended
     December 31, 1997 and 1996 ...........................      T-4
   Consolidated Statement of Changes In
     Shareholders' Investment -
     For the years ended December 31, 1997 and 1996 .......      T-5
   Consolidated Statement of Cash Flows - For the years
       ended December 31, 1997 and 1996 ...................      T-6
   Notes to Consolidated Financial Statements .............      T-7

Financial Statements (Unaudited)
   Consolidated Balance Sheets - As of December 31, 1997
     and June 30, 1998 ....................................      T-32
   Consolidated Statements of Operations - For the six months
     ended June 30, 1998 and 1997 .........................      T-33
   Consolidated Statements of Cash Flows - For the six
       months ended June 30, 1998 and 1997 ................      T-34
   Notes to Consolidated Financial Statements .............      T-35

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders and
      Board of Directors of
      First Lehigh Corporation:

         We have audited the accompanying consolidated balance sheets of First Lehigh Corporation and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' investment and cash flows for the years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First Lehigh Corporation and subsidiary at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

         As discussed in Note 12 to the consolidated financial statements, in 1997 the Corporation changed its method of computing earnings per share by adopting Statement of Financial Accounting Standards No. 128, "Earnings Per Share."

Parente, Randolph, Orlando, Carey & Associates.
Allentown, Pennsylvania
February 3, 1998

                     FIRST LEHIGH CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1997 AND 1996
                                 (In thousands)


                                                           1997       1996
                                                           ----       ----

                        ASSETS

CASH AND DUE FROM BANKS                                   $7,470     $2,861
FEDERAL FUNDS SOLD                                           611      1,759
TRADING SECURITIES                                         7,571      6,309
SECURITIES AVAILABLE-FOR-SALE                             17,908     21,922
SECURITIES HELD-TO-MATURITY (Fair value of $3,990
  and $3,899)                                              4,085      4,091
LOANS (Net of $1,586 and $1,624 allowance for
  loan losses)                                            62,820     64,374
PREMISES AND EQUIPMENT                                     4,365      2,022
FORECLOSED ASSETS HELD FOR SALE, Net                       1,597      4,850
OTHER ASSETS                                               2,292      2,092
                                                        --------  ---------
              TOTAL ASSETS                              $108,719   $110,280
                                                        ========   ========


          LIABILITIES AND SHAREHOLDERS' INVESTMENT

DEPOSITS:
  Noninterest-bearing                                    $11,258    $10,086
  Interest-bearing                                        80,888     85,853
                                                         -------    -------
        Total deposits                                    92,146     95,939
OTHER BORROWED FUNDS                                           0      1,200
LONG-TERM DEBT                                             1,214        272
OTHER LIABILITIES                                            909        859
                                                         -------    -------
        Total liabilities                                 94,269     98,270
SHAREHOLDERS' INVESTMENT                                  14,450     12,010
                                                         -------    -------
              TOTAL LIABILITIES AND
              SHAREHOLDERS' INVESTMENT                  $108,719   $110,280
                                                        ========   ========

                 See Notes to Consolidated Financial Statements

                     FIRST LEHIGH CORPORATION AND SUBSIDIARY

                        CONSOLIDATED STATEMENT OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
          (In thousands, except per share data and shares outstanding)

                                                          1997       1996
                                                          ----       ----
INTEREST INCOME:
  Interest and fees on loans                              $5,824     $5,673
  Interest and dividends on investment securities:
    Taxable interest income                                1,660      1,637
    Dividends                                                154        264
  Interest on overnight funds                                168        105
                                                          ------     ------
        Total interest income                              7,806      7,679
                                                          ------     ------
INTEREST EXPENSE:
  Interest on deposits                                     3,579      3,571
  Interest on other borrowed funds                            26         50
  Interest on long-term debt                                 108         30
                                                          ------     ------
        Total interest expense                             3,713      3,651
                                                          ------     ------
NET INTEREST INCOME                                        4,093      4,028
PROVISION (CREDIT) FOR LOAN LOSSES                         1,003       (367)
                                                          ------     ------
NET INTEREST INCOME AFTER PROVISION (CREDIT)
  FOR LOAN LOSSES                                          3,090      4,395
                                                          ------     ------
OTHER INCOME:
  Service charges, fees and other income                     492        459
  Gain on sale of foreclosed assets, net                      49         62
  Gain on sale of real estate                                183         53
  Rental income                                              191          1
  Gain on sale of deposits                                   478
  Unrealized holding gains on trading securities           1,163        372
  Realized gains (losses) on:
    Trading securities                                     2,528      1,006
    Securities available-for-sale                             22         79
    Securities held-to-maturity                                         (18)
  Litigation settlement                                      184      1,539
                                                          ------     ------
        Total other income                                 5,290      3,553
                                                          ------     ------
OTHER EXPENSES:
  Salaries and employee benefits                          $1,633     $1,485
  Net occupancy expense                                      442        462
  Equipment expense                                          209        207
  FDIC insurance                                             106        156
  Foreclosed asset expenses                                1,175      1,175
  Other                                                    1,812      2,318
                                                          ------     ------
        Total other expenses                               5,377      5,803
                                                          ------     ------
NET INCOME                                                $3,003     $2,145
                                                          ======     ======
EARNINGS PER SHARE - BASIC                                 $1.28      $0.86
                                                          ======     ======
EARNINGS PER SHARE - DILUTED                               $0.86      $0.63
                                                          ======     ======

                 See Notes to Consolidated Financial Statements

                     FIRST LEHIGH CORPORATION AND SUBSIDIARY

          CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' INVESTMENT
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                  (In thousands, except for share information)




                          SENIOR        SERIES A                                                          NET
                         PREFERRED      PREFERRED                                      TOTAL           UNREALIZED
                          STOCK          STOCK        COMMON STOCK     CONTRIBUTED  (DEPRECIATION)    APPRECIATION
                      -------------   -------------   -------------    CAPITAL IN   ON SECURITIES     ON AVAILABLE
                      SHARES AMOUNT   SHARES AMOUNT   SHARES AMOUNT   EXCESS OF PAR   RETAINED         VALUE          EARNINGS
                      ------ ------   ------ ------   ------ ------   ------------- --------------    ------------    --------
BALANCE AT
  DECEMBER 31, 1995   848,902  $8    682,000   $7   2,000,000   $20       $8,764       $1,340            $94           $10,233

ISSUANCE OF SENIOR
  PREFERRED STOCK
  IN LIEU OF CASH
  DIVIDEND             51,461   1                                            257         (258)

NET INCOME                                                                              2,145                            2,145

NET CHANGE IN
  UNREALIZED APPRE-
  CIATION
  (DEPRECIATION)                                                                                        (368)             (368)
                      -------  --   --------   --   ---------   ---       ------       ------           ----           -------

BALANCE AT
  DECEMBER 31, 1996   900,363   9    682,000    7   2,000,000    20        9,021        3,227           (274)           12,010

ISSUANCE OF COMMON
  STOCK UNDER STOCK
  BONUS PLAN                                           50,000                150                                           150

DIVIDENDS DECLARED
  ON SENIOR PREFERRED
  AND SERIES A
  PREFERRED STOCK                                                                        (962)                            (962)

NET INCOME                                                                              3,003                            3,003

NET CHANGE IN
  UNREALIZED APPRE-
  CIATION
  (DEPRECIATION)                                                                                         249               249
                      -------  --   --------   --   ---------   ---       ------       ------           ----           -------

BALANCE AT
  DECEMBER 31, 1997   900,363  $9     682,000  $7   2,050,000   $20       $9,171      $5,268            ($25)          $14,450
                      =======  ==    ========  ==   =========   ===       ======      ======            ====           =======

                 See Notes to Consolidated Financial Statements

                                      FIRST LEHIGH CORPORATION AND SUBSIDIARY

                                       CONSOLIDATED STATEMENT OF CASH FLOWS
                                  FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                                                  (In thousands)

                                                               1997      1996
                                                               ----      ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                 $ 3,003    $ 2,145
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Realized gains on securities available-for-sale            (22)       (79)
      Gain on sale of foreclosed assets, net                     (49)       (62)
      Gain on sale of deposits                                   478
      Provision (credit) for loan losses                       1,003       (367)
      Provision for foreclosed assets losses                     655        602
      Depreciation of premises and equipment                     182        161
      Amortization                                                14         73
      Gain on sale/disposal of equipment                          27         (7)
      Realized losses on securities held-to-maturity                         18
      Net increase in trading securities                      (1,262)      (271)
      Gains on other assets                                     (183)      (397)
      Change in:
        Other assets                                             184        (79)
        Other liabilities                                       (220)       387
                                                             -------    -------
          Net cash provided by operating activities            3,810      2,124
                                                             -------    -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the sale of securities available-for-sale      1,952      4,038
  Proceeds from the maturity of securities
    available-for-sale                                         2,325      3,789
  Purchases of securities available-for-sale                             (8,604)
  Proceeds from sale of securities held-to-maturity                         327
  Net increase in loans                                       (1,526)    (8,944)
  Proceeds from sales of premises and equipment                              54
  Capital expenditures for premises and equipment               (450)       (56)
  Capital expenditures for foreclosed assets                    (101)       (43)
  Proceeds from sales of foreclosed assets                     3,287      1,483
  Proceeds from sales of other assets                            484        691
                                                             -------    -------
          Net cash provided by (used in)
            investing activities                               5,971     (7,265)
                                                             -------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Sale of deposit accounts                                   ($6,820)
  Net (decrease) increase in other borrowed funds             (1,200)   $ 1,200
  Dividend payments                                             (740)
  Payments on long-term debt                                    (109)      (109)
  Net increase in deposits                                     2,549      3,627
                                                             -------    -------
          Net cash (used in) provided by
            financing activities                              (6,320)     4,718
                                                             -------    -------
NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS                                    3,461       (423)
CASH AND CASH EQUIVALENTS, BEGINNING                           4,620      5,043
                                                             -------    -------
CASH AND CASH EQUIVALENTS, ENDING                            $ 8,081    $ 4,620
                                                             =======    =======
SUPPLEMENTARY DISCLOSURE:
  Cash paid for interest                                     $ 3,712    $ 3,657
                                                             =======    =======
  Cash paid for income taxes                                 $    47    $    22
                                                             =======    =======

                 See Notes to Consolidated Financial Statements

                     FIRST LEHIGH CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       ADMINISTRATIVE ORDER AND OTHER REGULATORY AGREEMENTS

         First Lehigh Corporation (the "Company") and First Lehigh Bank (the "Bank") are subject to and have consented to the following regulatory orders and agreements: (i) effective February 28, 1996, the Company and the Bank entered into an Administrative Order (the "Pennsylvania Order") with the Pennsylvania Department of Banking (the "Department"), which replaced an earlier order entered into in 1993; (ii) on April 29, 1996, the Bank entered into a Memorandum of Understanding (the "Memorandum of Understanding") with the Federal Deposit Insurance Corporation ("FDIC"), which has replaced two cease and desist orders dating from October 1987 and June 1992; and (iii) in January 1991, the Company consented to a written agreement (the "Federal Reserve Agreement") with the Federal Reserve Bank and the Department.

         Under the terms of the Pennsylvania Order, the Bank, among other things:

         - Must not declare or pay any cash dividend, without the prior written approval of the Department and the Regional Director of the FDIC;

         - Must maintain, at all times, a minimum Tier 1 capital equal to or greater than 6.5% of the Bank's adjusted total assets and a "fully funded loan loss reserve";

         - May not grant, extend, renew, alter or restructure any loan or other extension of credit without first obtaining and analyzing all relevant credit information, as well as taking all necessary steps to properly value and perfect its interests in collateral, where applicable;

         - May not extend directly or indirectly, any new or additional credit to, or for the benefit of, any borrower who is associated with a previously charged-off loan or a credit that has been adversely classified in the June 30, 1995 Report of Examination or as a result of any subsequent regulatory examination.

         The following performance objectives were also stated in the Pennsylvania Order: (i) the Bank must reduce the level of nonaccrual loans to total gross loans noted in the Report of Examination as of June 30, 1995, to no more than 7% by August 26, 1996, and further reduce such ratio to no more than 4% by November 24, 1996 and 2% by February 22, 1997; and (ii) the

         Bank must reduce the level of classified assets as of June 30, 1995, to no more than 100% of Tier I capital and the allowance for loan losses by August 26, 1996, and further reduce such ratio to 75% by November 24, 1996 and 50% by February 22, 1997.

         The Company believes that it and the Bank are substantially in compliance with the Pennsylvania Order as of December 31, 1997. The Pennsylvania Order requires the Bank to reduce the level of nonaccrual loans to total gross loans noted in the Report of Examination as of June 30, 1995, to no more than 4% by November 24, 1996 and to 2% by February 22, 1997. As of December 31, 1997, this ratio was 2.1% which was higher than the 2% required by the Pennsylvania Order. Additionally, the Pennsylvania Order requires the Bank to reduce the level of classified assets as of June 30, 1995, to no more than 75% of Tier I capital and the allowance for loan losses by November 24, 1996 and to 50% by February 22, 1997. As of December 31, 1997, this ratio was 23.68%. The Pennsylvania Order also contains a provision requiring the Bank to maintain, at all times, a minimum Tier I capital equal to or greater than 6.5% of the Bank's adjusted total assets, plus a "fully-funded loan loss reserve." As of December 31, 1997, this ratio was 12.58% and the Bank's loan loss reserve was fully funded.

         The Federal Reserve Agreement requires the Company to obtain the approval of the Federal Reserve Bank and the Department in order to declare or pay any dividends to its shareholders.

         The Memorandum of Understanding and Federal Reserve Agreement also place certain requirements related to capital, adversely classified assets and management policies. Such requirements are no more restrictive than those included in the Pennsylvania Order issued by the Department. Management believes the Corporation is in compliance with the Memorandum of Understanding and the Federal Reserve Agreement as of December 31, 1997.

         The Company's and the Bank's continued existence is dependent upon its ability to achieve compliance with the terms of the administrative order and other regulatory agreements. The Corporation's management believes that compliance will be achieved allowing the Corporation to continue as a going concern in its present form.

2.       NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS

         First Lehigh Corporation and its subsidiaries, Pond Associates (a partnership) and First Lehigh Bank, and First Lehigh Bank's subsidiaries (Allentown Properties, Inc., Quakertown Properties, Inc., Walnutport Properties, Inc., Walnutport Properties II, Inc., Winchester Property Management Corporation and Pond Road Properties, Inc.) (collectively the "Corporation") provide commercial banking services.

         The First Lehigh Corporations' primary regulator is the Federal Reserve Bank while the primary regulator of its subsidiary, First Lehigh Bank is the Pennsylvania Department of Banking. First Lehigh Bank is also regulated and insured by the Federal Deposit Insurance Corporation.

         First Lehigh Bank is a commercial bank which provides a variety of financial services to individuals and small business customers through its five branch offices in Walnutport, Cherryville, Bethlehem and Allentown, Pennsylvania. Its primary deposit products are passbook and statement savings accounts, certificates of deposit, NOW accounts, money market accounts, checking accounts and club accounts. Its primary lending products are secured small business loans and lines of credit, residential loans, installment loans and secured consumer loans.

         PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the First Lehigh Corporation and its direct and indirect subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Estimates that are particularly susceptible to significant change relate to the determination of the allowances for loan losses and the valuation of assets acquired in connection with foreclosures or in satisfaction of loans. In connection with the determination of allowances for loan losses and for writedowns of foreclosed assets, management obtains independent appraisals for significant properties.

         A majority of the Corporation's loan portfolio consist of commercial and residential real estate loans to borrowers within the Lehigh Valley, which constitutes the primary marketing area of the institution.

         While management uses available information to recognize losses on loans and foreclosed assets, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the allowances for loan losses and for writedowns of foreclosed assets. Such agencies may require the Corporation to recognize additions to the allowances based on their judgments about information available to them at the time of their examination. Because of these factors, it is reasonably possible that the allowances for loan losses and for writedowns of foreclosed assets may change materially in the near term.

         INVESTMENT SECURITIES

         Securities held-to-maturity are debt securities for which the Bank has the positive intent and ability to hold to maturity and are reported at amortized cost.

         Trading securities are marketable equity securities held principally for resale in the near term and recorded at their fair values. Unrealized appreciation and depreciation on trading securities are included immediately in other income.

         Securities available-for-sale consist of securities not classified as trading securities or securities held-to-maturity. Unrealized appreciation and depreciation, net of tax, on securities available-for-sale are reported as a net amount in a separate component of shareholders' investment until realized.

         Gains and losses on the sale of securities are determined using the specific identification method.

         Declines in the fair value of individual securities held-to-maturity and available-for-sale below their cost that are other than temporary result in write-downs of the individual securities to their fair value. Any related write-downs are included in earnings as realized losses.

         Premiums and discounts are amortized over the period to maturity using an interest method.

         LOANS

         Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

         The accrual of interest on impaired loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due generally, when the loan is ninety days past due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received. Impaired loans are charged off when collection is considered remote.

         MORTGAGE LOANS HELD FOR SALE

         Mortgage loans held for sale are carried at the lower of aggregate cost or market. Net unrealized losses are recognized through a valuation allowance by charges to income.

         LOAN FEES

         Fees collected upon loan origination and certain direct costs of originating loans are deferred and recognized as adjustments to income over the contractual lives of the related loans as yield adjustments. Upon prepayment or other dispositions of the underlying loans before their contractual maturities, any associated unamortized fees or costs are recognized. Prior to 1988, such fees and costs were included in income when collected or paid.

         ALLOWANCE FOR LOAN LOSSES

         The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio, and other relevant factors.

         PREMISES AND EQUIPMENT

         Premises and equipment are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization is computed generally using the straight-line method.

         FORECLOSED ASSETS HELD FOR SALE

         Foreclosed assets held for sale are carried at the lower of fair value minus costs to sell or cost. The provision for foreclosed asset losses and the costs of holding and maintaining the property are included in the statement of operations caption "Foreclosed asset expenses."

         INCOME TAXES

         Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

         STATEMENT OF CASH FLOWS

         The Corporation considers all cash and amounts due from depository institutions, interest-bearing deposits in other banks, and federal funds sold to be cash equivalents for purposes of the statement of cash flows.

         The Corporation transferred approximately $539,000 and $2,015,000 from loans to foreclosed assets held for sale during the years ended December 31, 1997 and 1996, respectively.

         FAIR VALUES OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be utilized in immediate settlement of the instruments. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

         The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments:

                  Cash and cash equivalents: The carrying amounts reported in the statement of financial condition for cash and cash equivalents approximate those assets' fair values.

                  Investment securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

                  Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. The carrying amount of accrued interest receivable approximates its fair value.

                  Deposits: The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and passbook accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates fair value.

                  Other borrowed funds and long-term debt: The carrying amounts of other borrowed funds and long-term debt approximate their fair values.

                  Other liabilities: Commitments to extend credit were evaluated and fair value was estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparts. For fixed-rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.


         DERIVATIVE FINANCIAL STATEMENTS

         The Company has no derivative financial instruments requiring disclosure under SFAS No. 119.

3.       CASH AND DUE FROM BANKS

         Deposits with one financial institution are insured up to $100,000. The Bank maintains cash balances with certain other financial institutions in excess of the insured amount.

4.       INVESTMENT SECURITIES

         Trading securities are comprised of marketable equity securities with a cost basis of $4,908,000 and $4,810,000 at December 31, 1997 and 1996,
         respectively. Unrealized net holding gains on trading securities of $1,163,000 and $372,000 were included in earnings in 1997 and 1996, respectively.

         The amortized cost of other securities and their fair value at December 31, 1997 and 1996 were as follows (in thousands):

                                                 1997
                               -----------------------------------------
                                            GROSS       GROSS
                               AMORTIZED  UNREALIZED  UNREALIZED    FAIR
                                  COST       GAINS      LOSSES     VALUE
                               ---------  ----------  ----------   -----
SECURITIES AVAILABLE-
  FOR-SALE
    Obligations of the U.S.
      Treasury and other
      U.S. government
      agencies and
      corporations             $15,109      $ 84        $  (92)   $15,101
    Other, primarily
      corporate debt
      securities                 2,774        19           (36)     2,757
    Equity securities               50         -             -         50
                               -------      ----        ------    -------

        Total securities
          available-for-sale   $17,933      $103         $(128)   $17,908
                               =======      ====         =====    =======

SECURITIES HELD-TO
  MATURITY
    Obligations of the U.S.
      Treasury and other
      U.S. government
      agencies and
      corporations             $ 4,035      $  -        $  (95)   $ 3,940
    Foreign securities              50                                 50
                               -------      ----        ------    -------

        Total securities
          held-to-maturity     $ 4,085      $  -         $ (95)   $ 3,990
                               =======      ====         =====    =======

                                                 1996
                               ------------------------------------------
SECURITIES AVAILABLE-
  FOR-SALE
    Obligations of the U.S.
      Treasury and other
      U.S. government
      agencies and
      corporations             $19,179      $ 83        $ (287)   $19,075
    Other, primarily
      corporate debt
      securities                 2,867         3           (73)     2,797
    Equity securities               50         -             -         50
                               -------      ----        ------    -------

        Total securities
          available-for-sale   $22,196      $ 86         $(360)   $21,922
                               =======      ====         =====    =======

SECURITIES HELD-TO
  MATURITY
    Obligations of the U.S.
      Treasury and other
      U.S. government
      agencies and
      corporations             $ 4,041      $  -         $(192)   $ 3,849
    Foreign securities              50                                 50
                               -------      ----        ------    -------

        Total securities
          held-to-maturity     $ 4,091      $  -         $(192)   $ 3,899
                               =======      ====         =====    =======

         The amortized cost and fair value of debt securities held-to-maturity and securities available-for-sale at December 31, 1997 by contractual maturity, are shown below (in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                 SECURITIES              SECURITIES
                              AVAILABLE-FOR-SALE      HELD-TO-MATURITY
                              AMORTIZED    FAIR       AMORTIZED    FAIR
                                 COST     VALUE         COST      VALUE
                              ---------   -----       --------    -----

Due within one year           $      -   $    -        $     -   $     -
Due after one year
  through five years               661      657             50        50
Due after five years
  through ten years             13,402   13,421          4,035     3,940
Due after ten years                756      769              -         -
                              --------  -------        -------   -------

Total debt securities           14,819   14,847          4,085     3,990

Mortgage-backed securities       3,064    3,011              -         -
                              --------  -------        -------   -------

     Total                    $ 17,883  $17,858        $ 4,085   $ 3,990
                              ========  =======        =======   =======

         The proceeds, gross gains and gross losses from the sale of available-for-sale securities during the year ended December 31, 1997 and 1996 were as follows (in thousands):

                                              1997       1996
                                              ----       ----
  Proceeds                                   $1,952     $4,038
  Gross gains                                    31        131
  Gross losses                                    9         52

         On October 22, 1996, the Company sold debt securities classified as held-to-maturity with an amortized cost of $345,000 for $327,000 resulting in a realized loss of $18,000. The Bank's regulators classified this security due to a negative change in the issuer's credit worthiness resulting in management's decision to liquidate the security.

         Investment securities with a carrying value of approximately $10,457,000 and $8,459,000 at December 31, 1997 and 1996, respectively were pledged to secure certain deposits, repurchase agreements and for other purposes as required by law.

         At December 31, 1997, there is no concentration of investments that exceed 10% of shareholders' equity for any individual issuer excluding those guaranteed by the U.S. government.

         In management's opinion, no permanent impairment of the value of any held-to-maturity or available-for-sale securities has occurred at December 31, 1997.

5.       LOANS

         The components of loans in the consolidated statements of financial condition were as follows at December 31, 1997 and 1996, (in thousands):

                                              1997       1996
                                              ----       ----
     Commercial                            $ 3,416    $ 3,659
     Real estate construction                4,620      4,920
     Commercial real estate                 18,485     19,842
     Residential real estate                24,381     25,941
     Consumer                                6,467      4,453
     Automobile loans                        7,267      7,619
                                           -------    -------

          Subtotal                          64,636     66,434

     Unearned income                           230        436
     Allowance for loan losses               1,586      1,624
                                           -------    -------

          Net loans                        $62,820    $64,374
                                           =======    =======

         An analysis of the changes in the allowance for loan losses follows:

                                             1997        1996
                                             ----        ----

     Balance at January 1                  $1,624      $1,624
                                           ------      ------

     Loans charged off                     (1,172)       (849)
     Recoveries                               131       1,216
                                           ------      ------

          Net (charge offs) recoveries     (1,041)        367
                                           ------      ------
     Provision (credit) for loan losses     1,003        (367)
                                           ------      ------
     Balance at December 31                $1,586      $1,624
                                           ======      ======

         Impairment of loans having recorded investments of $3,364,000 at December 31, 1997, and $2,052,000 at December 31, 1996, has been recognized in conformity with FASB Statement No. 114 as amended by FASB Statement No. 118. The average recorded investment in impaired loans during 1997 and 1996 was $1,969,000 and $3,718,000, respectively. The total allowance for loan losses related to these loans was $655,000 and $258,000 at December 31, 1997 and 1996, respectively. Payments received on impaired loans and applied to principal were $314,000 and $1,180,000 in 1997 and 1996, respectively. The Bank is not committed to lend additional funds to debtors whose loans are impaired.

         Smaller balance homogeneous loans excluded from the impaired loan classification include residential real estate and consumer loans. Loans to the real estate development industry were approximately $1,157,000 and $3,400,000 at December 31, 1997 and 1996, respectively.

         The Corporation makes loans to its officers and directors and to their associates. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and do not involve more than normal risk of collectibility. The following table summarizes loan activity with officers, directors and their associates during the years ended December 31, 1997 and 1996 (in thousands):

                                              1997       1996

     Balance, beginning                    $ 2,395    $ 2,538
     Advances                                   40      1,275
     Payments and other reductions            (245)    (1,418)
                                           -------    -------

     Balance, ending                       $ 2,190    $ 2,395
                                           =======    =======

6.       FORECLOSED ASSETS HELD FOR SALE

         The following table summarizes the activity in foreclosed assets held for sale during the years ended December 31, 1997 and 1996 (in thousands):

                                              1997       1996
                                              ----       --

     Balance, beginning                    $ 5,200    $ 4,875
     Transfers from loans                      539      2,015
     Additional capitalized costs               97         56
     Disposals                              (3,234)    (1,433)
     Charge-offs                              (705)      (313)
                                           -------    -------

          Total                              1,897      5,200

     Less allowance for write-downs
       of foreclosed assets                    300        350
                                           -------    -------

     Balance, ending                       $ 1,597    $ 4,850
                                           =======    =======

         The following table summarizes the activity in the allowance for write-downs of foreclosed assets during the years ended December 31, 1997 and 1996 (in thousands):

                                              1997       1996
                                              ----       ----

     Balance, beginning                      $ 350      $  61
     Provision for foreclosed asset losses     655        602
     Charge-offs                              (705)      (313)
                                             -----      -----

     Balance, ending                         $ 300      $ 350
                                             =====      =====

         Income of $1,539,000 from a litigation settlement related to foreclosed assets held for sale was recognized in 1996.

7.       PREMISES AND EQUIPMENT

         The following is a summary of premises and equipment at December 31, 1997 and 1996 (in thousands):

                                              1997       1996
                                              ----       ----
     Land and improvements                   $  893     $  243
     Buildings and leasehold improvements     4,323      2,003
     Equipment and fixtures                   2,018      1,936
                                             ------     ------

          Total                               7,234      4,182

     Less accumulated depreciation and
       amortization                           2,869      2,160
                                             ------     ------

          Total                              $4,365     $2,022
                                             ======      =====

8.       TIME DEPOSITS

         The aggregate amount of time certificates of deposit in denominations of $100,000 or more was $7,293,000 and $7,752,000 at December 31, 1997 and 1996, respectively. Interest related to time certificates of deposit in denominations of $100,000 or more was approximately $399,000 and $388,000 for the years ended December 31, 1997 and 1996, respectively.

         At December 31, 1997, the scheduled maturities of certificates of deposit under $100,000 are as follows:

       1998                               $19,902
       1999                                15,330
       2000                                 3,086
       2001                                 1,433
       2002 and thereafter                    437
                                          -------

                                          $40,188
                                          =======

9.       OTHER BORROWED FUNDS

         Information concerning securities sold under agreements to repurchase and other borrowings is summarized as follows (dollars in thousands):

                                              1997       1996
                                              ----       ----

     Year end balance                       $    -    $ 1,200
     Average interest rate during the year    6.28%      5.94%
     Average balance during the year        $  404    $   849
     Maximum month-end balance during the
      year                                  $3,000    $ 2,400

     Securities underlying the agreements
       (actual ownership not transferred)
       at year end:
         Amortized cost                     $6,637    $ 4,643
         Fair value                         $6,581    $ 4,431

10.      LONG-TERM DEBT

         The Corporation has a secured promissory note with principal payments of $9,100, plus interest, due monthly, maturing in 1999. Interest is calculated by using the lender's commercial rate plus .6%. At December 31, 1997 $163,000 was outstanding on this debt. The note is secured by less that 10% of the shares of Bank stock owned by the Corporation.

         The Corporation has a mortgage payable with Firstrust Bank of $1,051,000 at December 31, 1997. The mortgage is due in monthly payments, including interest at 8.25%, of $11,013 through February 2001 with the outstanding balance due in a balloon payment of approximately $890,000. The mortgage is secured by real estate with a carrying value of approximately $3,002,000.

         Maturities of long-term debt at December 31, 1997 are as follows:

         YEARS ENDING DECEMBER 31
         ------------------------
          1998                      $  156,000
          1999                         105,000
          2000                          55,000
          2001                         898,000
                                    ----------
                                    $1,214,000
                                    ==========

11.      SHAREHOLDERS' INVESTMENT

         Shareholders' investment at December 31, 1997 and 1996 consists of the following (in thousands, except share information):

                                                                            1997       1996
                                                                            ----       ----

Senior preferred stock, par value $.01 per share, 1,500,000 shares
  authorized, 900,363 shares issued and outstanding                     $      9    $      9

Series A preferred stock, par value $.01 per share, 1,000,000 shares authorized, 682,000 shares issued and outstanding (liquidation
  preference of $2,114)                                                        7           7

Common stock, par value $.01 per share, 10,000,000 shares authorized;
  2,050,000 and 2,000,000 shares issued and outstanding in 1997
  and 1996, respectively                                                      20          20

Contributed capital in excess of par value                                 9,171       9,021

Retained earnings, including partners' equity from partnership
 included in consolidation                                                 5,268       3,227

Net unrealized depreciation on securities available-for-sale                 (25)       (274)
                                                                        --------    --------

     Total shareholders' investment                                     $ 14,450    $ 12,010
                                                                        ========    ========

Each share of the Corporation's senior preferred stock is convertible at the option of the shareholder, prior to October 31, 1998, to common stock at the rate of one share of common stock for each share of senior preferred stock. The conversion rate will be adjusted on November 1, 1998 if the greater of book value or market value of the Corporation's common stock is not equal to $5.00 or more per share at the close of business on the last trading day of the New York Stock Exchange in October 1998. No adjustment will be made if the greater of the market value or book value is equal to or greater than $5.00 per share at such time. Conversion rates are adjusted for common stock dividends and splits. The senior preferred stock dividend is at an annual rate of $.25 per share. The liquidation price of the senior preferred stock is $5.00 plus any accrued dividends. During 1996, 51,461 shares of senior preferred stock and $465 in cash were issued in payment of $257,770 dividends in arrears. During 1997, dividends of $406,359, including $237,542 dividends in arrears, were paid to senior preferred stockholders.

Each share of the Series A preferred stock with a par value of $.01 is convertible at the option of the holder to common stock at the rate of .8 of a share of common stock for each share of Series A preferred stock until March 31, 1999. Conversion rates are adjusted for common stock dividends and splits. The Series A preferred stock dividend is at an annual rate of $.3255 per share. During 1997, $332,986 dividends, including $221,990 dividends in arrears, were paid to Series A preferred stockholders. Cumulative dividends in arrears are $943,464 and $1,220,951 as of December 31, 1997 and 1996, respectively.

In addition, the Board of Directors declared a fourth quarter 1997 dividend, payable to recordholders of December 17, 1997, to its senior preferred stockholders of $56,272 and $166,493 to its Series A preferred stockholders.

12.      EARNINGS PER SHARE

         In 1997, the Corporation adopted SFAS No. 128, "Earnings Per Share," which changed the computation of earnings per share ("EPS") and requires presentation of two new amounts, basic and diluted EPS, and additional informational disclosures. The adoption of SFAS No. 128 is required for all reporting periods after December 15, 1997 and requires restatement for all prior periods. The adoption of SFAS No. 128 resulted in the restatement of the Corporation's 1996 EPS, as follows:

       Previously reported:
         Basic EPS                                  $.60
         Diluted EPS                                $.50

       Restated amounts:
         Basic EPS                                  $.86
         Diluted EPS                                $.63


         The following data show the amounts used in computing earnings per share and the effects of income and the weighted average number of shares of dilutive potential common stock for the years ended December 31, 1997 and 1996:

                                                                             INCOME      COMMON SHARES
                                                                           NUMERATOR     DENOMINATOR      EPS
                                                                           ---------     -------------    ---

     1997

      Net income                                                          $3,002,876
      Less preferred stock dividends:
        Series A                                                            (221,991)
        Senior                                                              (225,091)
                                                                         -----------
     Basic EPS
          Net income available to
          common shareholders                                              2,555,794      2,002,877      $1.28
                                                                                                         =====

     Dilutive effect of potential common stock Stock options:
          Exercise of options outstanding                                                    60,000
          Hypothetical share repurchase
            at $7.75                                                                        (27,097)

        Preferred stock: Common shares issued upon assumed conversion:
             Series A                                                                       545,600
             Senior                                                                         900,363

        Preferred dividend that
        would not apply upon conversion                                      447,082
                                                                          ----------     ----------       ----
      Diluted EPS                                                         $3,002,876      3,481,743      $ .86
                                                                          ==========     ==========       ====

     1996

      Net income                                                          $2,145,312
      Less preferred stock dividends:
        Series A                                                            (221,991)
        Senior                                                              (212,542)

     Basic EPS
        Net income available to
          common shareholders                                              1,710,779      2,000,000      $ .86
                                                                                                         =====

     Dilutive effect of potential common stock Stock options:
          Exercise of options outstanding                                                    60,000
          Hypothetical share repurchase
            at $5.25                                                                        (40,000)

        Preferred stock: Common shares issued upon assumed conversion:
             Series A                                                                       545,600
             Senior                                                                         850,167

        Preferred dividend that
        would not apply upon conversion                                      434,533
                                                                         -----------    -----------      -----
      Diluted EPS                                                        $ 2,145,312      3,415,767      $ .63
                                                                         ===========    ===========      =====

13.      NONCASH INVESTING AND FINANCING ACTIVITIES

         CONSOLIDATION OF PARTNERSHIP INTEREST

         In December 1997, a settlement was reached involving ongoing litigation centered on a partnership, in which the Company was a limited partner, which owned the building which houses a branch and administrative offices of the Bank. As part of this litigation settlement, the Company received $184,000 representing a $47,000 general partnership interest and a cash settlement of $137,000. The entire $184,000 has been included in other income. After receipt of this settlement, the Company's ownership interest as a general partner exceeded 50%, and therefore, the Company has been required under generally accepted accounting principles to include in its 1997 financial statements all of the accounts of this previously unconsolidated subsidiary. The pro forma balances of this partnership after elimination of intercompany balances are as follows:

     ASSETS
       Premises and equipment                        $1,051,000
       Other assets                                     252,000
                                                     ----------
         Total assets                                $1,303,000
                                                     ==========

     LIABILITIES AND EQUITY
       Mortgage payable                              $1,051,000
       Other liabilities                                  7,000
       Minority interest                                191,000
                                                     ----------

         Total liabilities                            1,249,000

       Equity                                            54,000
                                                     ----------
         Total liabilities and equity                $1,303,000
                                                     ==========

     INCOME STATEMENT
       Noninterest income                            $  188,000
       Mortgage interest                                (88,000)
       Occupancy expenses                              (141,000)
                                                     ----------

        Net loss                                     $  (41,000)
                                                     ==========

      DIVIDEND PAYMENTS

         At December 31, 1997, the Company has accrued $222,000 of dividends payable to its stockholders in the first quarter of 1998.

         ISSUANCE OF COMMON STOCK

         The Company, under the terms of its nonqualified stock bonus plan, issued 50,000 shares of its common stock in 1997 at the option price of $150,000.

14.      INCOME TAXES

         The reasons for the difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate of 34% to income before provision for income taxes are as follows (in thousands):

                                              1997       1996
                                              ----       ----
     Expected provision                    $ 1,021    $   729
     Effect of tax-exempt income                (9)        (9)
     Effect of dividends received deduction    (37)       (63)
     Other                                       3          1
     Net operating loss carryforward          (978)      (658)
                                           -------     ------
          Provision for income taxes       $     -    $     -
                                           =======    =======

         At December 31, 1997, the Corporation has a net operating loss carryforward of approximately $1,594,000 available to offset future taxable income, which begins to expire in 2007 if not utilized.

         The deferred income tax asset and liability components are as follows at December 31, 1997 and 1996 (in thousands):

                                              1997       1996
                                              ----       ----

     Deferred tax assets:
       Net operating loss                   $  543     $ 1,139
       Write-down of foreclosed assets
         held for sale                         492         498
       Accrued expenses                         17          51
       Net unrealized losses on securities
         available-for-sale                      8          93
                                            ------      ------
         Total                               1,060       1,781
                                            ------      ------

     Deferred tax liabilities:
       Loan losses                          $  (52)        (35)
       Deferred loan costs, net                (11)        (32)
       Depreciation                            (86)       (107)
       Accretion                                (6)         (5)
       Trading securities gains               (905)       (528)
                                            ------      ------
         Total                              (1,060)       (707)
                                            ------      ------
       Valuation allowance                       -      (1,074)
                                            ------      ------
       Net deferred tax asset               $    -      $    -
                                            ======      ======

15.      REGULATORY MATTERS AND RESTRICTIONS

         The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possible additional discretionary - actions by regulators, that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, that the Bank meets all capital adequacy requirements to which it is subject.

         To be categorized as well capitalized, a bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table. The Bank's actual capital amounts and ratios are also presented in the table. The Company's consolidated capital ratios are not significantly different from those of the Bank. No amounts were deducted from capital for interest-rate risk in either 1997 or 1996.

                                                                  TO BE WELL
                                                              CAPITALIZED UNDER
                                              FOR CAPITAL           PROMPT
                                               ADEQUACY       CORRECTIVE ACTION
                                ACTUAL          PURPOSES          PROVISIONS
                            -------------    -------------    -----------------
(Dollars in thousands)      AMOUNT  RATIO    AMOUNT  RATIO    AMOUNT      RATIO
                            ------  -----    ------  -----    ------      -----
As of December 31, 1997:
  Total capital (to risk
    weighted assets)       $14,714  19.28%   $6,104  8.00%    $7,631     10.00%

  Tier 1 capital (to risk
    weighted assets)       $13,752  18.02%   $3,052  4.00%    $4,578      6.00%

  Tier 1 capital (to risk
    average assets)*       $13,752  12.58%   $4,372  4.00%    $5,464      5.00%

As of December 31, 1996:
  Total capital (to risk
    weighted assets)       $12,775  16.45%   $6,212  8.00%    $7,765     10.00%

  Tier 1 capital (to risk
    weighted assets)       $11,796  15.19%   $3,106  4.00%    $4,659      6.00%

  Tier 1 capital (to risk
    average assets)*       $11,796  10.70%   $4,410  4.00%    $5,513      5.00%


* The Department requires a minimum of 6.5% under the terms of the Administrative Order.

         Certain restrictions exist regarding the ability of the Bank to transfer funds to First Lehigh Corporation in the form of cash dividends, loans and advances. As of December 31, 1997, no retained earnings of the Bank (included in consolidated retained earnings) were available for distribution to First Lehigh Corporation as dividends, without prior regulatory approval. In addition, First Lehigh Corporation is unable to pay dividends at December 31, 1997, without the prior approval of the Federal Reserve Bank.

         Additionally, the Bank is limited to the amount it may loan or advance to its affiliates unless such loans or advances are collateralized by specified obligations. At December 31, 1997, the maximum amount available for unsecured loans from the Bank to First Lehigh Corporation approximates $1,750,000.

16.      PROFIT-SHARING PLAN

         The Corporation has a noncontributory profit-sharing plan covering eligible employees. Costs of the profit-sharing plan are funded as accrued. Contributions to the plan are discretionary and are determined annually by the Bank's board of directors. Profit sharing expense of $25,000 was recorded for both 1997 and 1996.

17.      STOCK OPTIONS

         1997 NONQUALIFIED STOCK OPTION PLAN

         On November 12, 1997, the Corporation instituted a nonqualified stock option plan for the purpose of securing and retaining key employees. Under this plan, 75,000 shares of common stock have been reserved for future issuance. The option period may vary by agreement, but in no case shall be exercisable after ten years from the date of grant. On December 11, 1997, the Corporation issued options to purchase 50,000 shares of the Corporation's common stock at an option price of $3.00 per share. The options were all exercised prior to December 31, 1997.

         1989 EQUITY INCENTIVE

         In 1989, the Corporation formed the "First Lehigh Corporation 1989 Equity Incentive Plan" for which stock options may be granted to employees for the purchase of up to 84,000 shares of the Corporation's common stock. On December 7, 1995, 60,000 options were issued at $3.50 per share. These options expire December 2005.

         INCENTIVE STOCK OPTION PLAN

         Previously, the Corporation had reserved 66,500 shares of common stock for issuance under a key employee Incentive Stock Option Plan. At January 1, 1996, there were 20,000 remaining options under this plan which expired during 1996. At December 31, 1997, this plan was terminated.

         The Corporation applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plans. The compensation expense attributable to the participants of the 1997 Nonqualified Stock Option Plan was $100,000. If the Company utilized SFAS No. 123 based on the fair value at the grant date for awards, there would have been no effect on income or earnings per share.

         For purposes of the SFAS No. 123 calculations, the fair value of each option grant is estimated using the Black-Scholes option-pricing model with the following weighted-average assumptions for grants issued in 1997:

                  Divided yield                                .00%
                  Expected volatility                          .00%
                  Risk-free interest rate                     5.55%
                  Expected life                               None

18.      FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

         The Corporation is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve to varying degrees elements of credit, interest rate or liquidity risk in excess of the amount recognized in the consolidated balance sheet.

         The Corporation's exposure to credit loss from nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Corporation uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

         The Corporation generally does not require collateral or other security to support financial instruments with off-balance sheet credit risk.

         Financial instruments whose contract amounts represent credit risk are as follows at December 31, 1997:

                  Commitments to extend credit            $3,176,632
                  Standby letters of credit                1,293,265

         Commitments to extend credit are legally binding agreements to lend to customers. Commitments generally have fixed expiration dates or other termination clauses and may require payment of fees. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. The Corporation evaluates each customer's credit-worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Corporation on extension of credit is based on management's credit assessment of the counterparty.

         Standby letters of credit are conditional commitments issued by the Corporation guaranteeing performance by a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

19.      FAIR VALUES OF FINANCIAL INSTRUMENTS

         The estimated fair values of the Corporations' financial instruments at December 31, 1997 and 1996, are as follows (in thousands):


                                          1997                 1996
                                   -----------------     -----------------
                                   CARRYING     FAIR     CARRYING     FAIR

                                    AMOUNT      VALUE     AMOUNT     VALUE
                                   --------    ------    --------    -----

Financial assets:
  Cash and cash equivalents         $ 8,081    $ 8,081    $ 4,620    $ 4,620
  Trading account securities          7,571      7,571      6,309      6,309
  Securities available-for-
    sale                             17,908     17,908     21,922     21,922
  Securities held-to-
    maturity                          4,085      3,990      4,091      3,899
  Loans, net of allowance            62,769     64,276     64,374     63,658
  Accrued interest receivable           758        758        855        855

Financial liabilities:
  Deposits                           92,904     92,598     95,939     95,772
  Other borrowed funds                    -          -      1,200      1,200
  Long-term debt                      1,214      1,214        272        272
  Accrued interest payable              211        211        211        211

20.      FIRST LEHIGH CORPORATION (Parent company only)
         CONDENSED FINANCIAL STATEMENTS (In thousands):

                             CONDENSED BALANCE SHEET

                                              1997       1996
                                              ----       ----
Assets:
  Deposits with bank subsidiary             $   754    $   630
  Accounts receivable                            52          5
  Investment in subsidiary                   13,727     11,522
  Premises and equipment                      2,346
  Other assets                                  313        356
                                            -------    -------

    Total assets                            $17,192    $12,513
                                            =======    =======

Liabilities and shareholders' investment:
  Demand notes payable                      $   163    $   272
  Other liabilities                             476        231
  Long-term debt                              2,103
                                            -------    -------

    Total liabilities                         2,742        503

  Shareholders' investment                   14,450     12,010
                                            -------    -------

    Total liabilities and shareholders'
      investment                            $17,192    $12,513
                                            =======    =======

                        CONDENSED STATEMENT OF OPERATIONS

                                              1997       1996
                                              ----       ----
  Investment income                         $    18    $    24
  Other income                                  449         42
  Other expenses                               (312)      (919)
  Interest expense                             (197)       (30)
                                            -------    -------

  Loss before equity in income of subsidiary    (42)      (883)

  Equity in net income of subsidiary          3,045      3,028
                                            -------     ------

  Net income                                $ 3,003     $2,145
                                            =======     ======

                        CONDENSED STATEMENT OF CASH FLOWS

                                              1997       1996
                                              ----       ----
Cash flows from operating activities:
  Net income                                $3,003      $2,145
  Adjustments to reconcile net income to
    net cash used in operating activities:
      Equity in net income of subsidiary    (3,045)     (3,028)
      Increase or decrease in:
        Accounts receivable                    (47)          1
        Loans                                               94
        Other assets                           (72)        484
        Other liabilities                      172         220
                                            ------      ------
        Net cash used in operating
          activities                            11         (74)
                                            ------      ------
Cash flows provided by investing
  activities, Dividends received
  from subsidiary                              962           -
                                            ------      ------
Cash flows from financing activities,
  Distributions to shareholders               (740)
  Payments on note payable                    (109)       (109)
                                            ------      ------
    Net cash used in investing activities     (849)       (109)
                                            ------      ------
Net decrease in deposits with bank
  subsidiary                                   124        (183)
Deposits with bank subsidiary at
  beginning of year                            630         813
                                            ------      ------
Deposits with bank subsidiary at end
  of year                                   $  754      $  630
                                            ======      ======

FIRST LEHIGH CORPORATION
CONSOLIDATED BALANCE SHEET


                                                                      June 30,       December 31,
                                                                        1998            1997
                                                                      --------       ------------
                                                                           (in thousands)
ASSETS                                                                               (Unaudited)
------
Cash and due from banks .............................................   $   6,768    $   7,470
Federal funds sold ..................................................       1,254          611
                                                                        ---------    ---------
        Cash and cash equivalents ...................................       8,022        8,081
Securities held-to-maturity (estimated fair
    value of $4,019 and $3,990, respectively) .......................       4,083        4,085
Securities available-for-sale .......................................      20,227       17,908
Trading securities ..................................................       9,825        7,571
Loans ...............................................................      62,347       64,636
    Less:  unearned income ..........................................        (166)        (230)
        allowance for loan losses ...................................      (1,819)      (1,586)
                                                                        ---------    ---------
        Net loans ...................................................      60,362       62,820
Loans held for sale .................................................         210            0
Premises and equipment, net .........................................       4,279        4,365
Foreclosed assets held for sale, net ................................       2,193        1,597
Other assets ........................................................       2,295        2,292
                                                                        ---------    ---------
            Total Assets ............................................   $ 111,496    $ 108,719
                                                                        =========    =========

LIABILITIES
Deposits:
    Noninterest-bearing .............................................   $  10,543    $  11,258
    Interest-bearing ................................................      84,521       80,888
                                                                        ---------    ---------
        Total Deposits ..............................................      95,064       92,146
Other liabilities ...................................................         888          909
Long-term debt ......................................................       1,137        1,214
                                                                        ---------    ---------
            Total Liabilities .......................................      97,089       94,269
                                                                        ---------    ---------

SHAREHOLDERS' INVESTMENT
Senior preferred stock, par value of $.01 per share, 1,500,000 shares authorized, 894,223 and 900,363 shares
    Issued and outstanding in 1998 and 1997, respectively ...........           9            9
Series A preferred stock, par value $.01 per share,
    1,000,000 shares authorized; 682,000 shares issued and
    outstanding (liquidation preference of $2,114) ..................           7            7
Common stock, par value $.01 per share, 10,000,000
    authorized; 2,056,140 and 2,000,000 shares issued
    and outstanding in 1998 and 1997, respectively ..................          20           20
Contributed capital in excess of par value ..........................       9,171        9,171
Retained earnings, including partners' equity from partnership
    included in consolidation .......................................       5,117        5,268
Net unrealized appreciation/depreciation on securities
    available- for-sale .............................................          83          (25)
                                                                                     ---------
        Total Shareholders' Investment ..............................      14,407       14,450
                                                                        ---------    ---------
        Total Liabilities and Shareholders' Investment ..............   $ 111,496    $ 108,719
                                                                        =========    =========



The accompanying notes are an integral part of the consolidated financial statements.

FIRST LEHIGH CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS

                                                     SIX MONTHS ENDED JUNE 30,
                                                     -------------------------
                                                       1998              1997
                                                     -------            ------
                                                       (in thousands, except
                                                          per share data)
                                                            (Unaudited)

INTEREST INCOME:
Interest and fees on loans .....................     $    2,763     $    2,960
Interest and dividends on investment securities:
    Taxable interest income ....................            733            875
    Dividends ..................................             77             85
Interest on time deposits ......................              1              0
Interest on overnight funds ....................            177             46
                                                     ----------     ----------
         Total Interest Income .................          3,751          3,966
                                                     ----------     ----------

INTEREST EXPENSE:
Interest on deposits ...........................          1,751          1,767
Interest on other borrowed funds ...............              0             15
Interest on long-term debt .....................             49             11
                                                     ----------     ----------
         Total Interest Expense ................          1,800          1,793
                                                     ----------     ----------
NET INTEREST INCOME ............................          1,951          2,173

PROVISION FOR LOAN LOSSES ......................            150             90
                                                     ----------     ----------

NET INTEREST INCOME AFTER PROVISION
    FOR LOAN LOSSES ............................          1,801          2,083
                                                     ----------     ----------

OTHER INCOME:
Service charges, fees and other income .........            281            244
Gain on sale of foreclosed assets, net .........              0             26
Gain on sale of real estate investment .........              0            183
Rental income ..................................             92              0
Realized gains on investment securities, net ...              0             17
Trading securities gains, net ..................            170          1,512
                                                     ----------     ----------
         Total Other Income ....................            543          1,982
                                                     ----------     ----------

OTHER EXPENSES:
Salaries and employee benefits .................            830            719
Net occupancy expense ..........................            201            213
Equipment expense ..............................            105            107
FDIC insurance .................................             20             86
Foreclosed asset expenses ......................            104            162
Other ..........................................            790            822
                                                     ----------     ----------
         Total Other Expenses ..................          2,050          2,109
                                                     ----------     ----------

INCOME BEFORE PROVISION FOR INCOME TAXES .......            294          1,956

PROVISION FOR INCOME TAXES .....................              0              0
                                                     ----------     ----------
NET INCOME .....................................     $      294     $    1,956
                                                     ==========     ==========

EARNINGS PER SHARE - BASIC .....................     $     0.03     $     0.87
                                                     ==========     ==========

EARNINGS PER SHARE - DILUTED ...................     $     0.03     $     0.56
                                                     ==========     ==========
WEIGHTED AVERAGE COMMON SHARES AND
 COMMON SHARE EQUIVALENTS OUTSTANDING:
   Common .........-............................      2,052,737      2,000,000
   Common Share Equivalents ....................      2,052,737      3,466,534

The accompanying notes are an integral part of the consolidated financial statements.

FIRST LEHIGH CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
                                               SIX MONTHS ENDED JUNE 30,
                                               -------------------------
                                                 1998              1997
                                               -------            ------
                                                 (in thousands, except
                                                    per share data)
                                                      (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ..............................       $   294        $ 1,956
  Adjustments to reconcile net income to
    net cash (used in) provided by
    operating activities:
    Provision for loan losses .............           150             90
    Depreciation ..........................           146             80
    Amortization and accretion ............            24              7
    Realized gain on investment
      securities, net .....................             0            (17)
    Net increase in trading securities ....        (2,254)          (424)
    Loss on sale of premises and equipment              6              0
    Gain on sale of foreclosed assets held
      for sale ............................             0            (19)
    Gain on sale of real estate and other
      investments .........................             0           (183)
    Change in:
      Other assets ........................            65           (544)
      Other liabilities ...................           (21)          (179)
                                                  -------        -------
NET CASH (USED IN) PROVIDED BY OPERATING
  ACTIVITIES ..............................        (1,590)           767
                                                  -------        -------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Securities available-for-sale:
    Proceeds from maturities ..............         3,766          1,626
    Purchase of securities ................        (5,999)             0
  Net (increase) decrease in loans ........         1,239         (3,282)
  Net increase in loans held for sale .....          (210)             0
  Proceeds from sale of premises and
    equipment .............................            13             27
  Capital expenditures for premises and
    equipment .............................           (79)          (368)
  Proceeds from sales of foreclosed assets            378          1,155
  Capitalized expenditures for foreclosed
    assets ................................           (38)           (79)
  Proceeds from sales of real estate and
    other investments .....................             0            174
  Proceeds from sales of other assets .....            65             83
                                                  -------        -------
NET CASH USED IN INVESTING ACTIVITIES .....          (865)          (664)
                                                  -------        -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net increase in deposits ................         2,918          2,020
  Net decrease in other borrowed funds ....             0         (1,150)
  Payment on long-term debt ...............           (77)           (54)
  Dividend payments .......................          (445)          (294)
                                                  -------        -------
NET CASH PROVIDED BY FINANCING ACTIVITIES .         2,396            522
                                                  -------        -------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS .............................           (59)           625
CASH AND CASH EQUIVALENTS, BEGINNING ......         8,081          4,620
                                                  -------        -------
CASH AND CASH EQUIVALENTS, ENDING .........       $ 8,022        $ 5,245
                                                  =======        =======
SUPPLEMENTARY DISCLOSURE:
  Cash paid for interest ..................       $ 1,813        $ 1,793
  Cash paid for income taxes ..............       $    22        $    47


SUPPLEMENTAL DISCLOSURE OF NONCASH
  INVESTING AND FINANCING ACTIVITIES:

    On June 23, 1998, the Company's Board of Directors declared a dividend on the outstanding shares of its Senior and Series A Preferred Stock for the stockholders of record at June 23, 1998. The Senior Preferred Stock second quarter 1998 dividend of $55,889 and Series A Preferred Stock second quarter 1998 dividend of $55,498, as well as two quarters of Series A Preferred Stock accumulated dividends of $110,995, have been included in other liabilities.

The accompanying notes are an integral part of the consolidated financial statements.

Notes to Consolidated Financial Statements

1.  SIGNIFICANT ACCOUNTING POLICIES:

    FINANCIAL STATEMENT PRESENTATION:

     The consolidated interim financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission with respect to Form 10-QSB. The financial information included herein reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures made herein are adequate to make the information not misleading. It is suggested that these interim financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's Form 10-KSB for year-end December 31, 1997.

     Interim statements are subject to possible adjustments in connection with the annual audit of the Company's accounts for the full fiscal year 1998. In the Company's opinion, all adjustments necessary in order to make the interim financial statements not misleading have been included.

     The results of operations for the interim periods presented are not necessarily indicative of the results expected for the year ending December 31, 1998.

    PRINCIPLES OF CONSOLIDATION

     First Lehigh Corporation and its subsidiaries, Pond Associates (a partnership) and First Lehigh Bank (the "Bank") and the Bank's subsidiaries (Allentown Properties, Inc., Quakertown Properties, Inc., Walnutport Properties, Inc., Walnutport Properties II, Inc., Pond Road Properties, Inc. and Winchester Property Management Co.) (collectively, the "Company") provide commercial banking services. The consolidated financial statements include the accounts of the First Lehigh Corporation and its direct and indirect subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     INVESTMENT SECURITIES

     Investments in debt and equity securities are classified in three categories, held-to-maturity securities, trading securities and available-for-sale securities. Classification in these categories requires, respectively, accounting for securities at amortized cost, accounting for securities at fair value with unrealized gains and losses included in earnings and accounting for securities at fair value with unrealized gains and losses excluded from earnings and reported in a separate component of shareholders' investment.

     LOANS

     Interest on loans is accrued and credited to income based upon the principal amount outstanding and using the interest method for amortizing unearned income on certain installment loans.

     The accrual of interest income is generally discontinued on loans past due 90 days or more or when there is a reasonable doubt as to the collection of interest. The Company continues the accrual of interest on loans past due 90 days or more when they are well secured and in the process of collection. When interest accruals are discontinued, uncollected interest credited to income is reversed if the collectibility is not certain.

     MORTGAGE LOANS HELD FOR SALE

     Mortgage loans held for sale are carried at the lower of aggregate cost or market.

     LOAN FEES

     Fees collected upon loan origination and certain direct costs of originating loans are deferred and recognized as adjustments to income over the contractual lives of the related loans as yield adjustments. Upon prepayment or other disposition of the underlying loans before their contractual maturities, any associated unamortized fees or costs are recognized. Prior to 1988, such fees and costs were included in income when collected or paid.

     ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is maintained at a level believed adequate by management to absorb potential losses in the loan portfolio. Management's determination of the adequacy of the allowance is based on an evaluation of the portfolio, past loan loss experience, current economic conditions, volume, growth and composition of the loan portfolio and other relevant factors.

     PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization is computed generally using the straight-line method.

     FORECLOSED ASSETS HELD FOR SALE

     Foreclosed assets held for sale are carried at the lower of fair value minus costs to sell or cost. The provision for foreclosed asset losses and the costs of holding and maintaining the property are included in the statement of income caption "Foreclosed asset expenses."

     INCOME TAXES

     At June 30, 1998 the Company has available approximately $1.594 million of net operating losses based on its filed tax returns through December 31, 1997, which begin to expire 2007 if not utilized. No tax benefit related to the unused net operating loss carry forward has been recognized in these financial statements except for the reduction of the provision for income taxes due to the availability of the net operating losses.

     EARNINGS PER SHARE ("EPS")

     Basic EPS excludes dilution from common stock equivalents and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution from common stock equivalents, similar to the previously utilized fully-diluted EPS, but uses only the average stock price during the period as part of the computation.

     STATEMENT OF CASH FLOWS

     The Company transferred approximately $936,000 from loans to foreclosed assets held for sale during the six months ended June 30, 1998.

     LONG-TERM DEBT

     The Company has a term note due June 1999 with an outstanding balance of $108,000 at June 30, 1998. Principal payments of $9,100 plus interest, at the lenders commercial rate plus 0.6%, are due monthly. The note is secured by less than 10% of the shares of the Bank which are owned by the Company.

     The Company has a mortgage payable with Firstrust Bank of $1,028,000 at June 30, 1998. The mortgage is due in monthly payments, including interest at 8.25%, of $11,000 through February

2001 with the outstanding balance due in a balloon payment of approximately $890,000. The mortgage is secured by real estate with a carrying value of approximately $2,971,000.

     COMPREHENSIVE INCOME

     The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" effective for the first quarter of 1998. Comprehensive Income is defined as the change in an entity's equity during the period arising from transactions and other events from non-owner sources. Comprehensive Income for the quarter ending June 30, 1998 and 1997 is as follows:

                                                     June 30,
                                                   ------------
                                                   1998    1997
                                                   ----    ----
Net income......................................   $294   $1,956
Unrealized available-for-sale securities
  appreciation (depreciation)...................    108      (90)
                                                   ----   ------
Comprehensive income............................   $402   $1,866
                                                   ====   ======

     REGULATORY MATTERS

     Regulatory Enforcement Actions to Which the Company and the Bank Are
     Subject

     The Company and the Bank are subject to and have consented to the following regulatory orders and agreements: (i) effective February 28, 1996, the Company and the Bank entered into an Administrative Order (the "Pennsylvania Order") with the Pennsylvania Department of Banking (the "Department"), which replaced an earlier order entered into in 1993; (ii) on April 29, 1996 the Bank entered into a Memorandum of Understanding (the "Memorandum of Understanding") with the FDIC, which has replaced two cease and desist orders dating from October 1987 and June 1992; and (iii) in January 1991, the Company consented to a written agreement (the "Federal Reserve Agreement") with the Federal Reserve Bank and the Department. Each of the above orders and agreements have been discussed in detail in its most recently filed Form 10-KSB for the year ended December 31, 1997. The Company believes that it and the Bank are in compliance with each of the above orders and agreements. The ratios and percentages required by the order and agreements at June 30, 1998 are as follows:


                                     Actual at    Required by the Order
                                   June 30, 1998      And Agreements
                                   -------------  ---------------------

Tier I Capital .....................   12.39%              6.5%

Non accrual to gross loans as noted
  in June 30, 1995 examination
  report ...........................    1.03%              2.0%


Classified assets at June 30, 1995
  to 50% of Tier I capital and loan
  loss reserve .....................   18.59%             50.0%

Fully funded loan loss reserve .....    Yes                Yes

Dividend approvals obtained ........    Yes                Yes

                                                                      APPENDIX A


                               AGREEMENT AND PLAN
                                OF CONSOLIDATION


                                     between


                               PATRIOT BANK CORP.


                                       and


                            FIRST LEHIGH CORPORATION


                                  July 28, 1998

                                    AGREEMENT
                                    ---------

                                TABLE OF CONTENTS
                                -----------------


BACKGROUND................................................................ A-1

AGREEMENT ................................................................ A-2

                                    ARTICLE I
                                THE CONSOLIDATION
                                -----------------

Section 1.01  Definitions................................................. A-3
              -----------

Section 1.02  The Consolidation........................................... A-9
              -----------------

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF FLC
                      -------------------------------------

Section 2.01  Organization................................................ A-19
              ------------

Section 2.02  Capitalization.............................................. A-20
              --------------

Section 2.03  Authority; No Violation..................................... A-22
              -----------------------

Section 2.04  Consents.................................................... A-23
              --------

Section 2.05  Financial Statements........................................ A-24
              --------------------

Section 2.06  Taxes....................................................... A-24
              -----

Section 2.07  No Material Adverse Effect.................................. A-24
              --------------------------

Section 2.08  Contracts................................................... A-24
              ---------

Section 2.09  Ownership of Property; Insurance Coverage................... A-26
              -----------------------------------------

Section 2.10  Legal Proceedings........................................... A-27
              -----------------

Section 2.11  Compliance With Applicable Law.............................. A-28
              ------------------------------

Section 2.12  ERISA....................................................... A-28
              -----

Section 2.13  Brokers, Finders and Financial Advisors..................... A-30
              ---------------------------------------

Section 2.14  Environmental Matters....................................... A-30
              ---------------------

Section 2.15  Allowance for Loan Losses................................... A-30
              -------------------------

Section 2.16  Information to be Supplied.................................. A-31
              --------------------------

Section 2.17  Securities Documents........................................ A-31
              --------------------

Section 2.18  Related Party Transactions.................................. A-32
              --------------------------

Section 2.19  Loans....................................................... A-32
              -----

Section 2.20  Fairness Opinion............................................ A-33
              ----------------

Section 2.21  Quality of Representations.................................. A-33
              --------------------------

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PATRIOT
                    -----------------------------------------

Section 3.01  Organization................................................ A-33
              ------------

Section 3.02  Capitalization.............................................. A-34
              --------------

Section 3.03  Authority; No Violation..................................... A-34
              -----------------------

Section 3.04  Consents.................................................... A-36
              --------

Section 3.05  Financial Statements........................................ A-36
              --------------------

Section 3.06  Taxes....................................................... A-37
              -----

Section 3.07  No Material Adverse Effect.................................. A-38
              --------------------------

Section 3.08  Legal Proceedings........................................... A-38
              -----------------

Section 3.09  Compliance With Applicable Law.............................. A-38
              ------------------------------

Section 3.10  Information to be Supplied.................................. A-39
              --------------------------

Section 3.11  ERISA....................................................... A-39
              -----

Section 3.12  Brokers, Finders and Financial Advisors..................... A-41
              ---------------------------------------

Section 3.13  Securities Documents........................................ A-41
              --------------------

Section 3.14  Fairness Opinion............................................ A-41
              ----------------

Section 3.15  Quality of Representations.................................. A-41
              --------------------------

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES
                            ------------------------

Section 4.01  Conduct of FLC's Business................................... A-42
              -------------------------

Section 4.02  Access; Confidentiality..................................... A-45
              -----------------------

Section 4.03  Regulatory Matters and Consents............................. A-46
              -------------------------------

Section 4.04  Taking of Necessary Action.................................. A-47
              --------------------------

Section 4.05  Indemnification; Insurance.................................. A-48
              --------------------------

Section 4.06  No Other Bids and Related Matters........................... A-49
              ---------------------------------

Section 4.07  Duty to Advise; Duty to Update Disclosure
          Schedule........................................................ A-50

Section 4.08  Current Information......................................... A-50
              -------------------

Section 4.09  Undertakings by FLC......................................... A-51
              -------------------

Section 4.10  Employee Benefits........................................... A-53
              -----------------

Section 4.11  Nasdaq Listing.............................................. A-53
              --------------

Section 4.12  Affiliate Letters........................................... A-53
              -----------------

Section 4.13  Severance Pay............................................... A-53
              -------------

Section 4.14  Disposition of FLC Equity Portfolio......................... A-53
              -----------------------------------

Section 4.15  Sale of FLC Headquarters.................................... A-53
              ------------------------

Section 4.16  Conduct of Patriot.......................................... A-54
              ------------------

Section 4.17  Closing Date................................................ A-54
              ------------

                                    ARTICLE V
                                   CONDITIONS
                                   ----------

Section 5.01  Mutual Conditions to the Obligations of FLC
              -------------------------------------------
          and Patriot under this Agreement................................ A-54
          --------------------------------

Section 5.02  Additional Conditions to the Obligations of
              -------------------------------------------
          Patriot......................................................... A-57
          -------
                                   ARTICLE VI
                        TERMINATION, WAIVER AND AMENDMENT
                        ---------------------------------

Section 6.01  Termination................................................. A-57
              -----------

Section 6.02  Effect of Termination....................................... A-59
              ---------------------

                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

Section 7.01  Expenses.................................................... A-59
              --------

Section 7.02  Non-Survival of Representations and Warranties.............. A-59
              ----------------------------------------------

Section 7.03  Amendment, Extension and Waiver............................. A-59
              -------------------------------

Section 7.04  Entire Agreement............................................ A-60
              ----------------

Section 7.05  No Assignment............................................... A-60
              -------------

Section 7.06  Notices..................................................... A-60
              -------

Section 7.07  Captions.................................................... A-62
              --------

Section 7.08  Counterparts................................................ A-62
              ------------

Section 7.09  Severability................................................ A-62
              ------------

Section 7.10  Governing Law............................................... A-62
              -------------


Exhibit 1     FLC's Affiliate Agreement................................... A-64
Exhibit 2     Patriot Stock Option Agreement.............................. A-67
Exhibit 3     Standstill Agreement........................................ A-82
Exhibit 4     Bank Plan of Merger......................................... A-95
Exhibit 5     Articles and Certificate of Consolidation................... A-102
Exhibit 6     Form of Opinion of Patriot's Counsel........................ A-133
Exhibit 7     Form of Opinion of FLC's Counsel............................ A-136
Exhibit 8     Matters to be Covered in Tax Opinion of
              Counsel to Patriot.......................................... A-138

                                    AGREEMENT
                                    ---------


         THIS AGREEMENT AND PLAN OF CONSOLIDATION, dated as of July 28, 1998, is made by and between PATRIOT BANK CORP., a Delaware corporation, having its principal place of business in Pottstown, Pennsylvania, and FIRST LEHIGH CORPORATION ("FLC"), a Pennsylvania corporation, having its principal place of business in Allentown, Pennsylvania.

                                   BACKGROUND
                                   ----------

         1. Patriot and FLC desire to consolidate into a new Pennsylvania business corporation to be named Patriot Bank Corp. (the "Holding Company"), in accordance with the applicable laws of the Commonwealth of Pennsylvania and the State of Delaware, and in accordance with the plan of consolidation set forth herein.

         2. Patriot and FLC desire that the consolidation of Patriot and FLC constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         3. As an inducement to Patriot's willingness to enter into this Agreement, (a) certain directors and certain officers of FLC are executing a Letter Agreement in the form attached hereto as Exhibit 1, (b) FLC is concurrently granting to Patriot an option to acquire, under certain circumstances, FLC's common stock (the "Patriot Lock-Up Option") pursuant to a Stock Option Agreement between Patriot and FLC in the form attached hereto as
Exhibit 2, and (c) James L. Leuthe, Chairman of FLC, is concurrently executing the Standstill Agreement in the form attached hereto as Exhibit 3.

         4. Patriot desires to merge First Lehigh Bank, a bank chartered under the laws of the Commonwealth of Pennsylvania and wholly-owned subsidiary of FLC ("First Lehigh Bank"), into and with Patriot Bank, a bank chartered under the laws of the Commonwealth of Pennsylvania, and a wholly-owned subsidiary of Patriot ("Patriot Bank"), with Patriot Bank surviving such merger in accordance with the Bank Plan of Merger in the form attached hereto as Exhibit 4.

         5. Patriot and FLC desire to provide the terms and conditions governing the transactions contemplated herein.

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE I
                                THE CONSOLIDATION
                                -----------------

         Section 1.01 Definitions. As used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  Affiliate means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

                  Agreement means this agreement, and any amendment or supplement hereto, which constitutes a "plan of consolidation" between Patriot and FLC.

                  Applications means the applications for regulatory approval which are required by the transactions contemplated hereby.

                  Articles and Certificate of Consolidation means the articles and certificate of consolidation in the form attached hereto as Exhibit 5 to be executed by Patriot and FLC and to be filed in the PDS, in accordance with the applicable laws of the Commonwealth of Pennsylvania and to be filed in the DOSS, in accordance with the applicable laws of the State of Delaware.

                  Bank Merger means the merger of First Lehigh Bank with and into Patriot Bank, with Patriot Bank surviving such merger, contemplated by Section 1.03 of this Agreement.

                  BCL means the Pennsylvania Business Corporation Law of 1988, as amended.

                  BHCA means the Bank Holding Company Act of 1956, as amended.

                  Closing Date means the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Consolidation specified in
         Article V of this Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or such other date as Patriot and FLC may mutually agree.

                  Consolidation means the consolidation of Patriot and FLC into the Holding Company, contemplated by this Agreement.

                  DGCL means the Delaware General Corporation Law.

                  DOJ means the United States Department of Justice.

                  DOSS means the Delaware Office of the Secretary State.

                  Dissenting Shares shall have the meaning set forth in Section 1.02(e)(ii)(F) hereof.

                  Effective Date means the date upon which the Articles of Consolidation shall be filed in the PDS, and shall be the same as the Closing Date.

                  Environmental Law means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Regulatory Authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

                  ERISA means the Employee Retirement Income Security Act of 1974, as amended.

                  Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

                  FDIA means the Federal Deposit Insurance Act, as amended.

                  FDIC means the Federal Deposit Insurance Corporation.


                  FRB means the Board of Governors of the Federal Reserve
         System.

                  FLC Common Stock means the common stock of FLC described in
         Section 2.02(a).

                  FLC Capital Stock means collectively FLC Common Stock, FLC Senior Preferred Stock and FLC Series A Preferred Stock.

                  FLC Disclosure Schedule means a disclosure schedule delivered by FLC to Patriot pursuant to Article II of this Agreement.

                  FLC Exchange Ratios shall have the meaning given to such term in Section 1.02(e)(ii)(A) and (B).

                  FLC Financials means (i) the audited consolidated financial statements of FLC as of December 31, 1997 and for the three years ended December 31, 1997, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of FLC as of each calendar quarter thereafter included in Securities Documents filed by FLC.

                  FLC Options means options to purchase shares of FLC Common Stock granted pursuant to the FLC Stock Option Plans.

                  FLC Regulatory Reports means the annual and quarterly reports of FLC filed with the FRB since December 31, 1996 through the Closing Date, and the financial reports of First Lehigh Bank and accompanying schedules for each calendar quarter filed with the FDIC, beginning with the quarter ended December 31, 1996, through the Closing Date.

                  FLC Senior Preferred Stock means the senior preferred stock described in Section 2.02(a).

                  FLC Series A Preferred Stock means the series A preferred stock described in Section 2.02(a).

                  FLC Stock Option Plans means the 1997 Stock Option Plan and the First Lehigh Corporation 1989 Equity Incentive Plan.

                  FLC Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by FLC, except any corporation the stock of which is held in the ordinary course of the lending activities of First Lehigh Bank.

                  GAAP means generally accepted accounting principles as in effect at the relevant date.

                  Holding Company Common Stock means the common stock, par value, of the Holding Company.

                  IRC means the Internal Revenue Code of 1986, as amended.

                  IRS means the Internal Revenue Service.

                  Material Adverse Effect shall mean, with respect to Patriot or FLC, respectively, any effect that is material and adverse to its assets, financial condition or results of operations on a consolidated basis, provided, however, that Material Adverse Effect shall not be deemed to include (a) any change in the value of the respective investment and loan portfolios of Patriot or FLC resulting from a change in interest rates generally, (b) any change occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change affects banking institutions generally, including any changes affecting the Bank Insurance Fund and (c) actions or omissions of a party (or any of its Subsidiaries) taken with the prior informed written consent of the other party in contemplation of the transactions contemplated hereby.

                  NASD means the National Association of Securities Dealers,
         Inc.

                  Patriot Common Stock has the meaning given to that term in
         Section 3.02(a) of this Agreement.

                  Patriot Disclosure Schedule means a disclosure schedule delivered by Patriot to FLC pursuant to Article III of this Agreement.

                  Patriot Exchange Ratio shall have the meaning given to such term in Section 1.02(e)(i)(A).

                  Patriot Financials means (i) the audited consolidated financial statements of Patriot as of December 31, 1997 and for the three years ended December 31, 1997, including the notes thereto, and
         (ii) the unaudited interim consolidated financial statements of Patriot as of each calendar quarter thereafter included in Securities Documents filed by Patriot.

                  Patriot Lock-Up Option means the option granted to Patriot to acquire shares of FLC Common Stock referenced in the recitals to this Agreement.

                  Patriot Market Price means, as of any date, the average between the closing high bid and low asked prices of a share of Patriot Common Stock on the Nasdaq National Market System (as reported in The Wall Street Journal, or if not reported therein, in another authoritative source).

                  Patriot Market Value means the average of the Patriot Market Prices for the twenty (20) consecutive trading days ending on the trading day immediately preceding the Closing Date.

                  Patriot Options means options to purchase shares of Patriot Common Stock granted pursuant to the Patriot Stock Option Plan.

                  Patriot Regulatory Reports means the annual and quarterly reports of Patriot filed with the FRB since December 31, 1997 through the Closing Date, and the financial reports of Patriot Bank and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1998, through the Closing Date.

                  Patriot Stock Option Plan means the Patriot 1996 Stock-Based Incentive Plan, as amended.

                  Patriot Subsidiaries means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Patriot, except any corporation the stock of which is held in the ordinary course of the lending activities of a bank.

                  PDB means the Pennsylvania Department of Banking.

                  PDS means the Department of State of the Commonwealth of Pennsylvania.

                  Person means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act).

                  Prospectus/Proxy Statement means the prospectus/proxy statement, together with any amendments and supplements thereto, to be transmitted to holders of FLC Capital Stock and Patriot Common Stock in connection with the transactions contemplated by this Agreement.

                  Registration Statement means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Holding Company Common Stock to be issued in connection with the transactions contemplated by this Agreement.

                  Regulatory Agreement has the meanings given to that term in Sections 2.11 and 3.09 of this Agreement.

                  Regulatory Authority means any banking agency or department of any federal or state government, including without limitation the FRB, the FDIC, the PDB, or the respective staffs thereof.

                  Rights means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

                  SEC means the Securities and Exchange Commission.

                  Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

                  Securities Documents means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

                  Securities Laws means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and in each case the rules and regulations promulgated from time to time thereunder.

                  Standstill Agreement means the Standstill Agreement between James L. Leuthe and Patriot, the form of which is attached hereto as
         Exhibit 3.

                  Subsidiary means any corporation or partnership, 50% or more of the capital stock or partnership interests of which is owned, either directly or indirectly, by another entity, except any corporation or partnership the stock or partnership interests of which is held in the ordinary course of the lending activities of a bank.

         Section 1.02 The Consolidation.

                   (a) Closing. The closing will take place at 10:00 a.m. on the Closing Date at the offices of Stevens & Lee, One Glenhardie Corporate Center, Suite 202, 1275 Drummers Lane, P.O. Box 236, Wayne, Pennsylvania, unless another time and place are agreed to by the parties hereto; provided, in any case, that all conditions to closing set forth in Article V (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been satisfied or waived at or prior to the Closing Date. On the Closing Date, FLC and Patriot shall cause the Articles of Consolidation to be duly executed and to be filed in the PDS and the Certificate of Consolidation to be duly executed and filed in the DOSS.

                   (b) The Consolidation. Subject to the terms and conditions of this Agreement, on the Effective Date, FLC and Patriot shall consolidate into the Holding Company in accordance with the provisions of the BCL and the DGCL. The Holding Company shall be the corporation formed as a result of the Consolidation under the laws of the Commonwealth of Pennsylvania and shall have its headquarters at High and Hanover Streets, Pottstown, Pennsylvania. From and after the Effective Date, the Consolidation shall have the effects set forth in
Section 1929 of the BCL.

                   (c) Holding Company's Articles of Incorporation and Bylaws. On and after the Effective Date, the articles of incorporation and bylaws of the Holding Company shall be as set forth in the Articles and Certificate of Consolidation and the Bylaws of the Holding Company shall be adopted on the Effective Date by the Holding Company's Board of Directors.

                   (d) Board of Directors and Officers of the Holding Company and Patriot Bank Board of Directors and Officers.

                       (i) On the Effective Date, the Board of Directors of the Holding Company, as the continuing corporation as a result of the Consolidation, shall consist of the directors identified in the Articles and Certificate of Consolidation, all of whom shall be the existing members of the Patriot Board of Directors.

                       (ii) On the Effective Date, the executive officers of the Holding Company shall be the existing executive officers of Patriot.

                       (iii) The Board of Directors and officers of Patriot Bank shall remain unchanged.

                   (e) Conversion of Shares.

                       (i) Patriot Common Stock.

                           (A) Subject to the provisions of subparagraphs (B),
     (C) and (D) of this Section 1.02(e)(i), each share of Patriot Common Stock issued and outstanding immediately prior to the Effective Date (other than shares of Patriot Common Stock, if any, then owned by Patriot or FLC or any Patriot Subsidiary) shall, on the Effective Date, by reason of the Consolidation and without any action on the part of the holder thereof, be converted into and become a right to receive 1.0 shares of fully paid and nonassessable shares of Holding Company Common Stock. The exchange ratio set forth in this Section 1.02(e)(i)(A) is hereinafter referred to as the "Patriot Exchange Ratio".

                           (B) Each share of Patriot Common Stock (other than trust account shares or shares acquired in connection with debts previously contracted ("DPC shares")) owned by FLC or a FLC Subsidiary on the Effective Date, if any, shall be cancelled.

                           (C) Each share of Patriot Common Stock issued and held in the treasury of Patriot or owned by any Patriot Subsidiary (other than trust account shares or DPC shares) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                           (D) No fraction of a whole share of Holding Company Common Stock and no scrip or certificates therefor shall be issued in connection with the Consolidation. Any former holder of Patriot Common Stock who would otherwise be entitled to receive a fraction of a share of Holding Company Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the closing price of the Holding Company Common Stock on the Nasdaq National Market System on the first day Holding Company Common Stock is traded after the Effective Date.

                       (ii) FLC Capital Stock.

                            (A) Subject to the provisions of subparagraphs (C),
     (D), (E) and (F) of this Section 1.02(e)(ii), each share of FLC Common Stock and each share of FLC Senior Preferred Stock issued and outstanding immediately prior to the Effective Date (other than shares of FLC Common Stock or FLC Senior Preferred stock, if any, then owned by Patriot or FLC or any FLC Subsidiary) shall, on the Effective Date, by reason of the Consolidation and without any action on the part of the holder thereof, be converted into and become a right to receive:

                                (i) if the Patriot Market Value is greater than
               or equal to $14.71 and less than or equal to $17.97, then .428 shares of fully paid and nonassessable shares of Holding Company Common Stock.

                                (ii) if the Patriot Market Value is less than
               $14.71, then that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock, equal to $6.30 divided by the Patriot Market Value, provided that if the Patriot Market Value is less than $13.07, Patriot shall have the option to elect, by written notice to FLC, and subject to FLC's rights under Section 6.01(c) hereof, to have the FLC Exchange Ratio with respect to FLC Common Stock and FLC Senior Preferred Stock be equal to that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock, equal to $6.30 divided by $13.07; or

                                (iii) if the Patriot Market Value is greater
               than $17.97, then that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock equal to $7.69 divided by the Patriot Market Value; provided that if on or prior to the Effective Date there has been any public announcement of a proposed acquisition or sale of all or substantially all of Patriot's assets or a merger, consolidation or similar transaction involving Patriot in which Patriot is not the surviving entity or in which shareholders of Patriot before such transaction will not hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after the consummation thereof entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors, the Exchange Ratio shall be .428.

     The FLC Exchange Ratio, as determined pursuant to any of Sections 1.02(e)(ii)(A)(i), 1.02(e)(ii)(A)(ii) or 1.02(e)(ii)(A)(iii), is sometimes hereinafter referred to as the "Applicable Common and Senior Preferred Exchange Ratio".

                           (B) Subject to the provisions of subparagraphs (C),
     (D), (E) and (F) of this Section 1.02(e)(ii), each share of FLC Series A Preferred Stock issued and outstanding immediately prior to the Effective Date (other than shares of FLC Series A Preferred Stock, if any, then owned by Patriot or FLC or any FLC Subsidiary) shall, on the Effective Date, by reason of the Consolidation and without any action on the part of the holder thereof, be converted into and become a right to receive:

                                (i) if the Patriot Market Value is greater than
               or equal to $14.71 and less than or equal to $17.97, then .342 shares of fully paid and nonassessable shares of Holding Company Common Stock.

                                (ii) if the Patriot Market Value is less than
               $14.71, then that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock, equal to $5.04 divided by the Patriot Market Value, provided that if the Patriot Market Value is less than $13.07, Patriot shall have the option to elect, by written notice to FLC, and subject to FLC's rights under Section 6.01(c) hereof, to have the FLC Exchange Ratio with respect to the FLC Series A Preferred Stock be equal to that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock, equal to 5.04 divided by $13.07; or

                                (iii) if the Patriot Market Value is greater
               than $17.97, then that number (rounded to the nearest thousandth) of shares of fully paid and nonassessable shares of Holding Company Common Stock equal to $6.15 divided by the Patriot Market Value; provided that if on or prior to the Effective Date there has been any public announcement of a proposed acquisition or sale of all or substantially all of Patriot's assets or a merger, consolidation or similar transaction involving Patriot in which Patriot is not the surviving entity or in which shareholders of Patriot before such transaction will not hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after the consummation thereof entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors, the Exchange Ratio shall be .342.

     The FLC Exchange Ratio, as determined pursuant to any of Sections 1.02(e)(ii)(B)(i), 1.02(e)(ii)(B)(ii) or 1.02(e)(ii)(B)(iii), is sometimes hereinafter referred to as the "Applicable Series A Preferred Exchange Ratio".

                           (C) Each share of FLC Capital Stock (other than trust account shares or DPC shares) owned by Patriot or a Patriot Subsidiary on the Effective Date, if any, shall be cancelled.

                           (D) Each share of FLC Capital Stock issued and held in the treasury of FLC or owned by any FLC Subsidiary (other than trust account shares or DPC shares) as of the Effective Date, if any, shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                           (E) No fraction of a whole share of Holding Company Common Stock and no scrip or certificates therefor shall be issued in connection with the Consolidation. Any former holder of FLC Capital Stock who would otherwise be entitled to receive a fraction of a share of Holding Company Common Stock shall receive, in lieu thereof, cash in an amount equal to such fraction of a share multiplied by the closing price of the Holding Company Common Stock on the Nasdaq National Market System on the first day Holding Company Common Stock is traded after the Effective Date, and, in the case of FLC Series A Preferred Stock, further multiplied by 0.8.

                           (F) Each outstanding share of FLC Capital Stock the holder of which has perfected his dissenters rights under the BCL and has not effectively withdrawn or lost such right as of the Effective Date shall not be converted into or represent a right to receive shares of Holding Company Stock hereunder, and the holder thereof shall be entitled only to such rights as are granted by the BCL. FLC shall give Patriot prompt notice upon receipt by FLC of any such written demands for payment of the fair value of such shares of FLC Common Stock ("Dissenting Shares") and of withdrawals of such demands and any other instruments provided pursuant to the BCL (any shareholder duly making such demand being hereinafter called a "FLC Dissenting Shareholder"). If any FLC Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at any time, such holder's shares of FLC Capital Stock shall be converted into the right to receive Holding Company Common Stock in accordance with Section 1.02(e)(ii) of this Agreement. Any payments made in respect of Dissenting Shares shall be made by the Holding Company, as the continuing corporation after the Consolidation.

                    (f) Stock Options.

                        (i) On the Effective Date, each FLC Option and each Patriot Option which is then outstanding, whether or not exercisable, shall cease to represent a right to acquire shares of FLC Common Stock or Patriot Common Stock, as the case may be, and shall be converted automatically into an option to purchase shares of Holding Company Common Stock, and the Holding Company shall assume each FLC Option and Patriot Option, in accordance with the terms of the applicable FLC Stock Option Plan or Patriot Stock Option Plan, as the case may be, and the stock option agreement by which it is evidenced, except that from and after the Effective Date, (i) the Holding Company and its Board of Directors or a duly authorized committee thereof shall be substituted for FLC, Patriot or their respective Boards of Directors or duly authorized committee thereof administering such FLC Stock Option Plan or Patriot Stock Option Plan, as the case may be, (ii) each FLC Option and Patriot Option assumed by the Holding Company may be exercised solely for shares of the Holding Company Common Stock, (iii) the number of shares of Holding Company Common Stock subject to each Patriot Option shall be equal to the number of shares of Patriot Common Stock subject to such Patriot Option immediately prior to the Effective Date multiplied by the Patriot Exchange Ratio, provided that any fractional shares of Holding Company Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (iv) the per share exercise price under each such Patriot Option shall be adjusted by dividing the per share exercise price under each such Patriot Option by the Patriot Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent, (v) the number of shares of Holding Company Common Stock subject to each FLC Option shall be equal to the number of shares of FLC Common Stock subject to such FLC Option immediately prior to the Effective Date multiplied by the Applicable FLC Common and Senior Preferred Exchange Ratio, provided that any fractional shares of Holding Company Common Stock resulting from such multiplication shall be rounded down to the nearest share, and (vi) the per share exercise price under each such FLC Option shall be adjusted by dividing the per share exercise price under each such FLC Option by the FLC Common and Senior Preferred Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. Notwithstanding clauses (iii), (iv), (v) and (vi) of the preceding sentence, each Patriot Option or FLC Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the IRC, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option within the meaning of Section 424(h) of the IRC. Patriot and FLC agree to take all necessary steps to effect the foregoing provisions of this Section 1.02(f).

                        (ii) As soon as practicable after the Effective Date, the Holding Company shall deliver to each participant in each FLC Stock Option Plan and the Patriot Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants subject to such FLC Stock Option Plan or Patriot Stock Option Plan shall continue in effect on the same terms and conditions, including without limitation the duration thereof, subject to the adjustments required by Section 1.02(f)(i) hereof after giving effect to the Consolidation. Within 30 days after the Effective Date, the Holding Company shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Holding Company Common Stock subject to such options and shall use its reasonable best efforts to maintain the current status of the prospectus or prospectuses contained therein for so long as such options remain outstanding.

                    (g) Surrender and Exchange of FLC and Patriot Stock Certificates.

                        (i) Exchange of Certificates. Each holder of shares of FLC Capital Stock or Patriot Common Stock who surrenders to the Holding Company (or its agent) the certificate or certificates representing such shares will be entitled to receive, as soon as practicable after the Effective Date, in exchange therefor a certificate or certificates for the number of whole shares of Holding Company Common Stock into which such holder's shares of FLC Capital Stock or Patriot Common Stock have been converted pursuant to the Consolidation, together with a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(i)(D) or
     Section 1.02(e)(ii)(E) hereof, as the case may be.

                        (ii) Rights Evidenced by Certificates. Each certificate for shares of Holding Company Common Stock issued in exchange for certificates for FLC Capital Stock or Patriot Common Stock pursuant to
     Section 1.02(g)(i) hereof will be dated the Effective Date and be entitled to dividends and all other rights and privileges pertaining to Holding Company Common Stock from and after the Effective Date. Until surrendered, each certificate theretofore evidencing shares of FLC Capital Stock or Patriot Common Stock, from and after the Effective Date, will evidence solely the right to receive certificates for shares of Holding Company Common Stock pursuant to Section 1.02(g)(i) hereof and a check for cash in lieu of any fractional share in accordance with Section 1.02(e)(i)(D) or
     Section 1.02(e)(ii)(E), as the case may be. If certificates for shares of FLC Capital Stock or Patriot Common Stock are exchanged for Holding Company Common Stock at a date following one or more record dates for the payment of dividends or of any other distribution on the shares of Holding Company Common Stock, the Holding Company will pay cash in an amount equal to dividends theretofore payable on such Holding Company Common Stock and pay or deliver any other distribution to which holders of shares of Holding Company Common Stock have theretofore become entitled. Upon surrender of certificates for shares of FLC Capital Stock or Patriot Common Stock in exchange for certificates for Holding Company Common Stock, the Holding Company also shall pay any dividends to which such holder of FLC Capital Stock, in the case of a holder of Patriot Common Stock, may be entitled as a result of the declaration of a dividend on the FLC Capital Stock or Patriot Common Stock by FLC or Patriot in accordance with the terms of this Agreement with a record date prior to the Effective Date and a payment date after the Effective Date. No interest will accrue or be payable in respect of dividends or cash otherwise payable under this Section 1.02(g) upon surrender of certificates for shares of FLC Capital Stock or Patriot Common Stock. Notwithstanding the foregoing, no party hereto will be liable to any holder of FLC Capital Stock or any holder of Patriot Common Stock, for any amount paid in good faith to a public official or agency pursuant to any applicable abandoned property, escheat or similar law. Until such time as certificates for shares of FLC Capital Stock or Patriot Common Stock are surrendered by a Patriot or FLC shareholder to the Holding Company for exchange, the Holding Company shall have the right to withhold dividends or any other distributions on the shares of Holding Company Common Stock issuable to such shareholder.

                        (iii) Exchange Procedures. Each certificate for shares of FLC Capital Stock or Patriot Common Stock delivered for exchange under this Section 1.02(g) must be endorsed in blank by the registered holder thereof or be accompanied by a power of attorney to transfer such shares endorsed in blank by such holder. If more than one certificate is surrendered at one time and in one transmittal package for the same shareholder account, the number of whole shares of Holding Company Common Stock for which certificates will be issued pursuant to this Section 1.02(g) will be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. If shares of Holding Company Common Stock or payments of cash are to be issued or made to a person other than the one in whose name the surrendered certificate is registered, the certificate so surrendered must be properly endorsed in blank, with signature(s) guaranteed, or otherwise in proper form for transfer, and the person to whom certificates for shares of Holding Company Common Stock is to be issued or to whom cash is to be paid shall pay any transfer or other taxes required by reason of such issuance or payment to a person other than the registered holder of the certificate for shares of FLC Capital Stock or Patriot Common Stock which are surrendered. As promptly as practicable after the Effective Date, the Holding Company shall send or cause to be sent to each shareholder of record of FLC Capital Stock or Patriot Common Stock transmittal materials for use in exchanging certificates representing FLC Capital Stock for certificates representing Holding Company Common Stock into which the FLC Capital Stock or Patriot Common Stock have been converted in the Consolidation. Certificates representing shares of Holding Company Common Stock and checks for cash in lieu of fractional shares shall be mailed to former shareholders of FLC and Patriot as soon as reasonably possible but in no event later than twenty
     (20) business days following the receipt of certificates representing former shares of FLC Capital Stock or Patriot Common Stock duly endorsed or accompanied by the materials referenced herein and delivered by certified mail, return receipt requested (but in no event earlier than the second business day following the Effective Date).

                        (iv) Closing of Stock Transfer Books; Cancellation of FLC and Patriot Certificates. Upon the Effective Date, the stock transfer books for FLC Capital Stock and Patriot Common Stock will be closed and no further transfers of shares of FLC Capital Stock or Patriot Common Stock will thereafter be made or recognized. All certificates for shares of FLC Capital Stock and Patriot Common Stock surrendered pursuant to this Section 1.02(g) will be cancelled by the Holding Company.

                    (h) Anti-Dilution Provisions. If, FLC or Patriot has, at any time after the date hereof and before the Effective Date, (A) issued a dividend in shares of FLC Common Stock or Patriot Common Stock, (B) combined the outstanding shares of FLC Common Stock or Patriot Common Stock into a smaller number of shares, (C) subdivided the outstanding shares of FLC Common Stock or Patriot Common Stock, or (D) reclassified the shares of FLC Common Stock or Patriot Common Stock, then the number of shares of Holding Company Common Stock to be delivered to FLC or Patriot shareholders who are entitled to receive shares of Holding Company Common Stock in exchange for shares of FLC Capital Stock or Patriot Common Stock shall be adjusted so that each FLC or Patriot shareholder shall be entitled to receive such number of shares of Holding Company Common Stock as such shareholder would have been entitled to receive if the Effective Date had occurred prior to the happening of such event. (By way of illustration, if Patriot or FLC shall declare a stock dividend of 7% payable with respect to a record date on or prior to the Effective Date and the conditions set forth above are satisfied, the Patriot Exchange Ratio or the FLC Exchange Ratio, as the case may be, shall be adjusted downward by 7%).

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF FLC
                      -------------------------------------

         FLC hereby represents and warrants to Patriot that, except as specifically set forth in the FLC Disclosure Schedule delivered to Patriot by FLC on the date hereof:

         Section 2.01 Organization.

                    (a) FLC is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. FLC is a bank holding company duly registered under the BHCA. FLC has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. FLC is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and is not required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business except where the failure to be so qualified or licensed would not have a Material Adverse Effect on FLC.


                    (b) First Lehigh Bank is a state bank duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. First Lehigh Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Neither First Lehigh Bank nor any other FLC Subsidiary is qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither is required to be so qualified or licensed as the result of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on FLC.

                    (c) There are no FLC Subsidiaries other than First Lehigh Bank and those identified in the FLC Disclosure Schedule.

                    (d) The deposits of First Lehigh Bank are insured by the FDIC to the extent provided in the FDIA.

                    (e) The respective minute books of FLC and First Lehigh Bank and each other FLC Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees).

                    (f) Prior to the date of this Agreement, FLC has delivered to Patriot true and correct copies of the articles of incorporation and bylaws of FLC and the articles of incorporation and bylaws of First Lehigh Bank as in effect on the date hereof.

         Section 2.02  Capitalization.

                    (a) The authorized capital stock of FLC consists of (a) 10,000,000 shares of common stock, $0.01 par value ("FLC Common Stock"), of which 2,056,140 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, (b) 1,500,000 shares of senior preferred stock, $.01 par value ("FLC Senior Preferred Stock"), of which 894,223 shares are issued or outstanding and (c) 1,000,000 shares of series A preferred stock, $.01 par value ("FLC Series A Preferred Stock"), of which 682,000 shares are issued and outstanding. Neither FLC nor First Lehigh Bank nor any other FLC Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of FLC Capital Stock or any other security of FLC or any securities representing the right to vote, purchase or otherwise receive any shares of FLC Capital Stock, or any other security of FLC, other than (i) shares issuable under the Patriot Option, (ii) 60,000 shares of FLC Common Stock issuable under the FLC Stock Option Plans upon the exercise of presently outstanding options, (iii) with respect to the FLC Senior Preferred Stock, the right to receive cumulative dividends at the annual rate of $.25 per share and
(iv) with respect to the FLC Series A Preferred Stock the right to receive cumulative dividends at the annual rate of $.3255 per share and the right to receive cumulative dividends in arrears of $832,467 as of June 30, 1998, all as set forth in detail in the FLC Disclosure Schedule.

                    (b) The authorized capital stock of First Lehigh Bank consists of 10,500 shares of common stock, par value $20 per share ("First Lehigh Bank Common Stock"), of which 10,500 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by FLC. Neither FLC nor any FLC Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of the capital stock of any FLC Subsidiary or any other security of any FLC Subsidiary or any securities representing the right to vote, purchase or otherwise receive any shares of the capital stock or any other security of any FLC Subsidiary. Except as set forth in the FLC Disclosure Schedule, either FLC or First Lehigh Bank owns all of the outstanding shares of capital stock of each FLC Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

                    (c) Except as set forth in the FLC Disclosure Schedule, neither (i) FLC, (ii) First Lehigh Bank nor (iii) any other FLC Subsidiary, owns any equity interest, directly or indirectly, other than treasury stock, in any other company or controls any other company, except for equity interests held in the investment portfolios of FLC and FLC Subsidiaries, equity interests held by FLC Subsidiaries in a fiduciary capacity, and equity interests held in connection with the commercial loan activities of FLC Subsidiaries. There are no subscriptions, options, warrants, calls, commitments, agreements or other Rights outstanding and held by FLC or First Lehigh Bank with respect to any other company's capital stock or the equity of any other person.

                    (d) To the best of FLC's knowledge, except as disclosed in FLC's Annual Report on Form 10-KSB for the year ended December 31, 1997, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange
Act), is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of any class of FLC Capital Stock.

         Section 2.03  Authority; No Violation.

                    (a) FLC has full corporate power and authority to execute and deliver this Agreement and to complete the transactions contemplated hereby. First Lehigh Bank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by FLC and the completion by FLC of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of FLC and, except for approval by the shareholders of FLC as required under the BCL, FLC's articles of incorporation and bylaws, no other corporate proceedings on the part of FLC are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by FLC and, subject to approval of the shareholders of FLC as required under the BCL, FLC's articles of incorporation and bylaws and receipt of the required approvals from Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of FLC, enforceable against FLC in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by First Lehigh Bank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of First Lehigh Bank, enforceable against First Lehigh Bank in accordance with its terms, subject to required approvals of Regulatory Authorities, and subject to applicable conservatorship or receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                    (b) (A) The execution and delivery of this Agreement by FLC,
(B) the execution and delivery of the Bank Plan of Merger by First Lehigh Bank,
(C) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and FLC's and Patriot's compliance with any conditions contained therein, the completion of the transactions contemplated hereby, and
(D) compliance by FLC or First Lehigh Bank with any of the terms or provisions hereof or of the Bank Plan of Merger, will not (i) conflict with or result in a breach of any provision of the articles of incorporation or other organizational document or bylaws of FLC or any FLC Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to FLC or any FLC Subsidiary or any of their respective properties or assets; or (iii) except as set forth in the FLC Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of FLC or any FLC Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, commitment or other instrument or obligation to which FLC or any FLC Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on FLC.

         Section 2.04 Consents. Except for the consents, approvals, filings and registrations from or with the Regulatory Authorities referred to in Section
3.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of FLC under the BCL, FLC's articles of incorporation and bylaws, and the approval of the Bank Plan of Merger by FLC as sole shareholder of First Lehigh Bank under the Pennsylvania Banking Code of 1965, as amended, and by the First Lehigh Bank Board of Directors, and except as disclosed in the FLC Disclosure Schedule, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by FLC or the Bank Plan of Merger by First Lehigh Bank, and (b) the completion by FLC of the transactions contemplated hereby or by First Lehigh Bank of the Bank Merger. As of the date hereof, FLC has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact FLC's or First Lehigh Bank's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 2.05 Financial Statements.

                    (a) FLC has previously delivered, or will deliver, to Patriot the FLC Regulatory Reports. The FLC Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations and changes in shareholders' equity of FLC as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

                    (b) FLC has previously delivered to Patriot the FLC Financials. The FLC Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of FLC as of and for the periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein and in the FLC Disclosure Schedule.

                    (c) At the date of each balance sheet included in the FLC Financials or the FLC Regulatory Reports, neither FLC nor First Lehigh Bank (as the case may be) had, or will have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such FLC Financials or FLC Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material in the aggregate to FLC and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

         Section 2.06 Taxes.

                    (a) FLC and the FLC Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). FLC has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to FLC and all FLC Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from FLC and any FLC Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

                    (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to FLC or any FLC Subsidiary.

         Section 2.07 No Material Adverse Effect. FLC has not suffered any Material Adverse Effect since March 31, 1998.

         Section 2.08 Contracts.

                    (a) Except as described in FLC's Annual Reports on Form 10-KSB for the years ended December 31, 1995, 1996 and 1997, previously delivered to Patriot, in the footnotes to the audited consolidated financial statements of FLC as of December 31, 1997, and for the three years ended December 31, 1997, or in the FLC Disclosure Schedule, neither FLC nor any FLC Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or arrangement with any past or present officer, director or employee of FLC or any FLC Subsidiary, except for "at will" arrangements; (ii) any plan, arrangement or contract providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing or similar arrangements for or with any past or present officers, directors or employees of FLC or any FLC Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of FLC or any FLC Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by any FLC Subsidiary; (v) any instrument evidencing or related to indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which FLC or any FLC Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, Federal Home Loan Bank advances, bankers acceptances and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Patriot or any Patriot Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom of any FLC Subsidiary to engage in any type of banking or bank-related business permissible under law.

                    (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 2.08(a) or described in the FLC Annual Report on Form 10-KSB for the year ended December 31, 1997 or in a footnote to the FLC Financials, have been provided to Patriot on or before the date hereof, are listed on the FLC Disclosure Schedule and are in full force and effect on the date hereof and neither FLC nor any FLC Subsidiary (nor, to the knowledge of FLC, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach or default has resulted in or will result in a Material Adverse Effect with respect to FLC. Except as set forth in the FLC Disclosure Schedule, no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the transactions contemplated by this Agreement. Except as set forth in the FLC Disclosure Schedule, none of the employees (including officers) of FLC or any FLC Subsidiary possess the right to terminate their employment as a result of the execution of this Agreement. Except as set forth in the FLC Disclosure Schedule, no plan, employment agreement, termination agreement, or similar agreement or arrangement to which FLC or any FLC Subsidiary is a party or under which FLC or any FLC Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in the FLC Disclosure Schedule, no such agreement, plan or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of FLC or any FLC Subsidiary absent the occurrence of a subsequent event; (y) provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G; or (z) requires FLC or any FLC Subsidiary to provide a benefit in the form of FLC Common Stock or determined by reference to the value of FLC Common Stock.

         Section 2.09 Ownership of Property; Insurance Coverage.

                    (a) FLC and the FLC Subsidiaries have, or will have as to property acquired after the date hereof, good and, as to real property, marketable title to all assets and properties owned by FLC or any FLC Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the FLC Regulatory Reports and in the FLC Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure repurchase agreements and liabilities for borrowed money from a Federal Home Loan Bank, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) items permitted under Article IV, and (iv) the items disclosed in the FLC Disclosure Schedule. FLC and the FLC Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by FLC and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them. Except as disclosed in the FLC Disclosure Schedule, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the notes to the FLC Financials.

                    (b) With respect to all agreements pursuant to which FLC or any FLC Subsidiary has purchased securities subject to an agreement to resell, if any, FLC or such FLC Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                    (c) FLC and the FLC Subsidiaries currently maintain insurance considered by FLC to be reasonable for their respective operations and similar in scope and coverage to that maintained by other businesses similarly engaged. Neither FLC nor any FLC Subsidiary has received notice from any insurance carrier that (i) such insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as set forth on the FLC Disclosure Schedule, there are presently no material claims pending under such policies of insurance and no notices have been given by FLC or First Lehigh Bank under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last ten years FLC has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

         Section 2.10 Legal Proceedings. Except as set forth in the FLC Disclosure Schedule, neither FLC nor any FLC Subsidiary is a party to any, and there are no pending or, to the best of FLC's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against FLC or any FLC Subsidiary, (ii) to which FLC or any FLC Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of FLC to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on FLC.

         Section 2.11 Compliance With Applicable Law.

                    (a) Except as set forth in the FLC Disclosure Schedule, FLC and FLC Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on FLC.

                    (b) Except as set forth on the FLC Disclosure Schedule, neither FLC nor any FLC Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that FLC or any FLC Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to FLC or any FLC Subsidiary; (iii) requiring or threatening to require FLC or any FLC Subsidiary, or indicating that FLC or any FLC Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of FLC or any FLC Subsidiary, including without limitation any restriction on the payment of dividends; or
(iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of FLC or any FLC Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither FLC nor any FLC Subsidiary has consented to or entered into any Regulatory Agreement, except as heretofore disclosed in the FLC Financials or in the FLC Disclosure Schedule.

         Section 2.12 ERISA. FLC has previously delivered to Patriot true and complete copies of all employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual or long term incentive plans, severance plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth in the FLC Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of FLC or any FLC Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither FLC, any FLC Subsidiary nor any pension plan maintained by FLC or any FLC Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to FLC, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA
Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither FLC nor any FLC Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six
(6) years have complied in all material respects with (i) relevant provisions of ERISA and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC
Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by FLC or any FLC Subsidiary which would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to FLC.

FLC and the FLC Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act. Neither FLC nor any FLC Subsidiary is aware of any existing or contemplated audit of any of its employee benefit plans by the Internal Revenue Service or U.S. Department of Labor.

         Section 2.13 Brokers, Finders and Financial Advisors. Except for FLC's engagement of McGuire Performance Solutions LLC and Danielson Associates Inc. in connection with the transactions contemplated by this Agreement, neither FLC nor any FLC Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, or, except for its commitments disclosed in the FLC Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, which has not been reflected in the FLC Financials. The FLC Disclosure Schedule shall contain as an exhibit the engagement letter between FLC and Danielson Associates Inc.

         Section 2.14 Environmental Matters. Except as set forth in the FLC Disclosure Schedule, to the knowledge of FLC, neither FLC nor any FLC Subsidiary, nor any properties owned or occupied by FLC or any FLC Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, resulted in, or will result, in a Material Adverse Effect with respect to FLC. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of FLC, threatened, relating to the liability of any property owned or occupied by FLC or any FLC Subsidiary under any Environmental Law.

         Section 2.15 Allowance for Loan Losses. The allowance for loan losses reflected, and to be reflected, in the FLC Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the FLC Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria.

         Section 2.16 Information to be Supplied. The information to be supplied by FLC and First Lehigh Bank for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Patriot and FLC and up to and including the date(s) of the meetings of shareholders of Patriot and FLC to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by FLC for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all material aspects.

         Section 2.17 Securities Documents. FLC has delivered to Patriot copies of its (i) annual reports on SEC Form 10-KSB for the years ended December 31, 1997, 1996 and 1995 and (ii) a quarterly report on SEC Form 10-Q for the quarter ended March 31, 1998. Such reports complied, at the time filed with the SEC, in all material respects, with the Exchange Act and all applicable rules and regulations of the SEC.

         Section 2.18 Related Party Transactions. Except as disclosed (i) in the FLC Disclosure Schedule (which shall include disclosure of all transactions between FLC or First Lehigh Bank, on the one hand, and James L. Leuthe and any Affiliate of Mr. Leuthe, on the other hand), (ii) the FLC Annual Report on Form 10-KSB for the year ended December 31, 1997, or (iii) in the footnotes to the FLC Financials, FLC is not a party to any transaction (including any loan or other credit accommodation but excluding deposits in the ordinary course of business) with any Affiliate of FLC (except an FLC Subsidiary); and all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on the FLC Disclosure Schedule, no loan or credit accommodation to any Affiliate of FLC is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. Neither FLC nor First Lehigh Bank has been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade classification accorded such loan or credit accommodation by First Lehigh Bank is inappropriate.

         Section 2.19 Loans. Each loan reflected as an asset in the FLC Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on FLC.

         Section 2.20 Fairness Opinion. FLC has received a written opinion from Danielson Associates Inc. to the effect that, as of the date hereof, the consideration to be received by shareholders of FLC pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

         Section 2.21 Quality of Representations. The representations made by FLC in this Agreement are true, correct and complete in all material respects, and do not omit statements necessary to make them not misleading under all facts and circumstances.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF PATRIOT
                    -----------------------------------------

                   Patriot hereby represents and warrants to FLC that, except as set forth in the Patriot Disclosure Schedule delivered by Patriot to FLC on or prior to the date hereof:

         Section 3.01 Organization.

                    (a) Patriot is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Patriot is a bank holding company duly registered under the BHCA. Patriot has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it. Each Patriot Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and each possesses full corporate power and authority to carry on its respective business and to own, lease and operate its properties as presently conducted. Neither Patriot nor any Patriot Subsidiary is required by the conduct of its business or the ownership or leasing of its assets to qualify to do business as a foreign corporation in any jurisdiction other than the Commonwealth of Pennsylvania or the State of Delaware, except where the failure to be so qualified would not have a Material Adverse Effect on Patriot.

                    (b) Patriot Bank is a state-chartered bank, duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. Patriot Bank has the corporate power and authority to carry on its business and operations as now being conducted and to own and operate the properties and assets now owned and being operated by it.

                    (c) The deposits of Patriot Bank are insured by the FDIC to the extent provided in the FDIA.

         Section 3.02 Capitalization.

                    (a) The authorized capital stock of Patriot consists of 12,000,000 shares of capital stock divided into (a) 10,000,000 shares of common stock, $.01 par value ("Patriot Common Stock"), of which, at the date of this Agreement, 1,579,944 shares were issued and held by Patriot as treasury stock and 5,448,687 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights and (b) 2,000,000 shares of preferred $.01 par value, of which, at the date of this Agreement, none were issued and outstanding. Neither Patriot nor Patriot Bank nor any other Patriot Subsidiary has or is bound by any subscription, option, warrant, call, commitment, agreement, plan or other Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of Patriot Common Stock or any other security of Patriot or any securities representing the right to vote, purchase or otherwise receive any shares of Patriot Common Stock or any other security of Patriot, other than (i) options to acquire 652,841 shares of Patriot Common Stock under Patriot Stock Option Plan and (ii) the employee stock purchase plan.

                    (b) The authorized capital stock of Patriot Bank consists of 10,000,000 shares of common stock, par value $1.00 per share ("Patriot Bank Common Stock"), of which 1,000 shares are outstanding, validly issued, fully paid, nonassessable, free of preemptive rights and owned by Patriot, and 2,000,000 shares of preferred stock, none of which is outstanding. Either Patriot or Patriot Bank owns all of the outstanding shares of capital stock of each Patriot Subsidiary free and clear of all liens, security interests, pledges, charges, encumbrances, agreements and restrictions of any kind or nature.

                    (c) To the best of Patriot's knowledge, except as disclosed in Patriot's proxy statement dated March 20, 1998, no person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Patriot Common Stock.

         Section 3.03 Authority; No Violation.

                    (a) Patriot has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Patriot Bank has full corporate power and authority to execute and deliver the Bank Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by Patriot and the completion by Patriot of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Patriot and, except for approval of the shareholders of Patriot as required by the DGCL, Patriot's articles of incorporation and bylaws and Nasdaq requirements applicable to it, no other corporate proceedings on the part of Patriot are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Patriot and, subject to approval by the shareholders of Patriot and receipt of the required approvals of Regulatory Authorities described in Section 3.04 hereof, constitutes the valid and binding obligation of Patriot, enforceable against Patriot in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity. The Bank Plan of Merger, upon its execution and delivery by Patriot Bank concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Patriot Bank, enforceable against Patriot Bank in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

                    (b) (A) The execution and delivery of this Agreement by Patriot, (B) subject to receipt of approvals from the Regulatory Authorities referred to in Section 3.04 hereof and FLC's and Patriot's compliance with any conditions contained therein, the completion of the transactions contemplated hereby, and (C) compliance by Patriot with any of the terms or provisions hereof, will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or other organizational document or bylaws of Patriot or any Patriot Subsidiary; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Patriot or any Patriot Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Patriot or any Patriot Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Patriot or any Patriot Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Patriot.

         Section 3.04 Consents. Except for consents, approvals, filings and registrations from or with the FRB, the FDIC, the PDB, the DOJ, the SEC, the PDS, the NASD and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Patriot, and except as disclosed in the Patriot Disclosure Schedule, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with (a) the execution and delivery of this Agreement by Patriot, and (b) the completion by Patriot of the transactions contemplated hereby. As of the date hereof, Patriot has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Patriot's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

         Section 3.05 Financial Statements.

                    (a) Patriot has made the Patriot Regulatory Reports available to FLC for inspection. The Patriot Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the financial position, results of operations, and changes in shareholders' equity of Patriot as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

                    (b) Patriot has previously delivered, or will deliver, to FLC the Patriot Financials. The Patriot Financials have been, or will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered by such statements, except as noted therein, and fairly present, or will fairly present, the consolidated financial position, results of operations and cash flows of Patriot as of and for the periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis, except as noted therein.

                    (c) At the date of each balance sheet included in the Patriot Financials or Patriot Regulatory Reports, neither Patriot nor Patriot Bank (as the case may be) had, or will have, any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Patriot Financials or Patriot Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate to Patriot and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

         Section 3.06 Taxes.

                    (a) Patriot and the Patriot Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). Patriot has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Patriot and all Patriot Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Patriot and any Patriot Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

                    (b) No consent pursuant to IRC Section 341(f) has been filed (or will be filed prior to the Closing Date) by or with respect to Patriot or any Patriot Subsidiary.

         Section 3.07 No Material Adverse Effect. Patriot has not suffered any Material Adverse Effect since March 31, 1998.

         Section 3.08 Legal Proceedings. Except as set forth in the Patriot Disclosure Schedule, neither Patriot nor any Patriot Subsidiary is a party to any, and there are no pending or, to the best of Patriot's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against Patriot or any Patriot Subsidiary, (ii) to which Patriot's or any Patriot Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Patriot to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Patriot.

         Section 3.09 Compliance With Applicable Law.

                    (a) Patriot and the Patriot Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Patriot.

                    (b) Neither Patriot nor any Patriot Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Patriot or any Patriot Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces;
(ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Patriot or any Patriot Subsidiary; (iii) requiring or threatening to require Patriot or any Patriot Subsidiary, or indicating that Patriot or any Patriot Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Patriot or any Patriot Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Patriot or any Patriot Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Patriot nor any Patriot Subsidiary has consented to or entered into any Regulatory Agreement.

         Section 3.10 Information to be Supplied. The information to be supplied by Patriot for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act and as of the date the Prospectus/Proxy Statement is mailed to shareholders of Patriot and FLC and up to and including the date(s) of the meetings of shareholders of Patriot and FLC to which such Prospectus/Proxy Statement relates, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Patriot for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority and up to and including the date(s) of the obtainment of any required regulatory approvals or consents, be accurate in all material aspects.

         Section 3.11 ERISA. Patriot has previously delivered or made available to FLC true and complete copies of the employee pension benefit plans which it currently maintains within the meaning of ERISA Section 3(2), including profit sharing plans, stock purchase plans, deferred compensation and severance plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including, if applicable, vacation pay, sick leave, short-term disability, long-term disability, and medical plans), and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth on the Patriot Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Patriot or any Patriot Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC

Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. To the best of Patriot's knowledge, neither Patriot, any Patriot Subsidiary, nor any pension plan maintained by Patriot or any Patriot Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Patriot, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the fair market value of the assets under such plan exceeds the present value of the accrued benefits liability as of the end of the most recent plan year with respect to such plan calculated on the basis of the actual assumptions used in the most recent actuarial valuation for such plan. Neither Patriot nor any Patriot Subsidiary has incurred or is subject to any liability under ERISA
Section 4201 for a complete or partial withdrawal from a multi-employer plan. To the best of Patriot's knowledge, all "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. To the best of Patriot's knowledge, no prohibited transaction (which shall mean any transaction prohibited by ERISA
Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Patriot or any Patriot Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Patriot. Patriot and the Patriot Subsidiaries comply with the continuation coverage rules applicable to its group health plan(s) for covered employees and "qualified beneficiaries" of covered employees (as defined in IRC Section 4980B(g)), in accordance with the provisions of IRC
Section 4980B(f). Such group health plans are in compliance with Section

1862(b)(1) of the Social Security Act. Neither Patriot nor any Patriot Subsidiary is aware of any existing or contemplated audit of any of its employee benefit plans by the Internal Revenue Service or U.S. Department of Labor.

         Section 3.12 Brokers, Finders and Financial Advisors. Except for Patriot's engagement of Janney Montgomery Scott Inc. ("JMS") in connection with the transactions contemplated by this Agreement, neither Patriot nor any Patriot Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, or, except for its commitments disclosed in the Patriot Disclosure Schedule, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or in connection with any transaction other than the Consolidation, which has not been reflected in the Patriot Financials.

         Section 3.13 Securities Documents. Patriot has delivered to FLC copies of its (i) annual reports on SEC Form 10-K for the years ended December 31, 1997 and 1996, (ii) quarterly reports on SEC Form 10-Q for the quarter ended March 31, 1998, and (iii) proxy materials used in connection with its annual meetings of shareholders held in 1998, 1997 and 1996. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

         Section 3.14 Fairness Opinion. Patriot has received a written opinion from JMS to the effect that, as of the date hereof, the consideration to be received by shareholders of Patriot pursuant to this Agreement is fair, from a financial point of view, to such shareholders.

         Section 3.15 Quality of Representations. The representations made by Patriot in this Agreement are true, correct and complete in all material respects and do not omit statements necessary to make the representations not misleading under the circumstances.

                                   ARTICLE IV
                            COVENANTS OF THE PARTIES
                            ------------------------

         Section 4.01 Conduct of FLC's Business.

                    (a) From the date of this Agreement to the Closing Date, FLC and its Subsidiaries will conduct its business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Patriot. FLC will use its best efforts, and will cause each of the Subsidiaries to use its best efforts, to (i) preserve its business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for itself the goodwill of its customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Patriot in writing or as permitted or required by this Agreement, FLC will, or will not permit any Subsidiary to:

                        (i) amend or change any provision of its articles of incorporation or bylaws;

                        (ii) change the number of authorized or issued shares of its capital stock or issue any shares or issue or grant any option, warrant, call, commitment, subscription, Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any shares of capital stock, except that (A) FLC may issue up to an aggregate of 60,000 shares of FLC Common Stock upon the valid exercise of presently outstanding FLC Options, (B) FLC may pay required dividends on the FLC Senior Preferred Stock and the FLC Series A Preferred Stock, (C) FLC may pay the cumulative dividends in arrears on the FLC Series A Preferred Stock, (D) FLC may issue shares of FLC Common Stock pursuant to the Patriot Lock-Up Option, and (E) FLC may issue shares of FLC Common Stock upon the conversion of any outstanding shares of FLC Senior Preferred Stock or FLC Series A Preferred Stock;

                        (iii) grant any severance or termination pay to, or, enter into any new or amend any existing employment agreement with, or increase the compensation of, any employee, officer or director;

                        (iv) merge or consolidate any Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with the collection of any loan or credit arrangement; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office;

                        (v) sell or otherwise dispose of the capital stock or sell or otherwise dispose of any of its assets or the assets of any Subsidiary other than in the ordinary course of business consistent with past practice; subject any of its assets to a lien, pledge, security interest or other encumbrance (other than in connection with government deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business and transactions in Federal Home Loan Bank advances and "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

                        (vi) take any action which would result in any of its representations and warranties set forth in this Agreement becoming untrue as of any date after the date hereof except as otherwise contemplated or permitted by this Agreement, or in any of the conditions set forth in
     Article V hereof not being satisfied, except in each case as may be required by applicable law;

                        (vii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority;

                        (viii) waive, release, grant or transfer any rights of value or modify or change in any material respect any existing material agreement to which it or any Subsidiary is a party, other than in the ordinary course of business consistent with past practice;

                        (ix) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or, except as required by law and except as set forth in Section 4.10, materially amend any existing plan or arrangement;

                        (x) purchase any security for its investment portfolio;

                        (xi) amend or otherwise modify the underwriting and other lending guidelines and policies in effect as of the date hereof or otherwise fail to conduct its lending activities in the ordinary course of business;

                        (xii) enter into, renew, extend or modify any other transaction with any Affiliate, other than deposit and loan transactions in the ordinary course of business and which are in compliance with the requirements of applicable laws and regulations;

                        (xiii) change deposit or loan rates;

                        (xiv) enter into any interest rate swap, floor or cap or similar commitment, agreement or arrangement;

                        (xv) except for the execution of this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

                        (xvi) take any action that would preclude the Consolidation from qualifying as a reorganization within the meaning of
     Section 368 of the IRC; or

                        (xvii) agree to do any of the foregoing.

     For purposes of this Section 4.01, it shall not be considered in the ordinary course of business for FLC to do any of the following: (i) make any capital expenditure without the prior written consent of Patriot other than payments under a contract to purchase furniture at the Walnutport branch in the amount of $11,000 and a contract to purchase an ATM machine in the amount of $23,900; (ii) make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $10,000, other than pledges of assets to secure Federal Home Loan Bank advances or government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, in each case, in the ordinary course of business; or (iii) undertake or enter any lease, contract or other commitment for its account, involving a loan or payment of more than $10,000, or containing a material financial commitment and extending beyond 12 months from the date hereof.

         Section 4.02 Access; Confidentiality.

                    (a) From the date of this Agreement through the Closing Date, FLC or Patriot, as the case may be, shall afford to, and shall cause each FLC Subsidiary or Patriot Subsidiary to afford to, the other party and its authorized agents and representatives, complete access to their respective properties, assets, books and records and personnel, at reasonable hours and after reasonable notice; and the officers of FLC and Patriot will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request.

                    (b) FLC and Patriot each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

                    (c) All information furnished to Patriot by FLC or by FLC to Patriot previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be held in confidence.

                    (d) A representative of Patriot shall be invited to attend all meetings of the FLC Board of Directors and any committee thereof and all management committee meetings, including without limitation, loan, asset/liability and investment committee meetings (or the functional equivalent).

         Section 4.03  Regulatory Matters and Consents.

                    (a) FLC and Patriot shall promptly prepare a Prospectus/Proxy Statement to be mailed to their respective shareholders in connection with the meetings of their respective shareholders and transactions contemplated hereby, and to be filed with the SEC by Patriot and FLC on behalf of the Holding Company. The Registration Statement shall conform to all applicable legal requirements. Patriot shall, as promptly as practicable following the preparation thereof, file the Registration Statement with the SEC and FLC and Patriot shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Patriot will advise FLC, promptly after Patriot receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Patriot shall use its reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Patriot will provide FLC with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as FLC may reasonably request.

                    (b) Patriot and FLC will prepare all Applications to Regulatory Authorities and make all filings for, and use their reasonable best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

                    (c) Each party will furnish the other with all information concerning itself and its Subsidiaries as may be reasonably necessary or advisable in connection with the Registration Statement and any Application or filing made to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

                    (d) Patriot and FLC shall have the right to review in advance, and each will consult with the other on, all information which appears in any filing made with or written materials submitted to the SEC, any Regulatory Authority or any third party in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of the SEC, Regulatory Authorities and third parties necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby and thereby.

                    (e) Each party will promptly furnish the other with copies of all Applications and other written communications to, or received from, any Regulatory Authority in respect of the transactions contemplated hereby.

         Section 4.04 Taking of Necessary Action. Patriot and FLC shall each use its reasonable best efforts in good faith, and each of them shall cause its Subsidiaries to use their reasonable best efforts in good faith, to take or cause to be taken all action necessary or desirable on its part so as to permit completion of the Consolidation as soon as practicable after the date hereof, including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither party or its Subsidiaries shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of the other party, and
(B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Consolidation pursuant to this Agreement; provided that nothing herein contained shall preclude Patriot from exercising its rights under this Agreement or the Patriot Lock-Up Option.

         Section 4.05  Indemnification; Insurance.

                    (a) Indemnification. Except as specified in the Standstill Agreement, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Date, a director or officer or employee of either party or any of their respective Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party to a suit based in whole or in part on, or arising in whole or in part out of, or pertaining to
(i) the fact that he is or was a director, officer or employee of either party, any of their respective Subsidiaries or any of their respective predecessors or
(ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Date, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto to the extent permitted by the BCL and the Articles of Incorporation and Bylaws of such party. On or after the Effective Date, the Holding Company shall indemnify, defend and hold harmless all prior and then-existing directors and officers of FLC, Patriot or their respective Subsidiaries, against (i) all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the prior approval of the Holding Company) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of FLC, Patriot or their respective Subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date ("Indemnified Liabilities") and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, to the same extent as such officer, director or employee may be indemnified by FLC, Patriot or their respective Subsidiaries, as the case may be, as of the date hereof including the right to advancement of expenses, provided, however, that any such officer, director or employee may not be indemnified by the Holding Company if such indemnification is prohibited by applicable law.

                    (b) Insurance. The Holding Company shall maintain a directors' and officers' liability insurance policy providing coverage amounts not less than the greater of coverage amounts provided under the FLC or Patriot directors and officers' liability insurance policy and on terms generally no less favorable, including Patriot's existing policy if it meets the foregoing standard. Such policy shall cover persons who are currently covered by the FLC and Patriot insurance policies for a period of six years after the Effective Date, except that the Holding Company shall have no obligation to provide insurance coverage for Mr. Leuthe with respect to any matter described in
Section 7(a)(i) of the Standstill Agreement.

                    (c) Assumption. In the event that the Holding Company or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or consolidation or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 4.05.

         Section 4.06 No Other Bids and Related Matters. So long as this Agreement remains in effect, FLC shall and shall not authorize or permit any of its directors, officers, employees or agents, to directly or indirectly (i) respond to, solicit, initiate or encourage any inquiries relating to, or the making of any proposal which relates to, an Acquisition Transaction (as defined below), (ii) recommend or endorse an Acquisition Transaction, (iii) participate in any discussions or negotiations regarding an Acquisition Transaction, (iv) provide any third party (other than the other party to this Agreement or an affiliate of such party) with any nonpublic information in connection with any inquiry or proposal relating to an Acquisition Transaction or (v) enter into an agreement with any other party with respect to an Acquisition Transaction. FLC will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Patriot hereto with respect to any of the foregoing, and will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in this sentence of the obligations undertaken in this Section 4.06. FLC will notify Patriot orally (within one day) and in writing (as promptly as practicable) if any inquiries or proposals relating to an Acquisition Transaction are received or any such negotiations or discussions are sought to be initiated or continued. As used in this Agreement, "Acquisition Transaction" shall mean one of the following transactions with a party other than Patriot hereto (i) a merger or consolidation, or any similar transaction, (ii) a purchase, lease or other acquisition of all or a substantial portion of the assets or liabilities of FLC or (iii) a purchase or other acquisition (including by way of share exchange, tender offer, exchange offer or otherwise) of a substantial interest in any class or series of FLC's equity securities.

         Section 4.07 Duty to Advise; Duty to Update Disclosure Schedule. FLC shall promptly advise Patriot of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. FLC shall update its Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in such Disclosure Schedule. The delivery of such updated Disclosure Schedule shall not relieve FLC from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Section 5.01(c).

         Section 4.08 Current Information.

                    (a) Ongoing Communications. During the period from the date of this Agreement to the Effective Date, FLC shall, cause one or more of its designated representatives to confer on a weekly or more frequent basis with representatives of Patriot regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31) FLC and Patriot will deliver to the other party its quarterly report on Form 10-Q under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year ended December 31, FLC and Patriot will deliver to the other party its Annual Report on Form 10-K. In addition, within fifteen (15) days after the end of each month that is not a quarter end, FLC shall deliver to Patriot an interim consolidated balance sheet as of such month end and an income statement for the month and year-to-date then ended.

                    (b) Board Minutes. FLC shall provide to Patriot a copy of the minutes of any meeting of the Board of Directors of FLC or any Subsidiary, or any committee thereof, or any senior management committee, but in any event within 10 days of the meeting of such board or committee to which such minutes relate, except that with respect to any meeting held within 10 days of the Closing Date, such minutes shall be provided prior to the Closing Date.

         Section 4.09 Undertakings by FLC. From and after the date of this Agreement, FLC shall:

                    (a) Phase I Environmental Audit. Permit Patriot, if Patriot elects to do so, at its own expense, to cause a "phase I environmental audit" to be performed at any physical location owned or occupied by FLC or any of its Subsidiaries on the date hereof;

                    (b) Timely Review. If requested by Patriot and at Patriot's expense, cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 71, and to issue its report on such financial statements as soon as is practicable thereafter;

                    (c) Outside Service Bureau Contracts. If requested to do so by Patriot, use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services or any Subsidiary, on terms and conditions mutually acceptable to each party;

                    (d) List of Nonperforming Assets. Provide Patriot, within fifteen (15) days after the monthly meeting of its Loan Review Committee, a written list of nonperforming assets, classified assets and problem loans as of the end of such month; and

                    (e) Shareholders Meetings. Take all action necessary to properly call and convene a special meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of FLC and the

Board of Directors of Patriot will recommend that the shareholders of FLC and Patriot, respectively, approve this Agreement and the transactions contemplated hereby. If required by Patriot, FLC, shall retain a proxy solicitor in connection with the solicitation of the approval of its shareholders of this Agreement and the transactions contemplated hereby.

                    (f) Public Announcements. Cooperate and cause its respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form, substance and timing of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation, communications to shareholders and internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary under applicable law;

                    (g) Maintenance of Insurance. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

                    (h) Maintenance of Books and Records. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with GAAP applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

                    (i) Delivery of Securities Documents. Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof; and

                    (j) Taxes. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due.

         Section 4.10 Employee Benefits. On and after the Effective Date, the fringe benefits (including miscellaneous benefits) welfare benefit plans and pension benefit (retirement) plans of Patriot shall become the fringe benefits, welfare benefit plans and pension benefit (retirement) plans of the Holding Company. After Closing, the Holding Company will initially maintain the FLC employee benefit plans and will study whether to freeze, terminate, merge or otherwise consolidate such FLC plans with the Holding Company employee benefit plans.

         Section 4.11 Nasdaq Listing. Patriot shall use all reasonable efforts to cause the shares of the Holding Company Common Stock to be issued in connection with the Consolidation to be approved for quotation on the Nasdaq Stock Market's National Market, subject to official notice of issuance, as of or prior to the Effective Date.

         Section 4.12 Affiliate Letters. FLC shall use its best efforts to cause each person who may be deemed to be an Affiliate of FLC, to execute and deliver to Patriot as soon as practicable after the date of this Agreement, and in any event prior to the date of the meetings of shareholders of FLC and Patriot to be called pursuant to Section 4.09(f) hereof, a written agreement in the form of
Exhibit 1.

         Section 4.13 Severance Pay. After the Effective Date, employees of FLC or any of their respective Subsidiaries who are involuntarily terminated, shall receive the severance pay specified in Patriot's severance plan.

         Section 4.14 Disposition of FLC Equity Portfolio. Within thirty (30) days of the date of this Agreement and subject to the exercise by the FLC Board of Directors of their fiduciary duty, FLC and Patriot shall jointly develop a plan to sell all of FLC's equity portfolio other than Patriot Common Stock in an orderly fashion provided, however, that FLC shall consult with the Chief Financial Officer of Patriot prior to the execution of each sale and with respect to the reinvestment of the proceeds of such sales.

         Section 4.15 Sale of FLC Headquarters. Within thirty (30) days of the date of this Agreement, FLC shall list for sale with a broker acceptable to Patriot the property owned by FLC and located at 1620 Pond Road, Allentown, Pennsylvania.

         Section 4.16 Conduct of Patriot. From the date hereof to the Closing Date, except as otherwise consented to or approved by FLC in writing or as permitted or required by this Agreement, Patriot will not take any action that would preclude the Consolidation from qualifying as a reorganization within the meaning of Section 368 of the IRC.

         Section 4.17 Closing Date. The parties desire the Closing Date to be on or before November 1, 1998, and shall observe their covenants in Sections 4.03 and 4.04 and elsewhere in this Agreement in an attempt to achieve such date. If such date is not practicably attainable, the parties acknowledge that the Closing Date may not be able to occur until after January 4, 1999, due to the inability of certain third party processors to accommodate (during the period November 1, 1998 through December 31, 1998) the systems conversions of Patriot Bank and First Lehigh Bank that are to occur concurrently with the Closing Date.

                                    ARTICLE V
                                   CONDITIONS
                                   ----------

         Section 5.01 Mutual Conditions to the Obligations of FLC and Patriot under this Agreement. The obligations of FLC and Patriot hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by both parties pursuant to Section 7.03 hereof:

                    (a) Corporate Proceedings. All action required to be taken by, or on the part of, each party to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken and each party shall have received certified copies of the resolutions of the other party evidencing such authorizations;

                    (b) Covenants. The obligations and covenants of each party required by this Agreement to be performed by each party at or prior to the Closing Date shall have been duly performed and complied with in all material respects;

                    (c) Representations and Warranties. The representations and warranties of each party set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect;

                    (d) Approvals of Regulatory Authorities. The parties shall have received all required approvals of Regulatory Authorities of the Consolidation, without the imposition of any term or condition that would have a Material Adverse Effect on the Holding Company upon completion of the Consolidation and all notice and waiting periods required thereunder shall have expired or been terminated;

                    (e) No Injunction. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

                    (f) Officer's Certificate. Each party shall have delivered to the other party a certificate, dated the Closing Date and signed, without personal liability, by its chairman or president, to the effect that the conditions set forth in subsections (a) through (e) of this Section 5.01 have been satisfied, to the best knowledge of the officer executing the same;

                    (g) Opinions of Counsel. FLC shall have received an opinion of Stevens & Lee, counsel to Patriot, dated the Closing Date, in form and substance reasonably satisfactory to FLC and its counsel to the effect set forth on Exhibit 6 attached hereto and Patriot shall have received an opinion of counsel of Duane, Morris & Heckscher LLP, counsel to FLC, dated the Closing Date, in form and substance reasonably satisfactory to Patriot and its counsel to the effect set forth in Exhibit 7 attached hereto;

                    (h) Registration Statement. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained; and neither the Registration Statement nor any such approval by state securities or "blue sky" authorities shall be subject to a stop order or threatened stop order by the SEC or any such authority;

                    (i) Tax Opinion. Each party shall have received an opinion of Stevens & Lee substantially to the effect set forth on Exhibit 8 attached hereto;

                    (j) Approval of Shareholders. This Agreement shall have been approved by the shareholders of FLC and Patriot by such vote as is required under BCL, the DGCL, their respective articles or certificates of incorporation and bylaws or under Nasdaq requirements applicable to it;

                    (k) Nasdaq Listing. The Holding Company Common Stock shall be approved for quotation on the Nasdaq National Market System;

                    (l) Dividends on FLC Preferred Stock. The accrued but unpaid dividends in arrears on the FLC Series A Preferred Stock shall be paid on or before the Closing Date;

                    (m) Other. Each party shall have furnished the other party with such certificates of its respective officers or others and such documents to evidence fulfillment of the conditions set forth in this Section 5.01 as each party may reasonable request.

         Section 5.02 Additional Conditions to the Obligations of Patriot. The obligation of Patriot hereunder shall be subject to satisfaction at or prior to the Closing of each of the following conditions unless waived by Patriot pursuant to Section 7.03.

                    (a) Conversion Rights. No adjustment shall have occurred with respect to the conversion rights of any holder of FLC Senior Preferred Stock or FLC Series A Preferred Stock.

                    (b) Termination of Regulatory Agreements. On or prior to the Closing Date each Regulatory Agreement to which FLC or First Lehigh Bank is a party shall have been terminated by the applicable Regulatory Authority.

                    (c) FDIC Consent to Standstill Agreement. The FDIC, pursuant to the provisions of the FDIC order dated June 26, 1998 with respect to Mr. Leuthe, shall have consented in writing to the terms and conditions of the Standstill Agreement.

                    (d) Funding of Escrow. Mr. Leuthe shall have executed the escrow agreement and funded the escrow required by Section 7 of the Standstill Agreement.

                    (e) Compliance with Standstill Agreement. Mr. Leuthe shall have complied with all provisions of the Standstill Agreement required to be complied with prior to or concurrently with the completion of the Consolidation, including without limitation, the execution of a proxy in favor of the Board of Directors of the Holding Company.

                    (f) Repayment of Indebtedness. Mr. Leuthe shall have repaid in full all outstanding indebtedness of Mr. Leuthe to First Lehigh Bank.

                                   ARTICLE VI
                        TERMINATION, WAIVER AND AMENDMENT
                        ---------------------------------

         Section 6.01 Termination. This Agreement may be terminated on or at any time prior to the Closing Date:

                    (a) By the mutual written consent of the parties hereto;

                    (b) By Patriot or FLC:

                        (i) if the Closing Date shall not have occurred on or before March 31, 1999, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or

                        (ii) if either party has received a final unappealable administrative order from a Regulatory Authority whose approval or consent has been requested that such approval or consent will not be granted, or will not be granted absent the imposition of terms and conditions which would not permit satisfaction of the condition set forth at Section 5.01(d) hereof, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe in any material respect its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

                    (c) By FLC, if the Patriot Market Value is less than $12.26;

                    (d) at any time on or prior to the Effective Date, by FLC in writing if Patriot has, or by Patriot in writing if FLC has, in any material respect, breached (i) any material covenant or undertaking contained herein or
(ii) any representation or warranty contained herein, which in the case of a breach by Patriot would have a Material Adverse Effect on Patriot or in the case of a breach by FLC would have a Material Adverse Effect on FLC, in any case, if such breach has not been substantially cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Date unless on such date such breach no longer causes a Material Adverse Effect;

                    (e) by either the Board of Directors of Patriot or the Board of Directors of FLC if their shareholders shall have not approved this Agreement by the requisite vote; provided, however, that no termination right shall exist hereunder if prior to such shareholder vote the Board of Directors of the party whose shareholders failed to approve this Agreement shall have otherwise withdrawn, modified or changed in a manner adverse to the other party its approval or recommendation of this Agreement and the transactions contemplated thereby.

         Section 6.02 Effect of Termination. If this Agreement is terminated pursuant to Section 6.01 hereof, this Agreement shall forthwith become void (other than Section 4.02(c) and Section 7.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Patriot or FLC to the other, except for any liability arising out of any uncured willful breach of any covenant or other agreement contained in this Agreement, any fraudulent breach of a representation or warranty, in this Agreement and any obligation or liability arising under the Patriot Option. Nothing contained in this Section 6.02 shall be deemed to prohibit Patriot or FLC from maintaining an action against a third party for tortious interference or otherwise.

                                   ARTICLE VII
                                  MISCELLANEOUS
                                  -------------

         Section 7.01 Expenses. Except for the cost of printing and mailing the Proxy Statement/Prospectus which shall be shared equally, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

         Section 7.02 Non-Survival of Representations and Warranties. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants that by their terms are to be performed after the Effective Date, including without limitation the covenants set forth in Sections 1.02(f) and (g), and 4.05, hereof, which will survive the Consolidation, shall terminate on the Closing Date.

         Section 7.03 Amendment, Extension and Waiver. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles IV and V hereof or otherwise, provided that any amendment, extension or waiver granted or executed after shareholders of FLC or Patriot have approved this Agreement shall not modify either the amount or the form of the consideration to be provided hereby to holders of FLC Common Stock or Patriot Common Stock upon consummation of the Consolidation, change any terms of the articles of Holding Company or otherwise materially adversely affect the shareholders of FLC or Patriot without the approval of the shareholders who would be so affected. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         Section 7.04 Entire Agreement. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities.

         Section 7.05 No Assignment. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

         Section 7.06 Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

                            (a)      If to Patriot, to:

                                     Patriot Bank Corp.
                                     High and Hanover Streets
                                     Pottstown, Pennsylvania  19464

                                     Attention:  Joseph W. Major,
                                                 President and Chief Executive
                                                 Officer

                                     Telecopy No.:  (610) 323-0914

                                     with a copy to:

                                     Stevens & Lee
                                     One Glenhardie Corporate Center
                                     1275 Drummers Lane
                                     P.O. Box 236
                                     Wayne, Pennsylvania  19087-0236

                                     Attention:  Jeffrey P. Waldron, Esquire

                                     Telecopy No.:  (610) 687-1384

                            (b)      If to FLC, to:

                                     First Lehigh Corporation
                                     1620 Pond Road
                                     Allentown, Pennsylvania  18104

                                     Attention:  Wilbur R. Roat,
                                                 Director

                                     Telecopy No.:  (610) 398-6693
                                     with copies to:

                                     Duane, Morris & Heckscher LLP
                                     4200 One Liberty Place
                                     Philadelphia, Pennsylvania  19103-7396

                                     Attention:  Kathleen M. Shay, Esquire

                                     Telecopy No.:  (215) 970-1020


         Section 7.07 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         Section 7.08 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         Section 7.09 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                               PATRIOT BANK CORP.

                               By________________________________
                                        Joseph W. Major,
                                        President and
                                        Chief Executive Officer


                               FIRST LEHIGH CORPORATION

                               By________________________________
                                        John H. McKeever,
                                        Chairman of the Board and
                                        Acting President

                                                                      Exhibit 1
                                                                      ---------

                                  July 28, 1998



Patriot Bank Corp.
High and Hanover Streets
Pottstown, Pennsylvania  19464

Ladies and Gentlemen:

     Patriot Bank Corp. ("Patriot") and First Lehigh Corporation ("FLC") desire to enter into an agreement dated July 28, 1998 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) a new Pennsylvania corporation to be named Patriot Bank Corp. will be formed by Patriot and FLC (the "Holding Company"), (b) shareholders of Patriot shall receive shares of Holding Company common stock for shares of common stock of Patriot outstanding on the closing date, and (c) shareholders of FLC shall receive shares of Holding Company common stock for shares of capital stock of FLC outstanding on the closing date (the foregoing, collectively, referred to herein as the "Consolidation").

     Patriot has requested, as an inducement to its execution and delivery to FLC of the Agreement, that the undersigned execute and deliver to Patriot this Letter Agreement.

     In consideration of the foregoing, each of the undersigned hereby irrevocably:

         (a) Agrees (i) to be present (in person or by proxy) at all meetings of shareholders of FLC called to vote for approval of the Agreement and the Consolidation so that all shares of capital stock of FLC then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings, and (ii) to vote or cause to be voted all shares owned by the undersigned on any record date for any meeting of shareholders of FLC called to vote on the Consolidation in favor of approval and adoption of the

Patriot Bank Corp.
July 28, 1998
Page 2


Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of FLC).

         (b) Agrees not to offer, sell, transfer or otherwise dispose of any shares of common stock of the Holding Company received in the Consolidation, except (i) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act") covering sales of such Holding Company common stock is effective and a prospectus is made available under the Securities Act, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act, or (iii) in a transaction which, in the opinion of counsel satisfactory to the Holding Company or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Securities Act; and acknowledges and agrees that the Holding Company is under no obligation to register the sale, transfer or other disposition of the Holding Company common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available;

         (c) Agrees that neither FLC nor the Holding Company shall be bound by any attempted sale of any shares of FLC capital stock or Holding Company common stock, respectively, in violation of this Agreement and FLC's and the Holding Company's transfer agents shall be given appropriate stop transfer orders and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Holding Company common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

         (d) Agrees to use reasonable efforts to cause the provisions of subparagraph (b) hereof to be observed with respect to shares of Holding Company common stock and FLC common stock owned by (i) his or her spouse, (ii) any of

Patriot Bank Corp.
July 28, 1998
Page 3

his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

         (e) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

                            -------------------------

     This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                           -------------------------

     This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                            -------------------------

     The undersigned intend to be legally bound hereby.

                                                       Sincerely,

                                                                EXHIBIT 2


                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT ("Stock Option Agreement") dated July 28, 1998, is by and between FIRST LEHIGH CORPORATION, a Pennsylvania corporation ("FLC") and PATRIOT BANK CORP., a Delaware corporation ("Patriot").

                                   BACKGROUND

         1. Patriot and FLC desire to enter into an Agreement and Plan of Consolidation, dated July 28, 1998 (the "Agreement"), providing, among other things, for the creation by Patriot and FLC of a bank holding company which will issue shares of its common stock to the shareholders of Patriot and FLC (the "Consolidation").

         2. As a condition to Patriot to enter into the Agreement, FLC is granting to Patriot an option to purchase up to that number of shares of common stock, par value $.01 per share (the "Common Stock") of FLC as shall equal 19.9% of shares of Common Stock of FLC issued and outstanding as of the date hereof, on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         In consideration of the foregoing and the mutual covenants and agreements set forth herein, Patriot and FLC, intending to be legally bound hereby, agree:

         1. Grant of Option. FLC hereby grants to Patriot, on the terms and conditions set forth herein, the option to purchase (the "Option") up to 410,000 shares of Common Stock of FLC (as adjusted as set forth herein, the "Option Shares") at a price per share (as adjusted as set forth herein, the "Option Price") equal to $[7.00], provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of FLC Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

         2. Exercise of Option.

         (a) Provided that (i) Patriot shall not be, on the date of exercise, in material breach of the agreements or covenants contained in the Agreement or this Stock Option Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect on the date of exercise, upon or after the occurrence of a Triggering Event (as such term is hereinafter defined) Patriot may exercise the Option, in whole or in part, at any time or one or more times, from time to time; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Date of the Consolidation, as provided in the Agreement, (B) termination of the Agreement in accordance with the terms thereof prior to the occurrence of a Triggering Event or a Preliminary Triggering Event, other than a termination of the Agreement pursuant to Section 6.01(d), unless in the case of termination by FLC pursuant to Section 6.01(d), such termination is as a result of a willful breach of the Agreement by Patriot (a termination pursuant to Section 6.01(d), except a termination by FLC as a result of a willful breach by Patriot, being referred to herein as a "Default Termination"),
(C) 18 months after the termination of the Agreement by Patriot or FLC pursuant to a Default Termination, and (D) 18 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Triggering Event or a Preliminary Triggering Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable securities and banking laws. The rights set forth in
Section 3 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

         (b) As used herein, the term "Triggering Event" means the occurrence of any of the following events:

               (i) a person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than Patriot or an affiliate of Patriot, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission); or

               (ii) a person or group, other than Patriot or an affiliate of Patriot, enters into an agreement or letter of intent or memorandum of understanding with FLC or FLC shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, such an agreement or letter of intent or memorandum of understanding, pursuant to which such person or group or any affiliate of such person or group would (i) merge or consolidate, or enter into any similar transaction, with FLC, (ii) acquire all or substantially all of the assets or liabilities of FLC or all or substantially all of the assets or liabilities of First Lehigh Bank (or any successor subsidiary), the wholly-owned subsidiary of FLC ("First Lehigh Bank"), or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission) or the then outstanding shares of common stock of First Lehigh Bank.

         (c) As used herein, the term "Preliminary Triggering Event" means the occurrence of any of the following events:

               (i) a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder), other than Patriot or an affiliate of Patriot, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 10% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission);

               (ii) a person or group, other than Patriot or an affiliate of Patriot, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for
          (i) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of FLC or all or substantially all the assets or liabilities of First Lehigh Bank, or any other business combination involving FLC or First Lehigh

          Bank, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Common Stock or the then outstanding shares of Common Stock of First Lehigh Bank (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 30 days prior to the meeting of shareholders of FLC called to vote on the Consolidation, FLC's shareholders fail to approve the Consolidation by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been cancelled; or

               (iii) the Board of Directors of FLC shall (A) fail to recommend the Consolidation, (B) recommend an Acquisition Transaction or (C) have withdrawn or modified in a manner adverse to Patriot the recommendation of the Board of Directors of FLC with respect to the Agreement and thereafter FLC's shareholders fail to approve the Consolidation by the vote required by law at the meeting of shareholders called for such purpose or such meeting is not scheduled or is cancelled without the written consent of Patriot; or

               (iv) a person or group, other than Patriot or an affiliate of Patriot, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, FLC shall have breached any representation, warranty, covenant or obligation contained in the Agreement and such breach would entitle Patriot to terminate the Agreement under Section 6.01(d) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Consolidation pursuant to the Agreement).

If more than one of the transactions giving rise to a Triggering Event or a Preliminary Triggering Event under this Section 2 is undertaken or effected, then all such transactions shall give rise only to one Triggering Event or Preliminary Triggering Event, as applicable, which Triggering Event or Preliminary Triggering Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

         "Publicly Withdrawn" for purposes of this Section 2 shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over FLC or in soliciting or inducing any other person (other than Patriot or an affiliate of Patriot) to do so.

         Notwithstanding the foregoing, the obligation of FLC to issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate):
(i) until the receipt of all required governmental or regulatory approvals or consents necessary for FLC to issue the Option Shares or Patriot to exercise the Option, or until the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares, and, in each case, notwithstanding any provision to the contrary set forth herein, the Option shall not expire or otherwise terminate with respect to the Option Shares subject to any prior exercise.

         FLC shall notify Patriot promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by FLC shall not be a condition to the right of Patriot to exercise the Option. FLC will not take any action which would have the effect of preventing or disabling FLC from delivering the Option Shares to Patriot upon exercise of the Option or otherwise performing its obligations under this Stock Option Agreement, except to the extent required by applicable securities and banking laws and regulations. In the event Patriot wishes to exercise the Option, Patriot shall send a written notice to FLC (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals or the expiration of any legally required notice or waiting period, if any.

         3. Repurchase of Option by FLC.

         (a) Subject to the last sentence of Section 2(a), at the request of Patriot at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 3(d)) and ending 18 months immediately thereafter, FLC shall repurchase from Patriot (x) the Option and (y) all shares of Common Stock purchased by Patriot pursuant hereto with respect to which Patriot then has beneficial ownership. The date on which Patriot exercises its rights under this
Section 3 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 3 Repurchase Consideration") equal to the sum of:

               (i) the aggregate Purchase Price paid by Patriot for any shares of Common Stock acquired pursuant to the Option with respect to which Patriot then has beneficial ownership;

               (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

               (iii) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment pursuant to Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised, but the Closing has not occurred, payable) by Patriot for each share of Common Stock with respect to which the Option has been exercised and with respect to which Patriot then has beneficial ownership, multiplied by the number of such shares.

         (b) If Patriot exercises it rights under this Section 3, FLC shall, within ten (10) business days after the Request Date, pay the Section 3 Repurchase Consideration to Patriot in immediately available funds, and contemporaneously with such payment, Patriot shall surrender to FLC the Option and the certificate evidencing the shares of Common Stock purchased thereunder with respect to which Patriot then has beneficial ownership, and Patriot shall warrant that it has sole record and beneficial ownership of such shares, and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of any banking agency or department of any federal or state government, including without limitation the FRB, the PDB, the FDIC, or the respective staffs thereof (the "Regulatory Authority"), is required in connection with the payment of all or any portion of the Section 3 Repurchase Consideration, Patriot shall have the ongoing option to revoke its request for repurchase pursuant to Section 3, in whole or in part, or to require that FLC deliver from time to time that portion of the Section 3 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten (10) business day period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 3 Repurchase Consideration shall run instead from the date on which, as the case may be, any required notification period has expired or been terminated or such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Regulatory Authority disapproves of any part of FLC's proposed repurchase pursuant to this Section 3, FLC shall promptly give notice of such fact to FLC. If any Regulatory Authority prohibits the repurchase pursuant to this Section 3, FLC shall promptly give notice of such fact to Patriot. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Patriot shall have the right (i) to revoke the repurchase request or
(ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Patriot shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 3(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Patriot shall notify FLC of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 3(d)(i), (ii) the price per share of Common Stock received by a holder of Common Stock in connection with any merger or other business combination transaction described in Section 3(d)(ii), (iii) or (iv), or (iii) the highest closing sales price per share of Common Stock quoted on the Nasdaq Stock Market or OTC Bulletin Board during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of FLC's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of FLC as determined by a nationally-recognized investment banking firm selected by Patriot, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Patriot and reasonably acceptable to FLC, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, a Repurchase Event shall occur if (i) any person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder), other than Patriot or an affiliate of FLC, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of Common Stock, (ii) FLC shall have merged or consolidated with any person, other than Patriot or an affiliate of Patriot, and shall not be the surviving or continuing corporation of such merger or consolidation, (iii) any person, other than Patriot or an affiliate of Patriot, shall have merged into FLC and FLC shall be the surviving corporation, but, in connection with such merger, the then-outstanding shares of Common Stock have been changed into or exchanged for stock or other securities of FLC or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or
(iv) FLC shall have sold or otherwise transferred more than 25% of its consolidated assets to any person, other than Patriot or an affiliate of Patriot.

         4. Payment and Delivery of Certificates. At any Closing hereunder, (a) Patriot will make payment to FLC of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by FLC, (b) FLC will deliver to Patriot a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of Patriot or its designee, in such denominations as were specified by Patriot in its notice of exercise, and (c) Patriot will pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

         A legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Stock Option Agreement, which legend will read substantially as follows:

               "The shares of stock evidenced by this certificate have not been the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Act"), and declared effective by the Securities and Exchange Commission. These shares may not be sold, transferred or otherwise disposed of prior to such time unless First Lehigh Corporation receives an opinion of counsel acceptable to it stating that an exemption from the registration provisions of the Act is available for such transfer."

         5. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from Patriot, FLC shall prepare and file as soon as practicable a registration statement under the Securities Act of 1933 (the "Securities Act") with the Securities and Exchange Commission covering the Option and such number of Option Shares as Patriot shall specify in its request, and FLC shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that Patriot shall in no event have the right to have more than one such registration statement become effective, and provided further that FLC shall not be required to prepare and file any such registration statement in connection with any proposed sale with respect to which counsel to FLC delivers to FLC and to Patriot its opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition; provided further, however, that FLC may delay any registration of Option Shares above for a period not exceeding 90 days in the event that FLC shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of securities by FLC. Patriot shall provide all information reasonably requested by FLC for inclusion in any registration statement to be filed hereunder. In connection with such filing,

FLC shall use its reasonable best efforts to cause to be delivered to Patriot such certificates, opinions, accountant's letters and other documents as Patriot shall reasonably request and as are customarily provided in connection with registration of securities under the Securities Act. FLC shall provide to Patriot such number of copies of the preliminary prospectus and final prospectus and any amendments and supplements thereto as Patriot may reasonably request.

         All reasonable expenses incurred by FLC in complying with the provisions of this Section 5, including, without limitation, all registration and filing fees, reasonable printing expenses, reasonable fees and disbursements of counsel for FLC and blue sky fees and expenses, shall be paid by FLC. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to Patriot and any other expenses incurred by Patriot in connection with such filing shall be borne by FLC. In connection with such filing, FLC shall indemnify and hold harmless Patriot against any losses, claims, damages or liabilities, joint or several, to which Patriot may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and FLC will reimburse Patriot for any legal or other expense reasonably incurred by Patriot in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that FLC will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of Patriot specifically for use in the preparation thereof. Patriot will indemnify and hold harmless FLC to the same extent as set forth in the immediately preceding sentence but only with reference to written information furnished by or on behalf of Patriot for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and Patriot will reimburse FLC for any legal or other expense reasonably incurred by FLC in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary contained herein, no indemnifying party shall be liable for any settlement effected without its prior written consent.

         6. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

         7. Filings and Consents. Each of Patriot and FLC will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement. Within 10 days from the date hereof, Patriot shall file a report of beneficial ownership on Form 13D with the Securities and Exchange Commission under the Exchange Act which discloses the rights of Patriot hereunder.

         8. Representations and Warranties of FLC. FLC hereby represents and warrants to Patriot as follows:

         (a) Due Authorization. FLC has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by FLC. This Stock Option Agreement constitutes a legal, valid and binding obligation of FLC, enforceable against FLC in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

         (b) Authorized Shares. FLC has taken all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

         9. Representations and Warranties of Patriot. Patriot hereby represents and warrants to FLC that Patriot has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by Patriot. This Stock Option Agreement constitutes a legal, valid and binding obligation of Patriot, enforceable against Patriot in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

         10. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement and that the obligations of the parties hereto shall be specifically enforceable.

         11. Entire Agreement. This Stock Option Agreement and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

         12. Assignment or Transfer. Patriot may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to a wholly-owned subsidiary of Patriot. Patriot represents that it is acquiring the Option for Patriot's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares. Patriot is aware that neither the Option nor the Option Shares is the subject of a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to
Section 5 of the Securities Act, but instead each is being offered in reliance upon the exemption from the registration requirement provided by Section 4(2) thereof and the representations and warranties made by Patriot in connection therewith.

         13. Amendment of Stock Option Agreement. By mutual consent of the parties hereto, this Stock Option Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

         14. Validity. The invalidity or unenforceability of any provision of this Stock Option Agreement shall not affect the validity or enforceability of any other provisions of this Stock Option Agreement, which shall remain in full force and effect.

         15. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by telegram or telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                     (i)   If to FLC, to:

                           First Lehigh Corporation
                           1620 Pond Road
                           Allentown, PA 18104

                           Attention:  Wilbur R. Roat, Director

                           Telecopy No.: (610) 398-6693

                           with a copy to:

                           Duane, Morris & Heckscher, LLP
                           4200 One Liberty Place
                           Philadelphia, Pennsylvania 19103-9396

                           Attention:  Kathleen M. Shay, Esquire

                           Telecopy No.: (215) 979-1020

                     (ii)  If to Patriot, to:

                           Patriot Bank Corp.
                           High and Hanover Street
                           Pottstown, Pennsylvania 19464

                           Attention:  Joseph W. Major, President
                                       and Chief Executive Officer

                           Telecopy No.: (610) 323-0914
                            with copies to:

                            Stevens & Lee
                            One Glenhardie Corporate Center
                            Suite 202
                            1275 Drummers Lane
                            P.O. Box 236
                            Wayne, PA 19087

                            Attention:  Jeffrey P. Waldron, Esquire

                            Telecopy No.: (610) 687-1384

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         16. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

         17. Captions. The captions in this Stock Option Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

         18. Waivers and Extensions. The parties hereto may, by mutual written consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive in writing (i) compliance with any of the covenants of the other party contained in this Stock Option Agreement and/or
(ii) the other party's performance of any of its obligations set forth in this Stock Option Agreement.

         19. Parties in Interest. This Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Stock Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stock Option Agreement.

         20. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         21. Expenses. Except as otherwise provided herein, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Stock Option Agreement or the Option shall be paid by the party incurring such cost or expense.

         22. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

         IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Stock Option Agreement to be executed by its duly authorized officer as of the day and year first above written.


                                      FIRST LEHIGH CORPORATION

                                      By
                                         ------------------------------------
                                          John H. McKeever, Chairman
                                          of the Board and Acting President

                                      PATRIOT BANK CORP.

                                      By
                                         ------------------------------------
                                          Joseph W. Major,
                                          President and Chief
                                          Executive Officer

                                                                       EXHIBIT 3

                              STANDSTILL AGREEMENT

         Agreement made this 28th day of July, 1998 by and between Patriot Bank Corp., a Delaware corporation and registered bank holding company ("Patriot"), having its principal place of business at High and Hanover Streets, Pottstown, Pennsylvania 19464 and James L. Leuthe, an individual residing at 3514 Eton Road, Allentown, Pennsylvania 18104.

                                   Background

         Patriot and First Lehigh Corporation, a Pennsylvania corporation and registered bank holding company ("FLC") have entered into an Agreement and Plan of Consolidation (the "Agreement") pursuant to which (i) FLC and Patriot will consolidate into a new Pennsylvania corporation (the "Holding Company"), to be named Patriot Bank Corp. (the "Consolidation") and, (ii) shareholders of FLC would receive (A) shares of Holding Company common stock, no par value per share ("Holding Company Common Stock") in exchange for each share of issued and outstanding FLC common stock, par value $.01 per share ("FLC Common Stock"), (B) shares of Holding Company Common Stock in exchange for each issued and outstanding share of FLC Senior Preferred Stock (the "FLC Senior Preferred Stock") and (C) shares of Holding Company Common Stock in exchange for each issued and outstanding share of FLC Series A Preferred Stock (the "FLC Series A Preferred Stock" and together with the FLC Common Stock and the FLC Senior Preferred Stock, the "FLC Capital Stock") all as more particularly set forth in the Agreement.

         Mr. Leuthe is the Chairman of FLC and the owner of a substantial equity interest in FLC.

         As a condition of Patriot's willingness to execute the Agreement, Patriot has required Mr. Leuthe to enter into this Standstill Agreement pursuant to which Mr. Leuthe will agree to certain restrictions on the voting and disposition of his (i) FLC Capital Stock prior to the Consolidation and (ii) Holding Company

Common Stock after the Consolidation, and certain other conditions and restrictions, and Mr. Leuthe has agreed to accept such conditions and restrictions.

                                    Agreement

         The parties hereto, intending to be legally bound, hereby agree as follows:

         1. Representations, Warranties and Covenants of Mr. Leuthe.

         Mr. Leuthe represents, warrants and covenants as follows:

         (a) Mr. Leuthe has full power, right and authority to enter into this Agreement and to perform all transactions provided for in this Agreement.

         (b) Except for shares of FLC Capital Stock pledged to Citizens National Bank of Slatington to secure a loan in the approximate principal amount of $600,000 and shares of FLC Capital Stock pledged to Royal Bank of Pennsylvania to secure a loan in the approximate principal amount of $350,000, Mr. Leuthe owns free and clear of all liens and restrictions (except such restrictions upon transfer as may arise under federal or state securities laws as a result of Mr. Leuthe's status as an "affiliate" of FLC and restrictions imposed by the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System (the "FRB") or the Pennsylvania Department of Banking ("PDB")) including without limitation any restrictions set forth in any agreement to which he may be a party, the following shares of FLC Capital Stock:

               (i) seven hundred thousand (700,000) shares of FLC Common Stock;

               (ii) no shares of FLC Senior Preferred Stock;

               (iii) four hundred thousand (400,000) shares of FLC Series A Preferred Stock.; and

               (iv) no shares of Patriot common stock, no par value per share ("Patriot Common Stock").

In addition, Mr. Leuthe represents that he holds no options to acquire shares of FLC Common Stock and holds no other options to acquire FLC Capital Stock.

         (c) Subject to the terms of the FDIC Order (as hereinafter defined), Mr. Leuthe, in his capacity as Chairman of FLC and in his capacity as a shareholder of FLC Capital Stock shall use his best efforts to cause the transactions provided for in the Agreement to be completed. Mr. Leuthe, as a shareholder, shall be present (in person or by proxy) at all shareholder meetings FLC holds and his FLC Capital Stock may be counted for the purposes of determining the presence of a quorum at such meetings. Moreover, subject to the terms of the FDIC Order, Mr. Leuthe, as a shareholder, shall vote, or cause to be voted, all FLC Capital Stock beneficially owned by him and having the right to vote thereon to approve the Agreement at the special meeting of shareholders of FLC to be held to consider such approval and shall not vote any FLC Capital Stock in favor of any transaction with any person other than Patriot or aid, abet or otherwise lend his support to any other person in connection with any transaction or in connection with a tender offer or exchange offer. In addition, Mr. Leuthe shall disclose, or permit Patriot and FLC to disclose that he has entered into this Standstill Agreement and that he supports the Consolidation and recommends a vote in favor of the Consolidation.

         (d) Prior to the completion of the Consolidation, Mr. Leuthe shall not sell, transfer or otherwise dispose of, or permit the sale, transfer or other disposition of any FLC Capital Stock. During such period, Mr. Leuthe shall not engage in any negotiations or initiate discussions with any other party with respect to any sale, transfer or other disposition of any FLC Capital Stock, and shall not vote, or permit to be voted, any FLC Capital Stock in favor of any merger, consolidation, sale of assets, stock or similar transactions involving FLC or its subsidiary with any party other than Patriot or a subsidiary of Patriot.

         (e) Mr. Leuthe shall file on a timely basis an amendment to his report on Form 13-D with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), with respect to the transactions provided for herein and shall provide Patriot with a copy thereof prior to its filing.

         2. Representation and Warranties of Patriot.

         Patriot represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, right and authority to enter into this Standstill Agreement and to perform all transactions provided for in this Standstill Agreement. The execution, delivery and performance of this Standstill Agreement has been duly authorized by all necessary corporate or other action of Patriot.

         3. Covenants of Mr. Leuthe.

         Prior to June 30, 2013, and subject to the further provisions hereof:

         (a) Except as provided pursuant to the Agreement, neither Mr. Leuthe nor any corporation, entity or other affiliate controlled by Mr. Leuthe (collectively, the "Leuthe Group"), will, directly or indirectly, acquire any FLC Capital Stock, Patriot Common Stock or Holding Company Common Stock (except by way of stock dividends or other distributions or offerings made available to holders of FLC Capital Stock, Patriot Common Stock or Holding Company Common Stock generally).

         (b) Mr. Leuthe shall take such actions as may be required so that all Holding Company Common Stock owned by a member of the Leuthe Group are voted for nominees to the Board of Directors of the Holding Company and, unless the Holding Company otherwise consents in writing, on all other matters to be voted on by the holders of Holding Company Common Stock in the manner directed by the Holding Company. The members of the Leuthe Group, as holders of Holding Company Common Stock, shall be present, in person or by proxy at all meetings of shareholders of the Holding Company so that all Holding Company Common Stock beneficially owned by them may be counted for the purpose of determining the presence of a quorum at such meetings.

         (c) No member of the Leuthe Group shall deposit any Holding Company Common Stock in a voting trust or subject any Holding Company Common Stock to any arrangement or agreement with respect to the voting of such Holding Company Common Stock, except as may otherwise be required by the Federal Deposit Insurance Corporation ("FDIC") or the terms of this Standstill Agreement.

         (d) No member of the Leuthe Group shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the directors of the Holding Company with respect to any matter.

         (e) No member of the Leuthe Group shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Holding Company Common Stock, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act (in each case other than solely with members of the Leuthe Group).

         (f) Subject to paragraph 4(e), no member of the Leuthe Group shall, directly or indirectly, offer, sell or transfer any Holding Company Common Stock without first offering Patriot a right of first refusal in the manner provided in paragraph 4, except (i) pursuant to a bona fide public offering registered under the Securities Act of 1933, as amended (the "Act") (provided that no sales of Holding Company Common Stock are made to any person or related group of persons who would immediately thereafter, to the knowledge of any member of the Leuthe Group, own or have the right to acquire Holding Company Common Stock representing more than 1% of the total combined voting power of all Holding Company Common Stock then outstanding), and (ii) as the result of any pledge or hypothecation to a bona fide broker or financial institution to secure a bona fide loan, or the foreclosure of any lien or encumbrance which may be placed upon any Holding Company Common Stock (whether voluntarily or involuntarily).

         (g) Notwithstanding anything contained herein to the contrary, for the entire term of this Standstill Agreement, Mr. Leuthe (i) hereby grants, and directs any party who acts as a record holder of FLC Capital Stock for Mr. Leuthe to grant, to the Board of Directors of Patriot an irrevocable proxy in the form attached hereto as Exhibit A to vote all shares of FLC Capital Stock at any special or regular meeting of shareholders of FLC and (ii) upon completion of the Consolidation, will grant, and will direct any party who acts as a record holder for Mr. Leuthe to grant, to the Board of Directors of the Holding Company an irrevocable proxy in the form attached hereto as Exhibit B to vote all shares of Holding Company Common Stock at any special or regular meeting of shareholders of the Holding Company. Each such proxy, in consideration of the Agreement and the benefit conferred upon Mr. Leuthe thereby, shall be deemed coupled with an interest. In the event that the terms and provisions of this paragraph 3(g) are not complied with by any member of the Leuthe Group or any party who acts as a record holder of FLC Capital Stock on behalf of any member of the Leuthe Group, then, in addition to any remedy, the Holding Company may have under section 7, Mr. Leuthe, upon written demand by the Holding Company, shall immediately contribute or cause to be contributed all Holding Company Common Stock beneficially owned by Mr. Leuthe to a voting trust, the trustee of which will be designated by the Holding Company.

         (h) Mr. Leuthe shall transfer no shares of FLC Capital Stock to a broker to be held in street name unless the proposed broker shall be approved by Patriot or the Holding Company, as the case may be, and such broker, prior to any transfer shall (A) execute a proxy in favor of the Board of Directors of Patriot or the Holding Company, as the case may be, and (B) agree in writing to provide to Patriot or the Holding Company, as the case may be, copies of all statements delivered to Mr. Leuthe and all trade confirmations delivered to Mr. Leuthe relating to FLC Capital Stock or Holding Company Common Stock.

         4. Right of First Refusal.

         To the extent required by paragraph 3(f), any member of the Leuthe Group, prior to making any offer to sell or transfer Holding Company Common Stock, shall give the Holding Company the opportunity to purchase such Holding Company Common Stock in the following manner:

         (a) Any member of the Leuthe Group intending to make such an offer, sale or transfer shall give notice (the "Transfer Notice") to the Holding Company in writing of such intention, specifying the number of shares of Holding Company Common Stock proposed to be disposed of and certifying in writing that such transfer will be an open market sale through a broker acceptable to the Holding Company.

         (b) The Holding Company shall have the right, exercisable by written notice given by the Holding Company to the party which gave the Transfer Notice within fifteen (15) business days after receipt of such Transfer Notice to purchase (or to cause a corporation, entity, person or group designated by the Holding Company to purchase) all, but not a part of, the Holding Company Common Stock specified in such Transfer Notice for cash at the mean between the high bid and low asked price for the Holding Company Common Stock on the Nasdaq Stock Market as of the date of the Transfer Notice.

         (c) If the Holding Company exercises its right of first refusal hereunder, the closing of the purchase of the Holding Company Common Stock with respect to which such right has been exercised shall take place within thirty
(30) calendar days (or if approval of such purchase is required by the Holding Company shareholders or any regulatory authority as required by law or pursuant to any stock exchange rule or policy, within ninety (90) calendar days) after the Holding Company gives notice of such exercise. Upon exercise of its right of first refusal, the Holding Company shall be legally obligated to consummate the purchase contemplated thereby and shall use its best efforts to secure all approvals required in connection therewith.

         (d) If the Holding Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the party giving the Transfer Notice shall be free during the period of ninety (90) calendar days following the expiration of such time for exercise to sell the Holding Company Common Stock specified in such Transfer Notice in an open market sale through a broker acceptable to the Holding Company and not knowingly to an affiliate provided the party giving such Transfer Notice gives written direction to the broker completing the sale to provide the Holding Company with a copy of any trade confirmation.

         (e) Notwithstanding the foregoing, this Section 4 shall not be applicable to any sale of shares of Holding Company Common Stock by the Leuthe Group in an amount not to exceed 20,000 shares per calendar quarter if each sale or sales are made in open market transactions through a broker designated by the Holding Company and such broker agrees to give to the Holding Company notice of any such sale.

         5. FDIC Agreement.

         The parties acknowledge that Mr. Leuthe is the subject of an order of the FDIC dated June 26, 1998 (the "FDIC Order") that affects the voting and disposition of FLC Capital Stock and Holding Company Common Stock. Mr. Leuthe acknowledges and agrees that the provisions of this Agreement are in addition to, and not in lieu of the provisions of the FDIC order and Mr. Leuthe shall use his best efforts to obtain the consent of the FDIC to the terms of this Standstill Agreement.

         6. Waiver of Indemnification.

         Mr. Leuthe hereby waives any rights he may have under the articles of incorporation or bylaws of FLC, the certificate of incorporation or bylaws of Patriot, the articles of incorporation or bylaws of the Holding Company, the Agreement, the laws of the State of Delaware, the laws of the Commonwealth of Pennsylvania or any federal law to any indemnification against any action, claim or liability arising out of, or as a result of his position as an officer or director of FLC other than indemnification against any action, claim or liability arising solely out of the approval of the Agreement and the completion of the transactions contemplated thereby with respect to which Mr. Leuthe shall be entitled to indemnification as, and to the same extent as, set forth in the Agreement. Mr. Leuthe also hereby waives any right to advancement of expenses or any right to common law contribution with respect to any action, claim or liability as to which he has waived indemnification.

         7. Escrow.

         (a) Notwithstanding anything contained herein to the contrary or in the Agreement, upon completion of the Consolidation, Mr. Leuthe shall deposit into escrow pursuant to a separate escrow agreement to be executed on or before the closing of the Consolidation (the "Escrow Agreement") by and among Patriot, Mr. Leuthe and an independent escrow agent determined by Patriot (the "Escrow Agent"), an amount of Holding Company Common Stock, cash or other securities equal to (i) $430,000 to secure any obligation now owed or hereafter determined by the FDIC or any other state or federal regulatory authority to be owed by Mr. Leuthe to FLC, its subsidiary, or their successors and assigns as a result of a determination that Mr. Leuthe was not entitled to indemnification or advancement of expenses in connection with proceedings related to the FDIC Order or any action or proceeding brought against Mr. Leuthe as a result of any breach of fiduciary or other duty, or any other tort or breach of contract committed by Mr. Leuthe (the "Restitution Fund") and (ii) $700,000 of Holding Company Common Stock, cash or other securities to secure and Mr. Leuthe's obligation under this Standstill Agreement (the "Collateral Fund"). Except as set forth in paragraphs (b) and (c) below, Mr. Leuthe shall at all times maintain the balance held in escrow for these purposes at $1,130,000 million or more.

         (b) Funds shall be released from the Restitution Fund in accordance with this Standstill Agreement and the Escrow Agreement upon the later of (i) five (5) years from the date hereof, in which case the entire amount of the Restitution Fund shall be returned to Mr. Leuthe, or (ii) the issuance of a final, binding, unappealable order by the FDIC or a court of competent jurisdiction either (A) that no amount is due and owing by Mr. Leuthe to FLC, its subsidiary or its successors and assign, or (B) of the amount due and owing by Mr. Leuthe to FLC, its subsidiary or their successors and assigns. If an amount is determined to be due and owing by Mr. Leuthe and such amount equals or exceeds the Restitution Fund, the Escrow Agent shall pay or deliver the entire Restitution Fund to the Holding Company. If the amount determined to be due and owing by Mr. Leuthe is less than the amount escrowed therefor, the Escrow Agent shall pay or deliver from the Restitution Fund the amount due and owing to the Holding Company and the difference of the Restitution Fund shall be paid or delivered to Mr. Leuthe. Notwithstanding the foregoing, in the event FLC (or the Holding Company as successor to FLC) receives any insurance or other proceeds from whatever source (including any claim for malpractice against FLC's counsel) as a result of its claim that payments made to Mr. Leuthe by FLC are covered under FLC's directors and officers liability policy, the Restitution Fund shall be reduced, and the Escrow Agent shall pay from the Restitution Fund to Mr. Leuthe, an amount equal to such insurance proceeds.

         (c) Upon receipt of a certificate from Mr. Leuthe accompanied by any relevant trade confirmation, funds shall be released from the Collateral Fund as follows:


              Number of Holding
                Company Shares
            Beneficially Owned by                    Required Amount of
               the Leuthe Group                        Collateral Fund
            ---------------------                    -------------------
                400,000 or more                            $700,000

              300,000 - 399,000                             600,000

              200,000 - 299,000                             500,000

              100,000 - 199,000                             400,000

                25,000 - 99,000                             350,000

               Less than 25,000                                   0


         8. Miscellaneous.

         (a) Mr. Leuthe on the one hand, and Patriot, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the holding Company, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Standstill Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which Patriot or the Holding Company may be entitled at law or equity.

         (b) As used herein, the term "affiliate" includes parent, spouse, sibling, any child, grandchild, mother-in-law, father-in-law or any spouse of any of the foregoing and otherwise shall have the meaning set forth in Rule 12b-2 under the Exchange Act and the term "person" shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

         (c) This Standstill Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and this Standstill Agreement may be amended only by an agreement in writing executed by the parties hereto.

         (d) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Standstill Agreement.

         (e) For the convenience of the parties, any number of counterparts of this Standstill Agreement may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

         (f) All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given or made, if in writing delivered personally or registered mail, postage prepaid, if to:

                  Patriot or the Holding Company:

                           Patriot Bank Corp.
                           High and Hanover Streets
                           Pottstown, PA  19464

                           Attention: Joseph W. Major, President

                  Copy To:

                           Jeffrey P. Waldron, Esquire
                           Stevens & Lee
                           1275 Drummers Lane
                           P.O. Box 236
                           Wayne, PA  19087-0236

                  Mr. Leuthe:

                           James L. Leuthe
                           3514 Eton Road
                           Allentown, Pennsylvania  18104

                  Copy To:

                           Duane, Morris & Heckscher
                           4200 Liberty Place
                           Philadelphia, Pennsylvania 19103
                           Attention:  A. John May, Esquire

         (g) This Standstill Agreement shall be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Standstill Agreement this 28th day of July, 1998.

                                               ----------------------------
                                               James L. Leuthe,
                                               individually


                                               PATRIOT BANK CORP.

                                               By___________________________
                                                        Joseph W. Major,
                                                        President

                                                                       Exhibit A

                            FIRST LEHIGH CORPORATION
                                IRREVOCABLE PROXY


         Pursuant to the terms of a Standstill Agreement dated July 27, 1998 between James L. Leuthe and Patriot Bank Corp., the undersigned hereby irrevocably appoints the full Board of Directors of Patriot Bank Corp., with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of First Lehigh Corporation Common Stock, Senior Preferred Stock and Series A Preferred Stock which the undersigned is entitled to vote at any meeting of shareholders of First Lehigh Corporation. The undersigned acknowledges that this proxy is coupled with an interest and is therefore irrevocable until June 30, 2013 as provided in the Standstill Agreement.


                                                ----------------------------
                                                James L. Leuthe
                                                July 27, 1998

                                                                       Exhibit B

                               PATRIOT BANK CORP.
                                IRREVOCABLE PROXY


         Pursuant to the terms of a Standstill Agreement dated July 27, 1998 between James L. Leuthe and Patriot Bank Corp., a Delaware corporation, as predecessor of Patriot Bank Corp., a Pennsylvania corporation, the undersigned hereby irrevocably appoints the full Board of Directors of Patriot Bank Corp., a Pennsylvania corporation, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Patriot Bank Corp. Common Stock, which the undersigned is entitled to vote at any meeting of shareholders of Patriot Bank Corp. The undersigned acknowledges that this proxy is coupled with an interest and is therefore irrevocable until June 30, 2013 as provided in the Standstill Agreement.


                                             ----------------------------
                                             James L. Leuthe
                                             Date:________________

                                                                       EXHIBIT 4

                               BANK PLAN OF MERGER


     THIS BANK PLAN OF MERGER ("Plan of Merger") dated July 28, 1998, is by and between PATRIOT BANK, a Pennsylvania- chartered bank ("Patriot Bank"), and FIRST LEHIGH BANK, a Pennsylvania-chartered bank ("FL Bank").

                                   BACKGROUND

     1. Patriot Bank is a Pennsylvania bank and a wholly-owned subsidiary of Patriot Bank Corp., a Delaware corporation ("Patriot"). The authorized capital stock of Patriot Bank consists of 10,000,000 shares of common stock, par value $1.00 per share ("Patriot Bank Common Stock"), of which at the date hereof 1,000 shares are issued and outstanding, and 2,000,000 shares of preferred stock, none of which are outstanding.

     2. FL Bank is a Pennsylvania bank and a wholly-owned subsidiary of First Lehigh Corporation, a Pennsylvania corporation ("FL"). The authorized capital stock of FL Bank consists of 10,500 shares of common stock, par value $20.00 per share ("FL Bank Common Stock"), of which at the date hereof 10,500 shares are issued and outstanding.

     3. The respective Boards of Directors of Patriot Bank and FL Bank deem the merger of FL Bank with and into Patriot Bank, pursuant to the terms and conditions set forth or referred to herein, to be desirable and in the best interests of the respective corporations and their respective shareholders.

     4. The respective Boards of Directors of Patriot Bank and FL Bank have adopted resolutions approving this Plan of Merger. The respective Boards of Directors of Patriot and FL have adopted resolutions approving an Agreement dated July __, 1998 (the "Agreement") between Patriot and FL, pursuant to which this Plan of Merger is being executed by Patriot Bank and FL Bank.

                                    AGREEMENT

     In consideration of the premises and of the mutual covenants and agreements herein contained, and in accordance with the applicable laws and regulations of the Commonwealth of Pennsylvania, Patriot Bank and FL Bank, intending to be legally bound hereby, agree:

                                    ARTICLE I
                                     MERGER

     Subject to the terms and conditions of this Plan of Merger and in accordance with the applicable laws and regulations of the Commonwealth of Pennsylvania, on the Effective Date (as that term is defined in Article V hereof): FL Bank shall merge with and into Patriot Bank; the separate existence of FL Bank shall cease; and Patriot Bank shall be the surviving corporation (such transaction referred to herein as the "Merger" and Patriot Bank, as the surviving corporation in the Merger, referred to herein as the "Surviving Bank"). The name of the Surviving Bank shall be "Patriot Bank" and it shall have its home office at High and Hanover Streets, Pottstown, Pennsylvania 19464.

                                   ARTICLE II
                      ARTICLES OF INCORPORATION AND BYLAWS

     On and after the Effective Date, the Articles of Incorporation and Bylaws of Patriot Bank, as in effect immediately prior to the Effective Date, shall automatically be and remain the Articles of Incorporation and Bylaws of the Surviving Bank, until altered, amended or repealed.

                                   ARTICLE III
                         BOARD OF DIRECTORS AND OFFICERS

     3.1 Board of Directors. On and after the Effective Date, the directors of the Surviving Bank shall consist of the directors of Patriot Bank duly elected and holding office immediately prior to the Effective Date. Directors shall be elected annually and shall hold office until their successors are elected and qualified. The names and residence addresses of the directors are:

     Name                                   Residence Address
     ----                                   -----------------


Larry V. Thren                              41 Gladwynn Drive
                                            Reading, PA  19606
James B. Elliott                            684 Old Swede Road
                                            Douglasville, PA  19518

Leonard A. Huff                             1219 Sheep Hill Road
                                            Pottstown, PA  19464
John H. Diehl                               180 Diehl Lane
                                            Alburtis, PA  18011
Samuel N. Landis                            669 Furnace Street
                                            Emmaus, PA  18049
Joseph W. Major                             2960 Raspberry Lane
                                            Gilbertsville, PA  19525
James A. Bentley, Jr.                       2537 Flowing Springs Road
                                            Birchrunville, PA  19421

     3.2 Officers. On and after the Effective Date, the officers of the Surviving Bank shall consist of the officers of Patriot Bank duly elected and holding office immediately prior to the Effective Date.

                                   ARTICLE IV
                              CONVERSION OF SHARES

     4.1 Stock of Patriot Bank. Each share of Patriot Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as a share of common stock of the Surviving Bank.

     4.2 Stock of FL Bank. Each share of FL Bank Common Stock issued and outstanding immediately prior to the Effective Date, and each share of FL Bank Common Stock issued and held in the treasury of FL as of the Effective Date, if any, shall, on the Effective Date, be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                                    ARTICLE V
                          EFFECTIVE DATE OF THE MERGER

     The Merger shall be effective on the date on which articles of merger executed by Patriot Bank and FL Bank are filed with the Secretary of State of the Commonwealth of Pennsylvania, unless a later date is specified in such articles (the "Effective Date").

                                   ARTICLE VI
                              EFFECT OF THE MERGER

     6.1 Separate Existence. On the Effective Date: the separate existence of FL Bank shall cease; and all of the property (real, personal and mixed), rights, powers, duties and obligations of FL Bank shall be taken and deemed to be transferred to and vested in the Surviving Bank, without further act or deed, as provided by applicable laws and regulations.


                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     The obligations of Patriot Bank and FL Bank to effect the Merger shall be subject to (i) the approval of this Plan of Merger by Patriot and FL in their capacities as the sole shareholder of Patriot Bank and FL Bank, respectively,
(ii) receipt of approval of the Merger from the Federal Deposit Insurance Corporation, the Pennsylvania Department of Banking and any other applicable regulatory authority, (iii) receipt of any necessary approval to operate the main office of FL Bank and the branch offices of FL Bank as offices of the Surviving Bank and (iv) the consummation of the merger of FL into Patriot pursuant to the Agreement on or before the Effective Date.

                                  ARTICLE VIII
                                   TERMINATION

     This Plan of Merger shall terminate upon any termination of the Agreement in accordance with its terms.

                                   ARTICLE IX
                                    AMENDMENT

     Subject to applicable law, this Plan of Merger may be amended, by action of the respective Boards of Directors of the parties hereto, at any time prior to consummation of the Merger, but only by an instrument in writing signed by duly authorized officers on behalf of the parties hereto.

                                    ARTICLE X
                                  MISCELLANEOUS

     10.1 Extensions; Waivers. Any of the terms and conditions of this Plan of Merger may be waived at any time by whichever of the parties hereto is, or the sole shareholder of which is, entitled to the benefit thereof by a written instrument signed by a duly authorized officer of such party.

     10.2 Notices. Any notice or other communication required or permitted under this Plan of Merger shall be given, and shall be effective, in accordance with the provisions of Section 7.06 of the Agreement.

     10.3 Captions. The headings of the several Articles and Sections herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Plan of Merger.

     10.4 Counterparts. For the convenience of the parties hereto, this Plan of Merger may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

     10.5 Governing Law. This Plan of Merger shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, Patriot Bank and FL Bank have caused this Bank Plan of Merger to be executed by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above.

                                     PATRIOT BANK CORP.

                                     By
                                        ---------------------------------
                                            Joseph W. Major,
                                            President and Chief Executive
                                            Officer


                                     FIRST LEHIGH BANK

                                     By
                                        ---------------------------------
                                            John H. McKeever,
                                            Chairman of the Board
                                            and Acting President

                                                                       EXHIBIT 5


                  ARTICLES AND CERTIFICATE OF CONSOLIDATION OF

                               PATRIOT BANK CORP.

                                       AND

                            FIRST LEHIGH CORPORATION


     ARTICLES AND CERTIFICATE OF CONSOLIDATION (the "Articles of Consolidation") dated _________________, 1999 between PATRIOT BANK CORP., a Delaware corporation ("Patriot") with a principal place of business and registered office at High and Hanover Streets, Pottstown, Pennsylvania, and FIRST LEHIGH CORPORATION, a Pennsylvania corporation ("FLC") with a principal place of business and registered office at 1620 Pond Road, in Allentown, Pennsylvania.

     WHEREAS, Patriot is a corporation organized and existing under the laws of the State of Delaware that is registered as a bank holding company pursuant to the Bank Holding Company Act of 1956, as amended (the "Act"), the authorized capital stock of which consists of 12,000,000 shares of capital stock divided into (a) 10,000,000 shares of common stock, $.01 par value ("Patriot Common Stock"), of which, at the date of this Agreement, 1,579,944 shares were issued and held by Patriot as treasury stock and 5,448,687 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights and
(b) 2,000,000 shares of preferred stock, $.01 par value, of which, at the date of this Agreement, none were issued and outstanding; and

     WHEREAS, FLC is a corporation organized and existing under the laws of the Commonwealth of Pennsylvania that is registered as a bank holding company pursuant to the Act, the authorized capital stock of which consists of (a) 10,000,000 shares of common stock, $0.01 par value ("FLC Common Stock"), of which 2,056,140 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, (b) 1,500,000 shares of senior preferred stock, $.01 par value ("FLC Senior Preferred Stock"), of which 894,223 shares are issued or outstanding and (c) 1,000,000 shares of series A preferred stock, $.01 par value ("FLC Series A Stock" and together with the FLC Common Stock and FLC Senior Preferred Stock, the "FLC Capital Stock"), of which 682,000 shares are issued and outstanding.

     WHEREAS, the respective Boards of Directors of Patriot and FLC deem the formation of a new Pennsylvania corporation by Patriot and FLC to be named Patriot Bank Corp. ("PBC") which will then issue shares of common stock of the PBC to FLC and Patriot shareholders, respectively, for each share of each of FLC Capital Stock and Patriot Common Stock outstanding as of the closing date, pursuant to the terms and conditions herein set forth or referred to, is desirable and in the best interests of the respective corporations and their respective shareholders, and the respective Boards of Directors and shareholders of Patriot and FLC have adopted resolutions approving the Agreement and Plan of Consolidation (the "Agreement and Plan") pursuant to the following vote results:

     (i) On July 28, 1998 the Patriot Board of Directors approved the Agreement and the Plan by a vote of seven votes for the Agreement and the Plan and zero votes against the Agreement and the Plan;

     (ii) On ________ __, 1998 the Patriot shareholders approved the Agreement and the Plan by a vote of _________ votes for the Agreement and the Plan and ______ votes against the Agreement and the Plan;

     (iii) On July 23, 1998 the FLC Board of Directors approved the Agreement and the Plan by a vote of ____ votes for the Agreement and the Plan and zero votes against the Agreement and the Plan; and

     (iv) On ______ __, 1998 the FLC shareholders approved the Agreement and the Plan by a vote of _________ votes for the Agreement and the Plan and _______ votes against the Agreement and the Plan.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, and in accordance with applicable provisions of the Pennsylvania Business Corporation Law of 1988, as amended, (the "BCL"), and the Delaware General Corporation Law (the "DGCL")the parties hereto do hereby agree as follows:

                                    ARTICLE I
                                  CONSOLIDATION

     Subject to the terms and conditions of the Agreement and Plan on the Effective Date, the shareholders of Patriot and FLC shall consolidate into PBC in accordance with the BCL and DGCL. As a result of the foregoing, the separate corporate existence of Patriot and FLC shall cease and such transaction shall hereinafter be referred to as the "Consolidation." The capital stock of PBC shall consist of 20,000,000 shares of common stock, no par value per share (the "PBC Common Stock") and 5,000,000 shares of preferred stock, having such par value as the board of directors of PBC shall fix from time to time, issuable in series.

                                   ARTICLE II
                      ARTICLE OF INCORPORATION AND BY-LAWS

     The Articles of Incorporation of PBC shall be as set forth in Exhibit A hereto and the By-Laws of PBC shall be as set forth in Exhibit B hereto, in each case until altered, amended or repealed.

                                   ARTICLE III
                         BOARD OF DIRECTORS AND OFFICERS

     From and after the Effective Date, the directors and officers of PBC, who shall hold office until their successors are elected and qualified according to the By-Laws of PBC, shall be those persons listed on Exhibit C hereto.

                                   ARTICLE IV
                        CONVERSION AND EXCHANGE OF SHARES

     1. The shares of the parties hereto outstanding immediately prior to the Effective Date, shall, by virtue of the Consolidation and without any action by the holders thereof, be converted as follows:

        (a) Each share of Patriot Common Stock shall be converted into 1.0 shares of PBC Common Stock.

        (b) Each share of FLC Common Stock and FLC Senior Preferred Stock shall be converted into share's of PBC Common Stock to be determined at closing pursuant to the terms of the Agreement.

        (c) Each share of FLC Series A Preferred Stock shall be converted into shares of PBC Common Stock to be determined at Closing pursuant to the terms of the Agreement.

        (d) No fractional shares of PBC Common Stock and no scrip or certificates therefor will be issued in connection with the Consolidation. Any former holder of Patriot or FLC Common Stock who would otherwise be entitled to receive a fraction of a share of PBC Common Stock shall receive, in lieu thereof, a check for cash in an amount equal to such fraction of a share multiplied by the closing price of PBC Common Stock on the Nasdaq National Market System on the first day PBC Common Stock is traded after the Effective Date.

     2. All shares of Patriot Common Stock held in the treasury of Patriot or any Patriot Subsidiary or owned by FLC or any FLC Subsidiary and all shares of FLC Common Stock held in the treasury of FLC or any FLC Subsidiary or owned by Patriot or any Patriot Subsidiary shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

     3. On and after the Effective Date, each holder of a certificate or certificates theretofore representing outstanding shares of Patriot Common Stock or outstanding shares of FLC Capital Stock may surrender same to PBC or the Exchange Agent for cancellation and each such holder shall be entitled upon such surrender to receive in exchange therefor certificate(s) representing the number of shares of PBC Common Stock and a check for cash representing the value of fractional shares to which the holder is entitled as provided above. Until surrendered, each certificate theretofore representing outstanding shares of Patriot Common Stock or outstanding shares of FLC Capital Stock, from and after the Effective Date, will evidence solely the right to receive certificates for shares of PBC Common stock and a check for cash in lieu of any fractional shares as described above.

                                    ARTICLE V
                       EFFECTIVE DATE OF THE CONSOLIDATION

     The Consolidation shall be effective at 12:01 a.m. January __, 1999 (such date being herein referred to as the "Effective Date").

                                   ARTICLE VI
                           EFFECT OF THE CONSOLIDATION

     On the Effective Date, the separate existence of Patriot and FLC shall cease and all of the property, real, personal, and mixed, and franchises of each of Patriot and FLC, and all debts due on whatever account to each of them, including subscriptions to shares and other choses in action, shall be taken and deemed to be transferred to and vested in PBC, without further act or deed. PBC shall thenceforth be responsible for all the liabilities and obligations of each of Patriot and FLC provided in the BCL and the DGCL.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     The obligations of Patriot and FLC to effect the Consolidation shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Agreement and Plan.

                                  ARTICLE VIII
                                   TERMINATION

     Anything contained in these Articles of Consolidation to the contrary notwithstanding, and notwithstanding adoption hereof by the shareholders of Patriot or FLC, the Agreement and Plan may be terminated and the Consolidation abandoned as provided in Section 6 of the Agreement and Plan.

                                   ARTICLE IX
                                  MISCELLANEOUS

     1. Each party, by written instrument signed by a duly authorized officer, may extend the time for the performance of any of the obligations or other acts of the other party and may waive compliance with any of the covenants or performance of any of the obligations of the other party contained in the Agreement and Plan of Consolidation.

     2. Any notice or other communication required or permitted under the Agreement and Plan of Consolidation shall be given, and shall be effective, in accordance with the provisions of Section 7 of the Agreement and Plan.

     3. The headings of the several Articles herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of these Articles of Consolidation.

     4. For the convenience of the parties hereto and to facilitate the filing and recording of these Articles of Consolidation, it may be executed in several counterparts, each of which shall be deemed the original, but all of which together shall constitute one and the same instrument.

     5. This Plan of Consolidation shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     6. The full text of the Agreement and Plan is on file at the offices of Patriot located at High and Hanover Streets, Pottstown, Pennsylvania 19464, which shall also be the offices of PBC, and is available for review by Patriot shareholders, FLC shareholders, & PBC shareholders during reasonable business hours. Upon request and without cost, a copy of the Agreement and Plan will be sent to any shareholder of FLC or Patriot.

     7. In accordance with the provisions of Section 252(d) of the DGCL, PBC hereby consents to service of process in the State of Delaware in any proceeding for enforcement of any obligation of FLC or Patriot arising from the Consolidation. PBC irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceedings. A copy of any process served upon the Secretary of State shall be forwarded to the address of PBC specified in Article IX, Section 6.

     IN WITNESS WHEREOF, Patriot and FLC have caused this Plan of
Consolidation to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed on the date first written above.

ATTEST                                   PATRIOT BANK CORP.

-------------------------                -----------------------------------
        Secretary                        Joseph W. Major
                                         President and Chief Executive Officer



ATTEST                                   FIRST LEHIGH CORPORATION

-------------------------                -----------------------------------
        Secretary                        President

                                    EXHIBIT A


                            ARTICLES OF INCORPORATION
                                       OF
                              PATRIOT BANCORP, INC.


     FIRST. The name of the Corporation is Patriot Bancorp, Inc.

     SECOND. The location and post office address of the Corporation's registered office in this Commonwealth is High and Hanover Streets, Pottstown, Pennsylvania 19464.

     THIRD. The purpose of the Corporation is and it shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under provisions of the Business Corporation Law of 1988, the Act approved December, 1988, P.L. 1444, as amended (the "Pennsylvania Business Corporation Law").

     FOURTH. The term of the Corporation's existence is perpetual.

     FIFTH. The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 25,000,000 shares, divided into two classes consisting of 20,000,000 shares of common stock, no par value per share (the "Common Stock") and 5,000,000 shares of preferred stock, having such par value as the board of directors shall fix and determine, as provided in Article SIXTH below (the "Preferred Stock").

     SIXTH. The Preferred Stock may be issued from time to time as a class without series or, if so determined by the board of directors of the Corporation, either in whole or in part, in one or more series. There is hereby expressly granted to and vested in the board of directors of the Corporation authority to fix and determine (except as fixed and determined herein), by resolution, the par value, voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including specifically, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of Preferred Stock (or the entire class of Preferred Stock if none of such shares have been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof. Prior to the issuance of any shares of Preferred Stock, a statement setting forth a copy of each such resolution or resolutions and the number of shares of Preferred Stock of each such class or series shall be executed and filed in accordance with the Pennsylvania Business Corporation Law. Unless otherwise provided in any such resolution or resolutions, the number of shares of capital stock of any such class or series so set forth in such resolution or resolutions may thereafter be increased or decreased (but not below the number of shares then outstanding), by a statement likewise executed and filed setting forth a statement that a specified increase or decrease therein had been authorized and directed by a resolution or resolutions likewise adopted by the board of directors of the Corporation. In case the number of such shares shall be decreased, the number of shares so specified in the statement shall resume the status they had prior to the adoption of the first resolution or resolutions.

     SEVENTH. Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. No shareholder shall be entitled to cumulate any votes for the election of directors.

     EIGHTH. The management, control and government of the Corporation shall be vested in a board of directors consisting of not less than five (5) nor more than twenty-five (25) members in number, as fixed by the board of directors of the Corporation from time to time. The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each Class shall be as nearly equal in number as possible. If the number of Class I, Class II or Class III directors is fixed for any term of office, it shall not be increased during that term, except by a majority vote of the board of directors. The term of office of the initial Class I directors shall expire at the annual election of directors by the shareholders of the Corporation in 2000; the term of office of the initial Class II directors shall expire at the annual election of directors by the shareholders of the Corporation in 2001; and the term of office of the initial Class III directors shall expire at the annual election of directors by the shareholders of the Corporation in 2002. After the initial term of each Class, the term of office of each Class shall be three (3) years, so that the term of office of one class of directors shall expire each year when their respective successors have been duly elected by the shareholders and qualified. At each annual election by the shareholders of the Corporation, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. Unless waived by the board of directors of the Corporation, in order to qualify for election as a director of the Corporation, a person must have been a shareholder of record of the Corporation for a period of time equal to three (3) years. Unless waived by the Board of Directors, shareholders of another corporation that merges with the Corporation, is acquired by, or acquires the Corporation, or enters into any similar transaction with the Corporation shall qualify for election as a director of the Corporation if such shareholder was a shareholder of record of the other corporation for a period of time equal to three (3) years. If, for any reason, a vacancy occurs on the board of directors of the Corporation, a majority of the remaining directors shall have the exclusive power to fill the vacancy by electing a director to hold office for the unexpired term in respect of which the vacancy occurred. No director of the Corporation shall be removed from office, as a director, by the vote of shareholders, unless the votes of shareholders cast in favor of the resolution for the removal of such director constitute at least a majority of the votes which all shareholders would be entitled to cast at an annual election of directors.

     NINTH. No holder of any class of capital stock of the Corporation shall have preemptive rights, and the Corporation shall have the right to issue and to sell to any person or persons any shares of its capital stock or any option, warrant or right to acquire capital stock, or any securities having conversion or option rights without first offering such shares, rights or securities to any holder of any class of capital stock of the Corporation.

     TENTH. Except as set forth below, the affirmative vote of at least 80 percent (80%) of votes cast by shareholders entitled to vote, and if any class of shares is entitled to vote as a separate class, the affirmative vote of shareholders entitled to cast at least a majority of the votes cast by the outstanding shares of such class (or such greater amount as required by the provisions of these Articles of Incorporation establishing such class) shall be required to approve any of the following:

          (a) any merger or consolidation of the Corporation with or into any other corporation;

          (b) any share exchange in which a corporation, person or entity acquires the issued or outstanding shares of capital stock of the Corporation pursuant to a vote of shareholders;

          (c) any sale, lease, exchange or other transfer of all, or substantially all, of the assets of the Corporation to any other corporation, person or entity; or

          (d) any transaction similar to, or having similar effect as, any of the foregoing transactions.

     The board of directors of the Corporation shall have the power and duty to determine, for purposes of this Article TENTH, on the basis of information known to the board, if any transaction is similar to, or has an effect similar to, any of the transactions identified above in this Article TENTH. Any such determination shall be conclusive and binding for all purposes of this Article TENTH. The Corporation may voluntarily completely liquidate and/or dissolve only in accordance with all applicable laws and only if the proposed liquidation and/or dissolution is approved by the affirmative vote of shareholders entitled to cast at least 80 percent (80%) of the votes which all shareholders are entitled to cast. The provisions of this Article TENTH shall not apply to any transaction which is approved in advance by 75 percent (75%) of the members of the board of directors of the Corporation, at a meeting duly called and held.

     ELEVENTH. Subsection 1. No Person or Group Acting in Concert shall Acquire Voting Control of the Corporation, at any time, except in accordance with the provisions of Article TENTH. The terms "Acquire," "Voting Control," "Group Acting in Concert," and "Person" as used in this Article ELEVENTH are defined in subsection 4 hereof.

     Subsection 2. If Voting Control of the Corporation is acquired, in violation of this Article ELEVENTH, all shares with respect to which any Person or Group Acting in Concert has acquired Voting Control in excess of the number of shares the beneficial ownership of which is deemed under subsection 4 hereof to confer Voting Control of the Corporation (as determined without regard to this Subsection 2) shall be considered from and after the date of acquisition by such Person or Group Acting in Concert to be "excess shares" for purposes of this Article ELEVENTH. All shares deemed to be excess shares shall thereafter no longer be entitled to vote on any matter or to take other shareholder action. If, after giving effect to the first two sentences of this Subsection 2, any Person or Group Acting in Concert still shall be deemed to be in Voting Control of the Corporation based on the number of votes then entitled to be cast (rather than the number of issued and outstanding shares of common stock of the Corporation), then shares held in excess of the number of shares deemed to confer Voting Control upon such Person or Group Acting in Concert also shall not be entitled to vote on any matter or take any other shareholder action, but this subsequent reduction in voting rights shall be effected only once. The provisions of this Subsection 2 deeming shares to be excess shares shall only apply for so long as such shares shall be beneficially owned by such Person or Group Acting in Concert who has acquired Voting Control. Notwithstanding the foregoing, shares held in excess of the number of shares the beneficial ownership of which would otherwise be deemed under Subsection 4 to confer Voting Control of the Corporation shall not be deemed to be excess shares if such shares are held by a Tax-Qualified Employee Stock Benefit Plan.

     Subsection 3. The provisions of this Article ELEVENTH shall be of no further force and effect after the consummation of a transaction in which another Person Acquires shares of capital stock of the Corporation entitled to cast 80% or more of the votes which all shareholders are entitled to cast (as determined without regard to the application of this Article ELEVENTH) and such transaction was approved in advance by the board of directors of the Corporation.


     Subsection 4. For purposes of this Article ELEVENTH:


          A. The term "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

          B. "Voting Control" means the sole or shared power to vote or to direct the voting of, or to dispose or to direct the disposition of, more than ten percent (10%) of the issued and outstanding common stock of the Corporation; provided that (i) the solicitation, holding and voting of proxies obtained by the board of directors of the Corporation pursuant to a solicitation under Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act") shall not constitute Voting Control, (ii) a Tax-Qualified Employee

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     Stock Benefit Plan which holds more than 10 percent of the voting shares of the Corporation shall not be deemed to have Voting Control of the Corporation, (iii) any trustee, member of any administrative committee or employee beneficiary of a Tax-Qualified Employee Stock Benefit Plan shall not be deemed to have Voting Control of the Corporation either (A) as a result of their control of a Tax-Qualified Employee Stock Benefit Plan, and/or their beneficial interest in voting shares held by a Tax-Qualified Employee Stock Benefit Plan, or (B) as a result of the aggregation of both their beneficial interest in voting shares held by a Tax-Qualified Employee Stock Benefit Plan and voting shares held by such trustee, administrative committee member or employee beneficiary independent of a Tax-Qualified Employee Stock Benefit Plan, and (iv) any trustee which is a direct or indirect subsidiary of the Corporation shall not be deemed to have Voting Control of the Corporation as a result of having the right to vote more than ten percent (10%) of the issued and outstanding common stock of the Corporation.

          C. "Group Acting in Concert" includes Persons seeking to combine or pool their voting or other interests in the voting shares for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise, provided, that a "Group Acting in Concert" shall not include (i) the members of the board of directors of the Corporation solely as a result of their board membership,
     (ii) the members of the board of directors of the Corporation as a result of their solicitation, holding and voting of proxies obtained by them pursuant to a solicitation subject to rules and regulations promulgated under the Exchange Act or any successor statute or (iii) any member or all the members of the board of directors of the Corporation, and any Tax-Qualified Employee Stock Benefit Plan and the trustees, administrative committee members and employee beneficiaries thereof.

          D. The term "Person" includes an individual, a Group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Corporation.

          E. The term "Tax-Qualified Employee Stock Benefit Plan" means any defined benefit plan or defined contribution plan of the Corporation or any subsidiary, such as an employee stock ownership plan, stock bonus plan, profit sharing plan or other plan, that, with its related trust, meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code of 1986, as amended.

     Subsection 5. This Article ELEVENTH shall not apply to the purchase of securities of the Corporation by underwriters in connection with a public offering of such securities by the Corporation or by a holder of shares of capital stock of the Corporation with written consent of the board of directors of the Corporation; provided, however, that purchasers of securities of the Corporation from any underwriter shall be subject to the provisions of this Article ELEVENTH.

     The board of directors of the Corporation shall have the power and duty to determine, for purposes of this Article ELEVENTH, on the basis of information known to the Board, if and when such other Person has acquired Voting Control of the Corporation, and/or if any transaction is similar to, or has a similar effect as, any of the transactions identified in this Article ELEVENTH. Any such determination shall be conclusive and binding for all purposes of this Article ELEVENTH.

     TWELFTH. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders of the Corporation to consent in writing to action without a meeting is specifically denied. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum of shareholders at any annual or special meeting of shareholders of the Corporation.

     THIRTEENTH. The authority to make, amend, alter, change or repeal the By-Laws of the Corporation is hereby expressly and solely granted to and vested in the board of directors of the Corporation, subject always to the power of the shareholders to change such action by the affirmative vote of shareholders of the Corporation entitled to cast at least 66-2/3 percent (66-2/3%) of the votes which all shareholders are entitled to cast, except that provisions of the By-Laws of the Corporation relating to limitations on directors' liabilities and indemnification of directors, officers and others may not be amended to increase the exposure to liability for directors or to decrease the indemnification of directors, officers and others except by the affirmative vote of 66-2/3 percent (66-2/3%) of the entire board of directors or by the affirmative vote of shareholders of the Corporation entitled to cast at least 75 percent (75%) of the votes which all shareholders are entitled to cast.

     FOURTEENTH. The board of directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, or (d) engage in any transaction similar to, or having similar effects as, any of the foregoing transactions, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its shareholders, give due consideration to all relevant factors, including without limitation the social and economic effects of the proposed transaction on the employees, suppliers, customers and other constituents of the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located, the business reputation of the other party, and the board of directors' evaluation of the then value of the Corporation in a freely negotiated sale and of the future prospects of the Corporation as an independent entity.

     FIFTEENTH. If any corporation, person, entity, or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25 percent (25%) or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation entitled to vote, such corporation, person, entity or group shall within thirty (30) days thereafter offer to purchase all shares of capital stock of the Corporation issued, outstanding and entitled to vote. Such offer to purchase shall be at a price per share equal to the highest price paid for shares of the respective class or series of capital stock of the Corporation purchased by such corporation, person, entity or group within the preceding twelve months. If such corporation, person, entity or group did not purchase any shares of a particular class or series of capital stock of the Corporation within the preceding twelve months, such offer to purchase shall be at a price per share equal to the fair market value of such class or series of capital stock on the date on which such corporation, person, entity or group becomes the beneficial owner, directly or indirectly, of shares of capital stock of the Corporation having the right to cast in the aggregate 25 percent (25%) or more of all votes entitled to be cast by all issued and outstanding capital stock of the Corporation. Such offer shall provide that the purchase price for such shares shall be payable in cash. The provisions of this Article FIFTEENTH shall not apply if 80 percent (80%) or more of the members of the board of directors of the Corporation approve in advance the acquisition of beneficial ownership by such corporation, person, entity or group, of shares of capital stock of the Corporation having the right to cast in the aggregate 25 percent (25%) or more of all votes entitled to be cast by all issued and outstanding shares of capital stock of the Corporation. The provisions of this Article FIFTEENTH shall be in addition to and not in lieu of any rights granted under Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law and any amendment or restatement of such section ("Subchapter E"); provided, however, that if the provisions of this Article FIFTEENTH and Subchapter E are both applicable in any given instance, the price per share to be paid for shares of capital stock of the Corporation issued, outstanding and entitled to vote shall be the higher of the price per share determined in accordance with this Article FIFTEENTH or the price per share determined in accordance with the provisions of Subchapter E.

     SIXTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Articles of Incorporation in the manner now or hereafter prescribed by statute and all rights conferred upon shareholders and directors herein are hereby granted subject to this reservation; provided, however, that the provisions set forth in Articles SEVENTH, EIGHTH and TENTH through FOURTEENTH, inclusive, of these Articles of Incorporation may not be repealed, altered or amended, in any respect whatsoever, unless such repeal, alteration or amendment is approved by either
(a) the affirmative vote of at least 80 percent (80%) of votes cast by shareholders entitled to vote or (b) the affirmative vote of 75 percent (75%) of the members of the board of directors of the Corporation and the affirmative vote of a majority of the votes cast by all shareholders of the Corporation then entitled to vote.

                                    EXHIBIT B


                                     BYLAWS

                                       OF

                               PATRIOT BANK CORP.


ARTICLE I.  MEETINGS OF SHAREHOLDERS.

     Section 101. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

     Section 102. Annual Meetings.

        (a) Time and Date. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such date or hour as may be fixed by the Board of Directors. At each annual meeting of shareholders, directors shall be elected, reports of the affairs of the Corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.

        (b) Agenda for Annual Meeting. Matters to be placed on the agenda for consideration at annual meetings of shareholders may be determined by the Board of Directors or by any shareholder entitled to vote for the election of directors. Matters proposed for the agenda by shareholders entitled to vote for the election of directors shall be made by notice in writing, delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Corporation not less than ninety (90) days prior to any annual meeting of shareholders; provided, however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders. Notice of matters which are proposed by the Board of Directors shall be given at any time by the Chairman of the Board or any other appropriate officer. Each notice made by shareholders shall set forth a brief description of the business desired to be brought before the annual meeting. The chairman of the meeting may determine and declare to the meeting that a matter proposed for the agenda was not made in accordance with the foregoing procedure, and if the chairman should so determine, the chairman shall so declare to the meeting and the matter shall be disregarded.

     Section 103. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors in the manner provided herein. Shareholders shall not have the right to call special meetings of shareholders, except as specifically provided by law.

     Section 104. Conduct of Shareholders' Meetings. At every meeting of the shareholders, the Chairman of the Board or, in the Chairman's absence, the President or, in the President's absence, a chairman (who shall be one of the officers, if any is present) chosen by a majority of the members of the Board of Directors shall act as chairman of the meeting. The chairman of the meeting shall have any and all powers and authority necessary in the chairman's sole discretion to conduct an orderly meeting and preserve order and to determine any and all procedural matters, including imposing reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders. In addition, until the business to be completed at a meeting of the shareholders is completed, the chairman of a meeting of the shareholders is expressly authorized to temporarily adjourn and postpone the meeting from time to time. The Secretary of the Corporation or in the Secretary's absence, an assistant secretary, shall act as secretary of all meetings of the shareholders. In the absence at such meeting of the Secretary or assistant secretary, the chairman of the meeting may appoint another person to act as secretary of the meeting.

     Section 105. Determination of Record Date. The Board of Directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 90 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this section. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

     Section 106. Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept in Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

     Section 107. Judges of Election. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one (1) or three (3). No person who is a candidate for office to be filled at the meeting shall act as a judge of election.

     In the event any person appointed as a judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of convening the meeting or at the meeting by the presiding officer thereof.

     The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judge or judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

     On request of the presiding officer of the meeting, or of any shareholder, the judge or judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

     Section 108. No Consent of Shareholders in Lieu of Meeting. No action required to be taken or which may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting, and the power of the shareholders to consent in writing to action without a meeting is specifically denied.

ARTICLE II. DIRECTORS AND BOARD MEETINGS.

     Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than five (5) nor more than twenty-five (25) members, as fixed by the Board of Directors from time to time. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors shall appoint one of its members to be the Chairman ("Chairman") to serve at the pleasure of the Board. He shall be a voting member of the Board of Directors and shall preside at all meetings of the Board of Directors and Shareholders. The Board of Directors shall also appoint a President of the Corporation. The President shall preside at any meeting of the Board in the absence of the Chairman.

     Section 202. Nominations for Directors. Nominations by shareholders for directors to be elected at an annual meeting of shareholders must be submitted to the Secretary of the Corporation in writing not later than the close of business on the ninetieth (90th) day immediately preceding the date of the meeting. Such notification shall contain the following information: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the chairman of the meeting, be disregarded and, upon instruction, the judges of election may disregard all votes cast for any such proposed nominee.

     Section 203. Qualifications of Directors.

        (a) Share Ownership. Every Director must be a shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Director vacated.

        (b) Other Qualifications. It shall be a qualification for election and continued service as a Director of the Corporation for each Director of the Corporation to observe the following agreements and covenants:

          (i) Except for the Chairman and the President, Directors of the Corporation shall not, either in their capacities as Directors, shareholders, or otherwise, directly or indirectly, encourage, solicit, initiate, or respond to any indications of interest, proposals or offers for any acquisition of, or change of control involving, the Corporation, whether by merger, sale of assets, or otherwise, or assist, aid or abet any person or persons with respect to such conduct. In the event that any director is approached as described herein, any such contact shall be immediately referred in writing to the Chairman and the President of Directors.

          (ii) Directors of the Corporation shall not, either in their capacities as Directors, shareholders or otherwise, provide any third person with non-public information concerning the Corporation; and

          (iii) Directors of the Corporation shall not (in any capacity) publicly comment on the Corporation's strategic alternatives (including sale or possible sale of the Corporation) or on differences of view among members of the Board relating to the Corporation's strategic alternatives or on specific merger proposals or opportunities;

absent in any case either a direction from the entire Board of Directors by the affirmative vote of 75% of the total number of directors then in office (rounding up to the nearest whole number) or a written opinion of counsel to the Corporation that such Director's fiduciary duty requires any such conduct.

     It is adopted as the corporate policy of this Corporation that the failure by a Director to observe and comply with the foregoing covenants and agreements shall subject the Director to removal by a vote of a majority of the Board of Directors then in office or otherwise in accordance with law, unless such Director has received a written opinion of the Corporation's counsel that such Director's fiduciary duty requires such conduct.

     Section 2024. Classification of Directors. The Board of Directors of the Corporation shall be divided into three (3) classes, as nearly equal in number as possible, as provided in the Corporation's Articles of Incorporation.

     Section 2025. Compensation of Directors. No Director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, reasonable fees or other compensation, payable in cash, stock or other property, for acting as a Director and reasonable fees to be paid each Director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as members of the Board of Directors.

     Section 2026. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board of Directors shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganizational purposes at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the President to each member of the Board of Directors at least twenty-four
(24) hours before the time of the meeting.

     A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business. If at the time fixed for the meeting, including the meeting to organize the new Board following the annual meeting of shareholders, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is present.

     Except as otherwise provided herein, a majority of Directors present and voting at any meeting of the Board of Directors at which a quorum is present, shall decide each matter considered. A Director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

     Section 2027. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or at the request of a majority of Directors then in office. A special meeting of the Board of Directors shall be deemed to be any meeting other than a regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat, shall be given by the Chairman or the President to each member of the Board at least twenty-four (24) hours before the time of such meeting.

     Section 2028. Reports and Records. The reports of officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

ARTICLE III.  COMMITTEES.

     Section 3031. Committees. The following two (2) Committees of the Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish:
Executive and Audit Committees.

     Section 3032. Executive Committee. The Executive Committee shall consist of not more than five (5) Directors, including the President who shall serve as Chairman of the Committee and who shall designate the remaining members. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be the actions of the Committee. Meetings of the Committee may be called at any time by the Chairman of the Committee or his designee. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board of Directors.

     Section 3033. Audit Committee. The Audit Committee shall consist of at least three (3) Directors, none of whom shall be officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman of the Board or the Chairman of the Committee or his designee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the actions of a majority of those present at a meeting at which a quorum is present shall be the actions of the Committee. The Committee shall, among other things, supervise the audit of the books of the Corporation and recommend for approval by the Board the services of a reputable Certified Public Accounting firm to perform such audit.

     Section 3034. Appointment of Committee Members. The President shall appoint the members of the Committees and the Chairman of each such Committee to serve until the next annual meeting of shareholders. The President shall appoint the members of any other Committees established by the Board of Directors, and the Chairman of such Committee, to serve until the next annual meeting of shareholders. The Board of Directors may appoint, from time to time, other committees, for such purposes and with such powers as the Board may determine.

     Section 3035. Organization and Proceedings. Each Committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other officers, except the Chairman, as it may deem necessary. A record of proceedings of all Committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 208 of these Bylaws.

ARTICLE IV.  OFFICERS.

     Section 4041. Chairman. The Board of Directors shall appoint one of its members to be the Chairman to serve at the pleasure of the Board. He shall be a voting member of the Board of Directors and shall preside at all meetings of the Board of Directors, and shareholders.

     Section 4042. President. The Board of Directors shall appoint a President of the Corporation who shall be a member of the Board of Directors. In the absence of the Chairman of the Board, the President shall preside at any meeting of the Board. The President shall supervise the carrying out of the policies adopted or approved by the Board. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon,or assigned to him by the Board of Directors.

     Section 4043. Vice Presidents. The Board of Directors may appoint one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents (collectively referred to herein as the "Vice Presidents"). The Vice Presidents shall have such powers and duties as may be assigned to them by the Board of Directors. The Executive Vice Presidents shall, in the absence of the President, perform all the duties of the President.

     Section 4044. Secretary. The Board of Directors shall appoint a Secretary, who shall be Secretary of the Board and of the Corporation, and shall keep accurate minutes of all meetings. He shall attend to the giving of all notices required by these Bylaws to be given. He shall be custodian of the corporate seal, records, documents and papers of the Corporation. He shall provide for the keeping of proper records of all transactions of the Corporation. He shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these Bylaws. He shall also perform such other duties as may be assigned to him, from time to time, by the Board of Directors.

     Section 4045. Chief Financial Officer ("CFO"). The CFO shall act under the supervision of the President or such other officer as the President may designate. The CFO shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, President or such other Supervising Officer as the president may designate.

     Section 4046. Assistant Officers. Unless otherwise provided by the Board of Directors, each Assistant Officer shall perform such duties as shall be prescribed by the Board of Directors, the Chairman of the Board, the President or the Officer to whom he/she is an Assistant. In the event of the absence or disability of an Officer or his/her refusal to act, his/her Assistant Officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such Officer.

     Section 4047. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all Officers and Assistant Officers, except the President shall be fixed by the President in accordance with the general salary administration programs and guidelines established by the Board.

     Section 4048. General Powers. The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V.  SHARES OF CAPITAL STOCK.

     Section 5051. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the Chairman of the Board, the President or by an Executive Vice President or one of the Vice Presidents. Certificates may be signed by facsimile signature.

     Section 5052. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Chairman of the Board, the President or the Executive Vice President; and (c) satisfied any other reasonable requirements

(including providing an affidavit and a surety bond) fixed by the Vice Chairman and President or the Executive Vice President.

ARTICLE VI.  GENERAL.

     Section 6061. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first
(31st) day of December in each year.

     Section 6062. Absentee Participation in Meetings. Participation in meetings of the Board of Directors, or of Committees of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other shall be permitted.

     Section 6063. Emergency Bylaws. In the event of any emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

        (a) A meeting of the Board of Directors or of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

        (b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and

        (c) These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

     Section 6064. Severability. If any provision of these Bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE VII.  LIABILITY OF DIRECTORS: INDEMNIFICATION.

     Section 7071. Elimination of Liability. To the fullest extent permitted by the laws of the Commonwealth of Pennsylvania, a Director of the Corporation shall not be personally liable for monetary damages for any action taken or any failure to take any action unless the Director has breached or failed to perform the duties of his or her office under the Pennsylvania Business Corporation Law of 1988, as amended, or any successor statute, and such breach or failure constitutes self-dealing, willful misconduct or recklessness. The provisions of this Section 701 shall not apply with respect to the responsibility or liability of a Director under any criminal statute or the liability of a director for the payment of taxes pursuant to local, state or federal law.

     Section 7072. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding; provided, however, that no indemnification shall be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 7073. Expenses. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director, officer, employee, or agent to repay such amount if it shall be ultimately determined that he/she is not entitled to be indemnified by the Corporation as authorized in this Article VII.

     Section 7074. Non-Exclusive. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other right to which persons seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to actions in such persons' official capacity and as to their actions in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrator of such person.

     Section 7075. Insurance, Etc. The Corporation may purchase and maintain insurance on behalf of any person, may enter into contracts of indemnification with any person, may create a fund of any nature (which may, but need not be, under the control of a trustee) for the benefit of any person, and may otherwise secure in any manner its obligations with respect to indemnification and advancement of expenses, whether arising under this Article IX or otherwise, to or for the benefit of any person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VII.

     Section 7076. Amendment. Notwithstanding anything herein contained or contained in the Articles of Incorporation to the contrary, this Article VII may not be amended or repealed, and a provision inconsistent herewith may not be adopted, except by the affirmative vote of 66-2/3% of the members of the entire Board of Directors or by the affirmative vote of shareholders of the corporation entitled to cast at least 75% of all votes which shareholders of the corporation are then entitled to cast, except that, if the laws of the Commonwealth of Pennsylvania are amended or any other statute is enacted so as to decrease the exposure of directors to liability or to increase the indemnification rights available, this Article VII and any other provision of these Bylaws inconsistent with such decreased exposure or increased indemnification rights shall be amended, automatically and without any further action on the part of shareholders or directors, to reflect such decreased exposure or to include such increased indemnification rights, unless such legislation expressly otherwise requires. Any repeal or modification of this Article VII by the directors or shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation or any right to indemnification for any action taken or any failure to take any action occurring prior to the time of such repeal or modification.

     Section 7077. Severability. If, for any reason, any provision of this
Article VII shall be held invalid, such invalidity shall not affect any other provision not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Article VII shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Article VII shall, to the full extent consistent with law, continue in full force and effect.

ARTICLE VIII.  AMENDMENT OR REPEAL.

     Section 8081. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, in the manner set forth in the Articles of Incorporation.

                                    EXHIBIT C


                                    DIRECTORS


CLASS I



CLASS II




CLASS III


                                    OFFICERS


Joseph W. Major                    --        President and Chief Executive
                                             Officer


Richard A. Elko                    --        Executive Vice President and
                                             Chief Financial Officer

                                                                       EXHIBIT 6

                 FORM OF OPINION OF COUNSEL TO PATRIOT BANK CORP


         FLC shall have received from counsel to Patriot, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

         (a) Patriot has full corporate power to carry out the transactions contemplated in the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Patriot, and the Agreement constitutes a valid and legally binding obligation of Patriot, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of banking institutions or their holding companies, and (ii) general equitable principles, except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement, nor compliance by Patriot with any of the provisions thereof, will (i) conflict with or result in a breach or default under (A) the certificate of incorporation or bylaws of Patriot or the articles of incorporation or bylaws of Patriot Bank, or, (B) to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which Patriot or Patriot Bank is a party; or (ii) based on certificates of officers and without independent verification, to the knowledge of such counsel, result in the creation or imposition of any material lien or encumbrance upon the property of Patriot or Patriot Bank, except such material lien, instrument or obligation that has been disclosed pursuant to the Agreement or the Plan; or (iii) violate in any material respect any order, writ, injunction or decree known to such counsel, or any federal or Pennsylvania statute, rule or regulation applicable to Patriot or Patriot Bank.

         (c) Patriot Bank is a validly existing Pennsylvania-chartered commercial bank organized under the laws of the Commonwealth of Pennsylvania and the United States of America. The deposits of Patriot Bank are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation. Patriot Bank has full corporate power to carry out the transactions contemplated in the Bank Plan of Merger. The execution and delivery of the Bank Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Patriot Bank, and the Bank Plan of Merger constitutes a valid and legally binding obligation of Patriot Bank, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of banking institutions or their holding companies, and (ii) general equitable principles, except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (d) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Patriot or Patriot Bank is a party which would, if determined adversely to Patriot or Patriot Bank, have a material adverse effect on the financial condition or results of operation of Patriot and Patriot Bank taken as a whole, or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

         (e) No consent, approval, authorization or order of any federal or state court or federal or state governmental agency or body, or to such counsel's knowledge, of any third party, is required for the consummation by Patriot of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a Material Adverse Effect upon Patriot or the Holding Company upon consummation of the Consolidation.

         (f) Upon the filing and effectiveness of the Articles and Certificate of Consolidation with the PDS and DGCL, the Consolidation will have been effected in compliance with all applicable Pennsylvania and Delaware laws and regulations in all material respects.

         (g) The shares of Holding Company Common Stock to be issued in connection with the Consolidation have been duly authorized and will, when issued in accordance with the terms of the Agreement, be validly issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, encumbrance or claim (legal or equitable).

         Such counsel's opinion shall be limited to matters governed by federal banking and securities laws, the BCL and the DGCL.

                                                                       EXHIBIT 7


                        FORM OF OPINION OF COUNSEL TO FLC

         Patriot shall have received from counsel to FLC, an opinion, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

         (a) FLC has full corporate power to carry out the transactions contemplated in the Agreement. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of FLC and the Agreement constitutes a valid and legally binding obligation of FLC except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of banking institutions or their holding companies, and (ii) general equitable principles, except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement nor compliance by FLC with any of the provisions thereof, will (i) conflict with or result in a breach or default under (A) the articles of incorporation or bylaws of FLC or the articles of incorporation or bylaws of First Lehigh Bank, or (B) based on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which FLC or First Lehigh Bank is a party; or
(ii) to the knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of FLC or First Lehigh Bank, except such material lien, instrument or obligation that has been disclosed to Patriot pursuant to the Agreement and the Plan, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any statute, rule or regulation applicable to FLC or First Lehigh Bank.

         (c) First Lehigh Bank is a validly existing bank organized under the laws of the Commonwealth of Pennsylvania. The deposits of First Lehigh Bank are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation. First Lehigh Bank has full corporate power to carry out the transactions contemplated in the Bank Plan of Merger. The execution and delivery of the Bank Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of First Lehigh Bank and the Bank Plan of Merger constitutes a valid and legally binding obligation of First Lehigh Bank except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of banking institutions or their holding companies, and (ii) general equitable principles, except that no opinion need be rendered as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (d) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which FLC or First Lehigh Bank is a party which would, if determined adversely to FLC or First Lehigh Bank, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of FLC or First Lehigh Bank taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

         (e) No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body, or to such counsel's knowledge, of any third party of any third party, is required for the consummation by FLC of the transactions contemplated by the Agreement, except for such consents, approvals, authorizations or orders as have been obtained or which would not have a Material Adverse Effect upon FLC or the Holding Company upon consummation of the Consolidation.

         Such counsel's opinion shall be limited to matters governed by federal banking and securities laws and by the BCL.

                                                                       EXHIBIT 8


                      FORM OF TAX OPINION OF STEVENS & LEE


         FLC and Patriot shall have received an opinion of Stevens & Lee substantially to the effect that, under the provisions of the IRC:

         1. The Consolidation will constitute a reorganization within the meaning of IRC Section 368(a)(1)(A).

         2. FLC, Patriot and the Holding Company will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

         3. Neither FLC, nor Patriot, nor the Holding Company will recognize any gain or loss upon the respective transfers of FLC's and Patriot's assets to the Holding Company in exchange solely for Holding Company Common Stock (including any fractional share interests) and the assumption by the Holding Company of the respective liabilities of FLC and Patriot.

         4. The basis of the respective FLC and Patriot assets in the hands of the Holding Company will be the same as the basis of such assets in the hands of FLC and Patriot immediately prior to the Consolidation.

         5. The holding period of the respective assets of FLC and Patriot to be received by the Holding Company will include the period during which the assets were held by FLC and Patriot.

         6. No gain or loss will be recognized by the shareholders of FLC or Patriot on the receipt of Holding Company Common Stock (including any fractional share interests) solely in exchange for their shares of FLC or Patriot Common Stock, as the case may be.

         7. The basis of the Holding Company Common Stock (including any fractional share interests) to be received by the FLC and Patriot shareholders in the Consolidation will be the same as the basis of the FLC or Patriot Common Stock, as the case may be, surrendered in exchange therefor.

         8. The holding period of the Holding Company Common Stock (including any fractional share interests) to be received by the

FLC and Patriot shareholders in the Consolidation will include the period during which the FLC and Patriot shareholders held their respective FLC and Patriot Common Stock, provided the shares of such FLC or Patriot Common Stock, as the case may be, are held as a capital asset on the Effective Date of the Consolidation.

         9. The payment of cash in lieu of fractional share interests of Holding Company Common Stock will be treated as if the fractional share interests were distributed as part of the Consolidation and then redeemed by the Holding Company. Such cash payments will be treated as having been received as distributions in full payment in exchange for the fractional share interests redeemed, as provided in IRC Section 302(a). Any gain or loss recognized by an FLC or Patriot shareholder will be a capital gain or loss, provided the shares of FLC or Patriot Common Stock, as the case may be, are held as a capital asset on the Effective Date of the Consolidation.

         10. As provided in IRC Section 381(c)(2) and related Treasury regulations, the Holding Company will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of FLC and Patriot as of the Effective Date of the Consolidation. Any deficit in the earnings and profits of the parties will be used only to offset the earnings and profits accumulated after the Consolidation.

         11. Pursuant to IRC Section 381(a) and related Treasury regulations, the Holding Company will succeed to and take into account the respective items of FLC and Patriot described in IRC Section 381(c). Such items will be taken into account by Holding Company subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.

         12. The Bank Merger will constitute a reorganization within the meaning of IRC Section 368(a)(1).

         13. First Lehigh Bank and Patriot Bank will each be "a party to a reorganization" within the meaning of IRC Section 368(b).

         14. Neither First Lehigh Bank nor Patriot Bank will recognize any gain or loss upon the transfer of First Lehigh Bank's assets to Patriot Bank in constructive exchange solely for Patriot Bank Common Stock and the assumption by Patriot Bank of the liabilities of First Lehigh Bank.

         15. The basis of the First Lehigh Bank assets in the hands of Patriot Bank will be the same as the basis of such assets in the hands of First Lehigh Bank immediately prior to the Bank Merger.

         16. The holding period of the First Lehigh Bank assets in the hands of Patriot Bank will include the period during which such assets were held by First Lehigh Bank.

         17. No gain or loss will be recognized by the Holding Company, as the shareholder of First Lehigh Bank, upon the constructive receipt of shares of Patriot Bank Common Stock in exchange for the First Lehigh Bank Common Stock surrendered in exchange therefor in the Bank Merger.

         18. The basis of the Patriot Bank Common Stock to be held by the Holding Company after the Bank Merger will equal the basis of such stock immediately before the Bank Merger, increased by the basis of the First Lehigh Bank Common Stock surrendered in the constructive exchange.

         19. As provided in IRC Section 381(c)(2) and related Treasury regulations, Patriot Bank will succeed to and take into account the earnings and profits, or deficit in earnings and profits, of First Lehigh Bank as of the effective date of the Bank Merger. Any deficit in the earnings and profits of Patriot Bank or First Lehigh Bank will be used only to offset the earnings and profits accumulated after the Bank Merger.

         20. Pursuant to IRC Section 381(a) and related Treasury regulations, Patriot Bank will succeed to and take into account the items of First Lehigh Bank described in IRC Section 381(c). Such items will be taken into account by Patriot Bank subject to the conditions and limitations of IRC Sections 381, 382, 383, and 384 and the Treasury regulations thereunder.

                                                                         ANNEX B


                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT ("Stock Option Agreement") dated July 28, 1998, is by and between FIRST LEHIGH CORPORATION, a Pennsylvania corporation ("FLC") and PATRIOT BANK CORP., a Delaware corporation ("Patriot").

                                   BACKGROUND

         1. Patriot and FLC desire to enter into an Agreement and Plan of Consolidation, dated July 28, 1998 (the "Agreement"), providing, among other things, for the creation by Patriot and FLC of a bank holding company which will issue shares of its common stock to the shareholders of Patriot and FLC (the "Consolidation").

         2. As a condition to Patriot to enter into the Agreement, FLC is granting to Patriot an option to purchase up to that number of shares of common stock, par value $.01 per share (the "Common Stock") of FLC as shall equal 19.9% of shares of Common Stock of FLC issued and outstanding as of the date hereof, on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         In consideration of the foregoing and the mutual covenants and agreements set forth herein, Patriot and FLC, intending to be legally bound hereby, agree:

         1. Grant of Option. FLC hereby grants to Patriot, on the terms and conditions set forth herein, the option to purchase (the "Option") up to 410,000 shares of Common Stock of FLC (as adjusted as set forth herein, the "Option Shares") at a price per share (as adjusted as set forth herein, the "Option Price") equal to $[7.00], provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of FLC Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

         2. Exercise of Option.

         (a) Provided that (i) Patriot shall not be, on the date of exercise, in material breach of the agreements or covenants contained in the Agreement or this Stock Option Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect on the date of exercise, upon or after the occurrence of a Triggering Event (as such term is hereinafter defined) Patriot may exercise the Option, in whole or in part, at any time or one or more times, from time to time; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Date of the Consolidation, as provided in the Agreement, (B) termination of the Agreement in accordance with the terms thereof prior to the occurrence of a Triggering Event or a Preliminary Triggering Event, other than a termination of the Agreement pursuant to Section 6.01(d), unless in the case of termination by FLC pursuant to Section 6.01(d), such termination is as a result of a willful breach of the Agreement by Patriot (a termination pursuant to Section 6.01(d), except a termination by FLC as a result of a willful breach by Patriot, being referred to herein as a "Default Termination"),
(C) 18 months after the termination of the Agreement by Patriot or FLC pursuant to a Default Termination, and (D) 18 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Triggering Event or a Preliminary Triggering Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable securities and banking laws. The rights set forth in
Section 3 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

         (b) As used herein, the term "Triggering Event" means the occurrence of any of the following events:

               (i) a person or group (as such terms are defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder), other than Patriot or an affiliate of Patriot, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission); or

               (ii) a person or group, other than Patriot or an affiliate of Patriot, enters into an agreement or letter of intent or memorandum of understanding with FLC or FLC shall have authorized, recommended or publicly proposed, or publicly announced an intention to authorize, recommend or propose, such an agreement or letter of intent or memorandum of understanding, pursuant to which such person or group or any affiliate of such person or group would (i) merge or consolidate, or enter into any similar transaction, with FLC, (ii) acquire all or substantially all of the assets or liabilities of FLC or all or substantially all of the assets or liabilities of First Lehigh Bank (or any successor subsidiary), the wholly-owned subsidiary of FLC ("First Lehigh Bank"), or (iii) acquire beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 25% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission) or the then outstanding shares of common stock of First Lehigh Bank.

         (c) As used herein, the term "Preliminary Triggering Event" means the occurrence of any of the following events:

               (i) a person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder), other than Patriot or an affiliate of Patriot, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 10% or more of the then outstanding shares of Common Stock (excluding any shares eligible to be reported on Schedule 13G of the Securities and Exchange Commission);

               (ii) a person or group, other than Patriot or an affiliate of Patriot, publicly announces a bona fide proposal (including a written communication that is or becomes the subject of public disclosure) for
          (i) any merger, consolidation or acquisition of all or substantially all the assets or liabilities of FLC or all or substantially all the assets or liabilities of First Lehigh Bank, or any other business combination involving FLC or First Lehigh

          Bank, or (ii) a transaction involving the transfer of beneficial ownership of securities representing, or the right to acquire beneficial ownership or to vote securities representing, 10% or more of the then outstanding shares of Common Stock or the then outstanding shares of Common Stock of First Lehigh Bank (collectively, a "Proposal"), and thereafter, if such Proposal has not been Publicly Withdrawn (as such term is hereinafter defined) at least 30 days prior to the meeting of shareholders of FLC called to vote on the Consolidation, FLC's shareholders fail to approve the Consolidation by the vote required by applicable law at the meeting of shareholders called for such purpose or such meeting has been cancelled; or

               (iii) the Board of Directors of FLC shall (A) fail to recommend the Consolidation, (B) recommend an Acquisition Transaction or (C) have withdrawn or modified in a manner adverse to Patriot the recommendation of the Board of Directors of FLC with respect to the Agreement and thereafter FLC's shareholders fail to approve the Consolidation by the vote required by law at the meeting of shareholders called for such purpose or such meeting is not scheduled or is cancelled without the written consent of Patriot; or

               (iv) a person or group, other than Patriot or an affiliate of Patriot, makes a bona fide Proposal and thereafter, but before such Proposal has been Publicly Withdrawn, FLC shall have breached any representation, warranty, covenant or obligation contained in the Agreement and such breach would entitle Patriot to terminate the Agreement under Section 6.01(d) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Consolidation pursuant to the Agreement).

If more than one of the transactions giving rise to a Triggering Event or a Preliminary Triggering Event under this Section 2 is undertaken or effected, then all such transactions shall give rise only to one Triggering Event or Preliminary Triggering Event, as applicable, which Triggering Event or Preliminary Triggering Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

         "Publicly Withdrawn" for purposes of this Section 2 shall mean an unconditional bona fide withdrawal of the Proposal coupled with a public announcement of no further interest in pursuing such Proposal or in acquiring any controlling influence over FLC or in soliciting or inducing any other person (other than Patriot or an affiliate of Patriot) to do so.

         Notwithstanding the foregoing, the obligation of FLC to issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate):
(i) until the receipt of all required governmental or regulatory approvals or consents necessary for FLC to issue the Option Shares or Patriot to exercise the Option, or until the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares, and, in each case, notwithstanding any provision to the contrary set forth herein, the Option shall not expire or otherwise terminate with respect to the Option Shares subject to any prior exercise.

         FLC shall notify Patriot promptly in writing of the occurrence of any Triggering Event known to it, it being understood that the giving of such notice by FLC shall not be a condition to the right of Patriot to exercise the Option. FLC will not take any action which would have the effect of preventing or disabling FLC from delivering the Option Shares to Patriot upon exercise of the Option or otherwise performing its obligations under this Stock Option Agreement, except to the extent required by applicable securities and banking laws and regulations. In the event Patriot wishes to exercise the Option, Patriot shall send a written notice to FLC (the date of which is hereinafter referred to as the "Notice Date") specifying the total number of Option Shares it wishes to purchase and a place and date between two and ten business days inclusive from the Notice Date for the closing of such a purchase (a "Closing"); provided, however, that a Closing shall not occur prior to two days after the later of receipt of any necessary regulatory approvals or the expiration of any legally required notice or waiting period, if any.

         3. Repurchase of Option by FLC.

         (a) Subject to the last sentence of Section 2(a), at the request of Patriot at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 3(d)) and ending 18 months immediately thereafter, FLC shall repurchase from Patriot (x) the Option and (y) all shares of Common Stock purchased by Patriot pursuant hereto with respect to which Patriot then has beneficial ownership. The date on which Patriot exercises its rights under this
Section 3 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 3 Repurchase Consideration") equal to the sum of:

               (i) the aggregate Purchase Price paid by Patriot for any shares of Common Stock acquired pursuant to the Option with respect to which Patriot then has beneficial ownership;

               (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

               (iii) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment pursuant to Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised, but the Closing has not occurred, payable) by Patriot for each share of Common Stock with respect to which the Option has been exercised and with respect to which Patriot then has beneficial ownership, multiplied by the number of such shares.

         (b) If Patriot exercises it rights under this Section 3, FLC shall, within ten (10) business days after the Request Date, pay the Section 3 Repurchase Consideration to Patriot in immediately available funds, and contemporaneously with such payment, Patriot shall surrender to FLC the Option and the certificate evidencing the shares of Common Stock purchased thereunder with respect to which Patriot then has beneficial ownership, and Patriot shall warrant that it has sole record and beneficial ownership of such shares, and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of any banking agency or department of any federal or state government, including without limitation the FRB, the PDB, the FDIC, or the respective staffs thereof (the "Regulatory Authority"), is required in connection with the payment of all or any portion of the Section 3 Repurchase Consideration, Patriot shall have the ongoing option to revoke its request for repurchase pursuant to Section 3, in whole or in part, or to require that FLC deliver from time to time that portion of the Section 3 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten (10) business day period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 3 Repurchase Consideration shall run instead from the date on which, as the case may be, any required notification period has expired or been terminated or such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any Regulatory Authority disapproves of any part of FLC's proposed repurchase pursuant to this Section 3, FLC shall promptly give notice of such fact to FLC. If any Regulatory Authority prohibits the repurchase pursuant to this Section 3, FLC shall promptly give notice of such fact to Patriot. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Patriot shall have the right (i) to revoke the repurchase request or
(ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Patriot shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 3(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Patriot shall notify FLC of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 3(d)(i), (ii) the price per share of Common Stock received by a holder of Common Stock in connection with any merger or other business combination transaction described in Section 3(d)(ii), (iii) or (iv), or (iii) the highest closing sales price per share of Common Stock quoted on the Nasdaq Stock Market or OTC Bulletin Board during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of FLC's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of FLC as determined by a nationally-recognized investment banking firm selected by Patriot, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Patriot and reasonably acceptable to FLC, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, a Repurchase Event shall occur if (i) any person or group (as such terms are defined in the Exchange Act and the rules and regulations thereunder), other than Patriot or an affiliate of FLC, acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of, or the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of Common Stock, (ii) FLC shall have merged or consolidated with any person, other than Patriot or an affiliate of Patriot, and shall not be the surviving or continuing corporation of such merger or consolidation, (iii) any person, other than Patriot or an affiliate of Patriot, shall have merged into FLC and FLC shall be the surviving corporation, but, in connection with such merger, the then-outstanding shares of Common Stock have been changed into or exchanged for stock or other securities of FLC or any other person or cash or any other property or the outstanding shares of Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or
(iv) FLC shall have sold or otherwise transferred more than 25% of its consolidated assets to any person, other than Patriot or an affiliate of Patriot.

         4. Payment and Delivery of Certificates. At any Closing hereunder, (a) Patriot will make payment to FLC of the aggregate price for the Option Shares so purchased by wire transfer of immediately available funds to an account designated by FLC, (b) FLC will deliver to Patriot a stock certificate or certificates representing the number of Option Shares so purchased, registered in the name of Patriot or its designee, in such denominations as were specified by Patriot in its notice of exercise, and (c) Patriot will pay any transfer or other taxes required by reason of the issuance of the Option Shares so purchased.

         A legend will be placed on each stock certificate evidencing Option Shares issued pursuant to this Stock Option Agreement, which legend will read substantially as follows:

               "The shares of stock evidenced by this certificate have not been the subject of a registration statement filed under the Securities Act of 1933, as amended (the "Act"), and declared effective by the Securities and Exchange Commission. These shares may not be sold, transferred or otherwise disposed of prior to such time unless First Lehigh Corporation receives an opinion of counsel acceptable to it stating that an exemption from the registration provisions of the Act is available for such transfer."

         5. Registration Rights. Upon or after the occurrence of a Triggering Event and upon receipt of a written request from Patriot, FLC shall prepare and file as soon as practicable a registration statement under the Securities Act of 1933 (the "Securities Act") with the Securities and Exchange Commission covering the Option and such number of Option Shares as Patriot shall specify in its request, and FLC shall use its best efforts to cause such registration statement to be declared effective in order to permit the sale or other disposition of the Option and the Option Shares, provided that Patriot shall in no event have the right to have more than one such registration statement become effective, and provided further that FLC shall not be required to prepare and file any such registration statement in connection with any proposed sale with respect to which counsel to FLC delivers to FLC and to Patriot its opinion to the effect that no such filing is required under applicable laws and regulations with respect to such sale or disposition; provided further, however, that FLC may delay any registration of Option Shares above for a period not exceeding 90 days in the event that FLC shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of securities by FLC. Patriot shall provide all information reasonably requested by FLC for inclusion in any registration statement to be filed hereunder. In connection with such filing,

FLC shall use its reasonable best efforts to cause to be delivered to Patriot such certificates, opinions, accountant's letters and other documents as Patriot shall reasonably request and as are customarily provided in connection with registration of securities under the Securities Act. FLC shall provide to Patriot such number of copies of the preliminary prospectus and final prospectus and any amendments and supplements thereto as Patriot may reasonably request.

         All reasonable expenses incurred by FLC in complying with the provisions of this Section 5, including, without limitation, all registration and filing fees, reasonable printing expenses, reasonable fees and disbursements of counsel for FLC and blue sky fees and expenses, shall be paid by FLC. Underwriting discounts and commissions to brokers and dealers relating to the Option Shares, fees and disbursements of counsel to Patriot and any other expenses incurred by Patriot in connection with such filing shall be borne by FLC. In connection with such filing, FLC shall indemnify and hold harmless Patriot against any losses, claims, damages or liabilities, joint or several, to which Patriot may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any preliminary or final registration statement or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and FLC will reimburse Patriot for any legal or other expense reasonably incurred by Patriot in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that FLC will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such preliminary or final registration statement or such amendment or supplement thereto in reliance upon and in conformity with written information furnished by or on behalf of Patriot specifically for use in the preparation thereof. Patriot will indemnify and hold harmless FLC to the same extent as set forth in the immediately preceding sentence but only with reference to written information furnished by or on behalf of Patriot for use in the preparation of such preliminary or final registration statement or such amendment or supplement thereto; and Patriot will reimburse FLC for any legal or other expense reasonably incurred by FLC in connection with investigating or defending any such loss, claim, damage, liability or action. Notwithstanding anything to the contrary contained herein, no indemnifying party shall be liable for any settlement effected without its prior written consent.

         6. Adjustment Upon Changes in Capitalization. In the event of any change in the Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, conversions, divisions, exchanges of shares or the like, then the number and kind of Option Shares and the Option Price shall be appropriately adjusted.

         7. Filings and Consents. Each of Patriot and FLC will use its reasonable best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Stock Option Agreement. Within 10 days from the date hereof, Patriot shall file a report of beneficial ownership on Form 13D with the Securities and Exchange Commission under the Exchange Act which discloses the rights of Patriot hereunder.

         8. Representations and Warranties of FLC. FLC hereby represents and warrants to Patriot as follows:

         (a) Due Authorization. FLC has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by FLC. This Stock Option Agreement constitutes a legal, valid and binding obligation of FLC, enforceable against FLC in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

         (b) Authorized Shares. FLC has taken all necessary corporate action to authorize and reserve for issuance all shares of Common Stock that may be issued pursuant to any exercise of the Option.

         9. Representations and Warranties of Patriot. Patriot hereby represents and warrants to FLC that Patriot has full corporate power and authority to execute, deliver and perform this Stock Option Agreement and all corporate action necessary for execution, delivery and performance of this Stock Option Agreement has been duly taken by Patriot. This Stock Option Agreement constitutes a legal, valid and binding obligation of Patriot, enforceable against Patriot in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

         10. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Stock Option Agreement and that the obligations of the parties hereto shall be specifically enforceable.

         11. Entire Agreement. This Stock Option Agreement and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

         12. Assignment or Transfer. Patriot may not sell, assign or otherwise transfer its rights and obligations hereunder, in whole or in part, to any person or group of persons other than to a wholly-owned subsidiary of Patriot. Patriot represents that it is acquiring the Option for Patriot's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares. Patriot is aware that neither the Option nor the Option Shares is the subject of a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to
Section 5 of the Securities Act, but instead each is being offered in reliance upon the exemption from the registration requirement provided by Section 4(2) thereof and the representations and warranties made by Patriot in connection therewith.

         13. Amendment of Stock Option Agreement. By mutual consent of the parties hereto, this Stock Option Agreement may be amended in writing at any time, for the purpose of facilitating performance hereunder or to comply with any applicable regulation of any governmental authority or any applicable order of any court or for any other purpose.

         14. Validity. The invalidity or unenforceability of any provision of this Stock Option Agreement shall not affect the validity or enforceability of any other provisions of this Stock Option Agreement, which shall remain in full force and effect.

         15. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally, by telegram or telecopy, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                     (i)   If to FLC, to:

                           First Lehigh Corporation
                           1620 Pond Road
                           Allentown, PA 18104

                           Attention:  Wilbur R. Roat, Director

                           Telecopy No.: (610) 398-6693

                           with a copy to:

                           Duane, Morris & Heckscher, LLP
                           4200 One Liberty Place
                           Philadelphia, Pennsylvania 19103-9396

                           Attention:  Kathleen M. Shay, Esquire

                           Telecopy No.: (215) 979-1020

                     (ii)  If to Patriot, to:

                           Patriot Bank Corp.
                           High and Hanover Street
                           Pottstown, Pennsylvania 19464

                           Attention:  Joseph W. Major, President
                                       and Chief Executive Officer

                           Telecopy No.: (610) 323-0914
                            with copies to:

                            Stevens & Lee
                            One Glenhardie Corporate Center
                            Suite 202
                            1275 Drummers Lane
                            P.O. Box 236
                            Wayne, PA 19087

                            Attention:  Jeffrey P. Waldron, Esquire

                            Telecopy No.: (610) 687-1384

or to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         16. Governing Law. This Stock Option Agreement shall be governed by and construed in accordance with the domestic internal law (but not the law of conflicts of law) of the Commonwealth of Pennsylvania.

         17. Captions. The captions in this Stock Option Agreement are inserted for convenience and reference purposes, and shall not limit or otherwise affect any of the terms or provisions hereof.

         18. Waivers and Extensions. The parties hereto may, by mutual written consent, extend the time for performance of any of the obligations or acts of either party hereto. Each party may waive in writing (i) compliance with any of the covenants of the other party contained in this Stock Option Agreement and/or
(ii) the other party's performance of any of its obligations set forth in this Stock Option Agreement.

         19. Parties in Interest. This Stock Option Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Stock Option Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Stock Option Agreement.

         20. Counterparts. This Stock Option Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         21. Expenses. Except as otherwise provided herein, all costs and expenses incurred by the parties hereto in connection with the transactions contemplated by this Stock Option Agreement or the Option shall be paid by the party incurring such cost or expense.

         22. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

         IN WITNESS WHEREOF, each of the parties hereto, pursuant to resolutions adopted by its Board of Directors, has caused this Stock Option Agreement to be executed by its duly authorized officer as of the day and year first above written.


                                      FIRST LEHIGH CORPORATION

                                      By
                                         ------------------------------------
                                          John H. McKeever, Chairman
                                          of the Board and Acting President

                                      PATRIOT BANK CORP.

                                      By
                                         ------------------------------------
                                          Joseph W. Major,
                                          President and Chief
                                          Executive Officer

                                                                         ANNEX C

                              STANDSTILL AGREEMENT

         Agreement made this 28th day of July, 1998 by and between Patriot Bank Corp., a Delaware corporation and registered bank holding company ("Patriot"), having its principal place of business at High and Hanover Streets, Pottstown, Pennsylvania 19464 and James L. Leuthe, an individual residing at 3514 Eton Road, Allentown, Pennsylvania 18104.

                                   Background

         Patriot and First Lehigh Corporation, a Pennsylvania corporation and registered bank holding company ("FLC") have entered into an Agreement and Plan of Consolidation (the "Agreement") pursuant to which (i) FLC and Patriot will consolidate into a new Pennsylvania corporation (the "Holding Company"), to be named Patriot Bank Corp. (the "Consolidation") and, (ii) shareholders of FLC would receive (A) shares of Holding Company common stock, no par value per share ("Holding Company Common Stock") in exchange for each share of issued and outstanding FLC common stock, par value $.01 per share ("FLC Common Stock"), (B) shares of Holding Company Common Stock in exchange for each issued and outstanding share of FLC Senior Preferred Stock (the "FLC Senior Preferred Stock") and (C) shares of Holding Company Common Stock in exchange for each issued and outstanding share of FLC Series A Preferred Stock (the "FLC Series A Preferred Stock" and together with the FLC Common Stock and the FLC Senior Preferred Stock, the "FLC Capital Stock") all as more particularly set forth in the Agreement.

         Mr. Leuthe is the Chairman of FLC and the owner of a substantial equity interest in FLC.

         As a condition of Patriot's willingness to execute the Agreement, Patriot has required Mr. Leuthe to enter into this Standstill Agreement pursuant to which Mr. Leuthe will agree to certain restrictions on the voting and disposition of his (i) FLC Capital Stock prior to the Consolidation and (ii) Holding Company

Common Stock after the Consolidation, and certain other conditions and restrictions, and Mr. Leuthe has agreed to accept such conditions and restrictions.

                                    Agreement

         The parties hereto, intending to be legally bound, hereby agree as follows:

         1. Representations, Warranties and Covenants of Mr. Leuthe.

         Mr. Leuthe represents, warrants and covenants as follows:

         (a) Mr. Leuthe has full power, right and authority to enter into this Agreement and to perform all transactions provided for in this Agreement.

         (b) Except for shares of FLC Capital Stock pledged to Citizens National Bank of Slatington to secure a loan in the approximate principal amount of $600,000 and shares of FLC Capital Stock pledged to Royal Bank of Pennsylvania to secure a loan in the approximate principal amount of $350,000, Mr. Leuthe owns free and clear of all liens and restrictions (except such restrictions upon transfer as may arise under federal or state securities laws as a result of Mr. Leuthe's status as an "affiliate" of FLC and restrictions imposed by the Federal Deposit Insurance Corporation ("FDIC"), the Board of Governors of the Federal Reserve System (the "FRB") or the Pennsylvania Department of Banking ("PDB")) including without limitation any restrictions set forth in any agreement to which he may be a party, the following shares of FLC Capital Stock:

               (i) seven hundred thousand (700,000) shares of FLC Common Stock;

               (ii) no shares of FLC Senior Preferred Stock;

               (iii) four hundred thousand (400,000) shares of FLC Series A Preferred Stock.; and

               (iv) no shares of Patriot common stock, no par value per share ("Patriot Common Stock").

In addition, Mr. Leuthe represents that he holds no options to acquire shares of FLC Common Stock and holds no other options to acquire FLC Capital Stock.

         (c) Subject to the terms of the FDIC Order (as hereinafter defined), Mr. Leuthe, in his capacity as Chairman of FLC and in his capacity as a shareholder of FLC Capital Stock shall use his best efforts to cause the transactions provided for in the Agreement to be completed. Mr. Leuthe, as a shareholder, shall be present (in person or by proxy) at all shareholder meetings FLC holds and his FLC Capital Stock may be counted for the purposes of determining the presence of a quorum at such meetings. Moreover, subject to the terms of the FDIC Order, Mr. Leuthe, as a shareholder, shall vote, or cause to be voted, all FLC Capital Stock beneficially owned by him and having the right to vote thereon to approve the Agreement at the special meeting of shareholders of FLC to be held to consider such approval and shall not vote any FLC Capital Stock in favor of any transaction with any person other than Patriot or aid, abet or otherwise lend his support to any other person in connection with any transaction or in connection with a tender offer or exchange offer. In addition, Mr. Leuthe shall disclose, or permit Patriot and FLC to disclose that he has entered into this Standstill Agreement and that he supports the Consolidation and recommends a vote in favor of the Consolidation.

         (d) Prior to the completion of the Consolidation, Mr. Leuthe shall not sell, transfer or otherwise dispose of, or permit the sale, transfer or other disposition of any FLC Capital Stock. During such period, Mr. Leuthe shall not engage in any negotiations or initiate discussions with any other party with respect to any sale, transfer or other disposition of any FLC Capital Stock, and shall not vote, or permit to be voted, any FLC Capital Stock in favor of any merger, consolidation, sale of assets, stock or similar transactions involving FLC or its subsidiary with any party other than Patriot or a subsidiary of Patriot.

         (e) Mr. Leuthe shall file on a timely basis an amendment to his report on Form 13-D with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), with respect to the transactions provided for herein and shall provide Patriot with a copy thereof prior to its filing.

         2. Representation and Warranties of Patriot.

         Patriot represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power, right and authority to enter into this Standstill Agreement and to perform all transactions provided for in this Standstill Agreement. The execution, delivery and performance of this Standstill Agreement has been duly authorized by all necessary corporate or other action of Patriot.

         3. Covenants of Mr. Leuthe.

         Prior to June 30, 2013, and subject to the further provisions hereof:

         (a) Except as provided pursuant to the Agreement, neither Mr. Leuthe nor any corporation, entity or other affiliate controlled by Mr. Leuthe (collectively, the "Leuthe Group"), will, directly or indirectly, acquire any FLC Capital Stock, Patriot Common Stock or Holding Company Common Stock (except by way of stock dividends or other distributions or offerings made available to holders of FLC Capital Stock, Patriot Common Stock or Holding Company Common Stock generally).

         (b) Mr. Leuthe shall take such actions as may be required so that all Holding Company Common Stock owned by a member of the Leuthe Group are voted for nominees to the Board of Directors of the Holding Company and, unless the Holding Company otherwise consents in writing, on all other matters to be voted on by the holders of Holding Company Common Stock in the manner directed by the Holding Company. The members of the Leuthe Group, as holders of Holding Company Common Stock, shall be present, in person or by proxy at all meetings of shareholders of the Holding Company so that all Holding Company Common Stock beneficially owned by them may be counted for the purpose of determining the presence of a quorum at such meetings.

         (c) No member of the Leuthe Group shall deposit any Holding Company Common Stock in a voting trust or subject any Holding Company Common Stock to any arrangement or agreement with respect to the voting of such Holding Company Common Stock, except as may otherwise be required by the Federal Deposit Insurance Corporation ("FDIC") or the terms of this Standstill Agreement.

         (d) No member of the Leuthe Group shall solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the directors of the Holding Company with respect to any matter.

         (e) No member of the Leuthe Group shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any other person, for the purpose of acquiring, holding, voting or disposing of Holding Company Common Stock, or otherwise become a "person" within the meaning of Section 13(d)(3) of the Exchange Act (in each case other than solely with members of the Leuthe Group).

         (f) Subject to paragraph 4(e), no member of the Leuthe Group shall, directly or indirectly, offer, sell or transfer any Holding Company Common Stock without first offering Patriot a right of first refusal in the manner provided in paragraph 4, except (i) pursuant to a bona fide public offering registered under the Securities Act of 1933, as amended (the "Act") (provided that no sales of Holding Company Common Stock are made to any person or related group of persons who would immediately thereafter, to the knowledge of any member of the Leuthe Group, own or have the right to acquire Holding Company Common Stock representing more than 1% of the total combined voting power of all Holding Company Common Stock then outstanding), and (ii) as the result of any pledge or hypothecation to a bona fide broker or financial institution to secure a bona fide loan, or the foreclosure of any lien or encumbrance which may be placed upon any Holding Company Common Stock (whether voluntarily or involuntarily).

         (g) Notwithstanding anything contained herein to the contrary, for the entire term of this Standstill Agreement, Mr. Leuthe (i) hereby grants, and directs any party who acts as a record holder of FLC Capital Stock for Mr. Leuthe to grant, to the Board of Directors of Patriot an irrevocable proxy in the form attached hereto as Exhibit A to vote all shares of FLC Capital Stock at any special or regular meeting of shareholders of FLC and (ii) upon completion of the Consolidation, will grant, and will direct any party who acts as a record holder for Mr. Leuthe to grant, to the Board of Directors of the Holding Company an irrevocable proxy in the form attached hereto as Exhibit B to vote all shares of Holding Company Common Stock at any special or regular meeting of shareholders of the Holding Company. Each such proxy, in consideration of the Agreement and the benefit conferred upon Mr. Leuthe thereby, shall be deemed coupled with an interest. In the event that the terms and provisions of this paragraph 3(g) are not complied with by any member of the Leuthe Group or any party who acts as a record holder of FLC Capital Stock on behalf of any member of the Leuthe Group, then, in addition to any remedy, the Holding Company may have under section 7, Mr. Leuthe, upon written demand by the Holding Company, shall immediately contribute or cause to be contributed all Holding Company Common Stock beneficially owned by Mr. Leuthe to a voting trust, the trustee of which will be designated by the Holding Company.

         (h) Mr. Leuthe shall transfer no shares of FLC Capital Stock to a broker to be held in street name unless the proposed broker shall be approved by Patriot or the Holding Company, as the case may be, and such broker, prior to any transfer shall (A) execute a proxy in favor of the Board of Directors of Patriot or the Holding Company, as the case may be, and (B) agree in writing to provide to Patriot or the Holding Company, as the case may be, copies of all statements delivered to Mr. Leuthe and all trade confirmations delivered to Mr. Leuthe relating to FLC Capital Stock or Holding Company Common Stock.

         4. Right of First Refusal.

         To the extent required by paragraph 3(f), any member of the Leuthe Group, prior to making any offer to sell or transfer Holding Company Common Stock, shall give the Holding Company the opportunity to purchase such Holding Company Common Stock in the following manner:

         (a) Any member of the Leuthe Group intending to make such an offer, sale or transfer shall give notice (the "Transfer Notice") to the Holding Company in writing of such intention, specifying the number of shares of Holding Company Common Stock proposed to be disposed of and certifying in writing that such transfer will be an open market sale through a broker acceptable to the Holding Company.

         (b) The Holding Company shall have the right, exercisable by written notice given by the Holding Company to the party which gave the Transfer Notice within fifteen (15) business days after receipt of such Transfer Notice to purchase (or to cause a corporation, entity, person or group designated by the Holding Company to purchase) all, but not a part of, the Holding Company Common Stock specified in such Transfer Notice for cash at the mean between the high bid and low asked price for the Holding Company Common Stock on the Nasdaq Stock Market as of the date of the Transfer Notice.

         (c) If the Holding Company exercises its right of first refusal hereunder, the closing of the purchase of the Holding Company Common Stock with respect to which such right has been exercised shall take place within thirty
(30) calendar days (or if approval of such purchase is required by the Holding Company shareholders or any regulatory authority as required by law or pursuant to any stock exchange rule or policy, within ninety (90) calendar days) after the Holding Company gives notice of such exercise. Upon exercise of its right of first refusal, the Holding Company shall be legally obligated to consummate the purchase contemplated thereby and shall use its best efforts to secure all approvals required in connection therewith.

         (d) If the Holding Company does not exercise its right of first refusal hereunder within the time specified for such exercise, the party giving the Transfer Notice shall be free during the period of ninety (90) calendar days following the expiration of such time for exercise to sell the Holding Company Common Stock specified in such Transfer Notice in an open market sale through a broker acceptable to the Holding Company and not knowingly to an affiliate provided the party giving such Transfer Notice gives written direction to the broker completing the sale to provide the Holding Company with a copy of any trade confirmation.

         (e) Notwithstanding the foregoing, this Section 4 shall not be applicable to any sale of shares of Holding Company Common Stock by the Leuthe Group in an amount not to exceed 20,000 shares per calendar quarter if each sale or sales are made in open market transactions through a broker designated by the Holding Company and such broker agrees to give to the Holding Company notice of any such sale.

         5. FDIC Agreement.

         The parties acknowledge that Mr. Leuthe is the subject of an order of the FDIC dated June 26, 1998 (the "FDIC Order") that affects the voting and disposition of FLC Capital Stock and Holding Company Common Stock. Mr. Leuthe acknowledges and agrees that the provisions of this Agreement are in addition to, and not in lieu of the provisions of the FDIC order and Mr. Leuthe shall use his best efforts to obtain the consent of the FDIC to the terms of this Standstill Agreement.

         6. Waiver of Indemnification.

         Mr. Leuthe hereby waives any rights he may have under the articles of incorporation or bylaws of FLC, the certificate of incorporation or bylaws of Patriot, the articles of incorporation or bylaws of the Holding Company, the Agreement, the laws of the State of Delaware, the laws of the Commonwealth of Pennsylvania or any federal law to any indemnification against any action, claim or liability arising out of, or as a result of his position as an officer or director of FLC other than indemnification against any action, claim or liability arising solely out of the approval of the Agreement and the completion of the transactions contemplated thereby with respect to which Mr. Leuthe shall be entitled to indemnification as, and to the same extent as, set forth in the Agreement. Mr. Leuthe also hereby waives any right to advancement of expenses or any right to common law contribution with respect to any action, claim or liability as to which he has waived indemnification.

         7. Escrow.

         (a) Notwithstanding anything contained herein to the contrary or in the Agreement, upon completion of the Consolidation, Mr. Leuthe shall deposit into escrow pursuant to a separate escrow agreement to be executed on or before the closing of the Consolidation (the "Escrow Agreement") by and among Patriot, Mr. Leuthe and an independent escrow agent determined by Patriot (the "Escrow Agent"), an amount of Holding Company Common Stock, cash or other securities equal to (i) $430,000 to secure any obligation now owed or hereafter determined by the FDIC or any other state or federal regulatory authority to be owed by Mr. Leuthe to FLC, its subsidiary, or their successors and assigns as a result of a determination that Mr. Leuthe was not entitled to indemnification or advancement of expenses in connection with proceedings related to the FDIC Order or any action or proceeding brought against Mr. Leuthe as a result of any breach of fiduciary or other duty, or any other tort or breach of contract committed by Mr. Leuthe (the "Restitution Fund") and (ii) $700,000 of Holding Company Common Stock, cash or other securities to secure and Mr. Leuthe's obligation under this Standstill Agreement (the "Collateral Fund"). Except as set forth in paragraphs (b) and (c) below, Mr. Leuthe shall at all times maintain the balance held in escrow for these purposes at $1,130,000 million or more.

         (b) Funds shall be released from the Restitution Fund in accordance with this Standstill Agreement and the Escrow Agreement upon the later of (i) five (5) years from the date hereof, in which case the entire amount of the Restitution Fund shall be returned to Mr. Leuthe, or (ii) the issuance of a final, binding, unappealable order by the FDIC or a court of competent jurisdiction either (A) that no amount is due and owing by Mr. Leuthe to FLC, its subsidiary or its successors and assign, or (B) of the amount due and owing by Mr. Leuthe to FLC, its subsidiary or their successors and assigns. If an amount is determined to be due and owing by Mr. Leuthe and such amount equals or exceeds the Restitution Fund, the Escrow Agent shall pay or deliver the entire Restitution Fund to the Holding Company. If the amount determined to be due and owing by Mr. Leuthe is less than the amount escrowed therefor, the Escrow Agent shall pay or deliver from the Restitution Fund the amount due and owing to the Holding Company and the difference of the Restitution Fund shall be paid or delivered to Mr. Leuthe. Notwithstanding the foregoing, in the event FLC (or the Holding Company as successor to FLC) receives any insurance or other proceeds from whatever source (including any claim for malpractice against FLC's counsel) as a result of its claim that payments made to Mr. Leuthe by FLC are covered under FLC's directors and officers liability policy, the Restitution Fund shall be reduced, and the Escrow Agent shall pay from the Restitution Fund to Mr. Leuthe, an amount equal to such insurance proceeds.

         (c) Upon receipt of a certificate from Mr. Leuthe accompanied by any relevant trade confirmation, funds shall be released from the Collateral Fund as follows:


              Number of Holding
                Company Shares
            Beneficially Owned by                    Required Amount of
               the Leuthe Group                        Collateral Fund
            ---------------------                    -------------------
                400,000 or more                            $700,000

              300,000 - 399,000                             600,000

              200,000 - 299,000                             500,000

              100,000 - 199,000                             400,000

                25,000 - 99,000                             350,000

               Less than 25,000                                   0


         8. Miscellaneous.

         (a) Mr. Leuthe on the one hand, and Patriot, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the holding Company, shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Standstill Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which Patriot or the Holding Company may be entitled at law or equity.

         (b) As used herein, the term "affiliate" includes parent, spouse, sibling, any child, grandchild, mother-in-law, father-in-law or any spouse of any of the foregoing and otherwise shall have the meaning set forth in Rule 12b-2 under the Exchange Act and the term "person" shall mean any individual, partnership, corporation, limited liability company, trust or other entity.

         (c) This Standstill Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and this Standstill Agreement may be amended only by an agreement in writing executed by the parties hereto.

         (d) Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Standstill Agreement.

         (e) For the convenience of the parties, any number of counterparts of this Standstill Agreement may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

         (f) All notices, consents, requests, instructions, approvals and other communications provided for herein shall be validly given or made, if in writing delivered personally or registered mail, postage prepaid, if to:

                  Patriot or the Holding Company:

                           Patriot Bank Corp.
                           High and Hanover Streets
                           Pottstown, PA  19464

                           Attention: Joseph W. Major, President

                  Copy To:

                           Jeffrey P. Waldron, Esquire
                           Stevens & Lee
                           1275 Drummers Lane
                           P.O. Box 236
                           Wayne, PA  19087-0236

                  Mr. Leuthe:

                           James L. Leuthe
                           3514 Eton Road
                           Allentown, Pennsylvania  18104

                  Copy To:

                           Duane, Morris & Heckscher
                           4200 Liberty Place
                           Philadelphia, Pennsylvania 19103
                           Attention:  A. John May, Esquire

         (g) This Standstill Agreement shall be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Standstill Agreement this 28th day of July, 1998.

                                               ----------------------------
                                               James L. Leuthe,
                                               individually


                                               PATRIOT BANK CORP.

                                               By___________________________
                                                        Joseph W. Major,
                                                        President

                                                                       Exhibit A

                            FIRST LEHIGH CORPORATION
                                IRREVOCABLE PROXY


         Pursuant to the terms of a Standstill Agreement dated July 27, 1998 between James L. Leuthe and Patriot Bank Corp., the undersigned hereby irrevocably appoints the full Board of Directors of Patriot Bank Corp., with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of First Lehigh Corporation Common Stock, Senior Preferred Stock and Series A Preferred Stock which the undersigned is entitled to vote at any meeting of shareholders of First Lehigh Corporation. The undersigned acknowledges that this proxy is coupled with an interest and is therefore irrevocable until June 30, 2013 as provided in the Standstill Agreement.


                                                ----------------------------
                                                James L. Leuthe
                                                July 27, 1998

                                                                       Exhibit B

                               PATRIOT BANK CORP.
                                IRREVOCABLE PROXY


         Pursuant to the terms of a Standstill Agreement dated July 27, 1998 between James L. Leuthe and Patriot Bank Corp., a Delaware corporation, as predecessor of Patriot Bank Corp., a Pennsylvania corporation, the undersigned hereby irrevocably appoints the full Board of Directors of Patriot Bank Corp., a Pennsylvania corporation, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Patriot Bank Corp. Common Stock, which the undersigned is entitled to vote at any meeting of shareholders of Patriot Bank Corp. The undersigned acknowledges that this proxy is coupled with an interest and is therefore irrevocable until June 30, 2013 as provided in the Standstill Agreement.


                                             ----------------------------
                                             James L. Leuthe
                                             Date:________________

                                     ANNEX D

                           [Form of Fairness Opinion]

July   , 1998



Board of Directors
Patriot Bank Corp.
High and Hanover Streets
Pottstown, PA  19464

Members of the Board:

     Patriot Bank Corp. ("Patriot") and First Lehigh Corporation ("First Lehigh") have entered into an Agreement providing for the proposed consolidation (the "Consolidation") of Patriot and First Lehigh into Patriot Bank Corp., a new Pennsylvania corporation to be formed upon completion of the Consolidation. The terms of the Consolidation are set forth in the Agreement and Plan of Consolidation (the "Agreement") dated July 28, 1998, and provide that the holders of First Lehigh Common Stock, Senior Preferred Stock and Series A Preferred Stock receive the exchange ratios (the "First Lehigh Exchange Ratios") as set forth in Section 1.02 (e)(ii)(A) and (B) of the Agreement. You have requested our opinion, from a financial point of view, as to the fairness to the holders of Patriot common stock of the First Lehigh Exchange Ratios to be offered in the Consolidation.

     Janney Montgomery Scott Inc., as part of its investment banking business, is engaged regularly in the valuation of financial institutions and their securities in connection with mergers and acquisitions. In addition, in the ordinary course of our business as a broker-dealer, we may, from time to time, have a long or short position in, and buy or sell, debt or equity securities of Patriot or First Lehigh for our own account or for the accounts of our customers. We are familiar with Patriot, having co-managed Patriot's trust preferred offering in June 1997, and are acting as financial advisor to Patriot in rendering this opinion. We will receive a fee from Patriot for rendering this opinion.

     In arriving at our opinion, we have, among other things:

          (a) reviewed the historical financial performances, current financial positions and general prospects of Patriot and First Lehigh;

          (b)  reviewed the Agreement;

          (c) reviewed and analyzed historical market prices and trading activity performance of Patriot and First Lehigh;

          (d) reviewed publicly-available information such as annual reports, SEC filings and research reports;

          (e) considered the terms and conditions of the Consolidation between Patriot and First Lehigh as compared with the terms and conditions of comparable bank mergers and acquisitions;

          (f) discussed with certain members of Patriot's and First Lehigh's senior management the strategic aspects of the Consolidation, including estimated potential cost savings and revenue enhancements;

          (g) compared the respective results of operations for Patriot and First Lehigh with those of certain publicly traded companies which were deemed relevant to Patriot and First Lehigh;

          (h) considered the pro forma effects of the Consolidation on Patriot's earnings, book value, tangible book value, cash dividends per share and certain other balance sheet and profitability ratios of Patriot; and

          (i) conducted such other financial analyses, studies and investigations as we deemed appropriate.

     Our opinion is given in reliance on information and representations made or given by Patriot and First Lehigh, and their respective officers, directors, auditors, counsel and other agents, and on filings, releases and other information issued by Patriot and First Lehigh including financial statements, financial projections, and stock price data as well as certain information from recognized independent sources. We have not independently verified the information concerning Patriot and First Lehigh nor other data which we have considered in our review and, for purposes of the opinion set forth below, we have assumed and relied upon the accuracy and completeness of all such information and data, particularly the information relating to asset quality and the allowance for loan losses. Additionally, we assume that the Consolidation is, in all respects, lawful under applicable law.

     With regard to financial and other information relating to the general prospects of Patriot and First Lehigh, including the anticipated sale of performing and nonperforming loans and real estate owned and assumptions regarding expense savings and revenue enhancements, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgments of the managements of Patriot and First Lehigh as to Patriot's and First Lehigh's most likely future performance. In rendering our opinion, we have assumed that in the course of obtaining the necessary regulatory approvals for the Consolidation, and in preparation of the final proxy statement, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Consolidation to Patriot.

     Our opinion is based upon information provided to us by the managements of Patriot and First Lehigh, as well as market, economic, financial, and other conditions as they exist and can be evaluated only as of the date hereof and speaks to no other period. Our opinion pertains only to the financial consideration of the Consolidation and does not constitute a recommendation to the Board of Directors of Patriot and does not constitute a recommendation to Patriot's shareholders as to how such shareholders should vote on the Consolidation.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the First Lehigh Exchange Ratios are fair to the holders of Patriot common stock from a financial point of view.


Sincerely,




JANNEY MONTGOMERY SCOTT INC.

                                                                         ANNEX E


                                                                   July 27, 1998

Board of Directors
First Lehigh Corporation
1620 Pond Road, Suite 300
Allentown, Pennsylvania  18104-2255

Dear Members of the Board:

     Set forth herein is Danielson Associates Inc.'s ("Danielson Associates") independent opinion as to the "fairness" of the offer by the Patriot Bank Corporation ("Patriot") of Pottstown, Pennsylvania to acquire all of the outstanding common and senior preferred stock of First Lehigh Corporation ("First Lehigh") of Allentown, Pennsylvania through an exchange of stock with a value at the time of the offer of about $23.4 million. The "fair" sale value is defined as the price at which all of the shares of First Lehigh's common and preferred stock would change hands between a willing seller and a willing buyer, each having reasonable knowledge of the relevant facts. In opining to the "fairness" of the offer, it also had to be determined if the Patriot common stock to be exchanged for First Lehigh's common and preferred stock was "fairly" valued.

     In preparing the opinion, the markets served by First Lehigh have been analyzed; its business and future prospects have been reviewed; its financial performance has been compared with banks in the region; and the acquisition prices of comparable banks have been analyzed. In addition, any unique characteristics have been considered.

     This opinion is based on data supplied by First Lehigh, and relies on some public information, all of which is believed to be reliable, but the accuracy or the completeness of such information cannot be guaranteed. The opinion assumes that there are no significant loan problems beyond what was stated in recent reports to regulatory agencies.

     In determining the "fair" sale value of First Lehigh, the emphasis has been on prices paid for banks and bank holding companies with similar financial, structural and market characteristics. These sale prices were then related to equity capital, also referred to as "book."

     In determining the "fairness" of the offer, we compared the Patriot common stock to be exchanged for First Lehigh's common and preferred stock with the common stock of other, similar

Board of Directors
July 27, 1998
Page 2


bank and thrift holding companies. In so doing, we also compared Patriot's recent financial performance with these comparable financial institutions.

     Based on the foregoing, we are of the opinion on the date hereof that the offer made by Patriot to acquire all of the common and preferred stock of First Lehigh pursuant to the merger agreement is "fair" from a financial point of view to First Lehigh and its shareholders.

Respectfully submitted,



Arnold G. Danielson
Chairman
Danielson Associates Inc.


AGD:msf

                                                                         ANNEX F

                               SECTION 1930 OF THE
                  PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988

Section 1930.  Dissenters rights.

     (a) General rule.--If any shareholder of a domestic business corporation that is to be a party to a merger or consolidation pursuant to a plan of merger or consolidation objects to the plan of merger or consolidation and complies with the provisions of Subchapter D of Chapter 15 [FN 1] (relating to dissenters rights), the shareholder shall be entitled to the rights and remedies of dissenting shareholders therein provided, if any. See also section 1906(c) (relating to dissenters rights upon special treatment).

     (b) Plans adopted by directors only.--Except as otherwise provided pursuant to section 1571(c) (relating to grant of optional dissenters rights), Subchapter D of Chapter 15 shall not apply to any of the shares of a corporation that is a party to a merger or consolidation pursuant to section 1924(b)(1)(i) (relating to adoption by board of directors).

     (c) Cross references.--See sections 1571(b) (relating to exceptions) and 1904 (relating to de facto transaction doctrine abolished).

--------------------

1    15 Pa. C.S.A. Section 1571 et seq.

                        SUBCHAPTER D OF CHAPTER 15 OF THE
                  PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988

Subchapter D.-Dissenters Rights

Section 1571.  Application and effect of subchapter.

(a) General rule.--Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporate action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

          Section 1906(c) (relating to dissenters rights upon special treatment).

          Section 1930 (relating to dissenters rights).

          Section 1931(d) (relating to dissenters rights in share exchanges).

          Section 1932(c) (relating to dissenters rights in asset transfers).

          Section 1952(d) (relating to dissenters rights in division).

          Section 1962(c) (relating to dissenters rights in conversion).

          Section 2104(b) (relating to procedure).

          Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

          Section 2325(b) (relating to minimum vote requirement).

          Section 2704(c) (relating to dissenters rights upon election).

          Section 2705(d) (relating to dissenters rights upon renewal of election).

          Section 2907(a) (relating to proceedings to terminate breach of qualifying conditions).

          Section 7104(b)(3) (relating to procedure).

     (b) Exceptions.--

        (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any of section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

               (i) listed on a national securities exchange; or

               (ii) held of record by more than 2,000 shareholders;

shall not have the right to obtain payment of the fair value of any such shares under this subchapter.

        (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

               (i) Shares converted by a plan if the shares are not converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

               (ii) Shares of any preferred or special class unless the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

               (iii) Shares entitled to dissenters rights under section 1906(c) (relating to dissenters rights upon special treatment).

        (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.

     (c) Grant of optional dissenters rights.--The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporate action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

     (d) Notice of dissenters rights.--Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

          (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapter; and

          (2) a copy of this subchapter.

     (e) Other statutes.--The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

     (f) Certain provisions of articles ineffective.--This subchapter may not be relaxed by any provision of the articles.

     (g) Cross references.--See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

Section 1572.  Definitions.

     The following words and phrases when used in this subchapter shall have the meanings given to them in this section unless the context clearly indicates otherwise:

          "Corporation." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purposes of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

          "Dissenter." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this subchapter and who has performed every act required up to the time involved for the assertion of those rights.

          "Fair value." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporate action.

          "Interest." Interest from the effective date of the corporate action until the date of payment at such rate as is fair and equitable under all of the circumstances, taking into account all relevant factors including the average rate currently paid by the corporation on its principal bank loans.

Section 1573.  Record and beneficial holders and owners.

     (a) Record holders of shares.--A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

     (b) Beneficial owners of shares.--A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

Section 1574.  Notice of intention to dissent.

     If the proposed corporate action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value of his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his shares under this subchapter.
Neither a proxy nor a vote against the proposed corporate action shall constitute the written notice required by this section.

Section 1575.  Notice to demand payment.

     (a) General rule.--If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporate action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of their shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

          (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

          (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

          (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose beneficial shareholder dissents, acquired beneficial ownership of the shares.

          (4) Be accompanied by a copy of this subchapter.

     (b) Time for receipt of demand for payment.--The time set for receipt of the demand and deposit of certificated shares shall be not less than 30 days from the mailing of the notice.

Section 1576. Failure to comply with notice to demand payment, etc.

     (a) Effect of failure of shareholder to act.--A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

     (b) Restriction on uncertificated shares.--If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

     (c) Rights retained by shareholder.--The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

Section 1577.  Release of restrictions or payment for shares.

     (a) Failure to effectuate corporate action.--Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

     (b) Renewal of notice to demand payment.--When uncertified shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

     (c) Payment of fair value of shares.--Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

          (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

          (2) A statement of the corporation's estimate of the fair value of the shares.

          (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

     (d) Failure to make payment.--If the corporation does not remit the amount of its estimate of the fair value of the shares as provided by subsection (c), it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those which the original dissenter had after making demand for payment of their fair value.

Section 1578.  Estimate by dissenter of fair value of shares.

     (a) General rule.--If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

     (b) Effect of failure to file estimate.--Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

Section 1579.  Valuation proceedings generally.

     (a) General rule.--Within 60 days after the latest of:

          (1) effectuation of the proposed corporate action;

          (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

          (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

     (b) Mandatory joinder of dissenters.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa.C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure).

     (c) Jurisdiction of the court.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

     (d) Measure of recovery.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

     (e) Effect of corporation's failure to file application.--If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

Section 1580.  Costs and expenses of valuation proceedings.

     (a) General rule.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally) including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

     (b) Assessment of counsel fees and expert fees where lack of good faith appears.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses arc assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

     (c) Award of fees for benefits to other dissenters.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The bylaws of First Lehigh provide for (1) indemnification of directors, officers, employees and agents of the registrant and its subsidiaries and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

     As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of Patriot may be indemnified by Patriot against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of Patriot if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of Patriot and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of Patriot, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to Patriot unless a court determines otherwise.

     Article Eleventh of the Certificate of Incorporation of Patriot provides that, to the fullest extent permitted by law, directors of Patriot will not be liable for monetary damages to Patriot or its stockholders for breaches of their fiduciary duties.

     Directors and officers of each of Patriot and First Lehigh are also insured against certain liabilities for their actions, as such, by insurance policies obtained by Patriot and First Lehigh.

Item 21.  Exhibits and Financial Statement Schedules.

     (a) Exhibits.

        2.1 Agreement and Plan of Consolidation dated as of July 28, 1998, between Patriot and First Lehigh (included as Annex A to the Proxy Statement/Prospectus). Schedules are omitted; Patriot and First Lehigh agree to furnish copies of such schedules to the Commission upon request.

        2.2 Stock Option Agreement dated July 28, 1998, between Patriot and First Lehigh (included as Annex B to the Proxy Statement/ Prospectus).

        2.3 Standstill Agreement dated July 28, 1998, between Patriot and James L. Leuthe (included as Annex C to the Proxy Statement/ Prospectus).

        3.1 Form of Articles of Incorporation of the Holding Company (included as Exhibit A to Exhibit 5 to Annex A to the Proxy Statement/Prospectus).

        3.2    Form of Bylaws of the Holding Company (included as Exhibit B to
               Exhibit 5 to Annex A to the Proxy Statement/Prospectus).

        5.     Opinion of Stevens & Lee re: Validity.*

        8.     Form of opinion of Stevens & Lee re: tax matters.*

        23.1   Consent of Grant Thornton LLP.

        23.2   Consent of Stevens & Lee (contained in Exhibit 5).*

        23.3   Consent of Stevens & Lee.*

        23.4   Consent of Janney Montgomery Scott Incorporated.*

        23.5   Consent of Danielson Associates Inc.*

        23.6   Consent of Parente, Randolph, Orlando, Carey & Associates.

        24.1 Powers of Attorney of Directors and Officers (included on signature page hereof).

        99.1 Form of Opinion of Janney Montgomery Scott Incorporated (included as Annex D to Proxy Statement/Prospectus).

        99.2 Form Opinion of Danielson Associates Inc. (included as Annex E to Proxy Statement/Prospectus).

        99.3   Form of Proxy for the Special Meeting of Shareholders of Patriot.

        99.4 Form of Proxy for the Special Meeting of Shareholders of First Lehigh.

        99.5   Question and Answer Brochure.*

-------------
* To be filed by Amendment

          (b)  Financial Statement Schedules.

               None required.

Item 22.  Undertakings.

          (a)  Each undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) Each undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

        (2) Each registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pottstown, Commonwealth of Pennsylvania, on September 15, 1998.

                                     Patriot Bank Corp
                                     ----------------------------------
                                     (Registrant)


                                     By /s/ Joseph W. Major
                                        -------------------------------
                                        Joseph W. Major,
                                        President and Chief Executive Officer

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph W. Major, Richard A. Elko and Jeffrey P. Waldron, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                         Title              Date
---------                         -----              ----


/s/ Joseph W. Major             President,          September 15, 1998
--------------------------      Chief Executive
   Joseph W. Major              Officer, Director


/s/ James B. Elliot             Chairman,           September 15,1998
--------------------------      Director
   James B. Elliot

/s/ James A. Bentley, Jr.       Director            September 15, 1998
--------------------------
   James A. Bentley, Jr.

/s/ John H. Diehl               Director            September 15, 1998
--------------------------
   John H. Diehl

/s/ Samuel N. Landis            Director            September 15, 1998
--------------------------
   Samuel N. Landis

/s/ Leonard A. Huff             Director            September 15, 1998
--------------------------
   Leonard A. Huff

/s/ Larry V. Thren              Director            September 15, 1998
--------------------------
   Larry V. Thren

/s/ Richard A. Elko             Chief Financial     September 15, 1998
--------------------------      Officer (Chief
   Richard A. Elko              Accounting
                                Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, Commonwealth of Pennsylvania, on September 16, 1998.

                                    First Lehigh Corporation
                                    ------------------------------
                                    (Registrant)


                                    By: Wilbur R. Roat
                                        --------------------------
                                        Wilbur R. Roat
                                        President and Chief
                                        Executive Officer


     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wilbur R. Roat, Kashmira Lodaya and Kathleen M. Shay, Esquire, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact AND AGENTS, OR THEIR SUBSTITUTE OR SUBSTITUTES, May LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.


Signature                         Title              Date
---------                         -----              ----


/s/ Wilbur R. Roat              President,          September 16, 1998
--------------------------      Chief Executive
   Wilbur R. Roat               Officer and
                                Director


--------------------------      Director            September __, 1998
   Stephen M. Alinikoff

/s/ Peter Barter                Director            September 16, 1998
--------------------------
   Peter Barter

/s/ Robert B. Colfer            Director            September 16, 1998
-------------------------
   Robert B. Colfer

/s/ Vincent Dieter              Director            September 16, 1998
--------------------------
   Vincent Dieter

/s/ Charles D. Flack, Jr.       Director            September 16, 1998
--------------------------
   Charles D. Flack, Jr.

/s/ Harry J. Lentz              Director            September 16, 1998
--------------------------
   Harry J. Lentz

/s/ John H. McKeever            Chairman,           September 16, 1998
--------------------------      Director
   John H. McKeever

/s/ Kashmira Lodaya             Chief Financial     September 16, 1998
--------------------------      Officer (Principal
   Kashmira Lodaya              Accounting Officer)

                                  EXHIBIT INDEX

Number                     Description


  2.1 Agreement and Plan of Consolidation dated as of June 28, 1998, between Patriot and First Lehigh (included as Annex A to the Proxy Statement/Prospectus). Schedules are omitted; Patriot and First Lehigh agree to furnish copies of such schedules to the Commission upon request.

  2.2 Stock Option Agreement dated June 28, 1998, between Patriot and First Lehigh (included as Annex B to the Proxy Statement/ Prospectus).

  2.3 Standstill Agreement dated July 28, 1998, between Patriot and James L. Leuthe (included as Annex C to the Proxy Statement/ Prospectus).

  3.1 Form of Articles of Incorporation of the Holding Company (included as Exhibit A to Exhibit 5 to Annex A to the Proxy
              Statement/Prospectus).

  3.2         Form of Bylaws of the Holding Company (included as Exhibit B to
              Exhibit 5 to Annex A to the Proxy Statement/Prospectus).

  5.          Opinion of Stevens & Lee re:  Validity.*

  8.          Form of opinion of Stevens & Lee re:  tax matters.*

 23.1         Consent of Grant Thornton LLP.

 23.2         Consent of Stevens & Lee (contained in Exhibit 5).*

 23.3         Consent of Stevens & Lee.*

 23.4         Consent of Janney Montgomery Scott Incorporated.*

 23.5         Consent of Danielson Associates Inc.*

 23.6         Consent of Parente, Randolph, Orlando, Carey & Associates.

 24.1 Powers of Attorney of Directors and Officers (included on signature page hereof).

 99.1 Form of Opinion of Janney Montgomery Scott Incorporated (included as Annex D to Proxy Statement/Prospectus).

 99.2 Form of Opinion of Danielson Associates Inc., (included as Annex E to Proxy Statement/Prospectus).

 99.3         Form of Proxy for the Special Meeting of Shareholders of
              Patriot.

 99.4         Form of Proxy for the Special Meeting of Shareholders of
              First Lehigh.

 99.5         Question and Answer Brochure.*

------------
* To be filed by Amendment



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